                                                                    Exhibit 99.1



================================================================================





                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                  as Depositor,


                          MIDLAND LOAN SERVICES, INC.,
                               as Master Servicer,


                     ORIX REAL ESTATE CAPITAL MARKETS, LLC,
                              as Special Servicer,


                        WELLS FARGO BANK MINNESOTA, N.A.,
                                   as Trustee,


                                       and


                            THE CHASE MANHATTAN BANK,
              as Certificate Administrator and as Tax Administrator


                         POOLING AND SERVICING AGREEMENT


                            Dated as of July 1, 2001


                                  $952,694,295


                  Commercial Mortgage Pass-Through Certificates
                                 Series 2001-C1



================================================================================

                                TABLE OF CONTENTS

                                 ---------------

SECTION                                                                                          PAGE
-------                                                                                          ----

                                    ARTICLE I

      DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN
                          RESPECT OF THE MORTGAGE POOL

SECTION 1.01.     Defined Terms.....................................................................2
SECTION 1.02.     General Interpretive Principles..................................................65
SECTION 1.03.     Certain Calculations in Respect of the Mortgage Pool.............................66
SECTION 1.04.     Cross-Collateralized Mortgage Loans..............................................67

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
  ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS, REMIC II REGULAR INTERESTS,
                  REMIC III REGULAR INTERESTS AND CERTIFICATES

SECTION 2.01.     Conveyance of Mortgage Loans.....................................................69
SECTION 2.02.     Acceptance of Mortgage Assets by Trustee.........................................72
SECTION 2.03.     Certain Repurchases of Mortgage Loans by the Originators; Recording
                    Omissions......................................................................74
SECTION 2.04.     Representations and Warranties of the Depositor..................................79
SECTION 2.05.     Representations and Warranties of the Master Servicer............................81
SECTION 2.06.     Representations and Warranties of the Special Servicer...........................82
SECTION 2.07.     Representations and Warranties of the Trustee....................................84
SECTION 2.08.     Representations and Warranties of the Certificate Administrator and Tax
                    Administrator..................................................................85
SECTION 2.09.     Designation of the Certificates..................................................87
SECTION 2.10.     Creation of REMIC I; Issuance of the REMIC I Regular Interests and the
                    REMIC I Residual Interest; Certain Matters Involving REMIC I and the
                    Loan REMIC.....................................................................88
SECTION 2.11.     Conveyance of REMIC I Regular Interests; Acceptance of REMIC I Regular
                    Interests by Trustee...........................................................91
SECTION 2.12.     Creation of REMIC II; Issuance of the REMIC II Regular Interests and the
                    REMIC II Residual Interest; Certain Matters Involving REMIC II.................91
SECTION 2.13.     Conveyance of REMIC II Regular Interests; Acceptance of REMIC II Regular
                    Interests by Trustee...........................................................93
SECTION 2.14.     Creation of REMIC III; Issuance of the REMIC III Regular Interest
                    Certificates, the Group X-2 REMIC III Regular Interests and the REMIC
                    III Residual Interest; Certain Matters Involving REMIC III.....................94
SECTION 2.15.     Acceptance of Grantor Trusts by Trustee; Issuance of the Class Y and Class
                    R Certificates.................................................................99

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                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.     Administration of the Mortgage Loans............................................100
SECTION 3.02.     Collection of Mortgage Loan Payments............................................101
SECTION 3.03.     Collection of Taxes, Assessments and Similar Items; Servicing Accounts;
                    Reserve Accounts..............................................................101
SECTION 3.04.     Collection Account, Distribution Account, Interest Reserve Account and
                    Gain on Sale Reserve Fund.....................................................104
SECTION 3.05.     Permitted Withdrawals From the Collection Account, the Distribution
                    Account, the Interest Reserve Account and the Gain on Sale Reserve Fund.......107
SECTION 3.06.     Investment of Funds in the Collection Account, Servicing Accounts, Reserve
                    Accounts and the REO Account..................................................112
SECTION 3.07.     Maintenance of Insurance Policies; Errors and Omissions and Fidelity
                    Coverage......................................................................114
SECTION 3.08.     Enforcement of Alienation Clauses...............................................117
SECTION 3.09.     Realization Upon Defaulted Mortgage Loans.......................................119
SECTION 3.10.     Trustee and Custodian to Cooperate; Release of Mortgage Files...................122
SECTION 3.11.     Master Servicing and Special Servicing Compensation; Interest on and
                    Reimbursement of Servicing Advances; Payment of Certain Expenses;
                    Obligations of the Trustee and any Fiscal Agent regarding Back-up
                    Servicing Advances............................................................123
SECTION 3.12.     Property Inspections; Collection of Financial Statements; Delivery of
                    Certain Reports...............................................................129
SECTION 3.13.     Annual Statement as to Compliance...............................................133
SECTION 3.14.     Reports by Independent Public Accountants.......................................134
SECTION 3.15.     Access to Certain Information...................................................134
SECTION 3.16.     Title to REO Property; REO Account..............................................135
SECTION 3.17.     Management of REO Property......................................................137
SECTION 3.18.     Sale of Mortgage Loans and REO Properties.......................................139
SECTION 3.19.     Additional Obligations of the Master Servicer and the Special Servicer..........144
SECTION 3.20.     Modifications, Waivers, Amendments and Consents.................................149
SECTION 3.21.     Transfer of Servicing Between Master Servicer and Special Servicer; Record
                    Keeping.......................................................................154
SECTION 3.22.     Sub-Servicing Agreements........................................................155
SECTION 3.23.     Controlling Class Representative................................................157
SECTION 3.24.     Certain Rights and Powers of the Controlling Class Representative...............159
SECTION 3.25.     Application of Default Charges..................................................161

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.     Distributions...................................................................163
SECTION 4.02.     Statements to Certificateholders; Certain Other Reports.........................170
SECTION 4.03.     P&I Advances....................................................................173

SECTION 4.04.     Allocation of Realized Losses and Additional Trust Fund Expenses................175
SECTION 4.05.     Calculations....................................................................176

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.     The Certificates................................................................177
SECTION 5.02.     Registration of Transfer and Exchange of Certificates...........................177
SECTION 5.03.     Book-Entry Certificates.........................................................185
SECTION 5.04.     Mutilated, Destroyed, Lost or Stolen Certificates...............................186
SECTION 5.05.     Persons Deemed Owners...........................................................187
SECTION 5.06.     Certification by Certificate Owners.............................................187

                                   ARTICLE VI

                     THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

SECTION 6.01.     Liability of the Depositor, the Master Servicer and the Special Servicer........188
SECTION 6.02.     Merger, Consolidation or Conversion of the Depositor, the Master Servicer
                    or the Special Servicer.......................................................188
SECTION 6.03.     Limitation on Liability of the Depositor, the Master Servicer, and the
                    Special Servicer..............................................................188
SECTION 6.04.     Master Servicer and Special Servicer Not to Resign..............................189
SECTION 6.05.     Rights of the Depositor and the Trustee in Respect of the Master Servicer
                    and the Special Servicer......................................................190
SECTION 6.06.     Designation of Special Servicer by the Controlling Class........................190
SECTION 6.07.     Master Servicer or Special Servicer as Owner of a Certificate...................191

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.     Events of Default...............................................................193
SECTION 7.02.     Trustee to Act; Appointment of Successor........................................196
SECTION 7.03.     Notification to Certificateholders..............................................197
SECTION 7.04.     Waiver of Events of Default.....................................................197
SECTION 7.05.     Additional Remedies of Trustee Upon Event of Default............................197

                                  ARTICLE VIII

               THE TRUSTEE, CUSTODIAN, CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

SECTION 8.01.     Duties of the Trustee, the Custodian, the Certificate Administrator and
                    the Tax Administrator.........................................................198
SECTION 8.02.     Certain Matters Affecting the Trustee, the Certificate Administrator and
                    the Tax Administrator.........................................................200

SECTION 8.03.     Trustee, the Fiscal Agent, the Certificate Administrator and the Tax
                    Administrator not Liable for Validity or Sufficiency of Certificates or
                    Mortgage Loans................................................................202
SECTION 8.04.     Trustee, Fiscal Agent, Certificate Administrator and Tax Administrator May
                    Own Certificates..............................................................202
SECTION 8.05.     Fees and Expenses of the Trustee, the Certificate Administrator and the
                    Tax Administrator; Indemnification of and by the Trustee, the
                    Certificate Administrator, the Tax Administrator and Fiscal Agent.............202
SECTION 8.06.     Eligibility Requirements for Trustee, Certificate Administrator and Tax
                    Administrator.................................................................204
SECTION 8.07.     Resignation and Removal of Trustee, Certificate Administrator and Tax
                    Administrator.................................................................205
SECTION 8.08.     Successor Trustee, Certificate Administrator and Tax Administrator..............206
SECTION 8.09.     Merger or Consolidation of Trustee, Certificate Administrator or Tax
                    Administrator.................................................................207
SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee...................................207
SECTION 8.11.     Appointment of Custodians.......................................................208
SECTION 8.12.     Access to Certain Information...................................................209
SECTION 8.13.     Appointment of Fiscal Agent.....................................................210
SECTION 8.14.     Advance Security Arrangement....................................................212
SECTION 8.15.     Filings with the Securities and Exchange Commission.............................212

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.     Termination Upon Repurchase or Liquidation of All Mortgage Loans................215
SECTION 9.02.     Additional Termination Requirements.............................................217

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.    Tax Administration..............................................................219
SECTION 10.02.    Depositor, Master Servicer, Special Servicer, Trustee, the Custodian and
                    Fiscal Agent to Cooperate with Tax Administrator..............................222

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01.    Amendment.......................................................................224
SECTION 11.02.    Recordation of Agreement; Counterparts..........................................225
SECTION 11.03.    Limitation on Rights of Certificateholders......................................225
SECTION 11.04.    Governing Law...................................................................226
SECTION 11.05.    Notices.........................................................................226
SECTION 11.06.    Severability of Provisions......................................................227
SECTION 11.07.    Successors and Assigns; Beneficiaries...........................................227

SECTION 11.08.    Article and Section Headings....................................................227
SECTION 11.09.    Notices to and from the Rating Agencies and the Depositor.......................228
SECTION 11.10.    Notices to Controlling Class Representative.....................................229
SECTION 11.11.    Complete Agreement..............................................................229


EXHIBITS

EXHIBIT A-1           Form of Class X-1 and Class X-2 Certificates

EXHIBIT A-2           Form of Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E
                        Certificates

EXHIBIT A-3           Form of Class F, Class G and Class K Certificates

EXHIBIT A-4           Form of Class H and Class J Certificates

EXHIBIT A-5           Form of Class L, Class M, Class N and Class P Certificates

EXHIBIT A-6           Form of Class Y Certificates

EXHIBIT A-7           Form of Class R Certificates

EXHIBIT B-1A          Schedule of SBRC Mortgage Loans

EXHIBIT B-1B          Schedule of GCFP Mortgage Loans

EXHIBIT B-1C          Schedule of AMCC Mortgage Loans

EXHIBIT B-1D          Schedule of Mortgage Loans Held by Loan REMICs

EXHIBIT B-1E          Schedule of Environmentally Insured Mortgage Loans

EXHIBIT B-1F          Schedule of Primary Serviced Mortgage Loans

EXHIBIT B-1G          Schedule of Class X-2 Reference Rates

EXHIBIT B-1H          Schedule of Mortgage Loans With Performance Holdback Reserve Funds

EXHIBIT B-2           Schedule of Exceptions to Mortgage File Delivery

EXHIBIT B-3           Form of Custodial Certification

EXHIBIT B-4           Form of Notice and Certification Regarding Defeasance of Mortgage Loan
                        for loans having balance of (a) $5,000,000 or less, or (b) less than 1%
                        of outstanding pool balance, whichever is less

EXHIBIT C-1           Letters of Representations among Depositor, Certificate Administrator and initial Depository

EXHIBIT C-2           Form of ABC Support Letter Relating to AMCC Mortgage Loan Purchase Agreement

EXHIBIT D-1           Form of Master Servicer Request for Release

EXHIBIT D-2           Form of Special Servicer Request for Release

EXHIBIT E             Form of Statement to Certificateholders

EXHIBIT F-1A          Form I of Transferor Certificate for Transfers of Non-Registered Certificates
                        Held in Physical Form

EXHIBIT F-1B          Form II of Transferor Certificate for Transfers of Non-Registered Certificates
                        Held in Physical Form

EXHIBIT F-2A          Form I of Transferee Certificate for Transfers of Non-Registered Certificates
                        Held in Physical Form

EXHIBIT F-2B          Form II of Transferee Certificate for Transfers of Non-Registered Certificates
                        Held in Physical Form

EXHIBIT F-2C          Form I of Transferee Certificate for Transfers of Interests in Non-Registered
                        Certificates Held in Book-Entry Form

EXHIBIT F-2D          Form II of Transferee Certificate for Transfers of Interests in Non-Registered
                        Certificates Held in Book-Entry Form

EXHIBIT F-2E          Regulation S Certificate for Acquisitions of Interests in Class H and Class J
                        Regulation S Global Certificates

EXHIBIT F-3A          Form of Transferor Certificate for Transfer of the Excess Servicing Fee Right

EXHIBIT F-3B          Form of Transferee Certificate for Transfer of the Excess Servicing Fee Right

EXHIBIT G-1           Form of Transferee Certificate in Connection with ERISA (Definitive
                        Non-Registered Certificates)

EXHIBIT G-2           Form of Transferee Certificate in connection with ERISA (Book-Entry
                        Non-Registered Certificates)

EXHIBIT H-1           Form of Transfer Affidavit and Agreement for Transfers of Class R Certificates

EXHIBIT H-2           Form of Transferor Certificate for Transfers of Class R Certificates

EXHIBIT I-1           Form of Notice and Acknowledgment Concerning Replacement of Special Servicer

EXHIBIT I-2           Form of Acknowledgment of Proposed Special Servicer

EXHIBIT J             Form of UCC-1 Financing Statement

EXHIBIT K-1           Information Request from Certificateholder or Certificate Owner

EXHIBIT K-2           Information Request from Prospective Investor

EXHIBIT L-1           Form of SBRC Mortgage Loan Purchase Agreement

EXHIBIT L-2           Form of GCFP Mortgage Loan Purchase Agreement

EXHIBIT L-3           Form of AMCC Mortgage Loan Purchase Agreement

EXHIBIT M             Schedule of Designated Sub-Servicers

              This Pooling and Servicing Agreement, is dated and effective as of July 1, 2001, among SALOMON BROTHERS MORTGAGE SECURITIES VII, INC. as Depositor, MIDLAND LOAN SERVICES, INC. as Master Servicer, ORIX REAL ESTATE CAPITAL MARKETS, LLC as Special Servicer, WELLS FARGO BANK MINNESOTA, N.A. as Trustee and THE CHASE MANHATTAN BANK as Certificate Administrator and as Tax Administrator.

                             PRELIMINARY STATEMENT:

              Salomon Brothers Realty Corp. (together with its successors in interest, "SBRC") has sold, in its capacity as a Mortgage Loan Seller (as defined herein), to Salomon Brothers Mortgage Securities VII, Inc. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of July 25, 2001 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "SBRC Mortgage Loan Purchase Agreement"), between SBRC and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1A (such mortgage loans, the "SBRC Mortgage Loans"). A form of the SBRC Mortgage Loan Purchase Agreement is attached hereto as Exhibit L-1.

              Greenwich Capital Financial Products, Inc. (together with its successors in interest, "GCFP") has sold, in its capacity as a Mortgage Loan Seller (as defined herein), to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of July 25, 2001 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "GCFP Mortgage Loan Purchase Agreement"), between GCFP and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1B (such mortgage loans, the "GCFP Mortgage Loans"). A form of the GCFP Mortgage Loan Purchase Agreement is attached hereto as Exhibit L-2.

              Artesia Mortgage Capital Corporation (together with its successors in interest, "AMCC") has sold, in its capacity as a Mortgage Loan Seller (as defined herein), to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of July 25, 2001 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "AMCC Mortgage Loan Purchase Agreement"), between AMCC and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1C (such mortgage loans, the "AMCC Mortgage Loans"). A form of the AMCC Mortgage Loan Purchase Agreement is attached hereto as Exhibit L-3.

              The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the SBRC Mortgage Loans, the GCFP Mortgage Loans and the AMCC Mortgage Loans and certain related rights, funds and property; (ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans and other assets that from time to time constitute part of such trust fund.

              Wells Fargo Bank Minnesota, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; The Chase Manhattan Bank (together with its successors in interest, "Chase") desires to act as "Certificate Administrator" and as "Tax Administrator" hereunder; Midland Loan Services, Inc. (together with its successors in interest, "Midland") desires to act as "Master Servicer" hereunder; and ORIX Real Estate Capital Markets, LLC (together with its successors in interest, "ORIX") desires to act as "Special Servicer" hereunder.

              In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
              CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL


              SECTION 1.01.        Defined Terms.

              Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

              "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

              "30/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on a 30/360 Basis.

              "ABC" shall mean Artesia Banking Corporation or its successor in interest.

              "ABC Support Letter" shall mean the Letter Agreement dated as of July 31, 2001, from ABC to the Depositor and the Trustee, whereby ABC makes certain covenants relating to AMCC and AMCC's obligations under the AMCC Mortgage Loan Purchase Agreement. Any repurchase of an AMCC Mortgage Loan by ABC pursuant to the ABC Support Letter shall constitute a purchase/repurchase of that Mortgage Loan on behalf of AMCC as contemplated by the AMCC Mortgage Loan Purchase Agreement.

              "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust within the meaning of Treasury regulation Section 1.856-6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

              "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

              "Actual/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on an Actual/360 Basis.

              "Additional Collateral" shall mean any non-real property collateral (including any Letter of Credit, Reserve Funds and Escrow Payments) pledged and/or delivered by the related Borrower and held by the mortgagee to secure payment on any Mortgage Loan.

              "Additional Master Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(b).

              "Additional Special Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(d).

              "Additional Trust Fund Expense" shall mean any expense incurred with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of REMIC III Regular Interest Certificates receiving less than the total of their Current Interest Distribution Amount, Carryforward Interest Distribution Amount and Principal Distribution Amount for any Distribution Date.

              "Additional Yield Amount" shall have the meaning assigned thereto in Section 4.01(d).

              "Adjusted REMIC II Remittance Rate" shall mean:

              (a) with respect to REMIC II Regular Interest A-1, for any Interest Accrual Period, 5.1370% per annum;

              (b) with respect to REMIC II Regular Interest A-2, for any Interest Accrual Period, 6.2260% per annum;

              (c) with respect to REMIC II Regular Interest A-3A, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and
       (ii) 6.4280% per annum;

              (d) with respect to REMIC II Regular Interest A-3B, for any Interest Accrual Period up to and including the June 2008 Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the Class X-2 Reference Rate for such Interest Accrual Period, and for any Interest Accrual Period thereafter, 6.4280% per annum;

              (e) with respect to REMIC II Regular Interest B, for any Interest Accrual Period up to and including the June 2008 Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the Class X-2 Reference Rate for such Interest Accrual Period, and for any Interest Accrual Period thereafter, the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 6.5800% per annum;

              (f) with respect to REMIC II Regular Interest C, for any Interest Accrual Period up to and including the June 2008 Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the Class X-2 Reference Rate for such Interest Accrual Period, and for any Interest Accrual Period thereafter, the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 6.7290% per annum;

              (g) with respect to REMIC II Regular Interest D, for any Interest Accrual Period up to and including the June 2008 Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the Class X-2 Reference Rate for such Interest Accrual Period, and for any Interest Accrual Period thereafter, the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 6.8310% per annum;

              (h) with respect to REMIC II Regular Interest E, for any Interest Accrual Period up to and including the June 2008 Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the Class X-2 Reference Rate for such Interest Accrual Period, and for any Interest Accrual Period thereafter, the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 6.3100% per annum;

              (i) with respect to REMIC II Regular Interest F, for any Interest Accrual Period up to and including the June 2008 Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the Class X-2 Reference Rate for such Interest Accrual Period, and for any Interest Accrual Period thereafter, the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 6.4050% per annum;

              (j) with respect to REMIC II Regular Interest G, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and
       (ii) 6.7840% per annum; and

              (k) with respect to each of REMIC II Regular Interests H, J, K, L, M, N and P, for any Interest Accrual Period, 6.1380% per annum.


              "Administrative Fee Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan), the sum of the related Master Servicing Fee Rate, the Trustee Fee Rate and the Certificate Administrator's Fee Rate.

              "Advance" shall mean any P&I Advance or Servicing Advance.

              "Advance Interest" shall mean the interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

              "Advance Security Arrangement" shall have the meaning assigned thereto in Section 8.14.

              "Adverse Grantor Trust Event" shall mean either: (i) any impairment of the status of either Grantor Trust Pool as a Grantor Trust; or
(ii) the imposition of a tax upon either Grantor Trust Pool or any of its assets or transactions.

              "Adverse Rating Event" shall mean, with respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on negative credit watch status in contemplation of any such action with respect thereto).

              "Adverse REMIC Event" shall mean either: (i) any impairment of the status of any REMIC Pool as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the Code).

              "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Agreement" shall mean this Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

              "A.M. Best" shall mean A.M. Best Company or its successor in interest.

              "AMCC" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

              "AMCC Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

              "AMCC Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

              "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.14.

              "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

              "Anticipated Repayment Date" shall mean, with respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

              "Appraisal" shall mean, with respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, either a narrative appraisal complying with USPAP, a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR Section 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, the appraiser may be an employee of the Special Servicer).

              "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated by the Special Servicer as of the Determination Date immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof was obtained or conducted by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal
Loan) equal to the excess, if any, of:

              (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest (net of Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,
       (c) all unpaid Special Servicing Fees accrued in respect of such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) to the extent that neither the Master Servicer nor the Special Servicer holds Escrow Payments sufficient to cover the same, all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property; over

              (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of the Required Appraisal Loan, (y) any Escrow Payments and Reserve Funds held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan that (i) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents, (ii) may be used to reduce the principal balance of the Required Appraisal Loan, and
       (iii) are not scheduled to be applied within the next 12 months, and (z) the amount of any Letter of Credit that constitutes additional security for the Required Appraisal Loan and that may be used to reduce the principal balance thereof.


              Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Mortgage Loan, (ii) either (A) no Appraisal (or update to an Appraisal) has been obtained or conducted, as applicable, in accordance with Section 3.19(c), with respect to the related Mortgaged Property or REO Property, as the case may be, during the 12-month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal (or update to an Appraisal) a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, that would, in the Special Servicer's judgment, materially affect the value of the property, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), within 60 days after such Appraisal Trigger Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(c), of such Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated by the Special Servicer in accordance with the preceding sentence of this definition. In connection with the foregoing, each Cross-Collateralized Mortgage Loan that is part of a single Cross-Collateralized Group shall be treated separately for purposes of calculating an Appraisal Reduction Amount.

              "Appraisal Trigger Event" shall mean, with respect to any Mortgage Loan, any of the following events:

              (i) such Mortgage Loan becomes a Modified Mortgage Loan, including by reason of an extension;

              (ii) the Borrower under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings and those proceedings remain undismissed and undischarged for 60 days;

              (iii) any Monthly Payment with respect to such Mortgage Loan remains unpaid for 60 days past the Due Date for such payment (or, in the case of a delinquent Balloon Payment, if the related Borrower has delivered a refinancing commitment reasonably acceptable to the Special Servicer and is continuing to make the Assumed Monthly Payment for such Mortgage Loan, for such longer period, not to exceed 150 days beyond the date on which such Balloon Payment was due, during which the refinancing would occur);

              (iv) any other material payment due under the related Mortgage Loan documents remains unpaid for 60 days past the date on which that payment was first required to be made;

              (v) a receiver is appointed with respect to the related Mortgaged Property and continues in such capacity for 60 days; or

              (vi)   the related Mortgaged Property becomes an REO Property.


              "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement; provided, however, that, for purposes of this Agreement, no party hereto may rely on an Appraisal that is more than 12 months old (it being understood and agreed that this provision is not intended by itself to impose any separate obligation on any party hereto to periodically update Appraisals).

              "ARD Mortgage Loan" shall mean a Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

              "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

              "Assumed Monthly Payment" shall mean:

              (a) with respect to any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund (but on which no Monthly Payment is scheduled to be due in respect of such Mortgage Loan, other than the delinquent Balloon Payment), the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date (other than any Default Interest) if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and

              (b) with respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

              "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

              "Balloon Payment" shall mean any Monthly Payment payable on a Mortgage Loan at scheduled maturity that (i) is at least three times as large as the normal Monthly Payment due on such Mortgage Loan and (ii) includes a principal component equal to at least 5% of the original principal balance of such Mortgage Loan.

              "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

              "Base Prospectus" shall mean that certain prospectus dated July 13, 2001, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

              "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

              "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate registered in the name of the Depository or its nominee.

              "Borrower" shall mean the obligor or obligors on a Mortgage Note, including any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

              "Breach" shall mean, with respect to any Mortgage Loan, any breach of a representation or warranty made by a Mortgage Loan Seller pursuant to
Section 4(b) of the related Mortgage Loan Purchase Agreement.

              "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, the city or cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer are located, Pittsburgh, Pennsylvania or any other city in which the Collection Account is maintained, or the cities in which the Corporate Trust Offices of the Trustee and the Certificate Administrator are located, are authorized or obligated by law or executive order to remain closed.

              "Carryforward Interest Distribution Amount" shall:

              (a) with respect to any REMIC I Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.10(g);

              (b) with respect to any REMIC II Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.12(g);

              (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Distribution Date, have the meaning assigned thereto in Section 2.14(g); and

              (d) with respect to any Group X-2 REMIC III Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.14(g).

              "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

              "Certificate" shall mean any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2001-C1, as executed, authenticated and delivered hereunder by the Certificate Registrar on behalf of the Trustee.

              "Certificate Administrator" shall mean Chase, in its capacity as certificate administrator hereunder, or any successor certificate administrator appointed as herein provided.

              "Certificate Administrator's Fee" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Certificate Administrator pursuant to Section 8.05(a).

              "Certificate Administrator's Fee Rate" shall mean 0.0025% per annum minus the Trustee Fee Rate.

              "Certificate Factor" shall mean, with respect to any Class of REMIC III Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

              "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, provided, however, that: (i) neither a Disqualified Organization nor a Non-United States Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee or any Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 6.06), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

              "Certificateholder Reports" shall mean, collectively, the Statement to Certificateholders and the CMSA Investor Reporting Package (excluding the CMSA Loan Set-Up File).

              "Certificate Notional Amount" shall mean, with respect to any Interest Only Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

              "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

              "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

              "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed or otherwise acting pursuant to
Section 5.02.

              "Chase" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

              "Class" shall mean, collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation and having the same payment terms. The respective Classes of Certificates are designated in
Section 2.09(a).

              "Class A Certificate" shall mean any of the Certificates designated as such in Section 2.09(b).

              "Class A-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "A-1".

              "Class A-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "A-2".

              "Class A-3 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the designation "A-3".

              "Class B Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "B".

              "Class C Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "C".

              "Class D Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "D".

              "Class E Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "E".

              "Class F Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "F".

              "Class G Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "G".

              "Class H Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "H".

              "Class J Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "J".

              "Class K Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "K".

              "Class L Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "L".

              "Class M Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "M".

              "Class N Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "N".

              "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which any Class of Interest Only Certificates accrues interest from time to time, as calculated in accordance with Section 2.14(e).

              "Class P Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "P".

              "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.14(e).

              "Class R Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "R".

              "Class X-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "X-1".

              "Class X-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "X-2".

              "Class X-1 Portion" shall mean:

              (a) when used with respect to the Interest Accrual Amount in respect of any REMIC II Regular Interest for any Interest Accrual Period, the portion of such Interest Accrual Amount that is equal to the product of (i) the entire such Interest Accrual Amount, multiplied by (ii) a fraction (not less than zero or greater than one), the numerator of which is the excess, if any, of the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, over the Adjusted REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, and the denominator of which is the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period;

              (b) when used with respect to the Current Interest Distribution Amount in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Current Interest Distribution Amount that is equal to (i) the Class X-1 Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the product of
       (A) any portion of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest in accordance with Section 2.12(g), multiplied by (B) a fraction, the numerator of which is equal to the Class X-1 Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the entire Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period; and

              (c) when used with respect to the Carryforward Interest Distribution Amount in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Carryforward Interest Distribution Amount that is equal to the excess, if any, of (i) the aggregate of the Class X-1 Portions of all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the aggregate amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to the first two sentences of Section 4.01(k).

              "Class X-2 Reference Rate" shall mean, with respect to any Interest Accrual Period through and including the June 2008 Interest Accrual Period, the rate per annum specified for such Interest Accrual Period on Exhibit B-1G.

              "Class Y Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "Y".

              "Class Y Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust Y, but not an asset of any REMIC Pool.

              "Clearstream" shall mean Clearstream International or any successor.

              "Closing Date" shall mean July 31, 2001.

              "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Certificate Administrator, the Special Servicer and the Controlling Class Representative.

              "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Certificate Administrator.

              "CMSA Collateral Summary File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Certificate Administrator.

              "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable. For the purposes of the production by Master Servicer or the Special Servicer of any such report that is required to state information with respect to any Mortgage Loan for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification) absent manifest error, on information provided to it by the Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

              "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

              "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

              "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Net Liquidation Proceeds received, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during the Collection Period ending on such Determination Date and historically, set forth on a Mortgage Loan-by-Mortgage Loan and REO Property-by-REO Property basis.

              "CMSA Historical Loan Modification Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Closing Date, with a description of the original and the revised terms thereof.

              "CMSA Investor Reporting Package": Collectively: (a) the following six electronic files: (i) CMSA Loan Set-Up File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification Report, (iii) CMSA Historical Liquidation Report,
(iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List and
(viii) CMSA NOI Adjustment Worksheet.

              "CMSA Loan Periodic Update File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Certificate Administrator.

              "CMSA Loan Set-Up File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Set-Up File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Set-Up File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Certificate Administrator.

              "CMSA NOI Adjustment Worksheet" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

              "CMSA Operating Statement Analysis Report" shall have the meaning ascribed thereto in Section 3.12(b).

              "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

              "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, including, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

              "CMSA Servicer Watch List" shall mean, for any Determination Date a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, which report shall identify all Mortgage Loans that constitute one of the following types of Mortgage Loans as of such Determination Date: (i) a Mortgage Loan that has a then current 12-months trailing Debt Service Coverage Ratio that is less than 1.10x; (ii) a Mortgage Loan as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property; (iii) a Mortgage Loan as to which the Master Servicer has actual knowledge of material damage or waste at the related Mortgaged Property;
(iv) a Mortgage Loan as to
which it has come to the Master Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason thereof) that any tenant or tenants collectively occupying 25% or more of the space in the related Mortgaged Property (A) has vacated or intends to vacate such space (without being replaced by a comparable tenant and lease) or (B) has declared or intends to declare bankruptcy; or (C) is or are within six (6) months of its or their respective lease expiration; (v) a Mortgage Loan that is at least 30 days delinquent in payment; and (vi) a Mortgage Loan that is within 60 days of maturity. No later than one Business Day after each Determination Date, the Special Servicer shall provide the Master Servicer with any information in its possession regarding the Specially Serviced Mortgage Loans necessary for preparation of the CMSA Servicer Watch List that is not in the possession of the Master Servicer.

              "CMSA Website" shall mean the CMSA's Website located, as of the Closing Date, at "www.cssacmbs.org".

              "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

              "Collection Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc." [or the name of any successor Master Servicer], as Master Servicer on behalf of Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Collection Account".

              "Collection Period" shall mean, with respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing July 12, 2001) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

              "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

              "Compensating Interest Payment" shall mean, with respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

              "Condemnation Proceeds" shall mean all cash amounts received by the Master Servicer or the Special Servicer in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third party in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage or any document to which the related Mortgage Note and Mortgage are subject.

              "Controlling Class" shall mean, as of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, the Class A Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.

              "Controlling Class Certificateholder" shall mean any Holder of Certificates of the Controlling Class.

              "Controlling Class Representative" shall have the meaning assigned thereto in Section 3.23(a).

              "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee or Certificate Administrator, as applicable, at which at any particular time its corporate trust business or certificate administrative duties, as applicable, with respect to this Agreement shall be administered, which office is as of the Closing Date located: (i) in the case of the Trustee, at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention:
Corporate Trust Administration/Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1; and (ii) in the case of the Certificate Administrator, at 450 West 33rd Street, New York, New York 10001-2697, Attention: Institutional Trust Services, Salomon Brothers Commercial Mortgage Trust 2001-C1.

              "Corrected Mortgage Loan" shall mean any Mortgage Loan that had been a Specially Serviced Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

              "Corresponding Class of Principal Balance Certificates" shall mean, with respect to any REMIC II Regular Interest, the Class of Principal Balance Certificates that has an alphabetical and, if applicable, numerical Class designation that is the same as the alphabetical and, if applicable, numerical designation for such REMIC II Regular Interest; provided that the Class A-3 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-3A and REMIC II Regular Interest A-3B.

              "Corresponding Group X-2 REMIC III Regular Interest" shall mean, with respect to any REMIC II Regular Interest, the Group X-2 REMIC III Regular Interest that has an alphabetic and, if applicable, numeric designation that, with the deletion of "X-2-", is the same as the alphabetic and, if applicable, numeric designation for such REMIC II Regular Interest.

              "Corresponding REMIC II Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates (other than Class A-3 Certificates), the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that is the same as the alphabetical and, if applicable, numerical Class designation for such Class of Principal Balance Certificates; (b) with respect to the Class A-3 Certificates, each of REMIC II Regular Interest A-3A and REMIC II Regular Interest A-3B; and (c) with respect to any Group X-2 REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetic and, if applicable, numeric designation that, when preceded by "X-2-", is the same as the alphabetic and, if applicable, numeric designation for such Group X-2 REMIC III Regular Interest.

              "Cross-Collateralized Group" shall mean any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

               "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan.

              "Current Interest Distribution Amount" shall:

              (a) with respect to any REMIC I Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.10(g);

              (b) with respect to any REMIC II Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.12(g);

              (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Distribution Date, have the meaning assigned thereto in Section 2.14(g); and

              (d) with respect to any Group X-2 REMIC III Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.14(g).

              "Custodian" shall mean a Person who is at any time appointed by the Certificate Administrator pursuant to Section 8.11 as a document custodian on behalf of the Trustee for the Mortgage Files; provided that, if the Certificate Administrator fails to appoint a Custodian pursuant to Section 8.11, the Certificate Administrator shall be the "Custodian" hereunder.

              "Cut-off Date" shall mean: (A) with respect to any Mortgage Loan, its Due Date in July 2001; and (B) with respect to any group of Mortgage Loans, their respective Due Dates in July 2001, collectively.

              "Cut-off Date Principal Balance" shall mean, with respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

              "Debt Service Coverage Ratio" shall mean, with respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, the ratio of (x) the net operating income (before payment of debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended twelve month trailing period, to (y) the product of (i) 12 times
(ii) the Monthly Payment in effect for such Mortgage Loan and allocated on a Mortgaged Property-by-Mortgaged Property basis as indicated in the CMSA Property File as of such date of determination.

              "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

              "Default Interest" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges or Prepayment Premiums, that represent interest (exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage
Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

              "Defaulting Party" shall have the meaning assigned thereto in
Section 7.01(b).

              "Defeasance Loan" shall mean a Mortgage Loan that permits the related Borrower to obtain a release of the related Mortgaged Property through defeasance.

              "Defective Mortgage Loan" shall mean a Mortgage Loan as to which there exists a Material Breach or a Material Document Defect.

              "Definitive Certificate" shall have the meaning assigned thereto in Section 5.03(a).

              "Deleted Mortgage Loan" shall mean a Mortgage Loan which is repurchased from the Trust as contemplated by Section 2.03.

              "Depositor" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

              "Depository" shall mean the Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

              "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

              "Designated Sub-Servicer" shall mean any Sub-Servicer set forth on Exhibit M hereto and any successor thereto under the related Sub-Servicing Agreement.

              "Designated Sub-Servicer Agreement" shall mean any Sub-Servicing Agreement between a Designated Sub-Servicer and the Master Servicer.

              "Determination Date" shall mean, with respect to any calendar month, commencing in August 2001, the 11th day of such month (or, if such 11th day is not a Business Day, the immediately preceding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

              "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of REO Property pursuant to Section 3.18(d)), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any

Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

              "Discount Rate" shall have the meaning assigned thereto in Section 4.01(d).

              "Disqualified Organization" shall mean any of the following: (i) the United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business income), (iii) rural electric and telephone cooperatives described in Section 1381 of the Code, or (iv) any other Person so designated by the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

              "Distribution Account" shall mean the segregated account or accounts created and maintained by the Certificate Administrator in the name of the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Distribution Account".

              "Distribution Date" shall mean, with respect to any calendar month, commencing in August 2001, the 18th day of such month (or, if such 18th day is not a Business Day, the Business Day immediately following).

              "Document Defect" shall mean, with respect to any Mortgage Loan, that any document required to be part of the related Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

              "Due Date" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due.

              "EDGAR" shall mean the Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

              "Eligible Account" shall mean any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "Aa3" by Moody's and "A" by S&P (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, (iii) an account or accounts maintained with PNC Bank, National Association ("PNC") so long as (A) PNC's long-term unsecured debt rating shall be at least "A1" from Moody's and (B) PNC has the appropriate rating from S&P specified in clause (i) above, or (iv) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

              "Emergency Advance" shall mean any Servicing Advance (whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to request the Master Servicer to make) that must be made within ten
(10) days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

              "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

              "Environmental Laws" shall mean any federal or state laws and regulations governing the use, management or disposal of Hazardous Materials.

              "Environmentally Insured Mortgage Loans" shall mean the Mortgage Loans identified on Exhibit B-1E.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

              "Euroclear Operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor.

              "Event of Default" shall have the meaning assigned thereto in
Section 7.01(a).

              "Excess Liquidation Proceeds" shall mean the excess, if any, of
(a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, over

(b) the sum of (i) the amount needed to pay off the Mortgage Loan or related REO Mortgage Loan in full, (ii) any related unpaid Advance Interest and (iii) any related Liquidation Fee.

              "Excess Servicing Fees" shall mean, with respect to each Mortgage Loan (and successor REO Mortgage Loan), that portion of the Master Servicing Fees that accrue at a per annum rate equal to the Excess Servicing Fee Rate.

              "Excess Servicing Fee Rate" shall mean, with respect to each Mortgage Loan (and successor REO Mortgage Loan), initially a rate per annum equal to the related Master Servicing Fee Rate, minus the sum of two (2) basis points and any applicable Primary Servicing Fee Rate provided that such rate shall be subject to reduction at any time following any resignation of the Master Servicer pursuant to Section 6.04 (if no successor is appointed in accordance with the second paragraph of such Section) or any termination of the Master Servicer pursuant to Section 7.01, to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 7.02 and who requires market rate servicing compensation that accrues at a per annum rate in excess of the sum of two (2) basis points and any applicable Primary Servicing Fee Rate.

              "Excess Servicing Fee Right" shall mean, with respect to each Mortgage Loan (and successor REO Mortgage loan), the right to receive Excess Servicing Fees.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              "Exemption-Favored Party" shall mean any of (i) SSBI, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with SSBI, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses
(i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates (other than the Class R and Class Y Certificates).

              "Fair Value" shall mean, with respect to any Specially Designated Defaulted Mortgage Loan, the price that the Trust, in the Master Servicer's reasonable judgment, would be likely to realize if it were to offer such Mortgage Loan in a commercially reasonable manner through an open bid process.

              "Fair Value Determination" shall mean the determination of Fair Value of any Specially Designated Defaulted Mortgage Loan by the Master Servicer in accordance with Section 3.18(b).

              "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

              "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

              "Final Distribution Date" shall mean the final Distribution Date on which any distributions are to be made on the Certificates as contemplated by
Section 9.01.

              "Final Recovery Determination" shall mean a determination made by the Special Servicer, in its reasonable judgment, with respect to any Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, repurchased by or on behalf of a Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, or purchased by the Master Servicer, the Special Servicer or any

Controlling Class Certificateholder(s) pursuant to Section 9.01, or otherwise acquired by the Sole Economic Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

              "First Union" shall mean First Union Securities, Inc. or its successor in interest.

              "Fiscal Agent" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.13 to act as fiscal agent hereunder.

              "Fiscal Agent Agreement" shall have the meaning assigned thereto in Section 8.13.

              "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or any successor.

              "GAAP" shall mean generally accepted accounting principles in the United States.

              "Gain on Sale Reserve Fund" shall mean the segregated account created and maintained by the Certificate Administrator in the name of the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Gain on Sale Reserve Fund".

              "GCFP" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

              "GCFP Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

              "GCFP Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement

              "GCMI" shall mean Greenwich Capital Markets, Inc. or its successor in interest.

              "Global Certificates" shall mean the IAI Global Certificates, the Rule 144A Global Certificates and the Regulation S Global Certificates, collectively.

              "Grantor Trust" shall mean a grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

              "Grantor Trust Pool" shall mean either of Grantor Trust R or Grantor Trust Y.

              "Grantor Trust R" shall mean the Grantor Trust designated as such in Section 2.15(b).

              "Grantor Trust Y" shall mean the Grantor Trust designated as such in Section 2.15(a).

              "Ground Lease" shall mean the ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loans.

              "Group X-2 REMIC III Regular Interests" shall mean, collectively, REMIC III Regular Interest X-2-A-3B, REMIC III Regular Interest X-2-B, REMIC III Regular Interest X-2-C, REMIC III Regular Interest X-2-D, REMIC III Regular Interest X-2-E and REMIC III Regular Interest X-2-F.

              "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

              "IAI Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, which Certificate bears an "accredited investor" CUSIP number and does not bear a Regulation S Legend.

              "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent, the Controlling Class Representative and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, such Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, as the case may be.

              "Independent Contractor" shall mean any Person that would be an "independent contractor" with respect to REMIC I (or, solely for purposes of the Mortgage Loan in the Loan REMIC, the Loan REMIC) within the meaning of Section 856(d)(3) of the Code if REMIC I (or the Loan REMIC) were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Certificate Administrator, the Tax Administrator or the Trust, delivered to the Trustee, the Certificate Administrator and the Tax Administrator), so long as the

Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee, the Certificate Administrator and the Tax Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the Certificate Administrator, the Tax Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

              "Initial Pool Balance" shall mean the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

              "Initial Resolution Period" shall mean:

              (a) in the case of a Material Breach in respect of any Mortgage Loan, 90 days from the discovery or receipt of notice by the related Mortgage Loan Seller of such Material Breach;

              (b) in the case of a Material Document Defect in respect of any Mortgage Loan consisting of the failure of the related Mortgage Loan Seller to deliver any related Specially Designated Mortgage Loan Document to the Custodian on or before the Closing Date, either--

                     (i) if the Mortgage Loan Seller delivers to the Master Servicer a Purchase Price Security Deposit with respect to such Mortgage Loan in accordance with Section 2.03(b), 30 days from the Closing Date, and

                     (ii) other than pursuant to clause (i), 15 days from the Closing Date; and

              (c) in the case of any other Material Document Defect in respect of any Mortgage Loan, 90 days from the discovery or receipt of notice (which notice may be in the form of an exception report from the Custodian pursuant to Section 2.02) by the related Mortgage Loan Seller of such Material Document Defect.


              "Institutional Accredited Investor" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity as to which all of the equity owners come within such paragraphs.

              "Insurance Policy" shall mean, with respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

              "Insurance Proceeds" shall mean proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower, in any case, in accordance with the Servicing Standard.

              "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(c).

              "Interest Accrual Amount" shall:

              (a) with respect to any REMIC I Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.10(g);

              (b) with respect to any REMIC II Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.12(g);

              (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.14(g); and

              (d) with respect to any Group X-2 REMIC III Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in
       Section 2.14(g).

              "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, the Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any Group X-2 REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

              "Interest Accrual Period" shall mean, with respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Group X-2 REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

              "Interest Only Certificate" shall mean any of the Certificates designated as such in Section 2.09(g).

              "Interest Reserve Account" shall mean the segregated account created and maintained by the Certificate Administrator in the name of the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A.[or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Interest Reserve Account".

              "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Loan and each Distribution Date that occurs during February 2002 and during February of each year thereafter and during January 2002 and during January of each year thereafter that is not a leap year, an amount equal to one day's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Interest Reserve Loan immediately prior to such Distribution Date (and, accordingly, prior to any reduction in such Stated Principal Balance on such Distribution Date), to the extent that a Monthly Payment is received in respect of such Interest Reserve Loan for the related Due Date in the same month as such Distribution Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect of such Interest Reserve Loan for such Due Date on the related P&I Advance Date.

              "Interest Reserve Loan" shall mean any Actual/360 Mortgage Loan (or successor REO Mortgage Loan).

              "Interested Person" shall mean any party hereto, any Mortgage Loan Seller, any Certificateholder, or any Affiliate of any such Person.

              "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

              "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

              "Investment Grade Certificate" shall mean, as of any date of determination, any Certificate that a Responsible Officer of the Certificate Registrar actually knows is rated at least "Baa3" by Moody's or "BBB-" by S&P.

              "IRS" shall mean the Internal Revenue Service or any successor.

              "Issue Price" shall mean, with respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

              "J.P. Morgan" shall mean J.P. Morgan Securities Inc. or its successor in interest.

              "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Mortgage Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered. The Term "Late Collections" shall specifically exclude any Default Charges.

              "Latest Possible Maturity Date" shall mean, with respect to the Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any Group X-2 REMIC III Regular Interest, any Class of Principal Balance Certificates or the Class X-1 Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii).

              "Letter of Credit" shall mean, with respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the related Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund or otherwise pledged or assigned by the related Borrower as Additional Collateral.

              "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events--(i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased by or on behalf of a Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement,
(iv) such Mortgage Loan is purchased by the Special Servicer, the Majority Controlling Class Certificateholder(s) or any assignee thereof pursuant to
Section 3.18(c), (v) such Mortgage Loan is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 9.01, or (vi) such Mortgage Loan is acquired by the Sole Economic Certificateholder(s) in exchange for all of the Certificates held thereby pursuant to Section 9.01; and (b) with respect to any REO Property (and the related REO Mortgage Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property (and the related REO Mortgage Loan) is repurchased by or on behalf of a Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, (iii) such REO Property is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 3.18(d) or Section 9.01 or (iv) such REO Property is acquired by the Sole Economic Certificateholder(s) in exchange for all of the Certificates held thereby pursuant to Section 9.01.

              "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or
Section 3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

              "Liquidation Fee" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property that is at any time repurchased by or on behalf of a Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, any Specially Designated Defaulted Mortgage Loan that is during the first 75 days of the related Purchase Option period purchased by the Special Servicer, the Majority Controlling Class Certificateholder(s) or any assignee thereof pursuant to Section 3.18(c), any REO Property that is at any time purchased by the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18(d), any Specially Serviced Mortgage Loan or REO Property that is at any time purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01 or any Specially Serviced Mortgage Loan or REO Property that is at any time acquired by the Sole Economic Certificateholder(s) in exchange for all the Certificates held thereby pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

              "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.00%.

              "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the full, discounted or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage

Loan documents; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Specially Designated Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder(s), the Special Servicer or any assignee thereof pursuant to Section 3.18(c); (iv) the repurchase of a Mortgage Loan or REO Property by or on behalf of a Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01; or (vi) the acquisition of any Mortgage Loan or REO Property by the Sole Economic Certificateholder(s) in exchange for all of the Certificates held thereby pursuant to Section 9.01. Except for the purposes of
Section 3.11(c), "Liquidation Proceeds" shall also include any draws on a Purchase Price Security Deposit that are transferred to the Collection Account pursuant to Section 2.03(b) and any draws on a Recording Omission Credit or a Recording Omission Reserve that are transferred to the Collection Account pursuant to Section 2.03(e).

              "Loan REMIC" shall mean, with respect to the Mortgage Loan listed on Exhibit B-1D, the segregated pool of assets consisting primarily of such Mortgage Loan, any related REO Property, and any and all payments under and the proceeds of such Mortgage Loan and/or related REO Property received after the date of the Loan REMIC Declaration.

              "Loan REMIC Declaration" shall mean, with respect to the Mortgage Loan identified on Exhibits B-1D, the REMIC declaration made as of a date prior to the Closing Date.

              "Loan REMIC Interests" shall mean the Loan REMIC Regular Interest or the Loan REMIC Residual Interest.

              "Loan REMIC Regular Interest" shall mean the uncertificated "regular interest", within the meaning of Section 860G(a)(1) of the Code, in the Loan REMIC. The principal balance of the Loan REMIC Regular Interest shall equal the principal balance of the related Mortgage Loan (or, if applicable, the deemed principal balance of any successor REO Mortgage Loan) outstanding from time to time. Payments and other collections of amounts received on or in respect of the Mortgage Loan listed on Exhibit B-1D (or any related REO Property) and allocable (in accordance with Section 1.03, to interest (adjusted to the related Loan REMIC Remittance Rate) on, principal of and/or Prepayment Premiums with respect to such Mortgage Loan (or any successor REO Mortgage Loan) shall be deemed paid on the Loan REMIC Regular Interest to REMIC I at the time such amounts are so received. The terms of the Loan REMIC Regular Interest are otherwise set forth in the Loan REMIC Declaration.

              "Loan REMIC Remittance Rate" shall mean the per annum rate at which interest accrues in respect of the Loan REMIC Regular Interest, as set forth in or otherwise calculated in accordance with the Loan REMIC Declaration.

              "Loan REMIC Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in the Loan REMIC.

              "Loan-to-Value Ratio" shall mean, with respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

              "Loss Reimbursement Amount" shall mean:

              (a) with respect to any REMIC I Regular Interest for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC II with respect to such REMIC I Regular Interest on all prior Distribution Dates, if any;

              (b) with respect to any REMIC II Regular Interest for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC III with respect to such REMIC II Regular Interest on all prior Distribution Dates, if any; and

              (c) with respect to any Class of Principal Balance Certificates for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any.

              "Majority Controlling Class Certificateholder(s)" shall mean, as of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class or Classes of Principal Balance Certificates that constitute(s) the Controlling Class as of such date of determination.

              "Master Servicer" shall mean Midland, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

              "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of 11:00 a.m., New York City time, on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following:
(i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xix) of Section 3.05(a), and (v) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

              "Master Servicer Remittance Date" shall mean the Business Day preceding each Distribution Date.

              "Master Servicing Fee" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

              "Master Servicing Fee Rate" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the rate per annum specified as such on the Mortgage Loan Schedule.

              "Material Breach" shall mean any Breach in respect of any Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests, including any economic interest, of the Certificateholders, or any of them, in such Mortgage Loan.

              "Material Document Defect" shall mean any Document Defect in respect of any Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests, including any economic interest, of the Trust or the Certificateholders, or any of them, in such Mortgage Loan. Failure to deliver a Specially Designated Mortgage Loan Document on or before the end of the applicable Initial Resolution Period is per se a Material Document Defect.

              "Memorandum" shall mean the final Private Placement Memorandum, dated July 25, 2001, relating to certain Classes of the Non-Registered Certificates delivered by the Depositor to the Underwriters as of the Closing Date.

              "Modified Mortgage Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

              (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan);

              (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

              (c) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

              "Monthly Payment" shall mean, with respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

              "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

              "Mortgage" shall mean, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

              "Mortgage File" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, collectively the following documents:

              (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, without recourse", and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

              (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

              (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

              (iv) an original executed assignment of the Mortgage, in favor of Wells Fargo, as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, in recordable form;

              (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Wells Fargo, as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, in recordable form;

              (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless the particular item has not been retained from the applicable recording office), with evidence of recording indicated thereon if the instrument being modified or assumed is a recordable document;

              (vii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or "marked-up" commitment for title insurance marked as binding and countersigned by, or accompanied by escrow instructions signed by, the title insurer or its authorized agent at the closing of such Mortgage Loan;

              (viii) copies of any previously filed UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if any such UCC Financing Statement is an effective UCC Financing Statement in favor of the related Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Wells Fargo, as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1;

              (ix) the original or a copy of any environmental indemnity agreement and any Environmental Insurance Policy relating solely to such Mortgage Loan;

              (x) the original or a copy of any power of attorney, guaranty, property management agreement, Ground Lease, intercreditor agreement, cash management agreement and lock-box agreement relating to such Mortgage Loan;

              (xi) any original documents (including any security agreements and any Letters of Credit and related letter of credit reimbursement agreements) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof; and in the case of any such Letter of Credit, in a form that would permit the Master Servicer or Special Servicer, as the case may be, on behalf of the Certificateholders, to draw upon such Letter of Credit;

              (xii) in the case of the Mortgage Loan held in the Loan REMIC, the original or copy of the Loan REMIC Declaration; and

              (xiii) in the case of any Mortgage Loan secured by a lien on an interest in any hospitality property, the original or a copy of any franchise agreement and franchisor's comfort letter.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

              "Mortgage Loan" shall mean each of the mortgage loans listed on the Mortgage Loan Schedule that are from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File. As used herein, the term "Mortgage Loan" also includes a mortgage loan that has been wholly or partially defeased.

              "Mortgage Loan Purchase Agreements" shall mean, collectively, the SBRC Mortgage Loan Purchase Agreement, the GCFP Mortgage Loan Purchase Agreement and the AMCC Mortgage Loan Purchase Agreement.

              "Mortgage Loan Schedule" shall mean, collectively, the three lists of Mortgage Loans attached hereto as Exhibit B-1A, Exhibit B-1B and Exhibit B-1C, respectively, as such lists may be amended from time to time in accordance with this Agreement. Such lists shall set forth the following information with respect to each Mortgage Loan:

              (i)    the Mortgage Loan number;

              (ii) the (A) street address (including city, state and zip code) of the related Mortgaged Property and (B) number or amount, as applicable, of apartment units, rentable square footage, rooms or other relevant divisions at or measurement of the related Mortgaged Property;

              (iii) the (A) original principal balance and (B) Cut-off Date Principal Balance;

              (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

              (v)    the Mortgage Rate as of the Cut-off Date;

              (vi)   the (A) original and remaining term to stated maturity and
                     (B) Stated Maturity Date;

              (vii) in the case of a Balloon Mortgage Loan, the original and remaining amortization term and the Balloon Payment;

              (viii) whether the Mortgage Loan is a Cross-Collateralized
                     Mortgage Loan and, if so, the other Mortgage Loans contained in the related Cross-Collateralized Group;

              (ix) whether the Mortgage Loan is an ARD Mortgage Loan and, if so, the Anticipated Repayment Date;

              (x) whether such Mortgage Loan provides for defeasance and, if so, the period during which defeasance may occur;

              (xi) whether the Mortgage Loan is secured by a fee simple interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property; or solely by a leasehold interest in the Mortgaged Property;

              (xii)  the name of the originator of the Mortgage Loan;

              (xiii) the Interest Accrual Basis;

              (xiv)  the Master Servicing Fee Rate; and

              (xv) whether the Mortgage Loan provides, at any time during its term, for a Prepayment Premium calculated based on a yield maintenance formula in connection with voluntary Principal Prepayments and, if so, whether the yield maintenance calculation method is Yield Maintenance Calculation Method I, Yield Maintenance Calculation Method II, Yield Maintenance Calculation Method III, Yield Maintenance Calculation IV or Yield Maintenance Calculation V, what is the applicable Yield Maintenance Interest Rate, whether or not the Yield Maintenance Interest Rate is converted to a monthly Mortgage Rate, and the Yield Maintenance Discounting Horizon.

              "Mortgage Loan Sellers" shall mean, collectively, SBRC, GCFP and AMCC.

              "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

              "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, collectively, as of any particular date of determination.

              "Mortgage Rate" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower. In the case of each of the ARD Mortgage Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

              "Mortgaged Property" shall mean, individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

              "Net Adjusted REMIC II Remittance Rate" shall mean:

              (a) with respect to REMIC II Regular Interest A-3B, for any Interest Accrual Period, 6.4280% per annum,

              (b) with respect to REMIC II Regular Interest B, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and
       (ii) 6.5800% per annum;

              (c) with respect to REMIC II Regular Interest C, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and
       (ii) 6.7290% per annum;

              (d) with respect to REMIC II Regular Interest D, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and
       (ii) 6.8310% per annum;

              (e) with respect to REMIC II Regular Interest E, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and
       (ii) 6.3100% per annum; and

              (f) with respect to REMIC II Regular Interest F, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and
       (ii) 6.4050% per annum.

              "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(a) to cover such Prepayment Interest Shortfalls.

              "Net Assumption Fee" shall mean, with respect to any Mortgage Loan, any assumption fee collected thereon, net of any expenses payable therefrom in accordance with Section 3.08.

              "Net Default Charges" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Default Charges referred to in clause fifth of
Section 3.25(a), which are payable to the Master Servicer as Additional Master Servicing Compensation or to the Special Servicer as Additional Special Servicing Compensation.

              "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the Special Servicer, as applicable, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

              "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with
Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company was not an Affiliate of the party maintaining such Investment Account on behalf of the Trust and satisfied the qualifications set forth in the definition of Eligible

Account both at the time such investment was made and as of a date not more than 30 days prior to the date of the loss.

              "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all unpaid Liquidation Expenses and unreimbursed Servicing Advances incurred with respect thereto.

              "Net Mortgage Rate" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), a rate per annum equal to the related Mortgage Rate, minus the related Administrative Fee Rate and, in the case of an ARD Mortgage Loan subsequent to its Anticipated Repayment Date, minus the related Post-ARD Additional Interest Rate.

              "New Lease" shall mean any lease of an REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Certificateholders, or allowed pursuant to the terms of such lease.

              "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

              "Nonrecoverable P&I Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Mortgage Loan that, as determined by the Master Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan.

              "Nonrecoverable Servicing Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property.

              "Non-Registered Certificate" shall mean any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Y and Class R Certificates will constitute Non-Registered Certificates.

              "Non-United States Person" shall mean any Person other than a United States Person.

              "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Certificate Administrator, the Trustee or any Fiscal Agent, as the case may be.

              "Opinion of Counsel" shall mean a written opinion of counsel (which counsel, in the case of any such opinion of counsel relating to the taxation of the Trust Fund or any portion thereof or the status of any REMIC Pool as a REMIC or the status of either Grantor Trust Pool as a Grantor Trust for taxation purposes, shall be Independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator, as applicable, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof.

              "ORIX" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

              "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

              "Ownership Interest" shall mean, in the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

              "P&I Advance" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, any advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

              "P&I Advance Date" shall mean the Business Day preceding each Distribution Date.

              "Pass-Through Rate" shall mean the per annum rate at which interest accrues in respect of any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.14(f).

              "Payment Differential" means, with respect to any prepaid Mortgage Loan, for each Due Date occurring on or after the prepayment date through and including the maturity date, the product of:

              (a)    a fraction,

                     (i) the numerator of which is the excess, if any, of the Mortgage Rate on the subject Mortgage Loan over the Yield Maintenance Interest Rate, and

                     (ii)   the denominator of which is 12,

              and

              (b) the scheduled outstanding principal balance of the related Mortgage Note as of that Due Date according to the original amortization schedule of the related Mortgage Note.

              "Percentage Interest" shall mean:

              (a) with respect to any REMIC III Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and

              (b) with respect to a Class Y Certificate or Class R Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

              "Performing Mortgage Loan" shall mean any Corrected Mortgage Loan and any Mortgage Loan as to which a Servicing Transfer Event has not occurred.

              "Permitted Investments" shall mean any one or more of the following obligations or securities:

              (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

              (ii)   repurchase agreements on obligations specified in clause
                     (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of Moody's and S&P (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

              (iii) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of each of Moody's and S&P (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

              (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of Moody's and S&P (or, in the case of either Rating Agency, has such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

              (v) units of money market funds which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of Moody's and S&P (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency); or

              (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) a remaining maturity of not more than 365 days and (Z) except in the case of a Permitted Investment described in clause (v) above, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).


              "Permitted Transferee" shall mean any Transferee of a Class R Certificate other than either a Disqualified Organization or a Non-United States Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Person.

              "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of the American Society of Testing and Materials Standard E 1527-00 or any successor thereto published by the American Society of Testing Materials, or a "Phase I Assessment" as described in, and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily Guide or any successor provisions covering the subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a multifamily property.

              "Plan" shall have the meaning assigned thereto in Section 5.02(c).

              "Plurality Class R Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

              "Post-ARD Additional Interest" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

              "Post-ARD Additional Interest Rate" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

              "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the Loan REMIC Regular Interest, the REMIC I Regular Interests, the REMIC II Regular Interests, the Group X-2 REMIC III Regular Interests and the Certificates for federal income tax purposes, the assumptions that each ARD Mortgage Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise prepaid prior to its Stated Maturity Date.

              "Prepayment Interest Excess" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest, late payment charges or Post-ARD Additional Interest) actually collected from the related Borrower and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium that may have been collected).

              "Prepayment Interest Shortfall" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Borrower (without regard to any Prepayment Premium that may have been collected), that would have accrued on the amount of such Principal Prepayment during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest, Post-ARD Additional Interest and late payment charges).

              "Prepayment Premium" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Mortgage Loan, including any such premium, fee or other additional amount that is calculated as a percentage of the principal amount being prepaid or pursuant to a yield maintenance formula.

              "Primary Serviced Mortgage Loan" shall mean any of the Mortgage Loans identified on Exhibit B-1F hereto.

              "Primary Servicing Fee Rate" shall mean, with respect to any Primary Serviced Mortgage Loan (or successor REO Mortgage Loan), the excess, if any, of the related Master Servicing Fee Rate over six (6) basis points.

              "Primary Servicing Office" shall mean the office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

              "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Certificate Administrator, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi- governmental body, then the Certificate Administrator shall select a comparable interest rate index. In either case, such selection shall be made by the Certificate Administrator in its sole discretion and the Certificate Administrator shall notify the Trustee, the Master Servicer and the Special Servicer in writing of its selection.

              "Principal Balance Certificate" shall mean any of the Certificates designated as such in Section 2.09(e).

              "Principal Distribution Amount" shall mean:

              (a) with respect to any REMIC I Regular Interest for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is attributable to the Mortgage Loan or REO Mortgage Loan, as the case may be, that relates to such REMIC I Regular Interest; and

              (b) with respect to any Class of Principal Balance Certificates (and, accordingly, with respect to that Class's Corresponding REMIC II Regular Interest) for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is allocable to such Class of Certificates as provided below in this definition.

For purposes of the foregoing, for so long as the Class A Certificates remain outstanding, the Total Principal Distribution Amount for each Distribution Date shall be allocated to the Class A Certificates, up to the lesser of (i) the aggregate of the Class Principal Balances of the Class A Certificates outstanding immediately prior to such Distribution Date and (ii) the entire such Total Principal Distribution Amount. The portion of the Total Principal Distribution Amount for each Distribution Date that is so allocable to the Class A Certificates shall, in turn, be allocated as between the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates as follows: (i) prior to the Senior Principal Distribution Cross-Over Date (or, if there is no Senior Principal Distribution Cross-Over Date, prior to the Final Distribution Date), first, to the Class A-1 Certificates, up to the lesser of
(A) the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to the subject Distribution Date and (B) the entire such Total Principal Distribution Amount, second, to the Class A-2 Certificates, up to the lesser of (A) the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to the subject Distribution Date and (B) the entire such Total Principal Distribution Amount (reduced by any portion thereof allocated to the Class A-1 Certificates pursuant to the immediately preceding clause first), and then to the Class A-3 Certificates, up to the lesser of (A) the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to the subject Distribution Date and (B) the entire such Total Principal Distribution Amount (reduced by any portion thereof allocated to the Class A-1 and/or Class A-2 Certificates pursuant to the immediately preceding clauses first and/or second; and (ii) on and after the Senior Principal Distribution Cross-Over Date (and, in any event, on the Final Distribution
Date), to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to the subject Distribution Date. After the Class Principal Balances of the Class A Certificates have been reduced to zero, the Total Principal Distribution Amount for each Distribution Date (net of any portion thereof that may have been allocated to the Class A Certificates in retirement thereof pursuant to the prior two sentences) shall be allocated among the respective Classes of the Subordinate Principal Balance Certificates, sequentially in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date and (ii) the remaining unallocated portion of the Total Principal Distribution Amount for such Distribution Date: first, to the Class B Certificates; second, to the Class C Certificates; third, to the Class D Certificates; fourth, to the Class E Certificates; fifth, to the Class F Certificates; sixth, to the Class G Certificates; seventh, to the Class H Certificates; eighth, to the Class J Certificates; ninth, to the Class K Certificates; tenth, to the Class L Certificates; eleventh, to the Class M Certificates; twelfth, to the Class N Certificates; and thirteenth, to the Class P Certificates.

              "Principal Prepayment" shall mean any voluntary payment of principal made by the Borrower on a Mortgage Loan that is received (and, subject to applicable law and the terms and conditions of this Agreement and the related loan documents, is to be applied in reduction of the principal balance of such Mortgage Loan) in advance of such payment's scheduled Due Date.

              "Prospectus" shall mean the Base Prospectus and the Prospectus Supplement, together.

              "Prospectus Supplement" shall mean that certain prospectus supplement dated July 25, 2001, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

              "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a)(iii).

              "PTE" shall mean prohibited transaction exemption.

              "Purchase Option Period" shall have the meaning assigned thereto in Section 3.18(c).

              "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate (exclusive of any portion of such interest that represents Post-ARD Additional Interest) to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances, (d) all accrued and unpaid Advance Interest with respect to any related Advances, (e) all related Special Servicing Fees, whether outstanding or previously paid, and (f) solely in the case of a repurchase by or on behalf of a Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, to the extent not otherwise included in the amount described in clause (c) of this definition, any reasonable out-of-pocket costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the agent of any of them (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan.

              "Purchase Price Security Deposit" shall have the meaning assigned thereto in Section 2.03(b).

              "Purchase Price Security Deposit Account" shall have the meaning assigned thereto in Section 2.03(b).

              "Qualified Appraiser" shall mean, in connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

              "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

              "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

              "Rated Certificate" shall mean any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

              "Rated Final Distribution Date" shall mean the Distribution Date in December 2035.

              "Rating Agency" shall mean each of Moody's and S&P.

              "Realized Loss" shall mean:

              (1) with respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause
       (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest), minus (c) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom);

              (2) with respect to each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and

              (3) with respect to each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

              "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

              "Recording Omission" shall mean, with respect to any Mortgage Loan, any Material Document Defect that exists, as of any date coinciding with or following January 31, 2003, as a result of the Mortgage File for such Mortgage does not contain each recorded document (or a copy thereof) as required by clause (ii), clause (iii), clause (iv) or clause (v) of the definition of "Mortgage File" and Section 2.01(e) because such document (i) was not delivered by or on behalf of the related Mortgage Loan Seller either as a recorded document or in proper form for recording in the appropriate recording office or
(ii) was returned unrecorded as a result of an actual or purported defect therein.

              "Recording Omission Credit" shall mean, with respect to any Mortgage Loan as to which there exists a Recording Omission as of January 31, 2003, a letter of credit in the amount of 25% of the then outstanding principal amount of such Mortgage Loan and otherwise satisfying the criteria set forth in the related Mortgage Loan Purchase Agreement.

              "Recording Omission Reserve" shall mean, with respect to any Mortgage Loan as to which there exists a Recording Omission as of January 31, 2003, a cash deposit in the amount of 25% of the then outstanding principal amount of such Mortgage Loan.

              "Registered Certificate" shall mean any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates constitute Registered Certificates.

              "Regulation S" shall mean Regulation S under the Securities Act.

              "Regulation S Certificate" shall mean a written certification substantially in the form set forth in Exhibit F-2E hereto certifying that a beneficial owner of an interest in a Regulation S Global Certificate is not a United States Securities Person.

              "Regulation S Global Certificates" shall mean the Regulation S Permanent Global Certificate(s) together with the Regulation S Temporary Global Certificate(s).

              "Regulation S Legend" shall mean, with respect to the Class H and Class J Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

              "Regulation S Permanent Global Certificate" shall mean, with respect to the Class H and Class J Certificates offered and sold outside the United States in reliance on Regulation S, any single permanent global Certificate for each such Class, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

              "Regulation S Temporary Global Certificate" shall mean, with respect to the Class H and Class J Certificates offered and sold outside the United States in reliance on Regulation S, a single temporary global Certificate for each such Class, in definitive, fully registered form without interest coupon, which Certificate bears a Regulation S Legend.

              "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

              "Release Date" shall mean the date that is 40 days following the Closing Date.

              "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

              "REMIC I" shall mean the segregated pool of assets designated as such in Section 2.10(a)

              "REMIC I Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.10.

              "REMIC I Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.10(f).

              "REMIC I Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC I issued pursuant to this Agreement.

              "REMIC II" shall mean the segregated pool of assets designated as such in Section 2.12(a).

              "REMIC II Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in
Section 2.12.

              "REMIC II Regular Interest A-1" shall mean the REMIC II Regular Interest which bears the designation "A-1".

              "REMIC II Regular Interest A-2" shall mean the REMIC II Regular Interest which bears the designation "A-2".

              "REMIC II Regular Interest A-3A" shall mean the REMIC II Regular Interest which bears the designation "A-3A".

              "REMIC II Regular Interest A-3B" shall mean the REMIC II Regular Interest which bears the designation "A-3B".

              "REMIC II Regular Interest B" shall mean the REMIC II Regular Interest which bears the designation "B".

              "REMIC II Regular Interest C" shall mean the REMIC II Regular Interest which bears the designation "C".

              "REMIC II Regular Interest D" shall mean the REMIC II Regular Interest which bears the designation "D".

              "REMIC II Regular Interest E" shall mean the REMIC II Regular Interest which bears the designation "E".

              "REMIC II Regular Interest F" shall mean the REMIC II Regular Interest which bears the designation "F".

              "REMIC II Regular Interest G" shall mean the REMIC II Regular Interest which bears the designation "G".

              "REMIC II Regular Interest H" shall mean the REMIC II Regular Interest which bears the designation "H".

              "REMIC II Regular Interest J" shall mean the REMIC II Regular Interest which bears the designation "J".

              "REMIC II Regular Interest K" shall mean the REMIC II Regular Interest which bears the designation "K".

              "REMIC II Regular Interest L" shall mean the REMIC II Regular Interest which bears the designation "L".

              "REMIC II Regular Interest M" shall mean the REMIC II Regular Interest which bears the designation "M".

              "REMIC II Regular Interest N" shall mean the REMIC II Regular Interest which bears the designation "N".

              "REMIC II Regular Interest P" shall mean the REMIC II Regular Interest which bears the designation "P".

              "REMIC II Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.12(f).

              "REMIC II Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC II issued pursuant to this Agreement.

              "REMIC III" shall mean the segregated pool of assets designated as such in Section 2.14(a).

              "REMIC III Regular Interest Certificate" shall mean any of the Certificates designated as such in Section 2.09(h).

              "REMIC III Regular Interest X-2-A-3B" shall mean the "regular interest" in REMIC III that bears the designation "X-2-A-3B"

              "REMIC III Regular Interest X-2-B" shall mean the "regular interest" in REMIC III that bears the designation "X-2-B"

              "REMIC III Regular Interest X-2-C" shall mean the "regular interest" in REMIC III that bears the designation "X-2-C"

              "REMIC III Regular Interest X-2-D" shall mean the "regular interest" in REMIC III that bears the designation "X-2-D"

              "REMIC III Regular Interest X-2-E" shall mean the "regular interest" in REMIC III that bears the designation "X-2-E"

              "REMIC III Regular Interest X-2-F" shall mean the "regular interest" in REMIC III that bears the designation "X-2-F"

              "REMIC III Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any Group X-2 REMIC III Regular Interest, as set forth in or otherwise calculated in accordance with Section 2.14(f).

              "REMIC III Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC III issued pursuant to this Agreement.

              "REMIC Pool" shall mean any of REMIC I, REMIC II or REMIC III or the Loan REMIC.

              "REMIC Provisions" shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

              "REMIC Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and REMIC I, but not an asset of either Grantor Trust Pool.

              "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

              "REO Account" shall mean a segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) in the name of the Trustee in trust for the Certificateholders, which shall be entitled "ORIX Real Estate Capital Markets, LLC [or the name of any successor Special Servicer], as Special Servicer, on behalf of Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, REO Account".

              "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

              "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18(d).

              "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

              "REO Mortgage Loan" shall mean the mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the Trust's acquisition of the subject REO Property). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

              "REO Property" shall mean a Mortgaged Property acquired by the Special Servicer on behalf of the Trust for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

              "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

              "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

              "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

              "Required Appraisal Loan" shall mean any Mortgage Loan (and any successor REO Mortgage Loan) as to which an Appraisal Trigger Event has occurred, provided that a Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event with respect thereto, any and all Servicing Transfer Events with respect to such Mortgage Loan have ceased to exist, such Mortgage Loan has remained current for at least three consecutive Monthly Payments, and no other Appraisal Trigger Event has occurred with respect thereto during the preceding three months.

              "Required Claims-Paying Rating" shall mean, with respect to any insurance carrier, a claims-paying ability or financial strength rating of "A3" or better from Moody's (or, if not rated by

Moody's, rated at least "A-VIII" by A.M. Best) and "A" or better from S&P unless, in the case of either Rating Agency, such Rating Agency has confirmed in writing that an insurance company with lower or fewer claims-paying ability ratings shall not result, in and of itself, in an Adverse Rating Event with respect to any Class of Rated Certificates.

              "Reserve Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(d).

              "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

              "Resolution Extension Period" shall mean:

              (a) for purposes of remediating a Material Breach with respect to any Mortgage Loan, 90 days;

              (b) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is and remains a Performing Mortgage Loan throughout the applicable Initial Resolution Period, and provided that such Material Document Defect does not relate to a Specially Designated Mortgage Loan Document, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following the related Mortgage Loan Seller's receipt of written notice from the Trustee, the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

              (c) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Performing Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, and provided that such Material Document Defect does not relate to a Specially Designated Mortgage Loan Document, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of (i) the end of such Initial Resolution Period and (ii) the related Mortgage Loan Seller's receipt of written notice from the Trustee, the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event;

              (d) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days, except that, if the related Mortgage Loan Seller did not receive written notice from the Trustee, the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, and provided that such Material Document Defect does not relate to a Specially Designated Mortgage Loan Document, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause
       (c) of this definition will be deemed to apply; and

              (e) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan, which Material Document Defect relates to a Specially Designated Mortgage Loan Document, zero (-0-) days.


              "Responsible Officer" shall mean, when used with respect to the Trustee, any Fiscal Agent, the Certificate Registrar, the Custodian, the Tax Administrator or the Certificate Administrator, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee, any Fiscal Agent, the Certificate Registrar, the Custodian, the Tax Administrator or the Certificate Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

              "Restricted Servicer Reports" shall mean each of the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, the CMSA Financial File and the CMSA Comparative Financial Status Report.

              "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, which Certificate bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

              "S&P" shall mean Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties to this Agreement, and specific ratings of Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

              "SBRC" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

              "SBRC Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

              "SBRC Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

              "Securities Act" shall mean the Securities Act of 1933, as amended.

              "Senior Certificate" shall mean any of the Certificates designated as such in Section 2.09(c).

              "Senior Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of
(i) the Total Principal Distribution Amount for such Distribution Date and (ii) the portion of the Standard Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

              "Servicing Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(a).

              "Servicing Advances" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred, or to be incurred, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or any Fiscal Agent) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including the cost of
(a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, and (e) the operation, management, maintenance, sale and liquidation of any REO Property; provided that notwithstanding anything to the contrary, "Servicing Advances" shall not include
(A) allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement.

              "Servicing Fees" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Master Servicing Fee and, if applicable, the Special Servicing Fee.

              "Servicing File" shall mean any documents (other than documents required to be part of the related Mortgage File, but including any correspondence file) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

              "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee, the Certificate Administrator and the Depositor on the Closing Date, as such list may be amended from time to time by the Master Servicer or the Special Servicer, as applicable.

              "Servicing Return Date" shall mean, with respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

              "Servicing Standard" shall mean, with respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and REO Properties for which such Person is responsible hereunder: (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest due under the Mortgage Loans and, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (c) without regard to any conflicts of interest that may arise from: (i) any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof, (iii) the Master Servicer's obligation to make Advances, (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances, (v) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, (vi) any ownership, servicing or management by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof of any other real estate loans or real property not included in or securing, as the case may be, the Mortgage Pool or the right to service or manage for others any such other real estate loans or real properties; and (vii) any obligation of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof to repurchase any Mortgage Loan under the related Mortgage Loan Purchase Agreement or to cure a Material Document Defect or Material Breach.

              "Servicing Transfer Event" shall mean, with respect to any Mortgage Loan, any of the following events:

              (a) the related Borrower has failed to make when due any Monthly Payment or any other material payment required under the related Mortgage Loan documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied, for 60 days beyond the date on which the subject payment was due, or in the case of a delinquent Balloon Payment, if the Borrower has delivered a refinancing commitment reasonably acceptable to the Special Servicer, for such longer period, not to exceed 150 days beyond the date on which that Balloon Payment was due, during which the refinancing would occur; or

              (b) the Master Servicer has determined, in its reasonable judgment, that a default in making a Monthly Payment or any other material payment required under the related Mortgage Loan documents is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

              (c) the related Borrower has transferred or permitted the transfer of the related Mortgaged Property or direct or indirect ownership or control of the Borrower or management of the related Mortgaged Property, or has changed the management of the related Mortgaged Property, in any such case in violation of the related loan documents; or

              (d) the Master Servicer has determined, in its reasonable judgment, that a default, other than as described in clause (a), clause
       (b) or clause (c) above, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 60 days); or

              (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower, and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

              (f) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or of or relating to all or substantially all of its property; or

              (g) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

              (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

              A Servicing Transfer Event with respect to any Mortgage Loan shall cease to exist:

              (w) in the case of the circumstances described in clause (a) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

              (x)    in the case of the circumstances described in clauses (b),
       (e), (f) and (g) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

              (y) in the case of the circumstances described in clauses (c) and (d) above, if and when such default is cured in the reasonable judgment of the Special Servicer; and

              (z) in the case of the circumstances described in clause (h) above, if and when such proceedings are terminated.

              "Sole Economic Certificateholder(s)" shall mean any Holder (or, to the extent that they are voluntarily acting as a collective whole (as evidenced in a writing signed by all the affected Holders), any group of Holders) of 100% of the Certificates (other than the Class R Certificates).

              "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

              (i) the original executed Mortgage Note (together with all related allonges) or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

              (ii) an original or a copy of the Mortgage (with or without recording);

              (iii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned by, or accompanied by an escrow agreement signed by, the title insurer or its authorized agent at the closing of such Mortgage Loan;

              (iv)   the original or a copy of any Ground Lease;

              (v)    any Letter(s) of Credit constituting Additional Collateral;
       and

              (vi) in the case of a Mortgage Loan secured by a hospitality property, the franchise agreement and franchisor's comfort letter;

provided that whenever the term "Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Custodian, such term shall not be deemed to include such documents and instruments referred to in items (i) through (v) of this definition unless they are actually so received.


              "Specially Designated Defaulted Mortgage Loan" shall mean a Specially Serviced Mortgage Loan that is delinquent 60 days or more in respect of any Monthly Payment, such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage, the related Mortgage Note or other related loan document and without regard to any acceleration of payments under the related Mortgage, the related Mortgage Note and other related loan documents.

              "Specially Serviced Mortgage Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event exists and is continuing.

              "Special Reserve Account" shall mean a segregated custodial account or accounts created and maintained by the Master Servicer, pursuant to
Section 2.03(e), on behalf of the Trustee in trust for the Certificateholders and the related Mortgage Loan Seller, which shall be entitled "Midland Loan Services, Inc. [or the name of any successor Master Servicer], as Master Servicer, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, and [name of the related Mortgage Loan Seller], Special Reserve Account".

              "Special Servicer" shall mean ORIX, in its capacity as special servicer hereunder, or any successor Special Servicer appointed as herein provided.

              "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

              "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.25% per annum.

              "SSBI" shall mean Salomon Smith Barney Inc. or its successors in interest.

              "Standard Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to: (a) the sum of, without duplication, (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made in respect of such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Gain on Sale Reserve Fund to the Distribution Account in respect of such Distribution Date, and (iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March 2001 or during March of any year thereafter, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date; net of (b) any portion of the amounts described in clause (a) of this definition that represents, without duplication, one or more of the following--(i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums and/or Post-ARD Additional Interest; (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (v) of Section 3.05(b), (v) if such Distribution Date occurs during February 2002 or during February of any year thereafter or during January 2002 or during January of any year thereafter that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(vi)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Standard Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(v) of this definition.

              "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 2.10(a) (in the case of REMIC I), Section 2.12(a) (in the case of REMIC II), Section 2.14(a) (in the case of REMIC III) or in the Loan REMIC Declaration (in the case of the Loan REMIC), as applicable.

              "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the

Special Servicer pursuant to Section 3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

              "Stated Principal Balance" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which
(a) initially shall equal the Cut-off Date Principal Balance of such Mortgage Loan, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date next following the end of the Collection Period in which such Liquidation Event occurred.

              "Statement to Certificateholders" shall have the meaning assigned thereto in Section 4.02(a).

              "Subordinate Certificate" shall mean any of the Certificates designated as such in Section 2.09(d).

              "Subordinate Principal Balance Certificate" shall mean any of the Certificates designated as such in Section 2.09(f).

              "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

              "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

              "Tax Administrator" shall mean Chase, in its capacity as tax administrator hereunder, or any successor tax administrator appointed as herein provided.

              "Tax Matters Person" shall mean, with respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to
Section 10.01(b), be the Plurality Class R Certificateholder.

              "Tax Returns" shall mean the federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

              "Termination Price" shall have the meaning assigned thereto in
Section 9.01.

              "Total Principal Distribution Amount" shall mean:

              (a) with respect to any Distribution Date prior to the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following--

                     (i) all payments of principal (including Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the related Collection Period,

                     (ii) all scheduled payments of principal due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received (other than as part of a Principal Prepayment) prior to the related Collection Period,

                     (iii) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received on any of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date,

                     (iv) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans in accordance with
              Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date, and

                     (v) the respective principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date; and

              (b) with respect to the Final Distribution Date, an amount equal to the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.


              "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

              "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d).

              "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

              "Transferor" shall mean any Person who is disposing by Transfer any Ownership Interest in a Certificate.

              "Treasury Rate" shall have the meaning assigned thereto in Section 4.01(d).

              "Trust" shall mean the trust created hereby.

              "Trustee" shall mean Wells Fargo, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

              "Trustee's Fee" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to Section 8.05(a).

              "Trustee's Fee Rate" shall mean 0.0018% per annum.

              "Trust Fund" shall mean, collectively, all of the assets of all the REMIC Pools and Grantor Trust Pools, together with (i) any Purchase Price Security Deposit Accounts, (ii) any Special Reserve Accounts and (iii) any Purchase Price Security Deposit, Recording Omission Reserves and Recording Omission Credits delivered by any Mortgage Loan Seller to the Master Servicer as contemplated by Section 2.03(b) or Section 2.03(e).

              "UBSW" shall mean UBS Warburg LLC or its successor in interest.

              "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

              "UCC Financing Statement" shall mean a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

              "Uncertificated Principal Balance" shall mean the principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.10(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.12(e) hereof).

              "Underwriter Exemption" shall mean PTE 91-23, as such may be amended from time to time, including by PTE 2000-58.

              "Underwriters" shall mean, collectively, SSBI, GCMI, First Union, J.P. Morgan and UBSW.

              "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b) or the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to
Section 4.04(c).

              "United States Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United

States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

              "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

              "Unrestricted Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Loan Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File and the Restricted Servicer Reports).

              "USAP" shall mean the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

              "USPAP" shall mean the Uniform Standards of Professional Appraisal Practices.

              "Voting Rights" shall mean the voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, 2% of the Voting Rights shall be allocated between the Holders of the two Classes of Interest Only Certificates in proportion to the respective Class Notional Amounts of such Classes, and 0% of the Voting Rights shall be allocated to the Holders of the Class R and Class Y Certificates. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates.

              "Wells Fargo" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

              "Workout Fee" shall mean, with respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

              "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage Loan, 1.00%.

              "Yield Maintenance Calculation Method Type I" shall mean a yield maintenance premium that is equal to the greater of:

              (a) one percent of the principal balance of the subject Mortgage Loan at the time of prepayment; or

              (b)    the excess, if any, of --

                     (i) the amount of the monthly interest which would otherwise be payable on the principal balance being prepaid from the first day of the calendar monthly immediately following the date of prepayment, unless prepayment is tendered on the first day of any calendar monthly during the term of the related Mortgage Note, in which case from the date of prepayment, to and including the subject Mortgage Loan's maturity date, over

                     (ii) the amount of the monthly interest the lender would earn if the principal balance being prepaid were reinvested for the period from the first day of the calendar month immediately following the date of prepayment, unless prepayment is tendered on the first day of any calendar month during the term of the related mortgage note, in which case from the date of prepayment, to and including the subject Mortgage Loan's maturity date at the Yield Maintenance Interest Rate, with such difference to be discounted to present value at the Yield Maintenance Interest Rate.

       "Yield Maintenance Calculation Method Type II" shall mean a yield maintenance premium that is equal the greater of:

              (a)    one percent of the principal amount prepaid; or

              (b)    the amount obtained by subtracting--

                     (i)    the sum of:

                            (A)    the unpaid principal amount being prepaid,

                            plus

                            (B) the amount of interest thereon accrued to the date of such prepayment,

                     from

                     (ii) the sum of the "Current Values" (defined below) of all amounts of principal and interest on the related Mortgage Note being prepaid that would otherwise have become due on and after the date of such determination if the related Mortgage Note was not being prepaid.

              The "Current Value" of any amount payable means such amount discounted on a semi-annual basis to its present value on the date of determination at the Yield Maintenance Interest Rate in accordance with the following formula:


                     Amount Payable
    Current Value =  --------------
                        (1+d/2)(n)

              where:

              d  =   the Yield Maintenance Interest Rate expressed as a decimal,
                     and

              n = an exponent, which need not be an integer, equal to the number of semiannual periods and portions thereof (any such portion of a period to be determined by dividing the number of days in such portion of such period to be determined by dividing the number of days in such portion of such period by the total number of days in such period, both computed on the basis of a 30-day month and a 360-day year) between the date of such determination and the due date of the amount payable.

              "Yield Maintenance Calculation Method Type III" means a yield maintenance premium that is equal the greater of:

              (a) one percent of the principal balance of the subject Mortgage Loan at the time of prepayment; or

              (b)    the excess, if any, of--

                     (i) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or Anticipated Repayment Date, including any Balloon Payment or assumed prepayment on the Anticipated Repayment Date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate, over

                     (ii)   the amount of principal being prepaid.

              "Yield Maintenance Calculation Method Type IV" means a yield maintenance premium that is equal the greater of:

              (a) one percent of the principal balance of the subject Mortgage Loan at the time of prepayment; or

              (b) the present value of a series of payments each equal to the Payment Differential and payable on the first day of each month from the date of prepayment through and including the maturity date of the subject Mortgage Loan discounted at the Yield Maintenance Interest Rate for the number of months remaining from the date of prepayment to each monthly payment date.

              "Yield Maintenance Calculation Method Type V" means a yield maintenance premium that is equal to the product obtained by multiplying:

              (a) the entire unpaid principal balance of the related Mortgage Note,

              times

              (b) the difference obtained by subtracting from the interest rate on the related mortgage note the yield rate on the 6.000% U.S. Treasury security due August 1, 2009 (for purposes of this definition, the "Yield Rate"), as such yield rate is reported in The Wall Street Journal on the fifth business day preceding the date notice of prepayment is given to the holder of the related Mortgage Note, times

              (c) the present value factor calculated using the following formula:

                             1 - (1 + r)-n
 Present Value Factor =  --  --------------
                                  r


              where

              r  =   the Yield Rate, and

              n  =   the number of years, and any fraction thereof, remaining
                     between the prepayment date and the maturity date of the subject Mortgage Loan.

              In the event that no Yield Rate is published for the specified U.S. Treasury security, then the nearest equivalent U.S. Treasury security shall be selected at the Master Servicer's discretion. If the publication of such Yield Rates in The Wall Street Journal is discontinued, the Master Servicer shall determine such Yield Rates from another source selected by the Master Servicer.

              "Yield Maintenance Certificate" shall mean any of the Certificate designated as such in Section 2.09(i).

              "Yield Maintenance Interest Rate" shall mean, with respect to any Mortgage Loan, the annualized yield (for purposes of this definition, the "Yield Rate") on securities issued by the United States Treasury having a maturity corresponding to the Mortgage Loan's Yield Maintenance Interest Rate Reference Date, as the Yield Rate is quoted using the applicable Yield Maintenance Treasury Source and Selection Date.

              The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject Mortgage Loan in the column labeled "Yield Maintenance Interest Rate" on the Mortgage Loan Schedule is "Treasury + x" or by zero (0) basis points if the value is "Treasury Flat".

              The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject Mortgage Loan specified in the column labeled "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate" on the Mortgage Loan Schedule is "Yes".

              "Yield Maintenance Interest Rate Reference Date" means, with respect to any Mortgage Loan, the time horizon used to select the appropriate U.S. Treasury Rate that is used when calculating a yield maintenance charge.

              If the value specified in the column labeled "Yield Maintenance Interest Rate Reference Date" on the Mortgage Loan Schedule is "Maturity", the Yield Maintenance Interest Rate Reference Date is the scheduled maturity date or Anticipated Repayment Date, as applicable, of the Mortgage Loan.

              If the value specified in the column labeled "Yield Maintenance Interest Rate Reference Date" on the Mortgage Loan Schedule is "WAL," the Yield Maintenance Interest Rate Reference Date is the remaining weighted average life to maturity of the mortgage loan.

              "Yield Maintenance Treasury Source and Selection Date" means:

              (a) for Mortgage Loans with Yield Maintenance Calculation Method Type I, the date five (5) days prior to the prepayment date, as quoted in the Federal Reserve Statistical Release [H15(519)],

              (b) for Mortgage Loans with Yield Maintenance Calculation Method II, the week ending prior to the prepayment date as quoted in the Federal Reserve Statistical Release [H15(519)],

              (c) for Mortgage Loans with Yield Maintenance Calculation Method Type III, the date at least two (2) business days prior to the prepayment date, as quoted in the Federal Reserve Statistical Release [H15(519)], and

              (d) for Yield Maintenance Calculation Method Type IV, the date fourteen (14) days prior to the date of prepayment, as published in The Wall Street Journal in New York, New York.

              If the yields for such securities of such maturity are not shown in such publication, then the Yield Maintenance Interest Rate shall be determined by the Master Servicer by linear interpolation between the yields of securities of the next longer and shorter maturities. If said Federal Reserve Statistical Release, The Wall Street Journal, or any other information necessary for the determination of the Yield Maintenance Interest Rate in accordance with the foregoing is no longer published or otherwise available, then the Yield Maintenance Interest Rate shall be reasonably determined by the Master Servicer based on comparable data.

              SECTION 1.02.        General Interpretive Principles.

              For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                     (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                     (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect from time to time;

                     (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                     (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                     (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                     (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

       SECTION 1.03.        Certain Calculations in Respect of the Mortgage
                             Pool.

              (a) All amounts collected in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan documents and, in the absence of such express provisions or if such documents authorize the lender to use its discretion, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of or allocable to any particular individual Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note, loan agreement (if any) and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, loan agreement (if any) and Mortgage and, in the absence of such express provisions or if and to the extent that such documents authorize the lender to use its discretion, shall be applied as follows: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Mortgage Loan after its Anticipated Repayment

Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Mortgage Loan to but not including the date of receipt.

              (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be applied for purposes of this Agreement (including for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers and also for reporting purposes) as follows: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and sixth, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, any accrued and unpaid Post-ARD Additional Interest.

              (c) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Mortgage Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

              (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

              (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer, in its reasonable judgment, and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Statement to Certificateholders as provided in Section 4.02.

              SECTION 1.04.        Cross-Collateralized Mortgage Loans.

              Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this
Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                                   ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS
              AND WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR
            INTERESTS, REMIC II REGULAR INTERESTS, REMIC III REGULAR
                           INTERESTS AND CERTIFICATES


                SECTION 2.01.   Conveyance of Mortgage Loans.

                (a) It is the intention of the parties hereto that a trust be established pursuant to this Agreement and, further, that such trust be designated as "Salomon Brothers Commercial Mortgage Trust 2001-C1". Wells Fargo is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

                (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans, all payments under and proceeds of the Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), all Principal Prepayments and corresponding interest payments on the Mortgage Loans received after the Cut-off Date through and including the Closing Date, and all documents included in the related Mortgage Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Fund and, if established, the REO Account, the Purchase Price Security Deposit Account and/or the Special Reserve Accounts; (iv) each Mortgage Loan Purchase Agreement and the ABC Support Letter;
(v) the Loan REMIC Interests and the Loan REMIC Declaration; and (vi) all other assets included or to be included in the Trust Fund. This conveyance is subject to the right of the Master Servicer and the Designated Sub-Servicers to primary service (or to perform select servicing duties with respect to) certain of the Mortgage Loans and, in the case of the Mortgage Loan listed on Exhibit B-1D, subject to the Loan REMIC Declaration. In connection with the Depositor's assignment above, the Depositor hereby directs the Trustee to execute the ABC Support Letter substantially in the form of Exhibit C-2 attached hereto.

                Under GAAP, the Depositor shall report: (i) its acquisition of the SBRC Mortgage Loans from SBRC, pursuant to the SBRC Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from SBRC; (ii) its acquisition of the GCFP Mortgage Loans from GCFP, pursuant to the GCFP Mortgage Loan Purchase Agreement, as a purchase of such Mortgages Loans from GCFP; (iii) its acquisition of the AMCC Mortgage Loans from AMCC, pursuant to the AMCC Mortgage Loan Purchase Agreement, as a purchase of such Mortgages Loans from AMCC; and
(iv) its transfer of the Mortgage Loans to the Trustee, pursuant to this Section 2.01(b), as a sale of the Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisitions as purchases and such transfer as a sale (in each case, as opposed to a secured loan).

               After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

                (c) The conveyance of the Mortgage Loans (and, in the case of the Mortgage Loan listed on Exhibit B-1D, the Loan REMIC Interests) and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of the Mortgage Loans, such Loan REMIC Interests and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the parties hereto intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties hereto also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans and Loan REMIC Interests subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans and Loan REMIC Interests after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans and the Loan REMIC Interests on or prior to the Cut-off Date), all amounts held from time to time in the Collection Account, the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Fund and, if established, the REO Account and/or the Special Reserve Accounts and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under each Mortgage Loan Purchase Agreement and the ABC Support Letter, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans and the Loan REMIC Interests subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute and file at each such office, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee in preparing and filing such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in New York.

                (d) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers, pursuant to their respective Mortgage Loan Purchase Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, on or before the Closing Date: (i) the Mortgage File and any Additional Collateral (other than Reserve Funds and Escrow Payments) for each Mortgage Loan so assigned; (ii) in the case of any Mortgage Loan so assigned that has an original principal balance of $15,000,000 or more, and whose Borrower is a single member limited liability company, an Opinion of Counsel to the effect that such Borrower will not dissolve upon the bankruptcy, dissolution, liquidation or death of the single member and that applicable law provides that creditors of the single member may only attach assets of the member, including membership interests in the Borrower, but not assets of the Borrower; and (iii) in the case of any Mortgage Loan so assigned that has an original principal balance of $20,000,000 or more, an Opinion of Counsel to the effect that the related Borrower will not be consolidated in any insolvency proceeding involving any other party. The Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase Agreement.

                (e) As soon as reasonably possible, and in any event within 30 days after the later of (i) the Closing Date and (ii) the date on which all recording information necessary to complete the subject document is received by the Custodian, the Custodian is hereby authorized and shall, unless the related Mortgage Loan Seller is doing so in accordance with the related Mortgage Loan Purchase Agreement, complete (to the extent necessary) and cause to be submitted for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Custodian. Each such assignment shall reflect that it should be returned by the public recording office to the Custodian following recording, and each such UCC-2 and UCC-3 shall reflect that the filed copy thereof should be returned to the Custodian following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the related Mortgage Loan Seller, in accordance with the related Mortgage Loan Purchase Agreement, obtain or cause to be obtained therefrom a certified copy of the recorded original. Upon receipt, the related Mortgage Loan Seller, in accordance with the related Mortgage Loan Purchase Agreement, shall promptly forward copies of such recorded or final documents to the Custodian and the Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Custodian either (i) shall direct the related Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, or
(ii) shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Custodian shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If a Mortgage Loan Seller has been so notified and has not responded within ten (10) Business Days, then the Custodian shall promptly thereafter also so notify the Master Servicer, the Special Servicer, the Rating Agencies, the Trustee and the Controlling Class Representative. As regards the reasonable out-of-pocket costs and expenses incurred by the Custodian in connection with the recording and filing of documents pursuant to this Section 2.01(e), the Custodian shall seek reimbursement from the related Mortgage Loan Seller as and to the extent provided in the related Mortgage Loan Purchase Agreement. The Depositor hereby represents and warrants that the Mortgage Loan Sellers, pursuant to their respective Mortgage Loan Purchase Agreements, are contractually obligated to provide the Custodian with a power of attorney to enable the Custodian to record any loan documents that the Custodian has been unable to record.

                (f) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers, pursuant to their respective Mortgage Loan Purchase Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, within 10 days following the Closing Date (or, if any of the following items are not in the actual possession of a Mortgage Loan

Seller, as soon as reasonably practical, but in any event within 30 days, after the Closing Date): (i) copies of the Mortgage Files, as well as the most recent appraisals and environmental/engineering reports, for the respective Mortgage Loans; and (ii) originals or copies of all financial statements, leases, rent rolls and tenant estoppels in the possession or under the control of the particular Mortgage Loan Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the particular Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are necessary for the ongoing servicing and administration of the Mortgage Loans; and (iii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of the particular Mortgage Loan Seller that relate to the respective Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Master Servicer. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders. The Master Servicer shall not be liable to the Trust or any parties hereto for the failure of the Mortgage Loan Seller to deliver any of the above-referenced documents.

                (g) The Depositor shall be responsible for paying the on-going surveillance fees of the Rating Agencies, which may be in the form of a one time up-front payment.

                SECTION 2.02.   Acceptance of Mortgage Assets by Trustee.

                (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, through the Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files, (ii) the Loan REMIC Interests and the Loan REMIC Declaration, and (iii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans, the Loan REMIC Interests and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit. In connection with the foregoing, the Custodian hereby certifies to each of the parties hereto, the Mortgage Loan Sellers, and the Controlling Class Representative that, as to each Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2 (which Schedule of Exceptions to Mortgage File Delivery shall, to the extent applicable, constitute notice to the Mortgage Loan Sellers of any actual Document Defects reflected thereon), (i) the Specially Designated Mortgage Loan Documents are in its possession, (ii) if such Mortgage Loan is identified on Exhibit B-1D, the original or a copy of the Loan REMIC Declaration specified in clause (xii) of the definition of "Mortgage File" is in its possession, and (iii) such Specially Designated Mortgage Loan Documents and, if applicable, such Loan REMIC Declaration have been reviewed by it and each (A) appears regular on its face (in the case of such Specially Designated Mortgage Loan Documents, handwritten additions, changes or corrections shall not constitute irregularities if initialed by the related Borrower), (B) appears to have been executed and (C) purports to relate to such Mortgage Loan.

                (b) On or about the 60th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Custodian of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earlier of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed and (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund), the Custodian shall review the documents delivered to it with respect to each Mortgage Loan, and the Custodian shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Sellers and the Controlling Class Representative that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification, which exception report shall, to the extent applicable, constitute notice to the Mortgage Loan Sellers of any actual Document Defects reflected thereon): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a "lost note affidavit" certifying that the original of such Mortgage Note has been lost), the original or a copy of each document specified in clauses (ii) and (iv) of the definition of "Mortgage File", the original or a copy of the policy of title insurance specified in clause (vii) of the definition of "Mortgage File", originals or copies of any documents specified in clauses (iii) and (v) of the definition of "Mortgage File" (to the extent that the Trustee has actual knowledge that such documents exist), the original or a copy of each document specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), any other Specially Designated Mortgage Loan Documents and, in the case of the Mortgage Loan identified on Exhibit B-1D, the original or a copy of the Loan REMIC Declaration specified in clause (xii) of the definition of "Mortgage File", has been delivered to it; (ii) if such report is more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Custodian of the particular recorded/filed documents); (iii) all documents received by it with respect to such Mortgage Loan have been reviewed by it and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the related Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii)(A) (other than the zip code), (iii)(A) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. The Custodian, upon request, shall distribute to any party to this Agreement, the Rating Agencies or the Certificateholders current exception reports for as long as there are exceptions outstanding.

                (c) None of the Trustee, the Master Servicer, the Special Servicer or the Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or the Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                (d)     In performing the reviews contemplated by subsections
(a) and (b) above, the Custodian may conclusively rely on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i), (ii), (iii) (to the extent that the Custodian has actual knowledge that such documents exist), (iv), (v) (to the extent that the Custodian has actual knowledge that such documents exist),
(vii), (viii) and (xii) of the definition of "Mortgage File" and any other Specially Designated Mortgage Loan Documents have been received and such additional information as will be necessary for making and/or delivering the certifications required by subsections (a) and (b) above. Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Custodian shall assume for purposes of the certifications delivered pursuant to this Section 2.02, that one state level UCC filing and one county level UCC filing was made for each Mortgaged Property operated as a healthcare or hospitality property.

                SECTION 2.03. Certain Repurchases of Mortgage Loans by the Originators; Recording Omissions.

                (a) If any party hereto discovers, or receives notice from a non-party of, a Document Defect or Breach, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice of any such Document Defect or Breach, the Trustee shall notify the Master Servicer, the Special Servicer, the Custodian, the Controlling Class Representative, the Rating Agencies and the related Mortgage Loan Seller.

                (b) Promptly upon its becoming aware of or receiving notice of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Trustee shall direct the related Mortgage Loan Seller that such Mortgage Loan Seller must, not later than the end of the applicable Initial Resolution Period, cure such Material Document Defect or Material Breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase Agreement) at the applicable Purchase Price; provided that if (i) any such Material Breach or Material Document Defect does not affect whether the affected Mortgage Loan was, is or will continue to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, and (iv) the related Mortgage Loan Seller shall have delivered to the Trustee a certification executed on behalf of such Mortgage Loan Seller by an officer thereof (A) setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the applicable Initial Resolution Period, (B) specifying what actions such Mortgage Loan Seller is pursuing in connection with the cure thereof and (C) stating that such Mortgage Loan Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period equal to any applicable Resolution Extension Period (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer and the Controlling Class Representative), then such Mortgage Loan Seller shall have an additional period equal to any applicable Resolution Extension Period to complete such cure (or, if it fails to complete such cure, to repurchase the affected Mortgage Loan); and provided, further, that, on or after January 31, 2003, if any Mortgage Loan Seller receives notice of a Material Document Defect with respect to any of its Mortgage Loans, and if such Material Document Defect constitutes a Recording Omission, and if the Controlling Class

Representative so consents in its sole discretion, such Mortgage Loan Seller may establish a Recording Omission Reserve or a Recording Omission Credit as contemplated by Section 2.03(e) in lieu of repurchasing such Mortgage Loan (but in no event later than such repurchase would have to have been completed and without diminishing its cure/repurchase obligations in respect of any other Material Document Defect or Material Breach relating to such Mortgage Loan). If any Mortgage Loan is to be repurchased as contemplated by this Section 2.03, the Trustee shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price are to be wired, and the Master Servicer shall promptly notify the Trustee and Certificate Administrator when such deposit is made. Any such repurchase of a Mortgage Loan shall be on a whole loan, servicing released basis (subject to any rights of a Designated Sub-Servicer to continue to primary service (or to perform select servicing duties with respect to) the Deleted Mortgage Loan as set forth in any applicable Designated Sub-Servicer Agreement).

                If a Material Document Defect exists with respect to any Mortgage Loan, if such Material Document Defect consists of the related Mortgage Loan Seller's failure to deliver any related Specially Designated Mortgage Loan Document to the Custodian on or before the Closing Date, and if the related Mortgage Loan Seller escrows with the Master Servicer, within 15 days of the Closing Date, cash in the amount of 25% of the Cut-off Date Principal Balance of such Mortgage Loan (such cash amount, the "Purchase Price Security Deposit"), then the Initial Resolution Period applicable to the remediation of such Material Document Defect shall be extended until the 30th day following the Closing Date. The Master Servicer shall establish, and maintain any Purchase Price Security Deposit delivered to it with respect to any Mortgage Loan in, one or more accounts (individually and collectively, the "Purchase Price Security Deposit Account"), each of which shall be an Eligible Account, and shall be entitled to make withdrawals from the Purchase Price Security Deposit for any Mortgage Loan maintained in such account(s) for the following purposes: (i) to cover any costs and expenses resulting from the applicable Material Document Defect; (ii) upon any discounted payoff or other liquidation of such Mortgage Loan, to cover any Realized Loss related thereto; and (iii) if the related Mortgage Loan Seller so directs, or if the applicable Material Document Defect is not remedied by the end of the extended Initial Resolution Period, to apply the Purchase Price Security Deposit to a full or partial, as applicable, payment of the Purchase Price for such Mortgage Loan. Any amounts withdrawn by the Master Servicer from the Purchase Price Security Deposit Account shall be deposited by the Master Servicer into the Collection Account. Any withdrawals from the Purchase Price Security Deposit Account shall be deemed to be "Liquidation Proceeds" for the purposes of this Agreement (other than Section 3.11(c)). The Purchase Price Security Deposit Account, and any Purchase Price Security Deposit, shall be part of the Trust Fund but outside any REMIC Pool or Grantor Trust Pool. The investment of funds in the Purchase Price Security Deposit Account shall be governed by the terms of the respective Mortgage Loan Purchase Agreements. The related Mortgage Loan Seller may obtain a release of the Purchase Price Security Deposit for any Mortgage Loan (net of any amounts payable therefrom as contemplated by the prior sentences of this paragraph) upon such Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or, as confirmed by the Custodian to the Master Servicer, upon the subject Material Document Defect's being remedied in all material respects.

                If the Borrower under the Mortgage Loan identified on Exhibit B-1D informs the Master Servicer that it desires to obtain a partial release of the related Mortgaged Property from the lien of the related Mortgage in accordance with the partial release rider to the related Mortgage, then the Master Servicer shall seek confirmation from the Rating Agencies that such partial release will not result in an Adverse Rating Event. The Master Servicer shall suggest to each Rating Agency that, prior to its issuing any letter confirming that such partial release would not result in an Adverse Rating Event with respect to any Class of Rated Certificates, such Rating Agency should require an Opinion of Counsel to the effect that such partial release shall not result in an Adverse REMIC Event with respect to the Loan REMIC. If the Master Servicer cannot confirm that such opinion has been rendered but reasonably believes that the conditions precedent to such partial release set forth in the related Mortgage will be satisfied, then the Master Servicer shall require the related Mortgage Loan Seller, in accordance with the related Mortgage Loan Purchase Agreement, either to deliver to the Master Servicer such an Opinion of Counsel addressed to the Master Servicer, the Trustee and the Tax Administrator or to repurchase the subject Mortgage Loan at the Purchase Price, in either case prior to the date on which such partial release shall occur.

                If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by or on behalf of a Mortgage Loan Seller as contemplated by this Section 2.03, then, prior to the subject repurchase, at the request of the related Mortgage Loan Seller, the Master Servicer shall use reasonable efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the related Mortgage Loan Seller has delivered or caused to be delivered to the Master Servicer, the Certificate Administrator, the Tax Administrator and the Trustee
(i) an Opinion of Counsel addressed to the Trustee and the Tax Administrator to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool, (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates and (iii) written consent to such termination from the Controlling Class Representative, which consent may be granted or withheld in its sole discretion; and provided, further, that the related Mortgage Loan Seller may, at its option, repurchase the entire Cross-Collateralized Group without termination of the cross-collateralization. To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the Master Servicer with a limited power of attorney that enables the Master Servicer to execute) the loan documentation referred to in the prior sentence; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the Master Servicer. The Master Servicer shall advance all costs and expenses incurred by the Trustee and the Master Servicer pursuant to this paragraph, and such advances shall (i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased. Neither the Master Servicer nor the Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph for any reason beyond the control of the Master Servicer or Special Servicer, as the case may be. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of this Section 2.03 and the related Mortgage Loan Purchase Agreement, including for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

                In connection with any repurchase of any of the Mortgage Loans listed on Exhibit B-1D pursuant to or as contemplated by this Section 2.03(b), the Tax Administrator shall effect a "qualified liquidation" of the Loan REMIC in accordance with the REMIC Provisions.

                If any Mortgage Loan is to be repurchased as contemplated by this Section 2.03, the Trustee shall direct the related Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of the Deleted Mortgage Loan and deliver the same to the Certificate Administrator. Upon the Certificate Administrator's receipt from the Mortgage Loan Seller of such amended Mortgage Loan Schedule, the Certificate Administrator shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the respective parties hereto and to the Controlling Class Representative.

                In the case of an AMCC Mortgage Loan, all references in this
Section 2.03(b) to "Mortgage Loan Seller" shall be deemed to also be references to ABC (but only if and to the extent that ABC would, pursuant to the ABC Support Letter, be liable for those obligations of AMCC as a Mortgage Loan Seller under the AMCC Mortgage Loan Purchase Agreement that are contemplated above in this Section 2.03(b)).

                Notwithstanding anything herein to the contrary, the parties hereto understand and agree that if a Material Document Defect or a Material Breach existed with respect to any Mortgage Loan at the time it became an REO Mortgage Loan and either (i) the related Mortgage Loan Seller had discovered or been notified of such Material Document Defect or Material Breach at least 90 days prior to such Mortgage Loan's becoming an REO Mortgage Loan or (ii) such Material Document Defect or Material Breach, regardless of whether it was yet discovered as of the date that such Mortgage Loan became an REO Mortgage Loan, materially and adversely affects the value of the related REO Property or material additional collateral or the interests of the Certificateholders therein, then the related Mortgage Loan Seller, in accordance with the related Mortgage Loan Purchase Agreement, shall have the same cure/repurchase obligations with respect to such Material Document Defect or Material Breach and such related REO Property or material additional collateral as it would have had with respect to the subject Mortgage Loan, if it were still outstanding.

                (c) Upon its receipt of an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price for any Mortgage Loan repurchased by or on behalf of a Mortgage Loan Seller as contemplated by this Section 2.03 has been deposited in the Collection Account, the Custodian shall release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Custodian for the Deleted Mortgage Loan to the party effecting the repurchase or its designee, and the Trustee shall execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Borrower(s) of the transfers of the Deleted Mortgage Loan(s). In connection with any such repurchase by or on behalf of a Mortgage Loan Seller, each of the Master Servicer and the Special Servicer shall deliver to the party effecting the repurchase or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase.

                (d) Except as contemplated by the next two sentences, the Mortgage Loan Purchase Agreements (and, in the case of an AMCC Mortgage Loan, the ABC Support Letter) provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect. If any Mortgage Loan Seller defaults on its obligations to repurchase any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall promptly notify the Trustee, and the Trustee shall notify the Certificateholders. Thereafter, the Trustee shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase obligations, including the institution and prosecution of appropriate legal proceedings, as the Trustee shall determine are in the best interests of the Certificateholders (taken as a collective whole).

                (e) If, on or after January 31, 2003, any Mortgage Loan Seller receives notice of a Material Document Defect with respect to any of its Mortgage Loans, which Material Document Defect constitutes a Recording Omission, then such Mortgage Loan Seller may, with the consent of the Controlling Class Representative, which consent may be granted or withheld in its sole discretion, in lieu of repurchasing such Mortgage loan (as and to the extent contemplated by Section 2.03(b)), but in no event later than such repurchase would have to have been completed, establish a Recording Omission Credit or a Recording Omission Reserve with the Master Servicer. In furtherance of the preceding sentence, (A) the Master Servicer shall establish one or more accounts (collectively, the "Special Reserve Account") with respect to the subject Mortgage Loan, each of which shall be an Eligible Account; (B) the Master Servicer shall deposit any Recording Omission Reserve into the Special Reserve Account within one Business Day after receipt; and (C) the Master Servicer shall administer the Special Reserve Account in accordance with the terms of the related Mortgage Loan Purchase Agreement. In the event that the Master Servicer is entitled to apply any related Recording Omission Reserve or to draw upon any related Recording Omission Credit to cover losses or expenses directly incurred by the Trust Fund as a result of a Recording Omission in respect of any Mortgage Loan, then prior to making a Servicing Advance or incurring an Additional Trust Fund Expense to cover any losses or expenses directly resulting from such Recording Omission, the Master Servicer shall draw upon such related Recording Omission Reserve (out of the Special Reserve Account) or upon such related Recording Omission Credit, as the case may be, up to the amount of such losses or expenses and shall deposit the funds from such draw into the Collection Account, and such amounts shall be deemed to be "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)) and shall be applied to cover such losses or expenses. The Recording Omission Reserve or Recording Omission Credit (or any unused balance thereof) delivered by any Mortgage Loan Seller with respect to any Mortgage Loan shall be released to such Mortgage Loan Seller by the Master Servicer upon the earlier of (i) the curing of all Recording Omissions with respect to such Mortgage Loan and (ii) the removal of such Mortgage Loan from the Trust Fund. The Special Reserve Account, and any Recording Omission Reserves and Recording Title Policy Credits, shall be part of the Trust Fund but outside any REMIC Pool or Grantor Trust Pool. The investment of funds in the Special Reserve Account shall be governed by the terms of the respective Mortgage Loan Purchase Agreements.

                (f) If and to the extent not otherwise covered by any related Recording Omission Credit, Recording Omission Reserve or Purchase Price Security Deposit, the Trustee, the Custodian, the Tax Administrator, the Certificate Administrator, the Master Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable out-of-pocket expenses, including reasonable attorneys' fees and expenses related to their obligations set forth in this Section 2.03: first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller (or, if applicable, ABC) ordered or awarded pursuant to an adjudication; second, out of the related Purchase

Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of any enforcement action it is determined that the amounts described in clauses first and second are insufficient, then out of general collections on the Mortgage Loans on deposit in the Collection Account.

                SECTION 2.04.   Representations and Warranties of the Depositor.

                (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                        (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Depositor's principal place of business and its chief executive office is located in the State of New York.

                        (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                        (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                        (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to
        (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and
        (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                        (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                        (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the

        Underwriters, and (C) any recordation of the assignments of Mortgage Loan documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

                        (vii) The Depositor's transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                        (viii) The Depositor is not transferring the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors. In connection with its transfer of the Mortgage Loans hereunder, the Depositor will receive new value and consideration constituting at least reasonably equivalent value and fair consideration for the assets transferred.

                        (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(b).

                        (x) After giving effect to its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business, and such transfer will not render the Depositor insolvent.

                        (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                        (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

                        (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor. The execution, delivery and performance of this Agreement by the Depositor constitutes bona fide and arm's-length transactions and are undertaken in the ordinary course of business of the Depositor.

                        (xiv) Assuming the accuracy of the representations and warranties of the Mortgage Loan Sellers set forth in their respective Mortgage Loan Purchase Agreements, immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan, and the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans.

                        (xv) The Depositor is transferring the Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests created by or through the Depositor.

                        (xvi) Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Depositor to the Trustee.

                (b) The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

        SECTION 2.05.   Representations and Warranties of the Master Servicer.

                (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                        (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                        (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the material breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                        (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions involving the Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                        (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                        (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                        (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer, the outcome of which, in the Master Servicer's reasonable judgement, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's reasonable judgment, could reasonably be expected to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                        (vii) The Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

                        (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained and except where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

                (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of such foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

                (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                SECTION 2.06. Representations and Warranties of the Special Servicer.

                (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                        (i) The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                        (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the material breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                        (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                        (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                        (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                        (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer, the outcome of which, in the Special Servicer's reasonable judgement, would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's reasonable judgment, could reasonably be expected to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                        (vii) The Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

                        (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained and except where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Special Servicer to perform its obligations under this Agreement.

                (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto and the Controlling Class Representative.

                (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                SECTION 2.07.   Representations and Warranties of the Trustee.

                (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                        (i) The Trustee is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement.

                        (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Trustee is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                        (iii) The Trustee has the requisite power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                        (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and
        (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                        (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                        (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                        (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                        (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

                (b) The representations and warranties of the Trustee set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

                (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                SECTION 2.08. Representations and Warranties of the Certificate Administrator and Tax Administrator.

                (a) The Certificate Administrator and the Tax Administrator each hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                        (i) It is duly organized and validly existing as a banking corporation under the laws of the State of New York.

                        (ii) Its execution and delivery of, performance under and compliance with this Agreement will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in its reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations under this Agreement or its financial condition.

                        (iii) It has the requisite power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                        (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes its valid, legal and binding obligation, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                        (v) It is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations under this Agreement or its financial condition.

                        (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by it of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                        (vii) No litigation is pending or, to the best of its knowledge, threatened against it that, if determined adversely to it, would prohibit it from entering into this Agreement or that, in its reasonable judgment, is likely to materially and adversely affect either its ability to perform its obligations under this Agreement or its financial condition.

                        (viii) Chase is eligible to act as certificate administrator and tax administrator hereunder in accordance with Section 8.06.

                        (ix) Chase's acting hereunder as certificate administrator or tax administrator will not render the Underwriter Exemption unavailable to Certificateholders and/or Certificate Owners that desire to transfer their Investment Grade Certificates or interests therein to Plans.

                (b) The representations and warranties of the Certificate Administrator and the Tax Administrator set forth in Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

                (c) Any successor to the Certificate Administrator and/or Tax Administrator shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                SECTION 2.09.   Designation of the Certificates.

                (a) The Certificates shall consist of 20 classes with the following alphabetic and/or numeric class designations: "Class A-1", "Class A-2", "Class A-3", "Class B", "Class C", "Class D", "Class E", "Class F", "Class G", "Class H", "Class J", "Class K", "Class L", "Class M", "Class N", "Class P", "Class R", "Class X-1", "Class X-2" and "Class Y", respectively.

                (b) The Class A-1, Class A-2 and Class A-3 Certificates are collectively designated as the "Class A Certificates".

                (c) The Class X-1, Class X-2, Class A-1, Class A-2 and Class A-3 Certificates are collectively designated as the "Senior Certificates".

                (d) The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class R Certificates are collectively designated as the "Subordinate Certificates".

                (e) The Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates are collectively designated as the "Principal Balance Certificates".

                (f) The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates are collectively designated as the "Subordinate Principal Balance Certificates".

                (g) The Class X-1 and Class X-2 Certificates are collectively designated as the "Interest Only Certificates".

                (h) The Interest Only Certificates and the Principal Balance Certificates are collectively designated as the "REMIC III Regular Interest Certificates".

                (i) The Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates are collectively designated as the "Yield Maintenance Certificates".

                SECTION 2.10. Creation of REMIC I; Issuance of the REMIC I Regular Interests and the REMIC I Residual Interest; Certain Matters Involving REMIC I and the Loan REMIC.

                (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I": (i) the Mortgage Loans that are from time to time subject to this Agreement (other than the Mortgage Loan that is held by the Loan REMIC), together with (A) all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date, and exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Mortgage Loans after their respective Anticipated Repayment Dates and exclusive of Excess Servicing Fees), (B) all Principal Prepayments and corresponding interest payments on the Mortgage Loans received after the Cut-off Date through and including the Closing Date, and (C) all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of a Mortgage Loan (other than the Mortgage Loan that had been held by the Loan REMIC); (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Fund and, if established, the REO Account (exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Mortgage Loans after their respective Anticipated Repayment Dates and exclusive of Excess Servicing Fees); (iv) the rights of the Depositor under each Mortgage Loan Purchase Agreement (exclusive of any Purchase Price Security Deposits, Recording Omission Credits and/or Reserves delivered to the Master Servicer by the respective Mortgage Loan Sellers as contemplated by Section 2.03(b) and/or Section 2.03(e)); (v) the rights of the Depositor and the Trustee under the ABC Support Letter; and (vi) the Loan REMIC Regular Interest and all payments under and proceeds of such Loan REMIC Regular Interest received after the Closing Date. The Closing Date is hereby designated as the "Startup Day" of REMIC I, within the meaning of Section 860G(a)(9) of the Code.

                A Loan REMIC Declaration has been made with respect to the Mortgage Loan listed on Exhibit B-1D hereto. In the case of such Mortgage Loan, the Loan REMIC will include such Mortgage Loan and any REO Property acquired in respect of such Mortgage Loan. The "Startup Day" for the Loan REMIC, within the meaning of Section 860G(a)(9) of the Code, is designated in the Loan REMIC Declaration.

                (b) Concurrently with the assignment of the Mortgage Loans (or, in the case of the Mortgage Loan listed on Exhibit B-1D hereto, the Loan REMIC Regular Interest) and certain related assets to the Trustee pursuant to
Section 2.01(b) and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. A separate REMIC I Regular Interest shall be issued with respect to each Mortgage Loan and Loan REMIC Regular Interest that is an asset of REMIC I. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Mortgage Loan with respect to which it was issued (or, if applicable, to the Loan REMIC Regular Interest with respect to which it was issued and also to the corresponding Mortgage Loan) and to each REO Mortgage Loan deemed outstanding with respect to any REO Property acquired in respect of any such Mortgage Loan. Neither the REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

                (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The Loan REMIC Regular Interest shall constitute the "regular interest" (within the meaning of Section 860G(a)(1) of the Code), and the Loan REMIC Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in the Loan REMIC. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I or the Loan REMIC (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                (d) The designation for each REMIC I Regular Interest shall be the identification number for the related Mortgage Loan set forth in the Mortgage Loan Schedule.

                (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan (as specified in the Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(l) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

                (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. The REMIC I Remittance Rate with respect to any particular REMIC I Regular Interest for any Interest Accrual Period shall be calculated as follows:

                        (i) if, as of the Closing Date, the related Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date; and

                        (ii) if, as of the Closing Date, the related Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below) equal the product of (A) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30, multiplied by (B) the Net Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date; provided that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during January 2002 or during January of any year thereafter or during December 2001 or during December of any year thereafter that does not immediately precede a leap year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (M) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, as calculated without regard to this proviso, minus (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times the related Interest Reserve Amount that is to be transferred from the Distribution Account to the Interest Reserve Account in the following calendar month in accordance with Section 3.04(c), and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and, provided, further, that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during February of any year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (S) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, as calculated without regard to this proviso, plus (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any related Interest Reserve Amount(s) to be transferred from the Interest Reserve Account to the Distribution Account pursuant to
        Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date.

                (g) Each REMIC I Regular Interest shall bear interest, and such interest shall commence accruing on the Cut-off Date. In the case of each REMIC I Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC I Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to Section 4.01(l), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC I Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC I Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to Section 4.01(l), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC I Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC I Regular Interest for any Distribution Date is the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC I Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC II with respect to such REMIC I Regular Interest on all such prior Distribution Dates, if any, pursuant to
Section 4.01(l).

                (h)     Solely for purposes of satisfying Treasury regulation
section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date. The Latest Possible Maturity Date for the Loan REMIC Regular Interest shall be the Stated Maturity Date for the related Mortgage Loan.

                (i) Neither the REMIC I Residual Interest nor the Loan REMIC Residual Interest shall have a principal balance or bear interest.

                SECTION 2.11. Conveyance of REMIC I Regular Interests; Acceptance of REMIC I Regular Interests by Trustee.

                The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the REMIC III Regular Interest Certificateholders and the Class R Certificateholders. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Regular Interest Certificateholders and Class R Certificateholders.

                SECTION 2.12. Creation of REMIC II; Issuance of the REMIC II Regular Interests and the REMIC II Residual Interest; Certain Matters Involving REMIC II.

                (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

                (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.11 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be 17 separate REMIC II Regular Interests. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

                (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                (d) The REMIC II Regular Interests shall have the following alphabetic and/or numeric designations: "A-1", "A-2", "A-3A", "A-3B", "B", "C", "D", "E", "F", "G", "H", "J", "K", "L", "M", "N" and "P", respectively.

                (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof:

      DESIGNATION OF
         REMIC II              INITIAL UNCERTIFICATED
     REGULAR INTEREST            PRINCIPAL BALANCE
     ----------------          ----------------------
           A-1                     $   50,000,000
           A-2                     $  169,525,000
           A-3A                    $   89,049,000
           A-3B                    $  425,000,000
            B                      $   40,490,000
            C                      $   40,489,000
            D                      $   11,909,000
            E                      $   14,290,000
            F                      $   14,291,000
            G                      $   14,290,000
            H                      $   19,054,000
            J                      $   19,054,000
            K                      $    7,145,000
            L                      $    7,145,000
            M                      $    7,145,000
            N                      $    4,764,000
            P                      $   19,054,295

                On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(k) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

                (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate that, with respect to any Interest Accrual Period, shall equal the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

                (g) Each REMIC II Regular Interest shall bear interest, and such interest shall commence accruing on the Cut-off Date. In the case of each REMIC II Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the

REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC II Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(k), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC II Regular Interest for the related Distribution Date) equal to
(i) the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(k), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC II Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC II Regular Interest for any Distribution Date is the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(k).

                (h)     Solely for purposes of satisfying Treasury Regulation
Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

                (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

                SECTION 2.13. Conveyance of REMIC II Regular Interests; Acceptance of REMIC II Regular Interests by Trustee.

                The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the REMIC III Regular Interest Certificateholders and the Class R Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Regular Interest Certificateholders and Class R Certificateholders.

                SECTION 2.14. Creation of REMIC III; Issuance of the REMIC III Regular Interest Certificates, the Group X-2 REMIC III Regular Interests and the REMIC III Residual Interest; Certain Matters Involving REMIC III.

                (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of
Section 860G(a)(9) of the Code.

                (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.13 and in exchange therefor, the Group X-2 REMIC II Regular Interests and the REMIC III Residual Interest shall be issued, and the Certificate Registrar shall execute, authenticate and deliver, to or upon the order of the Depositor, the REMIC III Regular Interest Certificates in authorized denominations. There shall be 18 Classes of REMIC III Regular Interest Certificates. The Class X-2 Certificates shall collectively represent all of the Group X-2 REMIC III Regular Interests. The REMIC III Residual Interest shall not be certificated. The interests evidenced by the REMIC III Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

                (c) The respective Group X-2 REMIC III Regular Interests and the respective interests evidenced by the Class X-1 Certificates and the Classes of the Principal Balance Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                (d) The designations for the respective classes of the REMIC III Regular Interest Certificates are specified in Section 2.09.

                The Group X-2 REMIC III Regular Interests will have the following respective alphabetic and/or numeric designations: "X-2-A-3B", "X-2-B", "X-2-C", "X-2-D", "X-2-E" and "X-2-F".

                (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof.

             CLASS                        INITIAL CLASS
          DESIGNATION                   PRINCIPAL BALANCE
          -----------                   -----------------
              A-1                         $    50,000,000
              A-2                         $   169,525,000
              A-3                         $   514,049,000
               B                          $    40,490,000
               C                          $    40,489,000
               D                          $    11,909,000
               E                          $    14,290,000
               F                          $    14,291,000
               G                          $    14,290,000
               H                          $    19,054,000
               J                          $    19,054,000
               K                          $     7,145,000
               L                          $     7,145,000
               M                          $     7,145,000
               N                          $     4,764,000
               P                          $    19,054,295

                On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, and, further, by any Unfunded Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to
Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of any Class of Principal Balance Certificates in reimbursement of any Unfunded Principal Balance Reductions with respect to such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

                The Interest Only Certificates shall not have principal balances. For purposes of accruing interest, however, the Class X-1 Certificates shall have a Class Notional Amount that is, as of any date of determination, equal to the total of the then Uncertificated Principal Balances of all the REMIC II Regular Interests; and the Class X-2 Certificates shall have a Class Notional Amount that is, as of any date of determination, equal to the total of the Uncertificated Principal Balances of REMIC II Regular Interest A-3B, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E and REMIC II Regular Interest F.

                None of the Group X-2 REMIC III Regular Interests shall have principal balances. For purposes of accruing interest, however, each Group X-2 REMIC III Regular Interest shall have a notional amount that is, as of any date of determination, equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest.

                (f) Each Class of REMIC III Regular Interest Certificates shall have a Pass-Through Rate, and each Group X-2 REMIC III Regular Interest shall have a REMIC III Remittance Rate.

                The Pass-Through Rate with respect to each Class of Principal Balance Certificates for any Interest Accrual Period shall be as follows:

                        (i) in the case of the Class A-1 Certificates, 5.1370% per annum;

                        (ii) in the case of the Class A-2 Certificates, 6.2260% per annum;

                        (iii) in the case of the Class A-3 Certificates, 6.4280% per annum;

                        (iv) in the case of the Class B Certificates, the lesser of (A) 6.5800% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest B for such Interest Accrual Period;

                        (v) in the case of the Class C Certificates, the lesser of (A) 6.7290% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest C for such Interest Accrual Period;

                        (vi) in the case of the Class D Certificates, the lesser of (A) 6.8310% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest D for such Interest Accrual Period;

                        (vii) in the case of the Class E Certificates, the lesser of (A) 6.3100% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest E for such interest Accrual Period;

                        (viii) in the case of the Class F Certificates, the lesser of (A) 6.4050% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest F for such Interest Accrual Period; and

                        (ix) in the case of the Class G Certificates, the lesser of (A) 6.7840% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest G for such Interest Accrual Period;

                        (x) in the case of the Class H Certificates 6.1380% per annum;

                        (xi) in the case of the Class J Certificates 6.1380% per annum;

                        (xii) in the case of the Class K Certificates 6.1380% per annum;

                        (xiii) in the case of the Class L Certificates 6.1380% per annum;

                        (xiv) in the case of the Class M Certificates 6.1380% per annum;

                        (xv) in the case of the Class N Certificates 6.1380% per annum; and

                        (xvi) in the case of the Class P Certificates 6.1380% per annum.

                With respect to the Class X-1 Certificates, the related Pass-Through Rate for each Interest Accrual Period shall be a rate per annum equal to the excess, if any, of (i) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of all of the REMIC II Regular Interests, over (ii) the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective Adjusted REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of all of the REMIC II Regular Interests. For purposes of the foregoing, the relevant weighting shall be based on the Uncertificated Principal Balance of each REMIC II Regular Interest immediately prior to the related Distribution Date.

                With respect to the Class X-2 Certificates, the Pass-Through Rate for any Interest Accrual Period shall equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC III Remittance Rates in effect for all of the Group X-2 REMIC III Regular Interests for such Interest Accrual Period, weighted on the basis of the respective notional amounts of the Group X-2 REMIC III Regular Interests immediately prior to the related Distribution Date.

                The REMIC III Remittance Rate for any Group X-2 REMIC III Regular Interest for any Interest Accrual Period shall equal the excess, if any, of (i) the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group X-2 REMIC III Regular Interest, over (ii) the Net Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group X-2 REMIC Regular Interest.

                (g) Each Class of REMIC III Regular Interest Certificates shall bear interest, and such interest shall commence accruing on the Cut-off Date. In the case of each Class of REMIC III Regular Interest Certificates, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period on the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each Class of REMIC III Regular Interest Certificates during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such Class of Certificates for such Interest Accrual Period) shall equal 1/12 of the product of (i) the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to the Class X-2 Certificates for any Interest Accrual Period that is attributable to any particular Group X-2 REMIC III Regular Interest shall be an amount (herein referred to as the "Interest Accrual Amount" with respect to such Group X-2 REMIC III Regular Interest for such Interest Accrual Period) equal to 1/12 of the product of (i) the REMIC III Remittance Rate with respect to such Group X-2 REMIC III Regular Interest for such Interest Accrual Period, multiplied by (ii) the notional amount of such Group X-2 REMIC III Regular Interest immediately prior to the related Distribution Date.

                The portion of the Interest Accrual Amount with respect to any Class of REMIC III Regular Interest Certificates for any Interest Accrual Period that shall be distributable to the Holders thereof on the related Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Class of Certificates for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the Classes of REMIC III Regular Interest Certificates on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. The portion of the Current Interest Distribution Amount with respect to the Class of X-2 Certificates for any Distribution Date that is attributable to any particular Group X-2 REMIC III Regular Interest shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Group X-2 REMIC III Regular Interest for such Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Group X-2 REMIC III Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) such Group X-2 REMIC III Regular Interest's share of the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, any portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocated to the Class X-2 Certificates shall in turn be allocated among the Group X-2 REMIC III Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period.

                If the entire Current Interest Distribution Amount with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is not distributed to the Holders thereof on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such Class of Certificates for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Class of Certificates for all prior Distribution Dates, if any, over (ii) the total amount of interest distributed to the Holders of such Class of Certificates on all such prior Distribution Dates, if any, pursuant to Section 4.01(a) or
Section 4.01(b), as applicable. The portion of the Carryforward Interest Distribution Amount with respect to the Class X-2 Certificates for any Distribution Date that is attributable to any particular Group X-2 REMIC III Regular Interest shall be an amount (herein referred to as the "Carryforward Interest Distribution Amount" with respect to such Group X-2 REMIC III Regular Interest for such Distribution Date) equal the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Group X-2 REMIC III Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to the Holders of such Class of Certificates with respect to such Group X-2 REMIC III Regular Interest on all prior Distribution Dates, if any, pursuant to Section 4.01(a).

                (h)     Solely for purposes of satisfying Treasury regulation
section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Group X-2 REMIC III Regular Interest, the Class X-1 Certificates and each Class of Principal Balance Certificates shall be the Rated Final Distribution Date.

                (i) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

                SECTION 2.15. Acceptance of Grantor Trusts by Trustee; Issuance of the Class Y and Class R Certificates.

                (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest received on the ARD Mortgage Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust Y". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust Y and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class Y Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust Y, the Certificate Registrar shall execute, authenticate and deliver, to or upon the order of the Depositor, the Class Y Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust Y. The rights of the Holders of the Class Y Certificates to receive distributions from the proceeds of Grantor Trust Y, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse, all right, title and interest of the Depositor in and to the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the Loan REMIC Residual Interest to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the Loan REMIC Residual Interest constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R, the Certificate Registrar shall execute, authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

                SECTION 3.01.   Administration of the Mortgage Loans.

                (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with any and all applicable laws, in accordance with the express terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. The Master Servicer or Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard and applicable law and in accordance with this Agreement. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Mortgage Loans, and
(ii) the Special Servicer shall service and administer (x) each Mortgage Loan as to which a Servicing Transfer Event has occurred and is continuing, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and, subject to its receipt of information from the Special Servicer as provided herein, prepare all reports to the Trustee or Certificate Administrator required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Mortgage Loans), to process payments at the direction of the Special Servicer, and to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; and provided, further, that the Special Servicer shall render such incidental services with respect to any Performing Mortgage Loans as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

                (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; and (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. In addition, without limiting the generality of the foregoing, each of the Master Servicer and Special Servicer is authorized and empowered by the Trustee to execute and deliver, in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder, including for purposes of drawing on any letter of credit; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

                (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                SECTION 3.02.   Collection of Mortgage Loan Payments.

                (a) The Master Servicer (in the case of Performing Mortgage Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall each undertake reasonable efforts consistent with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans and shall follow such collection procedures as are consistent with applicable law and the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with
Section 3.20 and, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to Performing Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

                (b) Ninety days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such date.

                SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

                (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, without limitation, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within one Business Day after any such receipt, the Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

                (b) The Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan documents; provided, however, that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

                (c) In accordance with the Servicing Standard, the Master Servicer shall, as to all the Mortgage Loans (including Specially Serviced Mortgage Loans), advance with respect to each Mortgaged Property all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents or other rents (if applicable), and (iii) premiums on Insurance Policies (including, without limitation, Environmental Insurance Policies), in each instance if and to the extent that Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount if the Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case the Master Servicer shall use its best efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by the Master Servicer that such amounts have not been, or are not reasonably likely to be, paid by the applicable penalty date. In no event shall the Master Servicer be required to make any Servicing Advance under this Section 3.03(c) to the extent such advance would, if made, constitute a Nonrecoverable Servicing Advance. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No


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

costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and similar items and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided, however, that this provision is in no way intended to affect amounts actually due and owing from the related Borrower under such Mortgage Loan.

                (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Mortgage Loans shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related Mortgage Loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements, environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered and, in the case of a Reserve Fund constituting debt service reserve accounts, to apply amounts on deposit therein in respect of principal and interest on the related Mortgage Loan. In addition, in the case of each Mortgage Loan identified on Exhibit B-1H, as and to the extent consistent with the Servicing Standard and the related Mortgage Loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, to prepay the Mortgage Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property (but only if such prepayment is required by the related Mortgage Loan documents or continuing to hold such funds or Letter of Credit as Additional Collateral is not consistent with the Servicing Standard), or to release such amounts to the related Borrower or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied, and the Master Servicer may return any Letter of Credit so delivered to the related Borrower, provided that the Master Servicer shall not release to the related Borrower any such performance holdback Reserve Funds, or return to the related Borrower any related Letter of Credit delivered in lieu of performance holdback Reserve Funds, the amount of which Reserve Funds or Letter of Credit are at least equal to the lesser of 5% of the unpaid principal balance or $200,000, unless and until: (i) the Master Servicer has so notified the Special Servicer in writing and has provided the Special Servicer with a recommendation and analysis and any written or electronic information in the Master Servicer's possession regarding such Mortgage Loan or the related Mortgaged Property that the Special Servicer may reasonably request within ten Business Days of receiving such written notice; and (ii) the Special Servicer has consented to such release of any such performance holdback Reserve Funds or return of any related Letter of Credit (such consent to be given or withheld in accordance with the Servicing Standard and to be deemed given if the Special Servicer does not object in writing to such release of any such performance holdback Reserve Funds or return of any such Letter of Credit within 15 Business Days after receiving such additional information from the Master Servicer (or, if it did not request additional information, within 15 Business Days after receiving such notice), including the Controlling Class Representative's five-Business Day response period pursuant to Section 3.24). Subject to the terms of the related Mortgage Loan documents, each Reserve Account shall be an Eligible Account. Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Borrower by law or the terms of the related Mortgage Loan. Any out-of-pocket expenses incurred by the Master Servicer to enable the Master


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

Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan.

                (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of an escrow agreement, operations and maintenance plan agreement or similar agreement or other agreement related to environmental matters contained in the Servicing File or Mortgage File, the Master Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of the related Mortgage Loan documents, the Master Servicer shall request from the Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall notify the Trustee, the Certificate Administrator, the Special Servicer and the Controlling Class Representative. The Master Servicer shall promptly notify the Trustee, the Certificate Administrator, the Special Servicer and the Controlling Class Representative if the Master Servicer shall determine that any Borrower has failed to perform its obligations under the related Mortgage Loan in respect of environmental matters.

                (f) Subject to applicable law and the terms of the related Mortgage Loan documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.

                SECTION 3.04. Collection Account, Distribution Account, Interest Reserve Account and Gain on Sale Reserve Fund.

                (a) The Master Servicer shall segregate and hold all funds collected and received in connection with the Mortgage Pool separate and apart from its own funds and general assets. In connection therewith, the Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within two Business Days of receipt (in the case of payments by Borrowers or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the related Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

                        (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of the Mortgage Loans, including Principal Prepayments;

                        (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans, including Default Interest and Post-ARD Additional Interest;

                        (iii) all Prepayment Premiums and late payment charges received in respect of the Mortgage Loans;

                        (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans;

                        (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

                        (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master forced place hazard policy;

                        (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c), any Purchase Price Security Deposit Account pursuant to Section 2.03(b) or any Special Reserve Account pursuant to Section 2.03(e); and

                        (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made.

                The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, (A) actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and processing or similar fees, need not be deposited by the Master Servicer in the Collection Account and (B) with respect to any amount representing a sub-servicing fee that otherwise would be required to be deposited by the Master Servicer in the Collection Account and that, once so deposited, would have been permitted to be withdrawn immediately from the Collection Account pursuant to Section 3.05 as part of the payment of the Master Servicing Fee, such amount shall be deemed to have been deposited to and withdrawn from the Collection Account for such purpose to the extent that such sum has been retained by the Sub-Servicer pursuant to the related Sub-Servicing Agreement. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the

Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

                (b) The Certificate Administrator shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Certificate Administrator shall, as a bookkeeping matter, establish and maintain two sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates and (ii) one of which sub-accounts (such sub-account, the "Class Y Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class Y Certificates. By 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Certificate Administrator, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. Immediately upon deposit of the Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Mortgage Loans shall be deemed to have been deposited into the Class Y Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by the Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Certificate Administrator for deposit in the Distribution Account. The Certificate Administrator shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to
Section 4.03, advanced by the Trustee or any Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Certificate Administrator shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Certificate Administrator shall transfer monies from the Gain on Sale Reserve Fund to the Distribution Account. If the Certificate Administrator shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

                (c) The Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2002, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Certificate Administrator shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date;

provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date.

                (d) Upon or prior to the receipt of any Excess Liquidation Proceeds in connection with the liquidation of any defaulted Mortgage Loan or REO Property, the Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Gain on Sale Reserve Fund") to be held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Gain on Sale Reserve Fund shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall deposit, or shall deliver to the Certificate Administrator to deposit, into the Gain on Sale Reserve Fund that portion, if any, of the Master Servicer Remittance Amount received by it on such Master Servicer Remittance Date that constitutes Excess Liquidation Proceeds, which Excess Liquidation Proceeds shall be indicated by the Master Servicer in the CMSA Loan Periodic Update File; provided that no such deposit into the Gain on Sale Reserve Fund shall be made in the month in which the Final Distribution Date occurs.

                (e) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account, the Interest Reserve Account and the Gain on Sale Reserve Fund shall remain uninvested. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Distribution Account, Interest Reserve Account and Gain on Sale Reserve Fund shall initially be held at the Corporate Trust Office of the Certificate Administrator, and the Certificate Administrator shall give notice to the parties hereto of the new location of each of the Distribution Account, Interest Reserve Account and Gain on Sale Reserve Fund prior to any change thereof.

                SECTION 3.05. Permitted Withdrawals From the Collection Account, the Distribution Account, the Interest Reserve Account and the Gain on Sale Reserve Fund.

                (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                        (i) to remit to the Certificate Administrator for deposit in the Distribution Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

                        (ii) to reimburse any Fiscal Agent, the Trustee or itself, in that order, for unreimbursed P&I Advances made thereby (in each case, with its own funds), any Fiscal Agent's, the Trustee's and the Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below), however, being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees);

                        (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to each Mortgage Loan, the Master Servicer's rights to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Mortgage Loan through the end of the then most recently ended calendar month, however, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) or such REO Mortgage Loan (whether in the form of REO Revenues, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) that are allocable as interest thereon;

                        (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan through the end of the then most recently ended calendar month;

                        (v) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

                        (vi) to reimburse any Fiscal Agent, the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), any Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                        (vii) to reimburse any Fiscal Agent, the Trustee, itself or the Special Servicer, in that order, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances;

                        (viii) to make payments, out of Default Charges collected on the related Mortgage Loan or REO Mortgage Loan, of unpaid interest on Advances and, except for Special Servicing Fees, Workout Fees and Liquidation Fees, any other unpaid expenses that, if paid from a source other than such Default Charges, would constitute Additional Trust Fund Expenses, all in accordance with clauses first and third of
        Section 3.25(a);

                        (ix) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing any Fiscal Agent, the Trustee, itself or the Special Servicer, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, and the Default Interest collected during such Collection Period is not sufficient to make such payment pursuant to clause (viii) above, to also pay such Person, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

                        (x) to pay itself any items of Additional Master Servicing Compensation, and to pay the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Collection Account from time to time;

                        (xi) to reimburse the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Tax Administrator for any reasonable out-of-pocket expenses for which it is entitled to be reimbursed pursuant to, and from the sources contemplated by, Section 2.03(e);

                        (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property, such payments to be made first out of Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be, and then out of general collections on other Mortgage Loans and REO Properties;

                        (xiii) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties, certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

                        (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

                        (xv) to pay itself, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Custodian, the Depositor, the Trustee, any Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any fees, expenses, reimbursements or indemnities payable to any such Person pursuant to Section 6.03, Section 7.01(b),
        Section 8.05, or Section 8.13, as applicable;

                        (xvi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the cost of the Opinion of Counsel contemplated by Section 11.02(a), and (B) the cost of recording this Agreement in accordance with Section 11.02(a);

                        (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) any out-of-pocket expense reasonably incurred by the Special Servicer in connection with its inspecting or causing the inspection of any REO Property or any Mortgaged Property securing a Specially Serviced Mortgage Loan in accordance with Section 3.12(a), (B) any expense (including the reasonable fees of tax accountants and attorneys) incurred by the Tax Administrator pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer, (C) any reasonable expense (including reasonable attorneys' fees and disbursements) that the Special Servicer incurs pursuant to its assuming the defense of the Controlling Class Representative in accordance with Section 3.23(e) and
        (D) any fee earned by the Master Servicer for making a Fair Value Determination in respect of any Specially Designated Defaulted Mortgage Loan pursuant to Section 3.18(b);

                        (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Tax Administrator, the Certificate Administrator, the Custodian or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

                        (xix) to pay itself, the Special Servicer, a Mortgage Loan Seller, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase; and

                        (xx) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

                If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xix) above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds, provided that where, as in clauses (ii) and (vi), an order of priority is set forth to govern the application of funds withdrawn from the Collection Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from the general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds, provided that where, as in clause (vii), an order of priority is set forth to govern the application of funds withdrawn from the Collection Account pursuant to such clause, payments, reimbursements or remittances pursuant to such clause shall be made in such order of priority to the extent of available funds.

                The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xix) above.

                (b) The Certificate Administrator shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes, to the extent not previously paid (the order set forth below not constituting an order of priority for such withdrawals):

                        (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

                        (ii)    to pay itself, the Trustee, the Tax
        Administrator or any of their respective directors, officers, employees and agents any amounts payable or reimbursable to any such Person pursuant to Section 8.05, including the Certificate Administrator's Fee to the Certificate Administrator and the Trustee's Fee to the Trustee;

                        (iii) to pay the Certificate Registrar, the Custodian, the Tax Administrator, any Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and 8.13(a);

                        (iv) to pay for the cost of the Opinions of Counsel sought by the Certificate Administrator or the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee or Certificate Administrator which amendment is in furtherance of the rights and interests of Certificateholders;

                        (v) to pay any and all federal, state and local taxes imposed on the Trust or on the assets or transactions of the Trust, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

                        (vi) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

                        (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2001), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Certificate Administrator shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account.

                (d) On each Distribution Date, prior to 11:00 a.m. New York City time, the Certificate Administrator shall withdraw from the Gain on Sale Reserve Fund and deposit in the Distribution Account, for distribution on such Distribution Date pursuant to Section 4.01, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Gain on Sale Reserve Fund and
(ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Standard Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Gain on Sale Reserve Fund to the Distribution Account); provided, that on the Final Distribution Date, prior to 11:00 a.m. New York City time, the Certificate Administrator shall withdraw from the Gain on Sale Reserve Fund and deposit in the Distribution Account, for distribution on such Distribution Date pursuant to Section 4.01, any and all amounts then on deposit in the Gain on Sale Reserve Fund.

                (e) The Trustee, any Fiscal Agent, the Certificate Administrator, the Tax Administrator, the Depositor, the Master Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection


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

Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement
Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

                SECTION 3.06. Investment of Funds in the Collection Account, Servicing Accounts, Reserve Accounts and the REO Account.

                (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depository institution (including the Certificate Administrator) maintaining the Collection Account or any Servicing Account or Reserve Account held by it, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining the REO Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan documents, as applicable; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the Master Servicer or Special Servicer, as applicable, gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security", "uncertificated security" or "deposit account". For purposes of this Section 3.06(a), (i) the terms "entitlement holder", "security entitlement", "control" (except with respect to deposit accounts), "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given to such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised
Article 8 (1994 Revision) of the UCC or Revised Article 9 (1998 Revision) of the UCC, as applicable. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account or any Servicing Account or Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

                (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of
                        (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such


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

                        Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period and, further, if and to the extent not required to be paid to the related Borrower pursuant to applicable law or the terms of the related Mortgage Loan, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03. If the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings and, in the case of a Servicing Account or an REO Account, other than a loss of an investment made for the benefit of the related Borrower, which is either invested at the direction of the related Borrower or as required under the related Mortgage Loan documents), the Master Servicer (in the case of the Collection Account and any Servicing Account or Reserve Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss).

                (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may, and, subject to
Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of REMIC III Regular Interest Certificates, the Trustee shall, take such action to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings.

                (d) Amounts on deposit in the Distribution Account, the Interest Reserve Account and the Gain on Sale Reserve Fund shall remain uninvested.

                (e) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Standard Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

                SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

                (a) The Master Servicer shall, as to all the Mortgage Loans, use reasonable efforts in accordance with the Servicing Standard to cause the related Borrower to maintain, and, if the related Borrower does not do so, the Master Servicer (even in the case of Specially Serviced Mortgage Loans) shall itself maintain (subject to Sections 3.11(h) and 3.11(i) hereof, and to the extent the Trustee, as mortgagee on behalf of the Certificateholders, has an insurable interest and to the extent available at commercially reasonable rates), all insurance coverage as is required under the related Mortgage subject to applicable law; provided that if any Mortgage permits the holder thereof to dictate to the Borrower the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard and shall require that such insurance be obtained from Qualified Insurers with the Required Claims-Paying Ratings. If and to the extent that the Borrower under any Mortgage Loan fails to maintain any such insurance coverage with respect to the related Mortgaged Property, the Master Servicer shall cause such insurance to be maintained with Qualified Insurers that possess (or whose obligations are guaranteed or backed, in writing, by an entity having) the Required Claims-Paying Ratings; provided that the Trustee, as mortgagee of record, has an insurable interest, the maintenance of such insurance is consistent with the Servicing Standard and the subject insurance is available at commercially reasonable rates. The Special Servicer shall also cause to be maintained for each REO Property, in each case with a Qualified Insurer that possesses (or whose obligations are guaranteed or backed, in writing, by an entity having) the Required Claims-Paying Ratings at the time such policy is purchased, no less insurance coverage than was previously required of the related Borrower under the related Mortgage and, if the related Mortgage did not so require, hazard insurance, public liability insurance, flood insurance (if applicable) and, to the extent consistent with the Servicing Standard and available at commercially reasonable rates, business interruption or rent loss insurance and earthquake insurance, all in such amounts as are consistent with the Servicing Standard. All such insurance policies shall: (i) contain a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of the Mortgaged Properties); or (ii) shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties). All such insurance policies shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer, as applicable in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this provision is in no way intended to affect amounts due and owing from the related Borrower under such Mortgage Loan.

                (b) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgaged Properties (in the case of the Master


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

Servicer) or REO Properties (in the case of the Special Servicer), then, to the extent such policy (i) is obtained from a Qualified Insurer that possesses (or whose obligations are guaranteed or backed, in writing, by an entity having) the Required Claims-Paying Ratings, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the Mortgaged Properties or REO Properties, as applicable, so covered, and the premium costs thereof shall be, if and to the extent they are specifically attributable either to a specific Mortgaged Property during any period that the related Borrower has failed to maintain the hazard insurance required under the related Mortgage Loan in respect of such Mortgaged Property or to a specific REO Property, a Servicing Advance reimbursable pursuant to and to the extent permitted under Section 3.05(a); provided that, to the extent that such premium costs are attributable to properties other than Mortgaged Properties and/or REO Properties or are attributable to Mortgaged Properties as to which the hazard insurance required under the related Mortgage Loan is being maintained, they shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such a blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property, as applicable, a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy (taking into account any deductible clause that would have been permitted therein), promptly deposit into the Collection Account from its own funds (without right of reimbursement) the amount of such losses up to the difference between the amount of the deductible clause in such blanket policy and the amount of any deductible clause that would have been permitted under such property specific policy. The Master Servicer and the Special Servicer each agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

                If the Master Servicer shall cause any Mortgaged Property or the Special Servicer shall cause any REO Property to be covered by a master forced place insurance policy naming the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such policy (i) is obtained from a Qualified Insurer that possesses (or whose obligations are guaranteed or backed, in writing, by an entity having) the Required Claims-Paying Ratings and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on such Mortgaged Property (in the case of the Master Servicer) or REO Property (in the case of the Special Servicer). If the Master Servicer shall cause any Mortgaged Property as to which the related Borrower has failed to maintain the required insurance coverage, or the Special Servicer shall cause any REO Property, to be covered by such master forced place insurance policy, then the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) paid by the Master Servicer or the Special Servicer, as applicable, shall constitute a Servicing Advance. The Master Servicer shall, consistent with the Servicing Standard and the terms of the related Mortgage Loan documents, pursue the related Borrower for the amount of such incremental costs. All other costs associated with any such master forced place insurance policy (including, any minimum or standby premium payable for such policy) shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such master forced place insurance policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property, as the case may be, a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy had it been maintained, promptly deposit into the Collection Account from its own funds (without right of reimbursement) the amount not otherwise payable under the master forced place policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

                (c) On or before the Closing Date, with respect to each of the Environmentally Insured Mortgage Loans, the Depositor shall notify the insurer under the related Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan for which the Borrower has not filed a claim, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

                The Master Servicer shall abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the Environmentally Insured Mortgage Loans and take all such action as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

                In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy with respect to Environmentally Insured Mortgage Loan, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Borrower under any Environmental Insurance Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

                The Master Servicer shall monitor the actions, and enforce the obligations, of the related Borrower under each Environmentally Insured Mortgage Loan insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an Environmental Insurance Policy with respect to the related Mortgaged Property or (ii) environmental testing or remediation at the related Mortgaged Property.

                (d) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess (or whose obligations are guaranteed or backed, in writing, by entities having) the Required Claims-Paying Ratings, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

                In addition, each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess (or whose obligations are guaranteed or backed, in writing, by entities having) the Required Claims-Paying Ratings, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligation to service the Mortgage Loans for which it is responsible hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Such errors and omissions policy shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

                (e) All insurance coverage required to be maintained under this Section 3.07 shall be obtained from Qualified Insurers.

                SECTION 3.08.   Enforcement of Alienation Clauses.

                The Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall evaluate any right to transfer and, subject to Section 3.24, shall enforce the restrictions contained in any Mortgage Loan on transfers or further encumbrances of the related Mortgaged Property and/or interests in the related Borrower, unless the Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from S&P that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that, if it involves any Mortgage Loan that is one of the ten largest Mortgage Loans in the Mortgage Pool or that, individually or together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan or have the same Borrower as such Mortgage Loan or have Borrowers that are known to the Master Servicer or the Special Servicer, as applicable, to be affiliated with the Borrower under such Mortgage Loan, has a Cut-off Date Principal Balance of $15,000,000 or more, then neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency (or under any related "due-on-encumbrance" clause until it has received written confirmation from Moody's) that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless all of the Mortgaged Properties securing such Cross-Collateralized

Group are transferred simultaneously by the respective Borrower; and provided, further, that the Master Servicer shall not waive any right it has or grant any consent it is otherwise entitled to withhold under any "due-on-sale" or "due-on-encumbrance" clause unless (i) it has so notified the Special Servicer in writing and has provided the Special Servicer with the recommendation and analysis and any written or electronic information in the Master Servicer's possession regarding the subject Mortgage Loan or the related Mortgaged Property that the Special Servicer may reasonably request within 15 Business Days of receiving such written notice and (ii) the Special Servicer has consented to such waiver or the granting of such consent (the Special Servicer's consent to be given or withheld in accordance with the Servicing Standard and to be deemed given if the Special Servicer does not object in writing within 15 Business Days after receiving such additional information from the Master Servicer (or, if the Special Servicer did not request additional information, within 15 Business Days after receiving such notice from the Master Servicer), including the Controlling Class Representative's five-Business Day response period pursuant to Section 3.24).

                After having made any determination to waive (or to consent to the Master Servicer's waiving) the Trust's rights under a "due-on-sale" or "due-on encumbrance" clause, the Special Servicer shall deliver to the Trustee, the Certificate Administrator, each Rating Agency, the Controlling Class Representative and the Master Servicer an Officer's Certificate setting forth the basis for such determination. In making such determination, the Special Servicer shall, among other things, take into account, subject to the Servicing Standard and the related loan documents, any increase in taxes (based on a fully assessed number calculated off of the proposed purchase price) as a result of the transfer. The Special Servicer shall compute a debt service coverage ratio for the subject Mortgage Loan using leasing commissions, tenant improvement costs and capital expenditures deducted from cash flow in amounts equal to the originator's capital expenditures, tenant improvement costs and leasing commission items at origination and taxes based on a fully assessed number calculated off of the proposed purchase price.

                If the Master Servicer (in the case of a Performing Mortgage
Loan) or the Special Servicer (in the case of a Specially Serviced Mortgage
Loan) collects an assumption fee, or if the Master Servicer collects a related application fee, in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property, and if the Master Servicer, in either case, or the Special Servicer, as the case may be, fails to collect from such Borrower or the related transferee (or waives the collection of) any fees, expenses or costs associated with that transfer or proposed transfer which may be required to be paid by such Borrower or related transferee, under the terms of the related Mortgage Loan or applicable law, then the Master Servicer, as to a Performing Loan, shall first apply any related application fee received, and then apply the assumption fee, or the Special Servicer, as to a Specially Serviced Mortgage Loan, shall apply the assumption fee to first cover any such fees, expenses or costs with respect to such transfer or proposed transfer that would otherwise be payable from or reimbursable out of the Trust Fund, and only the portion of such assumption application fee or such assumption fee remaining after payment of such fees, expenses and costs shall be payable to the Master Servicer and/or the Special Servicer, as applicable, as additional compensation under Section 3.11 hereof; and provided, further that, subject to the last sentence of Section 3.20(d), the Master Servicer (in the case of a Performing Mortgage Loan) or the Special Servicer (in the case of a Specially Serviced Mortgage Loan) shall collect all fees, costs and expenses with respect to such transfer unless the Master Servicer or the Special Servicer, as applicable, determines that such collection of any such fees, costs and expenses would violate the Servicing Standard.

                SECTION 3.09.   Realization Upon Defaulted Mortgage Loans.

                (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection) unless such Mortgage Loan has become a Specially Serviced Mortgage Loan and either (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and shall be reimbursable to, the Special Servicer (or, subject to Section 3.19(b), the Master Servicer) as a Servicing Advance. In addition, all costs and expenses incurred in any such proceedings shall be paid by, and reimbursable to, the Special Servicer (or, subject to Section 3.19(b), the Master Servicer) as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

                (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by REMIC I or the Loan REMIC, as applicable, at any given time constitutes not more than a de minimis amount of the assets of REMIC I or such Loan REMIC within the meaning of Treasury regulation Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal


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income taxes under the Code. Subject to the foregoing, however, a Mortgaged
Property may be acquired through a single member limited liability company pursuant to Section 3.16. In addition, the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 unless either:

                        (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                        (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool.

                (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer (to the extent it is allowed to do so herein) nor the Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

                        (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                        (ii) in the event that the determination described in clause (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under any related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

                Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Controlling Class Representative, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports.

The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Collection Account pursuant to Section 3.05.

                (d) If neither of the conditions set forth in clause (i) and clause (ii) of the first sentence of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, then (subject to Section 3.24) the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

                (e) The Special Servicer shall report to the Trustee, the Master Servicer and the Controlling Class Representative monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first sentence of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's becoming a Corrected Mortgaged Loan.

                (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

                (g) The Master Servicer shall prepare and timely file information returns with respect to the receipt of mortgage interest received in a trade or business from individuals, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and shall deliver to the Tax Administrator an Officer's Certificate stating that such reports have been filed. Such information returns and reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code. The Special Servicer shall provide to the Master Servicer all information in the Special Servicer's possession to be included in such reports and information returns, in each case within thirty (30) days following, and in any event not later than January 15 of the calendar year immediately following the calendar year in which occurs the event giving rise to the obligation to file such report and information return under the Code.

                (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee, the Certificate Administrator, the Master Servicer and the Controlling Class Representative. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by


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

an Officer's Certificate delivered to the Trustee, Certificate Administrator and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

                SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage Files.

                (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly so notify the Custodian and request delivery to it or its designee of the related Mortgage File (such notice and request to be effected by delivering to the Custodian a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee or the Custodian and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Custodian shall promptly release the related Mortgage File to the Master Servicer or its designee and shall deliver to the Master Servicer or its designee such accompanying release or discharge, duly executed. Customary expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall not be chargeable to the Collection Account or the Distribution Account.

                (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Custodian shall release such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Custodian, or upon the Special Servicer's delivery to the Trustee, the Custodian and the Certificate Administrator of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be returned by the Custodian to the Master Servicer or the Special Servicer, as applicable.

                (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by the Special


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

Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                SECTION 3.11. Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent regarding Back-up Servicing Advances.

                (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive monthly the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and each REO Mortgage Loan. As to each Mortgage Loan and REO Mortgage Loan, for each calendar month (commencing with July 2001) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount and for the same number of days as interest accrues or is deemed to accrue during such calendar month (or portion thereof) on such Mortgage Loan or REO Mortgage Loan, as the case may be. As to each Mortgage Loan and REO Mortgage Loan, the Master Servicing Fee shall be computed on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Mortgage Loan or REO Mortgage Loan, as the case may be. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of the portion of any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be.

                Midland and any holder of the Excess Servicing Fee Right shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign the Excess Servicing Fee Right in whole (but not in part) to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan), provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit F-3A hereto, and (iii) the prospective transferee shall have delivered to Midland and the Depositor a certificate substantially in the form attached as Exhibit F-3B hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of the Excess Servicing Fee Right without registration or qualification. Midland, and each holder of the Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Fee Right shall, and Midland


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hereby agrees, and each such holder of the Excess Servicing Fee Right by its acceptance of the Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Fee Right effected by such Person, to indemnify the Depositor, the Underwriters, the Trustee, any Fiscal Agent, the Master Servicer, the Certificate Registrar, the Special Servicer, the Certificate Administrator and the Tax Administrator against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Fee Right, the Person then acting as Master Servicer shall pay, out of each amount paid to the Master Servicer as Master Servicing Fees, the Excess Servicing Fees to the holder of the Excess Servicing Fee Right within one Business Day following the payment of such Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of the Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. None of the Certificate Administrator, the Certificate Registrar, the Trustee or the Tax Administrator shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee.

                Subject to the Master Servicer's right to employ Sub-Servicers, the right to receive the Master Servicing Fee may not be transferred in whole or in part except pursuant to the immediately preceding paragraph or in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                (b) The Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):


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

                        (i) that portion of any and all Net Default Charges collected with respect to the Mortgage Pool during any Collection Period that, in each case, accrued on the related Mortgage Loan when it was a Performing Mortgage Loan;

                        (ii) 50% of any and all Net Assumption Fees, modification fees, extension fees, consent/waiver fees and earnout fees collected with respect to a Performing Mortgage Loan;

                        (iii) 100% of any and all assumption application fees (net of any portion thereof applied to cover expenses in accordance with Section 3.08), charges for beneficiary statements or demands and processing fees collected with respect to a Performing Mortgage Loan;

                        (iv) 100% of any and all amounts collected with respect to the Mortgage Loans for checks returned for insufficient funds;

                        (v) any Prepayment Interest Excesses collected with respect to the Mortgage Loans; and

                        (vi) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage); and

                To the extent that amounts described in clauses (i) through (v), inclusive, of the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Master Servicer.

                (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount and for the same number of days as interest accrues or is deemed to accrue from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or such REO Mortgage Loan, as the case may be. As to each Specially Serviced Mortgage Loan or REO Mortgage Loan, the Special Servicing Fee shall be computed on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

                As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected

Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Post-ARD Additional Interest and Default Interest) and principal received from the related Borrower on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated, including pursuant to Section 6.06, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

                As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full, partial or discounted payoff from the related Borrower or any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds (other than in connection with the repurchase of any Mortgage Loan or REO Property by or on behalf of the related Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, the purchase of any Specially Designated Defaulted Mortgage Loan by the Special Servicer, the Majority Controlling Class Certificateholder(s) or any assignee thereof pursuant to
Section 3.18(c) during the first 75 days of the related Purchase Option Period, the purchase of any REO Property by the Special Servicer or the Majority Controlling Class Certificateholder(s) pursuant to Section 3.18(d), the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or a Controlling Class Certificateholder pursuant to Section 9.01, or the acquisition thereof by the Sole Economic Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the applicable Liquidation Fee Rate to, any such full, partial or discounted payoff, Insurance Proceeds, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Post-ARD Additional Interest, Default Interest or a Prepayment Premium; provided that any Liquidation Fee payable to the Special Servicer in connection with the purchase of a Specially Designated Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder(s) or any assignee thereof pursuant to Section 3.18(c) shall be reduced (to not less than zero) by any and all fees paid to the Master Servicer pursuant to Section 3.18(b) and (c) for the Fair Value Determination made by it with respect to such Mortgage Loan). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase or other acquisition of any Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

                The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

                (d) The Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

                        (i) that portion of any Net Default Charges collected with respect to the Mortgage Pool during any Collection Period that, in each case, accrued with respect to the related Mortgage loan while it was a Specially Serviced Mortgage Loan or that accrued with respect to a REO Mortgage Loan;

                        (ii) 50% of any and all Net Assumption Fees, modification fees, extension fees, consent/waiver fees and earnout fees collected with respect to the Performing Mortgage Loans;

                        (iii) 100% of any and all Net Assumption Fees, modification fees, extension fees, consent/waiver fees and earnout fees collected with respect to the Specially Serviced Mortgage Loans;

                        (iv) 100% of any and all assumption application fees, charges for beneficiary statements or demands and processing fees collected with respect to Specially Serviced Mortgage Loans; and

                        (v) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

                To the extent that amounts described in clauses (i) through
(iv), inclusive, of the preceding paragraph are collected by the Master Servicer, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

                (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub-Servicers retained by it (including, except as provided in Section 3.22, any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force place policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not Servicing Advances or expenses payable pursuant to
Section 3.11(i) or otherwise pursuant to this Agreement, directly out of the Collection Account, any Purchase Price Security Deposit Account, any Special Reserve Accounts, the Servicing Accounts, the Reserve Accounts or the REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

                (f) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within ten days after such Advance is required to be


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made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure to, as applicable, the Master Servicer or the Special Servicer. If such Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If any Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

                (g) The Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advance shall be payable: (i) first, in accordance with Sections 3.05 and 3.25, out of any and all Default Charges collected with respect to the particular Mortgage Loan or REO Mortgage Loan as to which such Servicing Advance was made; and (ii) then, after such Advance is reimbursed, but only if and to the extent that such Default Charges described in the immediately preceding clause (i) are and have been insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person as soon as practicable after funds available for such purpose are deposited in the Collection Account.

                (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Certificate Administrator and the Trustee (unless it is the Person making such determination), which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination, accompanied by a copy of an Appraisal (if and when available) of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Master Servicer, the Certificate Administrator and the Special Servicer.

                (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Collection Account any servicing expense that, if paid by the Master



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Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing
Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificates delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

                SECTION 3.12. Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

                (a) The Special Servicer shall, at the expense of the Trust in accordance with Section 3.05(a)(xvii), perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. Beginning in 2002 (or for any Mortgaged Property that has not been inspected in the 12-month period preceding the Closing Date, beginning in 2001), the Master Servicer, at its own expense, shall (or, in the case of an REO Property or a Mortgaged Property that secures a Specially Serviced Mortgage Loan, the Special Servicer, at the expense of the Trust in accordance with Section 3.05(a)(xvii), shall) perform or cause to be performed an inspection of each Mortgaged Property (i) at least once every two years, in the case of each Mortgage Loan with an unpaid principal balance under $2,000,000, and (ii) at least once every calendar year, in the case of all other Mortgage Loans, in any event if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicer shall each prepare a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or Special Servicer, as applicable, is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard, considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, considers material. The Master Servicer and the Special Servicer shall each deliver to each other and to the Trustee and the Certificate Administrator a copy (or image in suitable electronic media) of each such written report prepared by it within 60 days of completion of the related inspection.

                (b) The Special Servicer, in the case of any Specially Serviced Mortgage Loan and any REO Property, and the Master Servicer, in the case of each Performing Mortgage Loan, shall make reasonable efforts to collect promptly (from each related Borrower in the case of a Mortgage Loan) annual, quarterly, monthly and other periodic operating statements and related rent rolls of the related Mortgaged Property or REO Property (and, in the case of a Mortgage Loan, annual and quarterly financial statements of the related Borrower), whether or not delivery of such items is required pursuant to the terms of the related Mortgage (which efforts shall include at least three phone calls, followed by confirming correspondence, requesting such delivery). The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Mortgage Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall promptly review and analyze, and deliver to each other and to the Trustee (upon


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

request) and the Certificate Administrator copies of, all such items as may be collected pursuant to this Agreement.

                Upon the discovery by the Master Servicer or the Special Servicer, of any non-monetary default pursuant to the related Mortgage Loan documents resulting from a failure by the related Borrower to timely deliver to the Master Servicer or Special Servicer operating statements and rent rolls as provided above, the Master Servicer and Special Servicer shall (as applicable) notify and confirm to each other the nature of such default, identify the Mortgage Loan and provide the Mortgage Loan identification number. During the continuance of such a default, the Master Servicer shall determine whether or not to consent to the release or cause the release of any funds from a related Servicing Account or Reserve Account (except to pay current or past-due taxes, assessments, ground rents and insurance premiums) to the Borrower or another Person, and shall (as applicable) so inform the Borrower or the Special Servicer (who shall inform the Borrower).

                Within 60 days after receipt by the Master Servicer or 45 days after receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update (and, in the case of the Special Servicer, forward within such 45-day period to the Master Servicer the related data fields in an electronic format reasonably acceptable to the recipient) a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the related operating statements and rent rolls attached thereto as an exhibit).

                Within 60 days after receipt by the Master Servicer, as to Performing Mortgage Loans, and within 45 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans and REO Properties, of any annual, quarterly, monthly or other periodic operating statements or related rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or Special Servicer, as applicable, shall, based upon such operating statements and rent rolls, prepare (or, if previously prepared, update) (and, in the case of the Special Servicer, forward to the Master Servicer) the written analysis of operations (the "CMSA Operating Statement Analysis Report") for that property. Each such CMSA Operating Statement Analysis Report shall be substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer.

                As and when requested by the Master Servicer, the Special Servicer shall remit each CMSA Operating Statement Analysis Report prepared by it or related data fields, together with the underlying operating statements and rent rolls, to the Master Servicer in a format reasonably acceptable to the Master Servicer.

                All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer shall, in each case promptly following initial preparation and each update thereof, forward copies thereof to the Certificate Administrator, together with the related



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operating statements and the rent rolls (all of which may be provided in electronic format). The Certificate Administrator shall, upon request (which request may be in the form of a standing request) and to the extent such items have been delivered to the Certificate Administrator by the Master Servicer, deliver to the Trustee (upon request), the related Mortgage Loan Seller, the Special Servicer, the Controlling Class Representative, any Certificateholder or, to the extent the Certificate Administrator has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of each such CMSA Operating Statement Analysis Report (or update thereof), each such CMSA NOI Adjustment Worksheet and the related operating statement and rent rolls.

                If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the Special Servicer has any questions for the related Borrower based upon the information received by the Special Servicer pursuant to
Section 3.12(a) or this Section 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Borrower.

                (c) Not later than 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and the Controlling Class Representative the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the required information as of such Determination Date: (i) a CMSA Property File; (ii) a CMSA Loan Periodic Update File; and (iii) a CMSA Financial File. At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports or related data fields reflected in the reports reasonably requested with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format reasonably acceptable to the Master Servicer as of such Determination Date: (i) a CMSA Delinquent Loan Status Report; (ii) a CMSA Comparative Financial Status Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report; and (v) a CMSA REO Status Report.

                (d) No later than 2:00 p.m. (New York City time), on the second Business Day after each Determination Date commencing in October 2001, but in no event later than 10:00 a.m., two Business Days prior to the Distribution Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator, in electronic format reasonably acceptable to the Certificate Administrator, each of the files and reports comprising the CMSA Investor Reporting Package (excluding any CMSA Collateral Summary and CMSA Bond Level
File), in each case providing the most recent information as of the related Determination Date. The CMSA Loan Periodic Update File, together with any written information supplemental thereto that is contemporaneously delivered by the Master Servicer to the Certificate Administrator, shall include such information with respect to the Mortgage Loans that is required by the Certificate Administrator for purposes of making the calculations and preparing the reports for which the Certificate Administrator is responsible pursuant to
Section 4.01, Section 4.02, Section 4.05 or any other section of this Agreement, as set forth in written specifications or guidelines issued by the Certificate Administrator from time to time and reasonably acceptable to the Master Servicer. Such supplemental information may be delivered by the Master Servicer to the Certificate Administrator by telecopy or in such electronic or other form as may be reasonably acceptable to the Certificate Administrator and the Master Servicer.

The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Certificate Administrator.

                (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Certificate Administrator the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Certificate Administrator. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Certificate Administrator may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Certificate Administrator pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or
Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Certificate Administrator until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or
Section 3.12(c) of this Agreement.

                (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                (g) The Depositor shall provide to the Master Servicer the initial data (as of the Cut-off Date or the most recent earlier date for which such data is available) necessary to complete the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report, the CMSA Property File and the CMSA Comparative Financial Report.

                (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the


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Master Servicer's Internet website or the Certificate Administrator's Internet website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee and the Certificate Administrator each may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee or the Certificate Administrator unless the Trustee or the Certificate Administrator, as the case may be, consents to such delivery. Unless the Trustee or the Certificate Administrator requests delivery in paper format pursuant to the preceding sentence, the Master Servicer and Special Servicer will each deliver statements, reports and other information to the Trustee and the Certificate Administrator in a commonly used electronic format, unless the Master Servicer or the Special Servicer is unable to deliver such statements, reports or other information in such format due to circumstances beyond its control; provided that any files, statements or reports required to be delivered by the Master Servicer or the Special Servicer to the Trustee or the Certificate Administrator that are part of the CMSA Investor Reporting Package must be in electronic format; provided, further, that in the event the Master Servicer or Special Servicer is unable to timely deliver to the Trustee or Certificate Administrator any files, statements or reports that are part of the CMSA Investor Reporting Package in electronic format due to circumstances beyond its control, then the Master Servicer or Special Servicer, as applicable, shall timely deliver to the Trustee or Certificate Administrator such files, statements or reports in paper format and shall deliver to the Trustee or Certificate Administrator such files, statements or reports in electronic format as soon as possible thereafter; and provided, further, that notwithstanding any other provision of this Agreement to the contrary, if any portion of the CMSA Investor Reporting Package is not timely delivered in electronic format to the Trustee or Certificate Administrator, as applicable, then the Trustee or Certificate Administrator shall not be in default of its obligations under
Section 4.02 of this Agreement so long as it is undertaking commercially reasonable efforts to perform such obligations.

                SECTION 3.13.   Annual Statement as to Compliance.

                Each of the Master Servicer and the Special Servicer will deliver to the Trustee and the Certificate Administrator, with a copy to the Depositor and each other, on or before March 15 of each year, beginning March 15, 2002, an Officer's Certificate (the "Annual Performance Certification") stating that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year, and of its performance under this Agreement during such calendar year, has been made under the signing officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has in all material respects fulfilled its obligations under this Agreement throughout the preceding calendar year (or applicable portion thereof that the Certificates have been outstanding), or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification or status of any REMIC Pool as a REMIC or the status of either Grantor Trust Pool as a Grantor Trust or otherwise asserting a tax (other than ad valorem real property taxes or other similar taxes on REO Property) on the income or assets of any portion of the Trust Fund from the IRS or from any other governmental agency or body or, if it has received any such notice, specifying the details thereof; provided that neither the Master Servicer nor the Special Servicer shall be required to deliver its Annual Performance Certification until May 15 in any given year so long as it has received written confirmation from the Depositor or the Certificate Administrator that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The signing officer shall have no personal liability with respect to the content

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of any such statement, and the Master Servicer or the Special Servicer, as the
case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

                The Master Servicer and the Special Servicer will each reasonably cooperate with the Depositor in conforming any Officer's Certificate delivered pursuant to this Section 3.13 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

                SECTION 3.14.   Reports by Independent Public Accountants.

                On or before March 15 of each year, beginning March 15, 2002, each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or Special Servicer, as applicable) and that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountant's Report") to the Depositor, the Controlling Class Representative, the Certificate Administrator and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and (ii) on the basis of an examination conducted by such firm in accordance with standards set by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications as may be appropriate; provided that neither the Master Servicer nor the Special Servicer will be required to cause the delivery of its Annual Accountant's Report until May 15 in any given year so long as it has received written confirmation from the Depositor or the Certificate Administrator that a Report on From 10-K is not required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

                The Master Servicer and, to the extent applicable, the Special Servicer will each reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

                SECTION 3.15.   Access to Certain Information.

                (a) Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the other such party, the Depositor, the Trustee, the Certificate Administrator, the Controlling Class Representative and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans and the other assets of the

Trust Fund that are within its control which may be required by this Agreement or by applicable law, except to the extent that (i) such documentation is subject to a claim of privilege under applicable law that has been asserted by the Certificateholders and of which the Master Servicer or the Special Servicer, as applicable, has received written notice or (ii) the Master Servicer or the Special Servicer is otherwise prohibited from making such disclosure under applicable law, or may be subject to liability for making such disclosure in the opinion of the counsel for the Master Servicer or Special Servicer (which counsel may be a salaried employee of the Master Servicer or Special Servicer). Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. However, the Master Servicer and the Special Servicer may charge for any copies requested by said Persons. The Master Servicer and the Special Servicer shall each be permitted to affix a reasonable disclaimer to any information provided by it pursuant to this Section 3.15.

                (b) No less often than on a monthly basis, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. Each of the Master Servicer and the Special Servicer shall condition such disclosure upon the Controlling Class Representative entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer and the Controlling Class Representative regarding such disclosure to it.

                SECTION 3.16.   Title to REO Property; REO Account.

                (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders or, subject to Section 3.09(b), at the option of the Special Servicer, to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties pursuant to this Agreement. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The Special Servicer shall sell or cause the sale of any REO Property by the end of the third taxable year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Code, the end of the second taxable year) following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the Tax Administrator an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third taxable year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Code, the end of the second taxable year) following the year in which such acquisition occurred, will not result in the imposition of taxes on "prohibited transactions" of any REMIC Pool as defined in Section 860F of the Code or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any reasonable expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, and for the creation of and the operating of a limited liability company to hold any REO Property, shall be an expense of the Trust payable out of the Collection Account pursuant to Section 3.05(a). Any REO Extension shall be requested by the Special Servicer no later than 60 days before the end of the third taxable year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Code, the end of the second taxable year) following the year in which the Trust acquired ownership of the related REO Property.

                (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one (1) Business Day of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

                (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. At or before 1:00 p.m. New York City time on the Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.


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                (d)     The Special Servicer shall keep and maintain separate
records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

                SECTION 3.17.   Management of REO Property.

                (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

                        (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under
        Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                        (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                        (iii) It would not be commercially reasonable to operate and manage such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then the Special Servicer shall deliver to the Tax Administrator and the Controlling Class Representative, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Tax Administrator shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income from such REO Property. After receiving the information described in the two preceding sentences from the Tax Administrator, the Special Servicer shall either
        (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

                Subject to Section 3.16(b), the Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Both the Special Servicer and the Tax Administrator may consult with counsel knowledgeable in such matters at (to the extent reasonable) the expense of the Trust in connection with determinations required under this


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Section 3.17(a). Neither the Special Servicer nor the Tax Administrator shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion or in reasonable and good faith reliance on the advice of knowledgeable counsel while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust, Section 3.17(b) below. Nothing in this Section 3.17(a) is intended to prevent the sale of REO Property pursuant to the terms and subject to the conditions of Section 3.18(d).

                (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event in respect of any such REMIC. Except as provided in Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes any REMIC Pool to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow any REMIC Pool to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. The Special Servicer shall not exercise any discretion with respect to the operations of any REO Property that would not be considered usual and customary in light of the use and location of such property. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

                        (i) all insurance premiums due and payable in respect of such REO Property;

                        (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                        (iii) any ground rents in respect of such REO Property; and

                        (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(h)) the Special Servicer or the Master Servicer determines, in its reasonable judgment, that such payment would be a Nonrecoverable Servicing Advance.

                (c) The Special Servicer may (and, except as otherwise permitted by Section 3.17(a), shall if it would avoid an Adverse REMIC Event) contract with any Independent Contractor for the operation and management of any REO Property, provided that:


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

                (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                (iii) any such contract shall be consistent with the provisions of Treasury Regulation Section 1.856-4(b)(5) and, to the extent consistent therewith, shall be administered to require that the Independent Contractor, in a timely manner, (A) to the extent of available revenue from the REO Property, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

                SECTION 3.18.   Sale of Mortgage Loans and REO Properties.

                (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03 and Section 9.01.

                (b) If any Mortgage Loan becomes a Specially Designated Defaulted Mortgage Loan, then the Special Servicer shall promptly so notify in writing the Certificate Administrator, the Trustee, the Controlling Class Representative and the Master Servicer, and shall concurrently, or as soon as reasonably practical thereafter, deliver to the Master Servicer the most recent Appraisal in respect of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Master Servicer or the Special Servicer reasonably believes to be relevant to the Master Servicer's Fair Value Determination with respect to such Mortgage Loan, including any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent Appraisal of the related Mortgaged Property in the related Servicing File. As soon as reasonably practicable (and, in any event, within 30 days), after the Master Servicer has received such notice, Appraisal and other third-party reports and information with respect to any Specially Designated



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Defaulted Mortgage Loan, the Master Servicer shall be responsible for determining the Fair Value of such Mortgage Loan in accordance with the Servicing Standard; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property pursuant to Section 3.19(c), then the Master Servicer shall make its Fair Value Determination with respect to such Mortgage Loan in accordance with the Servicing Standard as soon as reasonably practicable (but in any event within 30 days) after the Master Servicer's receipt of such new Appraisal. In determining the Fair Value of any Specially Designated Defaulted Mortgage Loan, the Master Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property, but shall ignore the purchase option provided for in Section 3.18(c). In addition, the Master Servicer shall refer to all relevant information delivered to it by the Special Servicer or otherwise contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property in accordance with this Agreement; provided that the Master Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Master Servicer that has occurred subsequent to, and that would, in the Master Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, such Appraisal. Furthermore, the Master Servicer shall consider available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Master Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. All reasonable costs and expenses incurred by the Master Servicer pursuant to this Section 3.18(b) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the Master Servicer in order to allow the Master Servicer to perform its duties pursuant to this Section 3.18(b). The Master Servicer shall be entitled to receive out of the Collection Account a $2,500 fee for the initial Fair Value Determination (and a $1,500 fee for each subsequent Fair Value Determination required by Section 3.18(c)(iv)) that is made by it with respect to each Specially Designated Defaulted Mortgage Loan, in accordance with this Section 3.18(b). Notwithstanding the foregoing, if the Master Servicer and the Special Servicer are the same Person or Affiliates, then the Master Servicer's Fair Value Determination with respect to any Specially Designated Defaulted Mortgage Loan shall be confirmed by the Certificate Administrator, which shall be supplied with, and shall be entitled to rely on, the most recent Appraisal with respect to the related Mortgaged Property obtained or conducted in accordance with this Agreement. The Certificate Administrator shall so confirm or reject the Master Servicer's Fair Value Determination with respect to any Specially Designated Defaulted Mortgage Loan within 10 days after the later of its receipt of a request for that confirmation or its receipt of (or its confirming that it has) such most recent Appraisal.

                (c) Promptly following its determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan in accordance with Section 3.18(b), the Master Servicer shall notify the Certificate Administrator of such Fair Value Determination. Within five Business Days of the Master Servicer's providing the Certificate Administrator with the Master Servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan in accordance with Section 3.18(b), the Certificate Administrator shall promptly notify the Special Servicer and all of the Controlling Class Certificateholders of such Fair Value Determination. Upon being informed of the Master Servicer's initial Fair Value Determination with respect to any Specially Designated Defaulted Mortgage Loan, any single Holder or group of Holders of Certificates representing a majority of the


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

Voting Rights allocated to the Controlling Class may, at its or their option, purchase such Mortgage Loan from the Trust, at a cash price equal to the Master Servicer's determination of Fair Value for such Mortgage Loan; provided that:

                        (i) the foregoing purchase option will last only until the earliest of (A) the date on which such Mortgage Loan becomes a Corrected Mortgage Loan or otherwise ceases to be at least 60 days' delinquent, (B) the date on which a Liquidation Event occurs with respect to such Mortgage Loan or the related Mortgaged Property becomes an REO Property, and (C) the second anniversary of the date on which such Mortgage Loan first became a Specially Designated Defaulted Mortgage Loan (the period during which any Specially Designated Defaulted Mortgage Loan is eligible for purchase pursuant to this
        Section 3.18(c) is herein referred to as the "Purchase Option Period" for such Mortgage Loan);

                        (ii) any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class may assign the foregoing purchase option to any third party other than the Depositor or any of the Depositor's Affiliates and/or agents;

                        (iii) if the foregoing purchase option has not been exercised by any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class or any assignee thereof by the 60th day of the applicable Purchase Option Period, then the foregoing purchase option shall automatically be assigned, for a 15-day period only, to the Special Servicer;

                        (iv) at any time during the 15-day period referred to in the immediately preceding clause (iii), the Special Servicer may exercise the foregoing purchase option or, for the remainder of such 15-day period, may assign the foregoing purchase option to any third party;

                        (v) if the foregoing purchase option has not been exercised by the Special Servicer or any assignee thereof during the 15-day period referred to in the immediately preceding clauses (iii) and
        (iv), then the foregoing purchase option shall automatically revert to the Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class, who will again have the option of assigning the foregoing purchase option to any third party other than the Depositor or any of the Depositor's Affiliates and/or agents;

                        (vi) if any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class or any assignee thereof desires to exercise the foregoing purchase option more than three months after the Master Servicer's most recent Fair Value Determination with respect to the subject Specially Designated Defaulted Mortgage Loan, then the Special Servicer shall promptly deliver to the Master Servicer the most recent Appraisal in respect of the subject Specially Designated Defaulted Mortgage Loan then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Master Servicer or the Special Servicer reasonably believes to be relevant to the Master Servicer's Fair Value Determination with respect to the subject Specially Designated Defaulted Mortgage Loan, including any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the Mortgaged Property reflected in, the most recent Appraisal of the related Mortgaged Property in the related Servicing File, whereupon the Master Servicer shall, in accordance with Section 3.18(b), redetermine (and the Certificate Administrator shall, in accordance with Section 3.18(b), if necessary, reconfirm) the Fair Value of the subject Specially Designated Defaulted Mortgage Loan, which redetermined (and, if necessary, reconfirmed) Fair Value shall thereafter become the new price for the foregoing purchase option.

                        (vii) if, and for so long as, the Depositor and/or its Affiliates and agents, or any Mortgage Loan Seller and/or its Affiliates and agents, shall at any time be the Majority Controlling Class Certificateholder(s), then the Depositor or such Mortgage Loan Seller may, solely as to itself and its Affiliates and agents, waive the right to exercise the foregoing purchase option as to any particular Mortgage Loan by delivering written notice to that effect to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer at any time prior to, or within 15 days following, such Mortgage Loan's becoming a Specially Designated Defaulted Mortgage Loan (it being understood and agreed that such waiver shall be made on a loan-by-loan basis, shall not affect the right of the Depositor and/or its Affiliates and agents, or such Mortgage Loan Seller and/or its Affiliates and agents, as the case may be, to assign the foregoing purchase option with respect to the subject Mortgage Loan to an independent third party and shall remain in effect only until the Depositor and/or its Affiliates and agents, or such Mortgage Loan Seller and/or its Affiliates and agents, as the case may be, are no longer the Majority Controlling Class Certificateholder(s)).

                Exercise of the purchase option in respect of any Specially Designated Defaulted Mortgage Loan in accordance with this Section 3.18(c) shall be effected by giving written notice to that effect to the Trustee, the Certificate Administrator, the Master Servicer and, unless it is the party exercising such purchase option, the Special Servicer. The price payable for any Specially Designated Defaulted Mortgage Loan purchased under this Section 3.18(c) must be delivered to the Master Servicer within 15 days of the prospective purchaser's delivery of such notice (or, if later, within 15 days of the determination and, if necessary, confirmation of, any updated Fair Value of such Specially Designated Defaulted Mortgage Loan in accordance with Section 3.18(c)(vi) above) or such exercise of the purchase option for such Specially Designated Defaulted Mortgage Loan shall be void. The Special Servicer shall act on behalf of the Trust in taking all actions necessary and appropriate in connection with the sale of any Specially Designated Defaulted Mortgage Loan pursuant to this Section 3.18(c) and the collection of all amounts payable in connection therewith. The price payable for any Specially Designated Defaulted Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the Collection Account. Upon its receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, the Custodian shall release or cause to be released to or at the direction of the purchaser, the related Mortgage File, and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the purchaser and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan (subject to any rights of a Designated Sub-Servicer to primary service (or to perform select servicing duties with respect to) such Mortgage Loan). In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Servicing File to or at the direction of the purchaser.

                Nothing in this Section 3.18(c) is intended to prevent, impair or delay the Special Servicer or the Master Servicer from taking any action permitted to be taken thereby with respect to any

Specially Designated Defaulted Mortgage Loan pursuant to, and the Master Servicer and the Special Servicer shall proceed concurrently with respect to a Specially Designated Defaulted Mortgage Loan (without regard to this Section 3.18(c)) in accordance with, Section 3.09 or Section 3.20.

                (d) The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price as soon as reasonably practicable (in light of the use and location of such REO Property) and, in any event, within the time period provided for by Section 3.16(a). Subject to Section 3.24, the Special Servicer shall accept the first (and, if multiple bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property; provided that, if the Special Servicer receives more than two bids from Independent third parties, it may also submit a bid. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, none of the Trustee, the Certificate Administrator or the Tax Administrator, in each case in its individual capacity, and none of their respective Affiliates and agents, may bid for or purchase any REO Property pursuant hereto.

                The Special Servicer shall act on behalf of the Trust in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account or the REO Account. Any sale of any REO Property shall be final and without recourse (except for warranties of title and condition) to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Certificate Administrator or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d) shall be determined by the Special Servicer or, if such cash bid is from the Special Servicer or an Affiliate thereof, by the Master Servicer (or, if the Master Servicer or an Affiliate thereof is also bidding, by the Trustee). In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any REO Property, the Master Servicer or Trustee, as applicable, shall be supplied with and shall be entitled to rely on the most recent Appraisal with respect to such REO Property obtained or conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to an REO Property and (ii) selected by the Master Servicer (or, if the Master Servicer or an Affiliate thereof is also bidding, by the Trustee) if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall



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require that all bids be submitted to it (or, if the Special Servicer or an
Affiliate thereof is bidding, shall be submitted by it to the Master Servicer (or, if the Master Servicer or an Affiliate thereof is also bidding, to the Trustee)) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than the Special Servicer or an Affiliate thereof constitutes a fair price for any REO Property, the Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the preceding 12-month period, and any Qualified Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the REO Property, the state of the local economy in the area where the REO Property is located and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18(e), no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate thereof) have been received. Any bid by the Special Servicer shall be unconditional; and, if accepted, the REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of real property.

                (f) Any sale of a Specially Designated Defaulted Mortgage Loan or any REO Property shall be for cash only.

                SECTION 3.19. Additional Obligations of the Master Servicer and the Special Servicer.

                (a) The Master Servicer shall deliver to the Certificate Administrator for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount (a "Compensating Interest Payment") equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) the aggregate of (A) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the most recently ended Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Borrower to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related Mortgage Loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Controlling Class Representative), then, for purposes of calculating the Compensating Interest Payment for the subject Collection Period, the amount in clause (ii) above shall be the aggregate of (A) all Master Servicing Fees for such Collection Period and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period.

                (b) Once per calendar month, the Special Servicer shall provide the Master Servicer with a list of Servicing Advances made by the Special Servicer during the prior month, and the Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse the Special Servicer for such Servicing Advances (other than Nonrecoverable Servicing Advances), together with interest


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thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer; provided that such request shall be accompanied by any information in the Special Servicer's possession reasonably necessary to make a nonrecoverability determination. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

                Notwithstanding anything to the contrary contained in any other section of this Agreement, if the Special Servicer is required under this Agreement (but subject to the following paragraph) to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request; provided, however, that the Special Servicer shall not be entitled to make such a request (other than for Emergency Advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the Special Servicer to make, within five Business Days of the Master Servicer's receipt of such request and such information and documentation regarding the subject Servicing Advance(s) as the Master Servicer may reasonably request. The Special Servicer shall cooperate with the Master Servicer's verification process. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

                Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance (such determination to be evidenced as contemplated by Section 3.11(h)). The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).


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

                (c) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan, the Special Servicer shall obtain (or, if such Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal (or an update of an Appraisal) thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that in the judgment of the Special Servicer would materially affect the value of the property, and shall deliver a copy of such Appraisal to the Certificate Administrator, the Master Servicer and the Controlling Class Representative. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall determine and report to the Master Servicer and the Certificate Administrator the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

                For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer and the Certificate Administrator the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

                At any time that any Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative may, at its own expense, obtain from a Qualified Appraiser and deliver to the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator an Appraisal of the related Mortgaged Property or REO Property, as the case may be. Upon the written request of the Controlling Class Representative, the Special Servicer shall recalculate the Appraisal Reduction Amount with respect to such Required Appraisal Loan based on the Appraisal delivered by the Controlling Class Representative and notify the Trustee, the Certificate Administrator, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount (if any).

                (d) The Master Servicer shall not be required to pay without reimbursement the fees charged by any Rating Agency for a (i) confirmation as to the lack of an Adverse Rating Event with respect to any Class of Rated Certificates or (ii) in connection with any other particular matter, unless the Master Servicer has failed to use efforts in accordance with the Servicing Standard to collect such fees from the Borrower.

                (e) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium payable under the terms of the related Mortgage Note or loan agreement. Upon written request of any Certificateholder, the Master Servicer shall disclose to such Certificateholder its calculation of any such Prepayment Premium.

                (f) The Master Servicer shall not permit defeasance of any Mortgage Loan (x) before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan, or (y) subject to the terms of such Mortgage Loan, unless (i) the defeasance collateral consists of government


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


securities (as defined in Section 2(a)(16) of the Investment Company Act), (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event in respect of any REMIC Pool, (iii) the Master Servicer has notified the Rating Agencies, (iv) the Master Servicer has confirmed that such defeasance will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (provided that the requirement to obtain such confirmation will be a precondition to the defeasance only if the Master Servicer is able under the related Mortgage Loan documents and applicable law to prevent the defeasance if such confirmation is not obtained and either the subject Mortgage Loan has a Stated Principal Balance in excess of the lesser of $5,000,000 and 1.0% of the then aggregate Stated Principal Balance of the Mortgage Pool or the Master Servicer is unable to execute and deliver the certification attached hereto as Exhibit B-4 in connection with the subject defeasance), and (v) the Master Servicer has requested and received from the related Borrower (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and
(B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated Maturity Date (or, in the case of an ARD Mortgage Loan, on or before its Anticipated Repayment Date) and to timely pay each Monthly Payment scheduled to be due prior thereto but after the defeasance; provided that, if under the terms of the related Mortgage Loan documents, the related Borrower delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the government securities contemplated by the related Mortgage Loan documents. Subsequent to the second anniversary of the Startup Day for the REMIC Pool that holds the subject Mortgage Loan, to the extent that the Master Servicer can, in accordance with the related Mortgage Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (v) of the preceding sentence have been satisfied. Any reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.19(f) shall be paid by the Borrower of the defeased Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document. The Master Servicer and the Special Servicer each shall, consistent with the Servicing Standard, enforce the provisions of the Mortgage Loans it is obligated to service hereunder relating to defeasance and prepayment restrictions; provided that, if at any time a court with jurisdiction in the matter shall hold that the related Borrower may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with such court holding and the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related Borrower has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the Mortgage Loan, in either case, in accordance with the Servicing Standard.

                (g) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease as listed on the Mortgage Loan Schedule, promptly (and, in any event, within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

                (h) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available during normal business hours for review by the Trustee, the Certificate Administrator, the Depositor, each Rating Agency, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder or Certificate Owner, or any Person identified to the Master Servicer by any Certificateholder or Certificate Owner, as a prospective transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Master Servicer): (i) the most recent inspection report prepared by the Master Servicer or the Special Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a); (ii) the most recent quarterly and annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer pursuant to Section 3.12(b); (iii) all files and reports comprising the CMSA Investor Reporting Package prepared by the Master Servicer or the Special Servicer since the Closing Date pursuant to Sections 3.12 and 4.02; and (iv) all of the Servicing Files in its possession; provided that, if the Master Servicer reasonably determines that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Certificate Administrator as part of the reports to be delivered to the Certificate Administrator by the Master Servicer pursuant to
Section 3.12 and/or Section 4.02, and until the Certificate Administrator has either disclosed such information to all Certificateholders in a Statement to Certificateholders or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Mortgage Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of any related Mortgage Loan documents or if such documentation is subject to claim of privilege under applicable law that can be asserted by the Master Servicer; and provided, further, that, except in the case of the Rating Agencies, the Master Servicer shall be entitled to recover from any Person reviewing the Servicing Files pursuant to this Section 3.19(h) its reasonable "out-of-pocket" expenses incurred in connection with making the Servicing Files available to such Person. Except as set forth in the provisos to the preceding sentence, copies of any and all of the foregoing items are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require, except from the Rating Agencies, payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing such service. The Special Servicer shall, as to each Specially Serviced Mortgage Loan and REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(h) solely by reason of the Special Servicer's failure to do so. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(h).

                In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, (i) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a Holder or Certificate Owner of Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential (except that such Certificateholder or Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any


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


Certificate or interest therein, provided that such other Person has signed and delivered the written confirmation described in this clause (i) or in the immediately succeeding clause (ii), as applicable), and (ii) in the case of a prospective purchaser, written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Master Servicer pursuant to this Section 3.19(h) that has previously been filed with the Commission, and the Master Servicer shall not require either of the certifications contemplated by the preceding sentence in connection with providing any information pursuant to this Section 3.19(h) that has previously been filed with the Commission.

                (i) In the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Fenton Marketplace, the Master Servicer shall enforce or waive in accordance with the Servicing Standard, any discretionary right it may have on behalf of the Trust to require additional principal payments under the terms of the related loan documents after June 1, 2012 up to June 1, 2013.

                (j) In the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Schedule as 705 Westech, the Master Servicer shall refuse to grant any discretionary consent to any release of any portion of the related Mortgaged Property from the lien of the related Mortgage in accordance with Section 38 of the related Mortgage.

                SECTION 3.20.   Modifications, Waivers, Amendments and Consents.

                (a) The Special Servicer (solely as to Specially Serviced Mortgage Loans) and the Master Servicer (solely as to Performing Mortgage Loans) each may (consistent with the Servicing Standard), but the Master Servicer may not (except as provided in the last sentence of Section 3.02(a), agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan; provided that the Special Servicer's right to do so shall be subject to Sections 3.08 and 3.24 and, further, to each of the following limitations, conditions and restrictions:

                        (i) other than as provided in Sections 2.03(b), 3.02, 3.08 and 3.20(g), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or affect the security for such Mortgage Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any Borrower request for such modification, waiver or amendment, with the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within 15 Business Days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested by the Special Servicer and reasonably available to the Master Servicer in order to make an informed decision (or, if the Special Servicer did not request any information, within 15 Business Days from such notice), such consent shall be deemed to have been granted, including the Controlling Class Representative's five-Business Day response period pursuant to
        Section 3.24);

                        (ii) other than as provided in Sections 3.02, 3.08 and 3.20(f), the Special Servicer shall not agree to (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's agreeing
        to) any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Mortgage
        Rate), than would liquidation;

                        (iii) the Special Servicer shall not extend (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) the fifth anniversary of the Mortgage Loan's Stated Maturity Date, (B) two years prior to the Rated Final Distribution Date, (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property (but not by the corresponding fee interest), 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend), and
        (D) in the case of a Performing Mortgage Loan, the 90th day following the date on which such Balloon Payment is scheduled to be due;

                        (iv) neither the Special Servicer nor the Master Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool (it being acknowledged and agreed that the Special Servicer shall not be liable for decisions made under this subsection in accordance with the Servicing Standard);

                        (v) neither the Special Servicer nor the Master Servicer shall permit (and, in the case of a Performing Mortgage Loan, the Special Servicer shall not consent to the Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for its Mortgage Loan unless the Special Servicer shall have first (A) determined, in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental


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


        testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received written confirmation from each Rating Agency that such addition or substitution of such real estate collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                        (vi) neither the Special Servicer nor the Master Servicer shall release (and, in the case of a Performing Mortgage Loan, the Special Servicer shall not consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (iv) above, any collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09(d) or Section 3.20(g), or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the Special Servicer's reasonable judgment, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vi) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically by its terms, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date, and (y) notwithstanding clauses (i) through (vi) above, the Special Servicer shall not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower, if in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

                (b) Neither the Special Servicer nor the Master Servicer shall have any liability to the Trust, the Certificateholders or any other Person if the Special Servicer's analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders (as collective whole) on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer and the Special Servicer has acted reasonably and complied with the Servicing Standard in ascertaining the pertinent facts. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Certificate Administrator.

                (c)     Any payment of interest, which is deferred pursuant to
Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

                (d) The Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the discretion of the Master Servicer or the Special Servicer, as the case may be, pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related processing fee, application fee and costs and expenses incurred by it. All such fees collected by the Master Servicer or the Special Servicer shall constitute Additional Special Servicing Compensation as provided in Section 3.11. All such fees that are to be shared by the Master Servicer and the Special Servicer pursuant to Section 3.08 and this
Section 3.20 shall only be reduced or waived by their joint written consent.

                (e) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.20 shall be in writing. The Master Servicer (in the case of Performing Mortgage Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall notify the other such party, each Rating Agency, the Certificate Administrator, the Trustee and the Controlling Class Representative, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Master Servicer (in the case of Performing Mortgage Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans) pursuant to Section 3.20(a) above, the Master Servicer or the Special Servicer, as the case may be, shall deliver to the other such party, the Trustee, the Certificate Administrator and the Rating Agencies an Officer's Certificate certifying that all of the requirements of Section 3.20(a) have been met and setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(i); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such Officer's Certificate shall be delivered to the other such party, the Trustee, the Certificate Administrator and the Rating Agencies before the modification, waiver or amendment is agreed to.

                (f) With respect to any ARD Mortgage Loan that is a Performing Mortgage Loan, after its Anticipated Repayment Date, the Master Servicer shall be permitted, with the consent of the Special Servicer (which consent shall be granted or withheld in a manner consistent with the Servicing Standard), to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD

Mortgage Loan if, prior to the related maturity date, the related Borrower has requested the right to prepay such ARD Mortgage Loan in full, together with all payments required by the related Mortgage Loan documents in connection with such prepayment, except for such accrued Post-ARD Additional Interest, provided that the Master Servicer has determined, in its reasonable judgment, that the waiver of the Trust's right to receive such accrued Post-ARD Additional Interest is in accordance with the Servicing Standard.

                (g)     Notwithstanding anything in this Section 3.20 or Section
3.24 to the contrary, the Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage
Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of parcels of a Mortgaged Property (provided that any such releases do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan or are releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions and such releases shall be made as required by the Mortgage Loan documents); and (iii) grants of easements that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the subject Mortgage Loan, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (y) would be consistent with the Servicing Standard, and (z) shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

                (h) The Master Servicer shall not terminate or replace, or consent to the termination or replacement of, any property manager with respect to any Mortgaged Property, and the Master Servicer shall not terminate or change or consent to the termination or change of the franchise for any Mortgage Property operated as a hospitality property, in any event without the prior written consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with its analysis, recommendations and all information that the Special Servicer may reasonably request and which information is in the possession of the Master Servicer, in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within 15 Business Days of the Special Servicer's receipt from the Master Servicer of such analysis, recommendation and all information reasonably requested thereby in order to make an informed decision (or, if the Special Servicer did not request any information, within 15 Business Days from such notice), including the Controlling Class Representative's five-Business Day response period pursuant to Section 3.24, such consent shall be deemed to have been granted).

                (i) In connection with granting an extension of the maturity date of any Mortgage Loan in accordance with Section 3.20(a), the Special Servicer, in the case of a Specially Serviced Mortgage Loan, and the Master Servicer, in the case of a Performing Mortgage Loan, shall each cause the related Borrower to agree, if it has not already done so pursuant to the existing Mortgage Loan documents, to thereafter deliver to the Special Servicer, the Trustee and the Controlling Class

Representative audited operating statements on a quarterly basis with respect to the related Mortgaged Property, provided that the Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

                (j) In the event that the Master Servicer receives a request by a Borrower with respect to a Performing Mortgage Loan for consent, modification, waiver or indulgence or any other matter or thing, the request of which would require action on the part of the Special Servicer under this
Section 3.20, the Master Servicer shall promptly notify the Special Servicer, in writing, of such request, and provide its recommendation and analysis, together with related documents reasonably requested by the Special Servicer.

                SECTION 3.21. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

                (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. Without regard to whether the Master Servicer and the Special Servicer are the same Person, the Special Servicer shall immediately give notice of a Servicing Transfer Event to the Controlling Class Representative. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information in order to perform its duties described in Section 3.02.

                Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

                Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, in the case of a transfer to the Special Servicer, at the sole option of the Controlling Class Representative, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

                (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee (or the applicable Custodian appointed by the Trustee) originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

                (c) The Master Servicer and Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loans and any REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

                (d) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

                (e) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

                SECTION 3.22.   Sub-Servicing Agreements.

                (a) The Master Servicer and, subject to Section 3.22(f), the Special Servicer may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and does not subject the Trust to any liability; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(d), terminate such rights and obligations, in either case without payment of any fee except as set forth in
Section 3.22(d); (iii) prohibits the Sub-Servicer from modifying any Mortgage Loan or commencing any foreclosure or similar proceedings with respect to any Mortgaged Property without the consent of the Master Servicer or the Special Servicer; (iv) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides (unless the Special Servicer agrees otherwise) that such agreement shall be suspended or terminated with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan, and also expressly or effectively provides (unless the Special Servicer agrees otherwise) that the Sub-Servicer shall not receive or accrue an entitlement to any sub-servicing compensation in respect of a Specially Serviced Mortgage Loan or an REO Loan; and (v) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or

REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds. Accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be; and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(g) and/or Section 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee, the Certificate Administrator and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee and the Certificate Administrator copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

                (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

                (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its reasonable judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

                (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that a Designated Sub-Servicer Agreement may not be so terminated except for cause. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor Master Servicer or Special Servicer, then the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificate Administrator, the Certificateholders or the Trust other than those contemplated herein.

                (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless either: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; or (ii) such agreement relates to one or more Mortgage Loans (including any such Mortgage Loan(s) previously sub-serviced in accordance with this
Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans.

                (g) Each successor Master Servicer hereunder shall, except as provided in Section 7.01(c), agree to assume the responsibilities and obligations of the Master Servicer under the applicable Designated Sub-Servicer Agreement.

                SECTION 3.23.   Controlling Class Representative.

                (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Certificate Administrator of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Certificate Administrator that the Controlling Class has changed, the Certificate Administrator shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Certificate Administrator or identified thereto by the Depository or the Depository Participants, at the expense of the Certificateholder or Certificate Owner requesting information with respect to clause (i) and clause (iii) above if the Depository charges a fee for such identification, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Certificate Administrator for selecting a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder(s) by a writing delivered to the Certificate Administrator. Notwithstanding the foregoing, but subject to satisfaction of the conditions set forth in the next sentence, Allied Capital Corporation shall be the Controlling Class Representative upon its acquisition of the Class P Certificates. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Certificate Administrator with written confirmation of its acceptance of such appointment, written confirmation that it will keep confidential all information received by it as Controlling Class Representative hereunder or otherwise with respect to the Certificates, the Trust Fund and/or this Agreement, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

                (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Certificate Administrator has actual knowledge the Certificate Administrator shall deliver to the Holders or Certificate Owners, as applicable, of the Controlling Class, the Master Servicer and the Special Servicer the identity of the new Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Certificate Administrator shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depository or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Certificate Administrator with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Certificate Administrator shall notify the parties to this Agreement of such event.

                (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Certificate Administrator and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Certificate Administrator and to such existing Controlling Class Representative.

                (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Certificate Administrator and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

                (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust are also named parties to the same action and, in the reasonable judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the Special Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of, and at the expense of, the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative; provided that the Controlling Class Representative shall be liable for any damages or judgment against it arising solely from its actions. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

                SECTION 3.24. Certain Rights and Powers of the Controlling Class Representative.

                (a) The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.24(b), the Special Servicer will not be permitted to take any of the following actions unless and until it has notified the Controlling Class Representative in writing and the Controlling Class Representative has not objected in writing within five Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto (provided that if such written objection has not been received by the Special Servicer within such five-Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

                        (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                        (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

                        (iii) any proposed sale of an REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

                        (iv) any acceptance of a discounted payoff with respect to a Specially Serviced Mortgage Loan;

                        (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

                        (vi) any release of collateral for a Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

                        (vii) any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

                        (viii) any release of earn-out or performance holdback Reserve Funds, or return of any related Letter of Credit delivered in lieu of earn-out or performance holdback Reserve

        Funds, to the Borrower under any Mortgage Loan identified on Exhibit B-1H, where such Reserve Funds or Letter of Credit are at least equal to the lesser of 5% of the then unpaid principal balance or $200,000;

                        (ix)    any waiver of a "due-on-sale" or
        "due-on-encumbrance" clause with respect to any Mortgage Loan; and

                        (x) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan;

provided that the five Business Days in which the Controlling Class Representative must object shall be part of the 15 day periods in Section 3.03(d), Section 3.08, Section 3.20(a)(i) and Section 3.20(h); and

provided, further, that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

                In addition, subject to Section 3.24(b), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Certificate Administrator, who shall make it available for review pursuant to Section 8.12(b) unless making it so available would cause material harm to the interests of the Trust.

                (b) Notwithstanding anything herein to the contrary, (i) neither the Special Servicer nor the Master Servicer shall have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting, and provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected, and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer or the Master Servicer to violate applicable law, the terms of any Mortgage Loan, any other Section of this Agreement or any provision of the REMIC Provisions, including the Special Servicer's and Master Servicer's respective obligations to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, the Underwriters, the Master Servicer, the Special Servicer, any Fiscal Agent, the Tax Administrator, the Certificate Administrator or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement.

                Furthermore, the Special Servicer shall not be obligated to obtain the approval of the Controlling Class Representative for any actions to be taken by the Special Servicer with respect to any particular Mortgage Loan if (i) the Special Servicer has, in accordance with
Section 3.24(a), notified the Controlling Class Representative in writing of the various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of such Mortgage Loan and (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest or agree to any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

                (c) The Controlling Class Representative will have no liability to the Trust or the Certificateholders other than the Controlling Class Certificateholder and shall have no liability to the Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates or an interest therein, that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders and Certificate Owners of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative, any Holder, of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

                SECTION 3.25.   Application of Default Charges.

                (a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to any Mortgage Loan or REO Mortgage Loan, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

                first, to pay to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be;

                second, to reimburse the Trust for any Advance Interest paid to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, which interest was paid from a source other than Default Charges on such Mortgage Loan or REO Mortgage Loan, as the case may be;

                third, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, that, if not paid from Default Charges collected on such Mortgage Loan or REO Mortgage Loan, as the case may be, will likely become an Additional Trust Fund Expense;

                fourth, to reimburse the Trust for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) incurred since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, and previously


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


        paid from a source other than Default Charges on such Mortgage Loan or REO Mortgage Loan, as the case may be; and

                fifth, subject to Section 1.03(d), to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, if such Default Charges accrued with respect to a Performing Mortgage Loan, and to pay any other portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicer.

                (b) Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.25(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a) and
Section 4.01(b), subject to application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.25(a) shall be deemed to offset payments of Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred (whereupon such Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).



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


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS


                SECTION 4.01.   Distributions.

                (a) On each Distribution Date, the Certificate Administrator shall apply the Standard Available Distribution Amount for such Distribution Date for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount:

                first, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates, the Holders of the Class X-1 Certificates and the Holders of the Class X-2 Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Current Interest Distribution Amounts for such Distribution Date;

                second, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates, the Holders of the Class X-1 Certificates and the Holders of the Class X-2 Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

                third, to make distributions of principal to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 and/or the Holders of the Class A-3 Certificates as follows--

                        (i)     prior to the occurrence of the Final
        Distribution Date or any Senior Principal Distribution Cross-Over Date, sequentially to the Holders of the Class A-1 Certificates, up to their Principal Distribution Amount for such Distribution Date, then to the Holders of the Class A-2 Certificates, up to their Principal Distribution Amount for such Distribution Date, and then to the Holders of the Class A-3 Certificates, up to their Principal Distribution Amount for such Distribution Date; and

                        (ii) on and after the occurrence of any Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class A-3 Certificates, up to, and pro rata as between such Classes of Certificateholders based on, their respective Principal Distribution Amounts for such Distribution Date; and

                fourth, to reimburse the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class A-3 Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to, and pro rata as between such Classes of Certificateholders based on, their respective Loss Reimbursement Amounts for such Distribution Date.

                Any distributions of interest made with respect to the Class X-2 Certificates on any Distribution Date pursuant to clause first of the prior paragraph of this Section 4.01(a) shall be deemed


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


allocated among the respective Group X-2 REMIC III Regular Interests on a pro rata basis in accordance with the respective Current Interest Distribution Amounts of the Group X-2 REMIC III Regular Interests for such Distribution Date. Any distributions of interest made with respect to the Class X-2 Certificates on any Distribution Date pursuant to clause second of the prior paragraph of this
Section 4.01(a) shall be deemed to be allocated among the respective Group X-2 REMIC III Regular Interests on a pro rata basis in accordance with the respective Carryforward Interest Distribution Amounts of the Group X-2 REMIC III Regular Interests for such Distribution Date.

                (b) On each Distribution Date, following the distributions on the Senior Certificates to be made on such date pursuant to Section 4.01(a), the Certificate Administrator shall apply any remaining portion of the Standard Available Distribution Amount for such Distribution Date to make distributions to the Holders of the respective Classes of the Subordinate Principal Balance Certificates, in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the total of the Current Interest Distribution Amount, the Carryforward Interest Distribution Amount, the Principal Distribution Amount and the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date and (ii) the remaining portion of the Standard Available Distribution Amount for such Distribution Date (after taking into account all prior distributions made on such Distribution Date pursuant to Section 4.01(a) and this Section 4.01(b)): first, to the Holders of the Class B Certificates; second, to the Holders of the Class C Certificates; third, to the Holders of the Class D Certificates; fourth, to the Holders of the Class E Certificates; fifth, to the Holders of the Class F Certificates; sixth, to the Holders of the Class G Certificates; seventh, to the Holders of the Class H Certificates; eighth, to the Holders of the Class J Certificates; ninth, to the Holders of the Class K Certificates; tenth, to the Holders of the Class L Certificates; eleventh, to the Holders of the Class M Certificates; twelfth, to the Holders of the Class N Certificates; and, thirteenth, to the Holders of the Class P Certificates. Amounts distributable to the Holders of any Class of Subordinate Principal Balance Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be applied:

                first, to make distributions of interest to the Holders of such Class of Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

                second, to make distributions of interest to the Holders of such Class of Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

                third, to make distributions of principal to the Holders of such Class of Certificates, up to their Principal Distribution Amount for such Distribution Date; and

                fourth, to reimburse the Holders of such Class of Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date.

                (c) On each Distribution Date, following the distributions on the REMIC III Regular Interest Certificates to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Certificate Administrator shall pay any remaining portion of the Standard Available Distribution Amount for such Distribution Date to the Holders of the Class R Certificates.

                (d) On each Distribution Date, the Certificate Administrator shall apply, for the following purposes and in the following order of priority, any amount then on deposit in the Distribution


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


Account that represents a Prepayment Premium collected with respect to any Mortgage Loan as of the end of the related Collection Period:

                first, to make distributions of additional interest to the Holders of the respective Classes of the Yield Maintenance Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective applicable Additional Yield Amounts; and

                second, to make distributions of additional interest to the Holders of the Class X-1 Certificates, up to the remaining portion, if any, of such Prepayment Premiums.

                For purposes of determining the portion of any Prepayment Premium that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) the amount of such Prepayment Premium that is so distributable; multiplied by (ii) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of (A) the Pass-Through Rate applicable to such Class of Yield Maintenance Certificates for the corresponding Interest Accrual Period, over (B) the Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of (X) the Mortgage Rate for the Mortgage Loan in respect of which such Prepayment Premium was received, over (Y) the Discount Rate; multiplied by (iii) a fraction (not greater than one or less than zero), the numerator of which is equal to the Principal Distribution Amount with respect to such Class of Yield Maintenance Certificates for such Distribution Date, and the denominator of which is equal to the Total Principal Distribution Amount for such Distribution Date.

                For purposes of determining the portion of any Prepayment Premium that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Discount Rate" shall equal the Yield Maintenance Interest Rate for the prepaid Mortgage Loan; provided that, if a "No" is indicated with respect to the prepaid Mortgage Loan on the Mortgage Loan Schedule under the heading "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate", then the relevant "Discount Rate" shall be the nominal interest rate that when compounded monthly would have an annual yield that is equivalent to the annual yield obtained by compounding the Yield Maintenance Interest Rate for the prepaid Mortgage Loan on a semi-annual basis; and the relevant Yield Maintenance Interest Rate for any prepaid Mortgage Loan shall be determined by the Certificate Administrator, in good faith, in accordance with the definition of "Yield Maintenance Interest Rate", except for any Mortgage Loan which has a Yield Maintenance Calculation Method Type V, in which case the Yield Maintenance Interest Rate is the yield on the 6.000% US Treasury Security due August 1, 2009.

                (e) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account any amounts then on deposit in the Class Y Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected in respect of the ARD Mortgage Loans during or prior to the related Collection Period and shall distribute such amounts to the Holders of the Class Y Certificates.

                (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Holders of such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such

Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee or the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unfunded Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

                (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letters of Representations among the Depositor, the Trustee and the initial Depository, a copy of which Letters of Representations is attached hereto as Exhibit C-1.

                (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

                (i) Except as otherwise provided in Section 9.01, whenever the Certificate Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction in respect of such Class), the Certificate Administrator shall, as promptly as possible (and, in any event, no later than two Business Days) after the related Determination Date, mail to each Holder of such Class of Certificates of record on such date a notice to the effect that:

                        (i) the Certificate Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon


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


        presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                        (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and credited to, and shall be held uninvested in trust in, the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If any Certificates as to which notice has been given pursuant to this Section 4.01(i), shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Certificate Administrator shall distribute to the Class R Certificateholders all unclaimed funds.

                (j) Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Certificate Administrator does withhold any amount from payments or advances of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Certificateholder.

                (k) All distributions of current accrued interest made with respect to the Class X-1 Certificates on each Distribution Date pursuant to clause first of Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as interest with respect to the various REMIC II Regular Interests, up to, and pro rata as among the REMIC II Regular Interests based on, the Class X-1 Portion of the Current Interest Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. All distributions of past due interest made with respect to the Class X-1 Certificates on each Distribution Date pursuant to clause second of Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as interest with respect to the various REMIC II Regular Interests, up to, and pro rata as among the REMIC II Regular Interests based on, the Class X-1 Portion of the Carryforward Interest Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. In addition, all distributions of additional interest (in the form of Prepayment Premiums) made with respect to the Class X-1 Certificates on each Distribution Date pursuant to Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as additional interest (in the form of

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Prepayment Premiums) with respect to the various REMIC II Regular Interests, pro rata in accordance with the respective amounts of principal deemed distributed with respect to each such REMIC II Regular Interest for such Distribution Date as provided in the following paragraph.

                All distributions of current accrued interest made with respect to the Class X-2 Certificates on each Distribution Date pursuant to clause first of Section 4.01(a), and allocable to any particular Group X-2 REMIC III Regular Interest, shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as current accrued interest with respect to the Corresponding REMIC II Regular Interest in respect of such Group X-2 REMIC III Regular Interest as part of such REMIC II Regular Interest's Current Interest Distribution Amount for such Distribution Date. All distributions of past due interest made with respect to the Class X-2 Certificates on each Distribution Date pursuant to clause second of Section 4.01(a), and allocable to any particular Group X-2 REMIC III Regular Interest, shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as past due interest with respect to the Corresponding REMIC II regular Interest in respect of such Group X-2 REMIC III Regular Interest as part of such REMIC II Regular Interest's Carryforward Interest Distribution Amount for such Distribution Date.

                All distributions made with respect to each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a),
Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates. In each case, if such distribution on any such Class of Principal Balance Certificates was a distribution of current accrued interest (as part of the related Current Interest Distribution Amount for the subject Distribution Date), of past due interest (as part of the related Carryforward Interest Distribution Amount for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such Class of Certificates, then the corresponding distribution deemed to be made on the Corresponding REMIC II Regular Interest(s) for such Class of Certificates pursuant to the preceding sentence shall be deemed also to be a distribution of current accrued interest (as part of Current Interest Distribution Amount(s) in respect of such REMIC II Regular Interest(s) for the subject Distribution Date), of past due interest (as part of the Carryforward Interest Distribution Amount(s) in respect of such REMIC II Regular Interest(s) for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC II Regular Interest(s).

                Each Class of Principal Balance Certificates shall have one Corresponding REMIC II Regular Interest, except for the Class A-3 Certificates, which shall have two Corresponding REMIC II Regular Interests. Deemed distributions of current accrued interest made on REMIC II Regular Interest A-3A and REMIC II Regular Interest A-3B shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Current Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of past due interest made on REMIC II Regular Interest A-3A and REMIC II Regular Interest A-3B shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Carryforward Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-3A and REMIC II Regular Interest A-3B shall be allocated first to REMIC II Regular Interest A-3A, until its Uncertificated Principal Balance is reduced to zero, and then to REMIC II Regular Interest A-3B. Deemed distributions of additional interest (in the form of

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Prepayment Premiums) made on REMIC II Regular Interest A-3A and REMIC II Regular
Interest A-3B shall be allocated entirely to REMIC II Regular Interest A-3A, for so long as its Uncertificated Principal Balance is greater than zero, and then to REMIC II Regular Interest A-3B. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-3A and REMIC II Regular Interest A-3B shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

                The actual distributions made by the Certificate Administrator on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC III Residual Interest) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(k), actual distributions of funds from the Distribution Account shall be made only in accordance with
Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

                (l) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a),
Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Certificate Administrator shall be deemed to have made out of the Standard Available Distribution Amount for such Distribution Date, the following distributions to REMIC II in the following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount:

                first, distributions of interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Current Interest Distribution Amounts for such Distribution Date;

                second, distributions of interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

                third, distributions of principal with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Principal Distribution Amounts for such Distribution Date; and

                fourth, reimbursements of Unfunded Principal Balance Reductions with respect to all of the REMIC I Regular Interests (including any REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero), up to, and pro rata as among the REMIC I Regular Interests based on, their respective Loss Reimbursement Amounts for such Distribution Date.

                In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Regular Interest Certificates pursuant to Section 4.01(d), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Certificate Administrator shall be deemed to have distributed to REMIC II each Prepayment Premium then on deposit in the Distribution Account that was received on any Mortgage Loan or REO Mortgage Loan during or prior to the related Collection Period, such distribution to be deemed made with respect to the REMIC I Regular Interest that relates to such Mortgage Loan or REO Mortgage Loan, as the case may be.

                The distributions deemed made by the Certificate Administrator on each Distribution Date with respect to the REMIC II Regular Interests pursuant to Section 4.01(k), as well as the distributions actually made by the Certificate Administrator on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC II Residual Interest or the REMIC III Residual Interest) or Section 4.01(d), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(l). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(l), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

                SECTION 4.02. Statements to Certificateholders; Certain Other Reports.

                (a) Based solely on information provided to the Certificate Administrator by the Master Servicer and the Special Servicer pursuant to Sections 3.12, 4.02(b) and 4.02(c), the Certificate Administrator shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies, the Controlling Class Representative, Charter Research Corporation, The Trepp Group, Intex Solutions, Inc., each Certificateholder and, to the extent that the Certificate Administrator has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner a statement substantially in the form of, and containing the information set forth in, Exhibit E hereto (the "Statement to Certificateholders"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Certificate Administrator need not deliver to the Depositor, the Master Servicer, the Special Servicer, the Mortgage Loan Sellers, the Underwriters, Charter Research Corporation, The Trepp Group, Intex Solutions, Inc., the Rating Agencies or the Controlling Class Representative any Statement to Certificateholders that has been made available via the Certificate Administrator's Internet Website as provided below; and provided, further, that the Certificate Administrator has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that the Certificate Administrator shall not provide Charter Research Corporation, The Trepp Group and Intex Solutions, Inc. any information regarding the Certificates until the Depositor confirms to the Certificate Administrator that SSBI has sold all of its Non-Registered Certificates to unaffiliated third parties; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Statement to Certificateholders shall be deemed to have agreed to keep confidential the information therein until such Statement to Certificateholders is filed with the Commission, and the Statement to Certificateholders shall bear a legend to the following effect:

                No recipient shall use or disclose the information contained in this Statement to Certificateholders in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

                On each Distribution Date, the Certificate Administrator shall also provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies, the Controlling Class Representative, each Certificateholder (and each Certificate Owner that is receiving a Statement to Certificateholders on such Distribution Date), at the same time that the Statement to Certificateholders is delivered thereto, the CMSA Collateral Summary File, the CMSA Bond Level File and, to the extent received by the Certificate Administrator since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date), each other file and report comprising the CMSA Investor Reporting Package (excluding the CMSA Loan Set-Up File); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such CMSA Investor Reporting Package files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission, and each such file and report shall bear a legend to such effect.

                The Certificate Administrator shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer, and the Certificate Administrator shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable. None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

                The Certificate Administrator shall make available each month, to Certificateholders, Certificate Owners, prospective investors and any other interested party, via the Certificate Administrator's Internet Website, in a downloadable format, all Statements to Certificateholders and Unrestricted Servicer Reports (which in each case, if applicable will identify each Mortgage Loan by mortgage loan number and property name, if any) and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Certificate Administrator may have in its possession; provided that, unless (i) the particular report or information has been filed with the Commission pursuant to Section 8.15 or (ii) the Depositor has notified the Certificate Administrator that SSBI has sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Certificate Administrator's Internet Website will be password protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. The Certificate Administrator shall make the Restricted Servicer Reports available each month, via the Certificate Administrator's Internet Website, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Underwriters, the Controlling Class Representative or any Rating Agency, with the use of a password provided by the Certificate Administrator to such person upon receipt by the Certificate Administrator from such Person of a certification substantially in the form of Exhibit K-1 or Exhibit K-2, as applicable; provided that the Certificate Administrator shall provide such password to each party hereto, the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Underwriters, the Controlling Class Representative, and each Rating Agency without requiring such certification. In addition, the Certificate Administrator is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Certificate Administrator's Internet Website. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

                The Certificate Administrator's Internet Website shall be located at "www.chase.com/absmbs" or at such other address as shall be specified by the Certificate Administrator from time to time in the Statement to Certificateholders and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Certificate Administrator's Internet Website and electronic bulletin board, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator shall not be liable for the dissemination of information in accordance with this Agreement. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access to information regarding the Trust on the Trustee's Internet Website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

                The Certificate Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                (b) The Master Servicer may maintain an Internet Website at "www.midlands.com", or such other site as may be specified by any successor Master Servicer, which may, subject to applicable law, contain the information and reports required to be produced by the Master Servicer. Access by Certificateholders, Certificate Owners, the Controlling Class Representative, the Depositor and the Rating Agencies may be subject to registration, using a password and user name. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access to information regarding the Trust on the Master Servicer's Internet Website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

                (c) Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of the Statement to Certificateholders, a form of which is attached hereto as Exhibit E, for such calendar year or applicable portion thereof during which such person was a Certificateholder


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


and (ii) such other customary information as the Certificate Administrator deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Certificate Administrator in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Certificate Administrator shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Certificate Administrator. The Master Servicer and the Special Servicer shall promptly provide to the Depositor, the Tax Administrator, the Certificate Administrator and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may reasonably request and at the requesting party's expense, and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

                (d) The Master Servicer shall have no obligation to provide information or reports required pursuant to this Agreement with respect to Specially Serviced Mortgage Loans and REO Properties until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing such information or reports caused by the Special Servicer's failure to deliver the requisite information or reports.

                SECTION 4.03.   P&I Advances.

                (a) On or before 3:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject to Section 4.03(c), either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any P&I Advance Date are then on deposit in the Collection Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees and Workout Fees payable therefrom) to make such P&I Advances. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date/Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this
Section 4.03(a) (and shall not have delivered to the Trustee and the Certificate Administrator the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Certificate Administrator shall provide notice of such failure to the Trustee and the Master Servicer, before 5:00 p.m., New York City time, on such P&I Advance Date. If, after such notice, the Certificate Administrator does not receive the full amount of such P&I Advances by 11:00 a.m. (New York City time) on the related Distribution Date, then the Certificate Administrator shall promptly notify the Trustee and, unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made, the Trustee shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date.

                (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

                (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee or any Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered to the Depositor, to the Certificate Administrator, to the Special Servicer, to the Controlling Class Representative and, if made by the Master Servicer, to the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, if available, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance. The Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

                (d) The Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if the P&I Advance was made prior to the end of the grace period for the subject payment, for so long as such P&I Advance is outstanding after the end of that grace period). Such interest with respect to any P&I Advance shall be payable:
(i) first, in accordance with Sections 3.05 and 3.25, out of any Default Charges collected with respect to the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made; and (ii) then, after such Advance is reimbursed, but only if and to the extent that such Default Charges described in the immediately preceding clause (i) are and have been insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. As and to the extent provided in Section 3.05(a), the Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received as of the related P&I Advance Date. The Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by the Master Servicer in suspense.

                SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses.

                (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such Class of Certificates shall have its Class Principal Balance reduced unless and until the Class Principal Balance of each other Class of Certificates, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(k), the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest P, REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular Interest L, REMIC II Regular Interest K, REMIC II Regular Interest J, REMIC II Regular Interest H, REMIC II Regular Interest G, REMIC II Regular Interest F, REMIC II Regular Interest E, REMIC II Regular Interest D, REMIC II Regular Interest C and REMIC II Regular Interest B shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such REMIC II Regular Interest shall have its

Uncertificated Principal Balance reduced unless and until the Uncertificated Principal Balance of each other REMIC II Regular Interest, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Uncertificated Principal Balances of (A) REMIC II Regular Interest A-1, (B) REMIC II Regular Interest A-2 and (C) REMIC II Regular Interest A-3A and REMIC II Regular Interest A-3B, as a collective matter in the order described in the next sentence, shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. Any reductions in the Uncertificated Principal Balances of the REMIC II Regular Interest A-3A and REMIC II Regular Interest A-3B pursuant to the prior sentence shall be made: first, to the Uncertificated Principal Balance of REMIC II Regular Interest A-3A, until such Uncertificated Principal Balance is reduced to zero; and second, to the Uncertificated Principal Balance of REMIC II Regular Interest A-3B. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to
Section 4.01(l), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be, that will be outstanding immediately following such Distribution Date. All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                SECTION 4.05.   Calculations.

                The Certificate Administrator shall, provided it receives the necessary information from the Master Servicer and/or Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Statements to Certificateholders pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Certificate Administrator shall calculate the Standard Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Certificate Administrator shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Certificate Administrator contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                   ARTICLE V

                                THE CERTIFICATES


                SECTION 5.01.   The Certificates.

                (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-7; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Class X-1, Class X-2, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G, Class H, Class J and Class K Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The REMIC III Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of: (i) in the case of the Interest Only Certificates, $1,000,000 and any whole dollar denomination in excess thereof;
(ii) in the case of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates, $10,000 and any whole dollar denomination in excess thereof; and (iii) in the case of the other REMIC III Regular Interest Certificates, $100,000 and any whole dollar denomination in excess thereof. The Class R Certificates and the Class Y Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

                (b) The Certificates shall be executed by manual or facsimile signature by an authorized officer of the Certificate Registrar on behalf of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                SECTION 5.02. Registration of Transfer and Exchange of Certificates.

                (a) The Certificate Administrator may, at its own expense, appoint any Person with appropriate experience as a securities registrar to act as Certificate Registrar hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Certificate Registrar, the Certificate Administrator agrees to act in such capacity in accordance with the terms hereof. The appointment of a Certificate Registrar shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Certificate Registrar. The Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Certificate Administrator, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d) and 8.05(e) shall apply to the
Certificate Registrar to the same extent that they apply to the Certificate Administrator. Any Certificate Registrar appointed in accordance with this
Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Certificate Administrator may at any time terminate the agency of any Certificate Registrar appointed in accordance with this Section 5.02(a) by giving written notice of termination to such Certificate Registrar, with a copy to the Trustee, the Master Servicer, the Special Servicer and the Depositor.

                At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Tax Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                If any Certificateholder makes written request to the Certificate Registrar, and such request states that such Certificateholders desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such Certificateholder proposes to transmit, then the Certificate Registrar shall, within 30 days after the receipt of such request, afford the requesting Certificateholder access during normal business hours to, or deliver to the requesting Certificateholder a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Certificate Registrar's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

                (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                If a transfer of any Non-Registered Certificate that constitutes a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or a transfer of a Book-Entry Non-Registered Certificate to a successor Depository as contemplated by Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an

Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

                If a transfer of an interest in any Book-Entry Non-Registered Certificate that relates to a Rule 144A Global Certificate or an IAI Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer shall require from its prospective transferee: (i) a certificate substantially in the form attached either as Exhibit F-2C hereto or as Exhibit F-2D hereto; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such). Except as provided in the next paragraph, any interest in a Book-Entry Non-Registered Certificate that relates to a Rule 144A Global Certificate or an IAI Global Certificate shall not be transferred to any Person who takes delivery other than in the form of an interest in one of those two Global Certificates for the subject Class; provided that if the transferee is to take an interest in either such Global Certificate for any Class and the transferor had held the interest to be transferred in the other such Global Certificate, then the transferor shall notify the Certificate Registrar and deliver thereto a copy of the transfer certificate delivered by the transferee in accordance with the prior sentence, whereupon the Certificate Registrar shall make the appropriate debits and credits to the denominations of those Global Certificates. If any transferee of an interest in a Book-Entry Non-Registered Certificate that relates to a Rule 144A Global Certificate or an IAI Global Certificate does not, in connection with the subject transfer, deliver to the transferor the Opinion of Counsel or one of the certifications described in the preceding sentence, then such transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2C or Exhibit F-2D hereto are, with respect to the subject transfer, true and correct.

                Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate or IAI Global Certificate in respect of the Class H or Class J Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor (or, until the close of business (New York City time) on the fifth Business Day following the Closing Date, by Allied Capital Corporation) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such transfer is the Depositor or an Affiliate of the Depositor (or, until the close of business (New York City time) on the fifth Business Day following the Closing Date, is Allied Capital Corporation) and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and the Euroclear Operator to direct the Certificate Registrar to debit the account of a Depository Participant by a denomination of beneficial interest in the Class H or Class J Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Certificate Registrar shall produce the denomination of the Rule 144A Global Certificate or IAI Global Certificate in respect of the Class H or Class J Certificates, and increase the denomination of the Regulation S

Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

                On and prior to the Release Date, beneficial interests in the Regulation S Temporary Global Certificate in respect of the Class H or Class J Certificates shall not be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Temporary Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a Regulation S Certificate. Not earlier than the Release Date, beneficial interests in the Regulation S Temporary Global Certificate in respect of the Class H or Class J Certificates shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in the Regulation S Temporary Global Certificates in respect of the Class J or Class K Certificates may be held only through the Euroclear Operator or Clearstream. The Regulation S Permanent Global Certificates in respect of the Class H or Class J Certificates shall be deposited with the Certificate Registrar as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

                None of the Depositor, the Trustee, the Certificate Administrator or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, SSBI, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator, Certificate Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                (c) No transfer of any Certificate or interest therein shall be made (A) to any retirement plan or other employee benefit plan, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

                Except in connection with the initial issuance of the Certificates or any transfer of a Certificate or interest therein by the Depositor or an Affiliate of the Depositor or any transfer of a Book-Entry Certificate to a successor Depository as contemplated by Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a non-Investment Grade Certificate that constitutes a Definitive Certificate or a Non-Registered Certificate that constitutes a Definitive Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b)
and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Certificate that is both an Investment Grade Certificate and a Non-Registered Certificate and that is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Tax Administrator, the Depositor, any Exemption-Favored Party, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of any of the foregoing Persons, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

                Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Certificate by the Depositor or an Affiliate of the Depositor, any Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if such Certificate is an Investment Grade Certificate and such interest in such Certificate is being acquired by or on behalf of a Plan in reliance on an Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Tax Administrator, the Depositor, any Exemption-Favored Party, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of any of the foregoing Persons, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y); or (iii) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

                (d)     (i)     Each Person who has or who acquires any
        Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver or cause the delivery of payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                        (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                        (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate (other than in connection with a transfer of a Class R Certificate by the Depositor to an affiliate of the Depositor), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
                                Section 5.02(d) and agrees to be bound by them.

                        (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                        (D)     Each Person holding or acquiring any Ownership

                                Interest in a Class R Certificate shall agree
                                (1) to require a Transfer Affidavit and
                                Agreement from any prospective Transferee (other than in connection with a transfer of a Class R Certificate by the Depositor to an affiliate of the Depositor) to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate (other than in connection with a transfer of a Class R Certificate by the Depositor to an affiliate of the Depositor) unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                        (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

                        (ii)    (A)    If any purported Transferee shall become
                                a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar, shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                        (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause (ii) (A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

                        (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation.

        The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing such information.

                        (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

                        (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                        (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

                (e)     [Reserved.]

                (f) If a Person is acquiring any Non-Registered Certificate or any interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, the transferor) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar (or, in the case of a Book-Entry Certificate, the transferor) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c), (d) and/or (e), as appropriate, of this Section 5.02.

                (g) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

                (h) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                (i) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                (j) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                (k) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

                (l) The Certificate Registrar shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

                SECTION 5.03.   Book-Entry Certificates.

                (a)     The Class X-1, Class X-2, Class A-1, Class A-2,
Class A-3, Class B, Class C, Class D, Class E, Class F and Class G, Class H, Class J and Class K Certificates shall, in the case of each Class thereof, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02(c), transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                (b) The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, any Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                (c) If (i)(A) the Depositor advises the Trustee, the Certificate Administrator and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Certificate Administrator and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of Book-Entry Certificates (or any portion of any Class thereof), the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                SECTION 5.04.   Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                SECTION 5.05.   Persons Deemed Owners.

                Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, any

Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                SECTION 5.06.   Certification by Certificate Owners.

                (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02(c).

                (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Certificate Administrator shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit K-1 hereto (or such other form as shall be reasonably acceptable to the Certificate Administrator) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that none of the Trustee, the Certificate Administrator or the Certificate Registrar shall knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of the Trustee, the Certificate Administrator or the Certificate Registrar, as the case may be, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information actually known by a Responsible Officer of the Trustee, the Certificate Administrator or the Certificate Registrar, with respect to the identity of a Certificate Owner. The Trustee, the Certificate Administrator and the Certificate Registrar shall each exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee, the Certificate Administrator or the Certificate Registrar, as the case may be.

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER


                SECTION 6.01. Liability of the Depositor, the Master Servicer and the Special Servicer.

                The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer.

                SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, the Master Servicer or the Special Servicer.

                Subject to the following paragraph, each of the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency).

                SECTION 6.03. Limitation on Liability of the Depositor, the Master Servicer, and the Special Servicer.

                None of the Depositor, the Master Servicer, the Special Servicer or any director, manager, member, officer, employee or agent of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust out of the Collection Account against any loss, liability or reasonable out-of-pocket expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any such loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof, including Section 10.01(f); (ii) that constitutes a Servicing Advance and is otherwise reimbursable pursuant to this Agreement (provided that this clause (ii) is not intended to limit the Master Servicer's or Special Servicer's right of recovery of liabilities and expenses incurred as a result of being the defendant, or participating in a proceeding to which another indemnified party under this Section 6.03 is a defendant, in legal action relating to this Agreement); or (iii) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, or (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action as to which the related costs are to be borne by such party without right of reimbursement, in its opinion does not involve it in any ultimate expense or liability for which reimbursement is not reasonably assured hereunder; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicer each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Collection Account as provided in Section 3.05(a).

                SECTION 6.04.   Master Servicer and Special Servicer Not to
                                Resign.

                The Master Servicer and the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee, with a copy to the Certificate Administrator. Unless applicable law requires the Master Servicer's or the Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 6.06 or Section 7.02 hereof; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Master Servicer or Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor master servicer or special servicer, as applicable.

                In addition, the Master Servicer and the Special Servicer shall each have the right to resign or assign its servicing rights at any other time provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation or assignment.

                Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04. Consistent with the foregoing, none of the Master Servicer or the Special Servicer shall (except in connection with any resignation thereby permitted pursuant to the prior paragraph or as otherwise expressly provided herein, including the provisions of Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person.

                SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer.

                Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor and the Certificate Administrator with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent, on a consolidated basis) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that none of the Depositor, the Certificate Administrator or the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer and the Special Servicer may each affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that none of the Master Servicer or the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                SECTION 6.06. Designation of Special Servicer by the Controlling Class.

                The Holder or Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class may at any time and from time to time designate a Person (other than the Trustee) to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holder or Holders shall so designate a Person to so serve as successor Special Servicer by the delivery to the Trustee, the Certificate Administrator, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The

Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as
Exhibit I-1. The designated Person shall become the Special Servicer on the date as of which the Trustee shall have received: (i) written confirmation from each of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the designated Person; and (iii) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (A) the designation of such Person to serve as Special Servicer is in compliance with this Section 6.06, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the Acknowledgment of Proposed Special Servicer has been duly authorized, executed and delivered by the designated Person and (D) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have been terminated simultaneously with such designated Person's becoming the Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Certificate Account of all of its accrued and unpaid Special Servicing Fees and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the resigning or terminated Special Servicer shall be entitled to any Workout Fees thereafter received on any Mortgage Loans that were Corrected Mortgage Loans at the time of the termination (but only if and to the extent permitted by Section 3.11(c)), and (iii) such Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation or termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay and entitled to receive all other amounts accrued or owing by or to it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property. If the termination of the Special Servicer was without cause, the reasonable out-of-pocket costs and expenses of any such transfer shall in no event be paid out of the Trust Fund, and instead shall be paid by the successor Special Servicer or the Holders of the Controlling Class that voted to remove the Special Servicer, as such parties may agree. If the Controlling Class of Certificates are Book-Entry Certificates, then the rights set forth in this
Section 6.06 with respect to replacing the Special Servicer may be exercised by the related Certificate Owners holding beneficial ownership of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class.

                SECTION 6.07. Master Servicer or Special Servicer as Owner of a Certificate.

                The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate,

Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer, as the case may be, or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Certificate Administrator (with a copy to the Trustee) a written notice that (a) states that it is delivered pursuant to this Section 6.07, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer, as the case may be, proposes to take. The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                                  ARTICLE VII

                                     DEFAULT


                SECTION 7.01.   Events of Default.

                (a) "Event of Default", wherever used herein, means any one of the following events:

                        (i) any failure by the Master Servicer to deposit into the Collection Account any amount required to be so deposited under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

                        (ii) any failure by the Special Servicer to deposit into the REO Account or the Collection Account, or to remit to the Master Servicer for deposit into the Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit or remittance, as the case may be, was first required to be made; or

                        (iii) any failure by the Master Servicer to remit to the Certificate Administrator for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount or the Compensating Interest Payment required to be remitted on such date, which failure continues unremedied until 11:00 a.m. (New York City time) on the relevant Distribution Date; or

                        (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(f); or

                        (v) any failure by the Special Servicer to timely make (or request the Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

                        (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days (or, in the case of failure to provide any required report hereunder, 15 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights or by the Controlling Class Representative, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                        (vii) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 60 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights or by the Controlling Class Representative; or

                        (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

                        (ix) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                        (x) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                        (xi) the Trustee shall have received written notice from Moody's that the continuation of the Master Servicer or the Special Servicer in such capacity would result or has resulted in a qualification, downgrade or withdrawal of any rating assigned thereby to any Class of Certificates; or

                        (xii) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the Certificates by S&P are downgraded, qualified or withdrawn, or placed on "negative credit watch", in connection with such removal.

                When a single entity acts as Master Servicer and Special Servicer, or in any two of the foregoing capacities, an Event of Default (other than an event described in clauses (xi) and (xii) above) in one capacity shall constitute an Event of Default in both such capacities.

                (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and Trustee each may, and at the written direction of the Holders of Certificates entitled to a majority of the Voting Rights, the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (viii) through (x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee or its designee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two Business Days to the Trustee or its designee for administration by it of all cash amounts that at the time are or should have been credited by the Master Servicer to the Collection Account, the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it (including any which will be payable after termination) under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, members, managers, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

                (c) In the event that the Master Servicer remits to the Certificate Administrator for deposit into the Distribution Account, on or after any Distribution Date, the full or any partial amount of P&I Advances required to be made in respect of such Distribution Date, or the full or any partial amount of the Master Servicer Remittance Amount required to be remitted for distribution on such Distribution Date, then the Master Servicer shall in addition remit to the Certificate Administrator interest on the late remittance at the Prime Rate from and including the applicable P&I Advance Date or Master Servicer

Remittance Date, as the case may be, to but not including the date on which the late remittance is received.

                SECTION 7.02.   Trustee to Act; Appointment of Successor.

                On and after the time the Master Servicer or the Special Servicer resigns pursuant to the first paragraph of Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to
Section 6.06, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation (exclusive, if applicable, of the Excess Servicing Fees) which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights so request in writing), the Trustee shall, subject to Section 6.06 (if applicable), promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution with a net worth of at least $10 million as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                If the Trustee or an Affiliate acts pursuant to this Section
7.02 as successor to the Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that its or such Affiliate's compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

                SECTION 7.03.   Notification to Certificateholders.

                (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.06, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

                SECTION 7.04.   Waiver of Events of Default.

                The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi) or clause (xii) of Section 7.01(a) may be waived only by all of the Certificateholders; and provided, further, that if the Trustee or the Certificate Administrator was required to expend any monies in connection with any Event of Default, then such Event of Default may not be waived unless and until those monies have been reimbursed to the Trustee or the Certificate Administrator, as applicable, with interest, by the Defaulting Party. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

                SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

                During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

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                                  ARTICLE VIII

     THE TRUSTEE, CUSTODIAN, CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR


                SECTION 8.01. Duties of the Trustee, the Custodian, the Certificate Administrator and the Tax Administrator.

                (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty. The Trustee, the Custodian, the Certificate Administrator and the Tax Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Trustee, the Custodian, the Certificate Administrator and the Tax Administrator.

                (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected. The Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer, any actual or prospective Certificateholder or Certificate Owner or either Rating Agency, and accepted by the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator in good faith, pursuant to this Agreement.

                (c) No provision of this Agreement shall be construed to relieve the Trustee, the Tax Administrator or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                        (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee.

                        (ii) In the absence of bad faith on the part of the Trustee, the Certificate Administrator or the Tax Administrator, the Trustee, the Certificate Administrator or the Tax

        Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, and conforming to the requirements of this Agreement.

                        (iii)   None of the Trustee, the Certificate
        Administrator or the Tax Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of such entity unless it shall be proved that such entity was negligent in ascertaining the pertinent facts.

                        (iv) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by the Trustee, in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                        (v) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

                        (vi) Subject to the other provisions of this Agreement, and without limiting the generality of this Section 8.01, none of the Trustee, the Certificate Administrator or the Tax Administrator shall have any duty, except, in the case of the Trustee, as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as successor Master Servicer or successor Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of the Master Servicer, the Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or either Rating Agency, delivered to the Trustee, the Certificate Administrator or the Tax Administrator pursuant to this Agreement reasonably believed by the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, to be genuine and without error and to have been signed or presented by the proper party or parties, (D) subject to Section 10.01(f), to see to the payment or discharge of any tax levied against any part of the Trust Fund other than from funds available in the Collection Account or the Distribution Account, and (E) to see to the payment of any assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or Distribution Account (provided that such assessment, charge, lien or encumbrance did not arise out of the Trustee's, the Certificate Administrator's or the Tax Administrator's, as applicable, willful misfeasance, bad faith or negligence).

                        (vii) For as long as the Person that serves as the Trustee, the Certificate Administrator or the Tax Administrator hereunder also serves as Custodian and/or Certificate Registrar, the protections, immunities and indemnities afforded to that Person in its capacity as Trustee, Certificate Administrator or Tax Administrator, as applicable, hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

                        (viii) If the same Person is acting in two or more of the following capacities--Trustee, Certificate Administrator, Tax Administrator, Custodian or Certificate Registrar, then any notices required to be given by such Person in one such capacity shall be deemed to have been timely given to itself in any other such capacity.

                SECTION 8.02. Certain Matters Affecting the Trustee, the Certificate Administrator and the Tax Administrator.

                Except as otherwise provided in Section 8.01:

                        (i) the Trustee, the Certificate Administrator and the Tax Administrator, may each rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

                        (ii) the Trustee, the Certificate Administrator and the Tax Administrator may each consult with counsel and any written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                        (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby satisfactory to the Trustee, in its reasonable discretion; none of the Trustee, the Certificate Administrator or the Tax Administrator shall be required to expend or risk its own funds (except to pay expenses that could reasonably be expected to be incurred in connection with the performance of its normal duties) or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                        (iv) none of the Trustee, any Fiscal Agent appointed thereby, the Certificate Administrator or the Tax Administrator shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                        (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require an indemnity satisfactory to the Trustee, in its reasonable discretion, against such expense or liability as a condition to taking any such action;

                        (vi) except as contemplated by Section 8.06 and, with respect to the Trustee alone, Section 8.14, none of the Trustee, the Certificate Administrator or the Tax Administrator shall be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

                        (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement, the Certificate Administrator and the Tax Administrator may each perform any of their respective duties hereunder, either directly or by or through the Custodian or other agents or attorneys-in-fact, provided that the use of the Custodian or other agents or attorneys-in-fact shall not be deemed to relieve the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, of any of its duties and obligations hereunder (except as expressly set forth herein);

                        (viii) none of the Trustee, any Fiscal Agent appointed thereby, the Certificate Administrator or the Tax Administrator shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless, in the case of the Trustee, it is acting as Master Servicer or Special Servicer, as the case may be) or of the Depositor.

                        (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under
        Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

                SECTION 8.03. Trustee, the Fiscal Agent, the Certificate Administrator and the Tax Administrator not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

                The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee, any Fiscal Agent, the Certificate Administrator and/or the Tax Administrator in Article II, and the signature of the Certificate Registrar set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator, and none of the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator assumes any responsibility for their correctness. None of the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. None of the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer (unless, in the case of the Trustee, it is acting in such capacity). None of the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee, such Fiscal Agent, the Certificate Administrator or the Tax Administrator, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as Master Servicer or Special Servicer and the Master Servicer or Special Servicer, as the case may be, would be so responsible hereunder. None of the Trustee, the Certificate Administrator or the Tax Administrator shall be required to record this Agreement.

                SECTION 8.04. Trustee, Fiscal Agent, Certificate Administrator and Tax Administrator May Own Certificates.

                The Trustee (in its individual or any other capacity), any Fiscal Agent, the Certificate Administrator or the Tax Administrator or any of their respective Affiliates may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent, the Certificate Administrator or the Tax Administrator or one of their Affiliates, as the case may be.

                SECTION 8.05. Fees and Expenses of the Trustee, the Certificate Administrator and the Tax Administrator; Indemnification of and by the Trustee, the Certificate Administrator, the Tax Administrator and Fiscal Agent.

                (a) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account, out of general collections on the Mortgage Loans and REO Properties on deposit therein, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to the

Trustee all Trustee's Fees, and to itself all Certificate Administrator's Fees, in each case earned in respect of the Mortgage Loans and any REO Mortgage Loans through the end of the then most recently ended calendar month as compensation for all services rendered by the Trustee and the Certificate Administrator, respectively, hereunder. As to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee and the Certificate Administrator's Fee shall accrue during each calendar month, commencing with July 2001, at the Trustee's Fee Rate and the Certificate Administrator's Fee Rate, respectively, on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, immediately following the Distribution Date in such calendar month (or, in the case of July 2001, on a principal amount equal to the Cut-off Date Principal Balance of the particular Mortgage Loan). With respect to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee and the Certificate Administrator's Fee shall be calculated on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Mortgage Loan or REO Mortgage Loan, as the case may be. The Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Certificate Administrator's Fees shall constitute the sole compensation of the Trustee and the Certificate Administrator, respectively, for such services to be rendered by it. The Certificate Administrator shall be responsible for the fees of the Tax Administrator.

                (b) The Trustee, the Certificate Administrator and the Tax Administrator and any of their respective directors, officers, employees or agents are entitled to be indemnified and held harmless out of Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless, in the case of the Trustee, it incurs any such expense or liability in the capacity of successor Master Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee, the Certificate Administrator or the Tax Administrator relating to the exercise and performance of any of the rights and duties of the Trustee, the Certificate Administrator or the Tax Administrator hereunder; provided, however, that none of the Trustee, the Certificate Administrator, the Tax Administrator or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses,
(2) any cost or expense that does not constitute an "unanticipated expense" within the meaning of Treasury regulation section 1.860G-1(b)(3)(ii), (3) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (4) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee, the Certificate Administrator or the Tax Administrator of any of their respective representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, the Trustee's, the Certificate Administrator's or the Tax Administrator's obligations and duties hereunder.

                (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Master Servicer's or the Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by the Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage

Loans serviced by the Master Servicer or the Special Servicer, as the case may be; provided, however, that, if the Trustee, the Certificate Administrator or the Tax Administrator has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

                (d) Each of the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent shall indemnify the Master Servicer and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's, the Certificate Administrator's, the Tax Administrator's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if the Master Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

                (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Master Servicer or the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

                SECTION 8.06. Eligibility Requirements for Trustee, Certificate Administrator and Tax Administrator.

                The Trustee, the Certificate Administrator and the Tax Administrator hereunder each shall at all times be a corporation, bank, trust company or association that: (i) is organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia and, in the case of the Trustee, authorized under such laws to exercise trust powers; (ii) has a combined capital and surplus of at least $50,000,000; and
(iii) is subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition: (i) the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act; and (ii) neither the Certificate Administrator nor the Tax Administrator may have any affiliations or act in any other capacity with respect to the transactions contemplated hereby that would cause the Underwriter Exemption to be unavailable with respect to any Class of Certificates that it would otherwise be available in respect of. Furthermore, the Trustee, the Certificate Administrator and the Tax Administrator shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA-" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee, the Certificate Administrator, the Tax Administrator and the Depositor by such Rating Agency)); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or (ii) the Trustee maintains a long-term unsecured debt rating of no less than "A1" from Moody's and "A" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee, the Certificate Administrator or the Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) any Mortgage Loan Seller or (iv) any Affiliate of any of them, may be the Trustee hereunder.

                SECTION 8.07. Resignation and Removal of Trustee, Certificate Administrator and Tax Administrator.

                (a) The Trustee, the Certificate Administrator and the Tax Administrator each may at any time resign and be discharged from their respective obligations created hereunder by giving written notice thereof to the other such parties, the Depositor, the Master Servicer, the Special Servicer and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee, certificate administrator or tax administrator, as the case may be, meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, Certificate Administrator or Tax Administrator, as the case may be, and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee, certificate administrator or tax administrator, as the case may be, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, Certificate Administrator or Tax Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee.

                (b) If at any time the Trustee, the Certificate Administrator or the Tax Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee, the Certificate Administrator or the Tax Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee, the Certificate Administrator or the Tax Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Certificate Administrator or the Tax Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's, Certificate Administrator's or Tax Administrator's continuing to act in such capacity would (as confirmed in writing to the Depositor by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may remove the Trustee, the Certificate Administrator or the Tax Administrator, as the case may be, and appoint a successor trustee, certificate administrator or tax administrator, as the case may be, by written instrument, in duplicate, which instrument shall be delivered to the Trustee, the Certificate Administrator or the Tax Administrator, as the case may be, so removed and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor.

                (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee, Certificate Administrator or Tax Administrator and appoint a successor trustee, certificate administrator or tax administrator, as the case may be, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee, Certificate Administrator or Tax Administrator, as the case may be, so removed, and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

                (d) Any resignation or removal of the Trustee, the Certificate Administrator or the Tax Administrator and appointment of a successor trustee, certificate administrator or tax administrator, as the case may be, pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee, certificate administrator or tax administrator, as the case may be, as provided in Section 8.08 and (ii) if none of the successor trustee, certificate administrator or tax administrator, as the case may be, has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA" from S&P, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee, certificate administrator or tax administrator, as the case may be, shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

                SECTION 8.08. Successor Trustee, Certificate Administrator and Tax Administrator.

                (a) Any successor trustee, certificate administrator or tax administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and its predecessor trustee, certificate administrator or tax administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee, certificate administrator or tax administrator, as the case may be, shall become effective and such successor trustee, certificate administrator or tax administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee, certificate administrator or tax administrator herein. If the Trustee is being replaced, the predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                (b) No successor trustee, certificate administrator or tax administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee, certificate administrator or tax administrator, as the case may be, shall be eligible under the provisions of Section 8.06.

                (c) Upon acceptance of appointment by a successor trustee, certificate administrator or tax administrator as provided in this Section 8.08, such successor trustee, certificate administrator or tax administrator, as the case may be, shall mail notice of the succession of such trustee, certificate administrator or tax administrator hereunder to the Depositor and the Certificateholders.

                SECTION 8.09. Merger or Consolidation of Trustee, Certificate Administrator or Tax Administrator.

                Any entity into which the Trustee, Certificate Administrator or Tax Administrator may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee, Certificate Administrator or Tax Administrator shall be a party, or any entity succeeding to the corporate trust business of the Trustee, Certificate Administrator or Tax Administrator, shall be the successor of the Trustee, Certificate Administrator or Tax Administrator, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                SECTION 8.10.   Appointment of Co-Trustee or Separate Trustee.

                (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

                (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer, Special Servicer, Certificate Administrator or Tax Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

                SECTION 8.11.   Appointment of Custodians.

                The Certificate Administrator may, at its own expense, appoint any Person with appropriate experience as a document custodian to act as Custodian hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Custodian, the Certificate Administrator agrees to act in such capacity in accordance with the terms hereof. The appointment of a Custodian shall not relieve the Trustee or the Certificate Administrator from either such entity's obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Custodian. The Custodian shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee or the Certificate Administrator, as applicable, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d) and 8.05(e) shall apply to the Custodian to the same extent that they apply to the Trustee or the Certificate Administrator, as the case may be. Any Custodian appointed in accordance with this Section 8.11 may at any time resign by giving at least 30 days' advance written notice of resignation to the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Certificate Administrator may at any time terminate the agency of any Custodian appointed in accordance with this
Section 8.11 by giving written notice of termination to such Custodian, with a copy to the Trustee, the Master Servicer, the Special Servicer and the Depositor. Each Custodian shall comply with the requirements for Trustees set forth in Section 8.06, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae.

                SECTION 8.12.   Access to Certain Information.

                (a) The Trustee, the Custodian and the Certificate Administrator shall each afford to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee, the Custodian or the Certificate Administrator, as the case may be, designated by it.

                (b) The Certificate Administrator (or, in the case of the items referenced in clause (ix) below, the Custodian) shall maintain at its offices or the offices of a Custodian and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available, for review by the Depositor, the Rating Agencies, the Trustee, the Custodian, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Certificate Administrator (or, in the case of the items referenced in clause
(ix) below, the Custodian) as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Certificate Administrator (or, in the case of the items referenced in clause (ix) below, the Custodian)): (i) the Prospectus, the Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor;
(ii) this Agreement, each Sub-Servicing Agreement delivered to the Certificate Administrator since the Closing Date and any amendments and exhibits hereto or thereto; (iii) all Statements to Certificateholders and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Certificate Administrator since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicer and the Special Servicer, respectively, to the Certificate Administrator since the Closing Date; (vi) the most recent inspection report prepared by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator in respect of each Mortgaged Property pursuant to Section 3.12(a); (vii) any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (viii) all files and reports comprising the CMSA Investor Reporting Package delivered to the Certificate Administrator since the Closing Date pursuant to Section 4.02(b); (ix) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee or any Custodian pursuant to Section 3.20; (x) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; and (xi) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Certificate Administrator (or, in the case of the items referenced in clause (ix) of the prior sentence, the Custodian) shall provide, or cause to be provided, copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Certificate Administrator or the Custodian shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                In connection with providing, or causing to be provided, access to or copies of the items described in the preceding paragraph pursuant to this
Section 8.12(b), the Certificate Administrator or the Custodian, as the case may be, shall require: (a) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit K-1 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator or the Custodian, as the case may be) generally to the effect that such Person is a Holder or Certificate Owner of Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificateholder or Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit K-2 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator or the Custodian, as the case may be) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Certificate Administrator or the Custodian, as the case may be, pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Certificate Administrator or the Custodian, as the case may be, shall not require either of the certifications contemplated by the preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

                (c) None of the Trustee, the Custodian or the Certificate Administrator shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

                SECTION 8.13.   Appointment of Fiscal Agent.

                (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this
Section 8.13(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated as least "Aa3" from Moody's and "AA" from S&P, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 2.07. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.

                (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

                (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

                (d)     The obligations of any Fiscal Agent set forth in this
Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

                (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

                SECTION 8.14.   Advance Security Arrangement.

                Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee, the Depositor and the Tax Administrator). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section
8.06 or (ii) when such Trustee resigns or is removed as Trustee hereunder.

                SECTION 8.15.   Filings with the Securities and Exchange
                                Commission.

                (a) With respect to the Trust's fiscal year 2001 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Certificate Administrator shall:

                        (i) on each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Statement to Certificateholders and the Unrestricted Servicer Reports disseminated by the Trustee on such Distribution Date attached as exhibits;

                        (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Certificate Administrator has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

                        (iii) within 90 days following the end of such fiscal year, prepare, execute and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Certificate Administrator shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII," "Microsoft Word," "Microsoft Excel," or another format reasonably acceptable to the Certificate Administrator) and shall not have any responsibility to convert any such items (other than those generated by it) to such format and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Certificate Administrator in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII," "Microsoft Word," "Microsoft Excel," or another format reasonably acceptable to the Certificate Administrator) any and all items (including, in the case of the Master Servicer and the Special Servicer, Unrestricted Servicer Reports) contemplated to be filed with the Commission pursuant to this Section 8.15(a).

                (b) At all times during the Trust's fiscal year 2001 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year, the Certificate Administrator shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Certificate Administrator has actual knowledge:

                        (i) any failure of the Certificate Administrator to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

                        (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

                        (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

                        (iv)    any change in the fiscal year of the Trust;

                        (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

                        (vi)    any event of bankruptcy, insolvency,
        readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

                        (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of any of the Trustee, the Custodian or the Certificate Administrator of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Certificate Administrator to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee, the Custodian or the Certificate Administrator shall be deemed to have actual knowledge of the matters described in clauses (vi) and
(vii) of this Section 8.15(b) unless such Responsible Officer was notified in writing.

                (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2001), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Certificate Administrator shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust.

                                   ARTICLE IX

                                   TERMINATION


                SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

                Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Certificate Administrator to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Special Servicer and approved by the Trustee and the Master Servicer, minus (C) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase); provided however, that any such purchase shall be subject to the rights of any affected Designated Sub-Servicer to continue to primary service (or to perform select servicing duties with respect to) the Mortgage Loans covered by the applicable Designated Sub-Servicer Agreement, (ii) the exchange by the Sole Economic Certificateholder(s) of all of the Certificates held thereby for all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                The Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust

Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), such Person(s) shall deliver to the Master Servicer for deposit (or, if the Master Servicer is the purchaser, it shall deposit) in the Collection Account (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price and shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Custodian on behalf of the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

                The Sole Economic Certificateholder(s) shall have the right to exchange all of the Certificates held thereby for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of the second preceding paragraph by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Economic Certificateholder(s) shall elect to exchange all of the Certificates held thereby for all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Sole Economic Certificateholder(s), not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Master Servicer, the Special Servicer, any Fiscal Agent, the Certificate Administrator and/or the Tax Administrator hereunder that may be withdrawn from the Collection Account pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b). In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates held by the Sole Economic Certificateholder(s) on the Final Distribution Date, the Custodian on behalf of the Trustee shall release or cause to be released to the Sole Economic Certificateholder(s) the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the Sole Economic Certificateholder(s) as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund. Such transfer shall be subject to any rights of the Designated Sub-Servicers to primary service (or to perform select servicing functions with respect to) the Mortgage Loans.

                Notice of any termination shall be given promptly by the Certificate Administrator by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase or other acquisition of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer, any Controlling Class Certificateholder(s) or the Sole Economic Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein designated. The Certificate Administrator shall give such notice to the parties hereto at the time such notice is given to Certificateholders.

                Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Certificate Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01.

                Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Certificate Administrator shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

                SECTION 9.02.   Additional Termination Requirements.

                (a) If the Master Servicer, the Special Servicer or a Controlling Class Certificateholder purchases, or the Sole Economic Certificateholder(s) shall exchange all of the Certificates held thereby for, all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee and the Tax Administrator an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC Pool:

                        (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to

        Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

                        (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell/transfer all the Mortgage Loans and each REO Property to the Master Servicer, the Special Servicer, the applicable Controlling Class Certificateholder(s) or the Sole Economic Certificateholder(s), as the case may be, in exchange for cash and/or Certificates in accordance with Section 9.01; and

                        (iii) immediately following the making of the final payment on the Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

                (b) By their acceptance of Certificates, the Holders hereby authorize the Tax Administrator to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS


                SECTION 10.01.  Tax Administration.

                (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

                (b) The Plurality Class R Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Tax Administrator is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by
Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Tax Administrator's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

                (c) The Tax Administrator shall prepare or cause to be prepared and file, and the Trustee shall sign, all of the Tax Returns in respect of each REMIC Pool and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor.

                (d) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

                (e) The Tax Administrator shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the

REMIC Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Tax Administrator), to the extent that the Tax Administrator has actual knowledge that any particular action is required; provided that the Tax Administrator shall be deemed to have knowledge of relevant tax laws. Except as contemplated by Section 3.17(a), the Tax Administrator shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool, unless the Tax Administrator has received an Opinion of Counsel (at the expense of the person requesting such action or non-action) to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event. Except as contemplated by Section 3.17(a), none of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Tax Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Tax Administrator has advised it in writing that an Adverse REMIC Event could occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

                (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under, Article IV, Article VIII or this
Article X (which breach constitutes negligence, bad faith or willful misconduct); (ii) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iii) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iv) any Fiscal Agent, if such tax arises out of or results from a breach by such Fiscal Agent of any of its obligations under Article IV or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (v) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (vi) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (vii) the Custodian, if such tax arises out of or results from a breach by the Custodian of any of its obligations under Article IV, Article VIII or this
Article X (which breach constitutes negligence, bad faith or willful misconduct); or (viii) the Trust, out of the Trust Fund (exclusive of Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax

Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under Article IV, Article VIII or this
Article X (which breach constitutes negligence, bad faith or willful misconduct); (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (v) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (vi) the Custodian, if such tax arises out of or results from a breach by the Custodian of any of its obligations under Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); or (vii) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the Tax Administrator out of amounts on deposit in the Distribution Account.

                (g) The Tax Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust Pool on a calendar year and an accrual basis.

                (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 3.06) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool.

                (i) None of the Tax Administrator, the Master Servicer, the Special Servicer, the Trustee, the Custodian or any Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Mortgage Loan (except in connection with (A) a breach of any representation or warranty regarding any Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase Agreement, (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Collection Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, other than Permitted Investments acquired in connection with the investment of funds in the Collection Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool.

                (j) Except as otherwise permitted by Section 3.17(a), none of the Tax Administrator, the Certificate Administrator, the Master Servicer, the Special Servicer, the Custodian or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                (k) Within 30 days after the related Startup Day, the Tax Administrator shall prepare and file with the IRS, with respect to each REMIC Pool, Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

                (l) On or before April 15 of each calendar year, commencing April 15, 2002, unless the Tax Administrator and the Trustee are the same Person, the Tax Administrator shall deliver to the Trustee an Officer's Certificate from a Responsible Officer of the Tax Administrator confirming the Tax Administrator's compliance with its obligations under this Agreement during the prior calendar year.

                (m) The parties intend that the portion of the Trust Fund consisting of Post-ARD Additional Interest on the ARD Mortgage Loans and the Class Y Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the Loan REMIC Residual Interest shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Tax Administrator shall perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Tax Administrator.

                (n) The Trustee, the Custodian, the Tax Administrator and the Certificate Administrator shall comply with the terms of the Loan REMIC Declaration to the extent that such Loan REMIC Declaration is not inconsistent with the provisions of this Agreement.

                SECTION 10.02. Depositor, Master Servicer, Special Servicer, Trustee, the Custodian and Fiscal Agent to Cooperate with Tax Administrator.

                (a) The Depositor shall provide or cause to be provided to the Tax Administrator, within 10 days after the Closing Date, all information or data that the Tax Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

                (b) Each of the Master Servicer, the Special Servicer, the Custodian, the Trustee and any Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Tax Administrator in order to enable it to perform its duties hereunder.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                SECTION 11.01.  Amendment.

                (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the already existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee and the Tax Administrator, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool, (v) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vi) to otherwise modify or delete existing provisions of this Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (iv) and (v) above) shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (addressed to each of the parties to this Agreement) delivered to the Trustee and Certificate Administrator to such effect; and provided, further, that such amendment shall not significantly change the activities of the Trust.

                (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class, (iii) significantly change the activities of the Trust without the consent of Holders of Certificates entitled to not less than 51% of all the Voting Rights (without taking into account Certificates held by the Depositor or its Affiliates and/or agents), or (iv) modify the provisions of this Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b), Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall (except as expressly contemplated by clause (iii) of the prior sentence) be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

                (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Tax Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. In addition, prior to the execution of any amendment to this Agreement, the Trustee and Certificate Administrator shall be entitled to receive and rely upon an Opinion of Counsel (addressed to each of the parties to this Agreement) stating that the execution of such amendment is authorized or permitted by this Agreement.

                (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

                (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                (f) The Trustee and Certificate Administrator may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

                SECTION 11.02.  Recordation of Agreement; Counterparts.

                (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Trust (payable out of the Collection Account), but only upon written direction of the Depositor accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                SECTION 11.03.  Limitation on Rights of Certificateholders.

                (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates (except as expressly permitted by this Agreement), or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                SECTION 11.04.  Governing Law.

                This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

                SECTION 11.05.  Notices.

                Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Salomon Brothers Mortgage Securities VII, Inc., 388 Greenwich Street, New York, New York 10013, Attention: Angela Vleck, telecopy number: (212) 816-8306; (ii) in the case of the Master Servicer, Midland Loan Services, Inc., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: President, telecopy number: (816) 435-2327; (iii) in the case of the Special Servicer, ORIX Real Estate

Capital Markets, LLC, 1717 Main Street, 14th Floor, Dallas, Texas 75201,
Attention: Edgar S. Smith, II, telecopy number: (214) 237-2034, with a copy to ORIX Real Estate Capital Markets, LLC, 1717 Main Street, 12th Floor, Dallas, Texas 75201, Attention: Paul Smyth, telecopy number: (214) 237-2041; (iv) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration (CMBS), Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1, telecopy number: (410) 884-2360; (v) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number:
(212) 553-0300; and (B) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041,
Attention: CMBS Surveillance Manager, telecopy number: (212) 438-2662; (vi) in the case of any Mortgage Loan Seller, the address for notices to it under the related Mortgage Loan Purchase Agreement; (vii) in the case of the initial Controlling Class Representative, Allied Capital Corporation, 1919 Pennsylvania Avenue, 3rd Floor, Washington, DC 20006, Attention: John Scheurer, telecopy number: (202) 659-1224; and (viii) in the case of the Certificate Administrator, the Tax Administrator and the Certificate Registrar, The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services, Salomon Brothers Commercial Mortgage Trust 2001-C1, telecopy number:
212-946-8302; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

                SECTION 11.06.  Severability of Provisions.

                If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                SECTION 11.07.  Successors and Assigns; Beneficiaries.

                The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters and the non-parties referred to in Sections 6.03, 8.05 and 3.22(g), and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                SECTION 11.08.  Article and Section Headings.

                The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                SECTION 11.09. Notices to and from the Rating Agencies and the Depositor.

                (a) The Trustee (or, with respect to items (v) and (vii) below, the Certificate Administrator) shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                        (i) any material change or amendment to this Agreement;

                        (ii) the occurrence of any Event of Default that has not been cured;

                        (iii) the resignation, termination, merger or consolidation of the Master Servicer, the Special Servicer or the Tax Administrator and the appointment of a successor;

                        (iv) the appointment, resignation or removal of a Fiscal Agent;

                        (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Gain on Sale Reserve Fund;

                        (vi) any repurchase of a Mortgage Loan by a Mortgage Loan Seller as contemplated by Section 2.03; and

                        (vii)   the final payment to any Class of
        Certificateholders.

                (b) The Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

                        (i) the resignation or removal of the Trustee and the appointment of a successor; and

                        (ii)    any change in the location of the Collection
        Account.

                (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan documents. In any event, the Master Servicer and the Special Servicer shall notify each Rating Agency with respect to each of the following of which it has actual knowledge:

                        (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

                        (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property; and

                        (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool; and

                        (iv) any defeasance of or material damage to a Mortgaged Property.

                (d) Each of the Master Servicer and the Special Servicer, as the case may be, shall promptly furnish to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

                        (i)     each of its Annual Performance Certifications;

                        (ii)    each of its Annual Accountants' Reports; and

                        (iii) upon request, to the extent not already delivered, through hard copy format or electronic format, each report prepared pursuant to Section 3.09(e).

                (e) The Certificate Administrator shall promptly deliver to each Rating Agency (in hard copy format or through use of the Certificate Administrator's Internet Website for Moody's) a copy of each Statement to Certificateholders, Unrestricted Servicer Report and Restricted Servicer Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Certificate Administrator's Internet Website only with the use of a password, which shall be provided by the Certificate Administrator to each Rating Agency.

                (f) The parties intend that each Rating Agency provide to the Trustee and Certificate Administrator, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

                SECTION 11.10.  Notices to Controlling Class Representative.

                Upon request, including a one-time request, the Trustee, Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies. The Controlling Class Representative must compensate such Person for any costs involved in such delivery to the Controlling Class Representative.

                SECTION 11.11.  Complete Agreement.

                This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                  as Depositor


                                By:
                                   ---------------------------------------------
                                Name:
                                Title:


                                MIDLAND LOAN SERVICES, INC.
                                  as Master Servicer


                                By:
                                   ---------------------------------------------
                                Name:
                                Title:


                                ORIX REAL ESTATE CAPITAL MARKETS, LLC
                                  as Special Servicer


                                By:
                                   ---------------------------------------------
                                Name:
                                Title:


                                WELLS FARGO BANK MINNESOTA, N.A.
                                  Solely in its capacity as Trustee


                                By:
                                   ---------------------------------------------
                                Name:
                                Title:


                                THE CHASE MANHATTAN BANK
                                  as Certificate Administrator and as Tax
                                  Administrator


                                By:
                                   ---------------------------------------------
                                Name:
                                Title:

STATE OF NEW YORK               )
                                )  ss.:
COUNTY OF NEW YORK              )


                On the ______ day of July 2001, before me, a notary public in and for said State, personally appeared _____________________________, personally known to me to be a _______________________________ of SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                ------------------------------------------------
                                                Notary Public


[Notarial Seal]

STATE OF ______________________ )
                                )  ss.:
COUNTY OF _____________________ )


                On the ______ day of July 2001, before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a _______________________ of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                ------------------------------------------------
                                                Notary Public



[Notarial Seal]

STATE OF ______________________ )
                                )  ss.:
COUNTY OF _____________________ )


                On the ______ day of July 2001, before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a _______________________ of ORIX REAL ESTATE CAPITAL MARKETS, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                ------------------------------------------------
                                                Notary Public



[Notarial Seal]

STATE OF ______________________ )
                                )  ss.:
COUNTY OF _____________________ )


                On the ______ day of July 2001, before me, a notary public in and for said State, personally appeared ____________________________, known to me to be a ________________________ of WELLS FARGO BANK MINNESOTA, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                ------------------------------------------------
                                                Notary Public



[Notarial Seal]

STATE OF ______________________ )
                                )  ss.:
COUNTY OF _____________________ )


                On the ______ day of July 2001, before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a _______________________ of THE CHASE MANHATTAN BANK, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                ------------------------------------------------
                                                Notary Public



[Notarial Seal]

                                   EXHIBIT A-1


                  FORM OF CLASS X-1 AND CLASS X-2 CERTIFICATES


         CLASS [X-1] [X-2] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Pass-Through Rate:  Variable                      Class Notional Amount of the
                                                  Class [X-1] [X-2] Certificates
                                                  as of the Closing Date:
                                                  $___________________

Closing Date: July 31, 2001                       Initial Certificate Notional Amount of this
                                                  Certificate as of the Closing Date:
                                                  $___________________

First Distribution Date:  August 20, 2001         Aggregate Stated Principal Balance of the
                                                  Mortgage Loans as of the Closing Date ("Initial
                                                  Pool Balance"):  $952,694,296

Master Servicer:                                  Trustee:
Midland Loan Services, Inc.                       Wells Fargo Bank Minnesota, N.A.


Special Servicer:                                 Certificate Administrator and Tax Administrator:
ORIX Real Estate Capital Markets, LLC             The Chase Manhattan Bank

Certificate No. [X-1] [X-2]-___                   CUSIP No.:  ________________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK MINNESOTA, N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN



                                     A-1-2

SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

               This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [X-1] [X-2] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [X-1] [X-2] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), and The Chase Manhattan Bank as certificate administrator (in such capacity, the "Certificate Administrator", which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [X-1] [X-2] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the

                                     A-1-3

Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If a transfer of an interest in this Certificate, while it constitutes a Book-Entry Certificate, is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer must obtain either:
(i) a certificate from the prospective Transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Agreement; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the


                                     A-1-4
registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

               No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Tax Administrator, the Depositor, any Exemption-Favored Party, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

               If a Person is acquiring this Certificate or any interest herein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, for so long as this Certificate is a Book-Entry Certificate, the related Certificate Owner) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar (or, for so long as this Certificate is a Book-Entry Certificate, the related Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations,


                                     A-1-5
warranties, certifications and/or agreements with respect to each such account as described in the two preceding paragraphs.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

               The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by the Sole Economic Certificateholder(s) of all the Certificates held thereby for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated



                                     A-1-6

Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-1-7

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                            THE CHASE MANHATTAN BANK
                            not in its individual capacity but solely as Certificate Registrar


                            By:
                                 -------------------------------------------
                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class [X-1] [X-2] Certificates referred to in the within-mentioned Agreement.

Dated:



                            THE CHASE MANHATTAN BANK
                            not in its individual capacity but solely as Certificate Registrar


                            By:
                                 -------------------------------------------
                                 Authorized Officer



                                     A-1-8

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: ____________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


Dated:


                              --------------------------------------------------
                              Signature by or on behalf of Assignor




                              --------------------------------------------------
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The Assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of _________________________________________.

               Distributions made by check (such check to be made payable to ___________________) and all applicable statements and notices should be mailed to __________. This information is provided by ________________________, the
Assignee named above, or ____________________, as its agent.


                                     A-1-9

                                   EXHIBIT A-2


             FORM OF CLASS A-1, A-2, A-3, B, C, D AND E CERTIFICATES


           CLASS [A-1] [A-2] [A-3] [B] [C] [D] [E] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Pass-Through Rate:                               Class Principal Balance of the
[___% per annum] [Variable]                      Class [A-1] [A-2] [A-3] [B] [C]
                                                 [D] [E] Certificates as of
                                                 the Closing Date:
                                                 $_______________

Closing Date:  July 31, 2001                     Initial Certificate Principal Balance of
                                                 this Certificate as of the Closing Date:
                                                 $______________

First Distribution Date:  August 20, 2001        Aggregate Stated Principal Balance of the
                                                 Mortgage Loans as of the Closing Date ("Initial
                                                 Pool Balance"): $952,694,296

Master Servicer:                                 Trustee:
Midland Loan Services, Inc.                      Wells Fargo Bank Minnesota, N.A.

Special Servicer:                                Certificate Administrator and Tax Administrator:
ORIX Real Estate Capital Markets, LLC            The Chase Manhattan Bank

Certificate No.  [A-1] [A-2] [A-3] [B] [C] [D]   CUSIP No.:  ________________
[E]-___

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN BY THE PROSPECTIVE TRANSFEREE WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK MINNESOTA, N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

[SOLELY IN THE CASE OF THE CLASS B, C, D AND E CERTIFICATES] [THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


                                     A-2-2

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC as the special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), and The Chase Manhattan Bank as certificate administrator (in such capacity, the "Certificate Administrator", which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date") to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.




                                     A-2-3

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.


                                     A-2-4

               The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by the Sole Economic Certificateholder(s) of all the Certificates held thereby for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


                                     A-2-5

               This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-2-6

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                            THE CHASE MANHATTAN BANK
                            not in its individual capacity but solely as Certificate Registrar


                            By:
                                ----------------------------------------------
                                     Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Certificates referred to in the within-mentioned Agreement.

Dated:



                            THE CHASE MANHATTAN BANK
                            not in its individual capacity but solely as Certificate Registrar


                            By:
                               -----------------------------------------------
                                     Authorized Officer




                                     A-2-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:



                              --------------------------------------------------
                              Signature by or on behalf of Assignor




                              --------------------------------------------------
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The Assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of ___________________________________________.

               Distributions made by check (such check to be made payable to ___________________) and all applicable statements and notices should be mailed to __________. This information is provided by ________________________, the
Assignee named above, or ____________________, as its agent.




                                     A-2-8

                                   EXHIBIT A-3


                FORM OF CLASS F, CLASS G AND CLASS K CERTIFICATES


         CLASS [F] [G] [K] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.



Pass-Through Rate:                                Class Principal Balance of the Class [F] [G] [K]
[___% per annum] [Variable]                       Certificates as of the Closing Date:
                                                  $__________

Closing Date:  July 31, 2001                      Initial Certificate Principal Balance of this
                                                  Certificate as of the Closing Date:  $__________

First Distribution Date:  August 20, 2001         Aggregate Stated Principal Balance of the
                                                  Mortgage Loans as of the Closing Date ("Initial
                                                  Pool Balance"):  $952,694,296

Master Servicer:                                  Trustee:
Midland Loan Services, Inc.                       Wells Fargo Bank Minnesota, N.A.

Special Servicer:                                 Certificate Administrator and Tax Administrator:
ORIX Real Estate Capital Markets, LLC             The Chase Manhattan Bank

Certificate No. [F] [G] [K]-____                  CUSIP No.:  ___________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK MINNESOTA N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.



                                     A-3-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that [CEDE & CO.] is registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [F] [G] [K] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [F] [G] [K] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), and The Chase Manhattan Bank as certificate administrator (in such capacity, the "Certificate Administrator", which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [F] [G] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon




                                     A-3-3
presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If a transfer of an interest in this Certificate, while it constitutes a Book-Entry Certificate, is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer must obtain either:
(i) a certificate from the prospective Transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Agreement; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. Any Certificateholder or



                                     A-3-4

Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

               No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Tax Administrator, the Depositor, any Exemption-Favored Party, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

               If a Person is acquiring this Certificate or any interest herein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate



                                     A-3-5

Registrar (or, for so long as this Certificate is a Book-Entry Certificate, the related Certificate Owner) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar (or, for so long as this Certificate is a Book-Entry Certificate, the related Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the three preceding paragraphs.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

               The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by the Sole Economic Certificateholder(s) of all the Certificates held thereby for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require,



                                     A-3-6
the Master Servicer, the Special Servicer or the any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-3-7

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                 THE CHASE MANHATTAN BANK,
                                 not in its individual capacity but solely as Certificate Registrar


                                 By:
                                     -------------------------------------------
                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class [F] [G] [K] Certificates referred to in the within-mentioned Agreement.

Dated:



                                 THE CHASE MANHATTAN BANK,
                                 not in its individual capacity but solely as Certificate Registrar


                                 By:
                                     -------------------------------------------
                                           Authorized Officer




                                     A-3-8

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                ------------------------------------------------
                                Signature by or on behalf of Assignor


                                ------------------------------------------------
                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The Assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ________________________________________________.

               Distributions made by check (such check to be made payable to ___________________) and all applicable statements and notices should be mailed to __________. This information is provided by ________________________, the
Assignee named above, or ____________________, as its agent.




                                     A-3-9

                                   EXHIBIT A-4


                    FORM OF CLASS H AND CLASS J CERTIFICATES


           CLASS [H] [J] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.



Pass-Through Rate:  6.138% per annum              Class Principal Balance of the
                                                  Class [H] [J] Certificates as
                                                  of the Closing Date:
                                                  $__________

Closing Date:  July 31, 2001                      Initial Certificate Principal Balance of this
                                                  Certificate as of the Closing Date:  $__________

First Distribution Date:  August 20, 2001         Aggregate Stated Principal Balance of the
                                                  Mortgage Loans as of the Closing Date ("Initial
                                                  Pool Balance"):  $952,694,296

Master Servicer:                                  Trustee:
Midland Loan Services, Inc.                       Wells Fargo Bank Minnesota, N.A.

Special Servicer:                                 Certificate Administrator and Tax Administrator:
ORIX Real Estate Capital Markets, LLC             The Chase Manhattan Bank

Certificate No. [H] [J]-____                      CUSIP No.:  ___________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[SOLELY IN THE CASE OF A CERTIFICATE SOLD IN RELIANCE ON REGULATION S] [PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JULY 31, 2001, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PERSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                     A-4-2

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK MINNESOTA N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that CEDE & CO. is registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [H] [J] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [H] [J] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), and The Chase Manhattan Bank as certificate administrator (in such capacity, the "Certificate Administrator", which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in




                                     A-4-3
an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [H] [J] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense



                                     A-4-4
of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

               If this Certificate constitutes a Rule 144A/IAI Global Certificate and a transfer of an interest in this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer must obtain either: (i) a certificate from the prospective Transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Agreement; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. With limited exception, an interest in a Rule 144A/IAI Global Certificate shall not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A/IAI Global Certificate.

               If this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person who takes delivery other than in the form of a beneficial interest in this Certificate; and, to the extent required under the Agreement, the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a Regulation S Certificate. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any regulation S Global Certificate may be held only through Euroclear, Clearstream or any other direct account holder at DTC.

               The Rule 144A/IAI Global Certificates and the Regulation S Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

               Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

               No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this



                                     A-4-5

Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under
Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Tax Administrator, the Depositor, any Exemption-Favored Party, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

               If a Person is acquiring this Certificate or any interest herein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, for so long as this Certificate is a Book-Entry Certificate, the related Certificate Owner) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar (or, for so long as this Certificate is a Book-Entry Certificate, the related Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the preceding paragraphs.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-4-6

               No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

               The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by the Sole Economic Certificateholder(s) of all the Certificates held thereby for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made



                                     A-4-7
upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-4-8

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                    THE CHASE MANHATTAN BANK,
                                    not in its individual capacity but solely as Certificate Registrar


                                    By:
                                        ----------------------------------------
                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class [H] [J] Certificates referred to in the within-mentioned Agreement.

Dated:



                                    THE CHASE MANHATTAN BANK,
                                    not in its individual capacity but solely as Certificate Registrar


                                    By:
                                        ----------------------------------------
                                           Authorized Officer





                                     A-4-9

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:


                              --------------------------------------------------
                              Signature by or on behalf of Assignor


                              --------------------------------------------------
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The Assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ for the account of _____________________________________________.


               Distributions made by check (such check to be made payable to ___________________) and all applicable statements and notices should be mailed to __________. This information is provided by ________________________, the
Assignee named above, or ____________________, as its agent.




                                     A-4-10

                                   EXHIBIT A-5


                    FORM OF CLASS L, M, N AND P CERTIFICATES


                    CLASS [L] [M] [N] [P] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Pass-Through Rate:  6.138% per annum              Class Principal Balance of the
                                                  Class [L] [M] [N] [P]
                                                  Certificates as of the Closing
                                                  Date:
                                                  $______________

Closing Date:  July 31, 2001                      Initial Certificate Principal Balance of this
                                                  Certificate as of the Closing Date:
                                                  $__________

First Distribution Date:  August 20, 2001         Aggregate Stated Principal Balance of the
                                                  Mortgage Loans as of the Closing Date
                                                  ("Initial Pool Balance"):  $952,694,296

Master Servicer:                                  Trustee:
Midland Loan Services, Inc.                       Wells Fargo Bank Minnesota, N.A.

Special Servicer:                                 Certificate Administrator and Tax
ORIX Real Estate Capital Markets, LLC             Administrator:
                                                  The Chase Manhattan Bank

Certificate No. [L] [M] [N] [P]-____              CUSIP No.:  ___________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK MINNESOTA, N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [L] [M] [N] [P] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [L] [M] [N] [P] Certificates. The Trust Fund was created and the Certificates were issued




                                     A-5-2
pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), and The Chase Manhattan Bank as certificate administrator (in such capacity, the "Certificate Administrator", which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [L] [M] [N] [P] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and



                                     A-5-3
any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

               No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is



                                     A-5-4
not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Tax Administrator, the Depositor, any Exemption-Favored Party, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or
(iv)a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

               If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the preceding paragraphs.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

               The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate


                                     A-5-5

Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by the Sole Economic Certificateholder(s) of all the Certificates held thereby for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.



                                     A-5-6

               This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-5-7

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                    THE CHASE MANHATTAN BANK,
                                    not in its individual capacity but solely as Certificate Registrar


                                    By:
                                        ----------------------------------------
                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class [L] [M] [N] [P] Certificates referred to in the within-mentioned Agreement.

Dated:



                                    THE CHASE MANHATTAN BANK,
                                    not in its individual capacity but solely as Certificate Registrar


                                    By:
                                        ----------------------------------------
                                           Authorized Officer



                                     A-5-8

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:


                              --------------------------------------------------
                              Signature by or on behalf of Assignor



                              --------------------------------------------------
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The Assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ for the account of ________________________________________.

               Distributions made by check (such check to be made payable to ___________________) and all applicable statements and notices should be mailed to __________. This information is provided by ________________________, the
Assignee named above, or ____________________, as its agent.



                                     A-5-9

                                   EXHIBIT A-6


                          FORM OF CLASS Y CERTIFICATES


              CLASS Y COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Closing Date:  July 31, 2001                      Percentage Interest evidenced by this Class Y
                                                  Certificate:  ______%

First Distribution Date:  August 20, 2001         Aggregate Stated Principal Balance of the
                                                  Mortgage Loans as of the Closing Date ("Initial
                                                  Pool Balance"):  $962,694,296

Master Servicer:                                  Trustee:
Midland Loan Services, Inc.                       Wells Fargo Bank Minnesota, N.A.

Special Servicer:                                 Certificate Administrator and Tax Administrator:
ORIX Real Estate Capital Markets, LLC             The Chase Manhattan Bank

Certificate No. Y-___                             CUSIP No.:  ________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK MINNESOTA, N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class Y Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), and The Chase Manhattan Bank as certificate administrator (in such capacity, the "Certificate Administrator," which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any




                                     A-6-2
successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class Y Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder



                                     A-6-3
desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

               No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

               If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the preceding paragraphs.

                                     A-6-4

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

               The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by the Sole Economic Certificateholder(s) of all the Certificates held thereby for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates



                                     A-6-5
entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-6-6

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                            THE CHASE MANHATTAN BANK
                            not in its individual capacity but solely as as Certificate Registrar


                            By:
                                ----------------------------------------------
                                   Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class Y Certificates referred to in the within-mentioned Agreement.

Dated:



                            THE CHASE MANHATTAN BANK
                            not in its individual capacity but solely as as Certificate Registrar


                            By:
                                -----------------------------------------------
                                   Authorized Officer




                                     A-6-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:


                              --------------------------------------------------
                              Signature by or on behalf of Assignor


                              --------------------------------------------------
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The Assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of _________________________________________.

               Distributions made by check (such check to be made payable to ___________________) and all applicable statements and notices should be mailed to __________. This information is provided by ________________________, the
Assignee named above, or ____________________, as its agent.


                                     A-6-8

                                   EXHIBIT A-7


                          FORM OF CLASS R CERTIFICATES


              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Closing Date:  July 31, 2001                      Percentage Interest evidenced by this Class R
                                                  Certificate:  ___%

First Distribution Date:  August 20, 2001         Aggregate Stated Principal Balance of the
                                                  Mortgage Loans as of the Closing Date ("Initial
                                                  Pool Balance"):  $952,694,296

Master Servicer:                                  Trustee:
Midland Loan Services, Inc.                       Wells Fargo Bank Minnesota, N.A.

Special Servicer:                                 Certificate Administrator and Tax Administrator:
ORIX Real Estate Capital Markets, LLC             The Chase Manhattan Bank

Certificate No. R-__                              CUSIP No.:  _______________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK MINNESOTA, N.A., ORIX REAL ESTATE CAPITAL MARKETS, LLC, THE CHASE MANHATTAN BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL BE DEEMED NOT TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING,



                                     A-7-2

BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

               This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A as trustee (the "Trustee", which term includes any successor entity under the Agreement), and The Chase Manhattan Bank as certificate administrator (in such capacity, the "Certificate Administrator", which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date") to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such



                                     A-7-3
purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

               No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is



                                     A-7-4
not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

               Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Certificate Administrator and/or the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

               Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

               If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the



                                     A-7-5
effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the preceding paragraphs.

               The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator and the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Administrator and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

               A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Person". In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons.

               A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Certificate Administrator and the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

               A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court



                                     A-7-6
within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

               The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by the Sole Economic Certificateholder(s) of all the Certificates held thereby for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer,



                                     A-7-7
the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-7-8

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                            THE CHASE MANHATTAN BANK
                            not in its individual capacity but solely as Certificate Registrar


                            By:
                                ----------------------------------------------
                                   Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:



                            THE CHASE MANHATTAN BANK
                            not in its individual capacity but solely as Certificate Registrar


                            By:
                               -----------------------------------------------
                                  Authorized Officer




                                     A-7-9

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:


                              --------------------------------------------------
                              Signature by or on behalf of Assignor


                              --------------------------------------------------
                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The Assignee should include the following for purposes of distribution:

               Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of _______________________________________________.

               Distributions made by check (such check to be made payable to ___________________) and all applicable statements and notices should be mailed to __________. This information is provided by ________________________, the
Assignee named above, or ____________________, as its agent.




                                     A-7-10

                                  EXHIBIT B-1A


                         SCHEDULE OF SBRC MORTGAGE LOANS




                             [See Attached Schedule]


                                    B-1A-1

                  EXHIBIT B-1A SCHEDULE OF SBRC MORTGAGE LOANS


  CONTROL NUMBER                LOAN / PROPERTY NAME               LOAN NUMBER  ORIGINATOR             PROPERTY ADDRESS
       101         Atrium at Highpoint                               7001836        SBRC    5615 High Point Drive
       109         Plaza Gardens                                     6605538        SBRC    13900 Newton Street
       113         Summit Ridge Business Park                        7001723        SBRC    6759 - 6779 Mesa Ridge Road
       115         Crossroads Shopping Center                        115            SBRC    126 Waterford Parkway North
       116         Westford Technology Park II                       7001469        SBRC    2 Technology Park Drive
       118         95 Metcalf Square                                 6604209        SBRC    7171 West 95th Street
       119         The Corporate Forum                               6603513        SBRC    4501 Circle 75 Parkway
       120         Coral Palm Plaza                                  7001068        SBRC    2015-2150 North University Drive
       121         Shaker Square Shopping Center                     6605095        SBRC    684 East Boronda Road
       123         Peninsula Storage Center                          7000230        SBRC    866 & 999 Independence Avenue
       126         Bent Tree Apartments                              6604500        SBRC    149 Hickory Hollow Terrace
       128         1050 Wall Street West                             6202615        SBRC    1050 Wall Street West
       129         Shadow Ridge Apartments                           7000172        SBRC    8500 Granville Parkway
       130         270 Billerica Road                                7001476        SBRC    270 Billerica Road
       131         Regency Park Plaza                                7000111        SBRC    601-681 Elmira Road
       132         Farm Glen Executive Park                          7001021        SBRC    1-3 Farmglen Boulevard
       134         Annandale Gardens                                 6604431        SBRC    10862 Nichols Boulevard
       141         Bowles Village Shopping Center                    6604469        SBRC    7335 West Long Drive
       142         Orchard Hardware Plaza                            7001547        SBRC    8998-9116 Foothill Boulevard
       143         Waldbaums Supermarket (A&P) - Lindenhurst, NY     7001805        SBRC    50 East Hoffman Road
       144         6820 Shingle Creek Parkway                        7001127        SBRC    6820 Shingle Creek Parkway
       145         6840 Shingle Creek Parkway                        7001128        SBRC    6840 Shingle Creek Parkway
       146         Long Beach Corporate Square                       7001018        SBRC    4300 Long Beach Boulevard
       148         Regents Walk                                      6604372        SBRC    13016 Leeds Court
       149         Waldbaums Supermarket (A&P) - Huntington, NY      7001803        SBRC    60 Wall Street
       150         The Promenade Building                            7001764        SBRC    1936 University Avenue
       151         Mitchell Lofts                                    7000086        SBRC    3800 Commerce Street
       154         Landmark Entertainment Building                   7001411        SBRC    6100 San Fernando Road
       156         A&P Supermarket - Howard Beach, NY                7001809        SBRC    15601 Cross Bay Boulevard
       157         Maxwell Village Shopping Center                   7002031        SBRC    19101-19245 Sonoma Highway
       159         Woodview Apartments                               7001828        SBRC    14700-14720 Southwest Beard Road
       160         275 Dan Road                                      7001131        SBRC    275 Dan Road
       161         Los Gatos Professional Building                   6605603        SBRC    3803 South Bascom Avenue
       163         Shady Oak I                                       7001092        SBRC    6815 Shady Oak Road
       164         Golden Valley II                                  7001126        SBRC    8325-8459 Tenth Avenue North
       165         A&P Supermarket - Silver Spring                   7002057        SBRC    12028 Cherry Hill Road
       168         764 Miami Circle                                  7000140        SBRC    764 Miami Circle
       169         Sagepointe Center                                 7001223        SBRC    6401-6501 Ming Avenue
       170         705 Westech Office Building                       7001420        SBRC    705 Westech Drive
       171         A&P Supermarket - Hoboken, NJ                     7002046        SBRC    614-632 Clinton Avenue
       173         2282-2286 Broadway                                7001350        SBRC    2282-2286 Broadway
       175         Sheridan Park Apartments                          6603357        SBRC    1450 North First Street
       179         11511 Katy Freeway                                6604276        SBRC    11511 Katy Freeway
       180         PharmaResearch Office Building                    7001859        SBRC    1011-1013 Ashes Boulevard
       181         151 West Street                                   6603653        SBRC    151 West Street
       183         Sunrise Pointe Apartments                         7001604        SBRC    3202-3380 Jackson Street Southeast
       185         Fresh Fields Supermarket (A&P) - Ocean City, NJ   7001806        SBRC    800 West Avenue
       186         Deer Valley Marketplace                           7000274        SBRC    8190-8248 East Deer Valley Road
       188         Wilburton Office Building                         7001829        SBRC    11624 Southeast 5th Street
       194         Foxborough Business Park                          6604126        SBRC    12402 Industrial Boulevard
       195         1178 Sonora Court                                 7001485        SBRC    1178 Sonora Court
       200         Woodside Park Apartments                          6603359        SBRC    1040-1080 Riker Street
       202         Nashville Commons Shopping Center                 6604564        SBRC    1131-1145 Eastern Avenue
       203         10 Talcott Notch                                  6604244        SBRC    10 Talcott Notch
       207         Village Crossing Shopping Center                  6605269        SBRC    100 Verde Valley School Road
       209         34-40 West 65th Street                            7001432        SBRC    34-40 West 65th Street
       212         Crossroads West Apartments                        6603391        SBRC    4901 Lonas Road
       213         Hilltop Apartments                                7001323        SBRC    4529 Columbus Avenue
       215         Woodcrest Mobile Home Estates                     7001839        SBRC    1123 Woodcrest Drive
       216         241 Peachtree Street                              7001543        SBRC    241 Peachtree Street
       217         Tech Surgical Center                              6604942        SBRC    7181 Cascade Valley Court
       218         Waldbaums Supermarket (A&P) - Valley Stream, NY   7002029        SBRC    500 West Merrick Road
       221         Marmalade Square Apartments                       7001124        SBRC    244 West 600 North
       225         Harbor Center                                     7000037        SBRC    211 North Union Street
       229         33 Upton Drive                                    7001132        SBRC    33 Upton Drive
       230         Park Villa Apartments                             7001525        SBRC    1415 West Casino Road
       232         White Pine Shopping Center                        6603066        SBRC    1212 State Street/U.S. Highway 25 East
       236         Continental Apartments                            6604591        SBRC    1300 Cedar Lane
       247         Tatum Ranch Center                                7001500        SBRC    29605 North Cave Creek Road

                                                                                   PROPERTY SIZE
  CONTROL NUMBER              CITY            STATE  ZIP CODE     PROPERTY SIZE     UNIT TYPE
       101                 Irving               TX    75038          212,929            SF
       109                 Overland Park        KS    66223              200          Units
       113                 San Diego            CA    92121          133,841            SF
       115                 Waterford            CT    06385          197,478            SF
       116                 Westford             MA    01886          104,790            SF
       118                 Overland Park        KS    66212          154,275            SF
       119                 Atlanta              GA    30339          182,858            SF
       120                 Coral Springs        FL    33071          135,936            SF
       121                 Salinas              CA    93906           76,651            SF
       123                 Mountain View        CA    94043           80,550            SF
       126                 Antioch              TN    37013              274          Units
       128                 Lyndhurst            NJ    07071          124,118            SF
       129                 La Vista             NE    68128              276          Units
       130                 Chelmsford           MA    01824          100,000            SF
       131                 Vacaville            CA    95687           88,086            SF
       132                 Farmington           CT    06032          118,917            SF
       134                 Olive Branch         MS    38654              184          Units
       141                 Littleton            CO    80123           88,174            SF
       142                 Rancho Cucamonga     CA    91730          145,570            SF
       143                 Lindenhurst          NY    11757           59,607            SF
       144                 Brooklyn Center      MN    55430          146,250            SF
       145                 Brooklyn Center      MN    55430          112,426            SF
       146                 Long Beach           CA    90807           95,324            SF
       148                 Tampa                FL    33612              232          Units
       149                 Huntington           NY    11743           45,722            SF
       150                 Berkeley             CA    94704           42,655            SF
       151                 Dallas               TX    75226               79          Units
       154                 Glendale             CA    91201           39,100            SF
       156                 Howard Beach         NY    11414           33,904            SF
       157                 Sonoma               CA    95476           98,270            SF
       159                 Beaverton            OR    97007              120          Units
       160                 Canton               MA    02021           99,869            SF
       161                 Campbell             CA    95008           32,620            SF
       163                 Eden Prairie         MN    55344           90,000            SF
       164                 Golden Valley        MN    55427           93,960            SF
       165                 Silver Spring        MD    20904           64,624            SF
       168                 Atlanta              GA    30324           82,631            SF
       169                 Bakersfield          CA    93309          102,164            SF
       170                 Norcross             GA    30092           71,000            SF
       171                 Hoboken              NJ    07030           31,300            SF
       173                 New York             NY    10024            5,180            SF
       175                 Salinas              CA    93906              116          Units
       179                 Houston              TX    77079           77,871            SF
       180                 Wilmington           NC    28405           47,402            SF
       181                 Annapolis            MD    21401           35,941            SF
       183                 Albany               OR    97321              104          Units
       185                 Ocean City           NJ    08226           39,773            SF
       186                 Peoria               AZ    85382           33,080            SF
       188                 Bellevue             WA    98005           22,200            SF
       194                 Victorville          CA    92392          128,047            SF
       195                 Sunnyvale            CA    94086           19,440            SF
       200                 Salinas              CA    93901               80          Units
       202                 Nashville            NC    27856           56,100            SF
       203                 Farmington           CT    06032           48,720            SF
       207                 Sedona               AZ    86351           42,495            SF
       209                 New York             NY    10023               48          Units
       212                 Knoxville            TN    37909              177          Units
       213                 Anderson             IN    46013              132          Units
       215                 Santa Rosa           CA    95401               85           Pads
       216                 Atlanta              GA    30303           28,710            SF
       217                 Las Vegas            NV    89128           18,758            SF
       218                 Valley Stream        NY    11580           24,432            SF
       221                 Salt Lake City       UT    84103              100          Units
       225                 Alexandria           VA    22314           49,656            SF
       229                 Wilmington           MA    01887           53,271            SF
       230                 Everett              WA    98204               73          Units
       232                 White Pine           TN    37890           52,676            SF
       236                 Tullahoma            TN    37388              128          Units
       247                 Phoenix              AZ    85331           15,000            SF

                  EXHIBIT B-1A SCHEDULE OF SBRC MORTGAGE LOANS

  CONTROL NUMBER                LOAN / PROPERTY NAME               LOAN NUMBER  ORIGINATOR             PROPERTY ADDRESS
       252         Park at Palmdale                                  6603533        SBRC    3939 South Park Avenue
       253         302 West 12th Street                              7001452        SBRC    302 West 12th Street

                                                                                   PROPERTY SIZE
  CONTROL NUMBER              CITY            STATE  ZIP CODE     PROPERTY SIZE     UNIT TYPE
       252                 Tucson               AZ    85714           35,938            SF
       253                 New York             NY    10014            5,076            SF

                  EXHIBIT B-1A SCHEDULE OF SBRC MORTGAGE LOANS

                                                                         CROSS COLLATER-
                                                             CROSS       ALIZED MORTGAGE
                                                           COLLATER-        LOAN GROUP
                                                             ALIZED     AGGREGATE CUT-OFF
                                                           (MORTGAGE      DATE PRINCIPAL    OWNERSHIP       ORIGINAL        MORTGAGE
 CONTROL NUMBER              LOAN / PROPERTY NAME         LOAN GROUP)        BALANCE        INTEREST   PRINCIPAL BALANCE      RATE
      101       Atrium at Highpoint                            No          20,851,862      Fee Simple      20,900,000        7.9300%
      109       Plaza Gardens                                  No          14,933,183      Fee Simple      15,000,000        7.3500%
      113       Summit Ridge Business Park                     No          12,258,516      Fee Simple      12,300,000        8.0500%
      115       Crossroads Shopping Center                     No          11,971,908      Fee Simple      12,200,000        7.7100%
      116       Westford Technology Park II                    No          11,797,438      Fee Simple      11,850,000        7.3700%
      118       95 Metcalf Square                              No          10,848,378      Fee Simple      11,000,000        8.5000%
      119       The Corporate Forum                            No          10,054,191      Fee Simple      10,190,000        8.1100%
      120       Coral Palm Plaza                               No           9,747,855      Fee Simple       9,790,000        7.5100%
      121       Shaker Square Shopping Center                  No           9,574,329      Fee Simple       9,600,000        7.3500%
      123       Peninsula Storage Center                       No           9,295,894      Fee Simple       9,350,000        7.4900%
      126       Bent Tree Apartments                           No           9,112,114      Fee Simple       9,200,000        8.4400%
      128       1050 Wall Street West                          No           8,976,234      Fee Simple       9,000,000        7.4000%
      129       Shadow Ridge Apartments                        No           8,947,074      Fee Simple       9,000,000        7.7300%
      130       270 Billerica Road                             No           8,813,298      Fee Simple       8,850,000        8.1900%
      131       Regency Park Plaza                             No           8,760,190      Fee Simple       8,800,000        7.8200%
      132       Farm Glen Executive Park                       No           8,656,545      Fee Simple       8,700,000        8.0400%
      134       Annandale Gardens                              No           8,407,841      Fee Simple       8,500,000        8.1100%
      141       Bowles Village Shopping Center                 No           8,126,305      Fee Simple       8,200,000        8.0700%
      142       Orchard Hardware Plaza                         No           7,570,538      Fee Simple       7,600,000        7.3500%
      143       Waldbaums Supermarket                          No           7,531,914      Fee Simple       7,559,574        8.1900%
                (A&P) - Lindenhurst, NY
      144       6820 Shingle Creek Parkway                  Yes (X2)        7,487,696      Fee Simple       4,240,000        7.5200%
      145       6840 Shingle Creek Parkway                  Yes (X2)        7,487,696      Fee Simple       3,280,000        7.5200%
      146       Long Beach Corporate Square                    No           7,466,307      Fee Simple       7,500,000        7.8500%
      148       Regents Walk                                   No           7,315,700      Fee Simple       7,378,000        8.5100%
      149       Waldbaums Supermarket                          No           7,286,968      Fee Simple       7,313,728        8.1900%
                (A&P) - Huntington, NY
      150       The Promenade Building                         No           7,147,459      Fee Simple       7,175,000        7.4000%
      151       Mitchell Lofts                                 No           7,086,739      Fee Simple       7,131,000        7.6600%
      154       Landmark Entertainment Building                No           6,671,404      Fee Simple       6,700,000        7.5500%
      156       A&P Supermarket - Howard Beach, NY             No           6,589,988      Fee Simple       6,614,189        8.1900%
      157       Maxwell Village Shopping Center                No           6,586,184      Fee Simple       6,600,000        7.3700%
      159       Woodview Apartments                            No           6,183,338      Fee Simple       6,200,000        7.3300%
      160       275 Dan Road                                   No           6,105,105      Fee Simple       6,130,000        7.7800%
      161       Los Gatos Professional Building                No           6,076,585      Fee Simple       6,100,000        7.4000%
      163       Shady Oak I                                 Yes (X3)        6,053,882      Fee Simple       3,280,000        7.5200%
      164       Golden Valley II                            Yes (X3)        6,053,882      Fee Simple       2,800,000        7.5200%
      165       A&P Supermarket - Silver Spring                No           6,031,769      Fee Simple       6,053,920        8.1900%
      168       764 Miami Circle                               No           5,982,556      Fee Simple       6,000,000        7.0100%
      169       Sagepointe Center                              No           5,972,350      Fee Simple       6,000,000        7.7400%
      170       705 Westech Office Building                    No           5,579,379      Fee Simple       5,600,000        7.6100%
      171       A&P Supermarket - Hoboken, NJ                  No           5,568,650      Fee Simple       5,589,100        8.1900%
      173       2282-2286 Broadway                             No           5,492,600      Fee Simple       5,500,000        7.3000%
      175       Sheridan Park Apartments                       No           5,296,450      Fee Simple       5,370,000        7.7640%
      179       11511 Katy Freeway                             No           5,058,728      Fee Simple       5,100,000        8.1500%
      180       PharmaResearch Office Building                 No           4,989,726      Fee Simple       5,000,000        7.4500%
      181       151 West Street                                No           4,936,732      Fee Simple       5,000,000        7.9200%
      183       Sunrise Pointe Apartments                      No           4,755,558      Fee Simple       4,775,000        7.1000%
      185       Fresh Fields Supermarket                       No           4,697,341      Fee Simple       4,714,591        8.1900%
                (A&P) - Ocean City, NJ
      186       Deer Valley Marketplace                        No           4,680,041      Fee Simple       4,700,000        8.0900%
      188       Wilburton Office Building                      No           4,538,667      Fee Simple       4,550,000        7.6300%
      194       Foxborough Business Park                       No           4,189,726      Fee Simple       4,200,000        7.7000%
      195       1178 Sonora Court                              No           4,188,909      Fee Simple       4,200,000        7.4000%
      200       Woodside Park Apartments                       No           4,043,845      Fee Simple       4,100,000        7.7640%
      202       Nashville Commons Shopping Center              No           3,966,199      Fee Simple       4,000,000        7.9800%
      203       10 Talcott Notch                               No           3,833,919      Fee Simple       3,850,000        8.1600%
      207       Village Crossing Shopping Center               No           3,683,532      Fee Simple       3,700,000        7.8900%
      209       34-40 West 65th Street                         No           3,483,563      Fee Simple       3,500,000        7.1000%
      212       Crossroads West Apartments                     No           3,456,557      Fee Simple       3,500,000        8.1600%
      213       Hilltop Apartments                             No           3,402,406      Fee Simple       3,410,000        7.1000%
      215       Woodcrest Mobile Home Estates                  No           3,392,167      Fee Simple       3,400,000        6.9500%
      216       241 Peachtree Street                           No           3,387,380      Fee Simple       3,400,000        7.5700%
      217       Tech Surgical Center                           No           3,344,038      Fee Simple       3,370,000        8.3400%
      218       Waldbaums Supermarket (A&P) -                  No           3,288,922      Fee Simple       3,301,000        8.1900%
                Valley Stream, NY
      221       Marmalade Square Apartments                    No           3,235,213      Fee Simple       3,250,000        7.2500%
      225       Harbor Center                                  No           2,986,598       Leasehold       3,000,000        8.3000%
      229       33 Upton Drive                                 No           2,913,121      Fee Simple       2,925,000        7.7800%
      230       Park Villa Apartments                          No           2,888,489      Fee Simple       2,900,000        7.2300%
      232       White Pine Shopping Center                     No           2,785,935      Fee Simple       2,825,000        8.1100%
      236       Continental Apartments                         No           2,658,924      Fee Simple       2,675,000        8.1500%
      247       Tatum Ranch Center                             No           1,992,276      Fee Simple       2,000,000        8.0100%

                                                                             ANTICI-      SCHED-
                     MASTER              INTEREST                             PATED        ULED
                    SERVICING  RATE       ACCRUAL                              REPAY-     MATURITY
 CONTROL NUMBER     FEE RATE   TYPE       METHOD       LOAN TYPE  NOTE DATE  MENT DATE      DATE
      101            0.1400%   Fixed     Actual/360     Balloon    02/02/01      NAP      03/01/11
      109            0.1600%   Fixed     Actual/360     Balloon    12/14/00      NAP      01/01/11
      113            0.1400%   Fixed     Actual/360     Balloon    01/29/01      NAP      02/01/06
      115            0.1400%   Fixed     Actual/360     Balloon    02/12/99      NAP      03/01/09
      116            0.1350%   Fixed     Actual/360     Balloon    12/19/00      NAP      01/01/11
      118            0.1850%   Fixed     Actual/360     Balloon    03/21/00      NAP      04/01/10
      119            0.1350%   Fixed     Actual/360     Balloon    08/20/99      NAP      09/01/09
      120            0.1850%   Fixed     Actual/360     Balloon    12/13/00      NAP      01/01/11
      121            0.1500%   Fixed     Actual/360     Balloon    02/16/01      NAP      03/01/11
      123            0.1500%   Fixed     Actual/360     Balloon    02/01/01      NAP      02/01/11
      126            0.1000%   Fixed     Actual/360     Balloon    01/27/00      NAP      02/01/10
      128            0.1500%   Fixed     Actual/360     Balloon    02/13/01      NAP      03/01/11
      129            0.1100%   Fixed     Actual/360     Balloon    09/29/00      NAP      10/01/10
      130            0.1400%   Fixed     Actual/360     Balloon    11/30/00      NAP      12/01/05
      131            0.1400%   Fixed     Actual/360     Balloon    11/08/00      NAP      12/01/10
      132            0.1400%   Fixed     Actual/360     Balloon    10/16/00      NAP      11/01/10
      134            0.1000%   Fixed     Actual/360     Balloon    12/27/99      NAP      01/01/10
      141            0.1850%   Fixed     Actual/360     Balloon    03/14/00      NAP      04/01/10
      142            0.1400%   Fixed     Actual/360     Balloon    01/29/01      NAP      02/01/11
      143            0.1400%   Fixed     Actual/360     Balloon    02/13/01      NAP      03/01/11
      144            0.1350%   Fixed     Actual/360     Balloon    12/14/00      NAP      01/01/11
      145            0.1350%   Fixed     Actual/360     Balloon    12/14/00      NAP      01/01/11
      146            0.1500%   Fixed     Actual/360     Balloon    11/30/00      NAP      12/01/10
      148            0.1400%   Fixed     Actual/360     Balloon    03/01/00      NAP      03/01/10
      149            0.1400%   Fixed     Actual/360     Balloon    02/13/01      NAP      03/01/11
      150            0.1400%   Fixed     Actual/360     Balloon    01/31/01      NAP      02/01/06
      151            0.1500%   Fixed     Actual/360     Balloon    11/30/00      NAP      12/01/07
      154            0.1850%   Fixed     Actual/360     Balloon    12/27/00      NAP      01/01/11
      156            0.1400%   Fixed     Actual/360     Balloon    02/13/01      NAP      03/01/11
      157            0.1850%   Fixed     Actual/360     Balloon    03/26/01      NAP      04/01/11
      159            0.1400%   Fixed     Actual/360     Balloon    02/13/01      NAP      03/01/11
      160            0.1400%   Fixed     Actual/360     Balloon    12/13/00      NAP      01/01/11
      161            0.1500%   Fixed     Actual/360     Balloon    01/12/01      NAP      02/01/11
      163            0.1350%   Fixed     Actual/360     Balloon    12/14/00      NAP      01/01/11
      164            0.1350%   Fixed     Actual/360     Balloon    12/14/00      NAP      01/01/11
      165            0.1400%   Fixed     Actual/360     Balloon    02/13/01      NAP      03/01/11
      168            0.1500%   Fixed     Actual/360     Balloon    02/14/01      NAP      03/01/11
      169            0.1500%   Fixed     Actual/360     Balloon    11/30/00      NAP      12/01/10
      170            0.1500%   Fixed     Actual/360     Balloon    01/19/01      NAP      02/01/11
      171            0.1400%   Fixed     Actual/360     Balloon    02/13/01      NAP      03/01/11
      173            0.1500%   Fixed     Actual/360     Balloon    04/10/01      NAP      05/01/11
      175            0.1500%   Fixed     Actual/360     Balloon    09/15/99      NAP      10/01/09
      179            0.1850%   Fixed     Actual/360     Balloon    04/07/00      NAP      05/01/10
      180            0.1400%   Fixed     Actual/360     Balloon    03/22/01      NAP      04/01/11
      181            0.1400%   Fixed     Actual/360     Balloon    10/20/99      NAP      11/01/09
      183            0.1400%   Fixed     Actual/360     Balloon    01/31/01      NAP      02/01/11
      185            0.1400%   Fixed     Actual/360     Balloon    02/13/01      NAP      03/01/11
      186            0.1500%   Fixed     Actual/360     Balloon    11/07/00      NAP      12/01/10
      188            0.1400%   Fixed     Actual/360     Balloon    02/13/01      NAP      03/01/11
      194            0.1850%   Fixed     Actual/360     Balloon    02/28/01      NAP      03/01/11
      195            0.1500%   Fixed     Actual/360     Balloon    02/14/01      NAP      03/01/11
      200            0.1500%   Fixed     Actual/360     Balloon    09/15/99      NAP      10/01/09
      202            0.1600%   Fixed     Actual/360     Balloon    04/11/00      NAP      05/01/10
      203            0.1400%   Fixed     Actual/360     Balloon    11/09/00      NAP      12/01/10
      207            0.1600%   Fixed     Actual/360     Balloon    11/17/00      NAP      12/01/10
      209            0.1400%   Fixed     Actual/360     Balloon    12/21/00      NAP      01/01/11
      212            0.1400%   Fixed     Actual/360     Balloon    09/10/99      NAP      10/01/09
      213            0.1400%   Fixed     Actual/360     Balloon    03/28/01      NAP      04/01/11
      215            0.1400%   Fixed     Actual/360     Balloon    03/20/01      NAP      04/01/11
      216            0.1400%   Fixed     Actual/360     Balloon    01/29/01      NAP      02/01/11
      217            0.1400%   Fixed     Actual/360     Balloon    04/24/00      NAP      05/01/10
      218            0.1400%   Fixed     Actual/360     Balloon    02/13/01      NAP      03/01/11
      221            0.1500%   Fixed     Actual/360     Balloon    12/19/00      NAP      01/01/11
      225            0.1400%   Fixed     Actual/360     Balloon    11/13/00      NAP      12/01/10
      229            0.1400%   Fixed     Actual/360     Balloon    12/13/00      NAP      01/01/11
      230            0.1850%   Fixed     Actual/360     Balloon    01/12/01      NAP      02/01/11
      232            0.1400%   Fixed     Actual/360     Balloon    07/29/99      NAP      08/01/09
      236            0.1400%   Fixed     Actual/360     Balloon    08/18/00      NAP      09/01/10
      247            0.1500%   Fixed     Actual/360     Balloon    12/28/00      NAP      01/01/11

                  EXHIBIT B-1A SCHEDULE OF SBRC MORTGAGE LOANS

                                                                         CROSS COLLATER-
                                                             CROSS       ALIZED MORTGAGE
                                                           COLLATER-        LOAN GROUP
                                                             ALIZED     AGGREGATE CUT-OFF
                                                           (MORTGAGE      DATE PRINCIPAL    OWNERSHIP       ORIGINAL        MORTGAGE
 CONTROL NUMBER              LOAN / PROPERTY NAME         LOAN GROUP)        BALANCE        INTEREST   PRINCIPAL BALANCE      RATE
      252       Park at Palmdale                               No           1,715,473      Fee Simple       1,725,000        8.5000%
      253       302 West 12th Street                           No           1,697,713      Fee Simple       1,700,000        7.3000%

                                                                             ANTICI-      SCHED-
                     MASTER              INTEREST                             PATED        ULED
                    SERVICING  RATE       ACCRUAL                              REPAY-     MATURITY
 CONTROL NUMBER     FEE RATE   TYPE       METHOD       LOAN TYPE  NOTE DATE  MENT DATE      DATE
      252            0.1500%   Fixed     Actual/360     Balloon    08/22/00      NAP      09/01/10
      253            0.1500%   Fixed     Actual/360     Balloon    04/10/01      NAP      05/01/11

                  EXHIBIT B-1A SCHEDULE OF SBRC MORTGAGE LOANS

                                                                     STATED   CALCULATED  REMAIN-     STATED  CALCULATED
                                                          ORIGINAL  ORIGINAL   ORIGINAL  ING TERM   REMAINING REMAINING
                                            MONTHLY       TERM TO    AMORT-     AMORT-      TO        AMORT-    AMORT-
                                              DEBT        MATURITY  IZATION    IZATION   MATURITY    IZATION   IZATION
CONTROL                                     SERVICE        / ARD      TERM       TERM     / ARD        TERM     TERM
 NUMBER      LOAN / PROPERTY NAME           PAYMENT       (MONTHS)  (MONTHS)   (MONTHS)  (MONTHS)    (MONTHS)  (MONTHS)
   101   Atrium at Highpoint              152,338.14        120       360        360        116         356      356
   109   Plaza Gardens                    103,345.82        120       360        360        114         354      354
   113   Summit Ridge Business Park        90,682.14         60       360        360        55          355      355
   115   Crossroads Shopping Center        87,065.31        120       360        360        92          332      332
   116   Westford Technology Park II       81,804.63        120       360        360        114         354      354
   118   95 Metcalf Square                 88,574.98        120       300        300        105         285      285
   119   The Corporate Forum               75,553.48        120       360        360        98          338      338
   120   Coral Palm Plaza                  68,520.15        120       360        360        114         354      345
   121   Shaker Square Shopping            66,141.32        120       360        360        116         356      356
         Center
   123   Peninsula Storage Center          69,034.87        120       300        300        115         295      295
   126   Bent Tree Apartments              70,349.21        120       360        360        103         343      343
   128   1050 Wall Street West             62,314.18        120       360        360        116         356      356
   129   Shadow Ridge Apartments           64,352.76        120       360        360        111         351      351
   130   270 Billerica Road                66,114.17         60       360        360        53          353      353
   131   Regency Park Plaza                63,470.49        120       360        360        113         353      353
   132   Farm Glen Executive Park          64,080.28        120       360        360        112         352      352
   134   Annandale Gardens                 63,023.02        120       360        360        102         342      342
   141   Bowles Village Shopping           60,569.32        120       360        360        105         345      345
         Center
   142   Orchard Hardware Plaza            52,361.88        120       360        360        115         355      355
   143   Waldbaums Supermarket (A&P)       59,300.69        120       300        300        116         296      296
         - Lindenhurst, NY
   144   6820 Shingle Creek Parkway        29,704.78        120       360        360        114         354      354
   145   6840 Shingle Creek Parkway        22,979.17        120       360        360        114         354      354
   146   Long Beach Corporate Square       54,250.12        120       360        360        113         353      353
   148   Regents Walk                      56,782.73        120       360        360        104         344      344
   149   Waldbaums Supermarket (A&P)       57,372.16        120       300        300        116         296      296
         - Huntington, NY
   150   The Promenade Building            49,678.25         60       360        360        55          355      355
   151   Mitchell Lofts                    52,156.27         84       324        324        77          317      317
   154   Landmark Entertainment            47,076.98        120       360        360        114         354      354
         Building
   156   A&P Supermarket - Howard          51,884.66        120       300        300        116         296      296
         Beach, NY
   157   Maxwell Village Shopping          45,562.07        120       360        360        117         357      357
         Center
   159   Woodview Apartments               42,631.87        120       360        360        116         356      356
   160   275 Dan Road                      44,043.22        120       360        360        114         354      354
   161   Los Gatos Professional            42,235.17        120       360        360        115         355      355
         Building
   163   Shady Oak I                       22,979.17        120       360        360        114         354      354
   164   Golden Valley II                  19,616.37        120       360        360        114         354      354
   165   A&P Supermarket - Silver          47,489.66        120       300        300        116         296      296
         Spring
   168   764 Miami Circle                  39,958.45        120       360        360        116         356      356
   169   Sagepointe Center                 42,943.28        120       360        360        113         353      353
   170   705 Westech Office Building       39,578.68        120       360        360        115         355      355
   171   A&P Supermarket - Hoboken,        43,843.40        120       300        300        116         296      296
         NJ
   173   2282-2286 Broadway                37,706.40        120       360        360        118         358      358
   175   Sheridan Park Apartments          38,523.30        120       360        360        99          339      339
   179   11511 Katy Freeway                37,956.66        120       360        360        106         346      346
   180   PharmaResearch Office             34,789.70        120       360        360        117         357      357
         Building
   181   151 West Street                   36,409.77        120       360        360        100         340      340
   183   Sunrise Pointe Apartments         32,089.53        120       360        360        115         355      355
   185   Fresh Fields Supermarket          36,983.37        120       300        300        116         296      296
         (A&P) - Ocean City, NJ
   186   Deer Valley Marketplace           34,782.27        120       360        360        113         353      353
   188   Wilburton Office Building         32,220.27        120       360        360        116         356      356
   194   Foxborough Business Park          29,944.33        120       360        360        116         356      356
   195   1178 Sonora Court                 29,079.95        120       360        360        116         356      356
   200   Woodside Park Apartments          29,412.58        120       360        360        99          339      339
   202   Nashville Commons Shopping        29,294.83        120       360        360        106         346      346
         Center
   203   10 Talcott Notch                  28,680.53        120       360        360        113         353      353
   207   Village Crossing Shopping         26,866.10        120       360        360        113         353      353
         Center
   209   34-40 West 65th Street            23,521.12        120       360        360        114         354      354
   212   Crossroads West Apartments        26,073.21        120       360        360        99          339      339
   213   Hilltop Apartments                22,916.29        120       360        360        117         357      357
   215   Woodcrest Mobile Home             22,506.23        120       360        360        117         357      357
         Estates
   216   241 Peachtree Street              23,936.48        120       360        360        115         355      355
   217   Tech Surgical Center              25,531.22        120       360        360        106         346      346
   218   Waldbaums Supermarket             25,894.53        120       300        300        116         296      296
         (A&P) -
         Valley Stream, NY
   221   Marmalade Square Apartments       22,170.73        120       360        360        114         354      354
   225   Harbor Center                     22,823.13        120       348        348        113         341      341
   229   33 Upton Drive                    21,015.73        120       360        360        114         354      354
   230   Park Villa Apartments             19,743.79        120       360        360        115         355      355
   232   White Pine Shopping Center        20,945.89        120       360        360        97          337      337
   236   Continental Apartments            19,908.64        120       360        360        110         350      350
   247   Tatum Ranch Center                14,689.24        120       360        360        114         354      354


                                       CUT-OFF DATE
CONTROL                                PRINCIPAL      LOAN BALANCE AT
 NUMBER      LOAN / PROPERTY NAME       BALANCE       MATURITY / ARD
   101   Atrium at Highpoint         20,851,862.25   18,663,287.50
   109   Plaza Gardens               14,933,182.52   13,196,285.30
   113   Summit Ridge Business Park  12,258,515.84   11,782,801.51
   115   Crossroads Shopping Center  11,971,907.78   10,840,138.51
   116   Westford Technology Park II 11,797,438.31   10,430,367.20
   118   95 Metcalf Square           10,848,377.84    9,195,031.57
   119   The Corporate Forum         10,054,191.01    9,138,078.88
   120   Coral Palm Plaza             9,747,854.92    8,647,618.24
   121   Shaker Square Shopping       9,574,329.44    8,450,065.02
         Center
   123   Peninsula Storage Center     9,295,893.58    7,587,307.68
   126   Bent Tree Apartments         9,112,114.42    8,311,152.94
   128   1050 Wall Street West        8,976,233.52    7,932,051.00
   129   Shadow Ridge Apartments      8,947,073.85    7,994,939.60
   130   270 Billerica Road           8,813,298.28    8,491,052.66
   131   Regency Park Plaza           8,760,190.03    7,834,095.04
   132   Farm Glen Executive Park     8,656,545.20    7,784,893.94
   134   Annandale Gardens            8,407,841.13    7,621,917.79
   141   Bowles Village Shopping      8,126,304.63    7,345,099.26
         Center
   142   Orchard Hardware Plaza       7,570,538.11    6,685,032.66
   143   Waldbaums Supermarket (A&P)  7,531,914.24    6,266,370.32
         - Lindenhurst, NY
   144   6820 Shingle Creek Parkway   4,221,786.29    3,746,177.45
   145   6840 Shingle Creek Parkway   3,265,910.15    2,897,986.23
   146   Long Beach Corporate Square  7,466,306.56    6,681,637.44
   148   Regents Walk                 7,315,700.20    6,677,819.39
   149   Waldbaums Supermarket (A&P)  7,286,967.78    6,062,581.47
         - Huntington, NY
   150   The Promenade Building       7,147,458.50    6,826,173.47
   151   Mitchell Lofts               7,086,739.37    6,465,378.86
   154   Landmark Entertainment       6,671,403.56    5,924,098.46
         Building
   156   A&P Supermarket - Howard     6,589,988.34    5,482,711.85
         Beach, NY
   157   Maxwell Village Shopping     6,586,184.41    5,811,461.41
         Center
   159   Woodview Apartments          6,183,338.08    5,454,538.81
   160   275 Dan Road                 6,105,104.59    5,450,873.14
   161   Los Gatos Professional       6,076,584.91    5,372,419.73
         Building
   163   Shady Oak I                  3,265,910.15    2,897,986.23
   164   Golden Valley II             2,787,972.04    2,473,889.72
   165   A&P Supermarket - Silver     6,031,769.30    5,018,286.87
         Spring
   168   764 Miami Circle             5,982,555.88    5,234,719.22
   169   Sagepointe Center            5,972,349.97    5,331,031.90
   170   705 Westech Office Building  5,579,379.10    4,958,006.19
   171   A&P Supermarket - Hoboken,   5,568,650.05    4,632,983.48
         NJ
   173   2282-2286 Broadway           5,492,600.09    4,834,808.40
   175   Sheridan Park Apartments     5,296,450.46    4,776,457.11
   179   11511 Katy Freeway           5,058,727.69    4,577,606.86
   180   PharmaResearch Office        4,989,726.31    4,411,571.48
         Building
   181   151 West Street              4,936,731.65    4,463,422.89
   183   Sunrise Pointe Apartments    4,755,558.15    4,173,184.25
   185   Fresh Fields Supermarket     4,697,340.75    3,908,073.24
         (A&P) - Ocean City, NJ
   186   Deer Valley Marketplace      4,680,040.59    4,211,216.55
   188   Wilburton Office Building    4,538,666.68    4,033,354.24
   194   Foxborough Business Park     4,189,725.64    3,729,553.50
   195   1178 Sonora Court            4,188,908.98    3,701,623.92
   200   Woodside Park Apartments     4,043,844.76    3,646,828.62
   202   Nashville Commons Shopping   3,966,199.43    3,575,835.96
         Center
   203   10 Talcott Notch             3,833,919.37    3,455,289.13
   207   Village Crossing Shopping    3,683,531.94    3,299,457.00
         Center
   209   34-40 West 65th Street       3,483,563.39    3,059,343.12
   212   Crossroads West Apartments   3,456,556.82    3,142,870.04
   213   Hilltop Apartments           3,402,405.85    2,981,697.29
   215   Woodcrest Mobile Home        3,392,166.96    2,961,186.33
         Estates
   216   241 Peachtree Street         3,387,380.43    3,007,237.44
   217   Tech Surgical Center         3,344,037.84    3,038,216.91
   218   Waldbaums Supermarket        3,288,921.93    2,736,302.52
         (A&P) -
         Valley Stream, NY
   221   Marmalade Square Apartments  3,235,212.52    2,851,889.13
   225   Harbor Center                2,986,598.07    2,667,561.67
   229   33 Upton Drive               2,913,120.86    2,600,946.62
   230   Park Villa Apartments        2,888,489.44    2,543,052.24
   232   White Pine Shopping Center   2,785,934.78    2,533,858.92
   236   Continental Apartments       2,658,923.67    2,399,947.25
   247   Tatum Ranch Center           1,992,275.75    1,788,273.91

                                                                     STATED   CALCULATED  REMAIN-     STATED  CALCULATED
                                                          ORIGINAL  ORIGINAL   ORIGINAL  ING TERM   REMAINING REMAINING
                                            MONTHLY       TERM TO    AMORT-     AMORT-      TO        AMORT-    AMORT-
                                              DEBT        MATURITY  IZATION    IZATION   MATURITY    IZATION   IZATION
CONTROL                                     SERVICE        / ARD      TERM       TERM     / ARD        TERM     TERM
 NUMBER      LOAN / PROPERTY NAME           PAYMENT       (MONTHS)  (MONTHS)   (MONTHS)  (MONTHS)    (MONTHS)  (MONTHS)
   252   Park at Palmdale                 13,263.76         120       360        360        110         350      350
   253   302 West 12th Street             11,654.70         120       360        360        118         358      358





                                       CUT-OFF DATE
CONTROL                                PRINCIPAL      LOAN BALANCE AT
 NUMBER      LOAN / PROPERTY NAME       BALANCE       MATURITY / ARD
   252   Park at Palmdale             1,715,473.42    1,560,120.67
   253   302 West 12th Street         1,697,712.76    1,494,396.29

                  EXHIBIT B-1A SCHEDULE OF SBRC MORTGAGE LOANS

                                                                  YEILD
                                                                 MAINTEN-
                                          DEFEASE     DEFEASE-     ANCE    YIELD MAINTEN-       REPAYMENT        REPAYMENT
 CONTROL                                ANCE START    ANCE END    PERIOD     ANCE PERIOD      PENALTY START       PENALTY
  NUMBER      LOAN / PROPERTY NAME         DATE         DATE    START DATE    END DATE            DATE           END DATE
   101    Atrium at Highpoint             08/01/03    12/31/10      NAP          NAP               NAP              NAP
   109    Plaza Gardens                   08/01/03    10/31/10      NAP          NAP               NAP              NAP
   113    Summit Ridge Business Park      08/01/03    12/31/05      NAP          NAP               NAP              NAP
   115    Crossroads Shopping Center        NAP         NAP      04/01/02      11/30/08            NAP              NAP
   116    Westford Technology Park II     08/01/03    10/31/10      NAP          NAP               NAP              NAP
   118    95 Metcalf Square               08/01/03    01/31/10      NAP          NAP               NAP              NAP
   119    The Corporate Forum             08/01/03    06/30/09      NAP          NAP               NAP              NAP
   120    Coral Palm Plaza                08/01/03    09/30/10      NAP          NAP               NAP              NAP
   121    Shaker Square Shopping          08/01/03    12/31/10      NAP          NAP               NAP              NAP
          Center
   123    Peninsula Storage Center        08/01/03    11/30/10      NAP          NAP               NAP              NAP
   126    Bent Tree Apartments            08/01/03    10/31/09      NAP          NAP               NAP              NAP
   128    1050 Wall Street West           08/01/03    12/31/10      NAP          NAP               NAP              NAP
   129    Shadow Ridge Apartments         08/01/03    07/31/10      NAP          NAP               NAP              NAP
   130    270 Billerica Road              08/01/03    09/30/05      NAP          NAP               NAP              NAP
   131    Regency Park Plaza              08/01/03    09/30/10      NAP          NAP               NAP              NAP
   132    Farm Glen Executive Park        08/01/03    09/30/10      NAP          NAP               NAP              NAP
   134    Annandale Gardens               08/01/03    10/31/09      NAP          NAP               NAP              NAP
   141    Bowles Village Shopping         08/01/03    01/31/10      NAP          NAP               NAP              NAP
          Center
   142    Orchard Hardware Plaza          08/01/03    11/30/10      NAP          NAP               NAP              NAP
   143    Waldbaums Supermarket (A&P)     08/01/03    10/31/10      NAP          NAP               NAP              NAP
          - Lindenhurst, NY
   144    6820 Shingle Creek Parkway      08/01/03    09/30/10      NAP          NAP               NAP              NAP
   145    6840 Shingle Creek Parkway      08/01/03    09/30/10      NAP          NAP               NAP              NAP
   146    Long Beach Corporate Square     08/01/03    09/30/10      NAP          NAP               NAP              NAP
   148    Regents Walk                      NAP         NAP      04/01/03      11/30/09            NAP              NAP
   149    Waldbaums Supermarket (A&P)     08/01/03    10/31/10      NAP          NAP               NAP              NAP
          - Huntington, NY
   150    The Promenade Building          08/01/03    11/30/05      NAP          NAP               NAP              NAP
   151    Mitchell Lofts                  08/01/03    09/30/07      NAP          NAP               NAP              NAP
   154    Landmark Entertainment          08/01/03    10/31/10      NAP          NAP               NAP              NAP
          Building
   156    A&P Supermarket - Howard        08/01/03    10/31/10      NAP          NAP               NAP              NAP
          Beach, NY
   157    Maxwell Village Shopping        08/01/03    01/31/11      NAP          NAP               NAP              NAP
          Center
   159    Woodview Apartments             08/01/03    12/31/10      NAP          NAP               NAP              NAP
   160    275 Dan Road                    08/01/03    10/31/10      NAP          NAP               NAP              NAP
   161    Los Gatos Professional          08/01/03    11/30/10      NAP          NAP               NAP              NAP
          Building
   163    Shady Oak I                     08/01/03    09/30/10      NAP          NAP               NAP              NAP
   164    Golden Valley II                08/01/03    09/30/10      NAP          NAP               NAP              NAP
   165    A&P Supermarket - Silver        08/01/03    10/31/10      NAP          NAP               NAP              NAP
          Spring
   168    764 Miami Circle                08/01/03    12/31/10      NAP          NAP               NAP              NAP
   169    Sagepointe Center               08/01/03    08/31/10      NAP          NAP               NAP              NAP
   170    705 Westech Office Building     08/01/03    11/30/10      NAP          NAP               NAP              NAP
   171    A&P Supermarket - Hoboken,      08/01/03    10/31/10      NAP          NAP               NAP              NAP
          NJ
   173    2282-2286 Broadway              08/01/03    02/28/11      NAP          NAP               NAP              NAP
   175    Sheridan Park Apartments        08/01/03    07/31/09      NAP          NAP               NAP              NAP
   179    11511 Katy Freeway              08/01/03    02/28/10      NAP          NAP               NAP              NAP
   180    PharmaResearch Office           08/01/03    01/31/11      NAP          NAP               NAP              NAP
          Building
   181    151 West Street                 08/01/03    08/31/09      NAP          NAP               NAP              NAP
   183    Sunrise Pointe Apartments       08/01/03    11/30/10      NAP          NAP               NAP              NAP
   185    Fresh Fields Supermarket        08/01/03    10/31/10      NAP          NAP               NAP              NAP
          (A&P) - Ocean City, NJ
   186    Deer Valley Marketplace         08/01/03    09/30/10      NAP          NAP               NAP              NAP
   188    Wilburton Office Building       08/01/03    12/31/10      NAP          NAP               NAP              NAP
   194    Foxborough Business Park        08/01/03    12/31/10      NAP          NAP               NAP              NAP
   195    1178 Sonora Court               08/01/03    12/31/10      NAP          NAP               NAP              NAP
   200    Woodside Park Apartments        08/01/03    07/31/09      NAP          NAP               NAP              NAP
   202    Nashville Commons Shopping      08/01/03    02/28/10      NAP          NAP               NAP              NAP
          Center
   203    10 Talcott Notch                08/01/03    10/31/10      NAP          NAP               NAP              NAP
   207    Village Crossing Shopping       08/01/03    09/30/10      NAP          NAP               NAP              NAP
          Center
   209    34-40 West 65th Street          08/01/03    10/31/10      NAP          NAP               NAP              NAP
   212    Crossroads West Apartments      08/01/03    07/31/09      NAP          NAP               NAP              NAP
   213    Hilltop Apartments              08/01/03    01/31/11      NAP          NAP               NAP              NAP
   215    Woodcrest Mobile Home           08/01/03    01/31/11      NAP          NAP               NAP              NAP
          Estates
   216    241 Peachtree Street            08/01/03    11/30/10      NAP          NAP               NAP              NAP
   217    Tech Surgical Center            08/01/03    02/28/10      NAP          NAP               NAP              NAP
   218    Waldbaums Supermarket           08/01/03    10/31/10      NAP          NAP               NAP              NAP
          (A&P) -
          Valley Stream, NY
   221    Marmalade Square Apartments     08/01/03    10/31/10      NAP          NAP               NAP              NAP
   225    Harbor Center                   08/01/03    09/30/10      NAP          NAP               NAP              NAP
   229    33 Upton Drive                  08/01/03    10/31/10      NAP          NAP               NAP              NAP
   230    Park Villa Apartments           08/01/03    11/30/10      NAP          NAP               NAP              NAP
   232    White Pine Shopping Center      08/01/03    05/31/09      NAP          NAP               NAP              NAP
   236    Continental Apartments          08/01/03    06/30/10      NAP          NAP               NAP              NAP
   247    Tatum Ranch Center              08/01/03    10/31/10      NAP          NAP               NAP              NAP

                                          YIELD
                                        MAINTENANCE
                                         INTEREST
                                           RATE                     YIELD
                                       CONVERTED TO              MAINTENANCE
CONTROL                                  MONTHLY               INTEREST RATE
  NUMBER      LOAN / PROPERTY NAME    MORTGAGE RATE            REFERENCE DATE
   101    Atrium at Highpoint               NAP                      NAP
   109    Plaza Gardens                     NAP                      NAP
   113    Summit Ridge Business Park        NAP                      NAP
   115    Crossroads Shopping Center        Yes                    Maturity
   116    Westford Technology Park II       NAP                      NAP
   118    95 Metcalf Square                 NAP                      NAP
   119    The Corporate Forum               NAP                      NAP
   120    Coral Palm Plaza                  NAP                      NAP
   121    Shaker Square Shopping            NAP                      NAP
          Center
   123    Peninsula Storage Center          NAP                      NAP
   126    Bent Tree Apartments              NAP                      NAP
   128    1050 Wall Street West             NAP                      NAP
   129    Shadow Ridge Apartments           NAP                      NAP
   130    270 Billerica Road                NAP                      NAP
   131    Regency Park Plaza                NAP                      NAP
   132    Farm Glen Executive Park          NAP                      NAP
   134    Annandale Gardens                 NAP                      NAP
   141    Bowles Village Shopping           NAP                      NAP
          Center
   142    Orchard Hardware Plaza            NAP                      NAP
   143    Waldbaums Supermarket (A&P)       NAP                      NAP
          - Lindenhurst, NY
   144    6820 Shingle Creek Parkway        NAP                      NAP
   145    6840 Shingle Creek Parkway        NAP                      NAP
   146    Long Beach Corporate Square       NAP                      NAP
   148    Regents Walk                      No                     Maturity
   149    Waldbaums Supermarket (A&P)       NAP                      NAP
          - Huntington, NY
   150    The Promenade Building            NAP                      NAP
   151    Mitchell Lofts                    NAP                      NAP
   154    Landmark Entertainment            NAP                      NAP
          Building
   156    A&P Supermarket - Howard          NAP                      NAP
          Beach, NY
   157    Maxwell Village Shopping          NAP                      NAP
          Center
   159    Woodview Apartments               NAP                      NAP
   160    275 Dan Road                      NAP                      NAP
   161    Los Gatos Professional            NAP                      NAP
          Building
   163    Shady Oak I                       NAP                      NAP
   164    Golden Valley II                  NAP                      NAP
   165    A&P Supermarket - Silver          NAP                      NAP
          Spring
   168    764 Miami Circle                  NAP                      NAP
   169    Sagepointe Center                 NAP                      NAP
   170    705 Westech Office Building       NAP                      NAP
   171    A&P Supermarket - Hoboken,        NAP                      NAP
          NJ
   173    2282-2286 Broadway                NAP                      NAP
   175    Sheridan Park Apartments          NAP                      NAP
   179    11511 Katy Freeway                NAP                      NAP
   180    PharmaResearch Office             NAP                      NAP
          Building
   181    151 West Street                   NAP                      NAP
   183    Sunrise Pointe Apartments         NAP                      NAP
   185    Fresh Fields Supermarket          NAP                      NAP
          (A&P) - Ocean City, NJ
   186    Deer Valley Marketplace           NAP                      NAP
   188    Wilburton Office Building         NAP                      NAP
   194    Foxborough Business Park          NAP                      NAP
   195    1178 Sonora Court                 NAP                      NAP
   200    Woodside Park Apartments          NAP                      NAP
   202    Nashville Commons Shopping        NAP                      NAP
          Center
   203    10 Talcott Notch                  NAP                      NAP
   207    Village Crossing Shopping         NAP                      NAP
          Center
   209    34-40 West 65th Street            NAP                      NAP
   212    Crossroads West Apartments        NAP                      NAP
   213    Hilltop Apartments                NAP                      NAP
   215    Woodcrest Mobile Home             NAP                      NAP
          Estates
   216    241 Peachtree Street              NAP                      NAP
   217    Tech Surgical Center              NAP                      NAP
   218    Waldbaums Supermarket             NAP                      NAP
          (A&P) -
          Valley Stream, NY
   221    Marmalade Square Apartments       NAP                      NAP
   225    Harbor Center                     NAP                      NAP
   229    33 Upton Drive                    NAP                      NAP
   230    Park Villa Apartments             NAP                      NAP
   232    White Pine Shopping Center        NAP                      NAP
   236    Continental Apartments            NAP                      NAP
   247    Tatum Ranch Center                NAP                      NAP




                                                                   YEILD
                                                                 MAINTEN-
                                          DEFEASE-    DEFEASE-     ANCE     YIELD MAINTEN-       REPAYMENT        REPAYMENT
 CONTROL                                ANCE START    ANCE END   PERIOD     ANCE PERIOD       PENALTY START       PENALTY
  NUMBER      LOAN / PROPERTY NAME         DATE         DATE    START DATE    END DATE             DATE           END DATE

   252    Park at Palmdale                08/01/03    06/30/10      NAP          NAP              NAP               NAP
   253    302 West 12th Street            08/01/03    02/28/11      NAP          NAP              NAP               NAP




                                          YIELD
                                        MAINTENANCE
                                         INTEREST
                                           RATE                     YIELD
                                       CONVERTED TO              MAINTENANCE
CONTROL                                  MONTHLY               INTEREST RATE
  NUMBER      LOAN / PROPERTY NAME    MORTGAGE RATE            REFERENCE DATE
   252    Park at Palmdale                  NAP                      NAP
   253    302 West 12th Street              NAP                      NAP

                                  EXHIBIT B-1B

                        SCHEDULE OF GCFP MORTGAGE LOANS



                            [See Attached Schedule]



                                     B-1B-1

                  EXHIBIT B-1B SCHEDULE OF GCFP MORTGAGE LOANS


  CONTROL
  NUMBER        LOAN / PROPERTY NAME                            LOAN NUMBER     ORIGINATOR         PROPERTY ADDRESS
    102      Van Ness Post Centre                               03-0812063         GCFP       1200 Van Ness Avenue
    103      90 William Street                                  03-0810416         GCFP       90 William Street
    104      Ironwood Apartments                                03-0810277         GCFP       2742 Jeanetta Road
    106      Union Square Marketplace Shopping Center           11965              GCFP       1604-1800 Decoto Road and 34536-
                                                                                              34696 Alvarado-Niles Road
    107      Sterling Plaza Shopping Center                     12014              GCFP       22330-22360 Sterling Boulevard
    108      Metro Park                                         11980              GCFP       6350 Walker Lane
    111      Greenhouse Marketplace Shopping Center             11806              GCFP       699 Lewelling Boulevard
    117      Telephone Road Plaza                               03-0810229         GCFP       4714, 4718, 4722, 4726, 4730, 4732,
                                                                                              4738, 4744, 4756 Telephone Road and
                                                                                              1440 Eastman Avenue
    124      Washington Corners                                 03-0812055         GCFP       47 East Chicago Avenue
    125      Parkwood Plaza Shopping Center                     03-0810249         GCFP       8012, 8014, 8086 North Cedar Avenue
                                                                                              and 1540, 1570, 1590 East Nees
                                                                                              Avenue
    127      Quail Run                                          03-0812058         GCFP       33099 Willow Lane
    133      Vineyard Shopping Center                           11995              GCFP       5100 Clayton Road
    135      Westfield Stop & Shop                              03-0810422         GCFP       57-59 Main Street
    136      La Paz Shopping Center                             03-0810278         GCFP       25232-25342 McIntyre Street
                                                                                              5031-5051 West Irlo Bronson
    137      Midway Plaza                                       400020             GCFP       Memorial Highway
    138      4455-4461 West Vine Street                         400019             GCFP       4455-4461 West Vine Street
    139      6600-6602 International Drive                      400018             GCFP       6600-6602 International Drive
    140      390 North Moorpark Road                            03-0810292         GCFP       390 North Moorpark Road
    147      125 Middlesex Turnpike                             03-0810425         GCFP       125 Middlesex Turnpike
    152      1212 Boston Post Road                              03-0812027         GCFP       1212 Boston Post Road
    162      Candlewood Suites - Dallas Market Center           11517              GCFP       7930 North Stemmons Freeway
    166      Mountain View Plaza                                03-0810260         GCFP       9705 North Thornydale Road
    167      Crowne Plaza Dayton                                03-0812059         GCFP       33 East Fifth Street
    172      Century Office Building                            03-0812068         GCFP       21500 Haggerty Road
    174      EXECUCENTER                                        03-0810283         GCFP       2900-2960 Camino Diablo
    189      North Melrose Self Storage                         11932              GCFP       1317 North Melrose Drive
    190      Menlo Office Buildings                             10728              GCFP       3705 & 3723 Haven Avenue
    198      645-655 Massachusetts Avenue,                                                    645-655 Massachusetts Avenue,
             10-50 Prospect Street, and                                                       10-50 Prospect Street, and
             112-116 Bishop Allen Drive                         03-0810419         GCFP       112-116 Bishop Allen Drive
    199      Gateway Business Park Building D                   03-0810308         GCFP       3525 East Post Road
    204      Cherry Creek 24 Hour Fitness Facility              03-0810258         GCFP       4120 East Alameda Avenue
    205      Raymour & Flanigan Shopping Center                 12125              GCFP       3130 State Road (Routes 5 & 20)
    206      33 Las Colinas Lane                                03-0810288         GCFP       33 Las Colinas Lane
    208      4015 Medina Road                                   03-0810208         GCFP       4015 Medina Road
    210      7930 Belt Line Road                                03-0810272         GCFP       7930 Belt Line Road
    214      Ramada Limited - Northville                        03-0812050         GCFP       21100 Haggerty Road
    220      Summit Square Shopping Center                      03-0812053         GCFP       14126 West Center Road
    222      Livermore Gateway Business Park                    03-0812066         GCFP       101-121 Pullman Street
    223      668 Stillwater Avenue                              03-0810287         GCFP       668 Stillwater Avenue
    224      Charleston Buffalo Plaza                           03-0810280         GCFP       1151 & 1181 South Buffalo Drive
    227      5705 Johnston Street                               03-0810309         GCFP       5705 Johnston Street
    228      11114-11120 West Broad Street                      03-0810296         GCFP       11114-11120 West Broad Street
    231      372 West Ontario Building                          03-0812052         GCFP       372 West Ontario Street
    233      Eckerd Drugstore                                   03-0810701         GCFP       505 Black Horse Pike
    234      Eckerd Waldorf                                     400023             GCFP       3385 Crain Highway
    235      1000 North Jefferson Street                        03-0810293         GCFP       1000 North Jefferson Street
    237      7537 West Thomas Road                              03-0810290         GCFP       7537 West Thomas Road
    243      100 DeVilbiss Drive                                03-0810424         GCFP       100 DeVilbiss Drive
    244      Palm Crest Apartments                              03-0812605         GCFP       9900 Riverside Drive
-----------------------------------------------------------------------------------------------------------------------------------
    245      Newton & Wellesley Portfolio                       03-0810420         GCFP
    245a     571 Washington Street                              03-0810420b                   8 Grove Street & 571 Washington
                                                                                              Street
    245b     739 Beacon Street                                  03-0810420a                   739 Beacon Street
-----------------------------------------------------------------------------------------------------------------------------------
    248      1516 East Bethany Home Road                        03-0810234         GCFP       1516 East Bethany Home Road
    249      Wynnton Apartments                                 03-0812604         GCFP       2000 Wynnton Road
    250      AA Access Self Storage                             03-0810289         GCFP       1518 West 3300 South
    254      Ashley Diane and Woodlawn Apartments               400017             GCFP       210 & 235 East 8680 South
    258      2980 Northwest 74th Avenue                         400013             GCFP       2980 Northwest 74th Avenue
    259      Baumann Industrial Plaza                           400015             GCFP       7011-7023 South 700 West
    261      San Jacinto Manor                                  03-0810662         GCFP       206 West Avenue P
    263      Lamps Plus                                         11892              GCFP       4902 Stevens Creek Boulevard
    267      5th Street Center                                  400014             GCFP       1324 East 5th Street
    269      4101 Calloway Drive                                03-0810702         GCFP       4101 Calloway Drive
    272      Market Street Apartments                           400021             GCFP       2376 and 2392-2400 East Market
                                                                                              Street



  CONTROL
  NUMBER         LOAN / PROPERTY NAME                                CITY                    STATE       ZIP CODE
    102       Van Ness Post Centre                              San Francisco                  CA          94109
    103       90 William Street                                 New York                       NY          10038
    104       Ironwood Apartments                               Houston                        TX          77063
    106       Union Square Marketplace Shopping Center          Union City                     CA          94587

    107       Sterling Plaza Shopping Center                    Sterling                       VA          20164
    108       Metro Park                                        Springfield                    VA          22310
    111       Greenhouse Marketplace Shopping Center            San Leandro                    CA          94579
    117       Telephone Road Plaza                              Ventura                        CA          93003


    124       Washington Corners                                Naperville                     IL          60540
    125       Parkwood Plaza Shopping Center                    Fresno                         CA          93720


    127       Quail Run                                         Lenox Township                 MI          48048
    133       Vineyard Shopping Center                          Concord                        CA          94521
    135       Westfield Stop & Shop                             Westfield                      MA          01085
    136       La Paz Shopping Center                            Laguna Hills                   CA          92653

    137       Midway Plaza                                      Kissimmee                      FL          34746
    138       4455-4461 West Vine Street                        Kissimmee                      FL          34746
    139       6600-6602 International Drive                     Orlando                        FL          32819
    140       390 North Moorpark Road                           Thousand Oaks                  CA          93160
    147       125 Middlesex Turnpike                            Bedford                        MA          01730
    152       1212 Boston Post Road                             Milford                        CT          06460
    162       Candlewood Suites - Dallas Market Center          Dallas                         TX          75247
    166       Mountain View Plaza                               Tucson                         AZ          85742
    167       Crowne Plaza Dayton                               Dayton                         OH          45402
    172       Century Office Building                           Farmington Hills               MI          48335
    174       EXECUCENTER                                       Walnut Creek                   CA          94596
    189       North Melrose Self Storage                        Vista                          CA          92083
    190       Menlo Office Buildings                            Menlo Park                     CA          94025
    198       645-655 Massachusetts Avenue,                     Cambridge                      MA          02139
              10-50 Prospect Street, and
              112-116 Bishop Allen Drive
    199       Gateway Business Park Building D                  Las Vegas                      NV          89120
    204       Cherry Creek 24 Hour Fitness Facility             Denver                         CO          80246
    205       Raymour & Flanigan Shopping Center                Canandaigua                    NY          14424
    206       33 Las Colinas Lane                               San Jose                       CA          95119
    208       4015 Medina Road                                  Bath Township                  OH          44333
    210       7930 Belt Line Road                               Dallas                         TX          75240
    214       Ramada Limited - Northville                       Northville                     MI          48167
    220       Summit Square Shopping Center                     Omaha                          NE          68144
    222       Livermore Gateway Business Park                   Livermore                      CA          94550
    223       668 Stillwater Avenue                             Bangor                         ME          04401
    224       Charleston Buffalo Plaza                          Las Vegas                      NV          89117
    227       5705 Johnston Street                              Lafayette                      LA          70503
    228       11114-11120 West Broad Street                     Glen Allen                     VA          23059
    231       372 West Ontario Building                         Chicago                        IL          60610
    233       Eckerd Drugstore                                  Pleasantville                  NJ          08232
    234       Eckerd Waldorf                                    Waldorf                        MD          20603
    235       1000 North Jefferson Street                       Indianola                      IA          50125
    237       7537 West Thomas Road                             Phoenix                        AZ          85033
    243       100 DeVilbiss Drive                               Somerset                       PA          15501
    244       Palm Crest Apartments                             Coral Springs                  FL          33071
---------------------------------------------------------------------------------------------------------------------------
    245       Newton & Wellesley Portfolio
    245a      571 Washington Street                             Wellesley                      MA          02482

    245b      739 Beacon Street                                 Newton                         MA          02459
---------------------------------------------------------------------------------------------------------------------------
    248       1516 East Bethany Home Road                       Phoenix                        AZ          85012
    249       Wynnton Apartments                                Columbus                       GA          31906
    250       AA Access Self Storage                            Ogden                          UT          84401
    254       Ashley Diane and Woodlawn Apartments              Sandy                          UT          84070
    258       2980 Northwest 74th Avenue                        Miami                          FL          33122
    259       Baumann Industrial Plaza                          Midvale                        UT          84047
    261       San Jacinto Manor                                 Deer Park                      TX          77536
    263       Lamps Plus                                        San Jose                       CA          95129
    267       5th Street Center                                 Carson City                    NV          89701
    269       4101 Calloway Drive                               Bakersfield                    CA          93312
    272       Market Street Apartments                          Akron                          OH          44312


                                                                                PROPERTY
  CONTROL                                                           PROPERTY      UNIT
  NUMBER         LOAN / PROPERTY NAME                                 SIZE        TYPE
    102       Van Ness Post Centre                                  108,515        SF
    103       90 William Street                                     173,249        SF
    104       Ironwood Apartments                                       288       Units
    106       Union Square Marketplace Shopping Center              189,445        SF

    107       Sterling Plaza Shopping Center                        152,662        SF
    108       Metro Park                                            129,102        SF
    111       Greenhouse Marketplace Shopping Center                103,029        SF
    117       Telephone Road Plaza                                  120,140        SF


    124       Washington Corners                                     59,835        SF
    125       Parkwood Plaza Shopping Center                         78,567        SF


    127       Quail Run                                                 340       Pads
    133       Vineyard Shopping Center                              153,366        SF
    135       Westfield Stop & Shop                                  66,272        SF
    136       La Paz Shopping Center                                 86,164        SF

    137       Midway Plaza                                           29,089        SF
    138       4455-4461 West Vine Street                             12,100        SF
    139       6600-6602 International Drive                           4,663        SF
    140       390 North Moorpark Road                                58,420        SF
    147       125 Middlesex Turnpike                                147,000        SF
    152       1212 Boston Post Road                                  59,200        SF
    162       Candlewood Suites - Dallas Market Center                  150       Rooms
    166       Mountain View Plaza                                    63,635        SF
    167       Crowne Plaza Dayton                                       283       Rooms
    172       Century Office Building                                46,676        SF
    174       EXECUCENTER                                            55,433        SF
    189       North Melrose Self Storage                            120,900        SF
    190       Menlo Office Buildings                                 24,161        SF
    198       645-655 Massachusetts Avenue,                          26,861        SF
              10-50 Prospect Street, and
              112-116 Bishop Allen Drive
    199       Gateway Business Park Building D                       53,565        SF
    204       Cherry Creek 24 Hour Fitness Facility                  36,181        SF
    205       Raymour & Flanigan Shopping Center                    105,704        SF
    206       33 Las Colinas Lane                                    18,803        SF
    208       4015 Medina Road                                       30,000        SF
    210       7930 Belt Line Road                                    13,905        SF
    214       Ramada Limited - Northville                               125       Rooms
    220       Summit Square Shopping Center                          29,519        SF
    222       Livermore Gateway Business Park                        46,800        SF
    223       668 Stillwater Avenue                                  29,129        SF
    224       Charleston Buffalo Plaza                               25,673        SF
    227       5705 Johnston Street                                   30,000        SF
    228       11114-11120 West Broad Street                          17,029        SF
    231       372 West Ontario Building                              39,689        SF
    233       Eckerd Drugstore                                       10,908        SF
    234       Eckerd Waldorf                                         10,908        SF
    235       1000 North Jefferson Street                            15,120        SF
    237       7537 West Thomas Road                                  17,108        SF
    243       100 DeVilbiss Drive                                   155,227        SF
    244       Palm Crest Apartments                                      44       Units
----------------------------------------------------------------------------------------------
    245       Newton & Wellesley Portfolio                           14,188        SF
    245a      571 Washington Street                                  10,953        SF

    245b      739 Beacon Street                                       3,235        SF
----------------------------------------------------------------------------------------------
    248       1516 East Bethany Home Road                            26,526        SF
    249       Wynnton Apartments                                         72       Units
    250       AA Access Self Storage                                116,705        SF
    254       Ashley Diane and Woodlawn Apartments                       48       Units
    258       2980 Northwest 74th Avenue                             42,316        SF
    259       Baumann Industrial Plaza                               30,006        SF
    261       San Jacinto Manor                                          96       Beds
    263       Lamps Plus                                             10,599        SF
    267       5th Street Center                                      70,430        SF
    269       4101 Calloway Drive                                     2,844        SF
    272       Market Street Apartments                                   37       Units


                  EXHIBIT B-1B SCHEDULE OF GCFP MORTGAGE LOANS

                                                                          CROSS COLLATER-
                                                             CROSS        ALIZED MORTGAGE
                                                           COLLATER-        LOAN GROUP
                                                            ALIZED        AGGREGATE CUT-                     ORIGINAL
  CONTROL                                                  (MORTGAGE    OFF DATE PRINCIPAL  OWNERSHIP        PRINCIPAL     MORTGAGE
   NUMBER            LOAN / PROPERTY NAME                  LOAN GROUP)        BALANCE        INTEREST         BALANCE        RATE
    102     Van Ness Post Centre                                No            19,074,366   Fee Simple        19,100,000     7.3100%
    103     90 William Street                                   No            18,720,068   Fee Simple        18,800,000     8.0850%
    104     Ironwood Apartments                                 No            17,233,985   Fee Simple        17,300,000     7.4300%
    106     Union Square Marketplace Shopping Center            No            15,936,244   Fee Simple        16,000,000     7.2100%
    107     Sterling Plaza Shopping Center                      No            15,567,216   Fee Simple        15,600,000     7.3530%
    108     Metro Park                                          No            15,438,960   Fee Simple        15,500,000     7.2700%
    111     Greenhouse Marketplace Shopping Center              No            13,471,741   Fee Simple        13,500,000     7.3700%
    117     Telephone Road Plaza                                No            11,331,900   Fee Simple        11,400,000     8.7100%


    124     Washington Corners                                  No             9,163,196   Fee Simple         9,200,000     7.1900%
    125     Parkwood Plaza Shopping Center                      No             9,116,838   Fee Simple         9,150,000     7.6900%


    127     Quail Run                                           No             9,079,963   Fee Simple         9,100,000     7.1500%
    133     Vineyard Shopping Center                            No             8,432,475   Fee Simple         8,450,000     7.4100%
    135     Westfield Stop & Shop                               No             8,367,487   Fee Simple         8,400,000     8.0000%
    136     La Paz Shopping Center                              No             8,267,185   Fee Simple         8,300,000     7.2500%
    137     Midway Plaza                                     Yes (X1)          8,220,971   Fee Simple         5,684,000     7.9200%

    138     4455-4461 West Vine Street                       Yes (X1)          8,220,971   Fee Simple         1,359,000     7.9200%
    139     6600-6602 International Drive                    Yes (X1)          8,220,971   Fee Simple         1,197,000     7.9200%
    140     390 North Moorpark Road                             No             8,173,963   Fee Simple         8,192,000     7.1500%
    147     125 Middlesex Turnpike                              No             7,347,354   Fee Simple         7,375,000     7.5200%
    152     1212 Boston Post Road                               No             6,871,371   Fee Simple         6,925,000     8.6500%
    162     Candlewood Suites - Dallas Market Center            No             6,064,169   Fee Simple         6,100,000     9.0000%
    166     Mountain View Plaza                                 No             6,026,000   Fee Simple         6,026,000     7.9600%
    167     Crowne Plaza Dayton                                 No             5,999,231   Fee Simple         6,021,000     8.2500%
    172     Century Office Building                             No             5,493,053   Fee Simple         5,500,000     7.5500%
    174     EXECUCENTER                                         No             5,488,474   Fee Simple         5,500,000     7.3650%
    189     North Melrose Self Storage                          No             4,391,230   Fee Simple         4,400,000     7.5800%
    190     Menlo Office Buildings                              No             4,377,224   Fee Simple         4,400,000     8.2600%
    198     645-655 Massachusetts Avenue,                       No             4,082,707   Fee Simple         4,100,000     7.6050%
            10-50 Prospect Street, and
            112-116 Bishop Allen Drive

    199     Gateway Business Park Building D                    No             4,056,395   Fee Simple         4,067,000     7.4500%
    204     Cherry Creek 24 Hour Fitness Facility               No             3,782,204   Fee Simple         3,800,000     8.6600%
    205     Raymour & Flanigan Shopping Center                  No             3,742,077   Fee Simple         3,750,000     7.3300%
    206     33 Las Colinas Lane                                 No             3,684,410   Fee Simple         3,700,000     7.6100%
    208     4015 Medina Road                                    No             3,518,890   Fee Simple         3,550,000     8.3700%
    210     7930 Belt Line Road                                 No             3,482,957   Fee Simple         3,500,000     8.1500%
    214     Ramada Limited - Northville                         No             3,398,170   Fee Simple         3,423,000     9.1700%
    220     Summit Square Shopping Center                       No             3,236,744   Fee Simple         3,250,000     7.7600%

    222     Livermore Gateway Business Park                     No             3,205,600   Fee Simple         3,213,000     7.9300%
    223     668 Stillwater Avenue                               No             3,067,478   Fee Simple         3,075,000     7.7000%
    224     Charleston Buffalo Plaza                            No             2,987,380   Fee Simple         3,000,000     8.1300%
    227     5705 Johnston Street                                No             2,944,466   Fee Simple         2,950,500     7.4700%
    228     11114-11120 West Broad Street                       No             2,942,538   Fee Simple         2,950,000     7.5700%
    231     372 West Ontario Building                           No             2,838,299   Fee Simple         2,850,000     7.7300%
    233     Eckerd Drugstore                                    No             2,715,236   Fee Simple         2,726,000     7.8000%
    234     Eckerd Waldorf                                      No             2,704,662   Fee Simple         2,710,000     7.6300%
    235     1000 North Jefferson Street                         No             2,697,178   Fee Simple         2,704,000     7.5800%
    237     7537 West Thomas Road                               No             2,568,965   Fee Simple         2,580,000     7.5400%
    243     100 DeVilbiss Drive                                 No             2,191,818   Fee Simple         2,200,000     7.5600%
    244     Palm Crest Apartments                               No             2,170,200   Fee Simple         2,175,000     7.1400%
-----------------------------------------------------------------------------------------------------------------------------------
    245     Newton & Wellesley Portfolio                        No             2,091,142                      2,100,000     7.6050%
   245a     571 Washington Street                                                          Fee Simple         1,220,000

   245b     739 Beacon Street                                                              Fee Simple           880,000
-----------------------------------------------------------------------------------------------------------------------------------
    248     1516 East Bethany Home Road                         No             1,985,964   Fee Simple         2,000,000     8.0300%
    249     Wynnton Apartments                                  No             1,899,761   Fee Simple         1,910,000     7.7300%
    250     AA Access Self Storage                              No             1,868,109   Fee Simple         1,875,000     7.6200%
    254     Ashley Diane and Woodlawn Apartments                No             1,683,984   Fee Simple         1,690,000     7.7800%
    258     2980 Northwest 74th Avenue                          No             1,411,237   Fee Simple         1,420,000     8.0200%
    259     Baumann Industrial Plaza                            No             1,382,133   Fee Simple         1,390,000     7.6300%
    261     San Jacinto Manor                                   No             1,322,154   Fee Simple         1,350,000     8.7300%
    263     Lamps Plus                                          No             1,296,836   Fee Simple         1,300,000     7.7200%
    267     5th Street Center                                   No             1,261,891   Fee Simple         1,270,000     7.8200%
    269     4101 Calloway Drive                                 No             1,109,889   Fee Simple         1,115,000     8.1100%
    272     Market Street Apartments                            No               938,078   Fee Simple           940,000     7.4700%


                                                                                                                 ANTICI-    SCHED-
                                                         MASTER            INTEREST                               PATED      ULED
  CONTROL                                              SERVICING  RATE     ACCRUAL                                REPAY-   MATURITY
   NUMBER            LOAN / PROPERTY NAME               FEE RATE  TYPE      METHOD      LOAN TYPE    NOTE DATE  MENT DATE    DATE
    102     Van Ness Post Centre                         0.1400%  Fixed    Actual/360    Balloon     04/03/01     NAP     05/01/11
    103     90 William Street                            0.1400%  Fixed    Actual/360    Balloon     11/13/00     NAP     12/01/10
    104     Ironwood Apartments                          0.1400%  Fixed    Actual/360    Balloon     01/29/01     NAP     02/01/11
    106     Union Square Marketplace Shopping Center     0.1300%  Fixed    Actual/360    Balloon     01/17/01     NAP     02/01/11
    107     Sterling Plaza Shopping Center               0.1300%  Fixed    Actual/360    Balloon     03/16/01     NAP     04/01/11
    108     Metro Park                                   0.1300%  Fixed    Actual/360    Balloon     01/19/01     NAP     02/01/11
    111     Greenhouse Marketplace Shopping Center       0.1300%  Fixed    Actual/360    Balloon     03/19/01     NAP     04/01/11
    117     Telephone Road Plaza                         0.1400%  Fixed    Actual/360    Balloon     06/09/00     NAP     07/01/10


    124     Washington Corners                           0.1400%  Fixed    Actual/360    Balloon     01/09/01     NAP     02/01/11
    125     Parkwood Plaza Shopping Center               0.1400%  Fixed    Actual/360    Balloon     01/10/01     NAP     02/01/11


    127     Quail Run                                    0.1900%  Fixed    Actual/360    Balloon     03/30/01     NAP     04/01/11
    133     Vineyard Shopping Center                     0.1300%  Fixed    Actual/360    Balloon     03/01/01     NAP     04/01/11
    135     Westfield Stop & Shop                        0.2100%  Fixed    Actual/360    Balloon     12/28/00     NAP     01/01/11
    136     La Paz Shopping Center                       0.1400%  Fixed    Actual/360    Balloon     01/08/01     NAP     02/01/11
    137     Midway Plaza                                 0.1400%  Fixed    Actual/360    Balloon     02/28/01     NAP     03/01/11

    138     4455-4461 West Vine Street                   0.1400%  Fixed    Actual/360    Balloon     02/28/01     NAP     03/01/11
    139     6600-6602 International Drive                0.1400%  Fixed    Actual/360    Balloon     02/28/01     NAP     03/01/11
    140     390 North Moorpark Road                      0.1400%  Fixed    Actual/360    Balloon     03/20/01     NAP     04/01/11
    147     125 Middlesex Turnpike                       0.1400%  Fixed    Actual/360    Balloon     01/11/01     NAP     02/01/08
    152     1212 Boston Post Road                        0.1400%  Fixed    Actual/360    Balloon     03/02/00     NAP     04/01/10
    162     Candlewood Suites - Dallas Market Center     0.1300%  Fixed    Actual/360    Balloon     11/29/00     NAP     12/01/10
    166     Mountain View Plaza                          0.1400%  Fixed    Actual/360   IO/Balloon   11/14/00     NAP     12/01/10
    167     Crowne Plaza Dayton                          0.1400%  Fixed    Actual/360    Balloon     02/28/01     NAP     03/01/11
    172     Century Office Building                      0.1900%  Fixed    Actual/360    Balloon     04/18/01     NAP     05/01/11
    174     EXECUCENTER                                  0.1400%  Fixed    Actual/360    Balloon     03/12/01     NAP     04/01/11
    189     North Melrose Self Storage                   0.1300%  Fixed    Actual/360    Balloon     03/15/01     NAP     04/01/11
    190     Menlo Office Buildings                       0.1300%  Fixed    Actual/360    Balloon     09/29/00     NAP     10/01/10
    198     645-655 Massachusetts Avenue,                0.1400%  Fixed    Actual/360    Balloon     12/20/00     NAP     01/01/11
            10-50 Prospect Street, and
            112-116 Bishop Allen Drive

    199     Gateway Business Park Building D             0.1400%  Fixed    Actual/360    Balloon     02/22/01     NAP     03/01/11
    204     Cherry Creek 24 Hour Fitness Facility        0.1400%  Fixed    Actual/360    Balloon     09/22/00     NAP     10/01/10
    205     Raymour & Flanigan Shopping Center           0.1300%  Fixed    Actual/360    Balloon     03/19/01     NAP     04/01/11
    206     33 Las Colinas Lane                          0.1400%  Fixed    Actual/360    Balloon     12/19/00     NAP     01/01/11
    208     4015 Medina Road                             0.1400%  Fixed    Actual/360    Balloon     01/31/00     NAP     03/01/10
    210     7930 Belt Line Road                          0.1400%  Fixed    Actual/360    Balloon     10/02/00     NAP     11/01/10
    214     Ramada Limited - Northville                  0.1900%  Fixed    Actual/360    Balloon     09/28/00     NAP     10/01/10
    220     Summit Square Shopping Center                0.1400%  Fixed    Actual/360    Balloon     12/28/00     NAP     01/01/11

    222     Livermore Gateway Business Park              0.1400%  Fixed    Actual/360    Balloon     02/22/01     NAP     03/01/11
    223     668 Stillwater Avenue                        0.1400%  Fixed    Actual/360    Balloon     02/20/01     NAP     03/01/11
    224     Charleston Buffalo Plaza                     0.1400%  Fixed    Actual/360    Balloon     11/27/00     NAP     12/01/10
    227     5705 Johnston Street                         0.1400%  Fixed    Actual/360    Balloon     03/22/01     NAP     04/01/11
    228     11114-11120 West Broad Street                0.1400%  Fixed    Actual/360    Balloon     01/30/01     NAP     03/01/11
    231     372 West Ontario Building                    0.1400%  Fixed    Actual/360    Balloon     12/06/00     NAP     01/01/11
    233     Eckerd Drugstore                             0.1400%  Fixed    Actual/360    Balloon     02/16/01     NAP     03/01/11
    234     Eckerd Waldorf                               0.1400%  Fixed    Actual/360    Balloon     03/28/01     NAP     04/01/11
    235     1000 North Jefferson Street                  0.1400%  Fixed    Actual/360    Balloon     02/01/01     NAP     03/01/11
    237     7537 West Thomas Road                        0.1400%  Fixed    Actual/360    Balloon     12/15/00     NAP     01/01/11
    243     100 DeVilbiss Drive                          0.1400%  Fixed    Actual/360    Balloon     01/11/01     NAP     02/01/11
    244     Palm Crest Apartments                        0.1400%  Fixed    Actual/360    Balloon     03/23/01     NAP     04/01/11
------------------------------------------------------------------------------------------------------------------------------------
    245     Newton & Wellesley Portfolio                 0.1400%  Fixed    Actual/360    Balloon     12/20/00     NAP     01/01/11
   245a     571 Washington Street

   245b     739 Beacon Street
------------------------------------------------------------------------------------------------------------------------------------
    248     1516 East Bethany Home Road                  0.1400%  Fixed    Actual/360    Balloon     11/27/00     NAP     12/01/10
    249     Wynnton Apartments                           0.1400%  Fixed    Actual/360    Balloon     10/16/00     NAP     11/01/10
    250     AA Access Self Storage                       0.1400%  Fixed    Actual/360    Balloon     01/08/01     NAP     02/01/11
    254     Ashley Diane and Woodlawn Apartments         0.1400%  Fixed    Actual/360    Balloon     01/30/01     NAP     02/01/11
    258     2980 Northwest 74th Avenue                   0.1400%  Fixed    Actual/360    Balloon     12/04/00     NAP     01/01/11
    259     Baumann Industrial Plaza                     0.1400%  Fixed    Actual/360    Balloon     01/10/01     NAP     02/01/11
    261     San Jacinto Manor                            0.1400%  Fixed    Actual/360    Balloon     07/30/99     NAP     08/01/09
    263     Lamps Plus                                   0.1300%  Fixed    Actual/360    Balloon     02/01/01     NAP     03/01/11
    267     5th Street Center                            0.1400%  Fixed    Actual/360    Balloon     12/21/00     NAP     01/01/11
    269     4101 Calloway Drive                          0.1400%  Fixed    Actual/360      ARD       03/09/01  04/01/11   01/01/16
    272     Market Street Apartments                     0.1400%  Fixed    Actual/360    Balloon     03/22/01     NAP     04/01/11

                  EXHIBIT B-1B SCHEDULE OF GCFP MORTGAGE LOANS

                                                                                  STATED  CALCULATED                  STATED
                                                                       ORIGINAL  ORIGINAL  ORIGINAL    REMAIN-      REMAINING
                                                                       TERM TO    AMORT-    AMORT-   ING TERM TO      AMORT-
                                                        MONTHLY DEBT  MATURITY/  IZATION   IZATION    MATURITY/      IZATION
CONTROL                                                   SERVICE         ARD      TERM      TERM        ARD          TERM
 NUMBER       LOAN / PROPERTY NAME                        PAYMENT      (MONTHS)  (MONTHS)  (MONTHS)    (MONTHS)      (MONTHS)
   102    Van Ness Post Centre                             131,073.87    120      360      360           118            358
   103    90 William Street                                139,063.36    120      360      360           113            353
   104    Ironwood Apartments                              120,135.96    120      360      360           115            355
   106    Union Square Marketplace Shopping Center         108,714.45    120      360      360           115            355
   107    Sterling Plaza Shopping Center                   107,511.52    120      360      360           117            357
   108    Metro Park                                       105,947.67    120      360      360           115            355
   111    Greenhouse Marketplace Shopping Center            93,195.15    120      360      360           117            357
   117    Telephone Road Plaza                              89,358.36    120      360      360           108            348


   124    Washington Corners                                62,386.25    120      360      360           115            355
   125    Parkwood Plaza Shopping Center                    65,172.75    120      360      360           115            355


   127    Quail Run                                         61,462.01    120      360      360           117            357
   133    Vineyard Shopping Center                          58,563.75    120      360      360           117            357
   135    Westfield Stop & Shop                             61,636.22    120      360      360           114            354
   136    La Paz Shopping Center                            56,620.63    120      360      360           115            355
   137    Midway Plaza                                      41,390.62    120      360      360           116            356

   138    4455-4461 West Vine Street                         9,896.17    120      360      360           116            356
   139    6600-6602 International Drive                      8,716.50    120      360      360           116            356
   140    390 North Moorpark Road                           55,329.32    120      360      360           117            357
   147    125 Middlesex Turnpike                            51,668.11    84       360      360           79             355
   152    1212 Boston Post Road                             53,985.16    120      360      360           105            345
   162    Candlewood Suites - Dallas Market Center          51,190.98    120      300      300           113            293
   166    Mountain View Plaza                             44,048.74 (a)  120      360      360           113            360
   167    Crowne Plaza Dayton                               47,472.58    120      300      300           116            296
   172    Century Office Building                           38,645.28    120      360      360           118            358
   174    EXECUCENTER                                       37,949.66    120      360      360           117            357
   189    North Melrose Self Storage                        31,006.83    120      360      360           117            357
   190    Menlo Office Buildings                            33,086.67    120      360      360           111            351
   198    645-655 Massachusetts Avenue,                     28,963.15    120      360      360           114            354
          10-50 Prospect Street, and
          112-116 Bishop Allen Drive

   199    Gateway Business Park Building D                  28,297.94    120      360      360           116            356
   204    Cherry Creek 24 Hour Fitness Facility             29,650.69    120      360      360           111            351
   205    Raymour & Flanigan Shopping Center                25,785.41    120      360      360           117            357
   206    33 Las Colinas Lane                               26,150.20    120      360      360           114            354
   208    4015 Medina Road                                  26,970.04    120      360      360           104            344
   210    7930 Belt Line Road                               26,048.68    120      360      360           112            352
   214    Ramada Limited - Northville                       29,125.22    120      300      300           111            291
   220    Summit Square Shopping Center                     23,305.86    120      360      360           114            354

   222    Livermore Gateway Business Park                   23,419.26    120      360      360           116            356
   223    668 Stillwater Avenue                             21,923.53    120      360      360           116            356
   224    Charleston Buffalo Plaza                          22,285.42    120      360      360           113            353
   227    5705 Johnston Street                              20,569.75    120      360      360           117            357
   228    11114-11120 West Broad Street                     20,768.41    120      360      360           116            356
   231    372 West Ontario Building                         20,378.37    120      360      360           114            354
   233    Eckerd Drugstore                                  20,679.83    120      300      300           116            296
   234    Eckerd Waldorf                                    19,190.53    120      360      360           117            357
   235    1000 North Jefferson Street                       19,055.11    120      360      360           116            356
   237    7537 West Thomas Road                             18,110.45    120      360      360           114            354
   243    100 DeVilbiss Drive                               15,473.21    120      360      360           115            355
   244    Palm Crest Apartments                             14,675.40    120      360      360           117            357
-------------------------------------------------------------------------------------------------------------------------------
   245    Newton & Wellesley Portfolio                      14,834.79    120      360      360           114            354
  245a    571 Washington Street

  245b    739 Beacon Street
-------------------------------------------------------------------------------------------------------------------------------
   248    1516 East Bethany Home Road                       15,476.09    120      300      300           113            293
   249    Wynnton Apartments                                13,657.09    120      360      360           112            352
   250    AA Access Self Storage                            13,264.68    120      360      360           115            355
   254    Ashley Diane and Woodlawn Apartments              12,142.42    120      360      360           115            355
   258    2980 Northwest 74th Avenue                        10,978.61    120      300      300           114            294
   259    Baumann Industrial Plaza                          10,389.80    120      300      300           115            295
   261    San Jacinto Manor                                 11,080.60    120      300      300           97             277
   263    Lamps Plus                                         9,286.42    120      360      360           116            356
   267    5th Street Center                                  9,651.11    120      300      300           114            294
   269    4101 Calloway Drive                                9,311.40    120      246      246           117            243
   272    Market Street Apartments                           6,553.32    120      360      360           117            357


                                                        CALCULATED
                                                        REMAINING
                                                          AMORT-
                                                         IZATION           CUT-OFF DATE
CONTROL                                                    TERM              PRINCIPAL     LOAN BALANCE AT
 NUMBER       LOAN / PROPERTY NAME                       (MONTHS)             BALANCE       MATURITY / ARD
   102    Van Ness Post Centre                             358             19,074,366.23   16,794,286.51
   103    90 William Street                                353             18,720,067.88   16,842,879.78
   104    Ironwood Apartments                              355             17,233,985.37   15,248,072.26
   106    Union Square Marketplace Shopping Center         355             15,936,243.71   14,023,407.60
   107    Sterling Plaza Shopping Center                   357             15,567,216.20   13,730,223.70
   108    Metro Park                                       355             15,438,959.72   13,606,146.76
   111    Greenhouse Marketplace Shopping Center           357             13,471,740.81   11,887,078.94
   117    Telephone Road Plaza                             348             11,331,899.58   10,363,445.08


   124    Washington Corners                               355              9,163,195.99    8,059,296.75
   125    Parkwood Plaza Shopping Center                   355              9,116,838.15    8,116,987.59


   127    Quail Run                                        357              9,079,963.46    7,967,437.84
   133    Vineyard Shopping Center                         357              8,432,475.18    7,448,005.89
   135    Westfield Stop & Shop                            354              8,367,486.86    7,508,971.74
   136    La Paz Shopping Center                           355              8,267,185.20    7,282,135.42
   137    Midway Plaza                                     356              5,670,873.64    5,074,477.44

   138    4455-4461 West Vine Street                       356              1,355,861.61    1,213,268.64
   139    6600-6602 International Drive                    356              1,194,235.69    1,068,639.51
   140    390 North Moorpark Road                          357              8,173,962.70    7,172,444.64
   147    125 Middlesex Turnpike                           355              7,347,354.24    6,843,688.22
   152    1212 Boston Post Road                            345              6,871,370.89    6,286,184.09
   162    Candlewood Suites - Dallas Market Center         293              6,064,169.12    5,167,406.51
   166    Mountain View Plaza                              360              6,026,000.00    5,556,763.91
   167    Crowne Plaza Dayton                              296              5,999,230.57    4,999,500.61
   172    Century Office Building                          358              5,493,053.08    4,865,581.00
   174    EXECUCENTER                                      357              5,488,473.65    4,842,266.17
   189    North Melrose Self Storage                       357              4,391,230.10    3,894,874.05
   190    Menlo Office Buildings                           351              4,377,223.96    3,958,299.24
   198    645-655 Massachusetts Avenue,                    354              4,082,706.50    3,630,151.63
          10-50 Prospect Street, and
          112-116 Bishop Allen Drive

   199    Gateway Business Park Building D                 356              4,056,394.56    3,588,958.28
   204    Cherry Creek 24 Hour Fitness Facility            351              3,782,203.72    3,449,690.23
   205    Raymour & Flanigan Shopping Center               357              3,742,077.27    3,298,593.73
   206    33 Las Colinas Lane                              354              3,684,410.44    3,276,395.21
   208    4015 Medina Road                                 344              3,518,889.74    3,202,852.60
   210    7930 Belt Line Road                              352              3,482,957.04    3,139,967.80
   214    Ramada Limited - Northville                      291              3,398,169.61    2,912,915.74
   220    Summit Square Shopping Center                    354              3,236,743.51    2,888,534.87

   222    Livermore Gateway Business Park                  356              3,205,599.67    2,869,144.79
   223    668 Stillwater Avenue                            356              3,067,477.69    2,730,565.47
   224    Charleston Buffalo Plaza                         353              2,987,380.04    2,690,540.03
   227    5705 Johnston Street                             357              2,944,465.69    2,604,583.15
   228    11114-11120 West Broad Street                    356              2,942,538.22    2,611,124.98
   231    372 West Ontario Building                        354              2,838,299.21    2,531,170.12
   233    Eckerd Drugstore                                 296              2,715,236.24    2,234,364.87
   234    Eckerd Waldorf                                   357              2,704,661.81    2,401,873.50
   235    1000 North Jefferson Street                      356              2,697,177.88    2,393,980.64
   237    7537 West Thomas Road                            354              2,568,964.59    2,280,652.26
   243    100 DeVilbiss Drive                              355              2,191,818.20    1,945,376.44
   244    Palm Crest Apartments                            357              2,170,200.13    1,903,808.81
---------------------------------------------------------------------------------------------------------
   245    Newton & Wellesley Portfolio                     354              2,091,142.32    1,859,344.90
  245a    571 Washington Street

  245b    739 Beacon Street
---------------------------------------------------------------------------------------------------------
   248    1516 East Bethany Home Road                      293              1,985,964.18    1,649,474.55
   249    Wynnton Apartments                               352              1,899,761.39    1,696,401.19
   250    AA Access Self Storage                           355              1,868,109.39    1,660,457.41
   254    Ashley Diane and Woodlawn Apartments             355              1,683,983.81    1,502,496.31
   258    2980 Northwest 74th Avenue                       294              1,411,236.71    1,170,534.39
   259    Baumann Industrial Plaza                         295              1,382,133.00    1,132,648.52
   261    San Jacinto Manor                                277              1,322,153.89    1,136,147.64
   263    Lamps Plus                                       356              1,296,836.29    1,154,955.36
   267    5th Street Center                                294              1,261,891.05    1,040,858.43
   269    4101 Calloway Drive                              243              1,109,888.82      806,299.73
   272    Market Street Apartments                         357                938,077.52      829,793.99

                  EXHIBIT B-1B SCHEDULE OF GCFP MORTGAGE LOANS

                                                                                                                 PREPAYMENT
                                                           DEFEASE-    DEFEASE-   YIELD MAINTEN- YIELD MAINTEN-   PENALTY
CONTROL                                                   ANCE START  ANCE END     ANCE PERIOD     ANCE PERIOD     START
 NUMBER          LOAN / PROPERTY NAME                        DATE        DATE       START DATE      END DATE       DATE
   102    Van Ness Post Centre                             08/01/03    01/31/11         NAP          NAP           NAP
   103    90 William Street                                  NAP          NAP         12/01/02     08/31/10        NAP
   104    Ironwood Apartments                              08/01/03    10/31/10         NAP          NAP           NAP
   106    Union Square Marketplace Shopping Center         08/01/03    10/31/10         NAP          NAP           NAP
   107    Sterling Plaza Shopping Center                   08/01/03    12/31/10         NAP          NAP           NAP
   108    Metro Park                                       08/01/03    10/31/10         NAP          NAP           NAP
   111    Greenhouse Marketplace Shopping Center           08/01/03    12/31/10         NAP          NAP           NAP
   117    Telephone Road Plaza                             08/01/03    03/31/10         NAP          NAP           NAP


   124    Washington Corners                               08/01/03    10/31/10         NAP          NAP           NAP
   125    Parkwood Plaza Shopping Center                   08/01/03    10/31/10         NAP          NAP           NAP


   127    Quail Run                                        08/01/03    12/31/10         NAP          NAP           NAP
   133    Vineyard Shopping Center                         08/01/03    12/31/10         NAP          NAP           NAP
   135    Westfield Stop & Shop                            08/01/03    09/30/10         NAP          NAP           NAP
   136    La Paz Shopping Center                           08/01/03    07/31/10         NAP          NAP           NAP
   137    Midway Plaza                                     08/01/03    11/30/10         NAP          NAP           NAP

   138    4455-4461 West Vine Street                       08/01/03    11/30/10         NAP          NAP           NAP
   139    6600-6602 International Drive                    08/01/03    11/30/10         NAP          NAP           NAP
   140    390 North Moorpark Road                            NAP          NAP         04/01/06     09/30/10        NAP
   147    125 Middlesex Turnpike                             NAP          NAP         02/01/06     10/31/07        NAP
   152    1212 Boston Post Road                            08/01/03    12/31/09         NAP          NAP           NAP
   162    Candlewood Suites - Dallas Market Center         08/01/03    08/31/10         NAP          NAP           NAP
   166    Mountain View Plaza                              08/01/03    08/31/10         NAP          NAP           NAP
   167    Crowne Plaza Dayton                              08/01/03    11/30/10         NAP          NAP           NAP
   172    Century Office Building                          08/01/03    01/31/11         NAP          NAP           NAP
   174    EXECUCENTER                                      08/01/03    09/30/10         NAP          NAP           NAP
   189    North Melrose Self Storage                       08/01/03    12/31/10         NAP          NAP           NAP
   190    Menlo Office Buildings                           08/01/03    06/30/10         NAP          NAP           NAP
   198    645-655 Massachusetts Avenue,                    08/01/03    09/30/10         NAP          NAP           NAP
          10-50 Prospect Street, and
          112-116 Bishop Allen Drive

   199    Gateway Business Park Building D                 08/01/03    11/30/10         NAP          NAP           NAP
   204    Cherry Creek 24 Hour Fitness Facility            08/01/03    06/30/10         NAP          NAP           NAP
   205    Raymour & Flanigan Shopping Center               08/01/03    12/31/10         NAP          NAP           NAP
   206    33 Las Colinas Lane                              08/01/03    09/30/10         NAP          NAP           NAP
   208    4015 Medina Road                                 08/01/03    11/30/09         NAP          NAP           NAP
   210    7930 Belt Line Road                                NAP          NAP         11/01/05     07/31/10        NAP
   214    Ramada Limited - Northville                      08/01/03    06/30/10         NAP          NAP           NAP
   220    Summit Square Shopping Center                    08/01/03    09/30/10         NAP          NAP           NAP

   222    Livermore Gateway Business Park                    NAP          NAP         04/01/01     02/28/06     03/01/06
   223    668 Stillwater Avenue                            08/01/03    11/30/10         NAP          NAP           NAP
   224    Charleston Buffalo Plaza                         08/01/03    08/31/10         NAP          NAP           NAP
   227    5705 Johnston Street                             08/01/03    12/31/10         NAP          NAP           NAP
   228    11114-11120 West Broad Street                    08/01/03    11/30/10         NAP          NAP           NAP
   231    372 West Ontario Building                        08/01/03    09/30/10         NAP          NAP           NAP
   233    Eckerd Drugstore                                 08/01/03    11/30/10         NAP          NAP           NAP
   234    Eckerd Waldorf                                   08/01/03    12/31/10         NAP          NAP           NAP
   235    1000 North Jefferson Street                        NAP          NAP         03/01/06     11/30/10        NAP
   237    7537 West Thomas Road                              NAP          NAP         01/01/06     09/30/10        NAP
   243    100 DeVilbiss Drive                              08/01/03    10/31/10         NAP          NAP           NAP
   244    Palm Crest Apartments                            08/01/03    12/31/10         NAP          NAP           NAP
----------------------------------------------------------------------------------------------------------------------------
   245    Newton & Wellesley Portfolio                     08/01/03    09/30/10         NAP          NAP           NAP

  245a    571 Washington Street
  245b    739 Beacon Street
----------------------------------------------------------------------------------------------------------------------------
   248    1516 East Bethany Home Road                      08/01/03    08/31/10         NAP          NAP           NAP
   249    Wynnton Apartments                               08/01/03    04/30/10         NAP          NAP           NAP
   250    AA Access Self Storage                           08/01/03    10/31/10         NAP          NAP           NAP
   254    Ashley Diane and Woodlawn Apartments             08/01/03    10/31/10         NAP          NAP           NAP
   258    2980 Northwest 74th Avenue                       08/01/03    09/30/10         NAP          NAP           NAP
   259    Baumann Industrial Plaza                         08/01/03    10/31/10         NAP          NAP           NAP
   261    San Jacinto Manor                                08/01/03    04/30/09         NAP          NAP           NAP
   263    Lamps Plus                                       08/01/03    11/30/10         NAP          NAP           NAP
   267    5th Street Center                                08/01/03    09/30/10         NAP          NAP           NAP
   269    4101 Calloway Drive                                NAP          NAP         04/01/06     12/31/10        NAP
   272    Market Street Apartments                         08/01/03    12/31/10         NAP          NAP           NAP


                                                                                                        YIELD
                                                                                                     MAINTENANCE
                                                                                                      INTEREST
                                                      PREPAYMENT      YIELD          YIELD              RATE             YIELD
                                                       PENALTY     MAINTENANCE    MAINTENANCE       CONVERTED TO      MAINTENANCE
CONTROL                                                  END       CALCULATION     INTEREST            MONTHLY       INTEREST RATE
 NUMBER          LOAN / PROPERTY NAME                   DATE          METHOD         RATE           MORTGAGE RATE    REFERENCE DATE
   102    Van Ness Post Centre                             NAP           NAP             NAP             NAP              NAP
   103    90 William Street                                NAP         Type 1       Treasury Flat        Yes           Maturity
   104    Ironwood Apartments                              NAP           NAP             NAP             NAP              NAP
   106    Union Square Marketplace Shopping Center         NAP           NAP             NAP             NAP              NAP
   107    Sterling Plaza Shopping Center                   NAP           NAP             NAP             NAP              NAP
   108    Metro Park                                       NAP           NAP             NAP             NAP              NAP
   111    Greenhouse Marketplace Shopping Center           NAP           NAP             NAP             NAP              NAP
   117    Telephone Road Plaza                             NAP           NAP             NAP             NAP              NAP


   124    Washington Corners                               NAP           NAP             NAP             NAP              NAP
   125    Parkwood Plaza Shopping Center                   NAP           NAP             NAP             NAP              NAP


   127    Quail Run                                        NAP           NAP             NAP             NAP              NAP
   133    Vineyard Shopping Center                         NAP           NAP             NAP             NAP              NAP
   135    Westfield Stop & Shop                            NAP           NAP             NAP             NAP              NAP
   136    La Paz Shopping Center                           NAP           NAP             NAP             NAP              NAP
   137    Midway Plaza                                     NAP           NAP             NAP             NAP              NAP

   138    4455-4461 West Vine Street                       NAP           NAP             NAP             NAP              NAP
   139    6600-6602 International Drive                    NAP           NAP             NAP             NAP              NAP
   140    390 North Moorpark Road                          NAP         Type 1       Treasury Flat        Yes           Maturity
   147    125 Middlesex Turnpike                           NAP         Type 1       Treasury Flat        Yes           Maturity
   152    1212 Boston Post Road                            NAP           NAP             NAP             NAP              NAP
   162    Candlewood Suites - Dallas Market Center         NAP           NAP             NAP             NAP              NAP
   166    Mountain View Plaza                              NAP           NAP             NAP             NAP              NAP
   167    Crowne Plaza Dayton                              NAP           NAP             NAP             NAP              NAP
   172    Century Office Building                          NAP           NAP             NAP             NAP              NAP
   174    EXECUCENTER                                      NAP           NAP             NAP             NAP              NAP
   189    North Melrose Self Storage                       NAP           NAP             NAP             NAP              NAP
   190    Menlo Office Buildings                           NAP           NAP             NAP             NAP              NAP
   198    645-655 Massachusetts Avenue,                    NAP           NAP             NAP             NAP              NAP
          10-50 Prospect Street, and
          112-116 Bishop Allen Drive

   199    Gateway Business Park Building D                 NAP           NAP             NAP             NAP              NAP
   204    Cherry Creek 24 Hour Fitness Facility            NAP           NAP             NAP             NAP              NAP
   205    Raymour & Flanigan Shopping Center               NAP           NAP             NAP             NAP              NAP
   206    33 Las Colinas Lane                              NAP           NAP             NAP             NAP              NAP
   208    4015 Medina Road                                 NAP           NAP             NAP             NAP              NAP
   210    7930 Belt Line Road                              NAP         Type 1       Treasury Flat        Yes           Maturity
   214    Ramada Limited - Northville                      NAP           NAP             NAP             NAP              NAP
   220    Summit Square Shopping Center                    NAP           NAP             NAP             NAP              NAP

   222    Livermore Gateway Business Park                11/30/10      Type 1       Treasury Flat        No            Maturity
   223    668 Stillwater Avenue                            NAP           NAP             NAP             NAP              NAP
   224    Charleston Buffalo Plaza                         NAP           NAP             NAP             NAP              NAP
   227    5705 Johnston Street                             NAP           NAP             NAP             NAP              NAP
   228    11114-11120 West Broad Street                    NAP           NAP             NAP             NAP              NAP
   231    372 West Ontario Building                        NAP           NAP             NAP             NAP              NAP
   233    Eckerd Drugstore                                 NAP           NAP             NAP             NAP              NAP
   234    Eckerd Waldorf                                   NAP           NAP             NAP             NAP              NAP
   235    1000 North Jefferson Street                      NAP         Type 1       Treasury Flat        Yes           Maturity
   237    7537 West Thomas Road                            NAP         Type 1       Treasury Flat        Yes           Maturity
   243    100 DeVilbiss Drive                              NAP           NAP             NAP             NAP              NAP
   244    Palm Crest Apartments                            NAP           NAP             NAP             NAP              NAP
-----------------------------------------------------------------------------------------------------------------------------------
   245    Newton & Wellesley Portfolio                     NAP           NAP             NAP             NAP              NAP

  245a    571 Washington Street
  245b    739 Beacon Street
-----------------------------------------------------------------------------------------------------------------------------------
   248    1516 East Bethany Home Road                      NAP           NAP             NAP             NAP              NAP
   249    Wynnton Apartments                               NAP           NAP             NAP             NAP              NAP
   250    AA Access Self Storage                           NAP           NAP             NAP             NAP              NAP
   254    Ashley Diane and Woodlawn Apartments             NAP           NAP             NAP             NAP              NAP
   258    2980 Northwest 74th Avenue                       NAP           NAP             NAP             NAP              NAP
   259    Baumann Industrial Plaza                         NAP           NAP             NAP             NAP              NAP
   261    San Jacinto Manor                                NAP           NAP             NAP             NAP              NAP
   263    Lamps Plus                                       NAP           NAP             NAP             NAP              NAP
   267    5th Street Center                                NAP           NAP             NAP             NAP              NAP
   269    4101 Calloway Drive                              NAP         Type 1       Treasury Flat        Yes           Maturity
   272    Market Street Apartments                         NAP           NAP             NAP             NAP              NAP

                                  EXHIBIT B-1C

                         SCHEDULE OF AMCC MORTGAGE LOANS




                            [See Attached Schedule]



                                     B-1C-1

                  EXHIBIT B-1C SCHEDULE OF AMCC MORTGAGE LOANS


 CONTROL
 NUMBER        LOAN / PROPERTY NAME               LOAN NUMBER   ORIGINATOR        PROPERTY ADDRESS                  CITY
   105    Savi Ranch Center                       010-00000684     AMCC    23021-23060 Savi Ranch Parkway,        Yorba Linda
                                                                           23030 & 23040 East Park Drive
   110    400 Valley Road                         010-00000672     AMCC    400 Valley Road                        Mount Arlington
   112    Dry Creek Medical Office Building       010-00000701     AMCC    7470 & 7450 South Havana Street        Englewood
   114    Fenton Marketplace                      010-00000690     AMCC    2169, 2245, 2307, 2401, 2431, 2441     San Diego
                                                                           Fenton Parkway, 2408 & 2482
                                                                           Northside Drive
   122    Tucker Pointe Townhomes                 010-00000679     AMCC    3001-3217 23rd Avenue Southwest        Fargo
   153    Savon Drug & Office Depot               010-00000660     AMCC    6235 & 6265 El Cajon Boulevard         San Diego
   155    Hacienda Vallecitos Senior              010-00000702     AMCC    736 Center Drive                       San Marcos
          Apartments
   158    Downtowner Office Building              010-00000655     AMCC    1087 Downtowner Boulevard              Mobile
   176    Gart Sports                             010-00000599     AMCC    7848 East County Line Road             Littleton
   177    Park Place Apartments                   010-00000676     AMCC    2900 Colerain Road                     St. Mary's
   178    Hilby Station Apartments                010-00000677     AMCC    5317 South Palouse Highway             Spokane
   182    Rivercrest Apartments                   010-00000671     AMCC    3123 Northeast 29th Street             Gresham
   184    Cascade Woods Apartments                020-00000070     AMCC    18607 Southwest Mapleoak Lane          Aloha
   187    Best Buy - Jacksonville                 010-00000578     AMCC    9355 Atlantic Boulevard                Jacksonville
   191    Amber Fields Apartments                 010-00000694     AMCC    4884, 4936, 5024 & 5200 21st Avenue    Fargo
                                                                           Southwest
   192    Reservoir Distribution Center           010-00000658     AMCC    1335 Philadelphia Street               Pomona
   193    Rancho San Diego Business Park          010-00000691     AMCC    2701-2709 Via Orange Way               Spring Valley
   196    Sandia Plaza                            010-00000539     AMCC    3301 Juan Tabo Boulevard Northeast     Albuquerque
   201    1400 Manhattan Warehouse Building       010-00000668     AMCC    1400-1420 Manhattan Avenue             Fullerton
   211    Hempstead Distribution Center           010-00000662     AMCC    8017 Pinemont Drive                    Houston
   219    Center Trust Building                   010-00000632     AMCC    3500 North Sepulveda Boulevard         Manhattan Beach
   226    Boise Cascade Building                  010-00000696     AMCC    306 Center Square Road                 Logan Township
   238    East Valley (aka Greenfield)            010-00000605     AMCC    4111 East Valley Auto Drive            Mesa
          Business Center
   239    Lanier Commons Shopping Center          010-00000678     AMCC    2888 Browns Bridge Road                Gainesville
   240    Shawnee Medical Office                  010-00000586     AMCC    3700 North Kickapoo Street             Shawnee
   241    Stanwood/Camano Village                 010-00000683     AMCC    7202, 7204, 7206, 7208-267th Street    Stanwood
          Professional Center                                              Northwest
   242    Office Depot                            010-00000666     AMCC    1053 Emerald Bay Road                  South Lake Tahoe
   246    Shelton Park Apartments                 010-00000667     AMCC    194 Shelton Road                       Madison
   251    80 Smith Street                         010-00000661     AMCC    80 Smith Street                        Farmingdale
   255    Orangewood Industrial                   010-00000622     AMCC    2163-2165 South Dupont Drive           Anaheim
   256    Trace Creek Shopping Center             010-00000663     AMCC    8157-8171 State Highway 100            Nashville
   257    19 Industrial Avenue                    010-00000336     AMCC    19 Industrial Avenue                   Mahwah
   260    Randall Ridge Apartments                010-00000305     AMCC    583-589 West Randall Street            Coopersville
   262    Maywood Retail Center                   010-00000700     AMCC    5800-5818 Atlantic Boulevard &         Maywood
                                                                           4505-4509 East Slauson Avenue
   264    Jackson Square Apartments               010-00000669     AMCC    4110 Triana Boulevard                  Huntsville
   265    Comcast Facility                        010-00000643     AMCC    2323 Thompson Way                      Santa Maria
   266    Montlimar Square Office Building        010-00000656     AMCC    1015 Montlimar Drive                   Mobile
   268    Grant Road Place                        010-00000433     AMCC    5625-5679 East Grant Road              Tucson
   270    2201-2221 Hillside Avenue               010-00000344     AMCC    2201-2221 Hillside Avenue              New Hyde Park
   271    10200 Riverside Drive Office Building   010-00000346     AMCC    10200 Riverside Drive                  Toluca Lake
   273    Exxon/ IHOP                             010-00000324     AMCC    98 & 5225 Jericho Turnpike             Jericho
   274    Glenwood Plaza                          010-00000345     AMCC    3232-3248 Glenview Road                Glenview
   275    Oceanside Industrial                    010-00000317     AMCC    98-112 Mott Street                     Oceanside
   276    Jewell Street Apartments                010-00000328     AMCC    4640 Jewell Street                     Pacific Beach
   277    Yellowstone Shopping Center             020-00000050     AMCC    773-777 Yellowstone Avenue             Pocatello
   278    Panther Square                          020-00000046     AMCC    723 Avenue D                           Snohomish
   279    Goose Creek Shopping Center             010-00000274     AMCC    205 St. James Avenue                   Goose Creek
   280    La Sabre Apartments                     010-00000372     AMCC    6171 East Bellevue Avenue              Tucson
   281    Forrest Court Apartments                010-00000248     AMCC    827 Forrest Drive                      Newport News
   282    Hampton Court Apartments                020-00000058     AMCC    20600 60th Avenue West                 Lynnwood
   283    Sierra Vista CSK Store                  010-00000508     AMCC    1725 East Fry Boulevard                Sierra Vista


                                                                                     PROPERTY
 CONTROL                                                                   PROPERTY  SIZE UNIT
 NUMBER          LOAN / PROPERTY NAME               STATE    ZIP CODE        SIZE      TYPE
   105      Savi Ranch Center                        CA       92887         150,810    SF

   110      400 Valley Road                          NJ       07856         130,447    SF
   112      Dry Creek Medical Office Building        CO       80112          77,419    SF
   114      Fenton Marketplace                       CA       92108          50,388    SF


   122      Tucker Pointe Townhomes                  ND       58103             141   Units
   153      Savon Drug & Office Depot                CA       92115          42,851    SF
   155      Hacienda Vallecitos Senior               CA       92069             104   Units
            Apartments
   158      Downtowner Office Building               AL       36609          53,800    SF
   176      Gart Sports                              CO       80124          60,591    SF
   177      Park Place Apartments                    GA       31558             200   Units
   178      Hilby Station Apartments                 WA       99223             117   Units
   182      Rivercrest Apartments                    OR       97030              94   Units
   184      Cascade Woods Apartments                 OR       97006              92   Units
   187      Best Buy - Jacksonville                  FL       32225          45,914    SF
   191      Amber Fields Apartments                  ND       58103             108   Units

   192      Reservoir Distribution Center            CA       91766         110,250    SF
   193      Rancho San Diego Business Park           CA       91978          83,595    SF
   196      Sandia Plaza                             NM       87111          68,418    SF
   201      1400 Manhattan Warehouse Building        CA       92831          91,118    SF
   211      Hempstead Distribution Center            TX       77040         111,197    SF
   219      Center Trust Building                    CA       90266          19,560    SF
   226      Boise Cascade Building                   NJ       08085         125,496    SF
   238      East Valley (aka Greenfield)             AZ       85206          24,744    SF
            Business Center
   239      Lanier Commons Shopping Center           GA       30502          52,440    SF
   240      Shawnee Medical Office                   OK       74804          26,642    SF
   241      Stanwood/Camano Village                  WA       98292          21,000    SF
            Professional Center
   242      Office Depot                             CA       96150          18,009    SF
   246      Shelton Park Apartments                  AL       35758             100   Units
   251      80 Smith Street                          NY       11735          40,310    SF
   255      Orangewood Industrial                    CA       92806          37,276    SF
   256      Trace Creek Shopping Center              TN       37221          11,200    SF
   257      19 Industrial Avenue                     NJ       07430          50,765    SF
   260      Randall Ridge Apartments                 MI       49404              48   Units
   262      Maywood Retail Center                    CA       90270          21,745    SF

   264      Jackson Square Apartments                AL       35805             104   Units
   265      Comcast Facility                         CA       93455          15,000    SF
   266      Montlimar Square Office Building         AL       36609          19,611    SF
   268      Grant Road Place                         AZ       85712          19,000    SF
   270      2201-2221 Hillside Avenue                NY       11040          14,645    SF
   271      10200 Riverside Drive Office Building    CA       91602          12,823    SF
   273      Exxon/ IHOP                              NY       11568          64,000    SF
   274      Glenwood Plaza                           IL       60025           9,501    SF
   275      Oceanside Industrial                     NY       11572          40,852    SF
   276      Jewell Street Apartments                 CA       92109              16   Units
   277      Yellowstone Shopping Center              ID       83201          19,850    SF
   278      Panther Square                           WA       98290          10,000    SF
   279      Goose Creek Shopping Center              SC       29445          12,400    SF
   280      La Sabre Apartments                      AZ       85712              36   Units
   281      Forrest Court Apartments                 VA       23606              46   Units
   282      Hampton Court Apartments                 WA       98036              13   Units
   283      Sierra Vista CSK Store                   AZ       85635           7,034    SF

                  EXHIBIT B-1C SCHEDULE OF AMCC MORTGAGE LOANS

                                                                       CROSS COLLATER-
                                                         CROSS         ALIZED MORTGAGE
                                                       COLLATER-         LOAN GROUP
                                                         ALIZED         AGGREGATE CUT-
CONTROL                                                (MORTGAGE     OFF DATE PRINCIPAL   OWNERSHIP     ORIGINAL PRINCIPAL  MORTGAGE
NUMBER          LOAN / PROPERTY NAME                   LOAN GROUP)        BALANCE         INTEREST            BALANCE         RATE
   105    Savi Ranch Center                               No             16,854,242       Fee Simple         16,900,000      7.3000%
   110    400 Valley Road                                 No             13,964,498       Fee Simple         14,000,000      7.5600%
   112    Dry Creek Medical Office Building               No             12,278,699       Fee Simple         12,300,000      7.8400%
   114    Fenton Marketplace                              No             11,985,419       Fee Simple         12,000,000      7.1000%


   122    Tucker Pointe Townhomes                         No              9,414,820       Fee Simple          9,440,000      7.3600%
   153    Savon Drug & Office Depot                       No              6,726,257       Fee Simple          6,750,000      7.8400%
   155    Hacienda Vallecitos Senior                      No              6,634,332       Fee Simple          6,650,000      6.8500%
          Apartments
   158    Downtowner Office Building                      No              6,508,831       Fee Simple          6,525,000      7.6500%
   176    Gart Sports                                     No              5,264,050       Fee Simple          5,300,000      8.6100%
   177    Park Place Apartments                           No              5,080,462       Fee Simple          5,100,000      7.4100%
   178    Hilby Station Apartments                        No              5,071,203       Fee Simple          5,100,000      7.2000%
   182    Rivercrest Apartments                           No              4,886,400       Fee Simple          4,900,000      7.2000%
   184    Cascade Woods Apartments                        No              4,736,489       Fee Simple          4,750,000      7.1000%
   187    Best Buy - Jacksonville                         No              4,563,903       Fee Simple          4,600,000      8.7800%
   191    Amber Fields Apartments                         No              4,346,633       Fee Simple          4,350,000      7.2900%

   192    Reservoir Distribution Center                   No              4,332,218       Fee Simple          4,350,000      7.7500%
   193    Rancho San Diego Business Park                  No              4,195,002       Fee Simple          4,200,000      7.7800%
   196    Sandia Plaza                                    No              4,156,060       Fee Simple          4,300,000      8.5500%
   201    1400 Manhattan Warehouse Building               No              4,033,623       Fee Simple          4,050,000      7.8000%
   211    Hempstead Distribution Center                   No              3,462,179       Fee Simple          3,475,000      7.6000%
   219    Center Trust Building                           No              3,261,671       Fee Simple          3,275,000      7.7700%
   226    Boise Cascade Building                          No              2,946,061       Fee Simple          2,950,000      7.3300%
   238    East Valley (aka Greenfield) Business Center    No              2,531,504       Fee Simple          2,550,000      8.3500%
   239    Lanier Commons Shopping Center                  No              2,490,213       Fee Simple          2,500,000      7.3000%
   240    Shawnee Medical Office                          No              2,416,508       Fee Simple          2,425,000      8.4500%
   241    Stanwood/Camano Village                         No              2,405,275       Fee Simple          2,410,000      7.6500%
          Professional Center
   242    Office Depot                                    No              2,319,013       Fee Simple          2,325,000      7.5000%
   246    Shelton Park Apartments                         No              2,044,721       Fee Simple          2,050,000      7.5000%
   251    80 Smith Street                                 No              1,738,693       Fee Simple          1,750,000      7.7500%
   255    Orangewood Industrial                           No              1,555,240       Fee Simple          1,565,000      8.5500%
   256    Trace Creek Shopping Center                     No              1,497,128       Fee Simple          1,500,000      7.7500%
   257    19 Industrial Avenue                            No              1,447,208       Fee Simple          1,550,000      7.0500%
   260    Randall Ridge Apartments                        No              1,335,277       Fee Simple          1,440,000      7.2000%
   262    Maywood Retail Center                           No              1,299,066       Fee Simple          1,300,000      7.6600%

   264    Jackson Square Apartments                       No              1,296,737       Fee Simple          1,300,000      7.6000%
   265    Comcast Facility                                No              1,290,746       Fee Simple          1,300,000      7.9500%
   266    Montlimar Square Office Building                No              1,280,398       Fee Simple          1,285,000      7.7500%
   268    Grant Road Place                                No              1,160,951       Fee Simple          1,200,000      7.7000%
   270    2201-2221 Hillside Avenue                       No              1,044,500       Fee Simple          1,120,000      7.3000%
   271    10200 Riverside Drive Office Building           No                956,251       Fee Simple          1,025,000      7.6500%
   273    Exxon/ IHOP                                     No                934,379       Fee Simple          1,000,000      7.8500%
   274    Glenwood Plaza                                  No                876,987       Fee Simple      901,118.18 (c)     7.5000%
   275    Oceanside Industrial                            No                874,544       Fee Simple            940,000      7.0000%
   276    Jewell Street Apartments                        No                843,917       Fee Simple            880,000      7.5000%
   277    Yellowstone Shopping Center                     No                770,157       Fee Simple            800,000      7.5000%
   278    Panther Square                                  No                766,114       Fee Simple      779,134.08 (d)     7.5000%
   279    Goose Creek Shopping Center                     No                765,098       Fee Simple            800,000      7.3000%
   280    La Sabre Apartments                             No                451,931       Fee Simple            470,000      7.5000%
   281    Forrest Court Apartments                        No                438,805       Fee Simple            500,000      7.4000%
   282    Hampton Court Apartments                        No                434,972       Fee Simple            480,000      7.7000%
   283    Sierra Vista CSK Store                          No                392,285       Fee Simple            415,000      8.5000%



                                                                                                                 ANTICI-
                                                                                                                  PATED    SCHED-
                                                         MASTER              INTEREST                             REPAY-    ULED
CONTROL                                                 SERVICING   RATE     ACCRUAL                              MENT    MATURITY
NUMBER          LOAN / PROPERTY NAME                    FEE RATE    TYPE      METHOD     LOAN TYPE   NOTE DATE    DATE      DATE
   105    Savi Ranch Center                               0.1400%   Fixed    Actual/360    Balloon    03/01/01     NAP    06/01/06
   110    400 Valley Road                                 0.1400%   Fixed    Actual/360    Balloon    02/08/01     NAP    03/01/11
   112    Dry Creek Medical Office Building               0.1400%   Fixed    Actual/360    Balloon    05/29/01     NAP    06/01/08
   114    Fenton Marketplace                              0.1400%   Fixed    Actual/360    Balloon    05/21/01     NAP    06/01/13


   122    Tucker Pointe Townhomes                         0.1400%   Fixed    Actual/360    Balloon    02/26/01     NAP    03/01/11
   153    Savon Drug & Office Depot                       0.1400%   Fixed    Actual/360    Balloon    01/23/01     NAP    02/01/11
   155    Hacienda Vallecitos Senior                      0.1400%   Fixed    Actual/360    Balloon    03/29/01     NAP    04/01/11
          Apartments
   158    Downtowner Office Building                      0.1000%   Fixed    Actual/360    Balloon    02/12/01     NAP    03/01/11
   176    Gart Sports                                     0.1400%   Fixed    Actual/360    Balloon    05/19/00     NAP    06/01/10
   177    Park Place Apartments                           0.1400%   Fixed    Actual/360    Balloon    01/26/01     NAP    02/01/11
   178    Hilby Station Apartments                        0.1400%   Fixed    Actual/360  Full Amort   03/22/01     NAP    04/01/21
   182    Rivercrest Apartments                           0.1400%   Fixed    Actual/360    Balloon    02/28/01     NAP    03/01/11
   184    Cascade Woods Apartments                        0.1400%   Fixed    Actual/360    Balloon    02/13/01     NAP    03/01/11
   187    Best Buy - Jacksonville                         0.1400%   Fixed    Actual/360    Balloon    02/11/00     NAP    03/01/15
   191    Amber Fields Apartments                         0.1400%   Fixed    Actual/360    Balloon    05/10/01     NAP    06/01/11

   192    Reservoir Distribution Center                   0.1400%   Fixed    Actual/360    Balloon    12/19/00     NAP    01/01/11
   193    Rancho San Diego Business Park                  0.1400%   Fixed    Actual/360    Balloon    04/26/01     NAP    05/01/11
   196    Sandia Plaza                                    0.1400%   Fixed    Actual/360    Balloon    09/20/99     NAP    10/01/09
   201    1400 Manhattan Warehouse Building               0.1400%   Fixed    Actual/360    Balloon    01/02/01     NAP    01/01/11
   211    Hempstead Distribution Center                   0.1400%   Fixed    Actual/360    Balloon    01/02/01     NAP    02/01/11
   219    Center Trust Building                           0.1400%   Fixed    Actual/360    Balloon    12/04/00     NAP    01/01/11
   226    Boise Cascade Building                          0.1400%   Fixed    Actual/360    Balloon    04/26/01     NAP    05/01/11
   238    East Valley (aka Greenfield) Business Center    0.1400%   Fixed    Actual/360    Balloon    05/30/00     NAP    06/01/10
   239    Lanier Commons Shopping Center                  0.1400%   Fixed    Actual/360    Balloon    01/24/01     NAP    02/01/11
   240    Shawnee Medical Office                          0.1400%   Fixed    Actual/360    Balloon    12/19/00     NAP    01/01/11
   241    Stanwood/Camano Village                         0.1400%   Fixed    Actual/360    Balloon    03/16/01     NAP    04/01/06
          Professional Center
   242    Office Depot                                    0.1400%   Fixed    Actual/360    Balloon    02/14/01     NAP    03/01/13
   246    Shelton Park Apartments                         0.1500%   Fixed    Actual/360    Balloon    02/05/01     NAP    03/01/11
   251    80 Smith Street                                 0.1400%   Fixed    Actual/360    Balloon    12/28/00     NAP    01/01/11
   255    Orangewood Industrial                           0.1400%   Fixed    Actual/360    Balloon    06/12/00     NAP    07/01/10
   256    Trace Creek Shopping Center                     0.1400%   Fixed    Actual/360    Balloon    03/01/01     NAP    04/01/11
   257    19 Industrial Avenue                            0.1400%   Fixed    Actual/360    Balloon    09/09/98     NAP    10/01/08
   260    Randall Ridge Apartments                        0.1400%   Fixed      30/360    Full Amort   07/28/98     NAP    08/01/18
   262    Maywood Retail Center                           0.1400%   Fixed    Actual/360    Balloon    05/11/01     NAP    06/01/11

   264    Jackson Square Apartments                       0.1600%   Fixed    Actual/360    Balloon    02/07/01     NAP    03/01/11
   265    Comcast Facility                                0.1400%   Fixed    Actual/360    Balloon    11/27/00     NAP    12/01/10
   266    Montlimar Square Office Building                0.1000%   Fixed    Actual/360    Balloon    01/16/01     NAP    02/01/11
   268    Grant Road Place                                0.1400%   Fixed    Actual/360    Balloon    01/19/99     NAP    02/01/09
   270    2201-2221 Hillside Avenue                       0.1400%   Fixed      30/360    Full Amort   09/10/98     NAP    10/01/18
   271    10200 Riverside Drive Office Building           0.1400%   Fixed      30/360    Full Amort   08/24/98     NAP    09/01/18
   273    Exxon/ IHOP                                     0.1400%   Fixed      30/360    Full Amort   08/06/98     NAP    09/01/18
   274    Glenwood Plaza                                  0.1400%   Fixed    Actual/360    Balloon    09/30/98     NAP    10/01/08
   275    Oceanside Industrial                            0.1400%   Fixed      30/360    Full Amort   09/30/98     NAP    10/01/18
   276    Jewell Street Apartments                        0.1400%   Fixed    Actual/360    Balloon    07/09/98     NAP    08/01/08
   277    Yellowstone Shopping Center                     0.1400%   Fixed    Actual/360    Balloon    10/29/98     NAP    11/01/08
   278    Panther Square                                  0.1400%   Fixed    Actual/360    Balloon    09/30/98     NAP    10/01/08
   279    Goose Creek Shopping Center                     0.1400%   Fixed    Actual/360    Balloon    06/26/98     NAP    07/01/08
   280    La Sabre Apartments                             0.1400%   Fixed    Actual/360    Balloon    09/22/98     NAP    10/01/08
   281    Forrest Court Apartments                        0.1400%   Fixed      30/360    Full Amort   07/07/98     NAP    07/01/13
   282    Hampton Court Apartments                        0.1400%   Fixed      30/360    Full Amort   04/23/99     NAP    05/01/13
   283    Sierra Vista CSK Store                          0.1400%   Fixed      30/360    Full Amort   07/28/99     NAP    08/01/16

Footnotes: (c) Original Balance and First Payment Date were $950,000 and
           11/1/98, respectively. A principal paydown of $12,375 occurred on 7/1/2000 following the 22nd payment date of the loan, per the original note terms. Original Balance and First Payment Date shown above are subsequent to the principal paydown.

           (d) Original Balance and First Payment Date were $810,000 and 11/1/98, respectively. A principal paydown of $11,816.04 occurred on 7/13/2001 following the 22nd payment date of the loan, per the original note terms. Original Balance and First Payment Date shown above are subsequent to the principal paydown.

                  EXHIBIT B-1C SCHEDULE OF AMCC MORTGAGE LOANS

                                                                                 STATED        CALCULATED
                                                                    ORIGINAL    ORIGINAL        ORIGINAL          REMAIN-
                                                                    TERM TO      AMORT-          AMORT-         ING TERM TO
                                                    MONTHLY DEBT   MATURITY /   IZATION         IZATION          MATURITY /
 CONTROL                                              SERVICE         ARD        TERM             TERM              ARD
 NUMBER        LOAN / PROPERTY NAME                   PAYMENT       (MONTHS)    (MONTHS)        (MONTHS)          (MONTHS)
   105    Savi Ranch Center                           115,861.49      63            360            360                 59
   110    400 Valley Road                              98,465.87      120           360            360                116
   112    Dry Creek Medical Office Building           101,660.73      84            240            240                 83
   114    Fenton Marketplace                           85,580.56      144           300            300                143


   122    Tucker Pointe Townhomes                      65,103.26      120           360            360                116
   153    Savon Drug & Office Depot                    48,778.31      120           360            360                115
   155    Hacienda Vallecitos Senior                   43,574.74      120           360            360                117
          Apartments
   158    Downtowner Office Building                   46,295.81      120           360            360                116
   176    Gart Sports                                  41,166.31      120           360            360                107
   177    Park Place Apartments                        35,346.17      120           360            360                115
   178    Hilby Station Apartments                     40,481.11      240           240           235.74              237
   182    Rivercrest Apartments                        33,260.63      120           360            360                116
   184    Cascade Woods Apartments                     31,921.52      120           360            360                116
   187    Best Buy - Jacksonville                      36,286.83      180           360            360                164
   191    Amber Fields Apartments                      29,792.78      120           360            360                119

   192    Reservoir Distribution Center                31,163.94      120           360            360                114
   193    Rancho San Diego Business Park               30,176.44      120           360            360                118
   196    Sandia Plaza                                 37,452.59      120           240            240                 99
   201    1400 Manhattan Warehouse Building            29,154.76      120           360            360                114
   211    Hempstead Distribution Center                24,536.10      120           360            360                115
   219    Center Trust Building                        23,507.78      120           360            360                114
   226    Boise Cascade Building                       20,284.53      120           360            360                118
   238    East Valley (aka Greenfield)                 19,336.87      120           360            360                107
          Business Center
   239    Lanier Commons Shopping Center               17,139.28      120           360            360                115
   240    Shawnee Medical Office                       18,560.29      120           360            360                114
   241    Stanwood/Camano Village                      17,099.30      60            360            360                 57
          Professional Center
   242    Office Depot                                 16,256.74      144           360            360                140
   246    Shelton Park Apartments                      14,333.90      120           360            360                116
   251    80 Smith Street                              13,218.26      120           300            300                114
   255    Orangewood Industrial                        12,089.00      120           360            360                108
   256    Trace Creek Shopping Center                  10,746.19      120           360            360                117
   257    19 Industrial Avenue                         12,063.70      120           240            240                 87
   260    Randall Ridge Apartments                     11,337.83      240           240            240                205
   262    Maywood Retail Center                         9,232.64      120           360            360                119

   264    Jackson Square Apartments                     9,178.97      120           360            360                116
   265    Comcast Facility                              9,990.59      120           300            300                113
   266    Montlimar Square Office Building              9,205.90      120           360            360                115
   268    Grant Road Place                              9,024.59      120           300            300                 91
   270    2201-2221 Hillside Avenue                     8,886.18      240           240            240                207
   271    10200 Riverside Drive Office Building         8,351.60      240           240            240                206
   273    Exxon/ IHOP                                   8,271.29      240           240            240                206
   274    Glenwood Plaza                                7,653.15      99            214           213.70               87
   275    Oceanside Industrial                          7,287.81      240           240            240                207
   276    Jewell Street Apartments                      6,503.12      120           300            300                 85
   277    Yellowstone Shopping Center                   5,911.93      120           300            300                 88
   278    Panther Square                                5,985.83      99            270           269.55               87
   279    Goose Creek Shopping Center                   5,808.26      120           300            300                 84
   280    La Sabre Apartments                           3,473.26      120           300            300                 87
   281    Forrest Court Apartments                      4,606.70      180           180            180                144
   282    Hampton Court Apartments                      4,676.94      168           168            168                142
   283    Sierra Vista CSK Store                        3,852.42      204           204            204                181


                                                      STATED       CALCULATED
                                                    REMAINING      REMAINING
                                                      AMORT-         AMORT-
                                                     IZATION        IZATION
 CONTROL                                               TERM           TERM            CUT-OFF DATE PRINCIPAL       LOAN BALANCE AT
 NUMBER        LOAN / PROPERTY NAME                  (MONTHS)       (MONTHS)                 BALANCE               MATURITY / ARD
   105    Savi Ranch Center                              356           356                  16,854,242.02           16,016,417.59
   110    400 Valley Road                                356           356                  13,964,497.55           12,388,676.21
   112    Dry Creek Medical Office Building              239           239                  12,278,699.27           10,047,876.69
   114    Fenton Marketplace                             299           299                  11,985,419.44            8,914,708.51


   122    Tucker Pointe Townhomes                        356           356                   9,414,820.32            8,311,354.65
   153    Savon Drug & Office Depot                      355           355                   6,726,256.70            6,009,806.65
   155    Hacienda Vallecitos Senior                     357           357                   6,634,332.20            5,776,236.81
          Apartments
   158    Downtowner Office Building                     356           356                   6,508,830.69            5,786,968.61
   176    Gart Sports                                    347           347                   5,264,049.93            4,806,554.65
   177    Park Place Apartments                          355           355                   5,080,462.04            4,492,829.69
   178    Hilby Station Apartments                       237         232.74                  5,071,202.59                       -
   182    Rivercrest Apartments                          356           356                   4,886,400.21            4,296,398.99
   184    Cascade Woods Apartments                       356           356                   4,736,489.08            4,154,008.07
   187    Best Buy - Jacksonville                        344           344                   4,563,903.14            3,798,336.15
   191    Amber Fields Apartments                        359           359                   4,346,633.47            3,822,311.00

   192    Reservoir Distribution Center                  354           354                   4,332,218.11            3,865,249.15
   193    Rancho San Diego Business Park                 358           358                   4,195,001.57            3,736,740.95
   196    Sandia Plaza                                   219           219                   4,156,059.81            3,091,084.98
   201    1400 Manhattan Warehouse Building              354           354                   4,033,623.31            3,603,059.50
   211    Hempstead Distribution Center                  355           355                   3,462,178.57            3,075,858.88
   219    Center Trust Building                          354           354                   3,261,670.51            2,911,463.02
   226    Boise Cascade Building                         358           358                   2,946,060.59            2,595,211.66
   238    East Valley (aka Greenfield)                   347           347                   2,531,503.65            2,299,001.55
          Business Center
   239    Lanier Commons Shopping Center                 355           355                   2,490,212.68            2,196,223.56
   240    Shawnee Medical Office                         354           354                   2,416,507.67            2,190,506.22
   241    Stanwood/Camano Village                        357           357                   2,405,275.11            2,299,568.19
          Professional Center
   242    Office Depot                                   356           356                   2,319,013.36            1,971,177.51
   246    Shelton Park Apartments                        356           356                   2,044,721.45            1,811,324.99
   251    80 Smith Street                                294           294                   1,738,692.97            1,431,323.72
   255    Orangewood Industrial                          348           348                   1,555,240.34            1,417,621.97
   256    Trace Creek Shopping Center                    357           357                   1,497,128.15            1,333,386.56
   257    19 Industrial Avenue                           207           207                   1,447,208.44            1,057,103.03
   260    Randall Ridge Apartments                       205           205                   1,335,277.35                       -
   262    Maywood Retail Center                          359           359                   1,299,065.69            1,153,001.78

   264    Jackson Square Apartments                      356           356                   1,296,736.90            1,151,527.35
   265    Comcast Facility                               293           293                   1,290,745.52            1,069,693.49
   266    Montlimar Square Office Building               355           355                   1,280,398.11            1,141,597.45
   268    Grant Road Place                               271           271                   1,160,950.77              980,222.23
   270    2201-2221 Hillside Avenue                      207           207                   1,044,499.76                       -
   271    10200 Riverside Drive Office Building          206           206                     956,250.64                       -
   273    Exxon/ IHOP                                    206           206                     934,379.03                       -
   274    Glenwood Plaza                                 202         201.70                    876,986.82              635,330.03
   275    Oceanside Industrial                           207           207                     874,544.30                       -
   276    Jewell Street Apartments                       265           265                     843,917.44              714,911.86
   277    Yellowstone Shopping Center                    268           268                     770,156.85              649,769.56
   278    Panther Square                                 258         257.55                    766,113.69              635,920.49
   279    Goose Creek Shopping Center                    264           264                     765,098.19              646,114.91
   280    La Sabre Apartments                            267           267                     451,931.22              381,811.85
   281    Forrest Court Apartments                       144           144                     438,805.00                       -
   282    Hampton Court Apartments                       142           142                     434,971.83                       -
   283    Sierra Vista CSK Store                         181           181                     392,284.81                       -

                  EXHIBIT B-1C SCHEDULE OF AMCC MORTGAGE LOANS




                                                     DEFEASE-      DEFEASE -  YIELD MAINTEN-  YIELD MAINTEN-    PREPAYMENT
 CONTROL                                            ANCE START     ANCE END    ANCE PERIOD      ANCE PERIOD    PENALTY START
 NUMBER        LOAN / PROPERTY NAME                    DATE          DATE       START DATE       END DATE          DATE
   105    Savi Ranch Center                            03/01/04     02/28/06       NAP             NAP              NAP
   110    400 Valley Road                              04/01/04     11/30/10       NAP             NAP              NAP
   112    Dry Creek Medical Office Building            07/01/04     02/29/08       NAP             NAP              NAP
   114    Fenton Marketplace                           06/01/05     11/30/11       NAP             NAP              NAP
   122    Tucker Pointe Townhomes                      04/01/04     11/30/10       NAP             NAP              NAP
   153    Savon Drug & Office Depot                    03/01/04     10/31/10       NAP             NAP              NAP
   155    Hacienda Vallecitos Senior                   05/01/04     12/31/10       NAP             NAP              NAP
          Apartments
   158    Downtowner Office Building                   04/01/04     11/30/10       NAP             NAP              NAP
   176    Gart Sports                                  07/01/05     02/28/10       NAP             NAP              NAP
   177    Park Place Apartments                        03/01/04     10/31/10       NAP             NAP              NAP
   178    Hilby Station Apartments                     05/01/04     12/31/20       NAP             NAP              NAP
   182    Rivercrest Apartments                        04/01/04     11/30/10       NAP             NAP              NAP
   184    Cascade Woods Apartments                     04/01/04     11/30/10       NAP             NAP              NAP
   187    Best Buy - Jacksonville                      04/01/05     11/30/14       NAP             NAP              NAP
   191    Amber Fields Apartments                      07/01/04     02/28/11       NAP             NAP              NAP
   192    Reservoir Distribution Center                02/01/04     09/30/10       NAP             NAP              NAP
   193    Rancho San Diego Business Park               06/01/04     01/31/11       NAP             NAP              NAP
   196    Sandia Plaza                                 11/01/04     06/30/09       NAP             NAP              NAP
   201    1400 Manhattan Warehouse Building            02/01/04     10/31/10       NAP             NAP              NAP
   211    Hempstead Distribution Center                03/01/04     10/31/10       NAP             NAP              NAP
   219    Center Trust Building                        02/01/06     09/30/10       NAP             NAP              NAP
   226    Boise Cascade Building                       06/01/04     01/31/11       NAP             NAP              NAP
   238    East Valley (aka Greenfield)                 02/28/10       NAP          NAP             NAP              NAP
          Business Center 07/01/05
   239    Lanier Commons Shopping Center               03/01/04     10/31/10       NAP             NAP              NAP
   240    Shawnee Medical Office                       02/01/06     09/30/10       NAP             NAP              NAP
   241    Stanwood/Camano Village                         NAP         NAP        10/01/03        12/31/05           NAP
          Professional Center
   242    Office Depot                                 04/01/04     11/30/12       NAP             NAP              NAP
   246    Shelton Park Apartments                      04/01/04     11/30/10       NAP             NAP              NAP
   251    80 Smith Street                              02/01/04     09/30/10       NAP             NAP              NAP
   255    Orangewood Industrial                        08/01/05     03/31/10       NAP             NAP              NAP
   256    Trace Creek Shopping Center                  05/01/04     12/31/10       NAP             NAP              NAP
   257    19 Industrial Avenue                            NAP         NAP        10/01/03        06/30/08           NAP
   260    Randall Ridge Apartments                        NAP         NAP        08/01/03        01/31/18           NAP
   262    Maywood Retail Center                        07/01/04     02/28/11       NAP             NAP              NAP
   264    Jackson Square Apartments                    04/01/04     11/30/10       NAP             NAP              NAP
   265    Comcast Facility                             01/01/06     08/31/10       NAP             NAP              NAP
   266    Montlimar Square Office Building             03/01/04     10/31/10       NAP             NAP              NAP
   268    Grant Road Place                                NAP         NAP        02/01/04        11/30/08           NAP
   270    2201-2221 Hillside Avenue                       NAP         NAP        10/01/03        04/30/18           NAP
   271    10200 Riverside Drive Office Building           NAP         NAP        09/01/03        05/31/18           NAP
   273    Exxon/ IHOP                                     NAP         NAP        09/01/03        03/31/18           NAP
   274    Glenwood Plaza                                  NAP         NAP        10/01/03        06/30/08           NAP
   275    Oceanside Industrial                            NAP         NAP        10/01/03        04/30/18           NAP
   276    Jewell Street Apartments                        NAP         NAP        08/01/03        05/31/08           NAP
   277    Yellowstone Shopping Center                     NAP         NAP        11/01/03        07/31/08           NAP
   278    Panther Square                                  NAP         NAP        10/01/03        06/30/08           NAP
   279    Goose Creek Shopping Center                     NAP         NAP        08/01/03        12/31/07           NAP
   280    La Sabre Apartments                             NAP         NAP        10/01/03        07/31/08           NAP
   281    Forrest Court Apartments                        NAP         NAP        07/01/03        12/31/12           NAP
   282    Hampton Court Apartments                        NAP         NAP        05/01/04        01/31/13           NAP
   283    Sierra Vista CSK Store                          NAP         NAP        08/01/04        04/30/16           NAP

                                                                                                                  YIELD
                                                                                                               MAINTENANCE
                                                                        YIELD                                 INTEREST RATE
                                                      PREPAYMENT     MAINTENANCE                               CONVERTED TO
 CONTROL                                             PENALTY END     CALCULATION       YIELD MAINTENANCE          MONTHLY
 NUMBER        LOAN / PROPERTY NAME                      DATE           METHOD           INTEREST RATE         MORTGAGE RATE
   105    Savi Ranch Center                               NAP               NAP                NAP                  NAP
   110    400 Valley Road                                 NAP               NAP                NAP                  NAP
   112    Dry Creek Medical Office Building               NAP               NAP                NAP                  NAP
   114    Fenton Marketplace                              NAP               NAP                NAP                  NAP
   122    Tucker Pointe Townhomes                         NAP               NAP                NAP                  NAP
   153    Savon Drug & Office Depot                       NAP               NAP                NAP                  NAP
   155    Hacienda Vallecitos Senior                      NAP               NAP                NAP                  NAP
          Apartments
   158    Downtowner Office Building                      NAP               NAP                NAP                  NAP
   176    Gart Sports                                     NAP               NAP                NAP                  NAP
   177    Park Place Apartments                           NAP               NAP                NAP                  NAP
   178    Hilby Station Apartments                        NAP               NAP                NAP                  NAP
   182    Rivercrest Apartments                           NAP               NAP                NAP                  NAP
   184    Cascade Woods Apartments                        NAP               NAP                NAP                  NAP
   187    Best Buy - Jacksonville                         NAP               NAP                NAP                  NAP
   191    Amber Fields Apartments                         NAP               NAP                NAP                  NAP
   192    Reservoir Distribution Center                   NAP               NAP                NAP                  NAP
   193    Rancho San Diego Business Park                  NAP               NAP                NAP                  NAP
   196    Sandia Plaza                                    NAP               NAP                NAP                  NAP
   201    1400 Manhattan Warehouse Building               NAP               NAP                NAP                  NAP
   211    Hempstead Distribution Center                   NAP               NAP                NAP                  NAP
   219    Center Trust Building                           NAP               NAP                NAP                  NAP
   226    Boise Cascade Building                          NAP               NAP                NAP                  NAP
   238    East Valley (aka Greenfield)                    NAP               NAP                NAP                  NAP
          Business Center 07/01/05
   239    Lanier Commons Shopping Center                  NAP               NAP                NAP                  NAP
   240    Shawnee Medical Office                          NAP               NAP                NAP                  NAP
   241    Stanwood/Camano Village                         NAP             Type 2          Treasury Flat              No
          Professional Center
   242    Office Depot                                    NAP               NAP                NAP                  NAP
   246    Shelton Park Apartments                         NAP               NAP                NAP                  NAP
   251    80 Smith Street                                 NAP               NAP                NAP                  NAP
   255    Orangewood Industrial                           NAP               NAP                NAP                  NAP
   256    Trace Creek Shopping Center                     NAP               NAP                NAP                  NAP
   257    19 Industrial Avenue                            NAP             Type 2          Treasury Flat              No
   260    Randall Ridge Apartments                        NAP             Type 2          Treasury Flat              No
   262    Maywood Retail Center                           NAP               NAP                NAP                  NAP
   264    Jackson Square Apartments                       NAP               NAP                NAP                  NAP
   265    Comcast Facility                                NAP               NAP                NAP                  NAP
   266    Montlimar Square Office Building                NAP               NAP                NAP                  NAP
   268    Grant Road Place                                NAP             Type 3          Treasury Flat             Yes
   270    2201-2221 Hillside Avenue                       NAP             Type 2          Treasury Flat              No
   271    10200 Riverside Drive Office Building           NAP             Type 2          Treasury Flat              No
   273    Exxon/ IHOP                                     NAP             Type 2          Treasury Flat              No
   274    Glenwood Plaza                                  NAP             Type 2          Treasury Flat              No
   275    Oceanside Industrial                            NAP             Type 2          Treasury Flat              No
   276    Jewell Street Apartments                        NAP             Type 3          Treasury Flat             Yes
   277    Yellowstone Shopping Center                     NAP             Type 2          Treasury Flat              No
   278    Panther Square                                  NAP             Type 2          Treasury Flat              No
   279    Goose Creek Shopping Center                     NAP             Type 2          Treasury Flat              No
   280    La Sabre Apartments                             NAP             Type 3          Treasury Flat             Yes
   281    Forrest Court Apartments                        NAP             Type 2          Treasury Flat              No
   282    Hampton Court Apartments                        NAP             Type 2          Treasury Flat              No
   283    Sierra Vista CSK Store                          NAP             Type 2          Treasury Flat              No





                                                       YIELD MAINTENANCE
 CONTROL                                                 INTEREST RATE
 NUMBER        LOAN / PROPERTY NAME                     REFERENCE DATE
   105    Savi Ranch Center                                    NAP
   110    400 Valley Road                                      NAP
   112    Dry Creek Medical Office Building                    NAP
   114    Fenton Marketplace                                   NAP
   122    Tucker Pointe Townhomes                              NAP
   153    Savon Drug & Office Depot                            NAP
   155    Hacienda Vallecitos Senior                           NAP
          Apartments
   158    Downtowner Office Building                           NAP
   176    Gart Sports                                          NAP
   177    Park Place Apartments                                NAP
   178    Hilby Station Apartments                             NAP
   182    Rivercrest Apartments                                NAP
   184    Cascade Woods Apartments                             NAP
   187    Best Buy - Jacksonville                              NAP
   191    Amber Fields Apartments                              NAP
   192    Reservoir Distribution Center                        NAP
   193    Rancho San Diego Business Park                       NAP
   196    Sandia Plaza                                         NAP
   201    1400 Manhattan Warehouse Building                    NAP
   211    Hempstead Distribution Center                        NAP
   219    Center Trust Building                                NAP
   226    Boise Cascade Building                               NAP
   238    East Valley (aka Greenfield)
          Business Center 07/01/05
   239    Lanier Commons Shopping Center                       NAP
   240    Shawnee Medical Office                               NAP
   241    Stanwood/Camano Village                     Weighted Average Life
          Professional Center
   242    Office Depot                                         NAP
   246    Shelton Park Apartments                              NAP
   251    80 Smith Street                                      NAP
   255    Orangewood Industrial                                NAP
   256    Trace Creek Shopping Center                          NAP
   257    19 Industrial Avenue                        Weighted Average Life
   260    Randall Ridge Apartments                    Weighted Average Life
   262    Maywood Retail Center                                NAP
   264    Jackson Square Apartments                            NAP
   265    Comcast Facility                                     NAP
   266    Montlimar Square Office Building                     NAP
   268    Grant Road Place                                  Maturity
   270    2201-2221 Hillside Avenue                   Weighted Average Life
   271    10200 Riverside Drive Office Building       Weighted Average Life
   273    Exxon/ IHOP                                 Weighted Average Life
   274    Glenwood Plaza                              Weighted Average Life
   275    Oceanside Industrial                        Weighted Average Life
   276    Jewell Street Apartments                          Maturity
   277    Yellowstone Shopping Center                 Weighted Average Life
   278    Panther Square                              Weighted Average Life
   279    Goose Creek Shopping Center                 Weighted Average Life
   280    La Sabre Apartments                               Maturity
   281    Forrest Court Apartments                    Weighted Average Life
   282    Hampton Court Apartments                    Weighted Average Life
   283    Sierra Vista CSK Store                      Weighted Average Life

                                  EXHIBIT B-1D

                 SCHEDULE OF MORTGAGE LOANS HELD BY LOAN REMICS


   CONTROL NUMBER   LOAN NUMBER     LOAN/PROPERTY NAME     CUT-OFF DATE BALANCE
   --------------   -----------     ------------------     --------------------
         240       010-00000586   Shawnee Medical Office        $2,416,508


                                     B-1E-1

                                  EXHIBIT B-1E

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS


   CONTROL NUMBER        LOAN NUMBER         LOAN/PROPERTY NAME        CUT-OFF DATE BALANCE
   --------------        -----------         ------------------        --------------------
         140              03-0810292       390 North Moorpark Road          $8,173,963

         147              03-0810425       125 Middlesex Turnpike            7,347,354

         152              03-0812027        1212 Boston Post Road            6,871,371


                                     B-1G-1

                                  EXHIBIT B-1F

                   SCHEDULE OF PRIMARY SERVICED MORTGAGE LOANS

                             [See Attached Schedule]



                                     B-1H-1

            EXHIBIT B-?? SCHEDULE OF PRIMARY SERVICED MORTGAGE LOANS

 CONTROL                                                                          CUT-OFF DATE
 NUMBER       LOAN / PROPERTY NAME            LOAN NUMBER       ORIGINATOR      PRINCIPAL BALANCE     PRIMARY SERVICER
   106    Union Square Marketplace              11965              GCFP           15,936,243.71     Continental Wingate
          Shopping Center
   107    Sterling Plaza Shopping Center        12014              GCFP           15,567,216.20     Continental Wingate
   108    Metro Park                            11980              GCFP           15,438,959.72     Continental Wingate
   109    Plaza Gardens                         6605538            SBRC           14,933,182.52     GMAC Commercial Mortgage Corp.
   111    Greenhouse Marketplace Shopping       11806              GCFP           13,471,740.81     Continental Wingate
          Center
   116    Westford Technology Park II           7001469            SBRC           11,797,438.31     L.J. Melody & Company
   118    95 Metcalf Square                     6604209            SBRC           10,848,377.84     GMAC Commercial Mortgage Corp.
   119    The Corporate Forum                   6603513            SBRC           10,054,191.01     L.J. Melody & Company
   120    Coral Palm Plaza                      7001068            SBRC            9,747,854.92     GMAC Commercial Mortgage Corp.
   121    Shaker Square Shopping Center         6605095            SBRC            9,574,329.44     L.J. Melody & Company
   123    Peninsula Storage Center              7000230            SBRC            9,295,893.58     L.J. Melody & Company
   126    Bent Tree Apartments                  6604500            SBRC            9,112,114.42     Capstone Realty Advisors
   127    Quail Run                             03-0812058         GCFP            9,079,963.46     Bernard Financial Group
   128    1050 Wall Street West                 6202615            SBRC            8,976,233.52     L.J. Melody & Company
   129    Shadow Ridge Apartments               7000172            SBRC            8,947,073.85     L.J. Melody & Company
   133    Vineyard Shopping Center              11995              GCFP            8,432,475.18     Continental Wingate
   134    Annandale Gardens                     6604431            SBRC            8,407,841.13     Financial Federal Savings Bank
   135    Westfield Stop & Shop                 03-0810422         GCFP            8,367,486.86     Holliday Fenoglio Fowler, L.P.
   141    Bowles Village Shopping Center        6604469            SBRC            8,126,304.63     GMAC Commercial Mortgage Corp.
   144    6820 Shingle Creek Parkway            7001127            SBRC            4,221,786.29     L.J. Melody & Company
   145    6840 Shingle Creek Parkway            7001128            SBRC            3,265,910.15     L.J. Melody & Company
   146    Long Beach Corporate Square           7001018            SBRC            7,466,306.56     L.J. Melody & Company
   151    Mitchell Lofts                        7000086            SBRC            7,086,739.37     L.J. Melody & Company
   154    Landmark Entertainment Building       7001411            SBRC            6,671,403.56     GMAC Commercial Mortgage Corp.
   157    Maxwell Village Shopping Center       7002031            SBRC            6,586,184.41     GMAC Commercial Mortgage Corp.
   158    Downtowner Office Building            010-00000655       AMCC            6,508,830.69     Financial Federal Savings Bank
   161    Los Gatos Professional Building       6605603            SBRC            6,076,584.91     L.J. Melody & Company
   162    Candlewood Suites - Dallas Market     11517              GCFP            6,064,169.12     Continental Wingate
          Center
   163    Shady Oak I                           7001092            SBRC            3,265,910.15     L.J. Melody & Company
   164    Golden Valley II                      7001126            SBRC            2,787,972.04     L.J. Melody & Company
   168    764 Miami Circle                      7000140            SBRC            5,982,555.88     L.J. Melody & Company
   169    Sagepointe Center                     7001223            SBRC            5,972,349.97     L.J. Melody & Company
   170    705 Westech Office Building           7001420            SBRC            5,579,379.10     L.J. Melody & Company
   172    Century Office Building               03-0812068         GCFP            5,493,053.08     Bernard Financial Group
   173    2282-2286 Broadway                    7001350            SBRC            5,492,600.09     L.J. Melody & Company
   175    Sheridan Park Apartments              6603357            SBRC            5,296,450.46     L.J. Melody & Company
   179    11511 Katy Freeway                    6604276            SBRC            5,058,727.69     GMAC Commercial Mortgage Corp.
   186    Deer Valley Marketplace               7000274            SBRC            4,680,040.59     L.J. Melody & Company
   189    North Melrose Self Storage            11932              GCFP            4,391,230.10     Continental Wingate
   190    Menlo Office Buildings                10728              GCFP            4,377,223.96     Continental Wingate
   194    Foxborough Business Park              6604126            SBRC            4,189,725.64     GMAC Commercial Mortgage Corp.
   195    1178 Sonora Court                     7001485            SBRC            4,188,908.98     L.J. Melody & Company
   200    Woodside Park Apartments              6603359            SBRC            4,043,844.76     L.J. Melody & Company
   202    Nashville Commons Shopping Center     6604564            SBRC            3,966,199.43     GMAC Commercial Mortgage Corp.
   205    Raymour & Flanigan Shopping Center    12125              GCFP            3,742,077.27     Continental Wingate
   207    Village Crossing Shopping Center      6605269            SBRC            3,683,531.94     GMAC Commercial Mortgage Corp.
   214    Ramada Limited - Northville           03-0812050         GCFP            3,398,169.61     Bernard Financial Group
   221    Marmalade Square Apartments           7001124            SBRC            3,235,212.52     L.J. Melody & Company
   230    Park Villa Apartments                 7001525            SBRC            2,888,489.44     GMAC Commercial Mortgage Corp.
   232    White Pine Shopping Center            6603066            SBRC            2,785,934.78     Financial Federal Savings Bank
   246    Shelton Park Apartments               010-00000667       AMCC            2,044,721.45     Laureate Capital, LLC
   247    Tatum Ranch Center                    7001500            SBRC            1,992,275.75     L.J. Melody & Company
   252    Park at Palmdale                      6603533            SBRC            1,715,473.42     L.J. Melody & Company
   253    302 West 12th Street                  7001452            SBRC            1,697,712.76     L.J. Melody & Company
   263    Lamps Plus                            11892              GCFP            1,296,836.29     Continental Wingate
   264    Jackson Square Apartments             010-00000669       AMCC            1,296,736.90     Laureate Capital, LLC
   266    Montlimar Square Office Building      010-00000656       AMCC            1,280,398.11     Financial Federal Savings Bank

                                  EXHIBIT B-1G

                      SCHEDULE OF CLASS X-2 REFERENCE RATES




                             [See Attached Schedule]




                                     B-I-1

                                    ANNEX D

                       CLASS X-2 REFERENCE RATE SCHEDULE

INTEREST
ACCRUAL   PAYMENT     CLASS X-2
PERIOD      DATE    REFERENCE RATE
--------  --------  --------------
   1      08/18/01      7.7131%
   2      09/18/01      7.7132%
   3      10/18/01      7.4627%
   4      11/18/01      7.7132%
   5      12/18/01      7.4627%
   6      01/18/02      7.4628%
   7      02/18/02      7.4628%
   8      03/18/02      7.4633%
   9      04/18/02      7.7133%
   10     05/18/02      7.4628%
   11     06/18/02      7.7133%
   12     07/18/02      7.4628%
   13     08/18/02      7.7133%
   14     09/18/02      7.7134%
   15     10/18/02      7.4629%
   16     11/18/02      7.7134%
   17     12/18/02      7.4629%
   18     01/18/03      7.4629%
   19     02/18/03      7.4629%
   20     03/18/03      7.4635%
   21     04/18/03      7.7135%
   22     05/18/03      7.4629%
   23     06/18/03      7.7135%
   24     07/18/03      7.4630%
   25     08/18/03      7.7135%
   26     09/18/03      7.7135%
   27     10/18/03      7.4630%
   28     11/18/03      7.7136%
   29     12/18/03      7.4630%
   30     01/18/04      7.7136%
   31     02/18/04      7.4631%
   32     03/18/04      7.4633%
   33     04/18/04      7.7136%
   34     05/18/04      7.4631%
   35     06/18/04      7.7137%
   36     07/18/04      7.4631%
   37     08/18/04      7.7137%
   38     09/18/04      7.7137%
   39     10/18/04      7.4631%
   40     11/18/04      7.7138%
   41     12/18/04      7.4632%
   42     01/18/05      7.4632%

INTEREST
ACCRUAL   PAYMENT     CLASS X-2
PERIOD      DATE    REFERENCE RATE
--------  --------  --------------
   43     02/18/05      7.4632%
   44     03/18/05      7.4691%
   45     04/18/05      7.7138%
   46     05/18/05      7.4632%
   47     06/18/05      7.7138%
   48     07/18/05      7.4632%
   49     08/18/05      7.7139%
   50     09/18/05      7.7139%
   51     10/18/05      7.4633%
   52     11/18/05      7.7096%
   53     12/18/05      7.4590%
   54     01/18/06      7.4611%
   55     02/18/06      7.4570%
   56     03/18/06      7.4670%
   57     04/18/06      7.7136%
   58     05/18/06      7.4630%
   59     06/18/06      7.7136%
   60     07/18/06      7.4630%
   61     08/18/06      7.7137%
   62     09/18/06      7.7137%
   63     10/18/06      7.4631%
   64     11/18/06      7.7137%
   65     12/18/06      7.4631%
   66     01/18/07      7.4631%
   67     02/18/07      7.4632%
   68     03/18/07      7.4694%
   69     04/18/07      7.7139%
   70     05/18/07      7.4633%
   71     06/18/07      7.7139%
   72     07/18/07      7.4633%
   73     08/18/07      7.7140%
   74     09/18/07      7.7140%
   75     10/18/07      7.4633%
   76     11/18/07      7.7144%
   77     12/18/07      7.4651%
   78     01/18/08      7.7159%
   79     02/18/08      7.4655%
   80     03/18/08      7.4676%
   81     04/18/08      7.7147%
   82     05/18/08      7.4640%
   83     06/18/08      7.7147%
   84     07/18/08      7.4642%

                                  EXHIBIT B-1H


                         SCHEDULE OF MORTGAGE LOANS WITH
                       PERFORMANCE HOLDBACK RESERVE FUNDS




                             [See Attached Schedule]




                                     B-1I-1

EXHIBIT B-?? SCHEDULE OF PERFORMANCE HOLDBACKS EQUAT TO OR GREATER THAN $250,000

                                                                                                  PERFORMANCE
CONTROL                                                                       CUT-OFF DATE         HOLDBACK
NUMBER       LOAN / PROPERTY NAME                LOAN NUMBER    ORIGINATOR  PRINCIPAL BALANCE       BALANCE
   110    400 Valley Road                       010-00000672      AMCC       3,964,497.55           201,916

   113    Summit Ridge Business Park            7001723           SBRC       2,258,515.84           700,000


   120    Coral Palm Plaza                      7001068           SBRC       9,747,854.92           250,625

   126    Bent Tree Apartments                  6604500           SBRC       9,112,114.42           923,000

   132    Farm Glen Executive Park              7001021           SBRC       8,656,545.20         1,128,084

   141    Bowles Village Shopping Center        6604469           SBRC       8,126,304.63           500,000

   178    Hilby Station Apartments              010-00000677      AMCC       5,071,202.59           400,000

   180    PharmaResearch Office Building        7001859           SBRC       4,989,726.31           300,000

   188    Wilburton Office Building             7001829           SBRC       4,538,666.68           325,886

   201    1400 Manhattan Warehouse Building     010-00000668      AMCC       4,033,623.31


CONTROL
NUMBER       LOAN / PROPERTY NAME                               PERFORMANCE HOLDBACK COMMENTS
   110    400 Valley Road                       Balance capped at $200,000.00. To be disbursed once project more than
                                                95% leased & meets specific UW criteria; remainder when the project is over 95% leased & meets specific UW criteria. If both levels of occupancy not achieved by 11/9/01 remaining bal to be applied to UPB.

   113    Summit Ridge Business Park            The $650,000 holdback amount is to be released when the following conditions are satisfied: (i) the Card Guard $1,000,000 letter of credit (given by Card Guard to landlord pursuant to the Card Guard
                                                Lease) has been assigned to Lender, and (ii) Genisys Financial Corp.
                                                has taken occupancy of the leased premises and paid one months rent under the Genisys Financial Lease at the agreed upon rental rate.
                                                Conditions were met and this amount was released on 4/18/01.

                                                The $700,000 holdback amount is to be released when the following conditions are satisfied: (i) the landlord has consented in writing to
                                                VA Linux subleasing 17,000 sf of space currently leased to VA Linux,
                                                (ii) the subtenant has taken occupancy of the subleased space, and
                                                (iii) the subtenant has paid one months rent at the agreed upon rental rate. VA Linux has not met all conditions for release as of 5/1/01.

   120    Coral Palm Plaza                      2nd Leasing Holdback - $250,000 - to be released upon leasing of 3 currently vacant spaces and payment of rent by those tenants for 3 months

   126    Bent Tree Apartments                  Letter of Credit in the amount of $923,000 to be released in accordance with the Letter of Credit and Security Agreement upon the following conditions: 1) no Event of Default under Loan Documents shall exist and 2) Property achieves a 1.20x debt service coverage ratio for a period of 3 consecutive months.

   132    Farm Glen Executive Park              The Travelers Holdback may be replaced by an acceptable L/C. The
                                                Travelers Holdback will be released upon (a) Borrower's entering into an acceptable lease renewal with Travelers, or (b) the Property's otherwise obtaining a 1.25 coverage ratio based on a trailing 6 months analysis.

   141    Bowles Village Shopping Center        The New Construction Reserve is to be released in three (3) increments of 500,000 each. The first increment is to be released when Borrower presents fully executed leases for at least 50% of the preposed new construction or (ii) completes the exterior shell of the new construction. The second increment is to be released on the second of the above items to occur. The third increment is to be released when the new tenants have taken possession of the new construction space, are paying rent, and the overall debt coverage ratio for the property is 1.5 to 1.0 or greater. If the Borrower executes a lease with a nationally recognized anchor tenant, the first increment to be released equals $1,000,000.

   178    Hilby Station Apartments              Balance capped at $400,000.00. $400,000 holdback is to be disbursed based on stabilized occupancy of 94% and maintaining a minimum DCR of
                                                1.19 (as calculated by Lender in its sole discretion) for 3 consecutive months.

   180    PharmaResearch Office Building        Must meet 1.25 DSCR and 95% Occupancy based on trailing 6 months

   188    Wilburton Office Building             To be released upon Lender's satisfaction of Borrower completing the following requirements : when Borrower furnishes evidence acceptable to Lender that (a) the new 1,500 square foot office building located on the subject Property has been fully leased for a term no less than five (5) years and consistent with the underwriting requirements of the Loan; (b) the new tenant(s) has or have occupied the 1,500 square foot office building pursuant to the lease between the new tenant(s)
                                                and Borrower; and (c) the new tenant(s) has paid at least one month's rent.

   201    1400 Manhattan Warehouse Building     Variable (Up to 377,000) Initial TI/LC deposit of $400,000 plus monthly payments of $3,113 (montly payments waived if escrow balance exceeds $123,000) escrowed until 95% of all space is occupied under leases with remaining terms of at least 3 years, after which the amount in reserve exceeding a $123,000 cap will be refunded. Property was fully leased at loan origination; reserve structure intended to cover the 5/01 expiration of Weyerhauser lease.

                                   EXHIBIT B-2

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY



                                      B-2-1

                                   EXHIBIT B-3

                         FORM OF CUSTODIAL CERTIFICATION

                                     [date]


Salomon Brothers Mortgage Securities VII, Inc.     J.P. Morgan Securities Inc.
388 Greenwich Street                               270 Park Avenue, 6th Floor
New York, New York  10013                          New York, New York  10017

Salomon Brothers Realty Corp.                      Greenwich Capital Financial Products, Inc.
388 Greenwich Street                               600 Steamboat Road
New York, New York  10013                          Greenwich, Connecticut  06830

Artesia Mortgage Capital Corporation               First Union Securities, Inc.
1180 Northwest Maple Street, Suite 202             401 South Tryon Street
Issaquah, Washington  98027                        Charlotte, North Carolina  28288

Greenwich Capital Markets, Inc.                    UBS Warburg LLC
600 Steamboat Road                                 1285 Avenue of the Americas
Greenwich, Connecticut  06830                      New York, New York  10019

Midland Loan Services, Inc.                        ORIX Real Estate Capital Markets, LLC
210 West 10th Street, 6th Floor                    1717 Main Street
Kansas City, Missouri  64105                       Dallas, Texas  75201

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, Maryland  21044

                Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates,
                         Series 2001-C1

Ladies and Gentlemen:

                Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of July 1, 2001 and related to the above-referenced Certificates (the "Agreement"), The Chase Manhattan Bank as custodian on behalf of the Trustee (the "Custodian"), hereby certifies as to each Original Mortgage Loan subject to the Agreement (except as identified in the exception report attached hereto) that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" in the Agreement and all allonges thereto, if any (or a copy of such Mortgage Note, together with a "lost note affidavit" certifying that the original of such Mortgage Note has been lost), the original or copy of each document specified in clauses (ii) through (iv) of the definition of "Mortgage File" in the Agreement, the original or copy of the policy of title insurance specified in clause (vii) of the definition of "Mortgage File" in the Agreement,


                                      B-3-1
originals or copies of any documents specified in clauses (iii) and (v) of the definition of "Mortgage File" in the Agreement (to the extent that the Trustee has actual knowledge that such documents exist), the original or a copy of each document specified in clause (viii) of the definition of "Mortgage File" in the Agreement (without regard to the parenthetical in such clause (viii)), any other Specially Designated Mortgage Loan Documents and, in the case of each Original Mortgage Loan identified on Exhibit B-1D, the original or a copy of the Loan REMIC Declaration specified in clause (xii) of the definition of "Mortgage File" is in its possession or the possession of a Custodian on its behalf; (ii) if the date of this report is more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Custodian of the particular recorded/filed documents);
(iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and
(A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) and Section 2.02(b) of the Agreement and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses
(ii)(A) (other than the zip code), (iii)(A) and (vi)(B) of the definition of "Mortgage Loan Schedule" in the Agreement accurately reflects the information set forth in the Mortgage File. The Custodian, upon request, shall distribute current exception reports to any party to the Agreement, the Rating Agencies or the Certificateholders for as long as there are exceptions outstanding.

                Pursuant to Section 2.02(c) of the Agreement, the Custodian is not under any obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, the Custodian shall not have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                In performing the reviews contemplated by Section 2.02(a) and
Section 2.02(b) of the Agreement, the Trustee or a Custodian on its behalf may have conclusively relied on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's and any Custodian's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i),
(ii), (iii) (to the extent that the Trustee has actual knowledge that such documents exist), (iv), (v) (to the extent that the Trustee has actual knowledge that such documents exist), (vii), (viii) and (xii) of the definition of "Mortgage File" in the Agreement have been received and such additional information as will be necessary for making and/or delivering the certifications required by Section 2.02(a) and Section 2.02(b) of the Agreement. Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall assume for purposes of the certifications delivered pursuant to Section 2.02 of the Agreement, that one state level UCC filing and one county level UCC filing was made for each Mortgaged Property operated as a healthcare or hospitality property.


                                     B-3-2

                Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                       Respectfully,



                                       THE CHASE MANHATTAN BANK
                                       not in its individual capacity but solely as Custodian


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                     B-3-3

                                   EXHIBIT B-4


                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN
     FOR LOANS HAVING BALANCE OF (A) $5,000,000 OR LESS, OR (B) LESS THAN 1%
                 OF OUTSTANDING POOL BALANCE, WHICHEVER IS LESS



To:     Standard & Poor's Ratings Services
        55 Water Street
        New York, New York 10041
        Attn:  Commercial Mortgage Surveillance

        Moody's Investors Service, Inc.
        99 Church Street, 6th floor
        New York, New York 10007


From: Midland Loan Services, Inc., in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among the Master Servicer, Salomon Brothers Mortgage Securities VII, Inc. as Depositor, ORIX Real Estate Capital Markets, LLC as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee and The Chase Manhattan Bank as Certificate Administrator and as Tax Administrator.

Date:   _________, 20__

Re:     Salomon Brothers Mortgage Securities VII, Inc.
        Commercial Mortgage Pass-Through Certificates, Series 2001-C1

        Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:
                                                             ___________________
                                                             ___________________

        Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

        As Master Servicer under the Pooling and Servicing Agreement, we hereby:

                1. Notify you that the Borrower has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:


                                     B-4-1

                                ____    a full defeasance of the payments
                                        scheduled to be due in respect of the
                                        entire Principal Balance of the Mortgage
                                        Loan; or

                                ____    a partial defeasance of the payments
                                        scheduled to be due in respect of a
                                        portion of the Principal Balance of the
                                        Mortgage Loan that represents ___% of
                                        the entire Principal Balance of the
                                        Mortgage Loan and, under the Mortgage,
                                        has an allocated loan amount of
                                        $____________ or _______% of the entire
                                        Principal Balance;

                2. Certify as to each of the following, and any additional explanatory notes set forth on Exhibit A hereto:


                        a) The Mortgage Loan Documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                        b) The defeasance was consummated on __________, 20__.

                        c) The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance,
        (iii) are rated 'AAA' by Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

                         CUSIP RATE MAT PAY DATES ISSUED

                        d) The Master Servicer received an opinion of counsel (from counsel approved by the Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

                        e) The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                                ____    the related Borrower was a
                                        Single-Purpose Entity (as defined in
                                        Standard & Poor's Structured Finance
                                        Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.


                                     B-4-2

                                ____    the related Borrower designated a
                                        Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                                ____    the Master Servicer designated a
                                        Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                        f) The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account in the name of the Defeasance Obligor, which account is maintained as a securities account by the Certificate Administrator acting as a securities intermediary.

                        g) As securities intermediary, the Certificate Administrator is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

                        h) The Master Servicer received from the Borrower written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Mortgage Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                        i) The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Borrower and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                        j) The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments, (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Borrower only after the Mortgage Loan has been paid in full,


                                     B-4-3
        if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                        k) The entire Principal Balance of the Mortgage Loan as of the date of defeasance was $___________ [$5,000,000 OR LESS OR LESS THAN ONE PERCENT OF POOL BALANCE, WHICHEVER IS LESS] which is less than 1% of the Aggregate Certificate Balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by us (the "Current Report").

                        l) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the Aggregate Certificate Balance of the Certificates as of the date of the Current Report.

                3. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee or Custodian on its behalf for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's Mortgage File.

                4. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement; and

                5. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

                6. Agree to provide copies of all items listed in Exhibit B to you upon request.

        IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.



                                            MIDLAND LOAN SERVICES, INC.
                                            as Master Servicer


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                     B-4-4

                                   EXHIBIT C-1


                   LETTERS OF REPRESENTATIONS AMONG DEPOSITOR,
                CERTIFICATE ADMINISTRATOR AND INITIAL DEPOSITORY



                                     C-1-1

                                     [LOGO]

          Book-Entry-Only Collateralized Mortgage Obligations (CMOs)--
            Without Owner Option to Redeem/Pass-Through Securities/
                          and Asset-Backed Securities

                           LETTER OF REPRESENTATIONS
                     [To be Completed by Issuer and Agent]

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 ----------------------------------------------
                                [Name of Issuer]

                 THE CHASE MANHATTAN BANK
                 ----------------------------------------------
                                [Name of Agent]

                                                        July 30, 2001
                                                        -----------------------
                                                                      [Date]

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY 10041-0099

     Re: SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
         ----------------------------------------------------------------------
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
         ----------------------------------------------------------------------
         2001-C1, CLASS A-1, A-2, A-3, B, C, D, E, X-1, X-2, F, G, H, J, K
         ----------------------------------------------------------------------
                         [Issue description (the "Securities")]

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of Securities dated July 1, 2001 (the "Document"). *
                    ------------                   ----------------------------
                                                 ["Underwriter/Placement Agent"]

*SALOMON SMITH BARNEY INC., GREENWICH CAPITAL MARKETS, INC., FIRST UNION SECURITIES, INC., J.P. MORGAN SECURITIES INC., AND UBS WARBURG LLC.

is distributing the Securities through The Depository Trust Company ("DTC").

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

         1. Prior to closing on the Securities on July 31, 2001 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.]

         [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

         On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

         On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                                   Supervisor, Proxy Unit
                                   Reorganization Department
                                   The Depository Trust Company
                                   55 Water Street 50th Floor
                                   New York, NY 10041-0099

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                              Manager, Call Notification Department
                              The Depository Trust Company
                              711 Stewart Avenue
                              Garden City, NY 11530-4719


     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                              Manager, Reorganization Department
                              Reorganization Window
                              The Depository Trust Company
                              55 Water Street 50th Floor
                              New York, NY 10041-0099

     6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

     Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                              Supervisor, Put Bond Unit
                              Reorganization Department
                              The Depository Trust Company
                              55 Water Street 50th Floor
                              New York, NY 10041-0099

          7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

          8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                              Manager, Announcements
                              Dividend Department
                              The Depository Trust Company
                              55 Water Street 25th Floor
                              New York, NY 10041-0099

          9. Issuer represents: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.] [The interest accrual period is record date to record date.]

          10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855-4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

     16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any participant having Securities credited to its DTC accounts.

     20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

     23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

     24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time: (a) any exemptions from registration under the Securities Act of 1933;
(b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

     25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

     26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

     27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:


     Representations for Rule 144A Securities
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Notes:
------

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.



                                  Very truly yours,

                                  SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                  ----------------------------------------------
                                                     [Issuer]

                                  By: /s/ Angela Vleck
                                     -------------------------------------------
                                           [Authorized Officer's Signature]

                                    THE CHASE MANHATTAN BANK
                                  ----------------------------------------------
                                                     [Agent]

                                  By:
                                     -------------------------------------------
                                           [Authorized Officer's Signature]

Received and Accepted:
THE DEPOSITORY TRUST COMPANY




cc:  Underwriter/Placement Agent
     Underwriter's/Placement Agent's Counsel

Notes:

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.


Very truly yours,

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
-----------------------------------------------
                    [Issuer]

By:
   --------------------------------------------
     [Authorized Officer's Signature]

         THE CHASE MANHATTAN BANK
   --------------------------------------------
                    [Agent]


By:  /s/  illegible
   --------------------------------------------
       [Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By:  /s/ illegible
     ------------------------------------------

Funds should be wired to:

The Chase Manhattan Bank
ABA #021 000 021
For credit to a/c Cede & Co.
c/o The Depository Trust Company

[Select Appropriate Account.]

Dividend Deposit Account #066-026776

Redemption Deposit Account #066-027306

Reorganization Deposit Account #066-027608

cc: Underwriter/Placement Agent
    Underwriter's/Placement Agent's Counsel

                                                                      SCHEDULE A
                                                                      ----------

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
              Salomon Brothers Commercial Mortgage Trust 2001-C1,
                               (Described Issue)


                                                                               Initial
   Class              CUSIPS       Principal Amount       Maturity(1)       Pass-Through
   -----              ------       ----------------       -----------          Rate(2)
                                                                            ------------
Class A-1           79548C BF 2         $50,000,000      December, 2035           5.1370%
Class A-2           79548C BG 0        $169,525,000      December, 2035           6.2260%
Class A-3-1         79548C BH 8        $400,000,000      December, 2035           6.4280%
Class A-3-2         79548C BH 8        $114,049,000      December, 2035           6.4280%
Class B-1           79548C BJ 4         $40,490,000      December, 2035            6.580%
Class C-1           79548C BK 1         $40,489,000      December, 2035            6.729%
Class D-1           79548C BL 9         $11,909,000      December, 2035            6.831%
Class E-1           79548C BM 7         $14,290,000      December, 2035            6.310%
Class X-1-1(3)      79548C BN 5        $400,000,000(4)   December, 2035           0.7717%
Class X-1-2(3)      79548C BN 5        $400,000,000(4)   December, 2035           0.7717%
Class X-1-3(3)      79548C BN 5        $152,694,295(4)   December, 2035           0.7717%
Class X-2-1(3)      79548C BQ 8        $400,000,000(4)   December, 2035           1.2464%
Class X-2-2(3)      79548C BQ 8        $146,469,000(4)   December, 2035           1.2464%
Class F-1(3)        79548C BS 4         $14,291,000      December, 2035            6.405%
Class G-1(3)        79548C BU 9         $14,290,000      December, 2035            6.784%
Class H-1(3)        79548C BW 5         $19,054,000      December, 2035            6.138%
Class H-S(5)        U72878 EQ 7                  $0      December, 2035            6.138%
Class J-1(3)        79548C BY 1         $19,054,000      December, 2035            6.138%
Class J-S(5)        U72878 ER 5                  $0      December, 2035            6.138%
Class K-1(3)        79548C CA 2          $7,145,000      December, 2035            6.138%

(1) The maturity date in the specified month will be the 18th Calendar day of such month or, if such 18th calendar day is not a business day, then the next succeeding business day following such 18th calendar day.

(2) Approximate.

(3) Rule 144A Securities.

(4) Notional Amount.

(5) Regulation S Securities.

                                                                      SCHEDULE B

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                      -----------------------------------
 (Prepared by DTC-bracketed material may be applicable only to certain issues)


     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

Class X-1, X-2, F and G

                                     [LOGO]


                  Representations for Rule 144A Securities --
                to be included in DTC Letter of Representations

     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,(1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to company with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.]

[an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment Grade Securities").]

     3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

--------------------------
     (1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                                Class H, J and K


                                     [LOGO]

                   Representations for Rule 144A Securities--
                to be included in DTC Letter of Representations
                -----------------------------------------------


     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities(1), eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are: [Note: Issuer must represent one of the following, and shall cross out the other.]

[included within Portal, a Self-Regulatory Organization System approved by the Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A) an "SRO Rule 144A System").]

     3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

--------------
     (1)A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                                   [DTC LOGO]


 REPRESENTATIONS FOR SECURITIES ELIGIBLE FOR TRANSFER PURSUANT TO REGULATION S
       WHERE ISSUER HAS REQUESTED A TEMPORARY "CHILL" ON DELIVER ORDERS--
                TO BE INCLUDED IN DTC LETTER OR REPRESENTATIONS

                              CLASS H AND CLASS J

     Issuer has requested that, with respect to the Securities that are eligible for transfer pursuant to Regulation S, which have been identified by a separate CUSIP number (the "Regulation S Securities"), DTC not effect book-entry deliveries (except deliveries via DTC's Deposit/Withdrawal at Custodian DWAC system in Participant accounts maintained by banks that act as depositaries for Cedel and Euroclear) until September 9, 2001.

     In the event that Issuer desires an extension or shortening of this "Deliver Order Chill," Issuer or Agent' shall send DTC a notice requesting that the Deliver Order Chill be eliminated as of a specified date. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days prior to the date specified for elimination of the Deliver Order Chill. If sent by telecopy, such notice shall be sent to (212) 344-1531 or
(212) 855-3728. Issuer or Agent shall confirm DTC's receipt of such telecopy by telephoning DTC's Underwriting Department at (212) 855-3731. If delivered by hand or sent by mail or overnight delivery, such notice shall be sent to:

                              Manager, Eligibility Section
                              Underwriting Department
                              The Depository Trust Company
                              55 Water Street 19th Floor
                              New York, NY 10041-0099





--------------------
     (1)Agent shall be defined as Depositary, Trustee, Trust Company, Issuing Agent and/or Paying Agent as such definition applies in the DTC Letter of Representations to which this rider may be attached.

                                   EXHIBIT C-2


               FORM OF ARTESIA BANKING CORPORATION COMFORT LETTER
              RELATING TO THE AMCC MORTGAGE LOAN PURCHASE AGREEMENT


                          [See Attached Comfort Letter]



                                     C-2-1

                                                             As of July 31, 2001

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street, 11th Floor
New York, New York 10013

Wells Fargo Bank Minnesota, N.A.
45 Broadway, 12th Floor
New York, New York 10006

Ladies and Gentlemen:

                In connection with the issue, offer and sale of the Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates"), in which Artesia Mortgage Capital Corporation ("AMCC") is involved in its capacity as a mortgage loan seller, and for which the closing date is scheduled on or about July 31, 2001, AMCC and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") will enter into a Mortgage Loan Purchase Agreement dated as of July 25, 2001 (the "Agreement"). Capitalized terms not defined herein shall have the respective meanings ascribed thereto in the Agreement.

                Taking into account the capital links between Artesia Banking Corporation N.V./S.A. ("Artesia BC") and AMCC, which is a 100% affiliate of Artesia BC, and taking into account the interest of Artesia BC in the issue, offer and sale of the Certificates and the securitization market, Artesia BC irrevocably agrees for the benefit of SBMS VII, the trustee under the pooling and servicing agreement pursuant to which the Certificates were issued and the registered holders and beneficial owners of the Certificates (collectively, the "Beneficiaries"), to do any and all things and take any and all actions which may be necessary or appropriate to enable AMCC to execute and perform all of its obligations pursuant to the Agreement (collectively, the "Obligations"), including, without limitation, making all of the representations and warranties on behalf of AMCC and supporting any financial consequences incurred by any of the liability provisions of the Agreement. Without limiting the foregoing, in the event that AMCC encounters any difficulties of a human, technical or financial nature that may endanger its execution and performance of the Obligations, Artesia BC shall provide any and all human resources, technical assistance and financial intervention that may be necessary or appropriate to ensure the execution and performance of the Obligations.

                Subject to the following sentence, Artesia BC shall keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this letter agreement and to perform its respective duties under this letter agreement. Artesia BC may, however, be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which Artesia BC shall be a party, or any Person succeeding to the business of Artesia BC, shall be the successor of Artesia BC hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                Furthermore and subject to the following sentence, Artesia BC shall cause AMCC to keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, with a net worth of at least $15,000,000 (U.S.), and shall cause AMCC to obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Agreement and to execute and perform the Obligations. AMCC may, however, be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, Artesia BC shall cause any Person resulting from any merger or consolidation to which AMCC shall be a party, or any Person succeeding to the business of AMCC, to assume the Obligations in writing and to be the successor of AMCC under the Agreement in all respects.

                Upon the occurrence of any of the following events, Artesia BC shall become directly and primarily liable for the Obligations:

                1. A failure on the part of Artesia BC to perform its obligations under this letter agreement, which failure continues unremedied for ten days following notice by any Beneficiary to Artesia BC of such failure; or

                2. A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary cause under any present or future federal, state or foreign bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against AMCC and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

                3. AMCC shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                4. AMCC shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its


Artesia Comfort Letter (No. 2)
                        creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

                No delay on the part of any Beneficiary in the exercise of any right or remedy arising under this letter agreement, the Agreement or otherwise with respect to all or any part of the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any Beneficiary of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this letter agreement or the Agreement shall be binding upon any Beneficiary, except as expressly set forth in a writing duly signed and delivered by such Beneficiary. Failure by any Beneficiary at any time or times hereafter to require strict performance by AMCC, any other guarantor of all or any part of the Obligations or any other person or entity of any of the provisions, warranties, terms and conditions contained in the Agreement now or at any time or times hereafter executed by such persons or entities and delivered to any Beneficiary shall not waive, affect or diminish any right of any Beneficiary at any time or times hereafter to demand strict performance thereof or of this letter agreement, and such right shall not be deemed to have been waived by any act or knowledge of any Beneficiary, or any Beneficiary's respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to AMCC or Artesia BC, as applicable, specifying such waiver, and is signed by the Beneficiary against which enforcement is sought.

                To the maximum extent permitted by law, Artesia BC hereby waives any and all defenses to its obligations hereunder that would be available to a surety.

                THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                ARTESIA BC IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS LETTER AGREEMENT OR THE AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND ARTESIA BC IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. ARTESIA BC AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. ARTESIA BC WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.


Artesia Comfort Letter (No. 2)

                ARTESIA BC AGREES THAT THE BENEFICIARIES SHALL HAVE THE RIGHT TO PROCEED AGAINST IT OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE BENEFICIARIES TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF A BENEFICIARY. ARTESIA BC WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH A BENEFICIARY MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

                ARTESIA BC IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT C/O AMCC, AT 1180 NORTHWEST MAPLE STREET, SUITE 202, ISSAQUAH, WASHINGTON 98027,
ATTENTION: GUY COOLS, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. ARTESIA BC IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS LETTER AGREEMENT OR THE AGREEMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF A BENEFICIARY TO BRING PROCEEDINGS AGAINST ARTESIA BC IN THE COURTS OF ANOTHER JURISDICTION.

                ARTESIA BC WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE AGREEMENT. ANY BENEFICIARY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS LETTER AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ARTESIA BC TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                Any notice, demand, request or other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given and delivered to Artesia Banking Corporation N.V./S.A. at 1 WTC-tower 1, Boulevard du Roi Albert II, 30 Bte2, B-1000 Brussels, Attention:
Christel Jennes, Head of Legal Risk.

                Wherever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this letter agreement.

                Subject to the following paragraph, this letter will remain in full force and effect and may not be terminated or otherwise revoked until the full and final repayment of all of the Certificates outstanding.


Artesia Comfort Letter (No. 2)

                If Artesia BC sells the majority of shares in AMCC, Artesia BC may be relieved of its obligations under this letter upon the satisfaction of all of the following conditions:

1. the purchaser of those shares or another entity is willing to perform, and assumes in writing, the obligations of Artesia BC under this letter agreement;

2. the entity that is to assume the obligations of Artesia BC under this letter agreement has a senior unsecured debt rating of no less than "A2" from Moody's Investors Service, Inc. ("Moody's") and "A+" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.; and

3. Moody's and S&P have confirmed in writing that the substitution of the obligor hereunder will not result in the qualification, downgrade or withdrawal of any rating assigned thereby to any Class of Certificates.


                            [SIGNATURE PAGE FOLLOWS]


Artesia Comfort Letter (No. 2)

                                          Very truly yours,

                                          ARTESIA BANKING CORPORATION N.V./S.A.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


Acknowledged and agreed to as of the      day of
July, 2001

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


By:
   -----------------------------
   Name:
   Title:

Acknowledged and agreed to as of the      day of
July, 2001


WELLS FARGO BANK MINNESOTA, N.A.
As Trustee on behalf of itself and the Certificateholders


By:
   -----------------------------
   Name:
   Title:


Artesia Comfort Letter (No. 2)

                                   EXHIBIT D-1


                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                     [date]


The Chase Manhattan Bank
1111 Fannin, 12th Floor
Houston, Texas  77002
Attention:   Mortgage Backed Services,
             Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1


                Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates,
                         Series 2001-C1

                In connection with the administration of the Mortgage Files held by you as custodian (in such capacity, the "Custodian") on behalf of the trustee under a certain Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor, the undersigned as master servicer (the "Master Servicer"), ORIX Real Estate Capital Markets, LLC as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee") and you, The Chase Manhattan Bank, as Certificate Administrator and as Tax Administrator, the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______  1.      Mortgage Loan paid in full.

                The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______  2.      Other.  (Describe)_____________________________________________
                _______________________________________________________________


                                     D-1-1

                The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                MIDLAND LOAN SERVICES
                                as Master Servicer


                                By:
                                    -------------------------------------------
                                      Name:
                                      Title:


                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [date]


The Chase Manhattan Bank
1111 Fannin, 12th Floor
Houston, Texas  77002
Attention:   Mortgage Backed Services,
             Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1


                Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Pass-Through Certificates, Series 2001-C1

                In connection with the administration of the Mortgage Files held by you as custodian (the "Custodian") on behalf of the Trustee (as defined below) under a certain Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor, Midland Loan Services, Inc. as master servicer, the undersigned as special servicer ( "Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee") and you, The Chase Manhattan Bank, as Certificate Administrator and as Tax Administrator, the undersigned as Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Custodian on behalf of the Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting Mortgage File (or portion thereof):

______  1.      The Mortgage Loan is being foreclosed.

______  2.      Other.  (Describe) _____________________________________________
                ________________________________________________________________

                The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our


                                     D-2-1
receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

                Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                ORIX REAL ESTATE CAPITAL
                                      MARKETS, LLC
                                as Special Servicer



                                By:
                                   ---------------------------------------------
                                     Name:
                                     Title:


                                     D-2-2

                                    EXHIBIT E


                     FORM OF STATEMENT TO CERTIFICATEHOLDERS


                                 [See Attached]

DISTRIBUTION DATE: 20-Aug-2001
RECORD DATE:   31-Jul-2001
CLOSING DATE:  30-Jul-2001
NEXT PMT DATE: 18-Sep-2001


               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                          CONTACT INFORMATION


FUNCTION                  NAMES / ADDRESSES
--------                  -----------------
Depositor
                          Salomon Brothers Mortgage Corporation
                          388 Greenwich Street
                          New York, NY 10013
Servicer
                          Midland Loan Services
                          PO Box 419127
                          Kansas City, MO 64141
                          (816) 435-5000
Special Servicer
                          Orix Real Estate Capital Management
                          1717 Main Street
                          Dallas, TX 75201
                          (214) 237-2000
Trustee
                          Wells Fargo Bank
                          Columbia, MD 21044
                          (410) 884-2000

Certificate
                          Chase Manhattan Bank
Administrator             450 W. 33rd Street, 14th Floor
                          New York, NY 10001
                          (212) 946-3200

Relationship Manager      Diane Wallace
                          (212) 946-8583
                          Email : diane.e.wallace@chase.com




REPORTS AVAILABLE AT WWW.CHASE.COM/ABSMBS


                               TABLE OF CONTENTS

STATEMENT SECTIONS                                                     PAGE(s)
------------------                                                     -------
Certificate Distribution Detail                                        2 - 7
Certificate Ratings Detail                                             8
Mortgage Loan Stratification Tables                                    9 - 11
Loan Status Detail                                                     12
Property History Detail                                                13
Delinquency Loan Detail                                                14
Historical Delinquency Detail                                          15
Specially Serviced Loan Detail                                         16
Specially Serviced Historical Information                              17
Principal Prepayment Detail                                            18
Modified Loan Detail                                                   19
Realized Loss Detail                                                   20


The information contained herein has been obtained from sources believed to be reliable, but The Chase Manhattan Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by Chase from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields. Chase makes no representations as to the appropriateness for any person of any investment in the securities.


                   REPORTS AVAILABLE AT www.chase.com/absmbs

[CHASE LOGO]                                      (c) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 20-Aug-2001                              Page 2 of 20
RECORD DATE:          31-Jul-2001                           STDDEAL
CLOSING DATE:         30-Jul-2001
NEXT PMT DATE:        18-Sep-2001



               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

                             DISTRIBUTION IN DOLLARS

                                 CURRENT PASS    ORIGINAL FACE    BEGINNING PRINCIPAL
CLASS           CUSIP            THROUGH RATE       VALUE            BALANCE                    PRINCIPAL
--------------------------------------------------------------------------------------------------------
A1              N/A              0.00000000%         1.00               0.00                        0.00
A 2             N/A              0.00000000%         1.00               0.00                        0.00
B               N/A              0.00000000%         1.00               0.00                        0.00
C               N/A              0.00000000%         1.00               0.00                        0.00
D               N/A              0.00000000%         1.00               0.00                        0.00
E               N/A              0.00000000%         1.00               0.00                        0.00
F               N/A              0.00000000%         1.00               0.00                        0.00
G               N/A              0.00000000%         1.00               0.00                        0.00
H               N/A              0.00000000%         1.00               0.00                        0.00
J               N/A              0.00000000%         1.00               0.00                        0.00
K               N/A              0.00000000%         1.00               0.00                        0.00
L               N/A              0.00000000%         1.00               0.00                        0.00
M               N/A              0.00000000%         1.00               0.00                        0.00
N               N/A              0.00000000%         1.00               0.00                        0.00
P               N/A              0.00000000%         1.00               0.00                        0.00
X               N/A              0.00000000%         1.00               0.00                        0.00
Y               N/A              0.00000000%         1.00               0.00                        0.00
R               N/A              0.00000000%         1.00               0.00                        0.00
--------------------------------------------------------------------------------------------------------

TOTALS                                              19.00               0.00                        0.00
========================================================================================================


                       PREPAYMENT                             REALIZED
                    PREMIUMS / YIELD                       LOSSES/TRUST       ENDING PRINCIPAL
CLASS    INTEREST     MAINT CHARGES               TOTAL       EXPENSES           BALANCE
---------------------------------------------------------------------------------------------
A1         0.00          0.00                       0.00         0.00            0.00
A 2        0.00          0.00                       0.00         0.00            0.00
B          0.00          0.00                       0.00         0.00            0.00
C          0.00          0.00                       0.00         0.00            0.00
D          0.00          0.00                       0.00         0.00            0.00
E          0.00          0.00                       0.00         0.00            0.00
F          0.00          0.00                       0.00         0.00            0.00
G          0.00          0.00                       0.00         0.00            0.00
H          0.00          0.00                       0.00         0.00            0.00
J          0.00          0.00                       0.00         0.00            0.00
K          0.00          0.00                       0.00         0.00            0.00
L          0.00          0.00                       0.00         0.00            0.00
M          0.00          0.00                       0.00         0.00            0.00
N          0.00          0.00                       0.00         0.00            0.00
P          0.00          0.00                       0.00         0.00            0.00
X          0.00          0.00                       0.00         0.00            0.00
Y          0.00          0.00                       0.00         0.00            0.00
R          0.00          0.00                       0.00         0.00            0.00
--------------------------------------------------------------------------------------
TOTALS     0.00          0.00                       0.00         0.00            0.00
=====================================================================================


[CHASE LOGO]                                     (c) 2000, CHASE MANHATTAN BANK

                   REPORTS AVAILABLE AT www.chase.com/absmbs

DISTRIBUTION DATE: 20-Aug-2001                                     Page 3 of 20
RECORD DATE:   31-Jul-2001                                         STDDEAL
CLOSING DATE:  30-Jul-2001
PMT DATE:      18-Sep-2001



               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                        CERTIFICATE DISTRIBUTION DETAIL


                 Factor Information per $1,000 of Original Face

                               BEGINNING PRINCIPAL
CLASS             CUSIP            FACTOR               PRINCIPAL         INTEREST
----------------------------------------------------------------------------------
A1                N/A            0.00000000             0.00000000        0.00000000
A2                N/A            0.00000000             0.00000000        0.00000000
B                 N/A            0.00000000             0.00000000        0.00000000
C                 N/A            0.00000000             0.00000000        0.00000000
D                 N/A            0.00000000             0.00000000        0.00000000
E                 N/A            0.00000000             0.00000000        0.00000000
F                 N/A            0.00000000             0.00000000        0.00000000
G                 N/A            0.00000000             0.00000000        0.00000000
H                 N/A            0.00000000             0.00000000        0.00000000
J                 N/A            0.00000000             0.00000000        0.00000000
K                 N/A            0.00000000             0.00000000        0.00000000
L                 N/A            0.00000000             0.00000000        0.00000000
M                 N/A            0.00000000             0.00000000        0.00000000
N                 N/A            0.00000000             0.00000000        0.00000000
P                 N/A            0.00000000             0.00000000        0.00000000
X                 N/A            0.00000000             0.00000000        0.00000000
Y                 N/A            0.00000000             0.00000000        0.00000000
R                 N/A            0.00000000             0.00000000        0.00000000
------------------------------------------------------------------------------------
TOTALS                           0.00000000             0.00000000        0.00000000
====================================================================================



         PREPAYMENT                              REALIZED
       PREMIUMS/YIELD                           LOSSES/TRUST    ENDING PRINCIPAL
CLASS   MAINT CHARGES               TOTAL        EXPENSES         BALANCE
--------------------------------------------------------------------------------
A1        0.00000000                0.00000000      0.00000000      0.00000000
A2        0.00000000                0.00000000      0.00000000      0.00000000
B         0.00000000                0.00000000      0.00000000      0.00000000
C         0.00000000                0.00000000      0.00000000      0.00000000
D         0.00000000                0.00000000      0.00000000      0.00000000
E         0.00000000                0.00000000      0.00000000      0.00000000
F         0.00000000                0.00000000      0.00000000      0.00000000
G         0.00000000                0.00000000      0.00000000      0.00000000
H         0.00000000                0.00000000      0.00000000      0.00000000
J         0.00000000                0.00000000      0.00000000      0.00000000
K         0.00000000                0.00000000      0.00000000      0.00000000
L         0.00000000                0.00000000      0.00000000      0.00000000
M         0.00000000                0.00000000      0.00000000      0.00000000
N         0.00000000                0.00000000      0.00000000      0.00000000
P         0.00000000                0.00000000      0.00000000      0.00000000
X         0.00000000                0.00000000      0.00000000      0.00000000
Y         0.00000000                0.00000000      0.00000000      0.00000000
R         0.00000000                0.00000000      0.00000000      0.00000000
-------------------------------------------------------------------------------
TOTALS    0.00000000                0.00000000      0.00000000      0.00000000
===============================================================================


[CHASE LOGO]                                      (c) 2000, CHASE MANHATTAN BANK


                   REPORTS AVAILABLE AT www.chase.com/absmbs

DISTRIBUTION DATE:    20-Aug-2001                                Page 4 of 20
RECORD DATE:          31-Jul-2001                                STDDEAL
CLOSING DATE:         30-Jul-2001
NEXT PMT DATE:        18-Sep-2001


               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                         CERTIFICATE DISTRIBUTION DETAIL

Available Funds                                              0.00

Principal Distribution Amount                                0.00

Prepayment Interest Shortfall                                0.00

Default Interest                                             0.00

Excess Interest                                              0.00

Extraordinary Trust Fund Expenses                            0.00


Interest Reserve Account

Deposits                                                     N/A

Withdrawals                                                  N/A




Balance Information


                                     SCHEDULED
GROUP            LOAN COUNT AT       BALANCE AT       BEGINNING LOAN     BEGINNING       BEGINNING UNPAID
                 SECURITIZATION     SECURITIZATION      COUNT         SCHEDULED BALANCE     BALANCE
---------------------------------------------------------------------------------------------------------
1                       1               0.00             0                0.00              0.00
---------------------------------------------------------------------------------------------------------
TOTALS                  1               0.00             0                0.00              0.00
=========================================================================================================


        ENDING LOAN      ENDING SCHEDULED    ENDING UNPAID
           COUNT            BALANCE             BALANCE
----------------------------------------------------------
1               0               0.00              0.00
----------------------------------------------------------
TOTALS          0               0.00              0.00
==========================================================



Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

                                        AGGREGATED
 PERIOD              NUMBER         PRINCIPAL BALANCE     PERCENTAGE
--------------------------------------------------------------------
1 Month                0                  0.00              0.000000%
2 Months               0                  0.00              0.000000%
3+ Months              0                  0.00              0.000000%
In Foreclosure         0                  0.00              0.000000%
REO                    0                  0.00              0.000000%
Bankruptcies           0                  0.00              0.000000%
--------------------------------------------------------------------
TOTALS                 0                  0.00              0.000000%
=====================================================================


[CHASE LOGO]                                     (c) 2000, CHASE MANHATTAN BANK

                    REPORTS AVAILABLE AT www.chase.com/absmbs

DISTRIBUTION DATE : 20-Aug-2001                                   PAGE 5 OF 20
RECORD DATE :       31-Jul-2001                                   STDDEAL
CLOSING DATE :      30-Jul-2001
NEXT PMT DATE :     18-Sep-2001




               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                         CERTIFICATE DISTRIBUTION DETAIL


Prepayment Penalties


Class         Prepayment      Yield Maintenance
              Premium
-----------------------------------------------
A1            0.00            0.00
A2            0.00            0.00
B             0.00            0.00
C             0.00            0.00
D             0.00            0.00
E             0.00            0.00
F             0.00            0.00
G             0.00            0.00
H             0.00            0.00
J             0.00            0.00
K             0.00            0.00
L             0.00            0.00
M             0.00            0.00
N             0.00            0.00
P             0.00            0.00
X             0.00            0.00
Y             0.00            0.00
R             0.00            0.00
----------------------------------
TOTALS        0.00            0.00
----------------------------------

Advance Summary

Current Principal & Interest Advances                         0.00

Outstanding Principal & Interest Advances                     0.00

Reimbursement of Interest on any P&I Advances                 0.00


Servicing Advances

Current Servicing Advances                                    0.00

Outstanding Servicing Advances                                0.00

Reimbursement of Interest on any Servicing Advances           0.00


                    Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                     (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE : 20-Aug-2001                                   PAGE 6 OF 20
RECORD DATE :       31-Jul-2001                                   STDDEAL
CLOSING DATE :      30-Jul-2001
NEXT PMT DATE :     18-Sep-2001




               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

Fee Summary

Master Servicing Fees                                                 0.00

Sub-Servicing Fees                                                    0.00

Trustee Fees                                                          0.00

Special Servicer Fee                                                  0.00

Disposition Fee                                                       0.00

Workout Fee                                                           0.00


Appraisal Reduction Amounts

Loan Number     Appraisal       Appraisal
                Reduction       Reduction Amount
                Effected
                Date
-------------------------------------------------
none




                    Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                     (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE : 20-Aug-2001                                   PAGE 7 OF 20
RECORD DATE :       31-Jul-2001                                   STDDEAL
CLOSING DATE :      30-Jul-2001
NEXT PMT DATE :     18-Sep-2001




               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL



Class        Accrued           Prepayment    Beginning     Interest      Total Interest  Certificate    Ending
             Certificate       Interest      Unpaid         Loss          Payable        Interest       Unpaid
             Interest          Shortfall     Interest                                    Distributable  Interest
-----------------------------------------------------------------------------------------------------------------
A1           0.00              0.00          0.00            0.00           0.00          0.00           0.00
A2           0.00              0.00          0.00            0.00           0.00          0.00           0.00
B            0.00              0.00          0.00            0.00           0.00          0.00           0.00
C            0.00              0.00          0.00            0.00           0.00          0.00           0.00
D            0.00              0.00          0.00            0.00           0.00          0.00           0.00
E            0.00              0.00          0.00            0.00           0.00          0.00           0.00
F            0.00              0.00          0.00            0.00           0.00          0.00           0.00
G            0.00              0.00          0.00            0.00           0.00          0.00           0.00
H            0.00              0.00          0.00            0.00           0.00          0.00           0.00
J            0.00              0.00          0.00            0.00           0.00          0.00           0.00
K            0.00              0.00          0.00            0.00           0.00          0.00           0.00
L            0.00              0.00          0.00            0.00           0.00          0.00           0.00
M            0.00              0.00          0.00            0.00           0.00          0.00           0.00
N            0.00              0.00          0.00            0.00           0.00          0.00           0.00
P            0.00              0.00          0.00            0.00           0.00          0.00           0.00
X            0.00              0.00          0.00            0.00           0.00          0.00           0.00
Y            0.00              0.00          0.00            0.00           0.00          0.00           0.00
R            0.00              0.00          0.00            0.00           0.00          0.00           0.00
-------------------------------------------------------------------------------------------------------------
TOTALS       0.00              0.00          0.00            0.00           0.00          0.00           0.00


                    Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                     (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE : 20-Aug-2001                                   PAGE 8 OF 20
RECORD DATE :       31-Jul-2001                                   STDDEAL
CLOSING DATE :      30-Jul-2001
NEXT PMT DATE :     18-Sep-2001




               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                           CERTIFICATE RATINGS DETAIL

                                            Original Ratings                        Changed Ratings/Change Date(1)
Class         CUSIP        -------------------------------------------------       ----------------------------------
                               DCR          Fitch        Moody's      S & P         DCR    Fitch    Moody's     S & P
---------------------------------------------------------------------------------------------------------------------
A1            N/A              X            X            X            X
A2            N/A              X            X            X            X
B             N/A              X            X            X            X
C             N/A              X            X            X            X
D             N/A              X            X            X            X
E             N/A              X            X            X            X
F             N/A              X            X            X            X
G             N/A              X            X            X            X
H             N/A              X            X            X            X
J             N/A              X            X            X            X
K             N/A              X            X            X            X
L             N/A              X            X            X            X
M             N/A              X            X            X            X
N             N/A              X            X            X            X
P             N/A              X            X            X            X
X             N/A              X            X            X            X
Y             N/A              X            X            X            X
R             N/A              X            X            X            X

         NR   -   Designates that the class was not rated by the above agency at the time of original issuance.

         N/A  -   Not applicable.

         X    -   Designates that the rating agency did not rate class at the time of issuance.

(1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report. It is possible that the current ratings may have changed before the release of this report, hence, Chase recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.


                    Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                     (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE : 20-Aug-2001                                   PAGE 9 OF 20
RECORD DATE :       31-Jul-2001                                   STDDEAL
CLOSING DATE :      30-Jul-2001
NEXT PMT DATE :     18-Sep-2001


               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                      MORTGAGE LOAN STRATIFICATION TABLES

                STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT


                                    # of     Principal     % of Agg.         Weighted Average
                                    Loans    Balance ($)   Prin.Bal.  ------------------------------
Ending Scheduled Balance Amount                                        WAM  Note Rate(%)     DSCR
----------------------------------------------------------------------------------------------------
$1,000,000 or Less                  0        0.00                      0    0.000000        0.000000
$1,000,001 to $2,000,000            0        0.00                      0    0.000000        0.000000
$2,000,001 to $4,000,000            0        0.00                      0    0.000000        0.000000
$4,000,001 to $6,000,000            0        0.00                      0    0.000000        0.000000
$6,000,001 to $8,000,000            0        0.00                      0    0.000000        0.000000
$8,000,001 to $10,000,000           0        0.00                      0    0.000000        0.000000
$10,000,001 to $15,000,000          0        0.00                      0    0.000000        0.000000
$15,000,001 to $20,000,000          0        0.00                      0    0.000000        0.000000
----------------------------------------------------------------------------------------------------
Totals                              0        0.00             0.00     0    0.000000        0.000000
----------------------------------------------------------------------------------------------------
AVERAGE PRINCIPAL BALANCE :                  0.00


                          STRATIFICATION BY STATE CODE

                         # of     Principal     % of Agg.             Weighted Average
                         Loans    Balance ($)   Prin.Bal.  ----------------------------------
State Code                                                 WAM      Note Rate(%)     DSCR
---------------------------------------------------------------------------------------------
FLORIDA                  0           0.00                      0    0.000000         0.000000
  Totals                 0           0.00             0.00     0    0.000000         0.000000


                    Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                     (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :  20-Aug-2001                                   PAGE 10 OF 20
RECORD DATE :        31-Jul-2001                                   STDDEAL
CLOSING DATE :       30-Jul-2001
NEXT PMT DATE :      18-Sep-2001

               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                       MORTGAGE LOAN STRATIFICATION TABLES

--------------------------------------------------------------------------------

                       STRATIFICATION BY CURRENT NOTE RATE

====================================================================================================
                                                                             Weighted Average
                           # of     Principal Balance    % of Agg.    ------------------------------
Current Note Rate          Loans           ($)           Prin.Bal.    WAM   Note Rate(%)      DSCR
====================================================================================================
0.000000% to 7.500000%       0                   0.00                   0       0.000000    0.000000
7.510000% to 7.750000%       0                   0.00                   0       0.000000    0.000000
7.760000% to 8.000000%       0                   0.00                   0       0.000000    0.000000
8.010000% to 8.250000%       0                   0.00                   0       0.000000    0.000000
8.260000% to 8.500000%       0                   0.00                   0       0.000000    0.000000
8.510000% to 8.750000%       0                   0.00                   0       0.000000    0.000000
8.760000% to 9.000000%       0                   0.00                   0       0.000000    0.000000
9.010000% to 9.250000%       0                   0.00                   0       0.000000    0.000000
9.260000% to 9.500000%       0                   0.00                   0       0.000000    0.000000
9.510000% to 9.750000%       0                   0.00                   0       0.000000    0.000000
9.760000% to 10.000000%      0                   0.00                   0       0.000000    0.000000
10.010000% to 11.010000%     0                   0.00                   0       0.000000    0.000000
----------------------------------------------------------------------------------------------------
             Totals          0                   0.00         0.00      0       0.000000    0.000000
====================================================================================================

                  STRATIFICATION BY DEBT SERVICE COVERAGE RATIO

=======================================================================================================
                                                                                    Weighted Average
                              # of     Principal Balance    % of Agg.         -------------------------
Debt Service Coverage Ratio   Loans           ($)          Prin. Bal.   WAM   Note Rate(%)       DSCR
=======================================================================================================
0.000000 to 1.000000            0                   0.00                  0     0.000000       0.000000
1.010000 to 1.200000            0                   0.00                  0     0.000000       0.000000
1.210000 to 1.240000            0                   0.00                  0     0.000000       0.000000
1.250000 to 1.300000            0                   0.00                  0     0.000000       0.000000
1.310000 to 1.400000            0                   0.00                  0     0.000000       0.000000
1.410000 to 1.500000            0                   0.00                  0     0.000000       0.000000
1.510000 to 1.600000            0                   0.00                  0     0.000000       0.000000
1.610000 to 1.700000            0                   0.00                  0     0.000000       0.000000
1.710000 to 1.800000            0                   0.00                  0     0.000000       0.000000
1.810000 to 1.900000            0                   0.00                  0     0.000000       0.000000
1.910000 to 2.000000            0                   0.00                  0     0.000000       0.000000
2.010000 to 2.300000            0                   0.00                  0     0.000000       0.000000
2.310000 to 2.400000            0                   0.00                  0     0.000000       0.000000
-------------------------------------------------------------------------------------------------------
           Totals               0                   0.00         0.00     0     0.000000       0.000000
=======================================================================================================

          STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)

=====================================================================================================
                                                                                Weighted Average
                             # of     Principal Balance    % of Agg.         ------------------------
Remaining Stated Term        Loans           ($)           Prin.Bal.   WAM   Note Rate(%)       DSCR
=====================================================================================================
70 months or Less              0                   0.00                 0     0.000000       0.000000
71 months to 90 months         0                   0.00                 0     0.000000       0.000000
91 months to 110 months        0                   0.00                 0     0.000000       0.000000
111 months to 115 months       0                   0.00                 0     0.000000       0.000000
116 months to 120 months       0                   0.00                 0     0.000000       0.000000
121 months to 200 months       0                   0.00                 0     0.000000       0.000000
201 months to 274 months       0                   0.00                 0     0.000000       0.000000
-----------------------------------------------------------------------------------------------------
           Totals              0                   0.00         0.00    0     0.000000       0.000000
=====================================================================================================

      STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

====================================================================================================
                                                                               Weighted Average
                             # of     Principal Balance    % of Agg.        ------------------------
Remaining Stated Term        Loans           ($)           Prin.Bal.  WAM   Note Rate(%)      DSCR
====================================================================================================
70 months or Less                0                 0.00                0        0.000000    0.000000
71 months to 90 months           0                 0.00                0        0.000000    0.000000
91 months to 110 months          0                 0.00                0        0.000000    0.000000
111 months to 115 months         0                 0.00                0        0.000000    0.000000
116 months to 120 months         0                 0.00                0        0.000000    0.000000
121 months to 200 months         0                 0.00                0        0.000000    0.000000
201 months to 0 months           0                 0.00                0        0.000000    0.000000
----------------------------------------------------------------------------------------------------
            Totals               0                 0.00                0        0.000000    0.000000
====================================================================================================

--------------------------------------------------------------------------------

                   Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                      (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :  20-Aug-2001                                   PAGE 11 OF 20
RECORD DATE :        31-Jul-2001                                   STDDEAL
CLOSING DATE :       30-Jul-2001
NEXT PMT DATE :      18-Sep-2001

               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

--------------------------------------------------------------------------------

                       MORTGAGE LOAN STRATIFICATION TABLES


                         STRATIFICATION BY PROPERTY TYPE

============================================================================================================
                                                                                       Weighted Average
Property Type                    # of     Principal Balance    % of Agg.            ------------------------
                                 Loans          ($)            Prin.Bal.     WAM    Note Rate(%)      DSCR
============================================================================================================
Office                           0                     0.00                   0       0.000000      0.000000
Retail/Office                    0                     0.00                   0       0.000000      0.000000
Hotel                            0                     0.00                   0       0.000000      0.000000
Industrial                       0                     0.00                   0       0.000000      0.000000
Flex                             0                     0.00                   0       0.000000      0.000000
Multi-Family ( including 3 or    0                     0.00                   0       0.000000      0.000000
Retail, Anchored                 0                     0.00                   0       0.000000      0.000000
Retail,Unanchored                0                     0.00                   0       0.000000      0.000000
Condo, Co-Op or                  0                     0.00                   0       0.000000      0.000000
Warehouse                        0                     0.00                   0       0.000000      0.000000
Mixed Use                        0                     0.00                   0       0.000000      0.000000
Mobile Home                      0                     0.00                   0       0.000000      0.000000
Used Car                         0                     0.00                   0       0.000000      0.000000
Securities                       0                     0.00                   0       0.000000      0.000000
Self Storage                     0                     0.00                   0       0.000000      0.000000
High Rise Condo                  0                     0.00                   0       0.000000      0.000000
Church                           0                     0.00                   0       0.000000      0.000000
               Totals            0                     0.00        0.00       0       0.000000      0.000000
============================================================================================================

                          STRATIFICATION BY SEASONING

============================================================================================================
                                                                                       Weighted Average
                               # of       Principal Balance    % of Agg.            ------------------------
Seasoning                     Loans            ($)            Prin.Bal.     WAM     Note Rate(%)      DSCR
============================================================================================================
12 months or Less                0                     0.00                   0      0.000000       0.000000
13 months to 24 months           0                     0.00                   0      0.000000       0.000000
25 months to 36 months           0                     0.00                   0      0.000000       0.000000
37 months to 48 months           0                     0.00                   0      0.000000       0.000000
49 months to 60 months           0                     0.00                   0      0.000000       0.000000
61 months to 72 months           0                     0.00                   0      0.000000       0.000000
73 months to 84 months           0                     0.00                   0      0.000000       0.000000
85 months to 96 months           0                     0.00                   0      0.000000       0.000000
97 months to 108 months          0                     0.00                   0      0.000000       0.000000
                  Totals         0                     0.00        0.00       0      0.000000       0.000000
============================================================================================================

  Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation

--------------------------------------------------------------------------------

                   Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                      (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :   20-Aug-2001                                  PAGE 12 OF 20
RECORD DATE :         31-Jul-2001                                  STDDEAL
CLOSING DATE :        30-Jul-2001
NEXT PMT DATE :       18-Sep-2001

               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

--------------------------------------------------------------------------------

                               LOAN STATUS DETAIL

=============================================================================================================================
Loan    Offering   Property  City   State  Scheduled  Scheduled    Note   Maturity    Neg  Beginning   Ending       Paid
Number    Memo       Type                  Principal  Interest     Rate     Date      Amt  Scheduled  Scheduled    Through
          Cross      (I)                     Amount     Amount                       Flag   Balance    Balance      Date
        Reference
=============================================================================================================================
123456      50       OF      TAMPA   FL      $0.00      $0.00     .00000    N/A        N     $0.00      $0.00    04/01/2001
=============================================================================================================================

==================================================
Loan    Appraisal  Appraisal  Has Loan     Loan
Number  Reduction  Reduction  Ever Been   Status
           Date      Amount   Specially    Code
                              Serviced?
                               (Y/N)
                                           (II)
==================================================
123456      N/A      $0.00       N
==================================================

(I) PROPERTY TYPE CODE :
CH  Church
CO  Condo, Coop or TH
HC  Health Care
HO  Hotel
IF  Industrial/Flex
IN  Industrial
LO  Lodging
MF  Multi Family
MH  Mobile Home Park
MP  Multiple Properties
MS  Mini Storage
MU  Mixed Use
NE  Non-Exempt
OF  Office
OT  Other
PD  Plan Unit Development
RO  Retail/Office
RT  Retail
SC  School, HCF or WF
SE  Securities
SF  Single Family
SS  Self Storage
WH  Warehouse

(II) LOAN STATUS CODE :

1.  Specially Serviced
2.  Foreclosure
3.  Bankruptcy
4.  REO
5.  Prepayment in Full
6.  Discounted Payoff
7.  Foreclosure Sale
8.  Bankruptcy Sale
9.  REO Disposal
10. Modification/Workout
11. Rehabilitation

--------------------------------------------------------------------------------

                   Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                      (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :  20-Aug-2001                                   PAGE 13 OF 20
RECORD DATE :        31-Jul-2001                                   STDDEAL
CLOSING DATE :       30-Jul-2001
NEXT PMT DATE :      18-Sep-2001

               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                        STATEMENT TO CERTIFICATEHOLDERS

--------------------------------------------------------------------------------

                             PROPERTY HISTORY DETAIL

==============================================================================================================================
                                                 Data of Last                   Annual Estimate based on
                                             ---------------------  No. Months       Current Quarter         Prior Full Year
              Offering Memo                              Financial   Revenue    ------------------------  --------------------
Loan Number  Cross Reference  Property Name  Inspection  Statement  Annualized  NOI    DSCR    Occupancy  NOI  DSCR  Occupancy
==============================================================================================================================


                                        NO PROPERTY HISTORY REPORTED THIS PERIOD

==============================================================================================================================

--------------------------------------------------------------------------------

                   Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                      (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 20-Aug-2001
                                                                   PAGE 14 OF 20
RECORD DATE:       31-Jul-2001
STDDEAL
CLOSING DATE:      30-Jul-2001
CERTIFICATES
NEXT PMT DATE:     18-Sep-2001






               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS



                                                                     DELINQUENCY LOAN DETAIL

Loan Number     Offering        # of Months     Paid    Current Loan    Current    Outstanding    Advance        Loan
                Memo Cross      Delinquent    Through    Balance         P&I         P&I          Description    Status
                Reference                       Date                    Advances    Advances **      (I)          (II)







                    NO DELINQUENT LOANS REPORTED THIS PERIOD




Special        Foreclosure       Current          Outstanding          Outstanding    REO
Servicer       Date              Property         Property             Property       Date
Start Date                       Protection       Protection           Bankruptcy
                                 Advances         Advances             Date



                    NO DELINQUENT LOANS REPORTED THIS PERIOD






  (I) ADVANCE DESCRIPTION:    A. In grace period
                              B. Late but < 1 month
                              1. 1 month delinquent
                              2. 2 months delinquent
                              3. 3+ months delinquent


(II) LOAN STATUS CODE:        1. Specially Serviced      6. Discounted Payoff
                              2. Foreclosure             7. Foreclosure Sale
                              3. Bankruptcy              8. Bankruptcy Sale
                              4. REO                     9. REO Disposal
                              5. Prepayment in Full     10. Modification/Workout
                                                        11. Rehabilitation












       ** Outstanding P&I advances include current period.


[CHASE LOGO]                    Reports Available at www.chase.com/absmbs
(C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:   20-Aug-2001
                                                                   PAGE 15 OF 20
RECORD DATE:       31-Jul-2001
STDDEAL
CLOSING DATE:      30-Jul-2001
CERTIFICATES
NEXT PMT DATE:     18-Sep-2001



               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS



                                                                      HISTORICAL DELINQUENCY DETAIL


                                                    Delinquencies
Distrib.
Date               1 Month            2 Months         3 Months(+)       Foreclosures        REO

                 #  Balance        #   Balance        # Balance        #  Balance         # Balance
04/16/2001       0  $0.00          0   $0.00          0 $0.00          0  $0.00           0 $0.00
                   0.000%             0.000%            0.000%            0.000%           0.000%



*** NOTE: FORECLOSURES AND REO TOTALS ARE EXCLUDED FROM THE DELINQUENT AGING
CATEGORIES


                    Prepayments                       Rates & Maturities

  Modifications     Curtailment         Payoff        Next Weighted Avg.
                                                                               WAM
  #  Balance       #   Balance        #    Balance       Coupon     Remit
  0  $0.00         0   $0.00          0    $0.00         0.000000  0.000000     0





*** Note: Foreclosures and REO Totals are excluded from the Delinquent Aging
Categories




[CHASE LOGO]                    Reports Available at www.chase.com/absmbs
(C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 20-Aug-2001
                                                                   PAGE 16 OF 20
RECORD DATE:  31-Jul-2001                                         STDDEAL
CLOSING DATE:  30-Jul-2001
NEXT PMT DATE: 18-Sep-2001


               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS



                         SPECIALLY SERVICED LOAN DETAIL










Loan        Special      Offering     Property      Date of Transfer   Inspection    Appraisal   Appraisal                 Comments
Number      Service       Memo          Type         Balance to        Date          Date        Value
            Code         Cross          Code        Specially
            (II)        Reference         (I)        Serviced











                                        NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD


(I) PROPERTY TYPE CODE:

CH Church                  IN Industrial                  MU  Mixed Use                   RT  Retail
CO Condo, Coop or TH       LO Lodging                     NE  Non-Exempt                  SC  School, HCF or WF
HC Health Care             MF Multi Family                OF  Office                      SE  Securities
HO Hotel                   MH Mobile Home Park            OT  Other                       SF  Single Family
IF Industrial/Flex         MP Multiple Properties         PD  Plan Unit Development       SS  Self Storage
                           MS Mini Storage                RO  Retail/Office               WH  Warehouse










(II) SPECIAL SERVICE CODE:

(1) Request to waive prepayment penalty         (5) In Foreclosure
(2) Payment default                             (6) Now REO
(3) Request to modify or workout                (7) Paid Off
(4) Borrower Bankruptcy                         (8) Returned to Master Servicer


[CHASE LOGO]                    Reports Available at www.chase.com/absmbs
(C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 20-Aug-2001                                   PAGE 17 OF 20
RECORD DATE:       31-Jul-2001                                   STDDEAL
CLOSING DATE:      30-Jul-2001
NEXT PMT DATE:     18-Sep-2001


               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                    SPECIALLY SERVICED HISTORICAL INFORMATION


Distribution      Loan     Offering     Special     Date       Current        Balance      Property State    Interest      Net
   Date          Number     Memo        Service     of        Scheduled     Change since       Type            Rate     Operating
                            Cross        Code    Correction    Balance       Transfer          Code                       Income
                           Reference     (II)                                  Date             (I)


                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD



NOI      Debt       Note     Paid       Maturity      Rem
Date    Service     Date    Through       Date       Term
        Coverage             Date
         Ratio


                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD



(I) PROPERTY TYPE CODE:
                        IN Industrial            MU Mixed Use
CH Church               LO Lodging               NE Non-Exempt
CO Condo, Coop or TH    MF Multi Family          OF Office
HC Health Care          MH Mobile Home Park      OT Other
HO Hotel                MP Multiple Properties   PD Plan Unit Development
IF Industrial/Flex      MS Mini Storage          RO Retail/Office

RT Retail
SC School, HCF or WF
SE Securities
SF Single Family
SS Self Storage
WH Warehouse

(II) SPECIAL SERVICE CODE:

  (1) Request to waive prepayment penalty       (5) In Foreclosure
  (2) Payment default                           (6) Now REO
  (3) Request to modify or workout              (7) Paid Off
  (4) Borrower Bankruptcy                       (8) Returned to Master Servicer


[CHASE LOGO]                                     (C) 2000, CHASE MANHATTAN BANK

                   Reports Available at www.chase.com/absmbs

DISTRIBUTION DATE: 20-Aug-2001                SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1                      PAGE 18 OF 20
RECORD DATE:       31-Jul-2001                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         STDDEAL
CLOSING DATE:      30-Jul-2001                                  SERIES 2001-C1
NEXT PMT DATE:     18-Sep-2001                          STATEMENT TO CERTIFICATEHOLDERS

                           PRINCIPAL PREPAYMENT DETAIL

                            Offering
   Principal                  Memo        Property                                                Mortgage
  Prepayment      Loan        Cross         Type       Curtailment     Payoff     Prepayment     Repurchase
     Date        Number     Reference        (I)         Amount        Amount       Premium        Price
     ----        ------     ---------        ---         ------        ------       -------        -----

                  NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD

(I) PROPERTY TYPE CODE:

                         IN Industrial            MU Mixed Use                  RT Retail
CH Church                LO Lodging               NE  Non-Exempt                SC School, HCF or WF
CO Condo, Coop or TH     MF Multi Family          OF  Office                    SE Securities
HC Health Care           MH Mobile Home Park      OT  Other                     SF Single Family
HO Hotel                 MP Multiple Properties   PD  Plan Unit Development     SS Self Storage
IF Industrial/Flex       MS Mini Storage          RO  Retail/Office             WH Warehouse



[CHASE LOGO]             Reports Available at www.chase.com/absmbs

                                                  (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 20-Aug-2001                SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1                      PAGE 19 OF 20
RECORD DATE:       31-Jul-2001                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        STDDEAL
CLOSING DATE:      30-Jul-2001                                  SERIES 2001-C1
NEXT PMT DATE:     18-Sep-2001                          STATEMENT TO CERTIFICATEHOLDERS

                                                              MODIFIED LOAN DETAIL

              Offering
             Memorandum
    Loan        Cross            Modification
   Number     Reference              Date              Modification Description
   ------     ---------              ----              ------------------------

                     NO MODIFIED LOANS REPORTED THIS PERIOD



[CHASE LOGO]             Reports Available at www.chase.com/absmbs

                                                  (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 20-Aug-2001                SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1                      PAGE 20 OF 20
RECORD DATE:       31-Jul-2001                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        STDDEAL
CLOSING DATE:      30-Jul-2001                                  SERIES 2001-C1
NEXT PMT DATE:     18-Sep-2001                          STATEMENT TO CERTIFICATEHOLDERS

                                                              REALIZED LOSS DETAIL

              Offering
                Memo                                          Beginning
    Loan        Cross      Appraisal                          Scheduled
   Number     Reference      Date       Appraisal Value        Balance        Gross Proceeds
   ------     ---------      ----       ---------------        -------        --------------

                 Gross                                              Net
              Proceeds %                           Net          Proceeds %
    Loan       Scheduled      Liquidation      Liquidation       Scheduled
   Number      Principal       Expenses          Proceeds         Balance    Realized Loss
   ------      ---------       --------          --------         -------    -------------

                     NO REALIZED LOSSES REPORTED THIS PERIOD


[CHASE LOGO]             Reports Available at www.chase.com/absmbs

                                                  (C) 2000, CHASE MANHATTAN BANK

                                  EXHIBIT F-1A


                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM


                                     [date]


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697
Attention:  Institutional Trust Services, Salomon Brothers Commercial
            Mortgage Trust 2001-C1 Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1

            Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial
                Mortgage Pass-Through Certificates, Series 2001-C1, Class ____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of July 31, 2001 (the "Closing Date") of $__________] [evidencing a % Percentage Interest in the related Class]


Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2001, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Midland Loan Services, Inc. as Master Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee and The Chase Manhattan Bank as Certificate Administrator and as Tax Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

        1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

        2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any

                                     F-1A-1
other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

        3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

        ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

        ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

        ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

        ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

        ___    (e) Other.  (Please specify brief description of method) ______



                                     F-1A-2

        4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

     (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

     (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

     (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

            5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

            6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                            Very truly yours,

                                            (Transferor)



                                            By:
                                                 ---------------------------
                                                 Name:
                                                 Title:



                                     F-1A-3

                                  EXHIBIT F-1B


                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM


                                     [date]


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697
Attention:  Institutional Trust Services, Salomon Brothers Commercial Mortgage
            Trust, 2001-C1 Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1

            Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class ____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of July 31, 2001 (the "Closing Date") of $__________] [evidencing a % Percentage Interest in the related Class]


Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates, (the "Transferred Certificates"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2001, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Midland Loan Services, Inc. as Master Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee and The Chase Manhattan Bank as Certificate Administrator and as Tax Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2.     Neither the Transferor nor anyone acting on its behalf has
(a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any


                                     F-1B-1
other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.



                                    Very truly yours,

                                    (Transferor)


                                    By:
                                         -----------------------------------
                                          Name:
                                          Title:



                                     F-1B-2

                                  EXHIBIT F-2A


                        FORM I OF TRANSFEREE CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM


                                     [date]


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697
Attention:  Institutional Trust Services, Salomon Brothers Commercial Mortgage
            Trust, 2001-C1 Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1

            Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class ____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of July 31, 2001 (the "Closing Date") of $__________] [evidencing a % Percentage Interest in the related Class]

Dear Sirs:

               This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the captioned Certificates (the "Transferred Certificates"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2001, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Midland Loan Services, Inc. as Master Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee and The Chase Manhattan Bank as Certificate Administrator and as Tax Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or
(b) pursuant to another exemption from registration under the Securities Act.

                                     F-2A-1

            2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.



                                    Very truly yours,

                                   (Transferee)

                                   By:
                                        --------------------------------------
                                        Name:
                                        Title:


                                     F-2A-2

                             Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                            (Nominee)

                                            By:
                                                ------------------------------
                                                  Name:
                                                  Title:



                                     F-2A-3

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


          [For Transferees Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and The Chase Manhattan Bank, as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

               1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

               2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

        ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

        ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

        ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar


--------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.




                                     F2A-4
              institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

        ___   Broker-dealer. The Transferee is a dealer registered pursuant to
              Section 15 of the Securities Exchange Act of 1934, as amended.

        ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

        ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

        ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

        ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

        ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

              3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

              4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost

                                     F-2A-5
of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

              5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

        ___  ___   Will the Transferee be purchasing the Transferred
        Yes  No    Certificates only for  the Transferee's own account?

              6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

              7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

              8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                           -----------------------------------
                                                 Print Name of Transferee


                                            By:
                                                ------------------------------
                                                 Name:
                                                 Title:
                                                  Date:




                                     F-2A-6

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


           [For Transferees That Are Registered Investment Companies]

              The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and The Chase Manhattan Bank, as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

              1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

              2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

       ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

       ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

              3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

              4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment

                                     F-2A-7

Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

              5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

        ___ ___    Will the Transferee be purchasing the Transferred
        Yes No     Certificates only for the Transferee's own account?

              6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

              7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                     F-2A-8

              8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                            Print Name of Transferee or Adviser


                                            By:
                                                -------------------------------
                                                 Name:
                                                 Title:


                                            IF AN ADVISER:

                                            Print Name of Transferee

                                            -----------------------------------

                                            Date: _____________________________




                                     F-2A-9

                                  EXHIBIT F-2B


                        FORM II OF TRANSFEREE CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM


                                     [date]


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697
Attention:  Institutional Trust Services, Salomon Brothers Commercial Mortgage
            Trust, 2001-C1 Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1

              Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class ____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of July 31, 2001 (the "Closing -------- Date") of $__________] [evidencing a % Percentage Interest in the related Class]

Ladies and Gentlemen:

              This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2001, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Midland Loan Services, Inc. as Master Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee and The Chase Manhattan Bank as Certificate Administrator and as Tax Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

              1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

              2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, the Certificate Administrator or Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in

                                    F-2B-10
a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

              3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

        THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

        NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
        (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

              4.   Neither the Transferee nor anyone acting on its behalf has
(a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e)

                                    F-2B-11
taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

              5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and
(e) all related matters, that it has requested.

              6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

              7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.



                                Very truly yours,

                                (Transferee)

                                By:
                                   -------------------------------------------
                                     Name:
                                     Title:
                                     Date:

                             Nominee Acknowledgment

               The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                  (Nominee)


                                  By:
                                      ---------------------------------------
                                       Name:
                                       Title:


                                    F-2B-12

                                  EXHIBIT F-2C


                        FORM I OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM


                                     [Date]

[TRANSFEROR]

              Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class [X-1] [X-2] [F] [G] [H] [J] [K]


Ladies and Gentlemen:

              This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in Class [X-1] [X-2] [F] [G] [H] [J] [K] Certificates having an initial [Certificate Notional Amount] [Certificate Principal Balance] as of July 31, 2001 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer, ORIX Real Estate Capital Markets, LLC as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee") and The Chase Manhattan Bank as Certificate Administrator and as Tax Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

              1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

              2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold




                                     F-2C-1
        or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

              3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

              THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

              NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE
        MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     F-2C-2

              4. The Transferee has been furnished with all information regarding (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.



                                     Very truly yours,

                                     (Transferee)

                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:


                                     F-2C-3

                                                         ANNEX 1 TO EXHIBIT F-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


          [for Transferees other than Registered Investment Companies]

              The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Salomon Brothers Mortgage Securities VII, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

              1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

              2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(2) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

       ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

       ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

---------------
(2) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2C-4

        ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

        ___   Broker-dealer. The Transferee is a dealer registered pursuant to
              Section 15 of the Securities Exchange Act of 1934, as amended.

        ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

        ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

        ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

        ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

        ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
              (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

              3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                                     F-2C-5

              4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

              5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

              ____ ____ Will the Transferee be acquiring interests in the
              Yes  No   Transferred Certificates only for the Transferee's own
                        account?

              6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

              7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

              8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                     F-2C-6

                                            (Transferee)
                                     By:
                                        -------------------------------------
                                          Name:
                                          Title:
                                          Date:



                                     F-2C-7

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


           [for Transferees that are Registered Investment Companies]

               The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Salomon Brothers Mortgage Securities VII, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

              1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

              2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

              3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     F-2C-8

              4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

              5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

               ____ ____ Will the Transferee be acquiring interests in the
               Yes  No   Transferred Certificates only for the Transferee's own
                         account?

              6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

              7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

              8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                     (Transferee or Adviser)


                                     By:
                                        -------------------------------------
                                          Name:
                                          Title:


                                     F-2C-9

                                     IF AN ADVISER:


                                     -----------------------------------
                                     Print Name of Transferee

                                     Date:




                                    F-2C-10

                                  EXHIBIT F-2D


                        FORM II OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM


                                     [Date]

 [TRANSFEROR]

              Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class [X-1] [X-2] [F] [G] [H] [J] [K]

Ladies and Gentlemen:

              This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in Class [X-1] [X-2] [F] [G] [H] [J] [K] Certificates having an initial [Certificate Notional Amount] [Certificate Principal Balance] as of July 31, 2001 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Midland Loan Services, Inc. as Master Servicer, ORIX Real Estate Capital Markets, LLC, as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee") and The Chase Manhattan Bank as Certificate Administrator and as Tax Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

              1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

              2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification and the transferor desiring to effect such transfer has received

                                     F-2D-1
either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

              3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

        THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

        NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

              4.   Neither the Transferee nor anyone acting on its behalf has
(a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates

                                     F-2D-2
pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

              5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

              6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.



                                     Very truly yours,

                                     By:
                                        -------------------------------------
                                           Name:



                                     F-2D-3

                                  EXHIBIT F-2E


         FORM OF REGULATION S CERTIFICATE FOR ACQUISITIONS OF INTERESTS
                       IN CLASS H AND CLASS J CERTIFICATES


                                     [date]


[TRANSFEROR]

        Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class ___

Ladies and Gentlemen:

This letter is delivered to you in connection with the Transfer by ________________________ (the "Transferor") to ________________________________
(the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in Class ___ Certificates having an initial Certificate Principal Balance as of July 31, 2001 (the "Closing Date") of $________________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee, and The Chase Manhattan Bank, as certificate administrator and tax administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.
For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate

                                     F-2E-1
or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.
We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.
Dated:  __________, ____

                                     By:
                                        --------------------------------------
                                     As, or agent for, the beneficial owner(s)
                                            of the Certificates to which this
                                     certificate relates.



                                     F-2E-2

                                  EXHIBIT F-3A


                         FORM OF TRANSFEROR CERTIFICATE
                 FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHT


                                     [Date]

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York 10013


              Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates")

Ladies and Gentlemen:

              This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer, ORIX Real Estate Capital Markets, LLC as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee and The Chase Manhattan Bank as certificate administrator and as tax administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor, that:

              1. The Transferor is the lawful owner of the Excess Servicing Rights, with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

              2.   Neither the Transferor nor anyone acting on its behalf has
        (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Excess Servicing Fee Right a


                                     F-3A-1
        violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.




                                     Very truly yours,


                                     ----------------------------------------
                                     (Transferor)


                                     By:
                                        -------------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------



                                     F-3A-2

                                  EXHIBIT F-3B


                         FORM OF TRANSFEREE CERTIFICATE
                 FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHT


                                     [Date]


Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York 10013

Midland Loan Services Inc.
210 West 10th Street, 6th Floor
Kansas  City, Missouri 64102

              Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Excess Servicing Fee Right established pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer (the "Master Servicer"), ORIX Real Estate Capital Markets, LLC as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee and The Chase Manhattan Bank as certificate administrator and as tax administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor and initial Master Servicer, respectively, that:

        1. The Transferee is acquiring the Excess Servicing Fee Right for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

        2. The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit F-3A to the Pooling and Servicing Agreement, and (B) the Master Servicer and the Depositor have

                                     F-3B-1
received a certificate from the prospective transferee substantially in the form attached as Exhibit F-3B to the Pooling and Servicing Agreement.

        3. The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.11 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

        4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner,
(d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

        5.    The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Excess Servicing Fee Right and payments thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto,
(d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

        6. The Transferee is (a) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or (b) an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

        7. The Transferee agrees (i) to keep all information relating to the Trust and the Trust Fund, and made available to it by the Master Servicer, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate

                                     F-3B-2
pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators.

        8. The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.11(a) of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.



                                     Very truly yours,


                                     ----------------------------------------
                                     (Transferee)


                                     By:
                                        --------------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------



                                     F-3B-3

                                   EXHIBIT G-1


                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                           (DEFINITIVE NON-REGISTERED
                     AND NON-INVESTMENT GRADE CERTIFICATES)


                                     [date]


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697
Attention:  Institutional Trust Services, Salomon Brothers Commercial Mortgage
            Trust, 2001-C1 Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1

              Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class _____ Certificates [having an initial Certificate [Principal Balance] [Notional Amount] as of July 31, 2001 (the "Closing Date") of $________] [evidencing a % Percentage Interest in the related Class]


Ladies and Gentlemen:

              This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the captioned mortgage pass-through certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2001, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Midland Loan Services, Inc. as Master Servicer, ORIX Real Estate Capital Markets, LLC, as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee and The Chase Manhattan Bank as Certificate Administrator and as Tax Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or


                                     G-1-1

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 or 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

___ The Transferred Certificates are Class _____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-23, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).



                                     Very truly yours,

                                     (Transferee)

                                     By:
                                        --------------------------------------
                                          Name:
                                          Title:


                                     G-1-2

                                   EXHIBIT G-2


             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)


                                     [Date]


[TRANSFEROR]


              Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class
                   ____

Ladies and Gentlemen:

              This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The DEPOSITORY TRUST COMPANY ("DTC") and the Depository Participants) in Class ____ Certificates having an initial [Certificate Notional Amount] [Certificate Principal Balance] as of July 31, 2001 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor, Midland Loan Services, Inc. as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee") and The Chase Manhattan Bank as Certificate Administrator and as Tax Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 or 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

                                     G-2-1

___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-23, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).



                                     (Transferee)

                                     By:
                                        --------------------------------------
                                          Name:
                                          Title:



                                     G-2-2

                                   EXHIBIT H-1


                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES


STATE OF                            )
                                    ) ss:
COUNTY OF                           )

               ____________________, being first duly sworn, deposes and says that:

        1.    He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class R, evidencing a __% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

        2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Interest Certificates, and (ii) is acquiring the Residual Interest Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "Disqualified Organization" or a "non-United States Person", but in addition, if such Person is classified as a partnership under the Code, such Person can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons. For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income. A "non-United States Person" is any Person other than a "United States Person". A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust or, to the extent provided in the Treasury regulations, a trust if it was in existence on August 20, 1996 and if elected to be treated as a United States Person).

                                     H-1-1

        3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

        4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

        5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false. In addition, the Transferee is aware the Certificate Registrar will not register any transfer of the Residual Interest Certificates to an entity classified as a partnership under the Code unless at the time of transfer, all of the beneficial owners of such entity are "United States Persons".

        6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee.

        7.    The Transferee's taxpayer identification number is ______________.

        8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, the portion of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and the portion of
Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

        9. No purpose of the Transferee relating to its purchase or any sale of the Residual Interest Certificates is or will be to impede the assessment or collection of any tax.

                                     H-1-2

        10. In accordance with Revenue Procedure 2001-12, I.R.B. 2001-2 (December 8, 2000): [Check the statement that applies]

____ The consideration paid to the Transferee for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "applicable federal rate" prescribed by Section 1274 of the Code as of the date hereof (with all applicable computations done in accordance with Rev. Proc. 2001-12) or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Transferee is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter;

              or

____          The Transferee (i) is an "eligible corporation" as defined in
              Section 860L(a)(2) of the Code, as to which the income of Class R Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 860L of the Code) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in this letter.


        11. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Interest Certificates.

        12. The Transferee will, in connection with any transfer that it makes of the Residual Interest Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit H-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Interest Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed Transferee (or its current beneficial owners if such Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

                                     H-1-3

               IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.



                                            [NAME OF TRANSFEREE]


                                            By:
                                                 --------------------------
                                                   [Name of Officer]
                                                   [Title of Officer]

[Corporate Seal]

ATTEST:

--------------------------------
[Assistant] Secretary

              Personally appeared before me the above-named
____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

              Subscribed and sworn before me this _____ day of ______, ________.



                                     NOTARY PUBLIC


                                     COUNTY OF
                                                -------------------------------
                                     STATE OF
                                               --------------------------------

                                     My Commission expires the _________ day of ___________, ____.


                                     H-1-4

                                   EXHIBIT H-2


                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES


                                     [date]


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697
Attention:  Institutional Trust Services, Salomon Brothers Commercial Mortgage
            Trust, 2001-C1 Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1

              Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class R Certificates, evidencing ____% Percentage Interest in such Class (the "Residual Interest Certificates")


Ladies and Gentlemen:

              This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Midland Loan Services, Inc. as Master Servicer, ORIX Real Estate Capital Markets, LLC, as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee and The Chase Manhattan Bank as Certificate Administrator and as Tax Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

        1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

        2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

        3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as


                                     H-2-1
they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.



                                     Very truly yours,

                                     (Transferor)

                                     By:
                                        ------------------------------------
                                          Name:
                                          Title:


                                     H-2-2

                                   EXHIBIT I-1


                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER


                                     [date]


Moody's Investors Service
99 Church Street, 6th Floor
New York, New York  10007
Attention: Commercial MBS Monitoring Department

Standard & Poor's Rating Services
55 Water Street, 41st Floor
New York, New York  10041

              Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

              This notice is being delivered pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of July 1, 2001, and relating to Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

              Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated __________________ to serve as the Special Servicer under the Agreement.

              The designation of__________________________as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to Wells Fargo Bank Minnesota, N.A. the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                                     I-1-1

              Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.



                                     Very truly yours,

                                     [_______________________], as Trustee


                                     By:
                                        -------------------------------------
                                         Name:
                                         Title:
Receipt acknowledged:

MOODY'S INVESTORS SERVICE



By:
     ---------------------------------------
        Name:
        Title:
        Date:

STANDARD & POOR'S RATING SERVICES



By:
     ---------------------------------------
        Name:
        Title:
        Date:



                                     I-1-2

                                   EXHIBIT I-2


               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER


                                     [date]


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001

Wells Fargo Bank Minnesota, N.A
11000 Broken Land Parkway
Columbus, Maryland 21044-3562

Midland Loan Services, Inc.
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105

ORIX Real Estate Capital Markets, LLC
1717 Main Street
Dallas, Texas 75201

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York  10013

              Re:  Salomon Brothers Mortgage Securities VII, Inc.
                   Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

              Pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of July 1, 2001 relating to Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization:

---------------------------.



                                     By:
                                        -------------------------------------
                                          Name:
                                          Title:



                                     I-2-1

                                    EXHIBIT J


                        FORM OF UCC-1 FINANCING STATEMENT


DEBTOR:

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York  10013

SECURED PARTY:

Wells Fargo Bank Minnesota, N.A.*

as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc.,
Commercial Mortgage Pass-Through Certificates,
Series 2001-C1
45 Broadway, 12 Floor
New York, New York 10006

TEXT:



See Exhibit 1 Attached Hereto


-------------

* Notices to the Secured Party should be sent to 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration (CMBS) - Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1.

                             EXHIBIT 1 TO EXHIBIT J


              This Schedule I is attached to and incorporated in a financing statement pertaining to Salomon Brothers Mortgage Securities VII, Inc. as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and Wells Fargo Bank Minnesota, N.A. as trustee for the holders of the Series 2001-C1 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, Midland Loan Services, Inc. as master servicer (the "Master Servicer"), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer"), and The Chase Manhattan Bank as Certificate Administrator (the "Certificate Administrator") and as Tax Administrator, relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (collectively, the "Series 2001-C1 Certificates") and pursuant to which the Debtor has transferred to the Secured Party certain commercial and multifamily mortgage loans identified on the schedule attached hereto as Exhibit A (such mortgage loans, the "Mortgage Loans"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, including, without limitation, the following:

        1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans;

        2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

        3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

        4. (a) the Collection Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

        5.    All REO Property;

        6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

        7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

        8. (a) the Distribution Account, Interest Reserve Account and Gain on Sale Reserve Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account,
              (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

        9. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer; and

        10. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE

FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                       EXHIBIT A TO EXHIBIT 1 TO EXHIBIT J


                             MORTGAGE LOAN SCHEDULE


                             [See Attached Schedule]

                                   EXHIBIT K-1


                   INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER


                                     [date]


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697
Attention: Institutional Trust Services, Salomon Brothers Commercial Mortgage
           Trust, 2001-C1 Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1

        Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1

               In accordance with the Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Midland Loan Services, Inc. as Master Servicer, ORIX Real Estate Capital Markets, LLC as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee") and The Chase Manhattan Bank as Certificate Administrator and as Tax Administrator, with respect to the Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

        1. The undersigned is a beneficial holder of $___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of the Class ____ Certificates.

        2. The undersigned is requesting access to the following information (the "Information"):

              ___ The information on the Certificate Administrator's Internet Website pursuant to Section 4.02(a) of the Pooling and Servicing Agreement.

              ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

        3. In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or


                                     L-1-1
              representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

        4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Privately Offered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

              IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                     [BENEFICIAL HOLDER OF A
                                          CERTIFICATE]


                                     By:
                                        --------------------------------------
                                           Name:
                                           Title:
                                           Telephone No.:



                                     L-1-2

                                   EXHIBIT K-2



                  INFORMATION REQUEST FROM PROSPECTIVE INVESTOR


                                     [date]


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697
Attention:  Institutional Trust Services, Salomon Brothers Commercial Mortgage
            Trust, 2001-C1 Salomon Brothers Mortgage Securities VII, Inc., Series 2001-C1

        Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1

              In accordance with the Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer, ORIX Real Estate Capital Markets, LLC as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), and The Chase Manhattan Bank as Certificate Administrator and as Tax Administrator, with respect to the Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

        1. The undersigned is contemplating an investment in the Class ____ Certificates.

        2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

              ___ The information on the Certificate Administrator's Internet Website pursuant to Section 4.02(a) of the Pooling and Servicing Agreement.

              ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

        3. In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part;


                                     L-2-1
              provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

        4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Privately Offered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

        IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                     [PROSPECTIVE PURCHASER]


                                     By:
                                        -----------------------------------
                                             Name:
                                             Title:
                                             Telephone No.:


                                     L-2-2

                                   EXHIBIT L-1


                  FORM OF SBRC MORTGAGE LOAN PURCHASE AGREEMENT


                                  [See Tab 6]






                                     M-1-1

                        MORTGAGE LOAN PURCHASE AGREEMENT


                This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of July 25, 2001, between Salomon Brothers Realty Corp. ("SBRC"), a New York corporation, as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

                SBRC desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

                SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the Mortgage Loans, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loans, the "Securitized Loans"). Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among SBMS VII, as depositor, Midland Loan Services, Inc., as master servicer (the "Master Servicer"), ORIX Real Estate Capital Markets, LLC, as special servicer (the "Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and The Chase Manhattan Bank as certificate administrator and as tax administrator (in such capacities, the "Certificate Administrator" and the "Tax Administrator", respectively). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that SBMS VII will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

                The Depositor will acquire some of the Other Loans from Greenwich Capital Financial Products, Inc. ("GCFP") and the remaining Other Loans from Artesia Mortgage Capital Corporation ("AMCC"; and, together with GCFP, the "Other Loan Sellers").

                SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), J.P. Morgan Securities Inc. ("J.P. Morgan"), UBS Warburg LLC ("UBSW") and First Union Securities, Inc. ("First Union"), pursuant to an underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), among SBMS VII, SSBI, Greenwich Capital, J.P. Morgan, UBSW and First Union; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to SSBI, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), among SBMS VII and SSBI. The Registered Certificates are more fully described in the prospectus dated July 13, 2001 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated July 25, 2001 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the private placement memorandum dated July 25, 2001 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

                SBRC will indemnify SBMS VII, SSBI, Greenwich Capital, J.P. Morgan, UBSW, First Union and certain related parties with respect to the disclosure regarding the Mortgage Loans and SBRC contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of the date hereof (the "Indemnification Agreement"), among SBRC, SBMS VII, SSBI, Greenwich Capital, J.P. Morgan, UBSW and First Union.

                Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                SECTION 1. Agreement to Purchase.

                The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on July 31, 2001 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on their respective due dates in July 2001 (individually, on a loan-by-loan basis, and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $438,408,413, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be as set forth in the price confirmation between the Seller and the Purchaser, and will include accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including the Cut-off Date to but not including the Closing Date, and shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto).

                SECTION 2. Conveyance of the Mortgage Loans.

                (a) Effective as of the Closing Date, subject only to its receipt and acceptance of the purchase price referred to in Section 1 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this

Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies received by the Seller on or with respect to the Mortgage Loans after the Cut-off Date and any Additional Collateral. The Seller shall, within 15 days of the discovery of an error on the Mortgage Loan Schedule, amend the Mortgage Loan Schedule and deliver to the Purchaser or its designee an amended Mortgage Loan Schedule. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

                (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

                (c) On or before the Closing Date, the Seller shall, at its expense, deliver or cause to be delivered to the Purchaser or its designee: (i) the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan; (ii) in the case of any Mortgage Loan that has an original principal balance of $15,000,000 or more, and whose Borrower is a single member limited liability company, an Opinion of Counsel to the effect that such Borrower will not dissolve upon the bankruptcy, dissolution, liquidation or death of the single member and that applicable law provides that creditors of the single member may only attach assets of the member, including membership interests in the Borrower, but not assets of the Borrower; and (iii) in the case of any Mortgage Loan that has an original principal balance of $20,000,000 or more, an Opinion of Counsel to the effect that the related Borrower will not be consolidated in any insolvency proceeding involving any other party. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the preceding sentence shall be the Trustee.

                If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File, solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall notify the Purchaser, in writing, of such delay (unless the Trustee shall have provided the Purchaser with an exception report indicating such delay), and the Seller shall deliver such documents to the Purchaser or its designee promptly upon the Seller's receipt thereof.

                In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, the following items, within 10 days following the Closing Date (or, if any of the following items are not in the actual possession of the Seller, within 30 days following the Closing Date): (i) copies of the Mortgage Files for the respective Mortgage Loans; (ii) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are necessary for the ongoing servicing and administration of the Mortgage Loans; and (iii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Purchaser. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) - (iii) of the preceding sentence shall be the Master Servicer.

                The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loans (as of the Closing Date or the most recent earlier date for which such date is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

                (d) The Seller shall be responsible for all reasonable costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement, provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer; and provided, further, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Seller shall obtain or cause to be obtained therefrom, and forward to the Purchaser or its designee, a certified copy of the recorded original. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, and the Seller receives notice to such effect from the Purchaser or its designee, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record.

                (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Seller.

                (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions reasonably required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

                SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review.

                The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as such remedies are otherwise limited by the terms of this Agreement.

                SECTION 4. Representations, Warranties and Covenants of the Seller.

                (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B.

                (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

                (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

                SECTION 4A. Representations, Warranties and Covenants of Purchaser.

                The Purchaser hereby represents and warrants, as of the Closing Date, that:

                (a) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

                (b) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                (c) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                (d) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

                (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                (f) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

                (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                SECTION 5. Notice of Breach; Cure, Repurchase and the Special Reserve Account.

                (a) If the Seller discovers or receives notice that there has been a Material Breach or a Material Document Defect, then, not later than the end of the applicable Initial Resolution Period, the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price provided for in the Pooling and Servicing Agreement, which Purchase Price shall be deposited or delivered in accordance with the directions of the Purchaser; provided that if (i) any such Material Breach or Material Document Defect, as the case may be, does not affect whether the Defective Mortgage Loan was, is or will continue to be, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, and (iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the applicable Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period equal to any applicable Resolution Extension Period, then the Seller shall have an additional period equal to any applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, on or after January 31, 2003, if the Seller receives notice of a Material Document Defect with respect to any Mortgage Loan, if such Material Document Defect constitutes a Recording Omission, and if such Mortgage Loan is still subject to the Pooling and Servicing Agreement and the Controlling Class Representative so consents in its sole discretion, then the Seller may establish a Recording Omission Reserve or a Recording Omission Credit as contemplated by Section 5(c) in lieu of repurchasing such Mortgage Loan (but in no event later than such repurchase would have to have been completed and without diminishing its cure/repurchase obligations in respect of any other Material Document Defect or Material Breach relating to such Mortgage Loan). Any such repurchase of a Defective Mortgage Loan shall be on a whole loan, servicing released basis (subject to any right of a Designated Sub-Servicer to continue to sub-service such Defective Mortgage Loan as set forth in the related Designated Sub-Servicer Agreement). The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or a Material Document Defect, but if the Seller has actual knowledge of a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

                If a Material Document Defect exists with respect to any Mortgage Loan, if such Material Document Defect consists of the Seller's failure to deliver any related Specially Designated Mortgage Loan Document on or before the Closing Date, and if the Seller escrows with the Purchaser or its designee, in accordance with the Pooling and Servicing Agreement as in full force and effect on the Closing Date, within 15 days of the Closing Date, cash in the amount of 25% of the Cut-off Date Principal Balance of such Mortgage Loan (such cash amount, the "Purchase Price Security Deposit"), then the Initial Resolution Period applicable to the remediation of such Material Document Defect shall be extended until the 30th day following the Closing Date. Any Purchase Price Security Deposit shall be maintained in an account substantially similar to the Special Reserve Account (as defined below) and will be subject to investment at the direction and for the benefit of the Seller in substantially the same manner, and subject to substantially the same conditions, as funds in the Special Reserve Account. The Seller may obtain a release of the Purchase Price Security Deposit for any Mortgage Loan (net of any amounts payable therefrom pursuant to the Pooling and Servicing Agreement as in full force and affect on the Closing Date), together with any related investment income, upon such Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect being remedied in all material respects.

                If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase, at the request of the Seller, the Purchaser or its designee shall use reasonable efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that, if such Cross-Collaterized Group is still subject to the Pooling and Servicing Agreement, then no such termination shall be effected unless and until the Seller has delivered or caused to be delivered to the Purchaser and its designees: (i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates and (iii) written consent to such termination from the Controlling Class Representative, which consent may be granted or withheld in its sole discretion; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser or its designees pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

                If any Defective Mortgage Loan is to be repurchased as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and shall forward such amended schedule to the Purchaser.

                It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to a Breach or Document Defect.

                Notwithstanding anything herein to the contrary, the parties hereto understand and agree that if a Material Document Defect or a Material Breach existed with respect to any Mortgage Loan at the time it became an REO Mortgage Loan and either (i) the Seller had discovered or been notified of such Material Document Defect or Material Breach at least 90 days prior to such Mortgage Loan's becoming an REO Mortgage Loan or (ii) such Material Document Defect or Material Breach, regardless of whether it was yet discovered as of the date that such Mortgage Loan became an REO Mortgage Loan, materially and adversely affects the value of the related REO Property or the interests of the Certificateholders therein, then the Seller shall have the same cure/repurchase obligations with respect to such Material Document Defect or Material Breach and such related REO Property as it would have had with respect to the subject Mortgage Loan, if it were still outstanding.

                (b) It shall be a condition to any repurchase of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that (i) the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder and (ii) the Purchaser or its assignee shall release or cause the release to the Seller or its designee of the Mortgage File, any Additional Collateral, all insurance policies and proceeds thereunder, the Servicing File and any Escrow Payments and/or Reserve Funds held by or on behalf of the Purchaser (or its assignee) with respect to such Mortgage Loan.

                (c) If, on or after January 31, 2003, the Seller receives notice of a Material Document Defect with respect to any Mortgage Loan, which Material Document Defect constitutes a Recording Omission, then the Seller may, with the consent of the Purchaser or its designees, which consent may be granted or withheld in its sole discretion, in lieu of repurchasing such Mortgage Loan (as and to the extent contemplated by Section 5(a)), but in no event later than such repurchase would have to have been completed, establish a Recording Omission Credit or a Recording Omission Reserve with the Master Servicer in accordance with the Pooling and Servicing Agreement. In furtherance of the preceding sentence, the Purchaser or its designee shall establish one or more accounts (individually and collectively, the "Special Reserve Account"), each of which shall be an Eligible Account, and the Purchaser or its designee shall deposit any Recording Omission Reserve into the Special Reserve Account within one Business Day of receipt. The Seller may direct the Purchaser to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser shall act upon the written instructions of the Seller with respect to the investment of funds in the Special Reserve Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Seller, the Purchaser shall have no obligation to invest or direct the investment of funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the Seller and shall be withdrawn by the Purchaser or its designee and remitted to the Seller on each Master Servicer Remittance Date (net of any losses incurred), and the Seller shall remit to the Purchaser from the Seller's own funds for deposit into such Special Reserve Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Seller shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Special Reserve Account. Neither the Purchaser nor any of its designees shall have any responsibility or liability with respect to the investment directions of the Seller, the investment of funds in the Special Reserve Account in Permitted Investments or any losses resulting therefrom. A Recording Omission Credit shall (i) entitle the Purchaser or its designee to draw upon the Recording Omission Credit on behalf of the Purchaser upon presentation of only a sight draft or other written demand for payment, (ii) permit multiple draws by the Purchaser or its designee, and (iii) be issued by such issuer and containing such other terms as the Purchaser or its designee may reasonably require to make such Recording Omission Credit reasonably equivalent security to a Recording Omission Reserve in the same amount. Once a Recording Omission Reserve or Recording Omission Credit is established with respect to any Mortgage Loan, the Purchaser or its designee shall, from time to time, withdraw funds from the related Special Reserve Account or draw upon the related Recording Omission Credit, as the case may be, and apply the proceeds thereof to pay the losses or expenses directly incurred by the Purchaser or its designee as a result of a Recording Omission. The Recording Omission Reserve or Recording Omission Credit or any unused balance thereof with respect to each Mortgage Loan will be released to the Seller by the Purchaser upon the earlier of the Seller's cure of all Recording Omissions with respect to such Mortgage Loan (provided that the Purchaser has been reimbursed with respect to all losses and expenses relating to Recording Omissions with respect to such Mortgage Loan) or such

Mortgage Loan no longer being a part of the Trust Fund under the Pooling and Servicing Agreement.

                SECTION 6. Closing.

                (a) The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley Austin Brown & Wood, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

                (b) The Closing shall be subject to each of the following conditions:

                (i) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or such other date as specified in Exhibit C;

                (ii) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as it affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                (iii) The Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

                (iv) All other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                (v) The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

                (vi) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

                (c) Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                SECTION 7. Closing Documents.

                The Closing Documents shall consist of the following:

                (a) this Agreement duly executed and delivered by the Purchaser and the Seller;

                (b) the Indemnification Agreement duly executed and delivered by the Seller, the Purchaser and each of SSBI, Greenwich Capital, J.P. Morgan, UBSW and First Union.

                (c) the Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

                (d) an Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, SSBI, Greenwich Capital, J.P. Morgan, UBSW, First Union and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in clause (g) below;

                (e) a certificate of good standing with respect to the Seller issued by the Secretary of State of the State of New York dated not earlier than 10 days prior to the Closing Date;

                (f) a certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                (g) resolutions of the Seller authorizing the transactions contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

                (h) a written opinion of counsel for the Seller, which may be delivered by in-house counsel, substantially in the form of Exhibit D-3A hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

                (i) a written opinion of Sidley Austin Brown & Wood, as special counsel for the Seller, substantially in the form of Exhibit D-3B hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

                (j) such other written opinions as may be required by either Rating Agency (including, without limitation, a favorable opinion as to the "true sale" characterization of the transfer of the Mortgage Loans contemplated by this Agreement);

                (k) a written letter of Sidley Austin Brown & Wood, as special counsel to the Seller, substantially in the Form of Exhibit D-3C, relating to the disclosure in the Prospectus regarding the Mortgage Loans and SBRC, dated the Closing Date and addressed to the Purchaser and each of the other Interested Parties (except for the Rating Agencies); and

                (l) one or more accountants' comfort letters, addressed, and in form and substance reasonably acceptable, to SSBI, Greenwich Capital, J.P. Morgan, UBSW and First Union relating to the information regarding the Mortgage Loans contained in the Prospectus and Memorandum that is of a statistical nature.

                SECTION 8. Costs.

                Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by the parties in accordance with the terms of that certain Term Sheet, dated May 29, 2001 (the "Term Sheet"), between the Seller, GCFP and AMCC.

                SECTION 9. Notices.

                All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, attention: Angela Vleck, facsimile no.: 212-816-8307, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 388 Greenwich Street, New York, New York 10013, attention: Angela Vleck, facsimile no.: 212-816-8307, or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

                SECTION 10. Characterization.

                The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off
Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

                All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser.

                SECTION 12. Severability of Provisions.

                Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                SECTION 13. Counterparts.

                This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                SECTION 2. GOVERNING LAW.

                THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                SECTION 14. Further Assurances.

                The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                SECTION 15. Successors and Assigns.

                The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, SBMS VII is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

                SECTION 16. Amendments.

                (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

                (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects the Seller, shall be effective against the Seller.

                SECTION 17. Entire Agreement.

                Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

                            [SIGNATURE PAGE FOLLOWS]

                IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                                  SALOMON BROTHERS REALTY CORP.



                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title:


                                  SALOMON BROTHERS MORTGAGE
                                  SECURITIES VII, INC.



                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                             [See Attached Schedule]


CONTROL                                                      LOAN
NUMBER                LOAN / PROPERTY NAME                  NUMBER    ORIGINATOR           PROPERTY ADDRESS
 101       Atrium at Highpoint                              7001836      SBRC       5615 High Point Drive
 109       Plaza Gardens                                    6605538      SBRC       13900 Newton Street
 113       Summit Ridge Business Park                       7001723      SBRC       6759 - 6779 Mesa Ridge Road
 115       Crossroads Shopping Center                       115          SBRC       126 Waterford Parkway North
 116       Westford Technology Park II                      7001469      SBRC       2 Technology Park Drive
 118       95 Metcalf Square                                6604209      SBRC       7171 West 95th Street
 119       The Corporate Forum                              6603513      SBRC       4501 Circle 75 Parkway
 120       Coral Palm Plaza                                 7001068      SBRC       2015-2150 North University Drive
 121       Shaker Square Shopping Center                    6605095      SBRC       684 East Boronda Road
 123       Peninsula Storage Center                         7000230      SBRC       866 & 999 Independence Avenue
 126       Bent Tree Apartments                             6604500      SBRC       149 Hickory Hollow Terrace
 128       1050 Wall Street West                            6202615      SBRC       1050 Wall Street West
 129       Shadow Ridge Apartments                          7000172      SBRC       8500 Granville Parkway
 130       270 Billerica Road                               7001476      SBRC       270 Billerica Road
 131       Regency Park Plaza                               7000111      SBRC       601-681 Elmira Road
 132       Farm Glen Executive Park                         7001021      SBRC       1-3 Farmglen Boulevard
 134       Annandale Gardens                                6604431      SBRC       10862 Nichols Boulevard
 141       Bowles Village Shopping Center                   6604469      SBRC       7335 West Long Drive
 142       Orchard Hardware Plaza                           7001547      SBRC       8998-9116 Foothill Boulevard
 143       Waldbaums Supermarket (A&P) - Lindenhurst, NY    7001805      SBRC       50 East Hoffman Road
 144       6820 Shingle Creek Parkway                       7001127      SBRC       6820 Shingle Creek Parkway
 145       6840 Shingle Creek Parkway                       7001128      SBRC       6840 Shingle Creek Parkway
 146       Long Beach Corporate Square                      7001018      SBRC       4300 Long Beach Boulevard
 148       Regents Walk                                     6604372      SBRC       13016 Leeds Court
 149       Waldbaums Supermarket (A&P) - Huntington, NY     7001803      SBRC       60 Wall Street
 150       The Promenade Building                           7001764      SBRC       1936 University Avenue
 151       Mitchell Lofts                                   7000086      SBRC       3800 Commerce Street
 154       Landmark Entertainment Building                  7001411      SBRC       6100 San Fernando Road
 156       A&P Supermarket - Howard Beach, NY               7001809      SBRC       15601 Cross Bay Boulevard
 157       Maxwell Village Shopping Center                  7002031      SBRC       19101-19245 Sonoma Highway
 159       Woodview Apartments                              7001828      SBRC       14700-14720 Southwest Beard Road
 160       275 Dan Road                                     7001131      SBRC       275 Dan Road
 161       Los Gatos Professional Building                  6605603      SBRC       3803 South Bascom Avenue
 163       Shady Oak I                                      7001092      SBRC       6815 Shady Oak Road
 164       Golden Valley II                                 7001126      SBRC       8325-8459 Tenth Avenue North
 165       A&P Supermarket - Silver Spring                  7002057      SBRC       12028 Cherry Hill Road
 168       764 Miami Circle                                 7000140      SBRC       764 Miami Circle
 169       Sagepointe Center                                7001223      SBRC       6401-6501 Ming Avenue
 170       705 Westech Office Building                      7001420      SBRC       705 Westech Drive
 171       A&P Supermarket - Hoboken, NJ                    7002046      SBRC       614-632 Clinton Avenue
 173       2282-2286 Broadway                               7001350      SBRC       2282-2286 Broadway
 175       Sheridan Park Apartments                         6603357      SBRC       1450 North First Street
 179       11511 Katy Freeway                               6604276      SBRC       11511 Katy Freeway
 180       PharmaResearch Office Building                   7001859      SBRC       1011-1013 Ashes Boulevard
 181       151 West Street                                  6603653      SBRC       151 West Street
 183       Sunrise Pointe Apartments                        7001604      SBRC       3202-3380 Jackson Street Southeast
 185       Fresh Fields Supermarket (A&P) - Ocean City, NJ  7001806      SBRC       800 West Avenue
 186       Deer Valley Marketplace                          7000274      SBRC       8190-8248 East Deer Valley Road
 188       Wilburton Office Building                        7001829      SBRC       11624 Southeast 5th Street
 194       Foxborough Business Park                         6604126      SBRC       12402 Industrial Boulevard
 195       1178 Sonora Court                                7001485      SBRC       1178 Sonora Court
 200       Woodside Park Apartments                         6603359      SBRC       1040-1080 Riker Street
 202       Nashville Commons Shopping Center                6604564      SBRC       1131-1145 Eastern Avenue
 203       10 Talcott Notch                                 6604244      SBRC       10 Talcott Notch
 207       Village Crossing Shopping Center                 6605269      SBRC       100 Verde Valley School Road
 209       34-40 West 65th Street                           7001432      SBRC       34-40 West 65th Street
 212       Crossroads West Apartments                       6603391      SBRC       4901 Lonas Road
 213       Hilltop Apartments                               7001323      SBRC       4529 Columbus Avenue
 215       Woodcrest Mobile Home Estates                    7001839      SBRC       1123 Woodcrest Drive
 216       241 Peachtree Street                             7001543      SBRC       241 Peachtree Street
 217       Tech Surgical Center                             6604942      SBRC       7181 Cascade Valley Court
 218       Waldbaums Supermarket (A&P) - Valley Stream, NY  7002029      SBRC       500 West Merrick Road
 221       Marmalade Square Apartments                      7001124      SBRC       244 West 600 North
 225       Harbor Center                                    7000037      SBRC       211 North Union Street
 229       33 Upton Drive                                   7001132      SBRC       33 Upton Drive
 230       Park Villa Apartments                            7001525      SBRC       1415 West Casino Road
 232       White Pine Shopping Center                       6603066      SBRC       1212 State Street/U.S. Highway 25 East
 236       Continental Apartments                           6604591      SBRC       1300 Cedar Lane
 247       Tatum Ranch Center                               7001500      SBRC       29605 North Cave Creek Road


                                                                                                                       PROPERTY
CONTROL                                                                                                                SIZE UNIT
NUMBER                LOAN / PROPERTY NAME                   CITY               STATE      ZIP CODE    PROPERTY SIZE     TYPE
 101       Atrium at Highpoint                               Irving              TX         75038         212,929         SF
 109       Plaza Gardens                                     Overland Park       KS         66223             200        Units
 113       Summit Ridge Business Park                        San Diego           CA         92121         133,841         SF
 115       Crossroads Shopping Center                        Waterford           CT         06385         197,478         SF
 116       Westford Technology Park II                       Westford            MA         01886         104,790         SF
 118       95 Metcalf Square                                 Overland Park       KS         66212         154,275         SF
 119       The Corporate Forum                               Atlanta             GA         30339         182,858         SF
 120       Coral Palm Plaza                                  Coral Springs       FL         33071         135,936         SF
 121       Shaker Square Shopping Center                     Salinas             CA         93906          76,651         SF
 123       Peninsula Storage Center                          Mountain View       CA         94043          80,550         SF
 126       Bent Tree Apartments                              Antioch             TN         37013             274        Units
 128       1050 Wall Street West                             Lyndhurst           NJ         07071         124,118         SF
 129       Shadow Ridge Apartments                           La Vista            NE         68128             276        Units
 130       270 Billerica Road                                Chelmsford          MA         01824         100,000         SF
 131       Regency Park Plaza                                Vacaville           CA         95687          88,086         SF
 132       Farm Glen Executive Park                          Farmington          CT         06032         118,917         SF
 134       Annandale Gardens                                 Olive Branch        MS         38654             184        Units
 141       Bowles Village Shopping Center                    Littleton           CO         80123          88,174         SF
 142       Orchard Hardware Plaza                            Rancho Cucamonga    CA         91730         145,570         SF
 143       Waldbaums Supermarket (A&P) - Lindenhurst, NY     Lindenhurst         NY         11757          59,607         SF
 144       6820 Shingle Creek Parkway                        Brooklyn Center     MN         55430         146,250         SF
 145       6840 Shingle Creek Parkway                        Brooklyn Center     MN         55430         112,426         SF
 146       Long Beach Corporate Square                       Long Beach          CA         90807          95,324         SF
 148       Regents Walk                                      Tampa               FL         33612             232        Units
 149       Waldbaums Supermarket (A&P) - Huntington, NY      Huntington          NY         11743          45,722         SF
 150       The Promenade Building                            Berkeley            CA         94704          42,655         SF
 151       Mitchell Lofts                                    Dallas              TX         75226              79        Units
 154       Landmark Entertainment Building                   Glendale            CA         91201          39,100         SF
 156       A&P Supermarket - Howard Beach, NY                Howard Beach        NY         11414          33,904         SF
 157       Maxwell Village Shopping Center                   Sonoma              CA         95476          98,270         SF
 159       Woodview Apartments                               Beaverton           OR         97007             120        Units
 160       275 Dan Road                                      Canton              MA         02021          99,869         SF
 161       Los Gatos Professional Building                   Campbell            CA         95008          32,620         SF
 163       Shady Oak I                                       Eden Prairie        MN         55344          90,000         SF
 164       Golden Valley II                                  Golden Valley       MN         55427          93,960         SF
 165       A&P Supermarket - Silver Spring                   Silver Spring       MD         20904          64,624         SF
 168       764 Miami Circle                                  Atlanta             GA         30324          82,631         SF
 169       Sagepointe Center                                 Bakersfield         CA         93309         102,164         SF
 170       705 Westech Office Building                       Norcross            GA         30092          71,000         SF
 171       A&P Supermarket - Hoboken, NJ                     Hoboken             NJ         07030          31,300         SF
 173       2282-2286 Broadway                                New York            NY         10024           5,180         SF
 175       Sheridan Park Apartments                          Salinas             CA         93906             116        Units
 179       11511 Katy Freeway                                Houston             TX         77079          77,871         SF
 180       PharmaResearch Office Building                    Wilmington          NC         28405          47,402         SF
 181       151 West Street                                   Annapolis           MD         21401          35,941         SF
 183       Sunrise Pointe Apartments                         Albany              OR         97321             104        Units
 185       Fresh Fields Supermarket (A&P) - Ocean City, NJ   Ocean City          NJ         08226          39,773         SF
 186       Deer Valley Marketplace                           Peoria              AZ         85382          33,080         SF
 188       Wilburton Office Building                         Bellevue            WA         98005          22,200         SF
 194       Foxborough Business Park                          Victorville         CA         92392         128,047         SF
 195       1178 Sonora Court                                 Sunnyvale           CA         94086          19,440         SF
 200       Woodside Park Apartments                          Salinas             CA         93901              80        Units
 202       Nashville Commons Shopping Center                 Nashville           NC         27856          56,100         SF
 203       10 Talcott Notch                                  Farmington          CT         06032          48,720         SF
 207       Village Crossing Shopping Center                  Sedona              AZ         86351          42,495         SF
 209       34-40 West 65th Street                            New York            NY         10023              48        Units
 212       Crossroads West Apartments                        Knoxville           TN         37909             177        Units
 213       Hilltop Apartments                                Anderson            IN         46013             132        Units
 215       Woodcrest Mobile Home Estates                     Santa Rosa          CA         95401              85        Pads
 216       241 Peachtree Street                              Atlanta             GA         30303          28,710         SF
 217       Tech Surgical Center                              Las Vegas           NV         89128          18,758         SF
 218       Waldbaums Supermarket (A&P) - Valley Stream, NY   Valley Stream       NY         11580          24,432         SF
 221       Marmalade Square Apartments                       Salt Lake City      UT         84103             100        Units
 225       Harbor Center                                     Alexandria          VA         22314          49,656         SF
 229       33 Upton Drive                                    Wilmington          MA         01887          53,271         SF
 230       Park Villa Apartments                             Everett             WA         98204              73        Units
 232       White Pine Shopping Center                        White Pine          TN         37890          52,676         SF
 236       Continental Apartments                            Tullahoma           TN         37388             128        Units
 247       Tatum Ranch Center                                Phoenix             AZ         85331          15,000         SF


CONTROL                                                      LOAN
NUMBER                LOAN / PROPERTY NAME                  NUMBER    ORIGINATOR           PROPERTY ADDRESS
 252       Park at Palmdale                                 6603533      SBRC       3939 South Park Avenue
 253       302 West 12th Street                             7001452      SBRC       302 West 12th Street



                                                                                                                  PROPERTY
CONTROL                                                                                                           SIZE UNIT
NUMBER                LOAN / PROPERTY NAME        CITY                     STATE      ZIP CODE    PROPERTY SIZE     TYPE
 252       Park at Palmdale                       Tucson                    AZ         85714          35,938         SF
 253       302 West 12th Street                   New York                  NY         10014           5,076         SF

                                                                            CROSS COLLATER-
                                                              CROSS         ALIZED MORTGAGE
                                                            COLLATER-         LOAN GROUP
                                                              ALIZED        AGGREGATE CUT-                    ORIGINAL
CONTROL                                                     (MORTGAGE     OFF DATE PRINCIPAL     OWNERSHIP    PRINCIPAL   MORTGAGE
NUMBER               LOAN / PROPERTY NAME                  LOAN GROUP)          BALANCE          INTEREST      BALANCE      RATE
 101      Atrium at Highpoint                                   No            20,851,862        Fee Simple   20,900,000   7.9300%
 109      Plaza Gardens                                         No            14,933,183        Fee Simple   15,000,000   7.3500%
 113      Summit Ridge Business Park                            No            12,258,516        Fee Simple   12,300,000   8.0500%
 115      Crossroads Shopping Center                            No            11,971,908        Fee Simple   12,200,000   7.7100%
 116      Westford Technology Park II                           No            11,797,438        Fee Simple   11,850,000   7.3700%
 118      95 Metcalf Square                                     No            10,848,378        Fee Simple   11,000,000   8.5000%
 119      The Corporate Forum                                   No            10,054,191        Fee Simple   10,190,000   8.1100%
 120      Coral Palm Plaza                                      No             9,747,855        Fee Simple    9,790,000   7.5100%
 121      Shaker Square Shopping Center                         No             9,574,329        Fee Simple    9,600,000   7.3500%
 123      Peninsula Storage Center                              No             9,295,894        Fee Simple    9,350,000   7.4900%
 126      Bent Tree Apartments                                  No             9,112,114        Fee Simple    9,200,000   8.4400%
 128      1050 Wall Street West                                 No             8,976,234        Fee Simple    9,000,000   7.4000%
 129      Shadow Ridge Apartments                               No             8,947,074        Fee Simple    9,000,000   7.7300%
 130      270 Billerica Road                                    No             8,813,298        Fee Simple    8,850,000   8.1900%
 131      Regency Park Plaza                                    No             8,760,190        Fee Simple    8,800,000   7.8200%
 132      Farm Glen Executive Park                              No             8,656,545        Fee Simple    8,700,000   8.0400%
 134      Annandale Gardens                                     No             8,407,841        Fee Simple    8,500,000   8.1100%
 141      Bowles Village Shopping Center                        No             8,126,305        Fee Simple    8,200,000   8.0700%
 142      Orchard Hardware Plaza                                No             7,570,538        Fee Simple    7,600,000   7.3500%
 143      Waldbaums Supermarket (A&P) - Lindenhurst, NY         No             7,531,914        Fee Simple    7,559,574   8.1900%
 144      6820 Shingle Creek Parkway                         Yes (X2)          7,487,696        Fee Simple    4,240,000   7.5200%
 145      6840 Shingle Creek Parkway                         Yes (X2)          7,487,696        Fee Simple    3,280,000   7.5200%
 146      Long Beach Corporate Square                           No             7,466,307        Fee Simple    7,500,000   7.8500%
 148      Regents Walk                                          No             7,315,700        Fee Simple    7,378,000   8.5100%
 149      Waldbaums Supermarket (A&P) - Huntington, NY          No             7,286,968        Fee Simple    7,313,728   8.1900%
 150      The Promenade Building                                No             7,147,459        Fee Simple    7,175,000   7.4000%
 151      Mitchell Lofts                                        No             7,086,739        Fee Simple    7,131,000   7.6600%
 154      Landmark Entertainment Building                       No             6,671,404        Fee Simple    6,700,000   7.5500%
 156      A&P Supermarket - Howard Beach, NY                    No             6,589,988        Fee Simple    6,614,189   8.1900%
 157      Maxwell Village Shopping Center                       No             6,586,184        Fee Simple    6,600,000   7.3700%
 159      Woodview Apartments                                   No             6,183,338        Fee Simple    6,200,000   7.3300%
 160      275 Dan Road                                          No             6,105,105        Fee Simple    6,130,000   7.7800%
 161      Los Gatos Professional Building                       No             6,076,585        Fee Simple    6,100,000   7.4000%
 163      Shady Oak I                                        Yes (X3)          6,053,882        Fee Simple    3,280,000   7.5200%
 164      Golden Valley II                                   Yes (X3)          6,053,882        Fee Simple    2,800,000   7.5200%
 165      A&P Supermarket - Silver Spring                       No             6,031,769        Fee Simple    6,053,920   8.1900%
 168      764 Miami Circle                                      No             5,982,556        Fee Simple    6,000,000   7.0100%
 169      Sagepointe Center                                     No             5,972,350        Fee Simple    6,000,000   7.7400%
 170      705 Westech Office Building                           No             5,579,379        Fee Simple    5,600,000   7.6100%
 171      A&P Supermarket - Hoboken, NJ                         No             5,568,650        Fee Simple    5,589,100   8.1900%
 173      2282-2286 Broadway                                    No             5,492,600        Fee Simple    5,500,000   7.3000%
 175      Sheridan Park Apartments                              No             5,296,450        Fee Simple    5,370,000   7.7640%
 179      11511 Katy Freeway                                    No             5,058,728        Fee Simple    5,100,000   8.1500%
 180      PharmaResearch Office Building                        No             4,989,726        Fee Simple    5,000,000   7.4500%
 181      151 West Street                                       No             4,936,732        Fee Simple    5,000,000   7.9200%
 183      Sunrise Pointe Apartments                             No             4,755,558        Fee Simple    4,775,000   7.1000%
 185      Fresh Fields Supermarket (A&P) - Ocean City, NJ       No             4,697,341        Fee Simple    4,714,591   8.1900%
 186      Deer Valley Marketplace                               No             4,680,041        Fee Simple    4,700,000   8.0900%
 188      Wilburton Office Building                             No             4,538,667        Fee Simple    4,550,000   7.6300%
 194      Foxborough Business Park                              No             4,189,726        Fee Simple    4,200,000   7.7000%
 195      1178 Sonora Court                                     No             4,188,909        Fee Simple    4,200,000   7.4000%
 200      Woodside Park Apartments                              No             4,043,845        Fee Simple    4,100,000   7.7640%
 202      Nashville Commons Shopping Center                     No             3,966,199        Fee Simple    4,000,000   7.9800%
 203      10 Talcott Notch                                      No             3,833,919        Fee Simple    3,850,000   8.1600%
 207      Village Crossing Shopping Center                      No             3,683,532        Fee Simple    3,700,000   7.8900%
 209      34-40 West 65th Street                                No             3,483,563        Fee Simple    3,500,000   7.1000%
 212      Crossroads West Apartments                            No             3,456,557        Fee Simple    3,500,000   8.1600%
 213      Hilltop Apartments                                    No             3,402,406        Fee Simple    3,410,000   7.1000%
 215      Woodcrest Mobile Home Estates                         No             3,392,167        Fee Simple    3,400,000   6.9500%
 216      241 Peachtree Street                                  No             3,387,380        Fee Simple    3,400,000   7.5700%
 217      Tech Surgical Center                                  No             3,344,038        Fee Simple    3,370,000   8.3400%
 218      Waldbaums Supermarket (A&P) - Valley Stream, NY       No             3,288,922        Fee Simple    3,301,000   8.1900%
 221      Marmalade Square Apartments                           No             3,235,213        Fee Simple    3,250,000   7.2500%
 225      Harbor Center                                         No             2,986,598         Leasehold    3,000,000   8.3000%
 229      33 Upton Drive                                        No             2,913,121        Fee Simple    2,925,000   7.7800%
 230      Park Villa Apartments                                 No             2,888,489        Fee Simple    2,900,000   7.2300%
 232      White Pine Shopping Center                            No             2,785,935        Fee Simple    2,825,000   8.1100%
 236      Continental Apartments                                No             2,658,924        Fee Simple    2,675,000   8.1500%
 247      Tatum Ranch Center                                    No             1,992,276        Fee Simple    2,000,000   8.0100%


                                                            MASTER                 INTEREST
CONTROL                                                    SERVICING  RATE          ACCRUAL
NUMBER               LOAN / PROPERTY NAME                  FEE RATE   TYPE          METHOD           LOAN TYPE         NOTE DATE
 101      Atrium at Highpoint                               0.1400%   Fixed       Actual/360          Balloon          02/02/01
 109      Plaza Gardens                                     0.1600%   Fixed       Actual/360          Balloon          12/14/00
 113      Summit Ridge Business Park                        0.1400%   Fixed       Actual/360          Balloon          01/29/01
 115      Crossroads Shopping Center                        0.1400%   Fixed       Actual/360          Balloon          02/12/99
 116      Westford Technology Park II                       0.1350%   Fixed       Actual/360          Balloon          12/19/00
 118      95 Metcalf Square                                 0.1850%   Fixed       Actual/360          Balloon          03/21/00
 119      The Corporate Forum                               0.1350%   Fixed       Actual/360          Balloon          08/20/99
 120      Coral Palm Plaza                                  0.1850%   Fixed       Actual/360          Balloon          12/13/00
 121      Shaker Square Shopping Center                     0.1500%   Fixed       Actual/360          Balloon          02/16/01
 123      Peninsula Storage Center                          0.1500%   Fixed       Actual/360          Balloon          02/01/01
 126      Bent Tree Apartments                              0.1000%   Fixed       Actual/360          Balloon          01/27/00
 128      1050 Wall Street West                             0.1500%   Fixed       Actual/360          Balloon          02/13/01
 129      Shadow Ridge Apartments                           0.1100%   Fixed       Actual/360          Balloon          09/29/00
 130      270 Billerica Road                                0.1400%   Fixed       Actual/360          Balloon          11/30/00
 131      Regency Park Plaza                                0.1400%   Fixed       Actual/360          Balloon          11/08/00
 132      Farm Glen Executive Park                          0.1400%   Fixed       Actual/360          Balloon          10/16/00
 134      Annandale Gardens                                 0.1000%   Fixed       Actual/360          Balloon          12/27/99
 141      Bowles Village Shopping Center                    0.1850%   Fixed       Actual/360          Balloon          03/14/00
 142      Orchard Hardware Plaza                            0.1400%   Fixed       Actual/360          Balloon          01/29/01
 143      Waldbaums Supermarket (A&P) - Lindenhurst, NY     0.1400%   Fixed       Actual/360          Balloon          02/13/01
 144      6820 Shingle Creek Parkway                        0.1350%   Fixed       Actual/360          Balloon          12/14/00
 145      6840 Shingle Creek Parkway                        0.1350%   Fixed       Actual/360          Balloon          12/14/00
 146      Long Beach Corporate Square                       0.1500%   Fixed       Actual/360          Balloon          11/30/00
 148      Regents Walk                                      0.1400%   Fixed       Actual/360          Balloon          03/01/00
 149      Waldbaums Supermarket (A&P) - Huntington, NY      0.1400%   Fixed       Actual/360          Balloon          02/13/01
 150      The Promenade Building                            0.1400%   Fixed       Actual/360          Balloon          01/31/01
 151      Mitchell Lofts                                    0.1500%   Fixed       Actual/360          Balloon          11/30/00
 154      Landmark Entertainment Building                   0.1850%   Fixed       Actual/360          Balloon          12/27/00
 156      A&P Supermarket - Howard Beach, NY                0.1400%   Fixed       Actual/360          Balloon          02/13/01
 157      Maxwell Village Shopping Center                   0.1850%   Fixed       Actual/360          Balloon          03/26/01
 159      Woodview Apartments                               0.1400%   Fixed       Actual/360          Balloon          02/13/01
 160      275 Dan Road                                      0.1400%   Fixed       Actual/360          Balloon          12/13/00
 161      Los Gatos Professional Building                   0.1500%   Fixed       Actual/360          Balloon          01/12/01
 163      Shady Oak I                                       0.1350%   Fixed       Actual/360          Balloon          12/14/00
 164      Golden Valley II                                  0.1350%   Fixed       Actual/360          Balloon          12/14/00
 165      A&P Supermarket - Silver Spring                   0.1400%   Fixed       Actual/360          Balloon          02/13/01
 168      764 Miami Circle                                  0.1500%   Fixed       Actual/360          Balloon          02/14/01
 169      Sagepointe Center                                 0.1500%   Fixed       Actual/360          Balloon          11/30/00
 170      705 Westech Office Building                       0.1500%   Fixed       Actual/360          Balloon          01/19/01
 171      A&P Supermarket - Hoboken, NJ                     0.1400%   Fixed       Actual/360          Balloon          02/13/01
 173      2282-2286 Broadway                                0.1500%   Fixed       Actual/360          Balloon          04/10/01
 175      Sheridan Park Apartments                          0.1500%   Fixed       Actual/360          Balloon          09/15/99
 179      11511 Katy Freeway                                0.1850%   Fixed       Actual/360          Balloon          04/07/00
 180      PharmaResearch Office Building                    0.1400%   Fixed       Actual/360          Balloon          03/22/01
 181      151 West Street                                   0.1400%   Fixed       Actual/360          Balloon          10/20/99
 183      Sunrise Pointe Apartments                         0.1400%   Fixed       Actual/360          Balloon          01/31/01
 185      Fresh Fields Supermarket (A&P) - Ocean City, NJ   0.1400%   Fixed       Actual/360          Balloon          02/13/01
 186      Deer Valley Marketplace                           0.1500%   Fixed       Actual/360          Balloon          11/07/00
 188      Wilburton Office Building                         0.1400%   Fixed       Actual/360          Balloon          02/13/01
 194      Foxborough Business Park                          0.1850%   Fixed       Actual/360          Balloon          02/28/01
 195      1178 Sonora Court                                 0.1500%   Fixed       Actual/360          Balloon          02/14/01
 200      Woodside Park Apartments                          0.1500%   Fixed       Actual/360          Balloon          09/15/99
 202      Nashville Commons Shopping Center                 0.1600%   Fixed       Actual/360          Balloon          04/11/00
 203      10 Talcott Notch                                  0.1400%   Fixed       Actual/360          Balloon          11/09/00
 207      Village Crossing Shopping Center                  0.1600%   Fixed       Actual/360          Balloon          11/17/00
 209      34-40 West 65th Street                            0.1400%   Fixed       Actual/360          Balloon          12/21/00
 212      Crossroads West Apartments                        0.1400%   Fixed       Actual/360          Balloon          09/10/99
 213      Hilltop Apartments                                0.1400%   Fixed       Actual/360          Balloon          03/28/01
 215      Woodcrest Mobile Home Estates                     0.1400%   Fixed       Actual/360          Balloon          03/20/01
 216      241 Peachtree Street                              0.1400%   Fixed       Actual/360          Balloon          01/29/01
 217      Tech Surgical Center                              0.1400%   Fixed       Actual/360          Balloon          04/24/00
 218      Waldbaums Supermarket (A&P) - Valley Stream, NY   0.1400%   Fixed       Actual/360          Balloon          02/13/01
 221      Marmalade Square Apartments                       0.1500%   Fixed       Actual/360          Balloon          12/19/00
 225      Harbor Center                                     0.1400%   Fixed       Actual/360          Balloon          11/13/00
 229      33 Upton Drive                                    0.1400%   Fixed       Actual/360          Balloon          12/13/00
 230      Park Villa Apartments                             0.1850%   Fixed       Actual/360          Balloon          01/12/01
 232      White Pine Shopping Center                        0.1400%   Fixed       Actual/360          Balloon          07/29/99
 236      Continental Apartments                            0.1400%   Fixed       Actual/360          Balloon          08/18/00
 247      Tatum Ranch Center                                0.1500%   Fixed       Actual/360          Balloon          12/28/00

                                                           ANTICIPATED     SCHEDULED
CONTROL                                                     REPAYMENT       MATURITY
NUMBER               LOAN / PROPERTY NAME                      DATE           DATE
 101      Atrium at Highpoint                                  NAP          03/01/11
 109      Plaza Gardens                                        NAP          01/01/11
 113      Summit Ridge Business Park                           NAP          02/01/06
 115      Crossroads Shopping Center                           NAP          03/01/09
 116      Westford Technology Park II                          NAP          01/01/11
 118      95 Metcalf Square                                    NAP          04/01/10
 119      The Corporate Forum                                  NAP          09/01/09
 120      Coral Palm Plaza                                     NAP          01/01/11
 121      Shaker Square Shopping Center                        NAP          03/01/11
 123      Peninsula Storage Center                             NAP          02/01/11
 126      Bent Tree Apartments                                 NAP          02/01/10
 128      1050 Wall Street West                                NAP          03/01/11
 129      Shadow Ridge Apartments                              NAP          10/01/10
 130      270 Billerica Road                                   NAP          12/01/05
 131      Regency Park Plaza                                   NAP          12/01/10
 132      Farm Glen Executive Park                             NAP          11/01/10
 134      Annandale Gardens                                    NAP          01/01/10
 141      Bowles Village Shopping Center                       NAP          04/01/10
 142      Orchard Hardware Plaza                               NAP          02/01/11
 143      Waldbaums Supermarket (A&P) - Lindenhurst, NY        NAP          03/01/11
 144      6820 Shingle Creek Parkway                           NAP          01/01/11
 145      6840 Shingle Creek Parkway                           NAP          01/01/11
 146      Long Beach Corporate Square                          NAP          12/01/10
 148      Regents Walk                                         NAP          03/01/10
 149      Waldbaums Supermarket (A&P) - Huntington, NY         NAP          03/01/11
 150      The Promenade Building                               NAP          02/01/06
 151      Mitchell Lofts                                       NAP          12/01/07
 154      Landmark Entertainment Building                      NAP          01/01/11
 156      A&P Supermarket - Howard Beach, NY                   NAP          03/01/11
 157      Maxwell Village Shopping Center                      NAP          04/01/11
 159      Woodview Apartments                                  NAP          03/01/11
 160      275 Dan Road                                         NAP          01/01/11
 161      Los Gatos Professional Building                      NAP          02/01/11
 163      Shady Oak I                                          NAP          01/01/11
 164      Golden Valley II                                     NAP          01/01/11
 165      A&P Supermarket - Silver Spring                      NAP          03/01/11
 168      764 Miami Circle                                     NAP          03/01/11
 169      Sagepointe Center                                    NAP          12/01/10
 170      705 Westech Office Building                          NAP          02/01/11
 171      A&P Supermarket - Hoboken, NJ                        NAP          03/01/11
 173      2282-2286 Broadway                                   NAP          05/01/11
 175      Sheridan Park Apartments                             NAP          10/01/09
 179      11511 Katy Freeway                                   NAP          05/01/10
 180      PharmaResearch Office Building                       NAP          04/01/11
 181      151 West Street                                      NAP          11/01/09
 183      Sunrise Pointe Apartments                            NAP          02/01/11
 185      Fresh Fields Supermarket (A&P) - Ocean City, NJ      NAP          03/01/11
 186      Deer Valley Marketplace                              NAP          12/01/10
 188      Wilburton Office Building                            NAP          03/01/11
 194      Foxborough Business Park                             NAP          03/01/11
 195      1178 Sonora Court                                    NAP          03/01/11
 200      Woodside Park Apartments                             NAP          10/01/09
 202      Nashville Commons Shopping Center                    NAP          05/01/10
 203      10 Talcott Notch                                     NAP          12/01/10
 207      Village Crossing Shopping Center                     NAP          12/01/10
 209      34-40 West 65th Street                               NAP          01/01/11
 212      Crossroads West Apartments                           NAP          10/01/09
 213      Hilltop Apartments                                   NAP          04/01/11
 215      Woodcrest Mobile Home Estates                        NAP          04/01/11
 216      241 Peachtree Street                                 NAP          02/01/11
 217      Tech Surgical Center                                 NAP          05/01/10
 218      Waldbaums Supermarket (A&P) - Valley Stream, NY      NAP          03/01/11
 221      Marmalade Square Apartments                          NAP          01/01/11
 225      Harbor Center                                        NAP          12/01/10
 229      33 Upton Drive                                       NAP          01/01/11
 230      Park Villa Apartments                                NAP          02/01/11
 232      White Pine Shopping Center                           NAP          08/01/09
 236      Continental Apartments                               NAP          09/01/10
 247      Tatum Ranch Center                                   NAP          01/01/11

                                                                            CROSS COLLATER-
                                                              CROSS         ALIZED MORTGAGE
                                                            COLLATER-         LOAN GROUP
                                                              ALIZED        AGGREGATE CUT-                    ORIGINAL
CONTROL                                                     (MORTGAGE     OFF DATE PRINCIPAL     OWNERSHIP    PRINCIPAL   MORTGAGE
NUMBER               LOAN / PROPERTY NAME                  LOAN GROUP)          BALANCE          INTEREST      BALANCE      RATE
 252      Park at Palmdale                                      No             1,715,473        Fee Simple    1,725,000   8.5000%
 253      302 West 12th Street                                  No             1,697,713        Fee Simple    1,700,000   7.3000%



                                                      MASTER                 INTEREST
CONTROL                                              SERVICING  RATE          ACCRUAL
NUMBER               LOAN / PROPERTY NAME            FEE RATE   TYPE          METHOD           LOAN TYPE         NOTE DATE
 252      Park at Palmdale                            0.1500%   Fixed       Actual/360          Balloon          08/22/00
 253      302 West 12th Street                        0.1500%   Fixed       Actual/360          Balloon          04/10/01


                                                      ANTICIPATED     SCHEDULED
CONTROL                                                REPAYMENT       MATURITY
NUMBER               LOAN / PROPERTY NAME                 DATE           DATE
 252      Park at Palmdale                                NAP          09/01/10
 253      302 West 12th Street                            NAP          05/01/11

                                                                                            STATED     CALCULATED
                                                                                ORIGINAL   ORIGINAL     ORIGINAL     REMAINING
                                                                                TERM TO     AMORT-       AMORT-       TERM TO
                                                                MONTHLY DEBT   MATURITY/    IZATION      IZATION     MATURITY/
CONTROL                                                            SERVICE        ARD        TERM         TERM          ARD
NUMBER               LOAN / PROPERTY NAME                          PAYMENT      (MONTHS)   (MONTHS)     (MONTHS)      (MONTHS)
 101       Atrium at Highpoint                                   152,338.14       120         360         360           116
 109       Plaza Gardens                                         103,345.82       120         360         360           114
 113       Summit Ridge Business Park                             90,682.14       60          360         360            55
 115       Crossroads Shopping Center                             87,065.31       120         360         360            92
 116       Westford Technology Park II                            81,804.63       120         360         360           114
 118       95 Metcalf Square                                      88,574.98       120         300         300           105
 119       The Corporate Forum                                    75,553.48       120         360         360            98
 120       Coral Palm Plaza                                       68,520.15       120         360         360           114
 121       Shaker Square Shopping Center                          66,141.32       120         360         360           116
 123       Peninsula Storage Center                               69,034.87       120         300         300           115
 126       Bent Tree Apartments                                   70,349.21       120         360         360           103
 128       1050 Wall Street West                                  62,314.18       120         360         360           116
 129       Shadow Ridge Apartments                                64,352.76       120         360         360           111
 130       270 Billerica Road                                     66,114.17       60          360         360            53
 131       Regency Park Plaza                                     63,470.49       120         360         360           113
 132       Farm Glen Executive Park                               64,080.28       120         360         360           112
 134       Annandale Gardens                                      63,023.02       120         360         360           102
 141       Bowles Village Shopping Center                         60,569.32       120         360         360           105
 142       Orchard Hardware Plaza                                 52,361.88       120         360         360           115
 143       Waldbaums Supermarket (A&P) - Lindenhurst, NY          59,300.69       120         300         300           116
 144       6820 Shingle Creek Parkway                             29,704.78       120         360         360           114
 145       6840 Shingle Creek Parkway                             22,979.17       120         360         360           114
 146       Long Beach Corporate Square                            54,250.12       120         360         360           113
 148       Regents Walk                                           56,782.73       120         360         360           104
 149       Waldbaums Supermarket (A&P) - Huntington, NY           57,372.16       120         300         300           116
 150       The Promenade Building                                 49,678.25       60          360         360            55
 151       Mitchell Lofts                                         52,156.27       84          324         324            77
 154       Landmark Entertainment Building                        47,076.98       120         360         360           114
 156       A&P Supermarket - Howard Beach, NY                     51,884.66       120         300         300           116
 157       Maxwell Village Shopping Center                        45,562.07       120         360         360           117
 159       Woodview Apartments                                    42,631.87       120         360         360           116
 160       275 Dan Road                                           44,043.22       120         360         360           114
 161       Los Gatos Professional Building                        42,235.17       120         360         360           115
 163       Shady Oak I                                            22,979.17       120         360         360           114
 164       Golden Valley II                                       19,616.37       120         360         360           114
 165       A&P Supermarket - Silver Spring                        47,489.66       120         300         300           116
 168       764 Miami Circle                                       39,958.45       120         360         360           116
 169       Sagepointe Center                                      42,943.28       120         360         360           113
 170       705 Westech Office Building                            39,578.68       120         360         360           115
 171       A&P Supermarket - Hoboken, NJ                          43,843.40       120         300         300           116
 173       2282-2286 Broadway                                     37,706.40       120         360         360           118
 175       Sheridan Park Apartments                               38,523.30       120         360         360            99
 179       11511 Katy Freeway                                     37,956.66       120         360         360           106
 180       PharmaResearch Office Building                         34,789.70       120         360         360           117
 181       151 West Street                                        36,409.77       120         360         360           100
 183       Sunrise Pointe Apartments                              32,089.53       120         360         360           115
 185       Fresh Fields Supermarket (A&P) - Ocean City, NJ        36,983.37       120         300         300           116
 186       Deer Valley Marketplace                                34,782.27       120         360         360           113
 188       Wilburton Office Building                              32,220.27       120         360         360           116
 194       Foxborough Business Park                               29,944.33       120         360         360           116
 195       1178 Sonora Court                                      29,079.95       120         360         360           116
 200       Woodside Park Apartments                               29,412.58       120         360         360            99
 202       Nashville Commons Shopping Center                      29,294.83       120         360         360           106
 203       10 Talcott Notch                                       28,680.53       120         360         360           113
 207       Village Crossing Shopping Center                       26,866.10       120         360         360           113
 209       34-40 West 65th Street                                 23,521.12       120         360         360           114
 212       Crossroads West Apartments                             26,073.21       120         360         360            99
 213       Hilltop Apartments                                     22,916.29       120         360         360           117
 215       Woodcrest Mobile Home Estates                          22,506.23       120         360         360           117
 216       241 Peachtree Street                                   23,936.48       120         360         360           115
 217       Tech Surgical Center                                   25,531.22       120         360         360           106
 218       Waldbaums Supermarket (A&P) - Valley Stream, NY        25,894.53       120         300         300           116
 221       Marmalade Square Apartments                            22,170.73       120         360         360           114
 225       Harbor Center                                          22,823.13       120         348         348           113
 229       33 Upton Drive                                         21,015.73       120         360         360           114
 230       Park Villa Apartments                                  19,743.79       120         360         360           115
 232       White Pine Shopping Center                             20,945.89       120         360         360            97
 236       Continental Apartments                                 19,908.64       120         360         360           110
 247       Tatum Ranch Center                                     14,689.24       120         360         360           114

                                                                  STATED      CALCULATED
                                                                 REMAINING     REMAINING
                                                                  AMORT-        AMORT-
                                                                  IZATION       IZATION
CONTROL                                                            TERM          TERM          CUT-OFF DATE       LOAN BALANCE AT
NUMBER               LOAN / PROPERTY NAME                        (MONTHS)      (MONTHS)      PRINCIPAL BALANCE      MATURITY/ARD
 101       Atrium at Highpoint                                      356           356          20,851,862.25       18,663,287.50
 109       Plaza Gardens                                            354           354          14,933,182.52       13,196,285.30
 113       Summit Ridge Business Park                               355           355          12,258,515.84       11,782,801.51
 115       Crossroads Shopping Center                               332           332          11,971,907.78       10,840,138.51
 116       Westford Technology Park II                              354           354          11,797,438.31       10,430,367.20
 118       95 Metcalf Square                                        285           285          10,848,377.84        9,195,031.57
 119       The Corporate Forum                                      338           338          10,054,191.01        9,138,078.88
 120       Coral Palm Plaza                                         354           354           9,747,854.92        8,647,618.24
 121       Shaker Square Shopping Center                            356           356           9,574,329.44        8,450,065.02
 123       Peninsula Storage Center                                 295           295           9,295,893.58        7,587,307.68
 126       Bent Tree Apartments                                     343           343           9,112,114.42        8,311,152.94
 128       1050 Wall Street West                                    356           356           8,976,233.52        7,932,051.00
 129       Shadow Ridge Apartments                                  351           351           8,947,073.85        7,994,939.60
 130       270 Billerica Road                                       353           353           8,813,298.28        8,491,052.66
 131       Regency Park Plaza                                       353           353           8,760,190.03        7,834,095.04
 132       Farm Glen Executive Park                                 352           352           8,656,545.20        7,784,893.94
 134       Annandale Gardens                                        342           342           8,407,841.13        7,621,917.79
 141       Bowles Village Shopping Center                           345           345           8,126,304.63        7,345,099.26
 142       Orchard Hardware Plaza                                   355           355           7,570,538.11        6,685,032.66
 143       Waldbaums Supermarket (A&P) - Lindenhurst, NY            296           296           7,531,914.24        6,266,370.32
 144       6820 Shingle Creek Parkway                               354           354           4,221,786.29        3,746,177.45
 145       6840 Shingle Creek Parkway                               354           354           3,265,910.15        2,897,986.23
 146       Long Beach Corporate Square                              353           353           7,466,306.56        6,681,637.44
 148       Regents Walk                                             344           344           7,315,700.20        6,677,819.39
 149       Waldbaums Supermarket (A&P) - Huntington, NY             296           296           7,286,967.78        6,062,581.47
 150       The Promenade Building                                   355           355           7,147,458.50        6,826,173.47
 151       Mitchell Lofts                                           317           317           7,086,739.37        6,465,378.86
 154       Landmark Entertainment Building                          354           354           6,671,403.56        5,924,098.46
 156       A&P Supermarket - Howard Beach, NY                       296           296           6,589,988.34        5,482,711.85
 157       Maxwell Village Shopping Center                          357           357           6,586,184.41        5,811,461.41
 159       Woodview Apartments                                      356           356           6,183,338.08        5,454,538.81
 160       275 Dan Road                                             354           354           6,105,104.59        5,450,873.14
 161       Los Gatos Professional Building                          355           355           6,076,584.91        5,372,419.73
 163       Shady Oak I                                              354           354           3,265,910.15        2,897,986.23
 164       Golden Valley II                                         354           354           2,787,972.04        2,473,889.72
 165       A&P Supermarket - Silver Spring                          296           296           6,031,769.30        5,018,286.87
 168       764 Miami Circle                                         356           356           5,982,555.88        5,234,719.22
 169       Sagepointe Center                                        353           353           5,972,349.97        5,331,031.90
 170       705 Westech Office Building                              355           355           5,579,379.10        4,958,006.19
 171       A&P Supermarket - Hoboken, NJ                            296           296           5,568,650.05        4,632,983.48
 173       2282-2286 Broadway                                       358           358           5,492,600.09        4,834,808.40
 175       Sheridan Park Apartments                                 339           339           5,296,450.46        4,776,457.11
 179       11511 Katy Freeway                                       346           346           5,058,727.69        4,577,606.86
 180       PharmaResearch Office Building                           357           357           4,989,726.31        4,411,571.48
 181       151 West Street                                          340           340           4,936,731.65        4,463,422.89
 183       Sunrise Pointe Apartments                                355           355           4,755,558.15        4,173,184.25
 185       Fresh Fields Supermarket (A&P) - Ocean City, NJ          296           296           4,697,340.75        3,908,073.24
 186       Deer Valley Marketplace                                  353           353           4,680,040.59        4,211,216.55
 188       Wilburton Office Building                                356           356           4,538,666.68        4,033,354.24
 194       Foxborough Business Park                                 356           356           4,189,725.64        3,729,553.50
 195       1178 Sonora Court                                        356           356           4,188,908.98        3,701,623.92
 200       Woodside Park Apartments                                 339           339           4,043,844.76        3,646,828.62
 202       Nashville Commons Shopping Center                        346           346           3,966,199.43        3,575,835.96
 203       10 Talcott Notch                                         353           353           3,833,919.37        3,455,289.13
 207       Village Crossing Shopping Center                         353           353           3,683,531.94        3,299,457.00
 209       34-40 West 65th Street                                   354           354           3,483,563.39        3,059,343.12
 212       Crossroads West Apartments                               339           339           3,456,556.82        3,142,870.04
 213       Hilltop Apartments                                       357           357           3,402,405.85        2,981,697.29
 215       Woodcrest Mobile Home Estates                            357           357           3,392,166.96        2,961,186.33
 216       241 Peachtree Street                                     355           355           3,387,380.43        3,007,237.44
 217       Tech Surgical Center                                     346           346           3,344,037.84        3,038,216.91
 218       Waldbaums Supermarket (A&P) - Valley Stream, NY          296           296           3,288,921.93        2,736,302.52
 221       Marmalade Square Apartments                              354           354           3,235,212.52        2,851,889.13
 225       Harbor Center                                            341           341           2,986,598.07        2,667,561.67
 229       33 Upton Drive                                           354           354           2,913,120.86        2,600,946.62
 230       Park Villa Apartments                                    355           355           2,888,489.44        2,543,052.24
 232       White Pine Shopping Center                               337           337           2,785,934.78        2,533,858.92
 236       Continental Apartments                                   350           350           2,658,923.67        2,399,947.25
 247       Tatum Ranch Center                                       354           354           1,992,275.75        1,788,273.91

                                                                                            STATED     CALCULATED
                                                                                ORIGINAL   ORIGINAL     ORIGINAL     REMAINING
                                                                                TERM TO     AMORT-       AMORT-       TERM TO
                                                                MONTHLY DEBT   MATURITY/    IZATION      IZATION     MATURITY/
CONTROL                                                            SERVICE        ARD        TERM         TERM          ARD
NUMBER               LOAN / PROPERTY NAME                          PAYMENT      (MONTHS)   (MONTHS)     (MONTHS)      (MONTHS)
 252       Park at Palmdale                                       13,263.76       120         360         360           110
 253       302 West 12th Street                                   11,654.70       120         360         360           118

                                                     STATED      CALCULATED
                                                    REMAINING     REMAINING
                                                     AMORT-        AMORT-
                                                     IZATION       IZATION
CONTROL                                               TERM          TERM          CUT-OFF DATE       LOAN BALANCE AT
NUMBER               LOAN / PROPERTY NAME           (MONTHS)      (MONTHS)      PRINCIPAL BALANCE      MATURITY/ARD
 252       Park at Palmdale                           350           350           1,715,473.42        1,560,120.67
 253       302 West 12th Street                       358           358           1,697,712.76        1,494,396.29

                                                                                          YIELD          YIELD
                                                              DEFEASE-     DEFEASE-    MAINTENANCE    MAINTENANCE   PREPAYMENT
CONTROL                                                      ANCE START    ANCE END       PERIOD         PERIOD      PENALTY
NUMBER               LOAN / PROPERTY NAME                       DATE         DATE       START DATE      END DATE    START DATE
 101       Atrium at Highpoint                                08/01/03     12/31/10         NAP           NAP           NAP
 109       Plaza Gardens                                      08/01/03     10/31/10         NAP           NAP           NAP
 113       Summit Ridge Business Park                         08/01/03     12/31/05         NAP           NAP           NAP
 115       Crossroads Shopping Center                            NAP         NAP         04/01/02      11/30/08         NAP
 116       Westford Technology Park II                        08/01/03     10/31/10         NAP           NAP           NAP
 118       95 Metcalf Square                                  08/01/03     01/31/10         NAP           NAP           NAP
 119       The Corporate Forum                                08/01/03     06/30/09         NAP           NAP           NAP
 120       Coral Palm Plaza                                   08/01/03     09/30/10         NAP           NAP           NAP
 121       Shaker Square Shopping Center                      08/01/03     12/31/10         NAP           NAP           NAP
 123       Peninsula Storage Center                           08/01/03     11/30/10         NAP           NAP           NAP
 126       Bent Tree Apartments                               08/01/03     10/31/09         NAP           NAP           NAP
 128       1050 Wall Street West                              08/01/03     12/31/10         NAP           NAP           NAP
 129       Shadow Ridge Apartments                            08/01/03     07/31/10         NAP           NAP           NAP
 130       270 Billerica Road                                 08/01/03     09/30/05         NAP           NAP           NAP
 131       Regency Park Plaza                                 08/01/03     09/30/10         NAP           NAP           NAP
 132       Farm Glen Executive Park                           08/01/03     09/30/10         NAP           NAP           NAP
 134       Annandale Gardens                                  08/01/03     10/31/09         NAP           NAP           NAP
 141       Bowles Village Shopping Center                     08/01/03     01/31/10         NAP           NAP           NAP
 142       Orchard Hardware Plaza                             08/01/03     11/30/10         NAP           NAP           NAP
 143       Waldbaums Supermarket (A&P) - Lindenhurst, NY      08/01/03     10/31/10         NAP           NAP           NAP
 144       6820 Shingle Creek Parkway                         08/01/03     09/30/10         NAP           NAP           NAP
 145       6840 Shingle Creek Parkway                         08/01/03     09/30/10         NAP           NAP           NAP
 146       Long Beach Corporate Square                        08/01/03     09/30/10         NAP           NAP           NAP
 148       Regents Walk                                          NAP         NAP         04/01/03      11/30/09         NAP
 149       Waldbaums Supermarket (A&P) - Huntington, NY       08/01/03     10/31/10         NAP           NAP           NAP
 150       The Promenade Building                             08/01/03     11/30/05         NAP           NAP           NAP
 151       Mitchell Lofts                                     08/01/03     09/30/07         NAP           NAP           NAP
 154       Landmark Entertainment Building                    08/01/03     10/31/10         NAP           NAP           NAP
 156       A&P Supermarket - Howard Beach, NY                 08/01/03     10/31/10         NAP           NAP           NAP
 157       Maxwell Village Shopping Center                    08/01/03     01/31/11         NAP           NAP           NAP
 159       Woodview Apartments                                08/01/03     12/31/10         NAP           NAP           NAP
 160       275 Dan Road                                       08/01/03     10/31/10         NAP           NAP           NAP
 161       Los Gatos Professional Building                    08/01/03     11/30/10         NAP           NAP           NAP
 163       Shady Oak I                                        08/01/03     09/30/10         NAP           NAP           NAP
 164       Golden Valley II                                   08/01/03     09/30/10         NAP           NAP           NAP
 165       A&P Supermarket - Silver Spring                    08/01/03     10/31/10         NAP           NAP           NAP
 168       764 Miami Circle                                   08/01/03     12/31/10         NAP           NAP           NAP
 169       Sagepointe Center                                  08/01/03     08/31/10         NAP           NAP           NAP
 170       705 Westech Office Building                        08/01/03     11/30/10         NAP           NAP           NAP
 171       A&P Supermarket - Hoboken, NJ                      08/01/03     10/31/10         NAP           NAP           NAP
 173       2282-2286 Broadway                                 08/01/03     02/28/11         NAP           NAP           NAP
 175       Sheridan Park Apartments                           08/01/03     07/31/09         NAP           NAP           NAP
 179       11511 Katy Freeway                                 08/01/03     02/28/10         NAP           NAP           NAP
 180       PharmaResearch Office Building                     08/01/03     01/31/11         NAP           NAP           NAP
 181       151 West Street                                    08/01/03     08/31/09         NAP           NAP           NAP
 183       Sunrise Pointe Apartments                          08/01/03     11/30/10         NAP           NAP           NAP
 185       Fresh Fields Supermarket (A&P) - Ocean City, NJ    08/01/03     10/31/10         NAP           NAP           NAP
 186       Deer Valley Marketplace                            08/01/03     09/30/10         NAP           NAP           NAP
 188       Wilburton Office Building                          08/01/03     12/31/10         NAP           NAP           NAP
 194       Foxborough Business Park                           08/01/03     12/31/10         NAP           NAP           NAP
 195       1178 Sonora Court                                  08/01/03     12/31/10         NAP           NAP           NAP
 200       Woodside Park Apartments                           08/01/03     07/31/09         NAP           NAP           NAP
 202       Nashville Commons Shopping Center                  08/01/03     02/28/10         NAP           NAP           NAP
 203       10 Talcott Notch                                   08/01/03     10/31/10         NAP           NAP           NAP
 207       Village Crossing Shopping Center                   08/01/03     09/30/10         NAP           NAP           NAP
 209       34-40 West 65th Street                             08/01/03     10/31/10         NAP           NAP           NAP
 212       Crossroads West Apartments                         08/01/03     07/31/09         NAP           NAP           NAP
 213       Hilltop Apartments                                 08/01/03     01/31/11         NAP           NAP           NAP
 215       Woodcrest Mobile Home Estates                      08/01/03     01/31/11         NAP           NAP           NAP
 216       241 Peachtree Street                               08/01/03     11/30/10         NAP           NAP           NAP
 217       Tech Surgical Center                               08/01/03     02/28/10         NAP           NAP           NAP
 218       Waldbaums Supermarket (A&P) - Valley Stream, NY    08/01/03     10/31/10         NAP           NAP           NAP
 221       Marmalade Square Apartments                        08/01/03     10/31/10         NAP           NAP           NAP
 225       Harbor Center                                      08/01/03     09/30/10         NAP           NAP           NAP
 229       33 Upton Drive                                     08/01/03     10/31/10         NAP           NAP           NAP
 230       Park Villa Apartments                              08/01/03     11/30/10         NAP           NAP           NAP
 232       White Pine Shopping Center                         08/01/03     05/31/09         NAP           NAP           NAP
 236       Continental Apartments                             08/01/03     06/30/10         NAP           NAP           NAP
 247       Tatum Ranch Center                                 08/01/03     10/31/10         NAP           NAP           NAP

                                                                                                                YIELD
                                                                                                             MAINTENANCE
                                                                                                            INTEREST RATE
                                                                              YIELD           YIELD          CONVERTED TO
                                                              PREPAYMENT   MAINTENANCE     MAINTENANCE         MONTHLY
CONTROL                                                        PENALTY     CALCULATION       INTEREST          MORTGAGE
NUMBER               LOAN / PROPERTY NAME                      END DATE      METHOD            RATE              RATE
 101       Atrium at Highpoint                                    NAP          NAP             NAP                NAP
 109       Plaza Gardens                                          NAP          NAP             NAP                NAP
 113       Summit Ridge Business Park                             NAP          NAP             NAP                NAP
 115       Crossroads Shopping Center                             NAP         Type 4      Treasury Flat           Yes
 116       Westford Technology Park II                            NAP          NAP             NAP                NAP
 118       95 Metcalf Square                                      NAP          NAP             NAP                NAP
 119       The Corporate Forum                                    NAP          NAP             NAP                NAP
 120       Coral Palm Plaza                                       NAP          NAP             NAP                NAP
 121       Shaker Square Shopping Center                          NAP          NAP             NAP                NAP
 123       Peninsula Storage Center                               NAP          NAP             NAP                NAP
 126       Bent Tree Apartments                                   NAP          NAP             NAP                NAP
 128       1050 Wall Street West                                  NAP          NAP             NAP                NAP
 129       Shadow Ridge Apartments                                NAP          NAP             NAP                NAP
 130       270 Billerica Road                                     NAP          NAP             NAP                NAP
 131       Regency Park Plaza                                     NAP          NAP             NAP                NAP
 132       Farm Glen Executive Park                               NAP          NAP             NAP                NAP
 134       Annandale Gardens                                      NAP          NAP             NAP                NAP
 141       Bowles Village Shopping Center                         NAP          NAP             NAP                NAP
 142       Orchard Hardware Plaza                                 NAP          NAP             NAP                NAP
 143       Waldbaums Supermarket (A&P) - Lindenhurst, NY          NAP          NAP             NAP                NAP
 144       6820 Shingle Creek Parkway                             NAP          NAP             NAP                NAP
 145       6840 Shingle Creek Parkway                             NAP          NAP             NAP                NAP
 146       Long Beach Corporate Square                            NAP          NAP             NAP                NAP
 148       Regents Walk                                           NAP         Type 5      Treasury Flat           No
 149       Waldbaums Supermarket (A&P) - Huntington, NY           NAP          NAP             NAP                NAP
 150       The Promenade Building                                 NAP          NAP             NAP                NAP
 151       Mitchell Lofts                                         NAP          NAP             NAP                NAP
 154       Landmark Entertainment Building                        NAP          NAP             NAP                NAP
 156       A&P Supermarket - Howard Beach, NY                     NAP          NAP             NAP                NAP
 157       Maxwell Village Shopping Center                        NAP          NAP             NAP                NAP
 159       Woodview Apartments                                    NAP          NAP             NAP                NAP
 160       275 Dan Road                                           NAP          NAP             NAP                NAP
 161       Los Gatos Professional Building                        NAP          NAP             NAP                NAP
 163       Shady Oak I                                            NAP          NAP             NAP                NAP
 164       Golden Valley II                                       NAP          NAP             NAP                NAP
 165       A&P Supermarket - Silver Spring                        NAP          NAP             NAP                NAP
 168       764 Miami Circle                                       NAP          NAP             NAP                NAP
 169       Sagepointe Center                                      NAP          NAP             NAP                NAP
 170       705 Westech Office Building                            NAP          NAP             NAP                NAP
 171       A&P Supermarket - Hoboken, NJ                          NAP          NAP             NAP                NAP
 173       2282-2286 Broadway                                     NAP          NAP             NAP                NAP
 175       Sheridan Park Apartments                               NAP          NAP             NAP                NAP
 179       11511 Katy Freeway                                     NAP          NAP             NAP                NAP
 180       PharmaResearch Office Building                         NAP          NAP             NAP                NAP
 181       151 West Street                                        NAP          NAP             NAP                NAP
 183       Sunrise Pointe Apartments                              NAP          NAP             NAP                NAP
 185       Fresh Fields Supermarket (A&P) - Ocean City, NJ        NAP          NAP             NAP                NAP
 186       Deer Valley Marketplace                                NAP          NAP             NAP                NAP
 188       Wilburton Office Building                              NAP          NAP             NAP                NAP
 194       Foxborough Business Park                               NAP          NAP             NAP                NAP
 195       1178 Sonora Court                                      NAP          NAP             NAP                NAP
 200       Woodside Park Apartments                               NAP          NAP             NAP                NAP
 202       Nashville Commons Shopping Center                      NAP          NAP             NAP                NAP
 203       10 Talcott Notch                                       NAP          NAP             NAP                NAP
 207       Village Crossing Shopping Center                       NAP          NAP             NAP                NAP
 209       34-40 West 65th Street                                 NAP          NAP             NAP                NAP
 212       Crossroads West Apartments                             NAP          NAP             NAP                NAP
 213       Hilltop Apartments                                     NAP          NAP             NAP                NAP
 215       Woodcrest Mobile Home Estates                          NAP          NAP             NAP                NAP
 216       241 Peachtree Street                                   NAP          NAP             NAP                NAP
 217       Tech Surgical Center                                   NAP          NAP             NAP                NAP
 218       Waldbaums Supermarket (A&P) - Valley Stream, NY        NAP          NAP             NAP                NAP
 221       Marmalade Square Apartments                            NAP          NAP             NAP                NAP
 225       Harbor Center                                          NAP          NAP             NAP                NAP
 229       33 Upton Drive                                         NAP          NAP             NAP                NAP
 230       Park Villa Apartments                                  NAP          NAP             NAP                NAP
 232       White Pine Shopping Center                             NAP          NAP             NAP                NAP
 236       Continental Apartments                                 NAP          NAP             NAP                NAP
 247       Tatum Ranch Center                                     NAP          NAP             NAP                NAP

                                                                  YIELD
                                                               MAINTENANCE
                                                              INTEREST RATE
CONTROL                                                         REFERENCE
NUMBER               LOAN / PROPERTY NAME                          DATE
 101       Atrium at Highpoint                                     NAP
 109       Plaza Gardens                                           NAP
 113       Summit Ridge Business Park                              NAP
 115       Crossroads Shopping Center                            Maturity
 116       Westford Technology Park II                             NAP
 118       95 Metcalf Square                                       NAP
 119       The Corporate Forum                                     NAP
 120       Coral Palm Plaza                                        NAP
 121       Shaker Square Shopping Center                           NAP
 123       Peninsula Storage Center                                NAP
 126       Bent Tree Apartments                                    NAP
 128       1050 Wall Street West                                   NAP
 129       Shadow Ridge Apartments                                 NAP
 130       270 Billerica Road                                      NAP
 131       Regency Park Plaza                                      NAP
 132       Farm Glen Executive Park                                NAP
 134       Annandale Gardens                                       NAP
 141       Bowles Village Shopping Center                          NAP
 142       Orchard Hardware Plaza                                  NAP
 143       Waldbaums Supermarket (A&P) - Lindenhurst, NY           NAP
 144       6820 Shingle Creek Parkway                              NAP
 145       6840 Shingle Creek Parkway                              NAP
 146       Long Beach Corporate Square                             NAP
 148       Regents Walk                                          Maturity
 149       Waldbaums Supermarket (A&P) - Huntington, NY            NAP
 150       The Promenade Building                                  NAP
 151       Mitchell Lofts                                          NAP
 154       Landmark Entertainment Building                         NAP
 156       A&P Supermarket - Howard Beach, NY                      NAP
 157       Maxwell Village Shopping Center                         NAP
 159       Woodview Apartments                                     NAP
 160       275 Dan Road                                            NAP
 161       Los Gatos Professional Building                         NAP
 163       Shady Oak I                                             NAP
 164       Golden Valley II                                        NAP
 165       A&P Supermarket - Silver Spring                         NAP
 168       764 Miami Circle                                        NAP
 169       Sagepointe Center                                       NAP
 170       705 Westech Office Building                             NAP
 171       A&P Supermarket - Hoboken, NJ                           NAP
 173       2282-2286 Broadway                                      NAP
 175       Sheridan Park Apartments                                NAP
 179       11511 Katy Freeway                                      NAP
 180       PharmaResearch Office Building                          NAP
 181       151 West Street                                         NAP
 183       Sunrise Pointe Apartments                               NAP
 185       Fresh Fields Supermarket (A&P) - Ocean City, NJ         NAP
 186       Deer Valley Marketplace                                 NAP
 188       Wilburton Office Building                               NAP
 194       Foxborough Business Park                                NAP
 195       1178 Sonora Court                                       NAP
 200       Woodside Park Apartments                                NAP
 202       Nashville Commons Shopping Center                       NAP
 203       10 Talcott Notch                                        NAP
 207       Village Crossing Shopping Center                        NAP
 209       34-40 West 65th Street                                  NAP
 212       Crossroads West Apartments                              NAP
 213       Hilltop Apartments                                      NAP
 215       Woodcrest Mobile Home Estates                           NAP
 216       241 Peachtree Street                                    NAP
 217       Tech Surgical Center                                    NAP
 218       Waldbaums Supermarket (A&P) - Valley Stream, NY         NAP
 221       Marmalade Square Apartments                             NAP
 225       Harbor Center                                           NAP
 229       33 Upton Drive                                          NAP
 230       Park Villa Apartments                                   NAP
 232       White Pine Shopping Center                              NAP
 236       Continental Apartments                                  NAP
 247       Tatum Ranch Center                                      NAP




                                                                                          YIELD          YIELD
                                                              DEFEASE-     DEFEASE-    MAINTENANCE    MAINTENANCE   PREPAYMENT
CONTROL                                                      ANCE START    ANCE END       PERIOD         PERIOD      PENALTY
NUMBER               LOAN / PROPERTY NAME                       DATE         DATE       START DATE      END DATE    START DATE
 252       Park at Palmdale                                   08/01/03     06/30/10         NAP           NAP           NAP
 253       302 West 12th Street                               08/01/03     02/28/11         NAP           NAP           NAP


                                                                                                YIELD
                                                                                             MAINTENANCE
                                                                                            INTEREST RATE        YIELD
                                                              YIELD           YIELD          CONVERTED TO     MAINTENANCE
                                              PREPAYMENT   MAINTENANCE     MAINTENANCE         MONTHLY       INTEREST RATE
CONTROL                                        PENALTY     CALCULATION       INTEREST          MORTGAGE        REFERENCE
NUMBER               LOAN / PROPERTY NAME      END DATE      METHOD            RATE              RATE             DATE
 252       Park at Palmdale                       NAP          NAP             NAP                NAP             NAP
 253       302 West 12th Street                   NAP          NAP             NAP                NAP             NAP

                                    EXHIBIT B

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER


                The Seller hereby represents and warrants that, as of the Closing Date:

                (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of New York.

                (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not: (i) violate the Seller's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                (c) The Seller has full power and authority to enter into and fully perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

                (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to: (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                (g) There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

                (h) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

                (i) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                (j) The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

                (k) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

                (l) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

                (m) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

                (n) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                (o) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                (p) The principal place of business and chief executive office of the Seller is located in the State of New York.

                                    EXHIBIT C

All exceptions to any representation and warranty should be scheduled on a schedule or exhibit denominated to match the Section number of the specific representation and warranty, e.g. Schedule C-12(a). Each such Schedule shall set forth the specific exception or exceptions to the specific part or parts of the related representation and warranty and not simply list the loan. The standard for repurchase is to be any breach that materially and adversely effects the value of the Mortgage Loan, the Mortgaged Property, the interests of the Trust/Trustee in such Mortgage Loan or the interests of the Certificateholders, or any one of them, including any economic interest, in such Mortgage Loan.


                For purposes of these representations and warranties, the phrases "to the knowledge of the Seller" or "to the Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case (i) solely in the case of the Seller, after having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily mortgage lenders, as applicable, and in all events as required by the Seller's underwriting standards, at the time of the Seller's origination or acquisition, as applicable, of the particular Mortgage Loan and (ii) subsequent to such origination, utilizing the servicing and monitoring practices customarily utilized by prudent commercial mortgage loan servicers with respect to securitizable commercial or multifamily, as applicable, mortgage loans, and the phrases "to the actual knowledge of the Seller" or "to the Seller's actual knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking such action by, either of the Seller or any servicer acting on its behalf.


                         REPRESENTATIONS AND WARRANTIES
                       WITH RESPECT TO THE MORTGAGE LOANS


                The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date:

                1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true and correct in all material respects as of the respective Due Dates for the Mortgage Loans in July 2001.

                2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to sell, transfer and assign each Mortgage Loan to, or at the direction of, the Purchaser free and clear of any and all pledges, liens, claims, charges, security interests, participation interests and/or other interests and encumbrances. Subject to the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, claim, charge, security interest or other encumbrance, or participation interest or any other ownership interest, or any other interest of any kind or nature whatsoever, except for the servicing rights identified on Schedule C-42. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is genuine.

                3. Payment Record. No scheduled payment of principal and interest due under any Mortgage Loan on the Due Date in July 2001 or on any Due Date in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in July 2001 is or was 30 days or more delinquent, without giving effect to any applicable grace period, .

                4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan is properly recorded in the applicable jurisdiction and constitutes a valid and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances and except for (a) the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described below in Paragraph 8), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) any other exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described below in Paragraph 8), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which do not materially interfere with the security intended to be provided by such Mortgage, (f) condominium declarations of record and identified in the lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below) and (g) if such Mortgage

Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (g) being herein referred to as the "Permitted Encumbrances"). Such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by such Mortgage or adversely effect the value or marketability of the Mortgaged Property. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

                5. Assignment of Leases and Rents. The Mortgage Loan is secured by an assignment of leases and rents ("Assignment of Leases"), which is either a separate instrument or is incorporated into the related Mortgage, and which establishes and creates a valid, subsisting and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee.

                6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded in any material respect, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part. Except as described on Schedule C-6 hereto, no alterations, waivers, modifications or assumptions of any kind have intentionally been given, made or consented to by or on behalf of the Seller since May 8, 2001. The Seller has not taken any affirmative action that would cause the representations and warranties of the related Borrower under the Mortgage Loan not to be true and correct in any material respect.

                7. Condition of Property; Condemnation. In the case of each Mortgage Loan, one or more engineering assessments were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, the related Mortgaged Property, to the Seller's knowledge, was as of origination, and, to Seller's actual knowledge, is as of the Closing Date, in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. If an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions either (1) an escrow of funds was required or a letter of credit was obtained in an amount sufficient to effect the necessary repairs or maintenance or (2) such repairs and maintenance have been completed. To Seller's knowledge, as of origination of such Mortgage Loan, there was no proceeding pending, and, to the Seller's actual knowledge, no such proceeding for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan has been noticed or commenced. As of the date of the origination of each Mortgage Loan: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance referred to in Paragraph 8 below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance referred to in Paragraph 8 below.

                8. Title Insurance. The lien of each Mortgage securing a Mortgage Loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter) in the original principal amount of such Mortgage Loan after all advances of principal, insuring the originator of the related Mortgage Loan, its successors and assigns (as the sole insured) that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, and Seller has made no claims thereunder and, to Seller's actual knowledge, no prior holder of the related Mortgage has made any claims thereunder and no claims have been paid thereunder. Seller has not, and to the Seller's actual knowledge, no prior holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless, in the case of clause (b) below, the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, and (b) that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage.

                9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each Mortgage Loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material aspects or any such funds so escrowed have not been released, provided that, partial releases of such funds in accordance with the applicable Mortgage Loan Documents may have occurred.

                10. Mortgage Provisions. The Mortgage Note, Mortgage and Assignment of Leases for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable provisions for commercial or multifamily, as applicable, mortgage loans such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan and all such fees and expenses are the obligation of the Borrower under the Mortgage.

                12. Environmental Conditions. Except in the case of the Mortgaged Properties identified on Schedule C-12(TS) (as to which a transaction screen meeting the requirements of the American Society for Testing and Materials, in effect at the time the related report was prepared, for transaction screens ("Transaction Screen") was performed), (a) an environmental site assessment meeting the requirements of the American Society for Testing and Materials in effect at the time the related report was prepared and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by a licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and thereafter updated such that, except as set forth on Schedule C-12(a), such Environmental Report is dated no earlier than twelve months prior to the Closing Date, (b) a copy of each such Environmental Report has been delivered to the Purchaser, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then, except as described on Schedule C-12(c), one or more of the following are true--(A) a party not related to the related Borrower with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects was identified as the responsible party for such condition or circumstance and such condition or circumstance does not materially impair the value of the Mortgaged Property, (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure the subject violation in all material respects and/or to obtain an operations and maintenance plan, (C) the related Borrower, or other responsible party, provided a "no further action" letter or other evidence reasonably acceptable to a reasonably prudent commercial mortgage lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Mortgaged Property is identified on Schedule C-12(G) and insured under a policy of insurance against losses arising from such circumstances and conditions or (H) a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation. To the Seller's actual knowledge, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage, or other loan document in the Mortgage File, for each Mortgage Loan encumbering the Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations. The Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Seller or its successors and assigns to liability under such laws. Each Borrower represents and warrants in the related Mortgage Loan documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge, as of the date of origination of such Mortgage Loan, there were no hazardous materials on the related Mortgaged Property, except those in full compliance with all applicable Hazardous Materials Laws and the Borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach.

                13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby. Seller has no actual knowledge of any such rights, defenses or counterclaims having been asserted.

                14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils included within the classification "All Risk of Physical Loss" or "Extended Coverage" insurance (or the equivalent) policy in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Except as identified on Schedule C-14 hereto, each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis of the improvements in the SFH Area, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. Each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties. If the Mortgaged Property is located in the state of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted at the time or originations and seismic insurance was obtained to the extent such Mortgaged Property has a PML of greater than twenty percent (20%) calculated using methodology acceptable to a reasonably prudent commercial or multifamily, as applicable, mortgage lender with respect to similar properties in the same area or earthquake zone. Any Mortgaged Property constituting a materially non-conforming use under applicable zoning laws and ordinances constitutes a legal non-conforming use which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty or such Mortgaged Property is covered by law and ordinance insurance in an amount as would be customarily required by a reasonably prudent commercial or multifamily, as applicable, mortgage lender or a zoning endorsement, in form, substance and amount as would be customarily required by a reasonably prudent commercial or multifamily, as applicable, mortgage lender, insuring against loss to the mortgagee resulting from such non-conformity was obtained or the insurance proceeds available under the required casualty insurance plus the value of the land and any remaining improvements will be sufficient to repay the Mortgage Loan. Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from Standard & Poor's, Moody's or Fitch of not less than A-minus (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). All such insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without thirty (30) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured and all such insurance is in full force and effect. With respect to each Mortgage Loan, the related Mortgage requires that the related Borrower or a tenant of such Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. Except under circumstances, including certain minimum thresholds, that would be reasonably acceptable to a prudent commercial or multifamily, as applicable, mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). To Seller's actual knowledge, all insurance policies described above are with an insurance carrier qualified to write insurance in the relevant jurisdiction.

                15. Taxes and Assessments. As of the origination of the Mortgage Loan or July 1, 2000, whichever is later, there were no, and as of the Closing Date, the Seller has no knowledge of, any delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

                16. Borrower Bankruptcy. No Mortgaged Property is the subject of, and no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

                17. Local Law Compliance. To the Seller's knowledge at the time of the origination of such Mortgage Loan, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report or an endorsement to the related Title Policy, and to Seller's actual knowledge as of the Closing Date, except as described on Schedule C-17, the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a Mortgage Loan was or are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan or as otherwise reasonably determined by the Seller in a manner that would be acceptable to a reasonably prudent commercial or multifamily, as applicable, mortgage lender).

                18. Leasehold Estate Only. If any Mortgage Loan is secured, in whole or in part, by the interest of a Borrower as a lessee under a ground lease (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such property (the "Fee Interest"), then, except as otherwise specified on Schedule C-18:

                (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

                (b) The related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances, and such Ground Lease, provides that it shall remain superior to any mortgage or other lien upon the related Fee Interest;

                (c) The Borrower's interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained); provided that such Ground Lease has not been terminated and all defaults, if any, on the part of the related lessee have been cured;

                (d) Except as described on Schedule C-18(d) the Seller has not received, as of the Closing Date, actual notice that such Ground Lease is not in full force and effect or that any material default has occurred under such Ground Lease, and the lessor under such Ground Lease has been sent notice of the lien evidenced by the Mortgage in accordance with the terms of the Ground Lease;

                (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan. Furthermore, except as identified on Schedule C-18(e), such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

                (f) The mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                (g) Except as described on Schedule C-18(g) such Ground Lease has an original term (or an original term plus options exercisable by the holder of the related Mortgage) which extends not less than twenty (20) years beyond the end of the amortization term of such Mortgage Loan;

                (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

                (i) Except as described on Schedule C-18(i), under the terms of such Ground Lease and the related Mortgage, taken together, any casualty insurance proceeds, other than de minimus amounts for minor casualties, with respect to the leasehold interest will be applied either: (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or
        (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon. Under the terms of the Ground Lease and the related Mortgage, taken together, any condemnation proceeds or awards in respect of a total or substantially total taking will be applied first to the payment of the outstanding principal and interest on the Mortgage Loan (except as otherwise provided by applicable law and subject to any rights to require the improvements to be rebuilt);

                (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial or multifamily, as applicable, mortgage lender in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan;

                (k) The lessor under such Ground Lease is not permitted to disturb the possession, interest or quiet enjoyment of the lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

                (l) Except as identified on Schedule C-18(l), such Ground Lease may not be materially amended or modified without the prior consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns.

                19. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) and the related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8).

                20. Advancement of Funds. The Seller has not advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property or the related Borrower (other than amounts paid by the tenant as specifically provided under related lease or by a property manager), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

                21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or, except as identified on Schedule C-21, provides for interest-only payments without principal amortization, other than for the initial partial month period between the date of the origination of such Mortgage Loan and the first day of the immediately succeeding month, or for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) subject to available funds, a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment. Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to the Borrower under the Mortgage Loan or otherwise.

                22. Legal Proceedings. To Seller's knowledge, as of origination there were no, and to the Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the Borrower (or any related guarantor to the extent the Seller in accordance with Seller's underwriting standards would consider such guarantor material to the underwriting of such Mortgage Loan) under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan, the Borrower's ability to pay principal, interest or any other amounts due under such Mortgage Loan or the ability of any such guarantor to meet its obligations.

                23. Other Liens. Except as otherwise set forth on Schedule C-23, none of the Mortgage Loans permits the related Mortgaged Property or any interest therein or any controlling ownership interest in the Borrower ( including, but not limited to, any controlling interest in the manager or managing member of a Borrower which is a limited liability company or the general partner of a Borrower which is a general partnership, limited partnership or limited liability partnership) to be encumbered by any mortgage lien or other encumbrance except the related Mortgage or the Mortgage of another Mortgage Loan without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To Seller's knowledge, as of origination, and, to the Seller's actual knowledge as of the Closing Date, except as otherwise set forth on Schedule C-23, and except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The Mortgage requires the Borrower to pay all reasonable costs and expenses related to any required consent to an encumbrance, including reasonable legal fees and expenses and any applicable Rating Agency fees.

                24. No Mechanics' Liens. To Seller's knowledge, as of the origination of the Mortgage Loan, and, to the Seller's actual knowledge, as of the Closing Date: (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance; and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

                25. Compliance with Usury Laws. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

                26. Licenses and Permits. To the extent required by applicable law, and except as identified on Schedule C-26, each Mortgage Loan requires the related Borrower to be qualified to do business, and requires the related Borrower and the related Mortgaged Property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning and building laws, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a zoning report from a zoning consultant, or (v) other due diligence that the originator of the Mortgage Loan customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

                27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

                28. Releases of Mortgaged Properties. Except as set forth on Schedule C-28, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon: (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of "government securities", as defined U.S. Treasury Regulation 1.860G-2(a)(8)(i), in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of material portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon: (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price and prepayment consideration in connection therewith.

                29. Defeasance. With respect to any Mortgage Loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note, Mortgage or other related loan document contained in the Mortgage File, provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with applicable statutes, rules and regulations governing REMICs; requires prior written notice to the holder of the Mortgage Loan of the exercise of the defeasance option and payment by Borrower of all related reasonable fees, costs and expenses as set forth below; requires, or permits the lender to require, the Mortgage Loan (or the portion thereof being defeased) to be assumed by a single-purpose entity; and requires delivery of a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each Mortgage loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting non-callable "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of ARD Loans, assuming the Anticipated Repayment Date is the Maturity Date. To Seller's actual knowledge, defeasance under the Mortgage Loan is only for the purpose of facilitating the disposition of a Mortgaged Property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages. With respect to each Defeasance Loan, the related Mortgage or other related loan document provides that the related Borrower shall (a) pay all Rating Agency fees associated with defeasance (if Rating Agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $20,000,000, the Mortgage Loan or the related documents require confirmation from the Rating Agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the Mortgage Loan and require the Borrower to pay any Rating Agency fees and expenses.

                30. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

                31. Inspection. Except as set forth on Schedule C-31, the Seller, or an affiliate, inspected, or caused the inspection of, the related Mortgaged Property within twelve (12) months of the Closing Date.

                32. No Material Default. There exists no material default, breach, violation or event of acceleration under the Mortgage Note, Mortgage or other related loan documents for any Mortgage Loan and, to Seller's actual knowledge, no event or circumstance which, with the passage of time or notice and expiration of any grace period or cure period, would constitute a material default, breach, violation or event of acceleration under such Mortgage Note, Mortgage or other related loan documents; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises directly out of the subject matter of or is covered by any other representation and warranty made by the Seller in this Exhibit C. No foreclosure or other enforcement action has been taken by the Seller or, to the Seller's knowledge, by any prior holder of such Mortgage Loan, against the Borrower or the Mortgaged Property with respect to the subject Mortgage Loan.

                33. Due-on-Sale. The Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgage Property, or any controlling interest in the related Borrower (including, but not limited to, any controlling interest in the manager or managing member of a Borrower which is a limited liability company or the general partner of a Borrower which is a general partnership, limited partnership or limited liability partnership) is pledged, transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the Borrower, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Borrower, transfers among affiliated Borrowers with respect to cross-collateralized Mortgaged Loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan. The Mortgage requires the Borrower to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the Mortgage for all actions requiring such consent or approval under the Mortgage including the cost of any required counsel opinions relating to REMIC or other securitization and tax issues and any applicable Rating Agency fees.

                34. Single Purpose Entity. Each Mortgage Loan with an original principal balance over $5,000,000 requires the Borrower to be for at least for so long as the Mortgage Loan is outstanding, and to Seller's actual knowledge each Borrower is, a Single-Purpose Entity. For this purpose, "Single-Purpose Entity" means a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the related Mortgaged Property or Properties; does not engage in any business unrelated to such Mortgaged Property or Properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related Mortgage Loan documents, substantially to the effect that such Borrower (i)does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii)does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan Documents;
(iii)maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and
(iv)holds itself out as being a legal entity, separate and apart from any other person. In addition with respect to all Mortgage Loans with an original principal balance of $15,000,000 or more, the Borrower's organizational documents provide substantially to the effect that the Borrower shall: conduct business in its own name; not guarantee or assume the debts or obligations of any other person; not commingle its assets or funds with those of any other person; prepare separate tax returns and financial statements, or if part of a consolidated group, be shown as a separate member of such group; transact business with affiliates on an arm's length basis pursuant to written agreements; hold itself out as being a legal entity, separate and apart from any other person and such organizational documents provide that: any dissolution and winding up or insolvency filing for such entity is prohibited or requires the unanimous consent of an independent director or member or all partners or members, as applicable; such documents may not be amended with respect to the Single-Purpose Entity requirements without the approval of the mortgagee or rating agencies; the Borrower shall have an outside independent director or member. There was obtained for each such Mortgage Loan having an original principal balance of $20,000,000 a counsel's opinion regarding non-consolidation of the Borrower in any insolvency proceeding involving any other party. To Seller's actual knowledge, each Borrower has complied in all material respects with the requirements of the related Mortgage Loan and Mortgage and the Borrower's organizational documents regarding Single-Purpose-Entity status. The organization documents of any Borrower on a Mortgage Loan having an original principal balance of $15,000,000 or more which is a single member limited liability company provide that the Borrower shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member. Any such single member limited liability company Borrower is organized in jurisdictions that provide for such continued existence and there was obtained an opinion of such Borrower's counsel confirming such continued existence and that the applicable law provides that creditors of the single member may only attach the assets of the member including the membership interests in the Borrower but not the assets of the Borrower.

                35. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

                36. Tax Parcels. Except as described on Schedule C-36 of this Agreement, each Mortgaged Property either (i) constitutes one or more complete separate tax lots containing no other property or (ii) is subject to an endorsement under the related lender title policy insuring same or (iii) an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such separate tax lots shall be effective for the next tax year.

                37. ARD Loans. Except as described on Schedule C-37, each Mortgage Loan which is an ARD Loan commenced amortizing on its initial scheduled Due Date, and provides that: (i) its Mortgage Rate will increase by at least two
(2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (iv) any net cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the scheduled principal and interest payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

                38. Security Interests. The security agreements, financing statements or other instruments, if any, related to the Mortgage Loan establish and create, and a UCC financing statement has been filed and/or recorded in all places required by applicable law for the perfection of (to the extent that the filing of such a UCC financing statement can perfect such a security interest), a valid security interest in the personal property granted under such Mortgage (and any related security agreement), which in all cases includes elevators) and all Borrower owned furniture, fixtures and equipment material to the Borrower's operation of the Mortgaged Property and, if such Mortgaged Property is a hotel, restaurant, healthcare facility, nursing home, assisted living facility, self-storage facility, theatre, mobile home park or fitness center operated by the related Borrower, such personal property, with the exception of certain leased personal property for which there is an assignment of the Borrower's interest, constitutes all the material personal property required to operate the Borrower's business and any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the related Mortgage Loan establishes and creates a valid and enforceable lien and first priority security interest in such material personal property described therein (subject to the exceptions and limitations set forth in Paragraph 13 above), except for certain personal property subject to purchase money security interests or personal property leases and security interests to secure revolving lines of credit, all of which are in compliance with or allowable under the related Mortgage Loan documents and are disclosed in the Mortgage Loan File or the Borrower's financial statements or operating statements. In the case of each Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related revenues with respect to such Mortgaged Property. An assignment of each UCC financing statement relating to the Mortgage Loan has been executed by Seller in blank which the Purchaser or Trustee, as applicable, or designee is authorized to complete and to file in the filing office in which such financing statement was filed. Each Mortgage Loan and the related Mortgage (along with any security agreement and UCC financing statement), together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the personal property described above, and the principal benefits of the security intended to be provided thereby.

                39. Environmental Insurance. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor policy, then:

                (a)     the Seller -

                        (i) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

                        (ii) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property,

        in each case with respect to (i) and (ii) to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy;

                (b)     all premiums for such insurance have been paid; and

                (c)     such insurance is in full force and effect.

                40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury Regulation Section 1.860G-1(b)(2).

                41. Operating Statements. Each Mortgage requires the Borrower upon request to provide the owner or holder of the Mortgage with quarterly (except for Mortgage Loans with an original principal balance less than $3,000,000) and annual operating statements (or a balance sheet statement of income and expenses and a statement of changes in financial position), rent rolls (if there is more than one tenant) and related information and annual financial statements, which annual financial statements for all Mortgage Loans with an original principal balance greater than $20 million shall be audited by an independent certified public accountant upon the request of the holder of the Mortgage Loan.

                42. Servicing Rights. Except as set forth on Schedule C-42 and except as to the Master and Special Servicer, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

                43. Recourse. Except as described on Schedule C-43, each Mortgage Loan is non-recourse, except that the Borrower and in the case of a Mortgage Loan with an initial principal balance of $3,000,000 or more, either: a principal of the Borrower who is a natural person or other individual guarantor who is a natural person, with assets other than any interest in the Borrower has agreed to be jointly and severally liable for all liabilities, expenses, losses, damages, expenses or claims suffered or incurred by the holder of the Mortgage Loan by reason of or in connection with: (i) any fraud or material misrepresentation by the Borrower, (ii) misapplication or misappropriation of rents, insurance payments, condemnation awards, tenant security deposits or other funds subject to the Mortgage, (iii) acts of waste (or, alternatively, the failure to repair or restore the related Mortgaged Property in accordance with any related Mortgage Loan document, to the extent not covered by insurance proceeds paid on account of damage which is the subject of any such repair or restoration which are made available for such purpose to the Borrower or the holder of the Mortgage Loan), (iv) violation of applicable environmental laws or breaches of environmental covenants or (v) the related Mortgaged

Property becoming an asset in a voluntary bankruptcy or insolvency proceeding instituted by the Borrower, that impairs the ability of the holder of the related Mortgage Loan to enforce its lien on the related Mortgaged Property. With respect to clause (iv) in this paragraph, environmental insurance meeting the requirements set forth in Paragraph 39 shall satisfy such requirement. With respect to clause(v) in this paragraph, such requirement will be satisfied if the related Mortgage Loan documents provide that the non-recourse provisions of the Mortgage Loan documents shall not be applicable to Borrower (and a principal of Borrower who is a natural person or other individual guarantor who is a natural person shall guaranty the Borrower's recourse obligations arising from such non-applicability) either (a) in the event of a voluntary bankruptcy filing by the Borrower or (b) to the extent the Mortgage Loan holder's rights of recourse to the Mortgaged Property are impaired by or as a result of any legal proceeding (including a voluntary bankruptcy or insolvency proceeding) instituted by the Borrower. No waiver of liability for such non-recourse exceptions has been granted to the Borrower or any such guarantor or principal by the Seller or anyone acting on behalf of the Seller.

                44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

                45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

                46. Servicing. The servicing and collection practices used with respect to each Mortgage Loan in all material respects have met customary standards utilized by prudent commercial or multifamily, as applicable, mortgage loan servicers with respect to whole loans.

                47. Originator's Authorization To Do Business. To the extent required under applicable law to assure the enforceability of a Mortgage Loan, as of such Mortgage Loan's funding date and at all times when it held such Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

                48. No Fraud In Origination. In the origination of the Mortgage Loan, neither Seller, the originator nor any employee or agent of Seller or the originator, participated in any fraud or intentional material misrepresentation with respect to the Borrower, the Mortgaged Property or any guarantor. To Seller's actual knowledge, no Borrower or guarantor is guilty of defrauding or making an intentional material misrepresentation to the Seller or originator with respect to the origination of the Mortgage Loan, the Borrower or the Mortgaged Property..

                49. Appraisal. An appraisal of the Mortgaged Property for each Mortgage Loan was conducted in connection with the origination of such Mortgage Loan, which appraisal is signed by an appraiser, who, to Seller's actual knowledge, had no interest, direct or indirect, in the related Borrower, such Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of such Mortgage Loan; to the Seller's actual knowledge, the appraisal and appraiser both satisfy the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

                50. Access and Parking. The following statements are true with respect to each Mortgaged Property: (i) the Mortgaged Property is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress and (ii) except for de minimus violations or legal non-conforming parking, to the Seller's knowledge, as of the time of origination of such Mortgage Loan, based upon a letter from governmental authorities, a legal opinion, an independent zoning consultant's report or an endorsement to the related title insurance policy insuring the holder of the Mortgage against losses related to the lack of such parking, and to Seller's actual knowledge as of the Closing Date, the Mortgaged Property has parking to the extent, if any, required under applicable law, including local ordinances.

                51. Jurisdiction of Organization. Each Borrower under a Mortgage Loan was at the time of origination of thereof either a natural person or was an entity organized under the laws of the United States or the laws of a jurisdiction located within the United States, its territories and possessions.

                52. Borrower Concentration. No single Borrower or group of affiliated Borrowers is/are the obligor(s) under any one or more Mortgage Loans with a Cut-off Date Principal Balance equal to or greater than five percent (5%) of the Initial Pool Balance.

                53. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits are conveyed hereunder to the Purchaser.

                54. Health Care Facilities. As of origination and to the Seller's actual knowledge, as of the Closing Date, with respect to any Mortgage Loan secured by a Mortgaged Property that is a health care facility including any nursing home, assisted living facility, congregate care or similar facility ("Facility"):

                        (i) No Facility has received a "Level A" (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against any Mortgagor, or against any officer, director or stockholder of any Mortgagor by any governmental agency during the last three years which have threatened any Facility or any Mortgagor's certification for participation in Medicare or Medicaid or any other such program.

                        (ii) Each operator of a Facility (an "Operator"), each Mortgagor and each Facility complies with all federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state department of health (each, a "DOH") and all other federal, state or local governmental authorities including, without limitation, those relating to the quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting.

                        (iii) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the use and operation of each Facility as intended are held by the applicable Mortgagor or Operator in the name of the Mortgagor and are in full force and effect including, without limitations, a valid certificate of need or similar certificate, license, or approval issued by the DOH for the requisite number of beds, and approved status in any approved provider payment program.

                        (iv) There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation or non-renewal affecting any Mortgagor, Operator or Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program to which any Mortgagor or Operator presently is subject.

                    -----------------------------------------

                Each representation and warranty of the Seller set forth in this Exhibit C, to the extent related to the enforceability of any instrument, agreement or other document or as to offsets, defenses, counterclaims or rights of rescission related to such enforceability, is qualified to the extent that
(a) enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally as from time to time in effect, (ii) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (iii) by any applicable anti-deficiency law or statute; and (b) such instrument, agreement or other document may contain certain provisions which may be unenforceable in accordance with their terms, in whole or in part, but the unenforceability of such provisions will not (subject to the qualification in clause (a) above) (i) cause the related Mortgage Note or the related Mortgage to be void in their entirety, (ii) invalidate the related Borrower's obligation to pay interest at the stated interest rate of such Mortgage Note on, and repay the principal of, the related Mortgage Loan in accordance with the payment terms of such Mortgage Note, such Mortgage and other written agreements delivered to the Seller in connection therewith, (iii) invalidate the obligation of any related guarantor to pay guaranteed obligations with respect to interest at the stated interest rate of such Note on, and the principal of, such Mortgage Loan in accordance with the payment terms of such guarantor's written guaranty, (iv) impair the mortgagee's right to accelerate and demand payment of interest at the stated interest rate of such Mortgage Note on, and principal of, such Mortgage Loan upon the occurrence of a legally enforceable default, or (v) impair the mortgagee's right to realize against the related Mortgaged Property by judicial or, if applicable, non-judicial foreclosure.

                                  SCHEDULE C-6

                      AMENDMENTS TO MORTGAGE LOAN DOCUMENTS

1. Loan #6603653 (151 West Street). Corrective amendments to the mortgage loan documents for this loan were executed in June, 2001. These amendments are now in the mortgage file.


2. Loan #6604244 (10 Talcott Notch). Corrective amendments to the mortgage loan documents for this loan were executed April-June, 2001. These amendments are now in the mortgage file.


3. Loan #7002031 (Maxwell Village Shopping Center). Corrective amendments to the mortgage loan documents for this loan were executed April-June, 2001. These amendments are now in the mortgage file.


4. Loan #7001223 (Sagepointe Center). Corrective amendments to the mortgage loan documents for this loan were executed April-June, 2001. These amendments are now in the mortgage file.

                                  SCHEDULE C-7

             ENGINEERING REPORT FINDINGS NOT COVERED BY ESCROW FUNDS

1. Loan #6604276 (11511 Katy Freeway). Engineering report indicated recommendation for various ADA improvements, with costs estimates as follows: signage $400; restrooms $2,000; and elevator system upgrade $75,000. Borrower undertaking to complete such improvements in due course was accepted rather than escrow, with a covenant to establish $100,000 escrow if work not completed by April 1, 2002. To date, the borrower has provided documentation that all repairs have been completed except for the elevator upgrade and the signage.

                                  SCHEDULE C-8

               LOANS WITH NON-CONFORMING TITLE POLICY ENDORSEMENTS

1. Loan #6604276 (11511 Katy Freeway). Same as endorsement and access endorsement unavailable in Texas.


2. Loan #7000086 (Mitchell Lofts). Same as endorsement and access endorsement unavailable in Texas.


3. Loan #6604372 (Regents Walk). Access endorsement unavailable in Florida.


4. Loan #7001836 (Atrium at Highpoint). Same as endorsement and access endorsement unavailable in Texas.


5. Loan #7001350 (2282-2286 Broadway). Same as endorsement and access endorsement not obtained, but the title policy contains New York condominium endorsements.


6. Loan #7001452 (302 West 12th Street). Same as endorsement and access endorsement not obtained, but the title policy contains New York condominium endorsements.

                                SCHEDULE C-12(c)

                  UNREMEDIATED ENVIRONMENTAL REPORT CONDITIONS

1. Loan #7001432 (34-40 West 65th Street). There are two "technical deficiencies," which are an expired boiler air emissions permit and a 5,000 gallon fuel oil aboveground storage tank that should be registered with the New York State Department of Environmental Conservation. The lender determined at the time of the loan's closing that these technical deficiencies should not affect the value or performance of the property.

2. Loan #7001500 (Tatum Ranch Center). The property has two unregistered drywells within the on-site stormwater retention basins. If the drywells are still unregistered, this might be construed as a violation of an environmental law.

                                  SCHEDULE C-14

                         NON-CONFORMING INSURANCE LOANS

1. Loan #6603391 (Crossroads West Apartments). 190 of the 250 units in the apartment complex are in zoning area R-1A, which permits multifamily apartments as a use upon city review. Review involves reviewing plans for apartments prior to construction (according to city representatives). Such review was not conducted for the apartments, as they were constructed prior to enactment of the review requirement. Therefore, 190 units constitute a legal non-conforming use, according to the city zoning letter. The city zoning letter indicates that the apartments could be rebuilt in their current state in the event of destruction of less than 50% of a building, provided that such repair is completed within one year of the damage. A zoning endorsement was obtained. The loan documents provide that if the insurance proceeds received by the lender on behalf of the borrower exceed the lesser of (a) $250,000 or (b) 10% of the then unpaid principal balance of the promissory note, the lender may apply the proceeds to the payment of all sums secured by the deed of trust.

                                  SCHEDULE C-18

                         LOANS SECURED BY GROUND LEASES

1. Loan #7000037 (Harbor Center). The lessee's interest in the ground lease may be assigned with the consent of the lessor, which consent may not be unreasonably withheld or delayed, provided that the lessor's consent is not required in the event of a foreclosure. The ground lease expires approximately ten years after the end of the amortization term of the loan, not twenty years, as contemplated under the representation. An estoppel from the ground lessor was obtained.

                                  SCHEDULE C-23

                MORTGAGE LOANS PERMITTING ADDITIONAL ENCUMBRANCE

1. Loan #6604209 (95 Metcalf Square). Borrower's sole member and sole manager, HMG 95th/Metcalf Management, LLC ("Member Manager") was permitted to obtain mezzanine debt from Principal Life Insurance Company in the total principal amount of $1,500,000.00, which is secured by the membership interests of Member Manager in the borrower. The lender has executed an intercreditor agreement with the mezzanine lender, which gives cure rights to the mezzanine lender and permits the mezzanine lender under certain circumstances to exercise remedies against the collateral for the mezzanine loan. The mezzanine lender is prohibited from transferring, pledging or otherwise alienating its interest in the mezzanine debt without the prior written consent of the lender.

2. Loan #7002029 (Waldbaums Supermarket (A&P) - Valley Stream, NY), Loan #7001806 (Fresh Fields Supermarket (A&P) - Ocean City, NJ) and Loan #7001805 (Waldbaums Supermarket (A&P) - Lindenhurst, NY). The sole member of each borrower with respect to the three indicated loans obtained an $8,418,080 mezzanine loan from Woodmen of World Life Insurance Society and/or Omaha Woodmen Life Insurance Society, a Nebraska corporation, which mezzanine loan is secured by a pledge of 100% of the membership interest in each borrower, including the grant of a security interest in all sums distributed by each borrower to the mezzanine borrower. The mortgage lender and mezzanine lender entered into a subordination and intercreditor agreement, pursuant to which VS Mezzanine Lender among other things agreed that the mezzanine lender has no lien on the real estate. The mezzanine lender may transfer the mezzanine loan only to an institutional owner, such transfer must be approved by the lender, and a rating comfort letter must be obtained.

3. Loan #7001723 (Summit Ridge Business Park). There is existing unsecured, subordinate debt in the amount of $4,700,000 between the borrower, as debtor, and Meridian Real Estate Finance Company II, a Caymans Islands corporation, as lender (the "Junior Creditor"). The Junior Creditor entered into a Subordination Agreement whereby the Junior Creditor can receive payments of principal and interest so long as no default exists under the senior loan and the payments are permitted under the senior loan documents. The Junior Creditor is an affiliate of the borrower.

4. Loan #7001350 (2282-2286 Broadway). The related mortgage permits an existing pledge agreement in favor of The Bank of New York or other institutional lender and a transfer to The Bank of New York or other institutional lender of the membership or partnership interests in the related borrower.

                                  SCHEDULE C-28

                           MORTGAGES REQUIRING RELEASE

1. Loan #7001420 (705 Westech Office Building). Lender may, in its sole discretion, permit a portion of the property to be severed from the whole of the property and released from the liens and security interests, for the purpose of facilitating the development of an additional income producing office building thereon; provided that borrower deliver to lender, at borrower's cost, the following: (a) written notice to lender, along with a depiction of the location of the proposed severance on the proposed subdivision plat, the exact language of any certificate to be signed by lender subordinating the mortgage to the plat and any conditions thereon, a plat or survey depicting the proposed severance parcel and locations of specific access and parking easements and the proposed traffic flows through the property; (b) a subdivision plat; (c) an opinion of counsel and of a surveyor that the portion of the property remaining after the severance will comply with all laws, the severance parcel and the remaining parcel will be separate tax parcels, and the severance will not cause a trust in which the loan may be sold to fail to qualify as a REMIC; (d) a certification by the loan servicer that the severance will not adversely affect the income or operations on the remaining property; (e) evidence from one or more rating agencies as and if required by the lender stating that the severance will not adversely affect the securitization of the loan; (f) any endorsements lender requires; (g) a copy of the proposed deed of severance; (h) copies of all easements for ingress/egress, parking and utilities; (i) a certification from CB Richard Ellis, Inc., Craig Brodsky, MAI, that the severance will not reduce the appraised value of $7,600,000; (j) a copy of the proposed agreement of development of the severance; and (k) an estoppel certificate from each property tenant stating that after the severance is complete, it will not affect the enforceability of the tenant obligations under the lease. Borrower shall pay all of lender's costs in connection with the severance. The Pooling and Servicing Agreement directs the Master Servicer not to grant any such partial release.

2. Loan #s 7001092, 7001126, 7001127, 7001128 (Shady Oak I, Golden Valley II
(the "Shady Oak I & Golden Valley II Portfolio"), 6820 Shingle Creek Parkway, 6840 Shingle Creek Parkway (the "Shingle Creek Parkway Portfolio", and together with the Shady Oak I & Golden Valley II Portfolio, the "Prudential Portfolio"). For purposes of limiting state mortgage taxes, the amount of the mortgage encumbering any particular one of the mortgaged real properties in the Prudential Portfolio is limited to the amount of the related mortgage loan, which limits the extent to which proceeds from each mortgaged real property in the Prudential Portfolio will be available to offset declines in value of the related cross-collateralized property. Also, any mortgage loan in the Prudential Portfolio may be defeased after the expiration of the applicable defeasance period, whereupon the mortgage on the related mortgaged real property would be released and the cross-collateralization would terminate as to that property. The cross-collateralization with respect to each mortgage loan may also be terminated upon the sale of the related mortgaged real property by the borrower and the full payment of all amounts secured by the related mortgage. In addition, if the related mortgaged real property is sold and the mortgage loan is assumed, the cross-collateralization will be terminated if the mortgage lender is reasonably satisfied that, based on the mortgage lender's analysis of the loan-to-value ratio, debt service coverage ratio, lease termination schedule and any other reasonable loan analysis factors, that the mortgage lender's risk of loss is not materially increased by such release, or that the borrower or the purchaser of the mortgaged real property have provided the mortgage lender with adequate substitute collateral in the form of cash reserves.

                                  SCHEDULE C-33

                           LOANS PERMITTING TRANSFERS

1. Loan #7001350 (2282-2286 Broadway). The related mortgage permits an existing pledge agreement in favor of The Bank of New York or other institutional lender and a transfer to The Bank of New York or other institutional lender of the membership or partnership interests in the related borrower.

2. Loan #s 7001092, 7001126, 7001127, 7001128 (Shady Oak I & Golden Valley II
Portfolio, Shingle Creek Parkway Portfolio). A transfer of greater than a 49% interest in a member of borrower or the death, dissolution or bankruptcy of a partner or member of borrower or a partner of a member of borrower is permitted.

3. Loan # 7001764 (The Promenade Building). The loan documents require the tenant-in-common borrowers, no later than 12 months after the loan closing, to form a special purpose limited liability company and to contribute their respective tenant-in-common interests in the property to such limited liability company. The loan documents further provide that upon any failure to form and transfer their interests to such limited liability company as required, the tenant in common borrowers shall be personally, jointly and severally liable for all obligations of the borrower under the loan documents, including without limitation, the payment of all installments of principal and interest and other amounts due thereunder. The 1% assumption fee is waived in respect of any such transfer (but not as to any subsequent transfer).

4. Loan # 7001223 (Sagepointe Center). The loan documents require the tenant-in-common borrowers, no later than 12 months after the loan closing, to form a special purpose limited liability company and to contribute their respective tenant-in-common interests in the property to such limited liability company. The loan documents further provide that upon any failure to form and transfer their interests to such limited liability company as required, the tenant in common borrowers shall be personally, jointly and severally liable for all obligations of the borrower under the loan documents, including without limitation, the payment of all installments of principal and interest and other amounts due thereunder. The 1% assumption fee is waived in respect of any such transfer (but not as to any subsequent transfer).

5. Loan # 7001547 (Orchard Hardware Plaza). The loan documents require the tenant-in-common borrowers, no later than 12 months after the loan closing, to form a special purpose limited liability company and to contribute their respective tenant-in-common interests in the property to such limited liability company. The loan documents further provide that upon any failure to form and transfer their interests to such limited liability company as required, the tenant in common borrowers shall be personally, jointly and severally liable for all obligations of the borrower under the loan documents, including without limitation, the payment of all installments of principal and interest and other amounts due thereunder. The 1% assumption fee is waived in respect of any such transfer (but not as to any subsequent transfer).

                                  SCHEDULE C-34

                          NON-CONFORMING RECOURSE LOANS

1. Loan #6605538 (Plaza Gardens). Borrower consists of two corporations: (i) English Garden Apartments, Inc. and (ii) Plaza Gardens of Overland Park (the "Borrower"). This original principal balance of this loan exceeds $15,000,000.00, and the Borrower's organizational documents do not contain the following provisions: (a) Borrower shall not guarantee or assume the debts or obligations of any other person and (b) Borrower shall have an outside independent director. In addition, although the articles of incorporation for each Borrower provide that they may only transact business with affiliates on an arm's length basis, they do not require written agreements.


2. Loan #7001764 (The Promenade Building). None of the entities which as tenants in common comprise the borrower is a single purpose entity, and the original loan balance exceeds $5,000,000.00.


3. Loan #7001223 (Sagepointe Center). None of the entities which as tenants in common comprise the borrower is a single purpose entity, and the original loan balance exceeds $5,000,000.00.


4. Loan #7001547 (Orchard Hardware Plaza). None of the entities which as tenants in common comprise the borrower is a single purpose entity, and the original loan balance exceeds $5,000,000.00.


5. Loan #7001836 (Atrium at Highpoint). Although the borrower's organizational documents do not expressly require the borrower to prepare separate tax returns, they do state that the borrower will maintain its financial statements, accounting records and other entity documents separate from any other person or entity.

6. Loan #6604431 (Annandale Gardens). Borrower did not keep separate books and records for certain expenses which related to improvement work on property adjoining the mortgaged real estate. The loan servicer determined that a level of noncompliance may have occurred and required the borrower and its principals controlling the adjoining property to maintain separate books and records for the mortgaged real estate and the adjoining property.

7. Loan #7001836 (Atrium at Highpoint). The borrower does not have an independent director.

                                  SCHEDULE C-38

                           EXISTING SECURITY INTERESTS

1. Loan #6605603 (Los Gatos Professional Building). Prior financing statements have been filed by the indicated Secured Party against the indicated Debtor and collateral, as follows:


Secured Party                            Debtor                                 Collateral
-------------                            ------                                 ----------
Newcourt Financial USA, Inc.             F. Richard Noodleman, P.C.             1 Light Shear Diode Laser
Newcourt Financial USA, Inc.             F. Richard Noodleman, P.C.             1 Ultra Pulse 5000C Laser System
                                                                                  with Smoke Evacuator

Newcourt Financial USA, Inc.             F. Richard Noodleman, P.C.             1 Versa Pulse C Laser System
Newcourt Financial USA, Inc.             F. Richard Noodleman, M.D., Inc.       Upgrade to lightsheer EP Laser from
                                                                                  Light Sheer.
Fleet Healthcare Finance                 F. Richard Noodleman, M.D.             ESC 3-Second Repetition Rate Demo
                                                                                  Photoderm Multilight
San Jose National Bank                   F. Richard Noodleman, M.D., P.C.       Cool Touch Laser System

The above Debtor is a principal/non-recourse guarantor of the borrower.

                                  SCHEDULE C-41

           LOANS REQUIRING NON-CONFORMING OPERATING STATEMENT DELIVERY

1. Loan #s 7001803, 7001805, 7001806, 7001809, 7002029, 7002046, 7002057
(Waldbaums Supermarket (A&P) - Huntington, NY; Waldbaums Supermarket (A&P) - Lindenhurst, NY; Fresh Fields Supermarket (A&P) - Ocean City, NJ; A&P Supermarket - Howard Beach, NY; Waldbaums Supermarket (A&P) - Valley Stream, NY; A&P Supermarket - Hoboken, NJ; A&P Supermarket - Silver Spring). Pursuant to
Section 17(d) of the Mortgage, provided the "A&P Lease" is in full force and effect and no default by the tenant thereunder has occurred and is continuing, borrower shall be deemed to be in compliance with the requirements to deliver quarterly and annual operating statements, rent rolls, annual financial statements and related information.

                                  SCHEDULE C-42

                            RETAINED SERVICING RIGHTS

1. Primary servicing has been retained on the following loans:




                                                                                            PRIMARY
                                                                                           SERVICING
 LOAN                                                                    PRIMARY          RETAINED OR
NUMBER       SELLER        PROPERTY NAME                              SERVICING FEE %      RELEASED?
6605538       SBRC      Plaza Gardens                                     0.10%             Retained
7001469       SBRC      Westford Technology Park II                       0.08%             Retained
6604209       SBRC      95 Metcalf Square                                 0.13%             Retained
6603513       SBRC      The Corporate Forum                               0.08%             Retained
7001068       SBRC      Coral Palm Plaza                                  0.13%             Retained
6605095       SBRC      Shaker Square Shopping Center                     0.09%             Retained
7000230       SBRC      Peninsula Storage Center                          0.09%             Retained
6604500       SBRC      Bent Tree Apartments                              0.04%             Retained
6202615       SBRC      1050 Wall Street West                             0.09%             Retained
7000172       SBRC      Shadow Ridge Apartments                           0.05%             Retained
6604431       SBRC      Annandale Gardens                                 0.04%             Retained
6604469       SBRC      Bowles Village Shopping Center                    0.13%             Retained
7001018       SBRC      Long Beach Corporate Square                       0.09%             Retained
7000086       SBRC      Mitchell Lofts                                    0.09%             Retained
7001411       SBRC      Landmark Entertainment Building                   0.13%             Retained
7002031       SBRC      Maxwell Village Shopping Center                   0.13%             Retained
6605603       SBRC      Los Gatos Professional Building                   0.09%             Retained
7000140       SBRC      764 Miami Circle                                  0.09%             Retained
7001223       SBRC      Sagepointe Center                                 0.09%             Retained
7001420       SBRC      705 Westech Office Building                       0.09%             Retained
7001350       SBRC      2282-2286 Broadway                                0.09%             Retained
6603357       SBRC      Sheridan Park Apartments                          0.09%             Retained
6604276       SBRC      11511 Katy Freeway                                0.13%             Retained
7000274       SBRC      Deer Valley Marketplace                           0.09%             Retained
7001127       SBRC      6820 Shingle Creek Parkway                        0.08%             Retained
6604126       SBRC      Foxborough Business Park                          0.13%             Retained
7001485       SBRC      1178 Sonora Court                                 0.09%             Retained
6603359       SBRC      Woodside Park Apartments                          0.09%             Retained
6604564       SBRC      Nashville Commons Shopping Center                 0.10%             Retained
6605269       SBRC      Village Crossing Shopping Center                  0.10%             Retained


                                                                                            PRIMARY
                                                                                           SERVICING
 LOAN                                                                    PRIMARY          RETAINED OR
NUMBER       SELLER        PROPERTY NAME                              SERVICING FEE %      RELEASED?
7001128       SBRC      6840 Shingle Creek Parkway                        0.08%             Retained
7001092       SBRC      Shady Oak I                                       0.08%             Retained
7001124       SBRC      Marmalade Square Apartments                       0.09%             Retained
7001525       SBRC      Park Villa Apartments                             0.13%             Retained
7001126       SBRC      Golden Valley II                                  0.08%             Retained
6603066       SBRC      White Pine Shopping Center                        0.08%             Retained
7001500       SBRC      Tatum Ranch Center                                0.09%             Retained
6603533       SBRC      Park at Palmdale                                  0.09%             Retained
7001452       SBRC      302 West 12th Street                              0.09%             Retained

                                  SCHEDULE C-43

                          NON-CONFORMING RECOURSE LOANS

1. Loan #6603653 (151 West Street). The guarantor (151 West Street LLC) of the non-recourse carveouts is not an individual.


2. Loan #6604469 (Bowles Village Shopping Center). The guarantor (Section 14 Development, a Colorado general partnership) of the non-recourse carveouts is not an individual.


3. Loan #7001018 (Long Beach Corporate Square). The guarantor is not a party to the environmental indemnity.


4. Loan #115 (Crossroads Shopping Center). There is no guarantor of the non-recourse carveouts.


5. Loan #7000111 (Regency Park Plaza). There is no guarantor of the non-recourse carveouts.


6. Loan #s 7001092, 7001126, 7001127, 7001128 (Shady Oak I, Golden Valley II
(the "Shady Oak I & Golden Valley II Portfolio"), 6820 Shingle Creek Parkway, 6840 Shingle Creek Parkway (the "Shingle Creek Parkway Portfolio", and together with the Shady Oak I & Golden Valley II Portfolio, the "Prudential Portfolio"). Carveout liability for the individual guarantors is several only. Each individual guarantor guaranteed 125% of his or her pro rata share of liability under the carve-out exceptions, with his or her pro rata share based on his or her relative beneficial ownership interest in the borrowing entity.

7. Loan #7001411 (Landmark Entertainment Building). The guarantor (Marquee Entertainment Corp.) of the non-recourse carveouts is not an individual.


8. Loan #7001469 (Westford Technology Park II). The guarantor (The Guitierrez Company) of the non-recourse carveouts is not an individual.


9. Loan #7001723 (Summit Ridge Business Park). There is no individual guarantor of the non-recourse carveouts.


10. Loan #7001543 (241 Peachtree Street). Carveout liability for the individual guarantors is several, based on relative beneficial ownership interests in the borrowing entity.

11. Loan #7001809 (A&P Supermarket - Howard Beach, NY). There is no individual guarantor of the non-recourse carveouts.


12. Loan #s 7001803, 7001805, 7001806, 7002029, 7002046, 7002057 (Waldbaums
Supermarket (A&P) - Huntington, NY; Waldbaums Supermarket (A&P) - Lindenhurst, NY; Fresh Fields Supermarket - Ocean City, NJ; Waldbaums Supermarket (A&P) - Valley Stream, NY; A&P Supermarket - Hoboken, NJ; A&P Supermarket - Silver Spring). For each of these loans, borrower and guarantor are liable for losses resulting from (i) fraud or material misrepresentation, (ii) any bankruptcy or insolvency proceeding relating to the borrower, and (iii) misapplication of funds derived from the mortgaged property. Borrower and guarantor are also liable for Environmental Liabilities Agreement and acts of waste, but not while borrower is not in physical possession of the property and the related A&P Lease, which addresses issues of physical and environmental conditions in a Lease Modification, Subordination, Non-Disturbance and Attornment Agreement, is still in effect.

                                  SCHEDULE C-49

                            NON-CONFORMING APPRAISALS

1. Loan #6603066 (White Pine Shopping Center). The appraisal on file was not conducted in conformance with USPAP standards.

                                   EXHIBIT D-1

                       FORM OF CERTIFICATE OF A SECRETARY
                      OR ASSISTANT SECRETARY OF THE SELLER

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C1
           Certificate of Secretary of Salomon Brothers Realty Corp.

     I, Andrew W. Alter, hereby certify that I am a duly elected and acting Assistant Secretary of Salomon Brothers Realty Corp. (the "Company"), and certify further as follows:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of New York;

     2. Attached hereto as Exhibit A is a true, correct and complete copy of the organizational documents of the Company, as in full force and effect on the date hereof;

     3. Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of New York issued within ten days of the date hereof with respect to the good standing of the Company;

     4. Since the date of the good standing certificate referred to in clause 3 above, the Company has not received any notification from the Secretary of State of New York, or from any other source, that the Company is not in good standing in New York.

     5. Attached hereto as Exhibit C are the resolutions of the board of directors of the Company authorizing the transactions contemplated by the Mortgage Loan Purchase Agreement dated as of July 25, 2001 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, including the sale of the subject mortgage loans (the "Mortgage Loans") by the Company to SBMS VII. Such resolutions are in full force and effect on the date hereof and are not in conflict with any other resolutions of the board of directors of the Company in effect on the date hereof.

     6. The Mortgage Loans do not constitute all or substantially all of the assets of the Company.

     7. To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Company are pending or contemplated.

     8. Each person who, as an officer or representative of the Company, signed (a) the Mortgage Loan Purchase Agreement, (b) the Indemnification Agreement dated as of July 25, 2001 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., First Union Securities, Inc., J.P. Morgan Securities Inc. and UBS Warburg LLC (c) any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated by the foregoing documents, was, at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such person appearing on any such document is his or her genuine signature.

     Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, I have hereunto signed my name as of July 31, 2001.

                                        By:  /s/ Andrew W. Alter
                                            ------------------------------------
                                            Name:  Andrew W. Alter
                                            Title: Assistant Secretary

     The undersigned, an officer of the Company, hereby certifies that Andrew
W. Alter is the duly elected and qualified and acting Assistant Secretary of the Company and that the signature appearing above is his/her genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed my name as of July 31, 2001.

                                        By:  /s/ Angela M. Vleck
                                            ------------------------------------
                                            Name:  Angela M. Vleck
                                            Title: Authorized Agent

                                   EXHIBIT A

                    CERTIFICATE OF INCORPORATION AND BY-LAWS

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         PLAZA ORIGINATING CORPORATION

                            Under Section 805 of the
                            Business Corporation Law

          PLAZA ORIGINATING CORPORATION, a corporation organized and existing under and by virtue of the Business Corporation Law of the State of New York DOES HEREBY CERTIFY:

          FIRST: The name of the corporation is PLAZA ORIGINATING CORPORATION.

          SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York on the 30th day of August, 1979.

          THIRD: That the Board of Directors of said Corporation, by unanimous written consent of its members, adopted the following resolutions:

          WHEREAS it is advisable to change the name, and clarify the purposes of the Corporation be it

          RESOLVED, that Article I of the Certificate of Incorporation, as filed by the Department of State, New York, on the 30th day of August, 1979 be and hereby is amended to be and read in its entirety as follows:

               "The name of the Corporation is SALOMON BROTHERS REALTY CORP., hereinafter sometimes called the "Corporation".

          RESOLVED, that Article II of the Certificate of Incorporation, as filed by the Department of State, New York, on the 30th day of August, 1979 be and hereby is amended to be and read in its entirety as follows:

               "The nature of the Corporation's business, or the objects or purposes to be transacted, promoted or carried on by the corporation is:

               "To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided, however, that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without first obtaining the consent of such body."

          RESOLVED, that the proper officers of this corporation be and they hereby are authorized and directed to take any action necessary to carry out the intent of the foregoing resolutions including obtaining the approval of the shareholders of the Corporation and the filing of any documents.

          FOURTH: That the amendments of the Certificate of Incorporation were authorized by the unanimous written consent of the holders of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation.

          IN WITNESS WHEREOF, said PLAZA ORIGINATING CORPORATION has caused this certificate to be signed by Lewis S. Ranieri, its Vice president, and by Donald
M. Feuerstein, its Secretary, under the penalties of perjury, as of this 15th day of December, 1982.

                                                   PLAZA ORIGINATING CORPORATION


                                                   By /s/ Lewis S. Ranieri
                                                      --------------------------
                                                          Lewis S. Ranieri
                                                           Vice President

By /s/ Donald M. Feurstein
   ---------------------------
       Donald M. Feurstein
            Secretary

                          CERTIFICATE OF INCORPORATION
                                       of
                         PLAZA ORIGINATING CORPORATION


               Under Section 402 of the Business Corporation Law

     The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:

                                   ARTICLE I

     The name of the corporation is Plaza Originating Corporation, hereinafter sometimes called "the Corporation".

                                   ARTICLE II

     The nature of the Corporation's business, or the objects or purposes to be transacted, promoted or carried on by the Corporation, is:

     To engage in and carry on the business of brokers and dealers in bonds, notes, mortgage-related or mortgage-backed securities, or other obligations, secured by real estate mortgages, deeds of trust or personal property mortgages, including certificates representing interests in any of the foregoing, of every kind, character or description whatsoever and, whether or not in connection therewith, to negotiate and make, purchase, invest in, borrow, acquire, hold, exchange, sell, distribute, assign, transfer, lend, mortgage, pledge or otherwise dispose of and generally to deal in or otherwise effect any and all transactions of every kind, character or description whatsoever in or with respect to real estate mortgages, deeds of trust or personal property mortgages and mortgage-related or mortgage-backed securities and any entire or participating interest therein, and to create pools thereof and to issue evidences of interests in such pools, to service mortgages for others, and to do any and all things, alone or in syndicates, that may be useful in connection with or incidental to the conduct of such business, including to acquire and hold any real estate or personal estate or other property upon which the Corporation holds a mortgage or other security, and to improve, lease, sell, mortgage, and convey the same, provided, that the Corporation shall not engage in the business of banking.

     To transact a general real estate business, including acting as agent, broker or attorney in fact for any person, public authority or organization of any kind in sale and lease-back transactions and generally in buying, selling, and dealing in real property and any interests and estates therein, on commission or otherwise, renting and managing of estates, making, arranging for, or obtaining loans upon such property and supervising, managing and protecting such property and all loans, interests in, and claims affecting the same.

     To engage in the business of dealing in or with real and personal property, to acquire by purchase, exchange, lease devise or otherwise, and to hold, own, maintain, manage, improve and develop, and to sell, transfer, convey, lease, mortgage, exchange or otherwise deal with or dispose of, real and personal property of all kinds and any and all rights, interest or privileges therein.

     To engage in and carry on a securities business, including each and every aspect thereof, in any and all capacities to the full extent permitted by law, including a general brokerage, underwriting and investment business; to act as brokers, dealers, traders, investment bankers and investors in securities; to deal in puts and calls and with dealers who handle puts and calls; to engage in arbitrage transactions of all kinds; to underwrite and distribute, on behalf of itself and of others, securities and to participate with others in any such underwriting or distribution; to negotiate, or to assist or participate in the negotiation of, private placement of securities; and to do any and all things which may be useful in connection with the foregoing activities or incidental to the conduct of such activities and, whether or not in connection therewith, to purchase, subscribe for, borrow, acquire, hold, exchange, sell distribute, assign, transfer, lend, mortgage, pledge, hypothecate, guarantee, deal in or otherwise effect any and all transactions of any kind, character or descriptions whatsoever in or with respect to securities, and with respect to foreign exchange and acceptances of every kind, character or description. As used in this Certificate of Incorporation, the term "securities" shall include bonds, debentures, notes, bills, commercial paper, open accounts, evidences of indebtedness, shares of stock, warrants, options, rights, certificates, receipts, certificates of interest or participations in any profit-sharing agreements, collateral trust certificates, preorganization certificates, subscriptions, investment contracts, voting trust certificates, interests or fractional undivided interests in oil, gas or other mineral rights, certificates of deposit or certificates of interest or participation in, temporary or interim certificates for, receipts for guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing, or any other instruments or interests in the nature of securities of any kinds whatsoever, issued or created by any person or public authority; the term "person" shall include any person, partnership, firm, corporation, company, joint stock company, syndicate, association, trust or other business organization, domestic or foreign; and the term "public authority" shall include the United States of America and any other country or nation and any state, territory, province, dominion, protectorate, possession, colony, dependency, municipality, district, or other political subdivision, branch, agency or instrumentality thereof.

     To hold as nominee, custodian or otherwise, securities or commodities belonging to others, to issue appropriate receipts or certificates therefor, and to exercise while holder or owner of such securities or commodities all the rights, powers and privileges of ownership, including the right to loan to others and, with respect to securities, the right to vote thereon and give consents with respect thereto, whether by proxy or otherwise.

     To do any and all acts and things necessary, advisable or desirable for the preservation, protection, improvement and enhancement in value of any securities held or owned by the Corporation or in which the Corporation is interested, and to aid by loan, subsidy, guarantee or otherwise the issuers of such securities or any other person in which the Corporation is interested.

     To engage in and carry on the business of brokers and dealers in commodities (which term as used in this Certificate of Incorporation includes contracts for the future delivery thereof) of every kind, character or description whatsoever and, whether or not in connection therewith, to purchase, borrow, acquire, hold, exchange, sell, distribute, lend mortgage, pledge or otherwise dispose of, or import or export or turn to account in any manner and generally to deal in or otherwise effect any and all transactions of every kind, character or description whatsoever in or with respect to commodities and products, merchandise, articles of commerce, materials and personal property, of every kind, character or description whatsoever and any interest therein, and instruments evidencing rights to acquire such interests, to guarantee any and all obligations relating to transactions made on any board of trade commodities exchange, or similar institution, and to do any and all things that may be useful in connection with or incidental to the conduct of such business.

     To cause, and to promote or take charge of, the promotion, organization, reorganization, recapitalization, liquidation, consolidation or merger of any person or public authority.

     To maintain, with and for customers, accounts of any kind, character or description, whatsoever with respect to securities and commodities, including margin accounts, and to do anything incidental to the maintenance of such accounts.

     To guarantee the signatures of customers or others whenever such guarantees are in furtherance of its business.

     To make and issue any and all trust, depositary, interim and other receipts and certificates of deposit for any securities or commodities or interests therein.

     To acquire and hold one or more memberships in securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations, or similar institutions, located within or without the United States or otherwise to secure trading, membership, or other privileges thereon, and to acquire and hold membership in any association of brokers, security dealers or commodity dealers, or any other association, membership in which will in any way facilitate the conduct of the business of the Corporation.

     To act in any capacity whatsoever as financial, commercial or business agent, broker or representative, general or special, or as factor, broker or in any other capacity whatsoever, and to effect any and all transactions of every kind, character or description whatsoever, for any person or public authority.

     To engage in any business or transaction relative to petroleum, petroleum products, gas and other minerals and mineral products, and to purchase or otherwise acquire, hold, own, sell or otherwise dispose of, exercise, exchange, mortgage, pledge, exploit, drill upon, deal in and otherwise turn to account any and all lands and interests in lands in, on or under which petroleum, gas and other minerals are or may be located and any and all interests in petroleum, petroleum products, gas and other minerals and mineral products.

     To the extent now or hereafter permitted to corporations organized under the Business Corporation Law of the State of New York to undertake, conduct, manage, assist, promote, participate and engage in every kind of commercial, mercantile, manufacturing, industrial, agricultural or trading enterprise, business, undertaking, venture or operation anywhere in the world.

     To make, enter into and carry out any arrangements with any person or public authority; to obtain therefrom or otherwise to acquire, whether by purchase, lease, assignment or otherwise, any powers, rights, privileges, immunities, franchises, guaranties, grants and concessions; and to acquire; hold, own, exercise, exploit, dispose of and realize upon the same, all in connection with any business, object or purpose of the Corporation.

     To cause or allow the legal title to or any legal or equitable interest in, any security or any other real or personal property of the Corporation to remain or be vested or registered in the name of any other person, public authority or organization of any kind, whether upon trust for, or as agent or nominee of, the Corporation or otherwise for its account or benefit.

     To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation with any person or public authority in the carrying on of any business, object or purpose of the Corporation.

     To acquire all or any part of the goodwill, rights, properties and business of any person engaged in any business, object or purpose similar to any business, object or purpose of the Corporation, to pay for the same in cash or in any security or securities issued by the Corporation or any other person or otherwise; to hold, conduct, utilize and in any manner dispose of the whole or any part of the goodwill, rights, properties or business so acquired; and to assume in connection therewith any liabilities or obligations of such person.

     To borrow money for any business, object or purpose of the Corporation from time to time without limit as to amount; to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable instruments and evidences of indebtedness; to secure the payment thereof and of the interest thereon by any mortgage on, or any pledge, conveyance, or assignment in trust of, the whole or any part of the property of the Corporation, real, personal or mixed, including tract rights, whether at the time owned or thereafter acquired and to sell, assign, mortgage, pledge or otherwise any securities issued by the Corporation for any business, object or purpose of the Corporation.

     To the extent now or hereafter permitted by corporations organized under the Business Corporation Law of the State of New York, to lend to any person, public authority or organization of any kind any of its funds or property, with or without security.

     To the extent now or hereafter permitted by corporations organized under the Business Corporation Law of the State of New York, to endorse or guarantee the payment of principal, interest or dividends upon and to guarantee the performance of sinking fund or other obligations, of any securities, and to guarantee the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, public authority or organization of any kind.

     To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities (including shares of its own capital stock), provided that it shall not use its funds or property for the purchase of shares of its own capital stock when such use would result in the impairment of its capital, and further, that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     To maintain offices and agencies either within or anywhere without the State of New York; and to conduct its business in any or all of its branches in said state and in the world.

     To carry out all or any part of the foregoing purposes as principal, factor, agent, contractor, or otherwise, either alone or in conjunction with any person or public authority, and anywhere in the world; and in carrying on its business and for the purpose of attaining or furthering any of its objects, to make and perform such contracts of any kind and description, to do such acts and things, and to exercise any and all such powers, as a natural person could lawfully make, perform, do or exercise, provided the same be not inconsistent with the laws of the State of New York applicable to the Corporation.

     To do any and all things necessary, suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation, or to enhance the value of any of its properties; and in general to do any and all things and exercise any and all powers which it may now or hereafter be lawful for the Corporation to do or to exercise under the laws of the State of New York that may now or hereafter be applicable to the Corporation.

     The purposes, powers and provisions set forth above or which shall henceforth be contained in the Certificate of Incorporation of the Corporation, as the same may be amended from time to time, shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause of this or of any other article of said Certificate; but such purposes, powers and provisions shall be regarded as independent purposes, powers and provisions, and the specification of particular powers of the Corporation is not intended to be, and is not in limitation of, but is in furtherance of, the powers granted to corporation under the Business Corporation Law of the State of New York under and in pursuance of the provisions of which the Corporation is formed; but nothing herein contained shall be construed as authorizing the Corporation to carry on any business or to exercise any power or to do any act which a corporation organized under such law may not at the time lawfully carry on, exercise or do.

                                   ARTICLE 3

     The city and the county within which the office of the Corporation is to be located are the City and County of New York.

                                   ARTICLE 4

     The aggregate number of shares of stock which this Corporation shall have authority to issue shall be one thousand (1000) shares of Common Stock, each with a par value of one dollar ($1).

                                   ARTICLE 5

     The Secretary of State of New York is hereby designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o Salomon Brothers, One New York Plaza, New York, New York 10004, Attn: General Counsel.

                                   ARTICLE 6

     No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

                                   ARTICLE 7

     The accounting period which this Corporation intends to establish as its first calendar year for reporting the franchise tax on business corporations imposed by Article 9-A of the Tax Law of the State of New York is the period ending September 30, 1979.

     IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under penalties of perjury, this 27th day of August, 1979.



                                                           /s/ Robert P. Davis
                                                          ----------------------
                                                                 Robert P. Davis
                                                                    Incorporator
                                                          One State Street Plaza
                                                            New York, N.Y. 10004

                                                                       EXHIBIT A
                                                                   June 15, 1989



                         SALOMON BROTHERS REALITY CORP.

                                   *  *  *  *

                              AMENDED AND RESTATED
                                    BY-LAWS

                                   *  *  *  *

                                   ARTICLE I

                                    OFFICES

     Section 1. The office of the Corporation shall be located in the City of New York, County of New York.

     Section 2. The Corporation may also have offices at such other places both within and without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                        ANNUAL MEETINGS OF SHAREHOLDERS

     Section 1. All meetings of shareholders for the election of Directors shall be held within or without the State of New York, at such place as may be fixed from time to time by the Board of Directors. If no place if fixed, such meetings shall be held at the principal executive offices of the Corporation.

     Section 2. Annual meetings of shareholders, commencing with the year 1980, shall be held on the second Tuesday in June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10 A.M., at which they shall elect by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

     If such annual meeting is not held as herein provided for, it may be held as soon thereafter as may be convenient. Such subsequent meeting shall be called in the same manner as hereinafter provided for special meetings of shareholders.

     Section 3. Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                  ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

     Section 1. Special meetings of shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board, the President, the Board of Directors, or the holders of not less than a majority of all the shares entitled to vote at the meeting.

     Section 3. Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by, or at the direction of, the Chairman of the Board, the President, the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person or persons calling the meeting.

     Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

     Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation.

     Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

     Section 4. The Board of Directors in advance of any shareholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If in-spectors are not so appointed, the person presiding at a shareholders' meeting may, and, on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     Section 5. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                   ARTICLE V

                                   DIRECTORS

     Section 1. The number of Directors shall be not less than three nor more than five, except that the number of Directors may be less than three when all of the shares of the Corporation's stock issued and outstanding are owned by less than three shareholders, in which case the number of Directors may not be less than the number of shareholders.

the first Board of Directors shall consist of three Directors elected by the incorporator. The number of Directors my be changed from time to time by vote of a majority of the Board of Directors or the shareholders. Directors shall be at least eighteen years of age and need not be residents of the State of New York nor shareholders of the corporation. The Directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each Director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.

     Section 2. Any or all of the Directors may be removed, with or without cause, at any time by the vote of the shareholders at a special meeting called for that purpose. Any Director may be removed for cause by the action of the Directors at a special meeting called for that purpose.

     Section 3. Newly created directorships resulting from an increase in the Board of Directors and all vacancies occurring in the Board of Directors, including vacancies caused by removal without cause, may be filled by the affir-mative vote of the remaining Directors, though less than a quorum of the Board of Directors.

     Notwithstanding any other provision of this section, any vacancy on the Board of Directors resulting from removal with or without cause by vote of the shareholders at a special meeting of shareholders called for that purpose may be filled at such meeting by a majority vote of the shareholders present, in person or by proxy, and entitled to vote, provided that in the event the shareholders do not fill such vacancy it shall be filled by the Board of Directors as provided in this section.

     A Director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A Director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholder and until his successor shall have been elected and qualified.

     Section 4. The business affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

     Section 5. The Directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside the State of New York, at such place or places as they may from time to time determine.

     Section 6. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation, and allowances for expenses, of all Directors for services to the Corporation as Directors, officers or otherwise.


                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of New York.

     Section 2. An annual meeting of the Board of Directors for the election of officers and for the transaction of any other business shall be held in each year immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders or as soon as practicable after the annual meeting of shareholders at such time and place as shall be fixed by the consent in writing of all Directors.

     Section 3. Regular meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board. Any meeting of the Executive Committee of the Board of Directors of Salomon Brothers Inc shall constitute a regular meeting of the Board of Directors of the Corporation.

     The number of directors shall be three. So long as a majority of the directors of the Corporation are members of the Office of the Chairman of Salomon Brothers Holding Company Inc, any meeting of the said Office of the Chairman at which majority of the directors of the Corporation is present shall constitute a meeting of the Board of Directors of the Corporation.

     Section 4. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on 24 hours' notice to each Director, either personally, by mail, telegram, cable or telephone; special meetings shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of a majority of the Directors.

     Section 5. Notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. A third of the entire Board of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the Directors or a committee thereof may be taken without a meeting if all members of the

Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

     Section 8. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.


                                  ARTICLE VII

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate, from among its members, an Executive Committee and other committee to serve at the pleasure of the entire Board of Directors, each consisting of three or more Directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except as otherwise required by law. The Board may designate one or more

Directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. A majority of the authorized number of members of such committee shall constitute a quorum for the transaction of business and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep regular minutes of its proceedings and report the same to the Board when required.


                                  ARTICLE VIII

                                    NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the certificates of incorporation or of these by-laws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given personally, by telegram, cable or telephone.

     Section 2. Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     Section 3. The attendance of a person at any meeting, whether a shareholder in person or by proxy or a Director, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

                                   ARTICLE IX

                                    OFFICERS

     Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Managing Directors, one or more Directors-Finance, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers.

     Section 2. Any two or more offices may be held by the same person, except the offices of President and Secretary. When all the stock of the Corporation is owned by one person, such person may hold all or any combination of offices.

     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                           THE CHAIRMAN OF THE BOARD

     Section 6. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation, shall preside at all meetings of shareholders and the Board of Directors and shall have general and active management of the business of the Corporation and shall see that all or-ders and resolutions of the Board of Directors are carried into effect.

                                 THE PRESIDENT

     Section 7. The President shall be the chief operating officer of the Corporation and shall, subject to direction from the Chairman of the Board, manage the day to day affairs of the Corporation. In the absence or incapacity of the Chairman of the Board, the President shall assume the duties, functions and powers of the Chairman of the Board.

                            THE MANAGING DIRECTOR(S)

     Section 8. The Managing Director, or, if there shall be more than one, the Managing Directors in the order determined by the Board of Directors, shall, in the absence or disability of the Chairman of the Board and the President, perform the duties and exercise the powers of the Chairman of the Board and the President and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President, under whose supervision he or they shall be, may from time to time prescribe.


                            THE DIRECTOR(S)-FINANCE

     Section 9. The Director-Finance, or, if there shall be more than one, the Directors-Finance in the order determined by the Board of Directors, shall perform such duties and have such powers as the Board of Directors, the Chairman of the Board or the President, under whose supervision he or they shall be, may from time to time prescribe.

                             THE VICE-PRESIDENT(S)

     Section 10. The Vice-President, or, if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall perform such duties and have such powers as the Board of Directors, the Chairman of the Board or the President, under whose supervision he or they shall be, may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

     Section 11. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Sec-retary shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other office to affix the seal of the Corporation and to attest the affixing by this signature.


     Section 12. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 13. The Treasurer shall have the custody of the corporate funds, securities and evidences of indebtedness and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     Section 14. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     Section 15. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 16. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE X

                            CERTIFICATES FOR SHARES

     Section 1. The shares of the Corporation shall be represented by certificates signed by the Chairman of the

Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof.

     When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

     Section 2. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                               LOST CERTIFICATES

     Section 3. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFER OF SHARES

     Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction recorded upon the books of the Corporation.

                               FIXING RECORD DATE

     Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of any meeting nor more than fifty days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

                            REGISTERED SHAREHOLDERS

     Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

                              LIST OF SHAREHOLDERS

     Section 7. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or persons presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                                   DIVIDENDS

     Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the Board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Cor-poration's bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

     Section 4. The fiscal of the Corporation shall end on September 30 of each year but may be changed from time to time by resolution of the Board of Directors.

                                      SEAL

     Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE XII

                                   AMENDMENTS

     Section 1. These by-laws may be amended or repealed or new by-laws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These by-laws may also be amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board. If any by-law regulating an impending election of Directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made. By-laws adopted by the Board of Directors may be amended or repealed by the shareholders.

                                  ARTICLE XIII

                                INDEMNIFICATION

     Section 1. The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

                                   EXHIBIT B

                          CERTIFICATE OF GOOD STANDING

STATE OF NEW YORK     }
                          SS:
DEPARTMENT OF STATE   }


I hereby certify, that the Certificate of Incorporation of SALOMON BROTHERS REALTY CORP. was filed on 08/30/1979, under the name of PLAZA ORIGINATING CORPORATION, with perpetual duration, and that a diligent examination has been made of the Corporate index for documents filed with this Department for a certificate, order, or record of a dissolution, and upon such examination, no such certificate, order or record has been found, and that so far as indicated by the records of this Department, such corporation is a subsisting corporation.

A Certificate of Amendment PLAZA ORIGINATING CORPORATION, changing its name to SALOMON BROTHERS REALTY CORP., was filed 12/20/1982.


***

[SEAL -- STATE OF NEW YORK * DEPARTMENT OF STATE *]

Witness my hand and the official seal of the Department of State at the City of Albany, this 25th day of July two thousand and one.


/s/
---------------------------------
Special Deputy Secretary of State

                                   EXHIBIT C

                                  RESOLUTIONS

                           UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                         SALOMON BROTHERS REALTY CORP.
                               WITHOUT A MEETING


     The undersigned, being all the Directors of Salomon Brothers Realty Corp., a New York corporation (the "Corporation"), pursuant to Section 708(b) of the General Corporation Law of the State of New York, in lieu of holding a meeting of the Board of Directors of the Corporation, do hereby consent to the adoption of, and do hereby unanimously adopt, as of the date hereof, the resolutions set forth below:

     WHEREAS, the Corporation has from time to time originates or acquired the various commercial mortgage loans identified on Schedule I attached hereto (the "Mortgage Loans");

     NOW, THEREFORE, IT IS RESOLVED, that the sale of Mortgage Loans by the Corporation to Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") (or, at the direction of SBMS VII, to a trust established by SBMS VII), is hereby approved;

     RESOLVED, that the President or any Vice President, other officer or director of the Corporation is hereby authorized to negotiate, execute and deliver, in the name and on behalf of the Corporation, such mortgage loan purchase and sale agreement, pooling and servicing agreement and/or similar agreements as may be necessary to effect the intent and purpose of the foregoing resolutions, in such form as any such officers or directors deem necessary or advisable;

     RESOLVED, that the President or any Vice President, other officer or director of the Corporation is hereby authorized and directed to pay any and all expenses and fees arising in connection with the sale of the Mortgage Loans or otherwise in connection with these resolutions;

     RESOLVED, that the corporate seal of the Corporation may be affixed to any instrument or document executed pursuant to the foregoing resolutions by impressing or affixing such corporate seal thereon or by imprinting or otherwise reproducing thereon a facsimile of such corporate seal;

     RESOLVED, that the President or any Vice President, other officer or director of the Corporation is hereby authorized and directed to negotiate, execute and deliver, in the name and on behalf of the Corporation, any and all additional instruments, documents, or agreements and to take such further action as to any of them appears necessary or desirable to carry into effect the intent and purpose of the foregoing resolutions; and

     RESOLVED, that any and all actions of the officers or directors of the Corporation in connection with the matters contemplated by the foregoing resolutions taken prior to the date hereof, be, and hereby are, approved, ratified and adopted in all respects as fully as if such actions had been presented to this Board of Directors for its approval prior to such actions being taken.

This Unanimous Written Consent of the Board of Directors can be executed in counterparts, each of which shall be deemed to be an original and all such counterparts shall constitute one of the same instrument.

Dated: July __, 2001


/s/                                              /s/
---------------------------                      ---------------------------
Name:                                            Name:

                                  EXHIBIT D-2

                       FORM OF CERTIFICATE OF THE SELLER
























                                     D-2-1

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C1
                  Certificate of Salomon Brothers Realty Corp.

     In connection with the execution and delivery by Salomon Brothers Realty Corp. ("SBRC") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of July 25, 2001 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and SBRC, and the Indemnification Agreement dated as of July 25, 2001 (the "Indemnification Agreement"), among SBRC, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc., UBS Warburg, LLC and First Union Securities, Inc. (together, the Mortgage Loan Purchase Agreement and the Indemnification Agreement are referred to herein as the "Agreements"), the undersigned hereby certifies that
(i) the representations and warranties of SBRC in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, on such other date specifically provided in the particular representation and warranty), and (ii) SBRC has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.


     Certified this 31 day of July, 2001.


                                                   SALOMON BROTHERS REALTY CORP.




                                                   By: /s/
                                                       -------------------------
                                                       Name:    Angela M. Vleck
                                                       Title:   Authorized Agent

                                  EXHIBIT D-3A

                      FORM OF OPINION OF IN-HOUSE COUNSEL
                                 TO THE SELLER


                                  [See Tab 49]





















                                     D-3A-1

                                                  MYONGSU KONG
                                                  First Vice President & Counsel


SALOMON SMITH BARNEY [logo]
A member of citigroup [logo]
                                                  212-723-2186
                                                  myongsu.kong@ssmb.com




                                 July 31, 2001


Addresses listed on Exhibit A hereto

     Re: Salomon Brothers Mortgage Securities VII, Inc.
         Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

     This opinion is being provided to you pursuant to Section 7(g) of the Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and Salomon Brothers Realty Corp. (the "Company"), relating to the sale by the Company of certain mortgage loans (the "Mortgage Loans"). The Company has entered into the Indemnification Agreement dated as of July 25, 2001 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc., First Union Securities, Inc. and UBS Warburg LLC. The Mortgage Loan Purchase Agreement and the Indemnification Agreement are collectively referred to herein as the "Agreements". Capitalized terms not otherwise defined herein have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons and other documents, agreements and instruments and have made such other investigations as I have deemed necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, I am of the opinion that:

a. The Company is a validly existing New York corporation in good standing under the laws of the State of New York, with corporate power and authority under such laws to enter into and perform its obligations under the Agreements.

b. Each Agreement has been duly authorized, executed and delivered by the Company.

c. To my knowledge, no consent, approval, authorization or order of any court, governmental agency or body is required in connection with the execution and delivery by the Company of the Agreements, except for those consents, approvals, authorizations or orders that previously have been obtained.

d. To my knowledge, the transfer of the Mortgage Loans as provided in the Agreements and the fulfillment of the other terms of the Agreements will not conflict with or result in a violation of the Certificate of Incorporation or the By-laws of the Company or any agreement, instrument, order, writ, judgment or decree to which the Company is a party or is subject.

e. To my knowledge, there are no actions or proceedings against the Company, pending (with regard to which the Company has received service of process) or overtly threatened in writing before any court, governmental agency or arbitrator which affect the enforceability of the Agreements, or which would draw into question the validity of the Agreements or any action taken or to be taken in connection with the Company's obligations contemplated therein, or which would materially impair the Company's ability to perform under the terms of the Agreements.

     The opinions expressed herein are limited to the laws of the state of New York and the federal law of the United States.

     This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon without my express written consent.

                               Very truly yours,

                               /s/
                               -------------------------

                                  EXHIBIT D-3B

                 FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD,
                         SPECIAL COUNSEL TO THE SELLER


                                     D-3B-1

                           SIDLEY AUSTIN BROWN & WOOD
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


         CHICAGO                                                                                         BEIJING
         ------                                                                                          -------
         DALLAS                                                                                         HONG KONG
         ------                                                                                          -------
       LOS ANGELES                                     875 THIRD AVENUE                                   LONDON
         ------                                    NEW YORK, NEW YORK 10022                              -------
      SAN FRANCISCO                                 TELEPHONE 212 906 2000                               SHANGHAI
         ------                                     FACSIMILE 212 906 2021                               -------
         SEATTLE                                        www.sidley.com                                  SINGAPORE
         ------                                                                                          -------
     WASHINGTON, D.C.                                    FOUNDED 1866                                     TOKYO

                                  July 31, 2001


Salomon Brothers Mortgage
Securities VII, Inc.                                           UBS Warburg LLC
388 Greenwich Street                                           1285 Avenue of the Americas
New York, New York  10013                                      New York, New York 10019

Salomon Smith Barney Inc.                                      Moody's Investors Service, Inc.
388 Greenwich Street                                           99 Church Street
New York, New York  10013                                      New York, New York  10007

Greenwich Capital Markets, Inc.                                Standard & Poor's Ratings Services
600 Steamboat Road                                             55 Water Street, 41st Floor
Greenwich, Connecticut  06830                                  New York, New York  10041

J.P. Morgan Securities Inc.                                    Salomon Brothers Realty Corp.
270 Park Avenue, 6th Floor                                     388 Greenwich Street
New York, New York  10017                                      New York, New York  10013

First Union Securities, Inc.                                   Wells Fargo Bank Minnesota, N.A.
401 South Tryon Street                                         45 Broadway, 12th Floor
Charlotte, North Carolina 28288                                New York, New York  10006

         Re:      Salomon Brothers Mortgage Securities VII, Inc.,
                  Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

         We have acted as special counsel to Salomon Brothers Realty Corp. ("SBRC") in connection with certain matters relating to the transactions contemplated by that certain Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "Mortgage Loan Purchase Agreement"), between SBRC, as seller, and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII"), as purchaser.

         This opinion letter is being provided to you pursuant to Section 7(h) of the Mortgage Loan Purchase Agreement. Capitalized terms not defined herein have the respective meanings set forth in, or otherwise assigned to them pursuant to, the Mortgage Loan Purchase Agreement.

SIDLEY & AUSTIN BROWN & WOOD                                         NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Salomon Brothers Realty Corp.
Wells Fargo Bank Minnesota, N.A.
July 31, 2001
Page 2


         For the purposes of this opinion letter, we have reviewed the Mortgage Loan Purchase Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Mortgage Loan Purchase Agreement and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters material to this opinion contained in the Mortgage Loan Purchase Agreement, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or electronic copies, (vi) the due organization of the parties to the Mortgage Loan Purchase Agreement and the valid existence of each such entity in good standing under the laws of its jurisdiction of organization, (vii) except as expressly addressed in opinion paragraph 2 below, the power and authority of the parties to the Mortgage Loan Purchase Agreement to enter into, perform under and consummate the transactions contemplated by the Mortgage Loan Purchase Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Mortgage Loan Purchase Agreement by the parties thereto, (ix) except as expressly addressed in opinion paragraph 1 below, the constitution of the Mortgage Loan Purchase Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the express terms of the Mortgage Loan Purchase Agreement.

         In delivering this opinion letter, we do not express any opinions concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the United States of America (without regard to conflicts of law principles). In addition, we do not express any opinion with respect to the tax, securities or "doing

SIDLEY & AUSTIN BROWN & WOOD                                         NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Salomon Brothers Realty Corp.
Wells Fargo Bank Minnesota, N.A.
July 31, 2001
Page 3

business" laws of any particular jurisdiction or with respect to any matter not expressly addressed below.

         Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York;
(4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

         Based upon and subject to the foregoing, we are of the opinion that:

SIDLEY & AUSTIN BROWN & WOOD                                         NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Salomon Brothers Realty Corp.
Wells Fargo Bank Minnesota, N.A.
July 31, 2001
Page 4


                  1. The Mortgage Loan Purchase Agreement constitutes a valid, legal and binding agreement of SBRC, enforceable against SBRC in accordance with its terms.

                  2. The execution, delivery and performance of the Mortgage Loan Purchase Agreement by SBRC will not conflict with or result in a violation of any federal or State of New York statute or regulation generally applicable to domestic corporations in connection with transactions of the type contemplated by the Mortgage Loan Purchase Agreement.

                  The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is being delivered solely for your benefit in connection with the transactions contemplated by the Mortgage Loan Purchase Agreement. Accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

                                        Very truly yours,

                                  EXHIBIT D-3C

                            FORM OF LETTER RELATING
                 TO DISCLOSURE FROM SIDLEY AUTSIN BROWN & WOOD,
                         SPECIAL COUNSEL TO THE SELLER

                           SIDLEY AUSTIN BROWN & WOOD
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

         CHICAGO                                                                                         BEIJING
         ------                                                                                          -------
         DALLAS                                                                                         HONG KONG
         ------                                                                                          -------
       LOS ANGELES                                     875 THIRD AVENUE                                   LONDON
         ------                                    NEW YORK, NEW YORK 10022                              -------
      SAN FRANCISCO                                 TELEPHONE 212 906 2000                               SHANGHAI
         ------                                     FACSIMILE 212 906 2021                               -------
         SEATTLE                                        www.sidley.com                                  SINGAPORE
         ------                                                                                          -------
     WASHINGTON, D.C.                                    FOUNDED 1866                                     TOKYO

                                  July 31, 2001

Salomon Brothers Mortgage                                    J.P. Morgan Securities Inc.
   Securities VII, Inc.                                      270 Park Avenue, 6th Floor
388 Greenwich Street                                         New York, New York  10017
New York, New York  10013

Salomon Smith Barney Inc.                                    First Union Securities, Inc.
388 Greenwich Street                                         401 South Tryon Street
New York, New York  10013                                    Charlotte, North Carolina  28288

Greenwich Capital Markets, Inc.                              UBS Warburg LLC
600 Steamboat Road                                           1285 Avenue of the Americas
Greenwich, Connecticut  06830                                New York, New York  10019

                  Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

                  We have acted as special counsel to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), Salomon Brothers Realty Corp. ("SBRC"), Greenwich Capital Financial Products, Inc. ("GCFP") and Artesia Mortgage Capital Corporation ("AMCC") in connection with certain matters relating to the following transactions (collectively, the "Transactions"):

                  (i) the sale by SBRC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "SBRC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "SBRC Mortgage Loan Purchase Agreement"), between SBRC and the Depositor;

                  (ii) the sale by GCFP, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "GCFP Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "GCFP Mortgage Loan Purchase Agreement"), between GCFP and the Depositor;

SIDLEY AUSTIN BROWN & WOOD                                            NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
July 31, 2001
Page 2

                  (iii) the sale by AMCC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "AMCC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "AMCC Mortgage Loan Purchase Agreement"), between AMCC and the Depositor;

                  (iv) the creation of a common law trust (the "Trust") and the issuance of an aggregate $952,694,296 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates"), consisting of 20 classes designated Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class Y, pursuant to that certain Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Midland Loan Services, Inc., as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and The Chase Manhattan Bank, as certificate administrator and tax administrator;

                  (v) the conveyance of the SBRC Mortgage Loans, the GCFP Mortgage Loans and the AMCC Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates; and

                  (vi) the sale by the Depositor, and the purchase by Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), UBS Warburg LLC ("UBSW"), First Union Securities, Inc. ("First Union") and J.P. Morgan Securities Inc. ("J.P. Morgan"; and, together with SSBI, Greenwich Capital, UBSW and First Union in such capacity, the "Underwriters"), of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates"), pursuant to that certain Underwriting Agreement, dated as of July 25, 2001 (the "Underwriting Agreement"), between the Depositor and the Underwriters.

                  The SBRC Mortgage Loan Purchase Agreement, the GCFP Mortgage Loan Purchase Agreement and the AMCC Mortgage Loan Purchase Agreement are collectively referred to herein as the "Mortgage Loan Purchase Agreements". The Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement and the Underwriting Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

SIDLEY AUSTIN BROWN & WOOD                                            NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
July 31, 2001
Page 3


                  For the purposes of this letter, we have reviewed: the Agreements; the Depositor's registration statement on Form S-3 (No. 333-63752) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"); the Prospectus, dated July 13, 2001, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus"); and the Prospectus Supplement, dated July 25, 2001, specifically relating to the Trust and the Publicly Offered Certificates (including all exhibits and annexes thereto, the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the statements made in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the respective parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for the statements made in this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or electronic copies, (vi) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (vii) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (viii) compliance with the Agreements by the parties thereto, (ix) the conformity, to the requirements of the Pooling and Servicing Agreement and the respective Mortgage Loan Purchase Agreements, of the Mortgage Notes, the Mortgages and the other documents relating to the Mortgage Loans delivered to the Custodian by, on behalf of or at the direction of the Depositor, SBRC, GCFP and AMCC, (x) the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us, and (xi) the absence of any agreement that supplements or otherwise modifies the express terms of the Agreements. In rendering this letter, we do not make any statement concerning the laws of any jurisdiction other than the federal laws of the United States of America.

                  In the course of acting as special counsel to the Depositor, SBRC, GCFP and AMCC in connection with the preparation of the Prospectus, we have generally reviewed and discussed with certain representatives of the Depositor, SBRC, GCFP, AMCC, SSBI, Greenwich

SIDLEY AUSTIN BROWN & WOOD                                            NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
July 31, 2001
Page 4



Capital and the other parties to the Agreements and their respective counsel (in addition to us) the information set forth in the Prospectus, other than any documents or information incorporated by reference in the Prospectus. In addition, we have reviewed loan summaries delivered to us by SBRC, GCFP and AMCC with respect to the SBRC Mortgage Loans, the GCFP Mortgage Loans and the AMCC Mortgage Loans, respectively; and we have undertaken a limited review of copies of certain environmental insurance policies and other selected Mortgage Loan documents with respect to certain SBRC Mortgage Loans, GCFP Mortgage Loans and AMCC Mortgage Loans. While we have not otherwise made any independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention that causes us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we make no statement as to: (i) any accounting, financial or statistical data or other information of that nature contained in or omitted from the Registration Statement or the Prospectus; (ii) any documents or information incorporated by reference in the Registration Statement or the Prospectus; or (iii) any information on or omitted from the diskette that accompanies the Prospectus. In that connection, we advise you that we have, as to materiality, relied to the extent we deemed appropriate upon the judgment of officers and representatives of the Depositor, SBRC, GCFP and AMCC. In addition, in that connection, we call to your attention that, with your knowledge and consent, except as stated above, we have not examined or otherwise reviewed any of the Mortgage Files, Servicing Files or any particular documents contained in such files or any other documents with respect to the Mortgage Loans.

                  When used in this letter, the term "attention" or any other word or phrase of similar import means the conscious awareness of facts or other information of solely those attorneys who are currently practicing law with Sidley Austin Brown & Wood and have been actively involved in representing the Depositor, SBRC, GCFP and AMCC in connection with any matters relating to the Transactions. With your permission, no attempt was made by such attorneys to gather information from any other attorneys currently practicing law with Sidley Austin Brown & Wood that may have represented the Depositor, SBRC, GCFP, AMCC or any of their respective affiliates in other matters or to review any files associated with those matters.

SIDLEY AUSTIN BROWN & WOOD                                            NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
July 31, 2001
Page 5

                  This letter is being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the statements made herein. This letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.

                                        Very truly yours,

                                  EXHIBIT L-2

                 FORM OF GCFP MORTGAGE LOAN PURCHASE AGREEMENT

                                  [See Tab 8]









                                     M-2-1

                        MORTGAGE LOAN PURCHASE AGREEMENT


         This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of July 25, 2001, between Greenwich Capital Financial Products, Inc. ("GCFP"), a Delaware corporation, as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

         GCFP desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

         SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the Mortgage Loans, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loans, the "Securitized Loans"). Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among SBMS VII, as depositor, Midland Loan Services, Inc., as master servicer (the "Master Servicer"), ORIX Real Estate Capital Markets, LLC, as special servicer (the "Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and The Chase Manhattan Bank as certificate administrator and as tax administrator (in such capacities, the "Certificate Administrator" and the "Tax Administrator", respectively). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that SBMS VII will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

         The Depositor will acquire some of the Other Loans from Salomon Brothers Realty Corp. ("SBRC") and the remaining Other Loans from Artesia Mortgage Capital Corporation ("AMCC"; and, together with GCFP, the "Other Loan Sellers").

         SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), J.P. Morgan Securities Inc. ("J.P. Morgan"), UBS Warburg LLC ("UBSW") and First Union Securities, Inc. ("First Union"), pursuant to an underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), among SBMS VII, SSBI, Greenwich Capital, J.P. Morgan, UBSW and First Union; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to SSBI, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), among SBMS VII and SSBI. The Registered Certificates are more fully described in the prospectus dated July 25, 2001 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated July 25, 2001 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the private placement memorandum dated July 25, 2001 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

         GCFP will indemnify SBMS VII, SSBI, Greenwich Capital, J.P. Morgan, UBSW, First Union and certain related parties with respect to the disclosure regarding the Mortgage Loans and GCFP contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of the date hereof (the "Indemnification Agreement"), among GCFP, SBMS VII, SSBI, Greenwich Capital, J.P. Morgan, UBSW and First Union.

         Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

         SECTION 1. Agreement to Purchase.


         The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on July 31, 2001 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on their respective due dates in July 2001 (individually, on a loan-by-loan basis, and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $331,924,214, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be as set forth in the price confirmation between the Seller and the Purchaser, and will include accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including the Cut-off Date to but not including the Closing Date, and shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto).

         SECTION 2. Conveyance of the Mortgage Loans.

         (a) Effective as of the Closing Date, subject only to its receipt and acceptance of the purchase price referred to in Section 1 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this

Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies received by the Seller on or with respect to the Mortgage Loans after the Cut-off Date and any Additional Collateral. The Seller shall, within 15 days of the discovery of an error on the Mortgage Loan Schedule, amend the Mortgage Loan Schedule and deliver to the Purchaser or its designee an amended Mortgage Loan Schedule. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

         (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

         (c) On or before the Closing Date, the Seller shall, at its expense, deliver or cause to be delivered to the Purchaser or its designee: (i) the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan; (ii) in the case of any Mortgage Loan that has an original principal balance of $15,000,000 or more, and whose Borrower is a single member limited liability company, an Opinion of Counsel to the effect that such Borrower will not dissolve upon the bankruptcy, dissolution, liquidation or death of the single member and that applicable law provides that creditors of the single member may only attach assets of the member, including membership interests in the Borrower, but not assets of the Borrower; and (iii) in the case of any Mortgage Loan that has an original principal balance of $20,000,000 or more, an Opinion of Counsel to the effect that the related Borrower will not be consolidated in any insolvency proceeding involving any other party. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the preceding sentence shall be the Trustee.

         If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File, solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall notify the Purchaser, in writing, of such delay (unless the Trustee shall have provided the Purchaser with an exception report indicating such delay), and the Seller shall deliver such documents to the Purchaser or its designee promptly upon the Seller's receipt thereof.

         In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, the following items, within 10 days following the Closing Date (or, if any of the following items are not in the actual possession of the Seller, within 30 days following the Closing Date): (i) copies of the Mortgage Files for the respective Mortgage Loans; (ii) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are necessary for the ongoing servicing and administration of the Mortgage Loans; and (iii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Purchaser. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) - (iii) of the preceding sentence shall be the Master Servicer.

         The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loans (as of the Closing Date or the most recent earlier date for which such date is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

         (d) The Seller shall be responsible for all reasonable costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer; and provided, further, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Seller shall obtain or cause to be obtained therefrom, and forward to the Purchaser or its designees, a certified copy of the recorded original. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, and the Seller receives notice to such effect from the Purchaser or its designee, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record.

         (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Seller.

         (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions reasonably required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

         SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review.

         The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as such remedies are otherwise limited by the terms of this Agreement.

         SECTION 4. Representations, Warranties and Covenants of the Seller.

         (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B.

         (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

         (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

     SECTION 4A. Representations, Warranties and Covenants of Purchaser.

     The Purchaser hereby represents and warrants, as of the Closing Date, that:


         (a) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

         (b) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (c) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (d) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

         (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

         (f) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

         (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

         SECTION 5. Notice of Breach; Cure, Repurchase and the Special Reserve Account.

         (a) If the Seller discovers or receives notice that there has been a Material Breach or a Material Document Defect, then, not later than the end of the applicable Initial Resolution Period, the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price provided for in the Pooling and Servicing Agreement, which Purchase Price shall be deposited or delivered in accordance with the directions of the Purchaser; provided that if (i) any such Material Breach or Material Document Defect, as the case may be, does not affect whether the Defective Mortgage Loan was, is or will continue to be, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, and (iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the applicable Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period equal to any applicable Resolution Extension Period, then the Seller shall have an additional period equal to any applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, on or after January 30, 2003, if the Seller receives notice of a Material Document Defect with respect to any Mortgage Loan, if such Material Document Defect constitutes a Recording Omission, and if such Mortgage Loan is still subject to the Pooling and Servicing Agreement and the Controlling Class Representative so consents in its sole discretion, then the Seller may establish a Recording Omission Reserve or a Recording Omission Credit as contemplated by
Section 5(c) in lieu of repurchasing such Mortgage Loan (but in no event later than such repurchase would have to have been completed and without diminishing its cure/repurchase obligations in respect of any other Material Document Defect or Material Breach relating to such Mortgage Loan). Any such repurchase of a Defective Mortgage Loan shall be on a whole loan, servicing released basis (subject to any right of a Designated Sub-Servicer to continue to sub-service such Defective Mortgage Loan as set forth in the related Designated Sub-Servicer Agreement). The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or a Material Document Defect, but if the Seller has actual knowledge of a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

         If a Material Document Defect exists with respect to any Mortgage Loan, if such Material Document Defect consists of the Seller's failure to deliver any related Specially Designated Mortgage Loan Document on or before the Closing Date, and if the Seller escrows with the Purchaser or its designees, in accordance with the Pooling and Servicing Agreement as in full force and effect on the Closing Date, within 15 days of the Closing Date, cash in the amount of 25% of the Cut-off Date Principal Balance of such Mortgage Loan (such cash amount, the "Purchase Price Security Deposit"), then the Initial Resolution Period applicable to the remediation of such Material Document Defect shall be extended until the 30th day following the Closing Date. Any Purchase Price Security Deposit shall be maintained in an account substantially similar to the Special Reserve Account (as defined below) and will be subject to investment at the direction and for the benefit of the Seller in substantially the same manner, and subject to substantially the same conditions, as funds in the Special Reserve Account. The Seller may obtain a release of the Purchase Price Security Deposit for any Mortgage Loan (net of any amounts payable therefrom pursuant to the Pooling and Servicing Agreement as in full force and effect on the Closing Date), together with any related investment income, upon such Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect being remedied in all material respects.

         If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase, at the request of the Seller, the Purchaser or its designee shall use reasonable efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that, if such Cross-Collateralized Group is still subject to the Pooling and Servicing Agreement, then no such termination shall be effected unless and until the Seller has delivered or caused to be delivered to the Purchaser and its designees: (i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates and (iii) written consent to such termination from the Controlling Class Representative, which consent may be granted or withheld in its sole discretion; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser or its designees pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

         If any Defective Mortgage Loan is to be repurchased as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and shall forward such amended schedule to the Purchaser.

         It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to a Breach or Document Defect.

         Notwithstanding anything herein to the contrary, the parties hereto understand and agree that if a Material Document Defect or a Material Breach existed with respect to any Mortgage Loan at the time it became an REO Mortgage Loan and either (i) the Seller had discovered or been notified of such Material Document Defect or Material Breach at least 90 days prior to such Mortgage Loan's becoming an REO Mortgage Loan or (ii) such Material Document Defect or Material Breach, regardless of whether it was yet discovered as of the date that such Mortgage Loan became an REO Mortgage Loan, materially and adversely affects the value of the related REO Property or the interests of the Certificateholders therein, then the Seller shall have the same cure/repurchase obligations with respect to such Material Document Defect or Material Breach and such related REO Property as it would have had with respect to the subject Mortgage Loan, if it were still outstanding.

         (b) It shall be a condition to any repurchase of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that (i) the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder and (ii) the Purchaser or its assignee shall release or cause the release to the Seller or its designee of the Mortgage File, any Additional Collateral, all insurance policies and proceeds thereunder, the Servicing File and any Escrow Payments and/or Reserve Funds held by or on behalf of the Purchaser (or its assignee) with respect to such Mortgage Loan.

         (c) If, on or after January 30, 2003, the Seller receives notice of a Material Document Defect with respect to any Mortgage Loan, which Material Document Defect constitutes a Recording Omission, then the Seller may, with the consent of the Purchaser or its designee, in lieu of repurchasing such Mortgage Loan (as and to the extent contemplated by Section 5(a)), but in no event later than such repurchase would have to have been completed, establish a Recording Omission Credit or a Recording Omission Reserve with the Master Servicer in accordance with the Pooling and Servicing Agreement. In furtherance of the preceding sentence, the Purchaser or its designee shall establish one or more accounts (individually and collectively, the "Special Reserve Account"), each of which shall be an Eligible Account, and the Purchaser or its designee shall deposit any Recording Omission Reserve into the Special Reserve Account within one Business Day of receipt. The Seller may direct the Purchaser to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser shall act upon the written instructions of the Seller with respect to the investment of funds in the Special Reserve Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Seller, the Purchaser shall have no obligation to invest or direct the investment of funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the Seller and shall be withdrawn by the Purchaser or its designee and remitted to the Seller on each Master Servicer Remittance Date (net of any losses incurred), and the Seller shall remit to the Purchaser from the Seller's own funds for deposit into such Special Reserve Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Seller shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Special Reserve Account. Neither the Purchaser nor any of its designees shall have any responsibility or liability with respect to the investment directions of the Seller, the investment of funds in the Special Reserve Account in Permitted Investments or any losses resulting therefrom. A Recording Omission Credit shall (i) entitle the Purchaser or its designee to draw upon the Recording Omission Credit on behalf of the Purchaser upon presentation of only a sight draft or other written demand for payment, (ii) permit multiple draws by the Purchaser or its designee, and (iii) be issued by such issuer and containing such other terms as the Purchaser or its designee may reasonably require to make such Recording Omission Credit reasonably equivalent security to a Recording Omission Reserve in the same amount. Once a Recording Omission Reserve or Recording Omission Credit is established with respect to any Mortgage Loan, the Purchaser or its designee shall, from time to time, withdraw funds from the related Special Reserve Account or draw upon the related Recording Omission Credit, as the case may be, and apply the proceeds thereof to pay the losses or expenses directly incurred by the Purchaser or its designee as a result of a Recording Omission. The Recording Omission Reserve or Recording Omission Credit or any unused balance thereof with respect to each Mortgage Loan will be released to the Seller by the Purchaser upon the earlier of the Seller's cure of all Recording Omissions with respect to such Mortgage Loan (provided that the Purchaser has been reimbursed with respect to all losses and expenses relating to Recording Omissions with respect to such Mortgage Loan) or such

Mortgage Loan no longer being a part of the Trust Fund under the Pooling and Servicing Agreement.

         SECTION 6. Closing.

         (a) The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley Austin Brown & Wood, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

         (b) The Closing shall be subject to each of the following conditions:

         (i) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or such other date as specified in Exhibit C;

         (ii) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as it affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

         (iii) The Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

         (iv) All other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

         (v) The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

         (vi) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

         (c) Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

         SECTION 7. Closing Documents.

         The Closing Documents shall consist of the following:

         (a) this Agreement duly executed and delivered by the Purchaser and the Seller;

         (b) the Indemnification Agreement duly executed and delivered by the Seller, the Purchaser and each of SSBI, Greenwich Capital, J.P. Morgan, UBSW and First Union.

         (c) the Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

         (d) an Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, SSBI, Greenwich Capital, J.P. Morgan, UBSW, First Union and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in clause (g) below;

         (e) a certificate of good standing with respect to the Seller issued by the Secretary of State of the State of New York dated not earlier than 10 days prior to the Closing Date;

         (f) a certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

         (g) resolutions of the Seller authorizing the transactions contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

         (h) a written opinion of counsel for the Seller, which may be delivered by in-house counsel, substantially in the form of Exhibit D-3A hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

         (i) a written opinion of Sidley Austin Brown & Wood, as special counsel for the Seller, substantially in the form of Exhibit D-3B hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

         (j) such other written opinions as may be required by either Rating Agency (including, without limitation, a favorable opinion as to the "true sale" characterization of the transfer of the Mortgage Loans contemplated by this Agreement);

         (k) a written letter of Sidley Austin Brown & Wood, as special counsel to the Seller, substantially in the Form of Exhibit D-3C, relating to the disclosure in the Prospectus regarding the Mortgage Loans and GCFP, dated the Closing Date and addressed to the Purchaser and each of the other Interested Parties (except for the Rating Agencies); and

         (l) one or more accountants' comfort letters, addressed, and in form and substance reasonably acceptable, to SSBI, Greenwich Capital, J.P. Morgan, UBSW and First Union relating to the information regarding the Mortgage Loans contained in the Prospectus and Memorandum that is of a statistical nature.

         SECTION 8. Costs.

         Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by the parties in accordance with the terms of that certain Term Sheet, dated May 29, 2001 (the "Term Sheet"), between the Seller, SBRC and AMCC.

         SECTION 9. Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, attention: Angela Vleck, facsimile no.: 212-816-8307, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 600 Steamboat Road, Greenwich Connecticut 06830, attention: Mark Jarrell, facsimile no.: 203-618-2134, or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

         SECTION 10. Characterization.

         The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off
Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

         SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser.

         SECTION 12. Severability of Provisions.

         Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

         SECTION 13. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         SECTION 2. GOVERNING LAW.

         THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

         SECTION 14. Further Assurances.

         The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

         SECTION 15. Successors and Assigns.

         The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, SBMS VII is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

         SECTION 16. Amendments.

         (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

         (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects the Seller, shall be effective against the Seller.

         SECTION 17. Entire Agreement.

         Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                                                     GREENWICH CAPITAL FINANCIAL
                                                     PRODUCTS, INC.


                                                     By:
                                                          ----------------------
                                                     Name:
                                                     Title:


                                                     SALOMON BROTHERS MORTGAGE
                                                     SECURITIES VII, INC.



                                                     By:
                                                          ----------------------
                                                     Name:
                                                     Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                             [See Attached Schedule]


   CONTROL
   NUMBER            LOAN / PROPERTY NAME                 LOAN NUMBER      ORIGINATOR               PROPERTY ADDRESS
     102      Van Ness Post Centre                        03-0812063          GCFP       1200 Van Ness Avenue
     103      90 William Street                           03-0810416          GCFP       90 William Street
     104      Ironwood Apartments                         03-0810277          GCFP       2742 Jeanetta Road
     106      Union Square Marketplace Shopping Center    11965               GCFP       1604-1800 Decoto Road and 34536-34696
                                                                                         Alvarado-Niles Road
     107      Sterling Plaza Shopping Center              12014               GCFP       22330-22360 Sterling Boulevard
     108      Metro Park                                  11980               GCFP       6350 Walker Lane
     111      Greenhouse Marketplace Shopping Center      11806               GCFP       699 Lewelling Boulevard
     117      Telephone Road Plaza                        03-0810229          GCFP       4714, 4718, 4722, 4726, 4730, 4732,
                                                                                         4738, 4744, 4756 Telephone Road and
                                                                                         1440 Eastman Avenue
     124      Washington Corners                          03-0812055          GCFP       47 East Chicago Avenue
     125      Parkwood Plaza Shopping Center              03-0810249          GCFP       8012, 8014, 8086 North Cedar Avenue
                                                                                         and 1540, 1570, 1590 East Nees Avenue
     127      Quail Run                                   03-0812058          GCFP       33099 Willow Lane
     133      Vineyard Shopping Center                    11995               GCFP       5100 Clayton Road
     135      Westfield Stop & Shop                       03-0810422          GCFP       57-59 Main Street
     136      La Paz Shopping Center                      03-0810278          GCFP       25232-25342 McIntyre Street
     137      Midway Plaza                                400020              GCFP       5031-5051 West Irlo Bronson
                                                                                         Memorial Highway
     138      4455-4461 West Vine Street                  400019              GCFP       4455-4461 West Vine Street
     139      6600-6602 International Drive               400018              GCFP       6600-6602 International Drive
     140      390 North Moorpark Road                     03-0810292          GCFP       390 North Moorpark Road
     147      125 Middlesex Turnpike                      03-0810425          GCFP       125 Middlesex Turnpike
     152      1212 Boston Post Road                       03-0812027          GCFP       1212 Boston Post Road
     162      Candlewood Suites - Dallas Market Center    11517               GCFP       7930 North Stemmons Freeway
     166      Mountain View Plaza                         03-0810260          GCFP       9705 North Thornydale Road
     167      Crowne Plaza Dayton                         03-0812059          GCFP       33 East Fifth Street
     172      Century Office Building                     03-0812068          GCFP       21500 Haggerty Road
     174      EXECUCENTER                                 03-0810283          GCFP       2900-2960 Camino Diablo
     189      North Melrose Self Storage                  11932               GCFP       1317 North Melrose Drive
     190      Menlo Office Buildings                      10728               GCFP       3705 & 3723 Haven Avenue
     198      645-655 Massachusetts Avenue,               03-0810419          GCFP       645-655 Massachusetts Avenue,
              10-50 Prospect Street, and                                                 10-50 Prospect Street, and
              112-116 Bishop Allen Drive                                                 112-116 Bishop Allen Drive
     199      Gateway Business Park Building D            03-0810308          GCFP       3525 East Post Road
     204      Cherry Creek 24 Hour Fitness Facility       03-0810258          GCFP       4120 East Alameda Avenue
     205      Raymour & Flanigan Shopping Center          12125               GCFP       3130 State Road (Routes 5 & 20)
     206      33 Las Colinas Lane                         03-0810288          GCFP       33 Las Colinas Lane
     208      4015 Medina Road                            03-0810208          GCFP       4015 Medina Road
     210      7930 Belt Line Road                         03-0810272          GCFP       7930 Belt Line Road
     214      Ramada Limited - Northville                 03-0812050          GCFP       21100 Haggerty Road
     220      Summit Square Shopping Center               03-0812053          GCFP       14126 West Center Road
     222      Livermore Gateway Business Park             03-0812066          GCFP       101-121 Pullman Street
     223      668 Stillwater Avenue                       03-0810287          GCFP       668 Stillwater Avenue
     224      Charleston Buffalo Plaza                    03-0810280          GCFP       1151 & 1181 South Buffalo Drive
     227      5705 Johnston Street                        03-0810309          GCFP       5705 Johnston Street
     228      11114-11120 West Broad Street               03-0810296          GCFP       11114-11120 West Broad Street
     231      372 West Ontario Building                   03-0812052          GCFP       372 West Ontario Street
     233      Eckerd Drugstore                            03-0810701          GCFP       505 Black Horse Pike
     234      Eckerd Waldorf                              400023              GCFP       3385 Crain Highway
     235      1000 North Jefferson Street                 03-0810293          GCFP       1000 North Jefferson Street
     237      7537 West Thomas Road                       03-0810290          GCFP       7537 West Thomas Road
     243      100 DeVilbiss Drive                         03-0810424          GCFP       100 DeVilbiss Drive
     244      Palm Crest Apartments                       03-0812605          GCFP       9900 Riverside Drive
-------------------------------------------------------------------------------------------------------------------------------
     245      Newton & Wellesley Portfolio                03-0810420          GCFP
    245a      571 Washington Street                       03-0810420b                    8 Grove Street & 571 Washington Street
    245b      739 Beacon Street                           03-0810420a                    739 Beacon Street
-------------------------------------------------------------------------------------------------------------------------------
     248      1516 East Bethany Home Road                 03-0810234          GCFP       1516 East Bethany Home Road
     249      Wynnton Apartments                          03-0812604          GCFP       2000 Wynnton Road
     250      AA Access Self Storage                      03-0810289          GCFP       1518 West 3300 South
     254      Ashley Diane and Woodlawn Apartments        400017              GCFP       210 & 235 East 8680 South
     258      2980 Northwest 74th Avenue                  400013              GCFP       2980 Northwest 74th Avenue
     259      Baumann Industrial Plaza                    400015              GCFP       7011-7023 South 700 West
     261      San Jacinto Manor                           03-0810662          GCFP       206 West Avenue P
     263      Lamps Plus                                  11892               GCFP       4902 Stevens Creek Boulevard
     267      5th Street Center                           400014              GCFP       1324 East 5th Street
     269      4101 Calloway Drive                         03-0810702          GCFP       4101 Calloway Drive
     272      Market Street Apartments                    400021              GCFP       2376 and 2392-2400 East Market Street



                                                                                                                        PROPERTY
   CONTROL                                                                                                  PROPERTY    SIZE UNIT
   NUMBER            LOAN / PROPERTY NAME                                  CITY      STATE       ZIP CODE      SIZE       TYPE
     102      Van Ness Post Centre                                  San Francisco     CA         94109        108,515      SF
     103      90 William Street                                     New York          NY         10038        173,249      SF
     104      Ironwood Apartments                                   Houston           TX         77063            288    Units
     106      Union Square Marketplace Shopping Center              Union City        CA         94587        189,445      SF
     107      Sterling Plaza Shopping Center                        Sterling          VA         20164        152,662      SF
     108      Metro Park                                            Springfield       VA         22310        129,102      SF
     111      Greenhouse Marketplace Shopping Center                San Leandro       CA         94579        103,029      SF
     117      Telephone Road Plaza                                  Ventura           CA         93003        120,140      SF


     124      Washington Corners                                    Naperville        IL         60540         59,835      SF
     125      Parkwood Plaza Shopping Center                        Fresno            CA         93720         78,567      SF

     127      Quail Run                                             Lenox Township    MI         48048            340     Pads
     133      Vineyard Shopping Center                              Concord           CA         94521        153,366      SF
     135      Westfield Stop & Shop                                 Westfield         MA         01085         66,272      SF
     136      La Paz Shopping Center                                Laguna Hills      CA         92653         86,164      SF

     137      Midway Plaza                                          Kissimmee         FL         34746         29,089      SF
     138      4455-4461 West Vine Street                            Kissimmee         FL         34746         12,100      SF
     139      6600-6602 International Drive                         Orlando           FL         32819          4,663      SF
     140      390 North Moorpark Road                               Thousand Oaks     CA         93160         58,420      SF
     147      125 Middlesex Turnpike                                Bedford           MA         01730        147,000      SF
     152      1212 Boston Post Road                                 Milford           CT         06460         59,200      SF
     162      Candlewood Suites - Dallas Market Center              Dallas            TX         75247            150    Rooms
     166      Mountain View Plaza                                   Tucson            AZ         85742         63,635      SF
     167      Crowne Plaza Dayton                                   Dayton            OH         45402            283    Rooms
     172      Century Office Building                               Farmington Hills  MI         48335         46,676      SF
     174      EXECUCENTER                                           Walnut Creek      CA         94596         55,433      SF
     189      North Melrose Self Storage                            Vista             CA         92083        120,900      SF
     190      Menlo Office Buildings                                Menlo Park        CA         94025         24,161      SF
     198      645-655 Massachusetts Avenue,                         Cambridge         MA         02139         26,861      SF
              10-50 Prospect Street, and
              112-116 Bishop Allen Drive
     199      Gateway Business Park Building D                      Las Vegas         NV         89120         53,565      SF
     204      Cherry Creek 24 Hour Fitness Facility                 Denver            CO         80246         36,181      SF
     205      Raymour & Flanigan Shopping Center                    Canandaigua       NY         14424        105,704      SF
     206      33 Las Colinas Lane                                   San Jose          CA         95119         18,803      SF
     208      4015 Medina Road                                      Bath Township     OH         44333         30,000      SF
     210      7930 Belt Line Road                                   Dallas            TX         75240         13,905      SF
     214      Ramada Limited - Northville                           Northville        MI         48167            125    Rooms
     220      Summit Square Shopping Center                         Omaha             NE         68144         29,519      SF
     222      Livermore Gateway Business Park                       Livermore         CA         94550         46,800      SF
     223      668 Stillwater Avenue                                 Bangor            ME         04401         29,129      SF
     224      Charleston Buffalo Plaza                              Las Vegas         NV         89117         25,673      SF
     227      5705 Johnston Street                                  Lafayette         LA         70503         30,000      SF
     228      11114-11120 West Broad Street                         Glen Allen        VA         23059         17,029      SF
     231      372 West Ontario Building                             Chicago           IL         60610         39,689      SF
     233      Eckerd Drugstore                                      Pleasantville     NJ         08232         10,908      SF
     234      Eckerd Waldorf                                        Waldorf           MD         20603         10,908      SF
     235      1000 North Jefferson Street                           Indianola         IA         50125         15,120      SF
     237      7537 West Thomas Road                                 Phoenix           AZ         85033         17,108      SF
     243      100 DeVilbiss Drive                                   Somerset          PA         15501        155,227      SF
     244      Palm Crest Apartments                                 Coral Springs     FL         33071             44    Units
-----------------------------------------------------------------------------------------------------------------------------------
     245      Newton & Wellesley Portfolio                                                                     14,188      SF
    245a      571 Washington Street                                 Wellesley         MA         02482         10,953      SF
    245b      739 Beacon Street                                     Newton            MA         02459          3,235      SF
-----------------------------------------------------------------------------------------------------------------------------------
     248      1516 East Bethany Home Road                           Phoenix           AZ         85012         26,526      SF
     249      Wynnton Apartments                                    Columbus          GA         31906             72    Units
     250      AA Access Self Storage                                Ogden             UT         84401        116,705      SF
     254      Ashley Diane and Woodlawn Apartments                  Sandy             UT         84070             48    Units
     258      2980 Northwest 74th Avenue                            Miami             FL         33122         42,316      SF
     259      Baumann Industrial Plaza                              Midvale           UT         84047         30,006      SF
     261      San Jacinto Manor                                     Deer Park         TX         77536             96     Beds
     263      Lamps Plus                                            San Jose          CA         95129         10,599      SF
     267      5th Street Center                                     Carson City       NV         89701         70,430      SF
     269      4101 Calloway Drive                                   Bakersfield       CA         93312          2,844      SF
     272      Market Street Apartments                              Akron             OH         44312             37    Units

                                                                               CROSS COLLATER-
                                                             CROSS             ALIZED MORTGAGE
                                                           COLLATER-            LOAN GROUP
                                                            ALIZED             AGGREGATE CUT-                      ORIGINAL
    CONTROL                                               (MORTGAGE         OFF DATE PRINCIPAL      OWNERSHIP      PRINCIPAL
    NUMBER           LOAN / PROPERTY NAME                 LOAN GROUP)             BALANCE           INTEREST        BALANCE
      102     Van Ness Post Centre                           No               19,074,366         Fee Simple        19,100,000
      103     90 William Street                              No               18,720,068         Fee Simple        18,800,000
      104     Ironwood Apartments                            No               17,233,985         Fee Simple        17,300,000
      106     Union Square Marketplace Shopping Center       No               15,936,244         Fee Simple        16,000,000
      107     Sterling Plaza Shopping Center                 No               15,567,216         Fee Simple        15,600,000
      108     Metro Park                                     No               15,438,960         Fee Simple        15,500,000
      111     Greenhouse Marketplace Shopping Center         No               13,471,741         Fee Simple        13,500,000
      117     Telephone Road Plaza                           No               11,331,900         Fee Simple        11,400,000
      124     Washington Corners                             No                9,163,196         Fee Simple         9,200,000
      125     Parkwood Plaza Shopping Center                 No                9,116,838         Fee Simple         9,150,000
      127     Quail Run                                      No                9,079,963         Fee Simple         9,100,000
      133     Vineyard Shopping Center                       No                8,432,475         Fee Simple         8,450,000
      135     Westfield Stop & Shop                          No                8,367,487         Fee Simple         8,400,000
      136     La Paz Shopping Center                         No                8,267,185         Fee Simple         8,300,000
      137     Midway Plaza                                Yes (X1)             8,220,971         Fee Simple         5,684,000
      138     4455-4461 West Vine Street                  Yes (X1)             8,220,971         Fee Simple         1,359,000
      139     6600-6602 International Drive               Yes (X1)             8,220,971         Fee Simple         1,197,000
      140     390 North Moorpark Road                        No                8,173,963         Fee Simple         8,192,000
      147     125 Middlesex Turnpike                         No                7,347,354         Fee Simple         7,375,000
      152     1212 Boston Post Road                          No                6,871,371         Fee Simple         6,925,000
      162     Candlewood Suites - Dallas Market Center       No                6,064,169         Fee Simple         6,100,000
      166     Mountain View Plaza                            No                6,026,000         Fee Simple         6,026,000
      167     Crowne Plaza Dayton                            No                5,999,231         Fee Simple         6,021,000
      172     Century Office Building                        No                5,493,053         Fee Simple         5,500,000
      174     EXECUCENTER                                    No                5,488,474         Fee Simple         5,500,000
      189     North Melrose Self Storage                     No                4,391,230         Fee Simple         4,400,000
      190     Menlo Office Buildings                         No                4,377,224         Fee Simple         4,400,000
      198     645-655 Massachusetts Avenue                   No                4,082,707         Fee Simple         4,100,000
              10-50 Prospect Street, and
              112-116 Bishop Allen Drive
      199     Gateway Business Park Building D               No                4,056,395         Fee Simple         4,067,000
      204     Cherry Creek 24 Hour Fitness Facility          No                3,782,204         Fee Simple         3,800,000
      205     Raymour & Flanigan Shopping Center             No                3,742,077         Fee Simple         3,750,000
      206     33 Las Colinas Lane                            No                3,684,410         Fee Simple         3,700,000
      208     4015 Medina Road                               No                3,518,890         Fee Simple         3,550,000
      210     7930 Belt Line Road                            No                3,482,957         Fee Simple         3,500,000
      214     Ramada Limited - Northville                    No                3,398,170         Fee Simple         3,423,000
      220     Summit Square Shopping Center                  No                3,236,744         Fee Simple         3,250,000
      222     Livermore Gateway Business Park                No                3,205,600         Fee Simple         3,213,000
      223     668 Stillwater Avenue                          No                3,067,478         Fee Simple         3,075,000
      224     Charleston Buffalo Plaza                       No                2,987,380         Fee Simple         3,000,000
      227     5705 Johnston Street                           No                2,944,466         Fee Simple         2,950,500
      228     11114-11120 West Broad Street                  No                2,942,538         Fee Simple         2,950,000
      231     372 West Ontario Building                      No                2,838,299         Fee Simple         2,850,000
      233     Eckerd Drugstore                               No                2,715,236         Fee Simple         2,726,000
      234     Eckerd Waldorf                                 No                2,704,662         Fee Simple         2,710,000
      235     1000 North Jefferson Street                    No                2,697,178         Fee Simple         2,704,000
      237     7537 West Thomas Road                          No                2,568,965         Fee Simple         2,580,000
      243     100 DeVilbiss Drive                            No                2,191,818         Fee Simple         2,200,000
      244     Palm Crest Apartments                          No                2,170,200         Fee Simple         2,175,000
----------------------------------------------------------------------------------------------------------------------------------
      245     Newton & Wellesley Portfolio                   No                2,091,142                            2,100,000
     245a     571 Washington Street                                                              Fee Simple         1,220,000
     245b     739 Beacon Street                                                                  Fee Simple           880,000
----------------------------------------------------------------------------------------------------------------------------------
      248     1516 East Bethany Home Road                    No                1,985,964         Fee Simple         2,000,000
      249     Wynnton Apartments                             No                1,899,761         Fee Simple         1,910,000
      250     AA Access Self Storage                         No                1,868,109         Fee Simple         1,875,000
      254     Ashley Diane and Woodlawn Apartments           No                1,683,984         Fee Simple         1,690,000
      258     2980 Northwest 74th Avenue                     No                1,411,237         Fee Simple         1,420,000
      259     Baumann Industrial Plaza                       No                1,382,133         Fee Simple         1,390,000
      261     San Jacinto Manor                              No                1,322,154         Fee Simple         1,350,000
      263     Lamps Plus                                     No                1,296,836         Fee Simple         1,300,000
      267     5th Street Center                              No                1,261,891         Fee Simple         1,270,000
      269     4101 Calloway Drive                            No                1,109,889         Fee Simple         1,115,000
      272     Market Street Apartments                       No                  938,078         Fee Simple           940,000

                                                                MASTER               INTEREST
CONTROL                                             MORTGAGE   SERVICING   RATE      ACCRUAL
NUMBER           LOAN / PROPERTY NAME                 RATE     FEE RATE    TYPE       METHOD        LOAN TYPE  NOTE DATE
  102     Van Ness Post Centre                       7.3100%   0.1400%     Fixed    Actual/360       Balloon    04/03/01
  103     90 William Street                          8.0850%   0.1400%     Fixed    Actual/360       Balloon    11/13/00
  104     Ironwood Apartments                        7.4300%   0.1400%     Fixed    Actual/360       Balloon    01/29/01
  106     Union Square Marketplace Shopping Center   7.2100%   0.1300%     Fixed    Actual/360       Balloon    01/17/01
  107     Sterling Plaza Shopping Center             7.3530%   0.1300%     Fixed    Actual/360       Balloon    03/16/01
  108     Metro Park                                 7.2700%   0.1300%     Fixed    Actual/360       Balloon    01/19/01
  111     Greenhouse Marketplace Shopping Center     7.3700%   0.1300%     Fixed    Actual/360       Balloon    03/19/01
  117     Telephone Road Plaza                       8.7100%   0.1400%     Fixed    Actual/360       Balloon    06/09/00
  124     Washington Corners                         7.1900%   0.1400%     Fixed    Actual/360       Balloon    01/09/01
  125     Parkwood Plaza Shopping Center             7.6900%   0.1400%     Fixed    Actual/360       Balloon    01/10/01
  127     Quail Run                                  7.1500%   0.1900%     Fixed    Actual/360       Balloon    03/30/01
  133     Vineyard Shopping Center                   7.4100%   0.1300%     Fixed    Actual/360       Balloon    03/01/01
  135     Westfield Stop & Shop                      8.0000%   0.2100%     Fixed    Actual/360       Balloon    12/28/00
  136     La Paz Shopping Center                     7.2500%   0.1400%     Fixed    Actual/360       Balloon    01/08/01
  137     Midway Plaza                               7.9200%   0.1400%     Fixed    Actual/360       Balloon    02/28/01
  138     4455-4461 West Vine Street                 7.9200%   0.1400%     Fixed    Actual/360       Balloon    02/28/01
  139     6600-6602 International Drive              7.9200%   0.1400%     Fixed    Actual/360       Balloon    02/28/01
  140     390 North Moorpark Road                    7.1500%   0.1400%     Fixed    Actual/360       Balloon    03/20/01
  147     125 Middlesex Turnpike                     7.5200%   0.1400%     Fixed    Actual/360       Balloon    01/11/01
  152     1212 Boston Post Road                      8.6500%   0.1400%     Fixed    Actual/360       Balloon    03/02/00
  162     Candlewood Suites - Dallas Market Center   9.0000%   0.1300%     Fixed    Actual/360       Balloon    11/29/00
  166     Mountain View Plaza                        7.9600%   0.1400%     Fixed    Actual/360      IO/Balloon  11/14/00
  167     Crowne Plaza Dayton                        8.2500%   0.1400%     Fixed    Actual/360       Balloon    02/28/01
  172     Century Office Building                    7.5500%   0.1900%     Fixed    Actual/360       Balloon    04/18/01
  174     EXECUCENTER                                7.3650%   0.1400%     Fixed    Actual/360       Balloon    03/12/01
  189     North Melrose Self Storage                 7.5800%   0.1300%     Fixed    Actual/360       Balloon    03/15/01
  190     Menlo Office Buildings                     8.2600%   0.1300%     Fixed    Actual/360       Balloon    09/29/00
  198     645-655 Massachusetts Avenue               7.6050%   0.1400%     Fixed    Actual/360       Balloon    12/20/00
          10-50 Prospect Street, and
          112-116 Bishop Allen Drive,
  199     Gateway Business Park Building D           7.4500%   0.1400%     Fixed    Actual/360       Balloon    02/22/01
  204     Cherry Creek 24 Hour Fitness Facility      8.6600%   0.1400%     Fixed    Actual/360       Balloon    09/22/00
  205     Raymour & Flanigan Shopping Center         7.3300%   0.1300%     Fixed    Actual/360       Balloon    03/19/01
  206     33 Las Colinas Lane                        7.6100%   0.1400%     Fixed    Actual/360       Balloon    12/19/00
  208     4015 Medina Road                           8.3700%   0.1400%     Fixed    Actual/360       Balloon    01/31/00
  210     7930 Belt Line Road                        8.1500%   0.1400%     Fixed    Actual/360       Balloon    10/02/00
  214     Ramada Limited - Northville                9.1700%   0.1900%     Fixed    Actual/360       Balloon    09/28/00
  220     Summit Square Shopping Center              7.7600%   0.1400%     Fixed    Actual/360       Balloon    12/28/00
  222     Livermore Gateway Business Park            7.9300%   0.1400%     Fixed    Actual/360       Balloon    02/22/01
  223     668 Stillwater Avenue                      7.7000%   0.1400%     Fixed    Actual/360       Balloon    02/20/01
  224     Charleston Buffalo Plaza                   8.1300%   0.1400%     Fixed    Actual/360       Balloon    11/27/00
  227     5705 Johnston Street                       7.4700%   0.1400%     Fixed    Actual/360       Balloon    03/22/01
  228     11114-11120 West Broad Street              7.5700%   0.1400%     Fixed    Actual/360       Balloon    01/30/01
  231     372 West Ontario Building                  7.7300%   0.1400%     Fixed    Actual/360       Balloon    12/06/00
  233     Eckerd Drugstore                           7.8000%   0.1400%     Fixed    Actual/360       Balloon    02/16/01
  234     Eckerd Waldorf                             7.6300%   0.1400%     Fixed    Actual/360       Balloon    03/28/01
  235     1000 North Jefferson Street                7.5800%   0.1400%     Fixed    Actual/360       Balloon    02/01/01
  237     7537 West Thomas Road                      7.5400%   0.1400%     Fixed    Actual/360       Balloon    12/15/00
  243     100 DeVilbiss Drive                        7.5600%   0.1400%     Fixed    Actual/360       Balloon    01/11/01
  244     Palm Crest Apartments                      7.1400%   0.1400%     Fixed    Actual/360       Balloon    03/23/01
--------------------------------------------------------------------------------------------------------------------------
  245     Newton & Wellesley Portfolio               7.6050%   0.1400%     Fixed    Actual/360       Balloon    12/20/00
 245a     571 Washington Street
 245b     739 Beacon Street
--------------------------------------------------------------------------------------------------------------------------
  248     1516 East Bethany Home Road                 8.0300%  0.1400%     Fixed    Actual/360       Balloon    11/27/00
  249     Wynnton Apartments                          7.7300%  0.1400%     Fixed    Actual/360       Balloon    10/16/00
  250     AA Access Self Storage                      7.6200%  0.1400%     Fixed    Actual/360       Balloon    01/08/01
  254     Ashley Diane and Woodlawn Apartments        7.7800%  0.1400%     Fixed    Actual/360       Balloon    01/30/01
  258     2980 Northwest 74th Avenue                  8.0200%  0.1400%     Fixed    Actual/360       Balloon    12/04/00
  259     Baumann Industrial Plaza                    7.6300%  0.1400%     Fixed    Actual/360       Balloon    01/10/01
  261     San Jacinto Manor                           8.7300%  0.1400%     Fixed    Actual/360       Balloon    07/30/99
  263     Lamps Plus                                  7.7200%  0.1300%     Fixed    Actual/360       Balloon    02/01/01
  267     5th Street Center                           7.8200%  0.1400%     Fixed    Actual/360       Balloon    12/21/00
  269     4101 Calloway Drive                         8.1100%  0.1400%     Fixed    Actual/360         ARD      03/09/01
  272     Market Street Apartments                    7.4700%  0.1400%     Fixed    Actual/360       Balloon    03/22/01

                                                       ANTICI-    SCHED-
                                                        PATED      ULED
CONTROL                                                 REPAY-   MATURITY
NUMBER           LOAN / PROPERTY NAME                 MENT DATE    DATE
  102     Van Ness Post Centre                           NAP     05/01/11
  103     90 William Street                              NAP     12/01/10
  104     Ironwood Apartments                            NAP     02/01/11
  106     Union Square Marketplace Shopping Center       NAP     02/01/11
  107     Sterling Plaza Shopping Center                 NAP     04/01/11
  108     Metro Park                                     NAP     02/01/11
  111     Greenhouse Marketplace Shopping Center         NAP     04/01/11
  117     Telephone Road Plaza                           NAP     07/01/10
  124     Washington Corners                             NAP     02/01/11
  125     Parkwood Plaza Shopping Center                 NAP     02/01/11
  127     Quail Run                                      NAP     04/01/11
  133     Vineyard Shopping Center                       NAP     04/01/11
  135     Westfield Stop & Shop                          NAP     01/01/11
  136     La Paz Shopping Center                         NAP     02/01/11
  137     Midway Plaza                                   NAP     03/01/11
  138     4455-4461 West Vine Street                     NAP     03/01/11
  139     6600-6602 International Drive                  NAP     03/01/11
  140     390 North Moorpark Road                        NAP     04/01/11
  147     125 Middlesex Turnpike                         NAP     02/01/08
  152     1212 Boston Post Road                          NAP     04/01/10
  162     Candlewood Suites - Dallas Market Center       NAP     12/01/10
  166     Mountain View Plaza                            NAP     12/01/10
  167     Crowne Plaza Dayton                            NAP     03/01/11
  172     Century Office Building                        NAP     05/01/11
  174     EXECUCENTER                                    NAP     04/01/11
  189     North Melrose Self Storage                     NAP     04/01/11
  190     Menlo Office Buildings                         NAP     10/01/10
  198     645-655 Massachusetts Avenue                   NAP     01/01/11
          10-50 Prospect Street, and
          112-116 Bishop Allen Drive,
  199     Gateway Business Park Building D               NAP     03/01/11
  204     Cherry Creek 24 Hour Fitness Facility          NAP     10/01/10
  205     Raymour & Flanigan Shopping Center             NAP     04/01/11
  206     33 Las Colinas Lane                            NAP     01/01/11
  208     4015 Medina Road                               NAP     03/01/10
  210     7930 Belt Line Road                            NAP     11/01/10
  214     Ramada Limited - Northville                    NAP     10/01/10
  220     Summit Square Shopping Center                  NAP     01/01/11
  222     Livermore Gateway Business Park                NAP     03/01/11
  223     668 Stillwater Avenue                          NAP     03/01/11
  224     Charleston Buffalo Plaza                       NAP     12/01/10
  227     5705 Johnston Street                           NAP     04/01/11
  228     11114-11120 West Broad Street                  NAP     03/01/11
  231     372 West Ontario Building                      NAP     01/01/11
  233     Eckerd Drugstore                               NAP     03/01/11
  234     Eckerd Waldorf                                 NAP     04/01/11
  235     1000 North Jefferson Street                    NAP     03/01/11
  237     7537 West Thomas Road                          NAP     01/01/11
  243     100 DeVilbiss Drive                            NAP     02/01/11
  244     Palm Crest Apartments                          NAP     04/01/11
--------------------------------------------------------------------------
  245     Newton & Wellesley Portfolio                   NAP     01/01/11
 245a     571 Washington Street
 245b     739 Beacon Street
--------------------------------------------------------------------------
  248     1516 East Bethany Home Road                    NAP     12/01/10
  249     Wynnton Apartments                             NAP     11/01/10
  250     AA Access Self Storage                         NAP     02/01/11
  254     Ashley Diane and Woodlawn Apartments           NAP     02/01/11
  258     2980 Northwest 74th Avenue                     NAP     01/01/11
  259     Baumann Industrial Plaza                       NAP     02/01/11
  261     San Jacinto Manor                              NAP     08/01/09
  263     Lamps Plus                                     NAP     03/01/11
  267     5th Street Center                              NAP     01/01/11
  269     4101 Calloway Drive                         04/01/11   01/01/16
  272     Market Street Apartments                       NAP     04/01/11

Footnotes: (a) Loan is interest only for the first 24 payments. First Payment
           Date shown is first IO payment. Monthly Debt Service Payment shown is the full P&I amount.

                                                                                       STATED     CALCULATED
                                                                          ORIGINAL     ORIGINAL    ORIGINAL    REMAIN-
                                                                           TERM TO      AMORT-      AMORT-   ING TERM TO
                                                        MONTHLY DEBT      MATURITY /   IZATION     IZATION    MATURITY /
CONTROL                                                   SERVICE           ARD         TERM         TERM        ARD
NUMBER             LOAN / PROPERTY NAME                   PAYMENT         (MONTHS)     (MONTHS)    (MONTHS)    (MONTHS)
102       Van Ness Post Centre                           131,073.87          120         360         360          118
103       90 William Street                              139,063.36          120         360         360          113
104       Ironwood Apartments                            120,135.96          120         360         360          115
106       Union Square Marketplace Shopping Center       108,714.45          120         360         360          115
107       Sterling Plaza Shopping Center                 107,511.52          120         360         360          117
108       Metro Park                                     105,947.67          120         360         360          115
111       Greenhouse Marketplace Shopping Center          93,195.15          120         360         360          117
117       Telephone Road Plaza                            89,358.36          120         360         360          108
124       Washington Corners                              62,386.25          120         360         360          115
125       Parkwood Plaza Shopping Center                  65,172.75          120         360         360          115
127       Quail Run                                       61,462.01          120         360         360          117
133       Vineyard Shopping Center                        58,563.75          120         360         360          117
135       Westfield Stop & Shop                           61,636.22          120         360         360          114
136       La Paz Shopping Center                          56,620.63          120         360         360          115
137       Midway Plaza                                    41,390.62          120         360         360          116
138       4455-4461 West Vine Street                       9,896.17          120         360         360          116
139       6600-6602 International Drive                    8,716.50          120         360         360          116
140       390 North Moorpark Road                         55,329.32          120         360         360          117
147       125 Middlesex Turnpike                          51,668.11           84         360         360          79
152       1212 Boston Post Road                           53,985.16          120         360         360          105
162       Candlewood Suites - Dallas Market Center        51,190.98          120         300         300          113
166       Mountain View Plaza                          44,048.74 (a)         120         360         360          113
167       Crowne Plaza Dayton                             47,472.58          120         300         300          116
172       Century Office Building                         38,645.28          120         360         360          118
174       EXECUCENTER                                     37,949.66          120         360         360          117
189       North Melrose Self Storage                      31,006.83          120         360         360          117
190       Menlo Office Buildings                          33,086.67          120         360         360          111
198       645-655 Massachusetts Avenue                    28,963.15          120         360         360          114
          10-50 Prospect Street, and
          112-116 Bishop Allen Drive
199       Gateway Business Park Building D                28,297.94          120         360         360          116
204       Cherry Creek 24 Hour Fitness Facility           29,650.69          120         360         360          111
205       Raymour & Flanigan Shopping Center              25,785.41          120         360         360          117
206       33 Las Colinas Lane                             26,150.20          120         360         360          114
208       4015 Medina Road                                26,970.04          120         360         360          104
210       7930 Belt Line Road                             26,048.68          120         360         360          112
214       Ramada Limited - Northville                     29,125.22          120         300         300          111
220       Summit Square Shopping Center                   23,305.86          120         360         360          114
222       Livermore Gateway Business Park                 23,419.26          120         360         360          116
223       668 Stillwater Avenue                           21,923.53          120         360         360          116
224       Charleston Buffalo Plaza                        22,285.42          120         360         360          113
227       5705 Johnston Street                            20,569.75          120         360         360          117
228       11114-11120 West Broad Street                   20,768.41          120         360         360          116
231       372 West Ontario Building                       20,378.37          120         360         360          114
233       Eckerd Drugstore                                20,679.83          120         300         300          116
234       Eckerd Waldorf                                  19,190.53          120         360         360          117
235       1000 North Jefferson Street                     19,055.11          120         360         360          116
237       7537 West Thomas Road                           18,110.45          120         360         360          114
243       100 DeVilbiss Drive                             15,473.21          120         360         360          115
244       Palm Crest Apartments                           14,675.40          120         360         360          117
-----------------------------------------------------------------------------------------------------------------------------
245       Newton & Wellesley Portfolio                    14,834.79          120         360         360          114
245a      571 Washington Street
245b      739 Beacon Street
-----------------------------------------------------------------------------------------------------------------------------
248       1516 East Bethany Home Road                     15,476.09          120         300         300          113
249       Wynnton Apartments                              13,657.09          120         360         360          112
250       AA Access Self Storage                          13,264.68          120         360         360          115
254       Ashley Diane and Woodlawn Apartments            12,142.42          120         360         360          115
258       2980 Northwest 74th Avenue                      10,978.61          120         300         300          114
259       Baumann Industrial Plaza                        10,389.80          120         300         300          115
261       San Jacinto Manor                               11,080.60          120         300         300          97
263       Lamps Plus                                       9,286.42          120         360         360          116
267       5th Street Center                                9,651.11          120         300         300          114
269       4101 Calloway Drive                              9,311.40          120         246         246          117
272       Market Street Apartments                         6,553.32          120         360         360          117



                                                           STATED      CALCULATED
                                                          REMAINING    REMAINING
                                                           AMORT-        AMORT-
                                                           IZATION      IZATION
CONTROL                                                     TERM          TERM    CUT-OFF DATE PRINCIPAL    LOAN BALANCE AT
NUMBER             LOAN / PROPERTY NAME                   (MONTHS)      (MONTHS)       BALANCE              MATURITY / ARD
102       Van Ness Post Centre                               358          358        19,074,366.23        16,794,286.51
103       90 William Street                                  353          353        18,720,067.88        16,842,879.78
104       Ironwood Apartments                                355          355        17,233,985.37        15,248,072.26
106       Union Square Marketplace Shopping Center           355          355        15,936,243.71        14,023,407.60
107       Sterling Plaza Shopping Center                     357          357        15,567,216.20        13,730,223.70
108       Metro Park                                         355          355        15,438,959.72        13,606,146.76
111       Greenhouse Marketplace Shopping Center             357          357        13,471,740.81        11,887,078.94
117       Telephone Road Plaza                               348          348        11,331,899.58        10,363,445.08
124       Washington Corners                                 355          355         9,163,195.99         8,059,296.75
125       Parkwood Plaza Shopping Center                     355          355         9,116,838.15         8,116,987.59
127       Quail Run                                          357          357         9,079,963.46         7,967,437.84
133       Vineyard Shopping Center                           357          357         8,432,475.18         7,448,005.89
135       Westfield Stop & Shop                              354          354         8,367,486.86         7,508,971.74
136       La Paz Shopping Center                             355          355         8,267,185.20         7,282,135.42
137       Midway Plaza                                       356          356         5,670,873.64         5,074,477.44
138       4455-4461 West Vine Street                         356          356         1,355,861.61         1,213,268.64
139       6600-6602 International Drive                      356          356         1,194,235.69         1,068,639.51
140       390 North Moorpark Road                            357          357         8,173,962.70         7,172,444.64
147       125 Middlesex Turnpike                             355          355         7,347,354.24         6,843,688.22
152       1212 Boston Post Road                              345          345         6,871,370.89         6,286,184.09
162       Candlewood Suites - Dallas Market Center           293          293         6,064,169.12         5,167,406.51
166       Mountain View Plaza                                360          360         6,026,000.00         5,556,763.91
167       Crowne Plaza Dayton                                296          296         5,999,230.57         4,999,500.61
172       Century Office Building                            358          358         5,493,053.08         4,865,581.00
174       EXECUCENTER                                        357          357         5,488,473.65         4,842,266.17
189       North Melrose Self Storage                         357          357         4,391,230.10         3,894,874.05
190       Menlo Office Buildings                             351          351         4,377,223.96         3,958,299.24
198       645-655 Massachusetts Avenue                       354          354         4,082,706.50         3,630,151.63
          10-50 Prospect Street, and
          112-116 Bishop Allen Drive
199       Gateway Business Park Building D                   356          356         4,056,394.56         3,588,958.28
204       Cherry Creek 24 Hour Fitness Facility              351          351         3,782,203.72         3,449,690.23
205       Raymour & Flanigan Shopping Center                 357          357         3,742,077.27         3,298,593.73
206       33 Las Colinas Lane                                354          354         3,684,410.44         3,276,395.21
208       4015 Medina Road                                   344          344         3,518,889.74         3,202,852.60
210       7930 Belt Line Road                                352          352         3,482,957.04         3,139,967.80
214       Ramada Limited - Northville                        291          291         3,398,169.61         2,912,915.74
220       Summit Square Shopping Center                      354          354         3,236,743.51         2,888,534.87
222       Livermore Gateway Business Park                    356          356         3,205,599.67         2,869,144.79
223       668 Stillwater Avenue                              356          356         3,067,477.69         2,730,565.47
224       Charleston Buffalo Plaza                           353          353         2,987,380.04         2,690,540.03
227       5705 Johnston Street                               357          357         2,944,465.69         2,604,583.15
228       11114-11120 West Broad Street                      356          356         2,942,538.22         2,611,124.98
231       372 West Ontario Building                          354          354         2,838,299.21         2,531,170.12
233       Eckerd Drugstore                                   296          296         2,715,236.24         2,234,364.87
234       Eckerd Waldorf                                     357          357         2,704,661.81         2,401,873.50
235       1000 North Jefferson Street                        356          356         2,697,177.88         2,393,980.64
237       7537 West Thomas Road                              354          354         2,568,964.59         2,280,652.26
243       100 DeVilbiss Drive                                355          355         2,191,818.20         1,945,376.44
244       Palm Crest Apartments                              357          357         2,170,200.13         1,903,808.81
------------------------------------------------------------------------------------------------------------------------
245       Newton & Wellesley Portfolio                       354          354         2,091,142.32         1,859,344.90
245a      571 Washington Street
245b      739 Beacon Street
------------------------------------------------------------------------------------------------------------------------
248       1516 East Bethany Home Road                        293          293         1,985,964.18         1,649,474.55
249       Wynnton Apartments                                 352          352         1,899,761.39         1,696,401.19
250       AA Access Self Storage                             355          355         1,868,109.39         1,660,457.41
254       Ashley Diane and Woodlawn Apartments               355          355         1,683,983.81         1,502,496.31
258       2980 Northwest 74th Avenue                         294          294         1,411,236.71         1,170,534.39
259       Baumann Industrial Plaza                           295          295         1,382,133.00         1,132,648.52
261       San Jacinto Manor                                  277          277         1,322,153.89         1,136,147.64
263       Lamps Plus                                         356          356         1,296,836.29         1,154,955.36
267       5th Street Center                                  294          294         1,261,891.05         1,040,858.43
269       4101 Calloway Drive                                243          243         1,109,888.82           806,299.73
272       Market Street Apartments                           357          357           938,077.52           829,793.99

                                                           DEFEASE-        DEFEASE-  YIELD MAINTEN-    YIELD MAINTEN-   PREPAYMENT
  CONTROL                                                 ANCE START       ANCE END   ANCE PERIOD       ANCE PERIOD    PENALTY START
  NUMBER                  LOAN / PROPERTY NAME              DATE             DATE      START DATE         END DATE         DATE
   102     Van Ness Post Centre                           08/01/03         01/31/11        NAP               NAP            NAP
   103     90 William Street                                NAP              NAP        12/01/02          08/31/10          NAP
   104     Ironwood Apartments                            08/01/03         10/31/10        NAP               NAP            NAP
   106     Union Square Marketplace Shopping Center       08/01/03         10/31/10        NAP               NAP            NAP
   107     Sterling Plaza Shopping Center                 08/01/03         12/31/10        NAP               NAP            NAP
   108     Metro Park                                     08/01/03         10/31/10        NAP               NAP            NAP
   111     Greenhouse Marketplace Shopping Center         08/01/03         12/31/10        NAP               NAP            NAP
   117     Telephone Road Plaza                           08/01/03         03/31/10        NAP               NAP            NAP
   124     Washington Corners                             08/01/03         10/31/10        NAP               NAP            NAP
   125     Parkwood Plaza Shopping Center                 08/01/03         10/31/10        NAP               NAP            NAP
   127     Quail Run                                      08/01/03         12/31/10        NAP               NAP            NAP
   133     Vineyard Shopping Center                       08/01/03         12/31/10        NAP               NAP            NAP
   135     Westfield Stop & Shop                          08/01/03         09/30/10        NAP               NAP            NAP
   136     La Paz Shopping Center                         08/01/03         07/31/10        NAP               NAP            NAP
   137     Midway Plaza                                   08/01/03         11/30/10        NAP               NAP            NAP
   138     4455-4461 West Vine Street                     08/01/03         11/30/10        NAP               NAP            NAP
   139     6600-6602 International Drive                  08/01/03         11/30/10        NAP               NAP            NAP
   140     390 North Moorpark Road                          NAP              NAP        04/01/06          09/30/10          NAP
   147     125 Middlesex Turnpike                           NAP              NAP        02/01/06          10/31/07          NAP
   152     1212 Boston Post Road                          08/01/03         12/31/09        NAP               NAP            NAP
   162     Candlewood Suites - Dallas Market Center       08/01/03         08/31/10        NAP               NAP            NAP
   166     Mountain View Plaza                            08/01/03         08/31/10        NAP               NAP            NAP
   167     Crowne Plaza Dayton                            08/01/03         11/30/10        NAP               NAP            NAP
   172     Century Office Building                        08/01/03         01/31/11        NAP               NAP            NAP
   174     EXECUCENTER                                    08/01/03         09/30/10        NAP               NAP            NAP
   189     North Melrose Self Storage                     08/01/03         12/31/10        NAP               NAP            NAP
   190     Menlo Office Buildings                         08/01/03         06/30/10        NAP               NAP            NAP
   198     645-655 Massachusetts Avenue,                  08/01/03         09/30/10        NAP               NAP            NAP
           10-50 Prospect Street, and
           112-116 Bishop Allen Drive
   199     Gateway Business Park Building D               08/01/03         11/30/10        NAP               NAP            NAP
   204     Cherry Creek 24 Hour Fitness Facility          08/01/03         06/30/10        NAP               NAP            NAP
   205     Raymour & Flanigan Shopping Center             08/01/03         12/31/10        NAP               NAP            NAP
   206     33 Las Colinas Lane                            08/01/03         09/30/10        NAP               NAP            NAP
   208     4015 Medina Road                               08/01/03         11/30/09        NAP               NAP            NAP
   210     7930 Belt Line Road                              NAP              NAP        11/01/05          07/31/10          NAP
   214     Ramada Limited - Northville                    08/01/03         06/30/10        NAP               NAP            NAP
   220     Summit Square Shopping Center                  08/01/03         09/30/10        NAP               NAP            NAP
   222     Livermore Gateway Business Park                  NAP              NAP        04/01/01          02/28/06       03/01/06
   223     668 Stillwater Avenue                          08/01/03         11/30/10        NAP               NAP            NAP
   224     Charleston Buffalo Plaza                       08/01/03         08/31/10        NAP               NAP            NAP
   227     5705 Johnston Street                           08/01/03         12/31/10        NAP               NAP            NAP
   228     11114-11120 West Broad Street                  08/01/03         11/30/10        NAP               NAP            NAP
   231     372 West Ontario Building                      08/01/03         09/30/10        NAP               NAP            NAP
   233     Eckerd Drugstore                               08/01/03         11/30/10        NAP               NAP            NAP
   234     Eckerd Waldorf                                 08/01/03         12/31/10        NAP               NAP            NAP
   235     1000 North Jefferson Street                      NAP              NAP        03/01/06          11/30/10          NAP
   237     7537 West Thomas Road                            NAP              NAP        01/01/06          09/30/10          NAP
   243     100 DeVilbiss Drive                            08/01/03         10/31/10        NAP               NAP            NAP
   244     Palm Crest Apartments                          08/01/03         12/31/10        NAP               NAP            NAP
-----------------------------------------------------------------------------------------------------------------------------------
   245     Newton & Wellesley Portfolio                   08/01/03         09/30/10        NAP               NAP            NAP
   245a    571 Washington Street
   245b    739 Beacon Street
-----------------------------------------------------------------------------------------------------------------------------------
   248     1516 East Bethany Home Road                    08/01/03         08/31/10        NAP               NAP            NAP
   249     Wynnton Apartments                             08/01/03         04/30/10        NAP               NAP            NAP
   250     AA Access Self Storage                         08/01/03         10/31/10        NAP               NAP            NAP
   254     Ashley Diane and Woodlawn Apartments           08/01/03         10/31/10        NAP               NAP            NAP
   258     2980 Northwest 74th Avenue                     08/01/03         09/30/10        NAP               NAP            NAP
   259     Baumann Industrial Plaza                       08/01/03         10/31/10        NAP               NAP            NAP
   261     San Jacinto Manor                              08/01/03         04/30/09        NAP               NAP            NAP
   263     Lamps Plus                                     08/01/03         11/30/10        NAP               NAP            NAP
   267     5th Street Center                              08/01/03         09/30/10        NAP               NAP            NAP
   269     4101 Calloway Drive                              NAP              NAP        04/01/06          12/31/10          NAP
   272     Market Street Apartments                       08/01/03         12/31/10        NAP               NAP            NAP


                                                                                                          YIELD
                                                                                                        MAINTENANCE
                                                                        YIELD                          INTEREST RATE      YIELD
                                                       PREPAYMENT     MAINTENANCE        YIELD          CONVERTED TO   MAINTENANCE
  CONTROL                                             PENALTY END    CALCULATION      MAINTENANCE         MONTHLY     INTEREST RATE
  NUMBER                  LOAN / PROPERTY NAME           DATE           METHOD        INTEREST RATE    MORTGAGE RATE  REFERENCE DATE
   102     Van Ness Post Centre                           NAP            NAP              NAP               NAP             NAP
   103     90 William Street                              NAP           Type 1       Treasury Flat          Yes          Maturity
   104     Ironwood Apartments                            NAP            NAP              NAP               NAP             NAP
   106     Union Square Marketplace Shopping Center       NAP            NAP              NAP               NAP             NAP
   107     Sterling Plaza Shopping Center                 NAP            NAP              NAP               NAP             NAP
   108     Metro Park                                     NAP            NAP              NAP               NAP             NAP
   111     Greenhouse Marketplace Shopping Center         NAP            NAP              NAP               NAP             NAP
   117     Telephone Road Plaza                           NAP            NAP              NAP               NAP             NAP
   124     Washington Corners                             NAP            NAP              NAP               NAP             NAP
   125     Parkwood Plaza Shopping Center                 NAP            NAP              NAP               NAP             NAP
   127     Quail Run                                      NAP            NAP              NAP               NAP             NAP
   133     Vineyard Shopping Center                       NAP            NAP              NAP               NAP             NAP
   135     Westfield Stop & Shop                          NAP            NAP              NAP               NAP             NAP
   136     La Paz Shopping Center                         NAP            NAP              NAP               NAP             NAP
   137     Midway Plaza                                   NAP            NAP              NAP               NAP             NAP
   138     4455-4461 West Vine Street                     NAP            NAP              NAP               NAP             NAP
   139     6600-6602 International Drive                  NAP            NAP              NAP               NAP             NAP
   140     390 North Moorpark Road                        NAP           Type 1       Treasury Flat          Yes          Maturity
   147     125 Middlesex Turnpike                         NAP           Type 1       Treasury Flat          Yes          Maturity
   152     1212 Boston Post Road                          NAP            NAP              NAP               NAP             NAP
   162     Candlewood Suites - Dallas Market Center       NAP            NAP              NAP               NAP             NAP
   166     Mountain View Plaza                            NAP            NAP              NAP               NAP             NAP
   167     Crowne Plaza Dayton                            NAP            NAP              NAP               NAP             NAP
   172     Century Office Building                        NAP            NAP              NAP               NAP             NAP
   174     EXECUCENTER                                    NAP            NAP              NAP               NAP             NAP
   189     North Melrose Self Storage                     NAP            NAP              NAP               NAP             NAP
   190     Menlo Office Buildings                         NAP            NAP              NAP               NAP             NAP
   198     645-655 Massachusetts Avenue,                  NAP            NAP              NAP               NAP             NAP
           10-50 Prospect Street, and
           112-116 Bishop Allen Drive
   199     Gateway Business Park Building D               NAP            NAP              NAP               NAP             NAP
   204     Cherry Creek 24 Hour Fitness Facility          NAP            NAP              NAP               NAP             NAP
   205     Raymour & Flanigan Shopping Center             NAP            NAP              NAP               NAP             NAP
   206     33 Las Colinas Lane                            NAP            NAP              NAP               NAP             NAP
   208     4015 Medina Road                               NAP            NAP              NAP               NAP             NAP
   210     7930 Belt Line Road                            NAP           Type 1       Treasury Flat          Yes          Maturity
   214     Ramada Limited - Northville                    NAP            NAP              NAP               NAP             NAP
   220     Summit Square Shopping Center                  NAP            NAP              NAP               NAP             NAP
   222     Livermore Gateway Business Park             11/30/10         Type 1       Treasury Flat           No          Maturity
   223     668 Stillwater Avenue                          NAP            NAP              NAP               NAP             NAP
   224     Charleston Buffalo Plaza                       NAP            NAP              NAP               NAP             NAP
   227     5705 Johnston Street                           NAP            NAP              NAP               NAP             NAP
   228     11114-11120 West Broad Street                  NAP            NAP              NAP               NAP             NAP
   231     372 West Ontario Building                      NAP            NAP              NAP               NAP             NAP
   233     Eckerd Drugstore                               NAP            NAP              NAP               NAP             NAP
   234     Eckerd Waldorf                                 NAP            NAP              NAP               NAP             NAP
   235     1000 North Jefferson Street                    NAP           Type 1       Treasury Flat          Yes          Maturity
   237     7537 West Thomas Road                          NAP           Type 1       Treasury Flat          Yes          Maturity
   243     100 DeVilbiss Drive                            NAP            NAP              NAP               NAP             NAP
   244     Palm Crest Apartments                          NAP            NAP              NAP               NAP             NAP
------------------------------------------------------------------------------------------------------------------------------------
   245     Newton & Wellesley Portfolio                   NAP            NAP              NAP               NAP             NAP
   245a    571 Washington Street
   245b    739 Beacon Street
------------------------------------------------------------------------------------------------------------------------------------
   248     1516 East Bethany Home Road                    NAP            NAP              NAP               NAP             NAP
   249     Wynnton Apartments                             NAP            NAP              NAP               NAP             NAP
   250     AA Access Self Storage                         NAP            NAP              NAP               NAP             NAP
   254     Ashley Diane and Woodlawn Apartments           NAP            NAP              NAP               NAP             NAP
   258     2980 Northwest 74th Avenue                     NAP            NAP              NAP               NAP             NAP
   259     Baumann Industrial Plaza                       NAP            NAP              NAP               NAP             NAP
   261     San Jacinto Manor                              NAP            NAP              NAP               NAP             NAP
   263     Lamps Plus                                     NAP            NAP              NAP               NAP             NAP
   267     5th Street Center                              NAP            NAP              NAP               NAP             NAP
   269     4101 Calloway Drive                            NAP           Type 1       Treasury Flat          Yes          Maturity
   272     Market Street Apartments                       NAP            NAP              NAP               NAP             NAP

                                    EXHIBIT B

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER


         The Seller hereby represents and warrants that, as of the Closing Date:

         (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

         (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not: (i) violate the Seller's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

         (c) The Seller has full power and authority to enter into and fully perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

         (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to: (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

         (g) There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

         (h) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

         (i) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

         (j) The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

         (k) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

         (l) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

         (m) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

         (n) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

         (o) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

         (p) The principal place of business and chief executive office of the Seller is located in the State of Connecticut.

                                    EXHIBIT C

All exceptions to any representation and warranty should be scheduled on a schedule or exhibit denominated to match the Section number of the specific representation and warranty, e.g. Schedule C-12(a). Each such Schedule shall set forth the specific exception or exceptions to the specific part or parts of the related representation and warranty and not simply list the loan. The standard for repurchase is to be any breach that materially and adversely effects the value of the Mortgage Loan, the Mortgaged Property, the interests of the Trust/Trustee in such Mortgage Loan or the interests of the Certificateholders, or any one of them, including any economic interest, in such Mortgage Loan.


         For purposes of these representations and warranties, the phrases "to the knowledge of the Seller" or "to the Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case (i) solely in the case of the Seller, after having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily mortgage lenders, as applicable, and in all events as required by the Seller's underwriting standards, at the time of the Seller's origination or acquisition, as applicable, of the particular Mortgage Loan and (ii) subsequent to such origination, utilizing the servicing and monitoring practices customarily utilized by prudent commercial mortgage loan servicers with respect to securitizable commercial or multifamily, as applicable, mortgage loans, and the phrases "to the actual knowledge of the Seller" or "to the Seller's actual knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking such action by, either of the Seller or any servicer acting on its behalf.


                         REPRESENTATIONS AND WARRANTIES
                       WITH RESPECT TO THE MORTGAGE LOANS


         The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date :

         1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true and correct in all material respects as of the respective Due Dates for the Mortgage Loans in July 2001.

         2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to sell, transfer and assign each Mortgage Loan to, or at the direction of, the Purchaser free and clear of any and all pledges, liens, claims, charges, security interests, participation interests and/or other interests and encumbrances. Subject to the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, claim, charge, security interest or other encumbrance, or participation interest or any other ownership interest, or any other interest of any kind or nature whatsoever, except for the servicing rights identified on Schedule C-42. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is genuine.

         3. Payment Record. No scheduled payment of principal and interest due under any Mortgage Loan on the Due Date in July 2001 or on any Due Date in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in July 2001 is or was 30 days or more delinquent, without giving effect to any applicable grace period,


         4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan is properly recorded in the applicable jurisdiction and constitutes a valid and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances and except for (a) the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described below in Paragraph 8), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) any other exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described below in Paragraph 8), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which do not materially interfere with the security intended to be provided by such Mortgage, (f) condominium declarations of record and identified in the lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below) and (g) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (g) being herein referred to as the "Permitted Encumbrances"). Such Permitted

Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by such Mortgage or adversely effect the value or marketability of the Mortgaged Property. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

         5. Assignment of Leases and Rents. The Mortgage Loan is secured by an assignment of leases and rents ("Assignment of Leases"), which is either a separate instrument or is incorporated into the related Mortgage, and which establishes and creates a valid, subsisting and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee.

         6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded in any material respect, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part. Except as described on Schedule C-6 hereto, no alterations, waivers, modifications or assumptions of any kind have intentionally been given, made or consented to by or on behalf of the Seller since May 8, 2001. The Seller has not taken any affirmative action that would cause the representations and warranties of the related Borrower under the Mortgage Loan not to be true and correct in any material respect.

         7. Condition of Property; Condemnation. In the case of each Mortgage Loan, one or more engineering assessments were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, the related Mortgaged Property, to the Seller's knowledge, was as of origination, and, to Seller's actual knowledge, is as of the Closing Date, in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. If an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions either (1) an escrow of funds was required or a letter of credit was obtained in an amount sufficient to effect the necessary repairs or maintenance or (2) such repairs and maintenance have been completed. To Seller's knowledge, as of origination of such Mortgage Loan, there was no proceeding pending, and, to the Seller's actual knowledge, no such proceeding for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan has been noticed or commenced. As of the date of the origination of each Mortgage Loan: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance referred to in Paragraph 8 below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance referred to in Paragraph 8 below.

         8. Title Insurance. The lien of each Mortgage securing a Mortgage Loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter) in the original principal amount of such Mortgage Loan after all advances of principal, insuring the originator of the related Mortgage Loan, its successors and assigns (as the sole insured) that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, and Seller has made no claims thereunder and, to Seller's actual knowledge, no prior holder of the related Mortgage has made any claims thereunder and no claims have been paid thereunder. Seller has not, and to the Seller's actual knowledge, no prior holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless, in the case of clause (b) below, the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, and (b) that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage.

         9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each Mortgage Loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material aspects or any such funds so escrowed have not been released, provided that, partial releases of such funds in accordance with the applicable Mortgage Loan Documents may have occurred.

         10. Mortgage Provisions. The Mortgage Note, Mortgage and Assignment of Leases for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable provisions for commercial or multifamily, as applicable, mortgage loans such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

         11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan and all such fees and expenses are the obligation of the Borrower under the Mortgage.

         12. Environmental Conditions. Except in the case of the Mortgaged Properties identified on Schedule C-12(TS) (as to which a transaction screen meeting the requirements of the American Society for Testing and Materials, in effect at the time the related report was prepared, for transaction screens ("Transaction Screen") was performed), (a) an environmental site assessment meeting the requirements of the American Society for Testing and Materials in effect at the time the related report was prepared and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by a licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and thereafter updated such that, except as set forth on Schedule C-12(a), such Environmental Report is dated no earlier than twelve months prior to the Closing Date, (b) a copy of each such Environmental Report has been delivered to the Purchaser, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then, except as described on Schedule C-12(c), one or more of the following are true--(A) a party not related to the related Borrower with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects was identified as the responsible party for such condition or circumstance and such condition or circumstance does not materially impair the value of the Mortgaged Property, (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure the subject violation in all material respects and/or to obtain an operations and maintenance plan, (C) the related Borrower, or other responsible party, provided a "no further action" letter or other evidence reasonably acceptable to a reasonably prudent commercial mortgage lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Mortgaged Property is identified on Schedule C-12(G) and insured under a policy of insurance against losses arising from such circumstances and conditions or (H) a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation. To the Seller's actual knowledge, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage, or other loan document in the Mortgage File, for each Mortgage Loan encumbering the Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations. The Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Seller or its successors and assigns to liability under such laws. Each Borrower represents and warrants in the related Mortgage Loan documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge, as of the date of origination of such Mortgage Loan, there were no hazardous materials on the related Mortgaged Property, except those in full compliance with all applicable Hazardous Materials Laws and the Borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach.

         13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby. Seller has no actual knowledge of any such rights, defenses or counterclaims having been asserted.

         14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils included within the classification "All Risk of Physical Loss" or "Extended Coverage" insurance (or the equivalent) policy in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Except as identified on Schedule C-14 hereto, each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis of the improvements in the SFH Area, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. Each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties. If the Mortgaged Property is located in the state of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted at the time or originations and seismic insurance was obtained to the extent such Mortgaged Property has a PML of greater than twenty percent (20%) calculated using methodology acceptable to a reasonably prudent commercial or multifamily, as applicable, mortgage lender with respect to similar properties in the same area or earthquake zone. Any Mortgaged Property constituting a materially non-conforming use under applicable zoning laws and ordinances constitutes a legal non-conforming use which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty or such Mortgaged Property is covered by law and ordinance insurance in an amount as would be customarily required by a reasonably prudent commercial or multifamily, as applicable, mortgage lender or a zoning endorsement, in form, substance and amount as would be customarily required by a reasonably prudent commercial or multifamily, as applicable, mortgage lender, insuring against loss to the mortgagee resulting from such non-conformity was obtained or the insurance proceeds available under the required casualty insurance plus the value of the land and any remaining improvements will be sufficient to repay the Mortgage Loan . Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from Standard & Poor's, Moody's or Fitch of not less than A-minus (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). All such insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without thirty (30) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured and all such insurance is in full force and effect. With respect to each Mortgage Loan, the related Mortgage requires that the related Borrower or a tenant of such Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. Except under circumstances, including certain minimum thresholds, that would be reasonably acceptable to a prudent commercial or multifamily, as applicable, mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). To Seller's actual knowledge, all insurance policies described above are with an insurance carrier qualified to write insurance in the relevant jurisdiction.

         15. Taxes and Assessments. As of the origination of the Mortgage Loan or July 1, 2000, whichever is later, there were no, and as of the Closing Date, the Seller has no knowledge of, any delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

         16. Borrower Bankruptcy. No Mortgaged Property is the subject of, and no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

         17. Local Law Compliance. To the Seller's knowledge at the time of the origination of such Mortgage Loan, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report or an endorsement to the related Title Policy, and to Seller's actual knowledge as of the Closing Date, except as described on Schedule C-17, the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a Mortgage Loan was or are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan or as otherwise reasonably determined by the Seller in a manner that would be acceptable to a reasonably prudent commercial or multifamily, as applicable, mortgage lender).

                  18. Leasehold Estate Only. If any Mortgage Loan is secured, in whole or in part, by the interest of a Borrower as a lessee under a ground lease (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such property (the "Fee Interest"), then, except as otherwise specified on Schedule C-18:

                  (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

                  (b) The related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances, and such Ground Lease, provides that it shall remain superior to any mortgage or other lien upon the related Fee Interest;

                  (c) The Borrower's interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained); provided that such Ground Lease has not been terminated and all defaults, if any, on the part of the related lessee have been cured;

                  (d) Except as described on Schedule C-18(d) the Seller has not received, as of the Closing Date, actual notice that such Ground Lease is not in full force and effect or that any material default has occurred under such Ground Lease, and the lessor under such Ground Lease has been sent notice of the lien evidenced by the Mortgage in accordance with the terms of the Ground Lease;

                  (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan. Furthermore, except as identified on Schedule C-18(e), such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such

         Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

                  (f) The mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (g) Except as described on Schedule C-18(g) such Ground Lease has an original term (or an original term plus options exercisable by the holder of the related Mortgage) which extends not less than twenty (20) years beyond the end of the amortization term of such Mortgage Loan;

                  (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

                  (i) Except as described on Schedule C-18(i), under the terms of such Ground Lease and the related Mortgage, taken together, any casualty insurance proceeds, other than de minimus amounts for minor casualties, with respect to the leasehold interest will be applied either: (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon. Under the terms of the Ground Lease and the related Mortgage, taken together, any condemnation proceeds or awards in respect of a total or substantially total taking will be applied first to the payment of the outstanding principal and interest on the Mortgage Loan (except as otherwise provided by applicable law and subject to any rights to require the improvements to be rebuilt);

                  (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial or multifamily, as applicable, mortgage lender in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan;

                  (k) The lessor under such Ground Lease is not permitted to disturb the possession, interest or quiet enjoyment of the lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

                  (l) Except as identified on Schedule C-18(l), such Ground Lease may not be materially amended or modified without the prior consent of the mortgagee under such

         Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns.

                  19. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) and the related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of
Section 860G(a)(8).

                  20. Advancement of Funds. The Seller has not advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property or the related Borrower (other than amounts paid by the tenant as specifically provided under related lease or by a property manager), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

                  21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or, except as identified on Schedule C-21, provides for interest-only payments without principal amortization, other than for the initial partial month period between the date of the origination of such Mortgage Loan and the first day of the immediately succeeding month, or for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) subject to available funds, a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment. Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to the Borrower under the Mortgage Loan or otherwise.

                  22. Legal Proceedings. To Seller's knowledge, as of origination there were no, and to the Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the Borrower (or any related guarantor to the extent the Seller in accordance with Seller's underwriting standards would consider such guarantor material to the underwriting of such Mortgage Loan) under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan, the Borrower's ability to pay principal, interest or any other amounts due under such Mortgage Loan or the ability of any such guarantor to meet its obligations.

                  23. Other Liens. Except as otherwise set forth on Schedule C-23, none of the Mortgage Loans permits the related Mortgaged Property or any interest therein or any controlling ownership interest in the Borrower ( including, but not limited to, any controlling interest in the manager or managing member of a Borrower which is a limited liability company or the general partner of a Borrower which is a general partnership, limited partnership or limited liability partnership) to be encumbered by any mortgage lien or other encumbrance except the related Mortgage or the Mortgage of another Mortgage Loan without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To Seller's knowledge, as of origination, and, to the Seller's actual knowledge as of the Closing Date, except as otherwise set forth on Schedule C-23, and except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The Mortgage requires the Borrower to pay all reasonable costs and expenses related to any required consent to an encumbrance, including reasonable legal fees and expenses and any applicable Rating Agency fees.

                  24. No Mechanics' Liens. To Seller's knowledge, as of the origination of the Mortgage Loan, and, to the Seller's actual knowledge, as of the Closing Date: (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance; and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

                  25. Compliance with Usury Laws. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

                  26. Licenses and Permits. To the extent required by applicable law, and except as identified on Schedule C-26, each Mortgage Loan requires the related Borrower to be qualified to do business, and requires the related Borrower and the related Mortgaged Property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning and building laws, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a zoning report from a zoning consultant, or (v) other due diligence that the originator of the Mortgage Loan customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

                  27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

                  28. Releases of Mortgaged Properties. Except as set forth on Schedule C-28, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon: (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of "government securities", as defined U.S. Treasury Regulation 1.860G-2(a)(8)(i), in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of material portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon: (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price and prepayment consideration in connection therewith.

                  29. Defeasance. With respect to any Mortgage Loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note, Mortgage or other related loan document contained in the Mortgage File, provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with applicable statutes, rules and regulations governing REMICs; requires prior written notice to the holder of the Mortgage Loan of the exercise of the defeasance option and payment by Borrower of all related reasonable fees, costs and expenses as set forth below; requires, or permits the lender to require, the Mortgage Loan (or the portion thereof being defeased) to be assumed by a single-purpose entity; and requires delivery of a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each Mortgage loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting non-callable "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of ARD Loans, assuming the Anticipated Repayment Date is the Maturity Date. To Seller's actual knowledge, defeasance under the Mortgage Loan is only for the purpose of facilitating the disposition of a Mortgaged Property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages. With respect to each Defeasance Loan, the related Mortgage or other related loan document provides that the related Borrower shall (a) pay all Rating Agency fees associated with defeasance (if Rating Agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $20,000,000, the Mortgage Loan or the related documents require confirmation from the Rating Agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the Mortgage Loan and require the Borrower to pay any Rating Agency fees and expenses.

                  30. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

                  31. Inspection. Except as set forth on Schedule C-31, the Seller, or an affiliate, inspected, or caused the inspection of, the related Mortgaged Property within twelve (12) months of the Closing Date.

                  32. No Material Default. There exists no material default, breach, violation or event of acceleration under the Mortgage Note, Mortgage or other related loan documents for any Mortgage Loan and, to Seller's actual knowledge, no event or circumstance which, with the passage of time or notice and expiration of any grace period or cure period, would constitute a material default, breach, violation or event of acceleration under such Mortgage Note, Mortgage or other related loan documents; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises directly out of the subject matter of or is covered by any other representation and warranty made by the Seller in this Exhibit C. No foreclosure or other enforcement action has been taken by the Seller or, to the Seller's knowledge, by any prior holder of such Mortgage Loan, against the Borrower or the Mortgaged Property with respect to the subject Mortgage Loan.

                  33. Due-on-Sale. The Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgage Property, or any controlling interest in the related Borrower (including, but not limited to, any controlling interest in the manager or managing member of a Borrower which is a limited liability company or the general partner of a Borrower which is a general partnership, limited partnership or limited liability partnership) is pledged, transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the Borrower, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Borrower, transfers among affiliated Borrowers with respect to cross-collateralized Mortgaged Loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan. The Mortgage requires the Borrower to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the Mortgage for all actions requiring such consent or approval under the Mortgage including the cost of any required counsel opinions relating to REMIC or other securitization and tax issues and any applicable Rating Agency fees.

                  34. Single Purpose Entity. Each Mortgage Loan with an original principal balance over $5,000,000 requires the Borrower to be for at least for so long as the Mortgage Loan is outstanding, and to Seller's actual knowledge each Borrower is, a Single-Purpose Entity. For this purpose, "Single-Purpose Entity" means a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the related Mortgaged Property or Properties; does not engage in any business unrelated to such Mortgaged Property or Properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related Mortgage Loan documents, substantially to the effect that such Borrower (i)does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii)does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan Documents;
(iii)maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and

(iv)holds itself out as being a legal entity, separate and apart from any other person. In addition with respect to all Mortgage Loans with an original principal balance of $15,000,000 or more, the Borrower's organizational documents provide substantially to the effect that the Borrower shall: conduct business in its own name; not guarantee or assume the debts or obligations of any other person; not commingle its assets or funds with those of any other person; prepare separate tax returns and financial statements, or if part of a consolidated group, be shown as a separate member of such group; transact business with affiliates on an arm's length basis pursuant to written agreements; hold itself out as being a legal entity, separate and apart from any other person ands such organizational documents provide that: any dissolution and winding up or insolvency filing for such entity is prohibited or requires the unanimous consent of an independent director or member or all partners or members, as applicable; such documents may not be amended with respect to the Single-Purpose Entity requirements without the approval of the mortgagee or rating agencies; the Borrower shall have an outside independent director or member. There was obtained for each such Mortgage Loan having an original principal balance of $20,000,000 a counsel's opinion regarding non-consolidation of the Borrower in any insolvency proceeding involving any other party. To Seller's actual knowledge, each Borrower has complied in all material respects with the requirements of the related Mortgage Loan and Mortgage and the Borrower's organizational documents regarding Single-Purpose-Entity status. The organization documents of any Borrower on a Mortgage Loan having an original principal balance of $15,000,000 or more which is a single member limited liability company provide that the Borrower shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member. Any such single member limited liability company Borrower is organized in jurisdictions that provide for such continued existence and there was obtained an opinion of such Borrower's counsel confirming such continued existence and that the applicable law provides that creditors of the single member may only attach the assets of the member including the membership interests in the Borrower but not the assets of the Borrower.

         35. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

         36. Tax Parcels. Except as described on Schedule C-36 of this Agreement, each Mortgaged Property either (i) constitutes one or more complete separate tax lots containing no other property or (ii) is subject to an endorsement under the related lender title policy insuring same or (iii) an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such separate tax lots shall be effective for the next tax year.

         37. ARD Loans. Except as described on Schedule C-37, each Mortgage Loan which is an ARD Loan commenced amortizing on its initial scheduled Due Date, and provides that: (i) its Mortgage Rate will increase by at least two (2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (iv) any net cash flow from the related Mortgaged Property that is applied to amortize such

Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the scheduled principal and interest payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

         38. Security Interests. The security agreements, financing statements or other instruments, if any, related to the Mortgage Loan establish and create, and a UCC financing statement has been filed and/or recorded in all places required by applicable law for the perfection of (to the extent that the filing of such a UCC financing statement can perfect such a security interest), a valid security interest in the personal property granted under such Mortgage (and any related security agreement), which in all cases includes elevators) and all Borrower owned furniture, fixtures and equipment material to the Borrower's operation of the Mortgaged Property and, if such Mortgaged Property is a hotel, restaurant, healthcare facility, nursing home, assisted living facility, self-storage facility, theatre, mobile home park or fitness center operated by the related Borrower, such personal property, with the exception of certain leased personal property for which there is an assignment of the Borrower's interest, constitutes all the material personal property required to operate the Borrower's business and any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the related Mortgage Loan establishes and creates a valid and enforceable lien and first priority security interest in such material personal property described therein (subject to the exceptions and limitations set forth in Paragraph 13 above), except for certain personal property subject to purchase money security interests or personal property leases and security interests to secure revolving lines of credit, all of which are in compliance with or allowable under the related Mortgage Loan documents and are disclosed in the Mortgage Loan File or the Borrower's financial statements or operating statements. In the case of each Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related revenues with respect to such Mortgaged Property. An assignment of each UCC financing statement relating to the Mortgage Loan has been executed by Seller in blank which the Purchaser or Trustee, as applicable, or designee is authorized to complete and to file in the filing office in which such financing statement was filed. Each Mortgage Loan and the related Mortgage (along with any security agreement and UCC financing statement), together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the personal property described above, and the principal benefits of the security intended to be provided thereby.

         39. Environmental Insurance. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor policy, then:

                  (a)      the Seller -

                           (i) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

                           (ii) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property, in each case with respect to (i) and (ii) to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy;

                  (b)      all premiums for such insurance have been paid; and

                  (c)      such insurance is in full force and effect.


                  40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury Regulation Section 1.860G-1(b)(2).

                  41. Operating Statements. Each Mortgage requires the Borrower upon request to provide the owner or holder of the Mortgage with quarterly (except for Mortgage Loans with an original principal balance less than $3,000,000) and annual operating statements (or a balance sheet statement of income and expenses and a statement of changes in financial position), rent rolls (if there is more than one tenant) and related information and annual financial statements, which annual financial statements for all Mortgage Loans with an original principal balance greater than $20 million shall be audited by an independent certified public accountant upon the request of the holder of the Mortgage Loan.

                  42. Servicing Rights. Except as set forth on Schedule C-42 and except as to the Master and Special Servicer, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

                  43. Recourse. Except as described on Schedule C-43, each Mortgage Loan is non-recourse, except that the Borrower and in the case of a Mortgage Loan with an initial principal balance of $3,000,000 or more, either: a principal of the Borrower who is a natural person or other individual guarantor who is a natural person, with assets other than any interest in the Borrower has agreed to be jointly and severally liable for all liabilities, expenses, losses, damages, expenses or claims suffered or incurred by the holder of the Mortgage Loan by reason of or in connection with: (i) any fraud or material misrepresentation by the Borrower, (ii) misapplication or misappropriation of rents, insurance payments, condemnation awards, tenant security deposits or other funds subject to the Mortgage, (iii) acts of waste (or, alternatively, the failure to repair or restore the related Mortgaged Property in accordance with any related Mortgage Loan document, to the extent not covered by insurance proceeds paid on account of damage which is the subject of any such repair or restoration which are made available for such purpose to the Borrower or the holder of the Mortgage Loan) , (iv) violation of applicable environmental laws or breaches of environmental covenants or (v) the related Mortgaged Property becoming an asset in a voluntary bankruptcy or insolvency proceeding instituted by the Borrower, that impairs the ability of the holder of the related Mortgage Loan to enforce its lien on the related Mortgaged Property. With respect to clause (iv) in this paragraph, environmental insurance meeting the requirements set forth in Paragraph 39 shall satisfy such requirement. With respect to clause(v) in this paragraph, such requirement will be satisfied if the related Mortgage Loan documents provide that the non-recourse provisions of the Mortgage Loan documents shall not be applicable to Borrower (and a principal of Borrower who is a natural person or other individual guarantor who is a natural person shall guaranty the Borrower's recourse obligations arising from such non-applicability) either (a) in the event of a voluntary bankruptcy filing by the Borrower or (b) to the extent the Mortgage Loan holder's rights of recourse to the Mortgaged Property are impaired by or as a result of any legal proceeding (including a voluntary bankruptcy or insolvency proceeding) instituted by the Borrower. No waiver of liability for such non-recourse exceptions has been granted to the Borrower or any such guarantor or principal by the Seller or anyone acting on behalf of the Seller.

         44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

         45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

         46. Servicing. The servicing and collection practices used with respect to each Mortgage Loan in all material respects have met customary standards utilized by prudent commercial or multifamily, as applicable, mortgage loan servicers with respect to whole loans.

         47. Originator's Authorization To Do Business. To the extent required under applicable law to assure the enforceability of a Mortgage Loan, as of such Mortgage Loan's funding date and at all times when it held such Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

         48. No Fraud In Origination. In the origination of the Mortgage Loan, neither Seller, the originator nor any employee or agent of Seller or the originator, participated in any fraud or intentional material misrepresentation with respect to the Borrower, the Mortgaged Property or any guarantor. To Seller's actual knowledge, no Borrower or guarantor is guilty of defrauding or making an intentional material misrepresentation to the Seller or originator with respect to the origination of the Mortgage Loan, the Borrower or the Mortgaged Property..

         49. Appraisal. An appraisal of the Mortgaged Property for each Mortgage Loan was conducted in connection with the origination of such Mortgage Loan, which appraisal is signed by an appraiser, who, to Seller's actual knowledge, had no interest, direct or indirect, in the related Borrower, such Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of such Mortgage Loan; to the Seller's actual knowledge, the appraisal and appraiser both satisfy the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

         50. Access and Parking. The following statements are true with respect to each Mortgaged Property: (i) the Mortgaged Property is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress and (ii) except for de minimus violations or legal non-conforming parking, to the Seller's knowledge, as of the time of origination of such Mortgage Loan, based upon a letter from governmental authorities, a legal opinion, an independent zoning consultant's report or an endorsement to the related title insurance policy insuring the holder of the Mortgage against losses related to the lack of such parking, and to Seller's actual knowledge as of the Closing Date, the Mortgaged Property has parking to the extent, if any, required under applicable law, including local ordinances.

         51. Jurisdiction of Organization. Each Borrower under a Mortgage Loan was at the time of origination of thereof either a natural person or was an entity organized under the laws of the United States or the laws of a jurisdiction located within the United States, its territories and possessions.

         52. Borrower Concentration. No single Borrower or group of affiliated Borrowers is/are the obligor(s) under any one or more Mortgage Loans with a Cut-off Date Principal Balance equal to or greater than five percent (5%) of the Initial Pool Balance.

         53. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits are conveyed hereunder to the Purchaser.

         54. Health Care Facilities. As of origination and to the Seller's actual knowledge, as of the Closing Date, with respect to any Mortgage Loan secured by a Mortgaged Property that is a health care facility including any nursing home, assisted living facility, congregate care or similar facility ("Facility"):

                  (i) No Facility has received a "Level A" (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against any Mortgagor, or against any officer, director or stockholder of any Mortgagor by any governmental agency during the last three years which have threatened any Facility or any Mortgagor's certification for participation in Medicare or Medicaid or any other such program.

                  (ii) Each operator of a Facility (an "Operator"), each Mortgagor and each Facility complies with all federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state department of health (each, a "DOH") and all other federal, state or local governmental authorities including, without limitation, those relating to the quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting.

                  (iii) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the use and operation of each Facility as intended are held by the applicable Mortgagor or Operator in the name of the Mortgagor and are in full force and effect including, without limitations, a valid certificate of need or similar certificate, license, or approval issued by the DOH for the requisite number of beds, and approved status in any approved provider payment program.

                  (iv) There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation or non-renewal affecting any Mortgagor, Operator or Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program to which any Mortgagor or Operator presently is subject.


                    -----------------------------------------

         Each representation and warranty of the Seller set forth in this Exhibit C, to the extent related to the enforceability of any instrument, agreement or other document or as to offsets, defenses, counterclaims or rights of rescission related to such enforceability, is qualified to the extent that
(a) enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally as from time to time in effect, (ii) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (iii) by any applicable anti-deficiency law or statute; and (b) such instrument, agreement or other document may contain certain provisions which may be unenforceable in accordance with their terms, in whole or in part, but the unenforceability of such provisions will not (subject to the qualification in clause (a) above) (i) cause the related Mortgage Note or the related Mortgage to be void in their entirety, (ii) invalidate the related Borrower's obligation to pay interest at the stated interest rate of such Mortgage Note on, and repay the principal of, the related Mortgage Loan in accordance with the payment terms of such Mortgage Note, such Mortgage and other written agreements delivered to the Seller in connection therewith, (iii) invalidate the obligation of any related guarantor to pay guaranteed obligations with respect to interest at the stated interest rate of such Note on, and the principal of, such Mortgage Loan in accordance with the payment terms of such guarantor's written guaranty, (iv) impair the mortgagee's right to accelerate and demand payment of interest at the stated interest rate of such Mortgage Note on, and principal of, such Mortgage Loan upon the occurrence of a legally enforceable default, or (v) impair the mortgagee's right to realize against the related Mortgaged Property by judicial or, if applicable, non-judicial foreclosure.

                                  SCHEDULE C-6

                      AMENDMENTS TO MORTGAGE LOAN DOCUMENTS

The following loans were modified (assumptions) on the dates indicated:

Charleston Buffalo Plaza (03-0810280)       4/9/01
4015 Medina Road (03-0810208)               1/29/01
1212 Boston Post Road (30-0812027)          7/26/00
1000 N. Jefferson (03-0810293)              5/1/01
Telephone Road Plaza (03-0810229)           2/12/01

Following are details of the assumptions:

Charleston Buffalo Plaza: Lender allowed Louis and Shalimar Vavra Family Trust, executed September 3, 1986, to be the borrowing entity for the purposes of a 1031 exchange. The borrower was required to transfer the asset to a single asset entity. On 4/9/01 the transfer to Charleston Buffalo Plaza, LLC was completed.

4015 Medina Road: The Borrowing Entity that signed the Loan Documents was a General Partnership. The Lender agreed to fund a loan with the General Partnership under the condition that the ownership of the Entity be transferred to a limited liability company or limited partnership. The Lender allowed for the General Partnership because the subject property was part of a 1031 exchange. The transfer was completed on 1/29/01 to 4015 Medina Road Associates, LLC.

1212 Boston Post Road: Lender closed this loan with HK Milford, LLC, a Klaff Realty entity, as the Borrower. Klaff Realty originally purchased the property in November, 1997 from Montgomery Ward. The seller purchased the asset and repositioned it by securing leases with two national tenants and planned on selling the property after securing this loan. The property was subsequently purchased by the principals of the 217 State-Milford and the loan was assumed with the Lender's approval on 7/26/00. The borrower is now 217 State-Milford, L.L.C., a New York limited liability company, and is a newly-formed, bankruptcy remote, single purpose entity whose only asset is the Property.

1000 N. Jefferson: Delores and Jasper Newman took title to the subject property as individuals, each holding a 50% ownership share, to preserve the proceeds of a 1031 Exchange. On 5/1/01 the Newman's ownership was transferred to Alphonso & Arnell, LLC, an Illinois limited liability company, with the formation of this single-asset entity being approved by the Lender. The Borrowing Entity is comprised of two members, Delores and Jasper Newman, each of whom controls a 50% member interest in the subject property and each of whom will be a managing member of that Entity.

Telephone Road: The Borrower purchased the subject property under terms of a
Section 1031 tax-deferred exchange. Title to the relinquished property was taken as Mr. Koussay

Okko, an Individual. For purposes of complying with terms of 1031 exchanges, the Borrower was required to take title to the subject property in the same form as he had owned the property sold, Mr. Koussay Okko, an Individual. The Borrower was required to form a new Lender approved single asset entity, within the first quarter of 2001. This conversion has been completed and the new borrowing entity is now a single asset limited partnership by the name of RIVIERA SHOPPING CENTER, Ltd., a California Limited Partnership.

                                SCHEDULE C-12(a)

                    ENVIRONMENTAL REPORTS CONDUCTED MORE THAN
                         12 MONTHS PRIOR TO CLOSING DATE

Environmental Reports older than 12 months (date of report):

4015 Medina Road (03-0810208)               1/14/00
San Jacinto Manor (03-0810662)              5/24/99
1212 Boston Post Road (03-0812027)          3/1/00
Telephone Road Plaza (03-0810229)           6/22/00
Ramada Northville (03-0812050)              5/23/00
Menlo Office Building (10728)               6/26/00

                                SCHEDULE C-12(G)

                           ENVIRONMENTAL INSURED LOANS

Loans with Environmental Insurance policies (date of policy):

1212 Boston Post Road (03-0812027)          3/1/00
390 North Moorpark (03-0810292)             3/22/01
125 Middlesex Turnpike (03-0810425)         1/11/01

                                  SCHEDULE C-14

                         NON-CONFORMING INSURANCE LOANS

4101 Calloway Drive (03-0810702) - This loan is secured by a property leased on a long-term net basis to 7-11. B.I. insurance was waived so long as the tenant maintains a BBB- rating.

                                  SCHEDULE C-21

                           INTEREST ONLY PAYMENT LOANS

Mountain View Plaza (03-0810260) - This loan provides for payments of interest only for the first 24 months of the loan term.

                                  SCHEDULE C-28

                           MORTGAGES REQUIRING RELEASE

125 Middlesex Turnpike (03-0810425) - The secured property currently consists of a 21.66-acre parcel. The borrower was given the right to request that approximately 7 unimproved acres be released from the collateral. The proposed release acreage is located to the east of Beaver Brook, and has no impact on the existing usage. The remaining collateral parcel containing approximately 14.66 acres will conform to all zoning regulations. The appraiser has indicated that the subdivision of this site would not have a negative impact on the appraised value of the property, as the excess land had not been given any value in the appraisal. The approval of this release is subject to Lender consent, in its sole discretion, and will require evidence that the release will have no negative impact on the initial appraised value or zoning compliance of the remaining collateral.

                                  SCHEDULE C-31

                         INSPECTIONS CONDUCTED MORE THAN
                         12 MONTHS PRIOR TO CLOSING DATE

San Jacinto Manor (03-0810662) - was last inspected on 6/12/00.

                                  SCHEDULE C-34

                    LOANS OVER $5,000,000 WITHOUT CONFORMING
                         SINGLE PURPOSE ENTITY BORROWERS

The following loans with balances in excess of $15mm do not require an independent director (there do exist non-consolidation opinions):

Ironwood Apartments (03-0810277)
Sterling Plaza Shopping Center (12014)
Metro Park (11980)

The following loans do not meet all of the requirements for loans in excess of $15mm regarding covenants in the Borrower organizational documents (such covenants are in the loan documents):

Sterling Plaza Shopping Center (12014)
Metro Park (11980)

                                  SCHEDULE C-37

                            NON-CONFORMING ARD LOANS

4101 Calloway Drive (03-0810702) - rate increases by 1.00% not 2.00% or more

                                  SCHEDULE C-43

                          NON-CONFORMING RECOURSE LOANS

644-655 Massachusetts Ave., etc. (03-0810419)
Westfield Stop & Shop (03-0810422)
1212 Boston Post Road (03-0812027)
Execucenter (03-0810283)

The following provides information on the precise exceptions:

644-655 Mass Ave, etc.: Although we DO NOT have a "warm body" on the environmental carveouts, we DO have one on all of the remaining carveouts. The environmental report was clean and recommended no further action.

Westfield Stop & Shop: The signer of the carveouts is O'Connell Development Group Inc. (f/k/a O'Connell Engineering & Financial, Inc.), a Massachusetts corporation headquartered in Holyoke, MA. It is a wholly-owned subsidiary of The O'Connell Companies, Incorporated. O'Connell provides development, real estate brokerage, financial, energy, environmental and asset management services for real estate and development projects. It has a $11,419,360 Net Worth and $12,365,300 in liquidity. The property is 100% leased to The Stop & Shop Supermarket Company for an initial term of 20 years, with a guarantee from Koninklijke Ahold, n.v., which is rated BBB+.

1212 Boston Post Road: Although we DO NOT have a "warm body" on the environmental carveouts, we DO have one on all of the remaining carveouts. However, Lender required the Borrower to obtain environmental insurance to cover any potential liability risk. The first policy is a "Pollution and Remediation Legal Liability" insurance policy with $10 million in coverage was obtained in favor of both the lender and the property owner. This policy provides, among other things, coverage against legal liability, remediation costs, business interruption and legal defense costs arising from the presence of contaminants on or under the site. In addition, a "Secured Lender's Impaired Lien Policy" was obtained in the amount of $8,750,000, which insures the loan against a default arising from the environmental condition at the property.

Execucenter: There is no warm body indemnitor for the carve-outs. EXECUCENTER, A California Limited Partnership, is the borrower and the sole indemnitor of the loan is Taylor Andrew Partners, Limited Partnership which owns 100% of the Borrowing Entity. The collateral is a good quality, multi-tenant office property with a 1.43X debt coverage and a low loan-to-value of 53.3%. EXECUCENTER LP has clean credit. The Lender performed a US Report and Filing, bankruptcy, UCC, judgement, asset and tax lien search through Lexis Nexis for EXECUCENTER and found no derogatory information. A Dun and Bradstreet also reported that EXECUCENTER had a clean credit history. Taylor Andrew Partners has a net worth of $1,739,756.

                                   EXHIBIT D-1

                       FORM OF CERTIFICATE OF A SECRETARY
                      OR ASSISTANT SECRETARY OF THE SELLER




                                      D-1-1

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C1 CERTIFICATE OF SECRETARY OF GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


     I,                    , hereby certify that I am a duly elected and acting
Secretary of Greenwich Capital Financial Products, Inc. (the "Company"), and certify further as follows:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

     2. Attached hereto as Exhibit A is a true, correct and complete copy of the organizational documents of the Company, as in full force and effect on the date hereof;

     3. Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of Delaware issued within ten days of the date hereof with respect to the good standing of the Company;

     4. Since the date of the good standing certificate referred to in clause 3 above, the Company has not received any notification from the Secretary of State of Delaware, or from any other source, that the Company is not in good standing in Delaware.

     5. Attached hereto as Exhibit C are the resolutions of the board of directors of the Company authorizing the transactions contemplated by the Mortgage Loan Purchase Agreement dated as of July __, 2001 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company.

     6. The Mortgage Loans do not constitute all or substantially all of the assets of the Company.

     7. To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Company are pending or contemplated.

     8. Each person who, as an officer or representative of the Company, signed
(a) the Mortgage Loan Purchase Agreement, (b) the Indemnification Agreement dated as of July __, 2001 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., First Union Securities, Inc., J.P. Morgan Securities Inc. and UBS Warburg LLC and (c) any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated by the foregoing documents, was, at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such person appearing on any such document is his or her genuine signature.

     Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

     IN WITNESS WHEREOF, I have hereunto signed my name as of July 31, 2001.



                                           By: /s/ Paul D. Stevelman
                                              ------------------------------
                                              Name:  Paul D. Stevelman
                                              Title: Director, Senior Vice
                                                     President and Secretary

     The undersigned, an officer of the Company, hereby certifies that is the duly elected and qualified and acting Secretary of the Company and that the signature appearing above is his/her genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed my name as of July 26, 2001.



                                           By: /s/ Philip G. Holmes
                                              ------------------------------
                                              Name:  Philip G. Holmes
                                              Title: Vice President

                                   EXHIBIT A
                    CERTIFICATE OF INCORPORATION AND BY-LAWS

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/16/1990
                                                          710320044 - 2246810


                          CERTIFICATE OF INCORPORATION

                                       OF

                      GREENWICH CAPITAL DERIVATIVES, INC.

               ------------------------------------------------

     FIRST. The name of this corporation shall be:

            GREENWICH CAPITAL DERIVATIVES, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

     One Thousand (1,000) shares without par value.

     FIFTH. The name and address of the incorporator is as follows:

                                Lisa G. Mulligan
                                Corporation Service Company
                                1013 Centre Road
                                Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this sixteenth day of November, A.D. 1990.


                                                     /s/ Lisa G. Mulligan
                                                    ----------------------------
                                                          Lisa G. Mulligan
                                                            Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      GREENWICH CAPITAL DERIVATIVES, INC.

                      -----------------------------------

     The undersigned, the sole incorporator of GREENWICH CAPITAL DERIVATIVES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

          FIRST: That the Corporation has not received any payment for any of its stock.

          SECOND: That the Article numbered First of the Certificate of Incorporation of the Corporation is hereby amended so as to read in its entirety as follows:

                    "The name of this Corporation shall be: Greenwich Capital Financial Products, Inc."

          THIRD: That the Article numbered Fourth of the Certificate of Incorporation of the Corporation is hereby amended so as to read in its entirety as follows:

                    "The total number of shares of stock which this Corporation is authorized to issue is: One thousand (1,000) shares of common stock with a par value of one dollar ($1.00) per share."

          FOURTH: That the foregoing amendments have been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Certificate of Amendment of Certificate of Incorporation this 30th day of July, 1992.

                                                   /s/ Lisa G. Mulligan
                                                   ------------------------
                                                   Lisa G. Mulligan
                                                   Sole Incorporator

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/14/1992
                                                          712227007 - 2246810


                            CERTIFICATE OF AMENDMENT
                      OF THE CERTIFICATE OF INCORPORATION
                 OF GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


     GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     First:    That by unanimous written consent of the directors of the
Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     Resolved, that the Board of Directors of Greenwich Capital Financial Products, Inc. declares it advisable that Article FOURTH of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

               "FOURTH: The total number of shares of stock which this Corporation is authorized to issue is two thousand (2,000) of which one thousand (1,000) shall be shares of common stock with a par value of one dollar ($1.00) per share (the "Common Stock") and one thousand (1,000) shall be shares of preferred stock with a par value of one dollar ($1.00) per share (the "Preferred Stock").

               The powers, designations, preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock and the Preferred Stock are as follows:

               1. Common Stock.

               1.01. Voting Rights. Except as provided in this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by the holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

               2. Preferred Stock.

               2.01. Voting Rights. The holders of shares of Preferred Stock shall have no voting rights, and their consent shall not be required for the taking of any corporate action, except as may be required by Delaware law. In exercising any such vote as required by

Delaware law, each outstanding share of Preferred Stock will be entitled to one vote.

     2.02. Designation of Series. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

          (A) the designation of and number of shares constituting such series;

          (B) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

          (C) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

          (D) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

          (E) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (F) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

               (G) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

               (H) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation; and

               (I) any other relative rights, preferences and limitations of that series."

     Second: In lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and this written consent has been filed with the Corporation.

     Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware.

     IN WITNESS WHEREOF, Greenwich Capital Financial Products, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by its president and its secretary this 14 day of August, 1992.

                                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.



                                   By: /s/
                                       ------------------------------
                                       President





[Corporate Seal]



ATTEST:



By: /s/
    -----------------------------
    Secretary

                           CERTIFICATE OF DESIGNATION

                                       of

                            SERIES A PREFERRED STOCK

                                       of

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law
                                   __________

     Greenwich Capital Financial Products, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted, as of August 17, 1992, by the Board of Directors of the Corporation in accordance with the provisions of the bylaws of the Corporation and Section 151 of the General Corporation Law by unanimous consent in lieu of a meeting:

     FURTHER RESOLVED, that the Board of Directors hereby creates from the authorized shares of Preferred Stock a series of Preferred Stock to be designated "Series A Preferred Stock", to consist of 10 shares, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock" or the "Shares") and the number of shares constituting the Series A Preferred Stock initially shall be 10, which number may be increased or decreased without a vote of the holders of such Shares; provided, however that such number may not be decreased below the number of then outstanding shares of Series A preferred stock. All shares of Series A Preferred Stock shall be identical with each other in all respects, except that shares issued at different times may differ as to dates from which dividends may accumulate.

     Section 2. Dividends and Distributions.

     (A) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of common stock of the Corporation with a par value of one dollar ($1.00) per share (the "Common Stock") and of any other stock ranking junior to the Series A Preferred Stock as to the payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors") out of funds legally available for the purpose, dividends payable in cash at an annual rate to be determined by the Board of Directors, in equal quarterly payments on March 31, June 30, September 30, and December 31 (or if any of such days is not a business day, the next business day) in each year.

     (B) Dividends on the Series A Preferred Stock will be non-cumulative and will be payable to holders of record on such record dates as are fixed by the Board.

     (C) The Shares will have priority as to dividends over the Common Stock and any other series or class of the Corporation's stock hereafter issued which ranks junior as to dividends to the Shares (the "Junior Dividend Stock"), and no dividend may be paid on, and no purchase, redemption or other acquisition may be made by the Corporation on any Junior Dividend Stock unless all declared dividends on the Shares have been paid or set apart for payment. The Corporation may not pay dividends on any class or series of the Corporation's stock now or hereafter issued having parity with the Shares as to dividends ("Parity Dividend Stock"), unless it has paid or set apart for payment or contemporaneously pays or sets apart for payment all declared but unpaid dividends on the Shares, and may not pay dividends on the Shares unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends on the Parity Dividend Stock. Whenever all declared dividends are not paid in full on the Shares or whenever all accrued dividends are not paid in full on the Parity Dividend Stock, all dividends declared on the Shares and accrued on such Parity Dividend Stock will be made pro rata so that the amount of dividends declared per share on the Shares and such Parity Dividend Stock will bear the same ratio that declared but unpaid dividends per share on the Shares bears to the accrued but unpaid dividends on such Parity Dividend Stock.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have no voting rights, and their consent shall not be required for the taking of any corporate action, except as may be required by Delaware law. In exercising any such vote as required by Delaware law, each outstanding Share will be entitled to one vote.

     Section 4. Liquidation, Dissolution or Winding-up. In case of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Shares are entitled to receive the liquidation price of $100,000 per Share (the "Liquidation Value") before any payment or distribution is made to the holders of Common Stock or any other series or class of the Corporation's stock now or hereafter issued which ranks junior as to liquidation rights to the Shares, but the holders of the Shares will not be entitled to receive the liquidation price of such shares until the liquidation price of any other series or class of the Corporation's stock now or hereafter issued which ranks senior as to the liquidation rights to the Shares ("Senior Liquidation Stock") has been paid in full. The holders of Shares and all series or classes of the Corporation's stock now or hereafter issued which rank on a parity as to liquidation rights with the Shares are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation price of the Senior Liquidation Stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation price of the Shares, the holders thereof will not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

     Section 5. Redemption.

     (A) The shares of Series A Preferred Stock may be redeemed at the option of the Corporation at a price per Share equal to the Liquidation Value.

     (B) If less than all the Series A Preferred Stock is to be redeemed pursuant to paragraph (A) of this Section 5, the number of shares called for redemption at the time shall be allocated pro rata as nearly as practicable, according to the number of shares then held by the respective holders, with adjustments to the extent practicable to equalize for any prior redemptions not in such proportion, provided that only full shares shall be selected for redemption.

     (C) Not less than 30 nor more than 60 days prior to the date fixed for redemption pursuant to the foregoing provisions, the Corporation shall deliver to the holders of record of Series A Preferred Stock to be redeemed, by mail to their respective addresses as the same shall appear on the stock register of the Corporation, a notice specifying the time and place thereof and, in the case of a partial redemption, the number of shares to be redeemed and the number thereof to be redeemed held by each holder. If on the redemption date with respect to any, redemption under this Section 5, the funds necessary for such redemption shall have been set aside, separate and apart from the Corporation's other funds, in trust for payment to the holders of the shares so to be redeemed, then such holders shall cease to be stockholders of the Corporation with respect to said shares and from and after the redemption date said holders shall have no interest in or claim against the Corporation and shall have no voting or other rights with respect to said shares, except the right to receive said moneys on the date fixed for redemption as aforesaid, without interest thereon, upon endorsement and surrender of the certificates, if required, as aforesaid, and the shares represented thereby shall no longer be outstanding. In case the holder of any of such shares shall not, within two years after any such moneys are set aside, as aforesaid, claim the amounts so set aside for the redemption thereof, said amount shall be released from the trust and may be utilized by the Corporation, and thereafter such holder may look only to the Corporation for the payment thereof.

     (D) Shares of Series A Preferred Stock that have been redeemed or otherwise acquired pursuant to the redemption provisions of this Section 5 shall be canceled and shares of Series A Preferred Stock acquired in any other manner may be canceled or may be held in the treasury. The Corporation shall from time to time take the appropriate action to reduce the authorized number of shares of Series A Preferred Stock to give effect to any such cancellation.

     Section 6. Rank. The Series A Preferred Stock shall rank, with respect to the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation, (i) prior to all shares of Common Stock, and (ii) unless otherwise provided in the Certificate of Incorporation or a Certificate of Designation relating to a subsequent series of Preferred Stock, on a parity with all shares of any other series of Preferred Stock.

     Section 7. Fractional Shares. Each fractional share of Series A Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all distributions payable with respect to each outstanding share of Series A Preferred Stock in accordance with the terms hereof, whether upon redemption, or liquidation, dissolution or winding-up of the affairs of the Corporation, and all such distributions shall be payable in the same manner and at the same time as provided herein for each outstanding share of Series A Preferred Stock. Each fractional share of Series A Preferred Stock outstanding shall entitle the holder thereof to a ratably proportionate amount of the votes, if any, to which each outstanding share of Series A Preferred Stock is entitled, and shall be voted in the same manner as each outstanding share of Series A Preferred Stock.

     Section 8. Other. The holders of the Shares have no preemptive rights with respect to any shares of capital stock of the Corporation or any other securities of the Corporation convertible into or carrying rights or options to purchase any such shares.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed on behalf of the Corporation by its President and attested by its Secretary this 17th day of August, 1992.


                                                  GREENWICH CAPITAL FINANCIAL
                                                  PRODUCTS, INC.

                                                  /s/
                                                  ---------------------------
                                                  Name:
                                                  President


Attest:

/s/
--------------------------------
Name:
Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/26/1992
                                                          712239011 - 2246810


                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES B PREFERRED STOCK

                                       OF

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

                                   ----------

     Greenwich Capital Financial Products, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted, as of August 26, 1992, by the Board of Directors of the Corporation in accordance with the provisions of the bylaws of the Corporation and Section 151 of the General Corporation Law by unanimous consent in lieu of a meeting:

     RESOLVED, that the Board of Directors hereby creates from the authorized shares of Preferred Stock a series of Preferred Stock to be designated "Series B Preferred Stock", to consist of 600 shares, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Preferred Stock" (the "Series B Preferred Stock" or the "Shares") and the number of shares constituting the Series B Preferred Stock initially shall be 600, which number may be increased or decreased without a vote of the holders of such Shares; provided, however that such number may not be decreased below the number of then outstanding shares of Series B Preferred Stock. All shares of Series B Preferred Stock shall be identical with each other in all respects, except that shares issued at different times may differ as to dates from which dividends may accumulate.

     Section 2. Dividends and Distributions.

          (A) The holders of shares of Series B Preferred Stock are not entitled to receive dividends.

     Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have no voting rights, and their consent shall not be required for the taking of any corporate action, except as may be required by Delaware law. In exercising any such vote as required by Delaware law, each outstanding Share will be entitled to one vote.

     Section 4. Liquidation, Dissolution or Winding-up. In case of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Shares are entitled to receive the liquidation price of $10,000 per Share (the "Liquidation Value") before any payment or distribution is made to the holders of the common stock of the Corporation or any other series or class of the Corporation's stock now or hereafter issued which ranks junior as to liquidation rights to the Shares, but the holders of the Shares will not be entitled to receive the liquidation price of such shares until the liquidation price of any other series or class of the Corporation's stock now or hereafter issued which ranks senior as to the liquidation rights to the Shares ("Senior Liquidation Stock") has been paid in full. The holders of Shares and all series or classes of the Corporation's stock now or hereafter issued which rank on a parity as to liquidation rights with the Shares are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation price of the Senior Liquidation Stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation price of the Shares, the holders thereof will not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

     Section 5. Redemption.

     (A) The shares of Series B Preferred Stock shall be redeemable at the option of the Corporation only in accordance with the provisions of this Section
5. The Corporation shall redeem the Series B Preferred Stock, in whole, on August 28, 1996 (the "Mandatory Redemption Date") at a price per Share equal to the Liquidation Value, provided, however, that the Shares are redeemable for cash in whole or in part at any time before the Mandatory Redemption Date at the option of the Corporation at a price per Share equal to the Liquidation Value.

     (B) If less than all the Series B Preferred Stock is to be redeemed pursuant to paragraph (A) of this Section 5, the number of shares called for redemption at that time shall be allocated pro rata as nearly as practicable, according to the number of shares then held by the respective holders, with adjustments to the extent practicable to equalize for any prior redemptions not in such proportion, provided that only full shares shall be selected for redemption.

     (C) Not less than 30 nor more than 60 days prior to the date fixed for redemption pursuant to the foregoing provisions, the Corporation shall deliver to the holders of record of Series B Preferred Stock to be redeemed, by mail to their respective addresses as the same shall appear on the stock register of the Corporation, a notice specifying the time and place thereof and, in the case of a partial redemption, the number of shares to be redeemed and the number thereof to be redeemed held by each holder. If on the redemption date with respect to any redemption under this Section 5, the funds necessary for such redemption shall have been set aside, separate and apart from the Corporation's other funds, in trust for payment to the holders of the shares so to be redeemed, then such holders shall cease to be stockholders of the Corporation with respect to said shares and from and after the redemption date said holders shall have no interest in or claim against the Corporation and shall have no voting or other rights with respect to said shares, except the right to receive said moneys on the date fixed for redemption as aforesaid, without interest thereon, upon endorsement and surrender of the certificates, if required, as aforesaid, and the shares represented thereby shall no longer be outstanding. In case the holder of any of such shares shall not, within two years after any such moneys are set aside, as aforesaid, claim the amounts so set aside for the redemption thereof, said amount shall be released from the trust and may be utilized by the Corporation, and thereafter such holder may look only to the Corporation for the payment thereof.

     (D) If at any time the Liquidation Value of the outstanding shares of Series B Preferred Stock shall exceed 25% of Total Capital of the Corporation (defined as the amount of capital stock plus the amount of surplus and retained earnings (or in the case of a surplus or retained earnings deficit, minus such deficit), determined on a consolidated basis in accordance with generally accepted accounting principles), then at any time following the 90th day after such excess (a "Capital Deficiency") shall have occurred each holder of Series B Preferred Stock shall have the right to require the Corporation to redeem any or all of the shares of Series B Preferred Stock held by such holder at a price equal to the Liquidation Value. Promptly after a Capital Deficiency shall have occurred, the Corporation shall so notify the holders of Series B Preferred Stock. A holder of Series B Preferred Stock may exercise its right to have shares of such stock redeemed by giving notice to the Corporation, whereupon the Corporation shall immediately redeem such shares. Notwithstanding the foregoing, the Corporation shall not be required to redeem any time before the Mandatory Redemption Date unless the Liquidation Value of the outstanding shares of Series B Preferred Stock shall exceed 24% of Total Capital.

     (E) Shares of Series B Preferred Stock that have been redeemed or otherwise acquired pursuant to the redemption provisions of this Section 5 shall be canceled and shares of Series B Preferred Stock acquired in any other manner may be canceled or may be held in the treasury. The Corporation shall from time to time take the appropriate action to reduce the authorized number of shares of Series B Preferred Stock to give effect to any such cancellation.

     Section 6. Rank. The Series B Preferred Stock shall rank, with respect to the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation, (i) prior to all shares of Common Stock, and (ii) unless otherwise provided in the Certificate of Incorporation or a Certificate of Designation relating to a subsequent series of Preferred Stock, on a parity with all shares of any other series of Preferred Stock.

     Section 7. Fractional Shares. Each fractional share of Series B Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all distributions payable with respect to each outstanding share of Series B Preferred Stock in accordance with the terms hereof, whether upon redemption, or liquidation, dissolution or winding-up of the affairs of the Corporation, and all such distributions shall be payable in the same manner and at the same time as provided herein for each outstanding share of Series B Preferred Stock. Each fractional share of Series B Preferred Stock outstanding shall entitle the holder thereof to a ratably proportionate amount of the votes, if any, to which each outstanding share of Series B Preferred Stock is entitled, and shall be voted in the same manner as each outstanding share of Series B Preferred Stock.

     Section 8. Other. The holders of the Shares have no preemptive rights with respect to any shares of capital stock of the Corporation or any other securities of the Corporation convertible into or carrying rights or options to purchase any such shares.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed on behalf of the Corporation by its President and attested by its Secretary this 26th day of August, 1992.



                                       GREENWICH CAPITAL FINANCIAL
                                       PRODUCTS, INC.

                                       /s/    Stephen M. Peet
                                       --------------------------------
                                              Stephen M. Peet
                                                 President



Attest:

/s/  James G. Rickards
-----------------------------
     James G. Rickards
        Secretary

                              AMENDED AND RESTATED
                               AS OF MAY 5, 1999

                                    BY-LAWS

                                       OF

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

                                    BY-LAWS
                                       OF
                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                            (a Delaware Corporation)

                                   ARTICLE I

                            Offices and Fiscal Year

SECTION 1.01. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by a vote of a majority of the Board of Directors in office, and a statement of such change is filed in the manner provided by statute.

SECTION 1.02. Other Offices. The corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation requires.

SECTION 1.03. Fiscal Year. The fiscal year of the corporation shall end on the 31st of December in each year.

                                   ARTICLE II

                            Meetings of Stockholders

SECTION 2.01. Place of Meeting. All meetings of the stockholders of the corporation shall be held at the registered office of the corporation, or at such other place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting.

SECTION 2.02. Annual Meeting. The Board of Directors may fix the date and time of the annual meeting of the stockholders, but if no such date and time is fixed by the board, the meeting for any calendar year shall be held on the fourth Thursday of April in such year, if not a legal holiday, and if a legal holiday then on the next succeeding business day at 10 o'clock a.m., and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

SECTION 2.03. Special Meetings. Special Meetings of the stockholders of the corporation for any purpose or purposes for which meetings may lawfully be called, may be called at any time by the Chairman of the board, a majority of the Board of Directors, the President or any of the Vice President, or at the request, in writing, of stockholders owning a majority of the amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the Secretary to fix the date if the meeting to be held at such date and time as the Secretary may fix, not less than ten nor more than sixty days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

SECTION 2.04. Notice of Meetings. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given it each stockholders of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

SECTION 2.05. Quorum, Manner of Acting and Adjournment. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.
At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute or these By-laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.06. Organization. At every meeting of the stockholders, the Chairman of the board, if there be one, or in case of a vacancy in the office or absence of the Chairman of the board, one of the following persons present in the order stated: the President, the Vice Presidents in their order or rank, a Chairman designated by the Board of Directors or a Chairman chosen by the stockholders entitled to cash a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, a person appointed by the Chairman, shall act as Secretary.

SECTION 2.07. Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by such stockholder's duly authorized attorney-in-fact and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation.

SECTION 2.08. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 2.09. Voting Lists. The officer who has charge of stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, it not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.10. Judges of Election. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders the Board of Directors may appoint judges of election, who need not be stockholders the Board of Directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and upon the demand of any stockholder or the stockholder's proxy at the meeting and before voting begins shall, appoint judges of election. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a stockholder, by stockholders present entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon. No person who is a candidate for office shall act as judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the Chairman of the meeting.

If judges of election are appointed aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and question in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respect as the decision, act or certificate of all.

On request of the Chairman of the meeting or of any stockholder or such stockholder's proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any act found by them.


                                  ARTICLE III

                               Board of Directors

SECTION 3.01. Powers. The Board of Directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute, the Certificate of Incorporation or these By-laws, are hereby granted to and vested in the board of director.

SECTION 3.02. Number and Term of Office. The Board of Directors shall consist of one or more members, as may be determined from time to time by resolution of the Board of Directors. Each director shall serve until the next annual meeting of the stockholders and until the director's successor shall have been elected and qualified, except in the event of the director's death, resignation or removal. All directors of the corporation shall be natural persons, but need not be residents of Delaware or stockholders of the Corporation.

SECTION 3.03. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less then a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

SECTION 3.04. Resignations. Any director of the corporation may resign at any time by giving written notice to the President or the Secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.05. Organization. At every meeting of the Board of Directors, the Chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the board, one of the following officers present in the order stated: the Vice Chairman of the board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary.

SECTION 3.06. Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

SECTION 3.07. Organization Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

SECTION 3.08. Annual and Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the pleasure of the board members to transact such business as may be properly brought before such meetings. An annual meeting of the Board of Directors for the election of officers and for the transaction of any other business which may be properly brought before such meetings shall be held in each year immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders or as soon as practical after the annual meeting of shareholders at such time as shall be fixed by the shareholders at such meeting or by the consent in writing of all of the directors.

SECTION 3.09. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by telegram) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held.

SECTION 3.10. Quorum, Manner of Acting and Adjournment. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

SECTION 3.11. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the whole board, designate an executive committee and one or more other committees, each committee to consist of two or more directors.

The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

Any such committee to the extent provided in the resolution establishing such committee shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the corporation, including the power or authority to declare a dividend or to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

SECTION 3.12. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                           Notice - Waiver - Meeting

SECTION 4.01. Notice, What Constitutes. Whenever, under the provisions of the statutes of Delaware or the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such director or stockholder's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with Section 3.09 of
Article III hereof.

SECTION 4.02. Waivers of Notice. Whenever any written notice is required to be given under the provisions of the Certificate of Incorporation, these By-laws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the item stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purposes of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 4.03. Conference Telephone Meetings. One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.


                                   ARTICLE V

                                    Officers

SECTION 5.01. Number, Qualifications and Designation. The officers of the corporation shall be elected by the Board of Directors and shall be a President, one or more Managing Directors, one or more Executive Vice Presidents, a General Counsel, a Chief Financial Officer, a Secretary, a Treasurer and such other officers such as a Vice President and Assistant Vice Presidents as may be elected in accordance with Section 5.03 of this Article. One person may hold more than one office. Unless otherwise provided in these By-laws, officers may be, but need not be a director or stockholder of the corporation.

SECTION 5.02. Term of Office. The President, and if such officers are elected, the Co-Chairman, the Executive Vice Presidents and the Executive Vice Presidents, shall be elected annually by the Board of Directors and shall hold office until their respective successors shall have been elected and qualified or until their resignation or removal. Each other officer shall hold office until such officer's resignation or removal. Any officer may resign at any time upon written notice to the corporation.

SECTION 5.03. Subordinate Officers, Committee and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these By-laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

SECTION 5.04. The Chairman and Vice Chairman of the Board. The Chairman of the Board and the Vice Chairman of the Board may be elected annually by the Board of Directors and, if elected, shall hold office until a successor shall have been elected and qualified, or until the Chairman's or Vice-Chairman's earlier resignation or removal. The Chairman of the Board and the Vice Chairman of the Board shall be directors. The Chairman of the Board or in the Chairman's absence, the Vice Chairman of the Board, shall preside at all meetings of the stockholders and the Board of Directors. Neither the Chairman of the Board nor the Vice Chairman of the Board shall be officers of the corporation.

SECTION 5.05. President. The President shall be the chief executive officer of the corporation and, subject to the power of the Board of Directors to manage the business and affairs of the corporation, the By-laws and Certificate of Incorporation of the corporation and the other specific limitations set forth herein, shall have general control and supervision of the operations of the corporation, shall manage and administer the corporation's business and affairs including personnel decisions, shall see that all orders and resolutions of the Board of Directors including, but not limited to, the Annual Business Plan (as defined herein) are adhered to and shall perform all duties and exercise all powers usually pertaining to the office of the President. The President shall prepare an annual business plan which shall detail among other things, the profit targets, size of balance sheet and the total budgeted amount of employee compensation for each fiscal year of the corporation (the "Annual Business Plan"). The President shall submit the Annual Business Plan to the Board of Directors for their approval, and this plan shall be reviewed and when appropriate adjusted quarterly. The President shall submit to the Chairman or Vice Chairman of the Board of Directors (i) a report each month detailing the corporation's Balance Sheet and profit or loss, (ii) all monthly, quarterly and annual reports that are to be submitted to the Board of Governors of the Federal Reserve System or any division thereof or any other governmental agency, and
(iii) any other report requested by the Chairman or the Vice Chairman.

SECTION 5.06. Co-Chairman. The Co-Chairman, if elected, shall be the second most senior officer in the corporation, next to the President, and, subject to the power of the Board of Directors of the corporation to manage the business and affairs of the corporation, the By-laws and Certificate of Incorporation of the corporation, shall have such advisory, executive and supervisory duties as shall be given to the Co-Chairman by the President or the Board of Directors.

SECTION 5.07. Executive Vice Presidents. The Executive Vice Presidents, if elected, shall supervise the operations of the corporation and, subject to the power of the Board of Directors to manage the business and affairs of the corporation, the By-laws and Certificate of Incorporation of the corporation, shall perform the duties of the President in the President's absence, and shall perform the customary duties required to supervise such operations and such other duties as may be assigned to them by the Board of Directors or the President from time to time.

SECTION 5.08. Executive Vice Presidents. Executive Vice Presidents, if elected, shall perform the duties of the Executive Vice Presidents in their absence and such other duties as may from time to time be assigned to them by the Board of Directors, the President or the Executive Vice Presidents.

SECTION 5.09. Vice Presidents. Vice Presidents, if elected, shall perform the duties of the Executive Vice Presidents in their absence and such other duties as may from time to time be assigned to them, by the Board of Directors, the President, the Executive Vice Presidents or the Executive Vice Presidents.

SECTION 5.10. The Secretary. The Secretary, or an Assistant Secretary, shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to the Secretary by the Board of Directors or the Executive Vice Presidents.

SECTION 5.11. The Treasurer. The Treasurer or an Assistant Treasurer, if elected, shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to the Treasurer's credit as Treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; deposit all funds in the Treasurer's custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; whenever so required by the Board of Directors, render an account showing transactions as Treasurer and the financial condition of the corporation; and, in general, discharges such other duties as may from time to time be assigned to the Treasurer by the Board of Directors or the Executive Vice Presidents.

SECTION 5.12. Officers' Bonds. No officer of the corporation need provide a bond to guarantee the faithful discharge of such officer's duties unless the Board of Directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office.

SECTION 513. Salaries. The salaries of the officers and agents of the corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors.

                                   ARTICLE VI

                     Certificates of Stock, Transfer, Etc.

SECTION 6.01. Issuance. Each stockholder shall be entitled to a certificate or certificates for shares of stock of the corporation owned by the stockholder upon request therefor. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. They shall be signed by the President, the Executive Vice Presidents or the Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any or all of the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if such person were the officer, transfer agent or registrar at the date of its issue.

SECTION 6.02. Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

SECTION 6.03. Stock Certificates. Stock certificates of the corporation shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificates books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

SECTION 6.04. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.05. Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 6.06. Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

If no record date is fixed:

     1. The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     2. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

     3. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII

                Indemnification of Directors, Officers and Other
                           Authorized Representatives

SECTION 7.01 Indemnification of Authorized Representatives in Third Party Proceedings. The corporation shall indemnify any person who was or is an "authorized representative" of the corporation (which shall mean for purposes of this Article a director or officer of the corporation, or a person serving at the request of the corporation as a director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise) and who was or is "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses (which shall include for purposes of this Article attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding (which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

SECTION 7.02. Indemnification of Authorized Representatives in Corporate Proceedings. The corporation shall indemnify any person who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 7.03. Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

SECTION 7.04. Determination of Entitlement to Indemnification. Any indemnification under the Section 7.01, 7.02, or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonable incurred. Such determination shall be made:

     1. By the Board of Directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or

     2. If such quorum is not obtainable, or even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion, or

     3. By the stockholders.

SECTION 7.05. Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the corporation in advance of the final disposition of such third party or corporate proceeding as authorized in the manner provided in Section 7.04 of this Article upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

SECTION 7.06. Employee Benefit Plans. For purposes of this Article, the corporation shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonable believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purposes which is not opposed to the best interests of the corporation.

SECTION 7.07. Scope of Article. The indemnification of authorized representatives, as authorized by this Article, shall (1) not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity, (2) continue as to a person who has ceased to be an authorized representative and (3) inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.08. Reliance on Provisions. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this article.

                                  ARTICLE VIII

                               General Provisions

SECTION 8.01. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 8.02. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

SECTION 8.03. Contracts. Except as otherwise provided in these By-laws, the Board of Directors may authorize any officer or officers including the Chairman and Vice Chairman of the Board of Directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

SECTION 8.04. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

SECTION 8.05. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 8.06. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

SECTION 8.07. Corporate Records. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of and number of shares registered in the name of each stockholder, shall be open to the examination of any stockholders, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such document; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

SECTION 8.08. Amendment of By-laws. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting.

                                   EXHIBIT B

                          CERTIFICATE OF GOOD STANDING

                                   EXHIBIT C

                                  RESOLUTIONS

                            SECRETARY'S CERTIFICATE

          I, Paul D. Stevelman, being the Secretary of Greenwich Capital Financial Products, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), hereby certify that the following is a full, true and correct copy of a resolution duly and regularly adopted by unanimous consent of the Board of Directors of the Company on August 20, 1997 and that no action has been taken to rescind or amend said resolution and that the same is now in full force and effect.

          RESOLVED, that the Company is authorized to engage in the purchase, sale, repurchase, lending, borrowing, origination, servicing, securitization, pledging, assignment, margining and delivery of securities, loans and mortgages and, for the purpose of hedging positions in the foregoing, enter into financial contracts including futures, options, swaps and other notional principal contracts.

          IN WITNESS WHEREOF, my hand and the corporate seal of said Company this 31 of July 2001.



                                             /s/ Paul D. Stevelman
                                             ----------------------------------
                                             Paul D. Stevelman
                                             Secretary


[SEAL]

                                  EXHIBIT D-2

                       FORM OF CERTIFICATE OF THE SELLER






















                                     D-2-1

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C1
           Certificate of Greenwich Capital Financial Products, Inc.

     In connection with the execution and delivery by Greenwich Capital Financial Products, Inc. ("GCFP") of, and the consummation of the various transactions contemplated by, that certain mortgage Loan Purchase Agreement dated as of July 25, 2001 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and GCFP, and the Indemnification Agreement dated as of July 25, 2001 (the "Indemnification Agreement"), among GCFP, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., JP Morgan Securities Inc., UBS Warburg LLC and First Union Securities Inc. (together, the Mortgage Loan Purchase Agreement and the Indemnification Agreement are referred to herein as the "Agreements"), the undersigned hereby certifies that (i) the representations and warranties of GCFP in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, on such other date specifically provided in the particular representation and warranty), and (ii) GCFP has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

     Certified this 31 day of July, 2001.

                         GREENWICH CAPITAL FINANCIAL
                           PRODUCTS, INC.

                         By:  /s/ Mark Jarrell
                              ----------------------------
                              Name:  Mark Jarrell
                              Title: Senior Vice President

                                  EXHIBIT D-3A

                      FORM OF OPINION OF IN-HOUSE COUNSEL
                                 TO THE SELLER


                                  [See Tab 49]


















                                     D-3A-1

[GREENWICH CAPITAL LETTERHEAD]

                                             July 31, 2001

Salomon Brothers Mortgage               UBS Warburg LLC
  Securities VII, Inc.                  1285 Avenue of the Americas
388 Greenwich Street                    New York, NY 10019
New York, NY 10013
                                        Moody's Investors Service, Inc.
Salomon Smith Barney Inc.               99 Church Street
388 Greenwich Street                    New York, NY 10007
New York, NY 10013
                                        Standard & Poor's Ratings Services
Greenwich Capital Financial             55 Water Street, 41st Floor
  Products, Inc.                        New York, NY 10041
600 Steamboat Road
Greenwich, CT 06830                     Wells Fargo Bank of Minnesota, N.A.
                                        45 Broadway, 12th Floor
J.P. Morgan Securities Inc.             New York, NY 10006
270 Park Avenue, 6th Floor
New York, NY 10017

First Union Securities, Inc.
401 South Tryon Street
Charlotte, NC 28288

              RE;  SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C1

Ladies and Gentlemen:

I am a Senior Vice President and Deputy General Counsel of Greenwich Capital Markets, Inc. ("GCM"), and have acted as counsel to GCM's affiliate, Greenwich Capital Financial Products, Inc. (the "Company") pursuant to Section 7(h) the Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, relating to the sale by the Company of certain mortgage loans (the "Mortgage Loans"). I have also acted as counsel to the Company in connection with its entering into the Indemnification Agreement dated as of December 12, 2000 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., GCM, J.P. Morgan Securities Inc., First Union Securities, Inc. and UBS Warburg LLC. The Mortgage Loan Purchase Agreement and the Indemnification Agreement are collectively referred to herein as the "Agreements." Capitalized terms not otherwise defined herein have the meaning assigned to them in the Mortgage Loan Purchase Agreement.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons and other documents, agreements and instruments and have made such other investigations as I have deemed necessary or appropriate for purposes of this letter of opinion.

Based upon the foregoing, I am of the opinion that:

a. The Company is a validly existing Delaware corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to enter into and perform its obligations under the Agreements.

b. Each Agreement has been duly authorized, executed and delivered by the Company.

c. No consent, approval, authorization or order of any court, governmental agency or body is required in connection with the execution and delivery by the Company of the Agreements, except for those consents, approvals, authorizations or orders that previously have been obtained.

d. The transfer of the Mortgage Loans as provided in the Agreements and the fulfillment of the other terms of the Agreements will not conflict with or result in a violation of the Certificate of Incorporation or the By-laws of the Company or any agreement, instrument, order, writ, judgment or decree known to me to which the Company is a party or is subject.

e. To the best of my knowledge, there are no actions or proceedings against the Company, pending (with regard to which the Company has received service of process) or overtly threatened in writing before any court, governmental agency or arbitrator which affect the enforceability of the Agreements, or which would draw into question the validity of the Agreements or any action taken or to be taken in connection with the Company's obligations contemplated therein, or which would materially impair the Company's ability to perform under the terms of the Agreements.

The opinions expressed herein are limited to the laws of the State of New York and the federal law of the United States.

This letter of opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon without the express written consent of the Company or GCM.


                                             Very truly yours,


                                             /s/ Paul D. Stevelman

                                             Paul D. Stevelman
                                             Senior Vice President and
                                             Deputy General Counsel

                                  EXHIBIT D-3B

                 FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD,
                         SPECIAL COUNSEL TO THE SELLER






















                                     D-3B-1

                     [SIDLEY AUSTIN BROWN & WOOD LETTERHEAD]


                                  July 31, 2001

Salomon Brothers Mortgage                           UBS Warburg LLC
Securities VII, Inc.                                1285 Avenue of the Americas
388 Greenwich Street                                New York, New York 10019
New York, New York 10013

Salomon Smith Barney Inc.                           Moody's Investors Service, Inc.
388 Greenwich Street                                99 Church Street
New York, New York 10013                            New York, New York 10007

Greenwich Capital Markets, Inc.                     Standard & Poor's Ratings Services
600 Steamboat Road                                  55 Water Street, 41st  Floor
Greenwich, Connecticut 06830                        New York, New York  10041

J.P. Morgan Securities Inc.                         Greenwich Capital Financial Products, Inc.
270 Park Avenue, 6th  Floor                         600 Steamboat Road
New York, New York 10017                            Greenwich, Connecticut 06830

First Union Securities, Inc.                        Wells Fargo Bank Minnesota, N.A.
401 South Tryon Street                              45 Broadway, 12th Floor
Charlotte, North Carolina 28288                     New York, New York 10006

              Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

              We have acted as special counsel to Greenwich Capital Financial Products, Inc. ("GCFP") in connection with certain matters relating to the transactions contemplated by that certain Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "Mortgage Loan Purchase Agreement"), between GCFP, as seller, and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII"), as purchaser.

              This opinion letter is being provided to you pursuant to Section 7(h) of the Mortgage Loan Purchase Agreement. Capitalized terms not defined herein have the respective

SIDLEY AUSTIN BROWN & WOOD                                       NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Greenwich Capital Financial Products, Inc.
Wells Fargo Bank Minnesota, N.A.
July 31, 2001
Page 2


meanings set forth in, or otherwise assigned to them pursuant to, the Mortgage Loan Purchase Agreement.

              For the purposes of this opinion letter, we have reviewed the Mortgage Loan Purchase Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Mortgage Loan Purchase Agreement and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters material to this opinion contained in the Mortgage Loan Purchase Agreement, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or electronic copies, (vi) the due organization of the parties to the Mortgage Loan Purchase Agreement and the valid existence of each such entity in good standing under the laws of its jurisdiction of organization, (vii) except as expressly addressed in opinion paragraph 2 below, the power and authority of the parties to the Mortgage Loan Purchase Agreement to enter into, perform under and consummate the transactions contemplated by the Mortgage Loan Purchase Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Mortgage Loan Purchase Agreement by the parties thereto, (ix) except as expressly addressed in opinion paragraph 1 below, the constitution of the Mortgage Loan Purchase Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the express terms of the Mortgage Loan Purchase Agreement.

SIDLEY AUSTIN BROWN & WOOD                                       NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Greenwich Capital Financial Products, Inc.
Wells Fargo Bank Minnesota, N.A.
July 31, 2001
Page 3


              In delivering this opinion letter, we do not express any opinions concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the United States of America (without regard to conflicts of law principles). In addition, we do not express any opinion with respect to the tax, securities or "doing business" laws of any particular jurisdiction or with respect to any matter not expressly addressed below.

              Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York;
(4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference,

SIDLEY AUSTIN BROWN & WOOD                                       NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Greenwich Capital Financial Products, Inc.
Wells Fargo Bank Minnesota, N.A.
July 31, 2001
Page 4


fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

              Based upon and subject to the foregoing, we are of the opinion that:

              1. The Mortgage Loan Purchase Agreement constitutes a valid, legal and binding agreement of GCFP, enforceable against GCFP in accordance with its terms.

              2. The execution, delivery and performance of the Mortgage Loan Purchase Agreement by GCFP will not conflict with or result in a violation of any federal or State of New York statute or regulation generally applicable to domestic corporations in connection with transactions of the type contemplated by the Mortgage Loan Purchase Agreement.

              The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is being delivered solely for your benefit in connection with the transactions contemplated by the Mortgage Loan Purchase Agreement. Accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

                                                   Very truly yours,

                                  EXHIBIT D-3C

                            FORM OF LETTER RELATING
                 TO DISCLOSURE FROM SIDLEY AUSTIN BROWN & WOOD,
                         SPECIAL COUNSEL TO THE SELLER

                     [SIDLEY AUSTIN BROWN & WOOD LETTERHEAD]


                                  July 31, 2001

Salomon Brothers Mortgage                         J.P. Morgan Securities Inc.
   Securities VII, Inc.                           270 Park Avenue, 6th Floor
388 Greenwich Street                              New York, New York  10017
New York, New York  10013

Salomon Smith Barney Inc.                         First Union Securities, Inc.
388 Greenwich Street                              401 South Tryon Street
New York, New York  10013                         Charlotte, North Carolina  28288

Greenwich Capital Markets, Inc.                   UBS Warburg LLC
600 Steamboat Road                                1285 Avenue of the Americas
Greenwich, Connecticut  06830                     New York, New York  10019

              Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

              We have acted as special counsel to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), Salomon Brothers Realty Corp. ("SBRC"), Greenwich Capital Financial Products, Inc. ("GCFP") and Artesia Mortgage Capital Corporation ("AMCC") in connection with certain matters relating to the following transactions (collectively, the "Transactions"):

              (i) the sale by SBRC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "SBRC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "SBRC Mortgage Loan Purchase Agreement"), between SBRC and the Depositor;

              (ii) the sale by GCFP, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "GCFP Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "GCFP Mortgage Loan Purchase Agreement"), between GCFP and the Depositor;

SIDLEY AUSTIN BROWN & WOOD                                       NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
July 31, 2001
Page 2


              (iii) the sale by AMCC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "AMCC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "AMCC Mortgage Loan Purchase Agreement"), between AMCC and the Depositor;

              (iv) the creation of a common law trust (the "Trust") and the issuance of an aggregate $952,694,296 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates"), consisting of 20 classes designated Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class Y, pursuant to that certain Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Midland Loan Services, Inc., as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and The Chase Manhattan Bank, as certificate administrator and tax administrator;

              (v) the conveyance of the SBRC Mortgage Loans, the GCFP Mortgage Loans and the AMCC Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates; and

              (vi) the sale by the Depositor, and the purchase by Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), UBS Warburg LLC ("UBSW"), First Union Securities, Inc. ("First Union") and J.P. Morgan Securities Inc. ("J.P. Morgan"; and, together with SSBI, Greenwich Capital, UBSW and First Union in such capacity, the "Underwriters"), of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates"), pursuant to that certain Underwriting Agreement, dated as of July 25, 2001 (the "Underwriting Agreement"), between the Depositor and the Underwriters.

              The SBRC Mortgage Loan Purchase Agreement, the GCFP Mortgage Loan Purchase Agreement and the AMCC Mortgage Loan Purchase Agreement are collectively referred to herein as the "Mortgage Loan Purchase Agreements". The Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement and the Underwriting Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

SIDLEY AUSTIN BROWN & WOOD                                       NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
July 31, 2001
Page 3


              For the purposes of this letter, we have reviewed: the Agreements; the Depositor's registration statement on Form S-3 (No. 333-63752) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"); the Prospectus, dated July 13, 2001, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus"); and the Prospectus Supplement, dated July 25, 2001, specifically relating to the Trust and the Publicly Offered Certificates (including all exhibits and annexes thereto, the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the statements made in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the respective parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for the statements made in this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or electronic copies, (vi) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (vii) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (viii) compliance with the Agreements by the parties thereto, (ix) the conformity, to the requirements of the Pooling and Servicing Agreement and the respective Mortgage Loan Purchase Agreements, of the Mortgage Notes, the Mortgages and the other documents relating to the Mortgage Loans delivered to the Custodian by, on behalf of or at the direction of the Depositor, SBRC, GCFP and AMCC, (x) the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us, and (xi) the absence of any agreement that supplements or otherwise modifies the express terms of the Agreements. In rendering this letter, we do not make any statement concerning the laws of any jurisdiction other than the federal laws of the United States of America.

              In the course of acting as special counsel to the Depositor, SBRC, GCFP and AMCC in connection with the preparation of the Prospectus, we have generally reviewed and discussed with certain representatives of the Depositor, SBRC, GCFP, AMCC, SSBI, Greenwich

SIDLEY AUSTIN BROWN & WOOD                                       NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
July 31, 2001
Page 4


Capital and the other parties to the Agreements and their respective counsel (in addition to us) the information set forth in the Prospectus, other than any documents or information incorporated by reference in the Prospectus. In addition, we have reviewed loan summaries delivered to us by SBRC, GCFP and AMCC with respect to the SBRC Mortgage Loans, the GCFP Mortgage Loans and the AMCC Mortgage Loans, respectively; and we have undertaken a limited review of copies of certain environmental insurance policies and other selected Mortgage Loan documents with respect to certain SBRC Mortgage Loans, GCFP Mortgage Loans and AMCC Mortgage Loans. While we have not otherwise made any independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention that causes us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we make no statement as to: (i) any accounting, financial or statistical data or other information of that nature contained in or omitted from the Registration Statement or the Prospectus; (ii) any documents or information incorporated by reference in the Registration Statement or the Prospectus; or (iii) any information on or omitted from the diskette that accompanies the Prospectus. In that connection, we advise you that we have, as to materiality, relied to the extent we deemed appropriate upon the judgment of officers and representatives of the Depositor, SBRC, GCFP and AMCC. In addition, in that connection, we call to your attention that, with your knowledge and consent, except as stated above, we have not examined or otherwise reviewed any of the Mortgage Files, Servicing Files or any particular documents contained in such files or any other documents with respect to the Mortgage Loans.

              When used in this letter, the term "attention" or any other word or phrase of similar import means the conscious awareness of facts or other information of solely those attorneys who are currently practicing law with Sidley Austin Brown & Wood and have been actively involved in representing the Depositor, SBRC, GCFP and AMCC in connection with any matters relating to the Transactions. With your permission, no attempt was made by such attorneys to gather information from any other attorneys currently practicing law with Sidley Austin Brown & Wood that may have represented the Depositor, SBRC, GCFP, AMCC or any of their respective affiliates in other matters or to review any files associated with those matters.

SIDLEY AUSTIN BROWN & WOOD                                       NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
July 31, 2001
Page 5


              This letter is being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the statements made herein. This letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.

                                               Very truly yours,

                                  EXHIBIT L-3

                 FORM OF AMCC MORTGAGE LOAN PURCHASE AGREEMENT


                                  [See Tab 7]
































                                     M-3-1

                        MORTGAGE LOAN PURCHASE AGREEMENT


              This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of July 25, 2001, between Artesia Mortgage Capital Corporation, a Delaware corporation ("AMCC"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

              AMCC desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

              A real estate mortgage investment conduit ("REMIC") election has been made with respect to one Mortgage Loan (the resulting REMIC being herein referred to as the "Loan REMIC") for federal income tax purposes. AMCC also desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the regular interest (the "Loan REMIC Regular Interest") and residual interest (the "Loan REMIC Residual Interest"; and, together with the Loan REMIC Regular Interest, the "Loan REMIC Interests") in the Loan REMIC.

              SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the mortgage loans, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loans, the "Securitized Loans") and the Loan REMIC Interests. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among SBMS VII, as depositor, Midland Loan Services, Inc., as master servicer (the "Master Servicer"), ORIX Real Estate Capital Markets, LLC, as special servicer (the "Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee") and The Chase Manhattan Bank as certificate administrator and as tax administrator (in such capacities, the "Certificate Administrator" and the "Tax Administrator", respectively). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that

SBMS VII will transfer the Mortgage Loans and the Loan REMIC Interest to the Trust contemporaneously with its purchase of the Mortgage Loans and the Loan REMIC Interest hereunder.

              The Depositor will acquire some of the Other Loans from Salomon Brothers Realty Corp. ("SBRC") and the remaining Other Loans from Greenwich Capital Financial Products, Inc. ("GCFP"; and, together with SBRC, the "Other Loan Sellers").

              SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), J.P. Morgan Securities Inc. ("J.P. Morgan"), UBS Warburg LLC ("UBSW") and First Union Securities, Inc. ("First Union"), pursuant to an underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), among SBMS VII, SSBI, Greenwich Capital, J.P. Morgan, UBSW and First Union; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to SSBI, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), among SBMS VII and SSBI. The Registered Certificates are more fully described in the prospectus dated July 13, 2001 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated July 25, 2001 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the private placement memorandum dated July 25, 2001 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

              AMCC will indemnify SBMS VII, SSBI, Greenwich Capital, J.P. Morgan, UBSW, First Union and certain related parties with respect to the disclosure regarding the Mortgage Loans and AMCC contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of the date hereof (the "Indemnification Agreement"), among AMCC, SBMS VII, SSBI, Greenwich Capital, J.P. Morgan, UBSW and First Union.

              Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

              SECTION 1.    Agreement to Purchase.

              The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loans and the Loan REMIC Interests. The purchase and sale of the Mortgage Loans and the Loan REMIC Interests shall take place on July 31, 2001 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on their respective due dates in July 2001 (individually, on a loan-by-loan basis, and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $182,361,669, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans and the Loan REMIC Interests shall be as set forth in the price confirmation between the Seller and the Purchaser, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including the Cut-off Date to but not including the Closing Date, and shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto).

              SECTION 2. Conveyance of the Mortgage Loans and the Loan REMIC Interest.

              (a) Effective as of the Closing Date, subject only to its receipt and acceptance of the purchase price referred to in Section 1 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies received by the Seller on or with respect to the Mortgage Loans after the Cut-off Date and any Additional Collateral, and in and to the Loan REMIC Interests. The Seller shall, within 15 days of the discovery of an error on the Mortgage Loan Schedule, amend the Mortgage Loan Schedule and deliver to the Purchaser or its designee an amended Mortgage Loan Schedule. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

              (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

              (c) On or before the Closing Date, the Seller shall, at its expense, deliver or cause to be delivered to the Purchaser or its designee: (i) the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan; (ii) in the case of any Mortgage Loan that has an original principal balance of $15,000,000 or more, and whose Borrower is a single member limited liability company, an Opinion of Counsel to the effect that such Borrower will not dissolve upon the bankruptcy, dissolution, liquidation or death of the single member and that applicable law provides that creditors of the single member may only attach assets of the member, including membership interests in the Borrower, but not assets of the Borrower; and (iii) in the case of any Mortgage Loan that has an original principal balance of $20,000,000 or more, an Opinion of Counsel to the effect that the related Borrower will not be consolidated in any insolvency proceeding involving any other party. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the preceding sentence shall be the Trustee.

              If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File, solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall notify the Purchaser, in writing, of such delay (unless the Trustee shall have provided the Purchaser with an exception report indicating such delay), and the Seller shall deliver such documents to the Purchaser or its designee promptly upon the Seller's receipt thereof.

              In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, the following items, within 10 days following the Closing Date (or, if any of the following items are not in the actual possession of the Seller, within 30 days following the Closing Date): (i) copies of the Mortgage Files for the respective Mortgage Loans; (ii) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are necessary for the ongoing servicing and administration of the Mortgage Loans; and (iii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Purchaser. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) - (iii) of the preceding sentence shall be the Master Servicer.

              The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loans (as of the Closing Date or the most recent earlier date for which such date is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

              (d) The Seller shall be responsible for all reasonable costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer; and provided, further, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Seller shall obtain or cause to be obtained therefrom, and forward to the Purchaser or its designee, a certified copy of the recorded original. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, and the Seller receives notice to such effect from the Purchaser or its designee, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser is unable to record.

              (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Seller.

              (f) After the Seller's transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans and the Loan REMIC Interests. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions reasonably required under applicable law to effectuate the transfer of the Mortgage Loans and the Loan REMIC Interests by the Seller to the Purchaser.

              SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review.

              The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans and the Loan REMIC, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans and the Loan REMIC, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as such remedies are otherwise limited by the terms of this Agreement.

              SECTION 4.    Representations, Warranties and Covenants of the
Seller.

              (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B.

              (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

              (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans and/or the Loan REMIC Interests remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

       SECTION 4A.          Representations, Warranties and Covenants of
Purchaser.

       The Purchaser hereby represents and warrants, as of the Closing Date, that:

              (a) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

              (b) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

              (c) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

              (d) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

              (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

              (f) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

              (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

              SECTION 5. Notice of Breach; Cure, Repurchase and the Special Reserve Account.

              (a) If the Seller discovers or receives notice that there has been a Material Breach or a Material Document Defect, then, not later than the end of the applicable Initial Resolution Period, the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price provided for in the Pooling and Servicing Agreement, which Purchase Price shall be deposited or delivered in accordance with the directions of the Purchaser; provided that if (i) any such Material Breach or Material Document Defect, as the case may be, does not affect whether the Defective Mortgage Loan was, is or will continue to be, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, and (iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the applicable Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period equal to any applicable Resolution Extension Period, then the Seller shall have an additional period equal any applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, on or after January 31, 2003, if the Seller receives notice of a Material Document Defect with respect to any Mortgage Loan, if such Material Document Defect constitutes a Recording Omission, and if such Mortgage Loan is still subject to the Pooling and Servicing Agreement and the Controlling Class Representative so consents in its sole discretion, then the Seller may establish a Recording Omission Reserve or a Recording Omission Credit as contemplated by Section 5(c) in lieu of repurchasing such Mortgage Loan (but in no event later than such repurchase would have to have been completed and without diminishing its cure/repurchase obligations in respect of any other Material Document Defect or Material Breach relating to such Mortgage Loan). Any such repurchase of a Defective Mortgage Loan shall be on a whole loan, servicing released basis (subject to any right of a Designated Sub-Servicer to continue to sub-service such Defective Mortgage Loan as set forth in the related Designated Sub-Servicer Agreement). The Seller shall have no obligation to monitor the Mortgage Loans and the Loan REMIC Interest regarding the existence of a Material Breach or a Material Document Defect, but if the Seller has actual knowledge of a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

              If a Material Document Defect exists with respect to any Mortgage Loan, if such Material Document Defect consists of the Seller's failure to deliver any related Specially Designated Mortgage Loan Document on or before the Closing Date, and if the Seller escrows with the Purchaser or its designee, in accordance with the Pooling and Servicing Agreement as in full force and effect on the Closing Date, within 15 days of the Closing Date, cash in the amount of 25% of the Cut-off Date Principal Balance of such Mortgage Loan (such cash amount, the "Purchase Price Security Deposit"), then the Initial Resolution Period applicable to the remediation of such Material Document Defect shall be extended until the 30th day following the Closing Date. Any Purchase Price Security Deposit shall be maintained in an account substantially similar to the Special Reserve Account (as defined below) and will be subject to investment at the direction and for the benefit of the Seller in substantially the same manner, and subject to substantially the same conditions, as funds in the Special Reserve Account. The Seller may obtain a release of the Purchase Price Security Deposit for any Mortgage Loan (net of any amounts payable therefrom pursuant to the Pooling and Servicing Agreement as in full force and effect on the Closing Date), together with any related investment income, upon such Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect being remedied in all material respects.

              If the Borrower under the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Shawnee Medical Office informs the Purchaser or its designee that it desires to obtain a partial release of the related Mortgaged Property from the lien of the related Mortgage in accordance with partial release rider to the related Mortgage, and if such Mortgage Loan is still subject to the Pooling and Servicing Agreement, then the Purchaser or its designee shall suggest to each Rating Agency that, prior to its issuing any letter confirming that such partial release would not result in an Adverse Rating Event with respect to any Class of Rated Certificates, such Rating Agency should require an opinion of counsel to the effect that such partial release shall not result in an Adverse REMIC Event with respect to the REMIC Pool holding such Mortgage Loan. If the Purchaser or its designee cannot confirm that such opinion has been rendered but reasonably believes that the conditions precedent to such partial release set forth in the related Mortgage will be satisfied, then the Seller shall either deliver to the Purchaser or its designee such an Opinion of Counsel addressed to the Purchaser and such other persons as it may reasonably request to be addressees or repurchase the subject Mortgage Loan at the Purchase Price, in either case prior to the date on which such partial release shall occur.

              If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase, at the request of the Seller, the Purchaser or its designee shall use reasonable efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that, if such Cross-Collateralized Group is still subject to the Pooling and Servicing Agreement, then no such termination shall be effected unless and until the Seller has delivered or caused to be delivered to the Purchaser and its designees: (i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates and (iii) written consent to such termination from the Controlling Class Representative, which consent may be granted or withheld in its sole discretion; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser or its designees pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of
(i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

              If any Defective Mortgage Loan is to be repurchased as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and shall forward such amended schedule to the Purchaser.

              It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to a Breach or Document Defect.

              Notwithstanding anything herein to the contrary, the parties hereto understand and agree that if a Material Document Defect or a Material Breach existed with respect to any Mortgage Loan at the time it became an REO Mortgage Loan and either (i) the Seller had discovered or been notified of such Material Document Defect or Material Breach at least 90 days prior to such Mortgage Loan's becoming an REO Mortgage Loan or (ii) such Material Document Defect or Material Breach, regardless of whether it was yet discovered as of the date that such Mortgage Loan became an REO Mortgage Loan, materially and adversely affects the value of the related REO Property or the interests of the Certificateholders therein, then the Seller shall have the same cure/repurchase obligations with respect to such Material Document Defect or Material Breach and such related REO Property as it would have had with respect to the subject Mortgage Loan, if it were still outstanding.

              (b) It shall be a condition to any repurchase of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that (i) the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder and (ii) the Purchaser or its assignee shall release or cause the release to the Seller or its designee of the Mortgage File, any Additional Collateral, all insurance policies and proceeds thereunder, the Servicing File and any Escrow Payments and/or Reserve Funds held by or on behalf of the Purchaser (or its assignee) with respect to such Mortgage Loan.

              (c) If, on or after January 30, 2003, the Seller receives notice of a Material Document Defect with respect to any Mortgage Loan, which Material Document Defect constitutes a Recording Omission, then the Seller may, with the consent of the Purchaser or its designee, which consent may be granted or withheld in its sole discretion; in lieu of repurchasing such Mortgage Loan (as and to the extent contemplated by Section 5(a)), but in no event later than such repurchase would have to have been completed, establish a Recording Omission Credit or a Recording Omission Reserve with the Master Servicer in accordance with the Pooling and Servicing Agreement. In furtherance of the preceding sentence, the Purchaser or its designee shall establish one or more accounts (individually and collectively, the "Special Reserve Account"), each of which shall be an Eligible Account, and the Purchaser or its designee shall deposit any Recording Omission Reserve into the Special Reserve Account within one Business Day of receipt. The Seller may direct the Purchaser to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser shall act upon the written instructions of the Seller with respect to the investment of funds in the Special Reserve Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Seller, the Purchaser shall have no obligation to invest or direct the investment of funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the Seller and shall be withdrawn by the Purchaser or its designee and remitted to the Seller on each Master Servicer Remittance Date (net of any losses incurred), and the Seller shall remit to the Purchaser from the Seller's own funds for deposit into such Special Reserve Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Seller shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Special Reserve Account. Neither the Purchaser nor any of its designees shall have any responsibility or liability with respect to the investment directions of the Seller, the investment of funds in the Special Reserve Account in Permitted Investments or any losses resulting therefrom. A Recording Omission Credit shall (i) entitle the Purchaser or its designee to draw upon the Recording Omission Credit on behalf of the Purchaser upon presentation of only a sight draft or other written demand for payment, (ii) permit multiple draws by the Purchaser or its designee, and (iii) be issued by such issuer and containing such other terms as the Purchaser or its designee may reasonably require to make such Recording Omission Credit reasonably equivalent security to a Recording Omission Reserve in the same amount. Once a Recording Omission Reserve or Recording Omission Credit is established with respect to any Mortgage Loan, the Purchaser or its designee shall, from time to time, withdraw funds from the related Special Reserve Account or draw upon the related Recording Omission Credit, as the case may be, and apply the proceeds thereof to pay the losses or expenses directly incurred by the Purchaser or its designee as a result of a Recording Omission. The Recording Omission Reserve or Recording Omission Credit or any unused balance thereof with respect to each Mortgage Loan will be released to the Seller by the Purchaser upon the earlier of the Seller's cure of all Recording Omissions with respect to such Mortgage Loan (provided that the Purchaser has been reimbursed with respect to all losses and expenses relating to Recording Omissions with respect to such Mortgage Loan) or such Mortgage Loan no longer being a part of the Trust Fund under the Pooling and Servicing Agreement.

              SECTION 6. Closing.

              (a) The closing of the sale of the Mortgage Loans and the Loan REMIC Interests (the "Closing") shall be held at the offices of Sidley Austin Brown & Wood, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

              (b) The Closing shall be subject to each of the following conditions:

              (i) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or such other date as specified in Exhibit C;

              (ii) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as it affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

              (iii) The Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

              (iv) All other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

              (v) The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

              (vi) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

              (c) Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans and the Loan REMIC Interests on the Closing Date.

              SECTION 7. Closing Documents.

              The Closing Documents shall consist of the following:

              (a) this Agreement duly executed and delivered by the Purchaser and the Seller;

              (b) the Indemnification Agreement duly executed and delivered by the Seller, the Purchaser and each of SSBI, Greenwich Capital, J.P. Morgan, UBSW and First Union.

              (c) the Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

              (d) an Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, SSBI, Greenwich Capital, J.P. Morgan, UBSW, First Union and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in clause (g) below;

              (e) a certificate of good standing with respect to the Seller issued by the Secretary of State of the State of New York dated not earlier than 10 days prior to the Closing Date;

              (f) a certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

              (g) resolutions of the Seller authorizing the transactions contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

              (h) a written opinion of Sidley Austin Brown & Wood as special counsel for the Seller substantially in the form of Exhibit D-3A hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

              (i) such other written opinions as may be required by either Rating Agency (including, without limitation, a favorable opinion as to the "true sale" characterization of the transfer of the Mortgage Loans contemplated by this Agreement);

              (j) a written letter of Sidley Austin Brown & Wood, as special counsel to the Seller, substantially in the Form of Exhibit D-3C, relating to the disclosure in the Prospectus regarding the Mortgage Loans and AMCC, dated the Closing Date and addressed to the Purchaser and each of the other Interested Parties (except for the Rating Agencies); and

              (k) one or more accountants' comfort letters, addressed, and in form and substance reasonably acceptable, to SSBI, Greenwich Capital, J.P. Morgan, UBSW and First Union relating to the information regarding the Mortgage Loans and the Loan REMIC Interests contained in the Prospectus and Memorandum that is of a statistical nature.

              SECTION 8. Costs.

              Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by the parties in accordance with the terms of that certain Term Sheet, dated May 29, 2001 (the "Term Sheet"), between the Seller, SBRC and GCFP.

              SECTION 9. Notices.

              All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, Attention: Angela Vleck, facsimile no.: 212-816-8307, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 1180 Northwest Maple Street, Suite 202, Issaquah, Washington 98027, attention: Diane Kelsey Kutas, facsimile no.: 425-313-1005, or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

              SECTION 10. Characterization.

              The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans and the Loan REMIC Interests. The parties hereto further agree that it is not their intention that such conveyance be deemed a pledge of the Mortgage Loans and the Loan REMIC Interests by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the Loan REMIC Interests are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans and the Loan REMIC Interests provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and the Loan REMIC Interests and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loans and the Loan REMIC Interests as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and
(e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the Loan REMIC Interests, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

              SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

              All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans and the Loan REMIC Interests by the Seller to the Purchaser.

              SECTION 12. Severability of Provisions.

              Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

              SECTION 13. Counterparts.

              This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

              SECTION 14. GOVERNING LAW.

              THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

              SECTION 15. Further Assurances.

              The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

              SECTION 16. Successors and Assigns.

              The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans and the Loan REMIC Interests to the Trust as contemplated by the recitals hereto, SBMS VII is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

              SECTION 17. Amendments.

              (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

              (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects the Seller, shall be effective against the Seller.

              SECTION 18. Entire Agreement.

              Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.



                            [SIGNATURE PAGE FOLLOWS]

              IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                                       ARTESIA MORTGAGE CAPITAL CORPORATION



                                       By:
                                            -----------------------------------
                                       Name:
                                       Title:


                                       SALOMON BROTHERS MORTGAGE
                                       SECURITIES VII, INC.



                                       By:
                                            -----------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                             [See Attached Schedule]

 CONTROL
  NUMBER          LOAN / PROPERTY NAME                       LOAN NUMBER   ORIGINATOR        PROPERTY ADDRESS

   105       Savi Ranch Center                               010-00000684      AMCC    23021-23060 Savi Ranch Parkway,
                                                                                       23030 & 23040 East Park Drive
   110       400 Valley Road                                 010-00000672      AMCC    400 Valley Road
   112       Dry Creek Medical Office Building               010-00000701      AMCC    7470 & 7450 South Havana Street
   114       Fenton Marketplace                              010-00000690      AMCC    2169, 2245, 2307, 2401, 2431, 2441
                                                                                       Fenton Parkway, 2408 & 2482
                                                                                       Northside Drive
   122       Tucker Pointe Townhomes                         010-00000679      AMCC    3001-3217 23rd Avenue Southwest
   153       Savon Drug & Office Depot                       010-00000660      AMCC    6235 & 6265 El Cajon Boulevard
   155       Hacienda Vallecitos Senior                      010-00000702      AMCC    736 Center Drive
             Apartments
   158       Downtowner Office Building                      010-00000655      AMCC    1087 Downtowner Boulevard
   176       Gart Sports                                     010-00000599      AMCC    7848 East County Line Road
   177       Park Place Apartments                           010-00000676      AMCC    2900 Colerain Road
   178       Hilby Station Apartments                        010-00000677      AMCC    5317 South Palouse Highway
   182       Rivercrest Apartments                           010-00000671      AMCC    3123 Northeast 29th Street
   184       Cascade Woods Apartments                        020-00000070      AMCC    18607 Southwest Mapleoak Lane
   187       Best Buy - Jacksonville                         010-00000578      AMCC    9355 Atlantic Boulevard
   191       Amber Fields Apartments                         010-00000694      AMCC    4884, 4936, 5024 & 5200 21st Avenue Southwest
   192       Reservoir Distribution Center                   010-00000658      AMCC    1335 Philadelphia Street
   193       Rancho San Diego Business Park                  010-00000691      AMCC    2701-2709 Via Orange Way
   196       Sandia Plaza                                    010-00000539      AMCC    3301 Juan Tabo Boulevard Northeast
   201       1400 Manhattan Warehouse Building               010-00000668      AMCC    1400-1420 Manhattan Avenue
   211       Hempstead Distribution Center                   010-00000662      AMCC    8017 Pinemont Drive
   219       Center Trust Building                           010-00000632      AMCC    3500 North Sepulveda Boulevard
   226       Boise Cascade Building                          010-00000696      AMCC    306 Center Square Road
   238       East Valley (aka Greenfield) Business Center    010-00000605      AMCC    4111 East Valley Auto Drive
   239       Lanier Commons Shopping Center                  010-00000678      AMCC    2888 Browns Bridge Road
   240       Shawnee Medical Office                          010-00000586      AMCC    3700 North Kickapoo Street
   241       Stanwood/Camano Village                         010-00000683      AMCC    7202, 7204, 7206, 7208-267th Street
             Professional Center                                                       Northwest
   242       Office Depot                                    010-00000666      AMCC    1053 Emerald Bay Road
   246       Shelton Park Apartments                         010-00000667      AMCC    194 Shelton Road
   251       80 Smith Street                                 010-00000661      AMCC    80 Smith Street
   255       Orangewood Industrial                           010-00000622      AMCC    2163-2165 South Dupont Drive
   256       Trace Creek Shopping Center                     010-00000663      AMCC    8157-8171 State Highway 100
   257       19 Industrial Avenue                            010-00000336      AMCC    19 Industrial Avenue
   260       Randall Ridge Apartments                        010-00000305      AMCC    583-589 West Randall Street
   262       Maywood Retail Center                           010-00000700      AMCC    5800-5818 Atlantic Boulevard &
                                                                                       4505-4509 East Slauson Avenue
   264       Jackson Square Apartments                       010-00000669      AMCC    4110 Triana Boulevard
   265       Comcast Facility                                010-00000643      AMCC    2323 Thompson Way
   266       Montlimar Square Office Building                010-00000656      AMCC    1015 Montlimar Drive
   268       Grant Road Place                                010-00000433      AMCC    5625-5679 East Grant Road
   270       2201-2221 Hillside Avenue                       010-00000344      AMCC    2201-2221 Hillside Avenue
   271       10200 Riverside Drive Office Building           010-00000346      AMCC    10200 Riverside Drive
   273       Exxon/ IHOP                                     010-00000324      AMCC    98 & 5225 Jericho Turnpike
   274       Glenwood Plaza                                  010-00000345      AMCC    3232-3248 Glenview Road
   275       Oceanside Industrial                            010-00000317      AMCC    98-112 Mott Street
   276       Jewell Street Apartments                        010-00000328      AMCC    4640 Jewell Street
   277       Yellowstone Shopping Center                     020-00000050      AMCC    773-777 Yellowstone Avenue
   278       Panther Square                                  020-00000046      AMCC    723 Avenue D
   279       Goose Creek Shopping Center                     010-00000274      AMCC    205 St. James Avenue
   280       La Sabre Apartments                             010-00000372      AMCC    6171 East Bellevue Avenue
   281       Forrest Court Apartments                        010-00000248      AMCC    827 Forrest Drive
   282       Hampton Court Apartments                        020-00000058      AMCC    20600 60th Avenue West
   283       Sierra Vista CSK Store                          010-00000508      AMCC    1725 East Fry Boulevard

                                                                   PROPERTY
 CONTROL                                                           SIZE UNIT
  NUMBER        CITY            STATE  ZIP CODE    PROPERTY SIZE     TYPE

   105       Yorba Linda         CA     92887          150,810       SF

   110       Mount Arlington     NJ     07856          130,447       SF
   112       Englewood           CO     80112           77,419       SF
   114       San Diego           CA     92108           50,388       SF


   122       Fargo               ND     58103              141     Units
   153       San Diego           CA     92115           42,851       SF
   155       San Marcos          CA     92069              104     Units

   158       Mobile              AL     36609           53,800       SF
   176       Littleton           CO     80124           60,591       SF
   177       St. Mary's          GA     31558              200     Units
   178       Spokane             WA     99223              117     Units
   182       Gresham             OR     97030               94     Units
   184       Aloha               OR     97006               92     Units
   187       Jacksonville        FL     32225           45,914       SF
   191       Fargo               ND     58103              108     Units
   192       Pomona              CA     91766          110,250       SF
   193       Spring Valley       CA     91978           83,595       SF
   196       Albuquerque         NM     87111           68,418       SF
   201       Fullerton           CA     92831           91,118       SF
   211       Houston             TX     77040          111,197       SF
   219       Manhattan Beach     CA     90266           19,560       SF
   226       Logan Township      NJ     08085          125,496       SF
   238       Mesa                AZ     85206           24,744       SF
   239       Gainesville         GA     30502           52,440       SF
   240       Shawnee             OK     74804           26,642       SF
   241       Stanwood            WA     98292           21,000       SF

   242       South Lake Tahoe    CA     96150           18,009       SF
   246       Madison             AL     35758              100     Units
   251       Farmingdale         NY     11735           40,310       SF
   255       Anaheim             CA     92806           37,276       SF
   256       Nashville           TN     37221           11,200       SF
   257       Mahwah              NJ     07430           50,765       SF
   260       Coopersville        MI     49404               48     Units
   262       Maywood             CA     90270           21,745       SF
   264       Huntsville          AL     35805              104     Units
   265       Santa Maria         CA     93455           15,000       SF
   266       Mobile              AL     36609           19,611       SF
   268       Tucson              AZ     85712           19,000       SF
   270       New Hyde Park       NY     11040           14,645       SF
   271       Toluca Lake         CA     91602           12,823       SF
   273       Jericho             NY     11568           64,000       SF
   274       Glenview            IL     60025            9,501       SF
   275       Oceanside           NY     11572           40,852       SF
   276       Pacific Beach       CA     92109               16     Units
   277       Pocatello           ID     83201           19,850       SF
   278       Snohomish           WA     98290           10,000       SF
   279       Goose Creek         SC     29445           12,400       SF
   280       Tucson              AZ     85712               36     Units
   281       Newport News        VA     23606               46     Units
   282       Lynnwood            WA     98036               13     Units
   283       Sierra Vista        AZ     85635            7,034       SF

                                                                       CROSS COLLATER-
                                                           CROSS       ALIZED MORTGAGE
                                                         COLLATER-       LOAN GROUP
                                                          ALIZED      AGGREGATE CUT-OFF
CONTROL                                                 (MORTGAGE      DATE PRINCIPAL     OWNERSHIP   ORIGINAL PRINCIPAL
 NUMBER        LOAN / PROPERTY NAME                     LOAN GROUP)        BALANCE        INTEREST          BALANCE

  105     Savi Ranch Center                                  No           16,854,242      Fee Simple       16,900,000
  110     400 Valley Road                                    No           13,964,498      Fee Simple       14,000,000
  112     Dry Creek Medical Office Building                  No           12,278,699      Fee Simple       12,300,000
  114     Fenton Marketplace                                 No           11,985,419      Fee Simple       12,000,000




  122     Tucker Pointe Townhomes                            No            9,414,820      Fee Simple         9,440,000
  153     Savon Drug & Office Depot                          No            6,726,257      Fee Simple         6,750,000
  155     Hacienda Vallecitos Senior                         No            6,634,332      Fee Simple         6,650,000
          Apartments
  158     Downtowner Office Building                         No            6,508,831      Fee Simple         6,525,000
  176     Gart Sports                                        No            5,264,050      Fee Simple         5,300,000
  177     Park Place Apartments                              No            5,080,462      Fee Simple         5,100,000
  178     Hilby Station Apartments                           No            5,071,203      Fee Simple         5,100,000
  182     Rivercrest Apartments                              No            4,886,400      Fee Simple         4,900,000
  184     Cascade Woods Apartments                           No            4,736,489      Fee Simple         4,750,000
  187     Best Buy - Jacksonville                            No            4,563,903      Fee Simple         4,600,000
  191     Amber Fields Apartments                            No            4,346,633      Fee Simple         4,350,000

  192     Reservoir Distribution Center                      No            4,332,218      Fee Simple         4,350,000
  193     Rancho San Diego Business Park                     No            4,195,002      Fee Simple         4,200,000
  196     Sandia Plaza                                       No            4,156,060      Fee Simple         4,300,000
  201     1400 Manhattan Warehouse Building                  No            4,033,623      Fee Simple         4,050,000
  211     Hempstead Distribution Center                      No            3,462,179      Fee Simple         3,475,000
  219     Center Trust Building                              No            3,261,671      Fee Simple         3,275,000
  226     Boise Cascade Building                             No            2,946,061      Fee Simple         2,950,000
  238     East Valley (aka Greenfield) Business Center       No            2,531,504      Fee Simple         2,550,000
  239     Lanier Commons Shopping Center                     No            2,490,213      Fee Simple         2,500,000
  240     Shawnee Medical Office                             No            2,416,508      Fee Simple         2,425,000
  241     Stanwood/Camano Village                            No            2,405,275      Fee Simple         2,410,000
          Professional Center
  242     Office Depot                                       No            2,319,013      Fee Simple         2,325,000
  246     Shelton Park Apartments                            No            2,044,721      Fee Simple         2,050,000
  251     80 Smith Street                                    No            1,738,693      Fee Simple         1,750,000
  255     Orangewood Industrial                              No            1,555,240      Fee Simple         1,565,000
  256     Trace Creek Shopping Center                        No            1,497,128      Fee Simple         1,500,000
  257     19 Industrial Avenue                               No            1,447,208      Fee Simple         1,550,000
  260     Randall Ridge Apartments                           No            1,335,277      Fee Simple         1,440,000
  262     Maywood Retail Center                              No            1,299,066      Fee Simple         1,300,000
  264     Jackson Square Apartments                          No            1,296,737      Fee Simple         1,300,000
  265     Comcast Facility                                   No            1,290,746      Fee Simple         1,300,000
  266     Montlimar Square Office Building                   No            1,280,398      Fee Simple         1,285,000
  268     Grant Road Place                                   No            1,160,951      Fee Simple         1,200,000
  270     2201-2221 Hillside Avenue                          No            1,044,500      Fee Simple         1,120,000
  271     10200 Riverside Drive Office Building              No              956,251      Fee Simple         1,025,000
  273     Exxon/ IHOP                                        No              934,379      Fee Simple         1,000,000
  274     Glenwood Plaza                                     No              876,987      Fee Simple        901,118.18 (c)
  275     Oceanside Industrial                               No              874,544      Fee Simple           940,000
  276     Jewell Street Apartments                           No              843,917      Fee Simple           880,000
  277     Yellowstone Shopping Center                        No              770,157      Fee Simple           800,000
  278     Panther Square                                     No              766,114      Fee Simple        779,134.08 (d)
  279     Goose Creek Shopping Center                        No              765,098      Fee Simple           800,000
  280     La Sabre Apartments                                No              451,931      Fee Simple           470,000
  281     Forrest Court Apartments                           No              438,805      Fee Simple           500,000
  282     Hampton Court Apartments                           No              434,972      Fee Simple           480,000
  283     Sierra Vista CSK Store                             No              392,285      Fee Simple           415,000

                                                                                    ANTICI-      SCHED-
                        MASTER             INTEREST                                  PATED        ULED
CONTROL  MORTGAGE     SERVICING  RATE      ACCRUAL                                   REPAY-     MATURITY
 NUMBER    RATE        FEE RATE  TYPE      METHOD         LOAN TYPE    NOTE DATE   MENT DATE      DATE

  105     7.3000%       0.1400%  Fixed    Actual/360       Balloon      03/01/01       NAP       06/01/06
  110     7.5600%       0.1400%  Fixed    Actual/360       Balloon      02/08/01       NAP       03/01/11
  112     7.8400%       0.1400%  Fixed    Actual/360       Balloon      05/29/01       NAP       06/01/08
  114     7.1000%       0.1400%  Fixed    Actual/360       Balloon      05/21/01       NAP       06/01/13




  122     7.3600%       0.1400%  Fixed    Actual/360       Balloon      02/26/01       NAP       03/01/11
  153     7.8400%       0.1400%  Fixed    Actual/360       Balloon      01/23/01       NAP       02/01/11
  155     6.8500%       0.1400%  Fixed    Actual/360       Balloon      03/29/01       NAP       04/01/11

  158     7.6500%       0.1000%  Fixed    Actual/360       Balloon      02/12/01       NAP       03/01/11
  176     8.6100%       0.1400%  Fixed    Actual/360       Balloon      05/19/00       NAP       06/01/10
  177     7.4100%       0.1400%  Fixed    Actual/360       Balloon      01/26/01       NAP       02/01/11
  178     7.2000%       0.1400%  Fixed    Actual/360     Full Amort     03/22/01       NAP       04/01/21
  182     7.2000%       0.1400%  Fixed    Actual/360       Balloon      02/28/01       NAP       03/01/11
  184     7.1000%       0.1400%  Fixed    Actual/360       Balloon      02/13/01       NAP       03/01/11
  187     8.7800%       0.1400%  Fixed    Actual/360       Balloon      02/11/00       NAP       03/01/15
  191     7.2900%       0.1400%  Fixed    Actual/360       Balloon      05/10/01       NAP       06/01/11

  192     7.7500%       0.1400%  Fixed    Actual/360       Balloon      12/19/00       NAP       01/01/11
  193     7.7800%       0.1400%  Fixed    Actual/360       Balloon      04/26/01       NAP       05/01/11
  196     8.5500%       0.1400%  Fixed    Actual/360       Balloon      09/20/99       NAP       10/01/09
  201     7.8000%       0.1400%  Fixed    Actual/360       Balloon      01/02/01       NAP       01/01/11
  211     7.6000%       0.1400%  Fixed    Actual/360       Balloon      01/02/01       NAP       02/01/11
  219     7.7700%       0.1400%  Fixed    Actual/360       Balloon      12/04/00       NAP       01/01/11
  226     7.3300%       0.1400%  Fixed    Actual/360       Balloon      04/26/01       NAP       05/01/11
  238     8.3500%       0.1400%  Fixed    Actual/360       Balloon      05/30/00       NAP       06/01/10
  239     7.3000%       0.1400%  Fixed    Actual/360       Balloon      01/24/01       NAP       02/01/11
  240     8.4500%       0.1400%  Fixed    Actual/360       Balloon      12/19/00       NAP       01/01/11
  241     7.6500%       0.1400%  Fixed    Actual/360       Balloon      03/16/01       NAP       04/01/06

  242     7.5000%       0.1400%  Fixed    Actual/360       Balloon      02/14/01       NAP       03/01/13
  246     7.5000%       0.1500%  Fixed    Actual/360       Balloon      02/05/01       NAP       03/01/11
  251     7.7500%       0.1400%  Fixed    Actual/360       Balloon      12/28/00       NAP       01/01/11
  255     8.5500%       0.1400%  Fixed    Actual/360       Balloon      06/12/00       NAP       07/01/10
  256     7.7500%       0.1400%  Fixed    Actual/360       Balloon      03/01/01       NAP       04/01/11
  257     7.0500%       0.1400%  Fixed    Actual/360       Balloon      09/09/98       NAP       10/01/08
  260     7.2000%       0.1400%  Fixed      30/360       Full Amort     07/28/98       NAP       08/01/18
  262     7.6600%       0.1400%  Fixed    Actual/360       Balloon      05/11/01       NAP       06/01/11
  264     7.6000%       0.1600%  Fixed    Actual/360       Balloon      02/07/01       NAP       03/01/11
  265     7.9500%       0.1400%  Fixed    Actual/360       Balloon      11/27/00       NAP       12/01/10
  266     7.7500%       0.1000%  Fixed    Actual/360       Balloon      01/16/01       NAP       02/01/11
  268     7.7000%       0.1400%  Fixed    Actual/360       Balloon      01/19/99       NAP       02/01/09
  270     7.3000%       0.1400%  Fixed      30/360       Full Amort     09/10/98       NAP       10/01/18
  271     7.6500%       0.1400%  Fixed      30/360       Full Amort     08/24/98       NAP       09/01/18
  273     7.8500%       0.1400%  Fixed      30/360       Full Amort     08/06/98       NAP       09/01/18
  274     7.5000%       0.1400%  Fixed    Actual/360       Balloon      09/30/98       NAP       10/01/08
  275     7.0000%       0.1400%  Fixed      30/360       Full Amort     09/30/98       NAP       10/01/18
  276     7.5000%       0.1400%  Fixed    Actual/360       Balloon      07/09/98       NAP       08/01/08
  277     7.5000%       0.1400%  Fixed    Actual/360       Balloon      10/29/98       NAP       11/01/08
  278     7.5000%       0.1400%  Fixed    Actual/360       Balloon      09/30/98       NAP       10/01/08
  279     7.3000%       0.1400%  Fixed    Actual/360       Balloon      06/26/98       NAP       07/01/08
  280     7.5000%       0.1400%  Fixed    Actual/360       Balloon      09/22/98       NAP       10/01/08
  281     7.4000%       0.1400%  Fixed      30/360       Full Amort     07/07/98       NAP       07/01/13
  282     7.7000%       0.1400%  Fixed      30/360       Full Amort     04/23/99       NAP       05/01/13
  283     8.5000%       0.1400%  Fixed      30/360       Full Amort     07/28/99       NAP       08/01/16

Footnotes:    (c) Original Balance and First Payment Date were $950,000 and
              11/1/98, respectively. A principal paydown of $12,375 occurred on 7/1/2000 following the 22nd payment date of the loan, per the original note terms. Original Balance and First Payment Date show above are subsequent to the principal paydown.
              (d) Original Balance and First Payment Date were $810,000 and
              11/1/98, respectively. A principal paydown of $11,816.04 occurred on 7/13/2001 following the 22nd payment date of the loan, per the original note terms. Original Balance and First Payment Date show above are subsequent to the principal paydown.

                                                                                              STATED    CALCULATED
                                                                                ORIGINAL     ORIGINAL     ORIGINAL
                                                                                 TERM TO      AMORT-       AMORT-
   CONTROL                                                     MONTHLY DEBT        ARD         TERM         TERM
   NUMBER             LOAN / PROPERTY NAME                    SERVICE PAYMENT    (MONTHS)    (MONTHS)     (MONTHS)

     105      Savi Ranch Center                                  115,861.49         63          360         360
     110      400 Valley Road                                     98,465.87        120          360         360
     112      Dry Creek Medical Office Building                  101,660.73         84          240         240
     114      Fenton Marketplace                                  85,580.56        144          300         300
     122      Tucker Pointe Townhomes                             65,103.26        120          360         360
     153      Savon Drug & Office Depot                           48,778.31        120          360         360
     155      Hacienda Vallecitos Senior                          43,574.74        120          360         360
              Apartments
     158      Downtowner Office Building                          46,295.81        120          360         360
     176      Gart Sports                                         41,166.31        120          360         360
     177      Park Place Apartments                               35,346.17        120          360         360
     178      Hilby Station Apartments                            40,481.11        240          240        235.74
     182      Rivercrest Apartments                               33,260.63        120          360         360
     184      Cascade Woods Apartments                            31,921.52        120          360         360
     187      Best Buy - Jacksonville                             36,286.83        180          360         360
     191      Amber Fields Apartments                             29,792.78        120          360         360
     192      Reservoir Distribution Center                       31,163.94        120          360         360
     193      Rancho San Diego Business Park                      30,176.44        120          360         360
     196      Sandia Plaza                                        37,452.59        120          240         240
     201      1400 Manhattan Warehouse Building                   29,154.76        120          360         360
     211      Hempstead Distribution Center                       24,536.10        120          360         360
     219      Center Trust Building                               23,507.78        120          360         360
     226      Boise Cascade Building                              20,284.53        120          360         360
     238      East Valley (aka Greenfield) Business Center        19,336.87        120          360         360
     239      Lanier Commons Shopping Center                      17,139.28        120          360         360
     240      Shawnee Medical Office                              18,560.29        120          360         360
     241      Stanwood/Camano Village                             17,099.30         60          360         360
              Professional Center
     242      Office Depot                                        16,256.74        144          360         360
     246      Shelton Park Apartments                             14,333.90        120          360         360
     251      80 Smith Street                                     13,218.26        120          300         300
     255      Orangewood Industrial                               12,089.00        120          360         360
     256      Trace Creek Shopping Center                         10,746.19        120          360         360
     257      19 Industrial Avenue                                12,063.70        120          240         240
     260      Randall Ridge Apartments                            11,337.83        240          240         240
     262      Maywood Retail Center                                9,232.64        120          360         360
     264      Jackson Square Apartments                            9,178.97        120          360         360
     265      Comcast Facility                                     9,990.59        120          300         300
     266      Montlimar Square Office Building                     9,205.90        120          360         360
     268      Grant Road Place                                     9,024.59        120          300         300
     270      2201-2221 Hillside Avenue                            8,886.18        240          240         240
     271      10200 Riverside Drive Office Building                8,351.60        240          240         240
     273      Exxon/ IHOP                                          8,271.29        240          240         240
     274      Glenwood Plaza                                       7,653.15         99          214        213.70
     275      Oceanside Industrial                                 7,287.81        240          240         240
     276      Jewell Street Apartments                             6,503.12        120          300         300
     277      Yellowstone Shopping Center                          5,911.93        120          300         300
     278      Panther Square                                       5,985.83         99          270        269.55
     279      Goose Creek Shopping Center                          5,808.26        120          300         300
     280      La Sabre Apartments                                  3,473.26        120          300         300
     281      Forrest Court Apartments                             4,606.70        180          180         180
     282      Hampton Court Apartments                             4,676.94        168          168         168
     283      Sierra Vista CSK Store                               3,852.42        204          204         204


                           STATED      CALCULATED
               REMAIN-    REMAINING     REMAINING
              ING TERM      AMORT-        AMORT-        CUT-OFF DATE
   CONTROL     TO ARD     IZATION       IZATION          PRINCIPAL          LOAN BALANCE AT
   NUMBER     (MONTHS)  TERM (MONTHS) TERM (MONTHS)       BALANCE           MATURITY / ARD


     105          59          356          356          16,854,242.02         16,016,417.59
     110         116          356          356          13,964,497.55         12,388,676.21
     112          83          239          239          12,278,699.27         10,047,876.69
     114         143          299          299          11,985,419.44          8,914,708.51
     122         116          356          356           9,414,820.32          8,311,354.65
     153         115          355          355           6,726,256.70          6,009,806.65
     155         117          357          357           6,634,332.20          5,776,236.81
     158         116          356          356           6,508,830.69          5,786,968.61
     176         107          347          347           5,264,049.93          4,806,554.65
     177         115          355          355           5,080,462.04          4,492,829.69
     178         237          237        232.74          5,071,202.59                     -
     182         116          356          356           4,886,400.21          4,296,398.99
     184         116          356          356           4,736,489.08          4,154,008.07
     187         164          344          344           4,563,903.14          3,798,336.15
     191         119          359          359           4,346,633.47          3,822,311.00
     192         114          354          354           4,332,218.11          3,865,249.15
     193         118          358          358           4,195,001.57          3,736,740.95
     196          99          219          219           4,156,059.81          3,091,084.98
     201         114          354          354           4,033,623.31          3,603,059.50
     211         115          355          355           3,462,178.57          3,075,858.88
     219         114          354          354           3,261,670.51          2,911,463.02
     226         118          358          358           2,946,060.59          2,595,211.66
     238         107          347          347           2,531,503.65          2,299,001.55
     239         115          355          355           2,490,212.68          2,196,223.56
     240         114          354          354           2,416,507.67          2,190,506.22
     241          57          357          357           2,405,275.11          2,299,568.19

     242         140          356          356           2,319,013.36          1,971,177.51
     246         116          356          356           2,044,721.45          1,811,324.99
     251         114          294          294           1,738,692.97          1,431,323.72
     255         108          348          348           1,555,240.34          1,417,621.97
     256         117          357          357           1,497,128.15          1,333,386.56
     257          87          207          207           1,447,208.44          1,057,103.03
     260         205          205          205           1,335,277.35                     -
     262         119          359          359           1,299,065.69          1,153,001.78
     264         116          356          356           1,296,736.90          1,151,527.35
     265         113          293          293           1,290,745.52          1,069,693.49
     266         115          355          355           1,280,398.11          1,141,597.45
     268          91          271          271           1,160,950.77            980,222.23
     270         207          207          207           1,044,499.76                     -
     271         206          206          206             956,250.64                     -
     273         206          206          206             934,379.03                     -
     274          87          202        201.70            876,986.82            635,330.03
     275         207          207          207             874,544.30                     -
     276          85          265          265             843,917.44            714,911.86
     277          88          268          268             770,156.85            649,769.56
     278          87          258        257.55            766,113.69            635,920.49
     279          84          264          264             765,098.19            646,114.91
     280          87          267          267             451,931.22            381,811.85
     281         144          144          144             438,805.00                     -
     282         142          142          142             434,971.83                     -
     283         181          181          181             392,284.81                     -

                                                                                          YIELD MAINTEN-  YIELD MAINTEN-
    CONTROL                                                  DEFEASEANCE     DEFEASEANCE   ANCE PERIOD    ANCE PERIOD
    NUMBER                   LOAN / PROPERTY NAME             START DATE      END DATE     START DATE      END DATE


     105      Savi Ranch Center                                03/01/04       02/28/06         NAP            NAP
     110      400 Valley Road                                  04/01/04       11/30/10         NAP            NAP
     112      Dry Creek Medical Office Building                07/01/04       02/29/08         NAP            NAP
     114      Fenton Marketplace                               06/01/05       11/30/11         NAP            NAP



     122      Tucker Pointe Townhomes                          04/01/04       11/30/10         NAP            NAP
     153      Savon Drug & Office Depot                        03/01/04       10/31/10         NAP            NAP
     155      Hacienda Vallecitos Senior                       05/01/04       12/31/10         NAP            NAP
              Apartments
     158      Downtowner Office Building                       04/01/04       11/30/10         NAP            NAP
     176      Gart Sports                                      07/01/05       02/28/10         NAP            NAP
     177      Park Place Apartments                            03/01/04       10/31/10         NAP            NAP
     178      Hilby Station Apartments                         05/01/04       12/31/20         NAP            NAP
     182      Rivercrest Apartments                            04/01/04       11/30/10         NAP            NAP
     184      Cascade Woods Apartments                         04/01/04       11/30/10         NAP            NAP
     187      Best Buy - Jacksonville                          04/01/05       11/30/14         NAP            NAP
     191      Amber Fields Apartments                          07/01/04       02/28/11         NAP            NAP


     192      Reservoir Distribution Center                    02/01/04       09/30/10         NAP            NAP
     193      Rancho San Diego Business Park                   06/01/04       01/31/11         NAP            NAP
     196      Sandia Plaza                                     11/01/04       06/30/09         NAP            NAP
     201      1400 Manhattan Warehouse Building                02/01/04       10/31/10         NAP            NAP
     211      Hempstead Distribution Center                    03/01/04       10/31/10         NAP            NAP
     219      Center Trust Building                            02/01/06       09/30/10         NAP            NAP
     226      Boise Cascade Building                           06/01/04       01/31/11         NAP            NAP
     238      East Valley (aka Greenfield) Business Center     07/01/05       02/28/10         NAP            NAP
     239      Lanier Commons Shopping Center                   03/01/04       10/31/10         NAP            NAP
     240      Shawnee Medical Office                           02/01/06       09/30/10         NAP            NAP
     241      Stanwood/Camano Village                             NAP            NAP         10/01/03      12/31/05
              Professional Center
     242      Office Depot                                     04/01/04       11/30/12         NAP            NAP
     246      Shelton Park Apartments                          04/01/04       11/30/10         NAP            NAP
     251      80 Smith Street                                  02/01/04       09/30/10         NAP            NAP
     255      Orangewood Industrial                            08/01/05       03/31/10         NAP            NAP
     256      Trace Creek Shopping Center                      05/01/04       12/31/10         NAP            NAP
     257      19 Industrial Avenue                                NAP            NAP         10/01/03      06/30/08
     260      Randall Ridge Apartments                            NAP            NAP         08/01/03      01/31/18
     262      Maywood Retail Center                            07/01/04       02/28/11         NAP            NAP


     264      Jackson Square Apartments                        04/01/04       11/30/10         NAP            NAP
     265      Comcast Facility                                 01/01/06       08/31/10         NAP            NAP
     266      Montlimar Square Office Building                 03/01/04       10/31/10         NAP            NAP
     268      Grant Road Place                                    NAP            NAP         02/01/04      11/30/08
     270      2201-2221 Hillside Avenue                           NAP            NAP         10/01/03      04/30/18
     271      10200 Riverside Drive Office Building               NAP            NAP         09/01/03      05/31/18
     273      Exxon/ IHOP                                         NAP            NAP         09/01/03      03/31/18
     274      Glenwood Plaza                                      NAP            NAP         10/01/03      06/30/08
     275      Oceanside Industrial                                NAP            NAP         10/01/03      04/30/18
     276      Jewell Street Apartments                            NAP            NAP         08/01/03      05/31/08
     277      Yellowstone Shopping Center                         NAP            NAP         11/01/03      07/31/08
     278      Panther Square                                      NAP            NAP         10/01/03      06/30/08
     279      Goose Creek Shopping Center                         NAP            NAP         08/01/03      12/31/07
     280      La Sabre Apartments                                 NAP            NAP         10/01/03      07/31/08
     281      Forrest Court Apartments                            NAP            NAP         07/01/03      12/31/12
     282      Hampton Court Apartments                            NAP            NAP         05/01/04      01/31/13
     283      Sierra Vista CSK Store                              NAP            NAP         08/01/04      04/30/16


                                                                              YIELD
                                                                            MAINTENANCE
              PREPAYMENT                    YIELD                          INTEREST RATE
               PENALTY     PREPAYMENT    MAINTENANCE                       CONVERTED TO
    CONTROL    START      PENALTY END   CALCULATION    YIELD MAINTENANCE      MONTHLY     YIELD MAINTENANCE INTEREST RATE
    NUMBER     DATE          DATE         METHOD        INTEREST RATE     MORTGAGE RATE           REFERENCE DATE


     105        NAP           NAP            NAP               NAP               NAP                     NAP
     110        NAP           NAP            NAP               NAP               NAP                     NAP
     112        NAP           NAP            NAP               NAP               NAP                     NAP
     114        NAP           NAP            NAP               NAP               NAP                     NAP



     122        NAP           NAP            NAP               NAP               NAP                     NAP
     153        NAP           NAP            NAP               NAP               NAP                     NAP
     155        NAP           NAP            NAP               NAP               NAP                     NAP

     158        NAP           NAP            NAP               NAP               NAP                     NAP
     176        NAP           NAP            NAP               NAP               NAP                     NAP
     177        NAP           NAP            NAP               NAP               NAP                     NAP
     178        NAP           NAP            NAP               NAP               NAP                     NAP
     182        NAP           NAP            NAP               NAP               NAP                     NAP
     184        NAP           NAP            NAP               NAP               NAP                     NAP
     187        NAP           NAP            NAP               NAP               NAP                     NAP
     191        NAP           NAP            NAP               NAP               NAP                     NAP


     192        NAP           NAP            NAP               NAP               NAP                     NAP
     193        NAP           NAP            NAP               NAP               NAP                     NAP
     196        NAP           NAP            NAP               NAP               NAP                     NAP
     201        NAP           NAP            NAP               NAP               NAP                     NAP
     211        NAP           NAP            NAP               NAP               NAP                     NAP
     219        NAP           NAP            NAP               NAP               NAP                     NAP
     226        NAP           NAP            NAP               NAP               NAP                     NAP
     238        NAP           NAP            NAP               NAP               NAP                     NAP
     239        NAP           NAP            NAP               NAP               NAP                     NAP
     240        NAP           NAP            NAP               NAP               NAP                     NAP
     241        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life

     242        NAP           NAP            NAP               NAP               NAP                     NAP
     246        NAP           NAP            NAP               NAP               NAP                     NAP
     251        NAP           NAP            NAP               NAP               NAP                     NAP
     255        NAP           NAP            NAP               NAP               NAP                     NAP
     256        NAP           NAP            NAP               NAP               NAP                     NAP
     257        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life
     260        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life
     262        NAP           NAP            NAP               NAP               NAP                     NAP


     264        NAP           NAP            NAP               NAP               NAP                     NAP
     265        NAP           NAP            NAP               NAP               NAP                     NAP
     266        NAP           NAP            NAP               NAP               NAP                     NAP
     268        NAP           NAP           Type 3        Treasury Flat          Yes                  Maturity
     270        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life
     271        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life
     273        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life
     274        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life
     275        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life
     276        NAP           NAP           Type 3        Treasury Flat          Yes                  Maturity
     277        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life
     278        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life
     279        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life
     280        NAP           NAP           Type 3        Treasury Flat          Yes                  Maturity
     281        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life
     282        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life
     283        NAP           NAP           Type 2        Treasury Flat          No             Weighted Average Life

                                    EXHIBIT B

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER


        The Seller hereby represents and warrants that, as of the Closing Date:

        (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

        (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not: (i) violate the Seller's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

        (c) The Seller has full power and authority to enter into and fully perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

        (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

        (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to: (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and
(ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

        (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

        (g) There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

        (h) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

        (i) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

        (j) The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

        (k) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

        (l) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

        (m) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

        (n) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

        (o) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

        (p) The principal place of business and chief executive office of the Seller is located in.

                                    EXHIBIT C

All exceptions to any representation and warranty should be scheduled on a schedule or exhibit denominated to match the Section number of the specific representation and warranty, e.g. Schedule C-12(a). Each such Schedule shall set forth the specific exception or exceptions to the specific part or parts of the related representation and warranty and not simply list the loan. The standard for repurchase is to be any breach that materially and adversely effects the value of the Mortgage Loan, the Mortgaged Property, the interests of the Trust/Trustee in such Mortgage Loan or the interests of the Certificateholders, or any one of them, including any economic interest, in such Mortgage Loan.


                For purposes of these representations and warranties, the phrases "to the knowledge of the Seller" or "to the Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case (i) solely in the case of the Seller, after having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily mortgage lenders, as applicable, and in all events as required by the Seller's underwriting standards, at the time of the Seller's origination or acquisition, as applicable, of the particular Mortgage Loan and (ii) subsequent to such origination, utilizing the servicing and monitoring practices customarily utilized by prudent commercial mortgage loan servicers with respect to securitizable commercial or multifamily, as applicable, mortgage loans, and the phrases "to the actual knowledge of the Seller" or "to the Seller's actual knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking such action by, either of the Seller or any servicer acting on its behalf.


                         REPRESENTATIONS AND WARRANTIES
                       WITH RESPECT TO THE MORTGAGE LOANS


                The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date:

                1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true and correct in all material respects as of the respective Due Dates for the Mortgage Loans in July 2001.

                2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to sell, transfer and assign each Mortgage Loan to, or at the direction of, the Purchaser free and clear of any and all pledges, liens, claims, charges, security interests, participation interests and/or other interests and encumbrances. Subject to the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, claim, charge, security interest or other encumbrance, or participation interest or any other ownership interest, or any other interest of any kind or nature whatsoever, except for the servicing rights identified on Schedule C-42. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is genuine.

                3. Payment Record. No scheduled payment of principal and interest due under any Mortgage Loan on the Due Date in July 2001 or on any Due Date in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in July 2001 is or was 30 days or more delinquent, without giving effect to any applicable grace period, .

                4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan is properly recorded in the applicable jurisdiction and constitutes a valid and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances and except for (a) the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described below in Paragraph 8), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) any other exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described below in Paragraph 8), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which do not materially interfere with the security intended to be provided by such Mortgage, (f) condominium declarations of record and identified in the lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below) and (g) if such Mortgage

Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (g) being herein referred to as the "Permitted Encumbrances"). Such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by such Mortgage or adversely effect the value or marketability of the Mortgaged Property. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

                5. Assignment of Leases and Rents. The Mortgage Loan is secured by an assignment of leases and rents ("Assignment of Leases"), which is either a separate instrument or is incorporated into the related Mortgage, and which establishes and creates a valid, subsisting and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee.

                6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded in any material respect, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part. Except as described on Schedule C-6 hereto, no alterations, waivers, modifications or assumptions of any kind have intentionally been given, made or consented to by or on behalf of the Seller since May 8, 2001. The Seller has not taken any affirmative action that would cause the representations and warranties of the related Borrower under the Mortgage Loan not to be true and correct in any material respect.

                7. Condition of Property; Condemnation. In the case of each Mortgage Loan, one or more engineering assessments were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, the related Mortgaged Property, to the Seller's knowledge, was as of origination, and, to Seller's actual knowledge, is as of the Closing Date, in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. If an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions either (1) an escrow of funds was required or a letter of credit was obtained in an amount sufficient to effect the necessary repairs or maintenance or (2) such repairs and maintenance have been completed. To Seller's knowledge, as of origination of such Mortgage Loan, there was no proceeding pending, and, to the Seller's actual knowledge, no such proceeding for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan has been noticed or commenced. As of the date of the origination of each Mortgage Loan: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance referred to in Paragraph 8 below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance referred to in Paragraph 8 below.

                8. Title Insurance. The lien of each Mortgage securing a Mortgage Loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter) in the original principal amount of such Mortgage Loan after all advances of principal, insuring the originator of the related Mortgage Loan, its successors and assigns (as the sole insured) that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, and Seller has made no claims thereunder and, to Seller's actual knowledge, no prior holder of the related Mortgage has made any claims thereunder and no claims have been paid thereunder. Seller has not, and to the Seller's actual knowledge, no prior holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless, in the case of clause (b) below, the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, and (b) that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage.

                9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each Mortgage Loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material aspects or any such funds so escrowed have not been released, provided that, partial releases of such funds in accordance with the applicable Mortgage Loan Documents may have occurred.

                10. Mortgage Provisions. The Mortgage Note, Mortgage and Assignment of Leases for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable provisions for commercial or multifamily, as applicable, mortgage loans such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan and all such fees and expenses are the obligation of the Borrower under the Mortgage.

                12. Environmental Conditions. Except in the case of the Mortgaged Properties identified on Schedule C-12(TS) (as to which a transaction screen meeting the requirements of the American Society for Testing and Materials, in effect at the time the related report was prepared, for transaction screens ("Transaction Screen") was performed), (a) an environmental site assessment meeting the requirements of the American Society for Testing and Materials in effect at the time the related report was prepared and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by a licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and thereafter updated such that, except as set forth on Schedule C-12(a), such Environmental Report is dated no earlier than twelve months prior to the Closing Date, (b) a copy of each such Environmental Report has been delivered to the Purchaser, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then, except as described on Schedule C-12(c), one or more of the following are true--(A) a party not related to the related Borrower with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects was identified as the responsible party for such condition or circumstance and such condition or circumstance does not materially impair the value of the Mortgaged Property, (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure the subject violation in all material respects and/or to obtain an operations and maintenance plan, (C) the related Borrower, or other responsible party, provided a "no further action" letter or other evidence reasonably acceptable to a reasonably prudent commercial mortgage lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Mortgaged Property is identified on Schedule C-12(G) and insured under a policy of insurance against losses arising from such circumstances and conditions or (H) a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation. To the Seller's actual knowledge, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage, or other loan document in the Mortgage File, for each Mortgage Loan encumbering the Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations. The Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Seller or its successors and assigns to liability under such laws. Each Borrower represents and warrants in the related Mortgage Loan documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge, as of the date of origination of such Mortgage Loan, there were no hazardous materials on the related Mortgaged Property, except those in full compliance with all applicable Hazardous Materials Laws and the Borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach.

                13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby. Seller has no actual knowledge of any such rights, defenses or counterclaims having been asserted.

                14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils included within the classification "All Risk of Physical Loss" or "Extended Coverage" insurance (or the equivalent) policy in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Except as identified on Schedule C-14 hereto, each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis of the improvements in the SFH Area, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. Each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties. If the Mortgaged Property is located in the state of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted at the time or originations and seismic insurance was obtained to the extent such Mortgaged Property has a PML of greater than twenty percent (20%) calculated using methodology acceptable to a reasonably prudent commercial or multifamily, as applicable, mortgage lender with respect to similar properties in the same area or earthquake zone. Any Mortgaged Property constituting a materially non-conforming use under applicable zoning laws and ordinances constitutes a legal non-conforming use which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty or such Mortgaged Property is covered by law and ordinance insurance in an amount as would be customarily required by a reasonably prudent commercial or multifamily, as applicable, mortgage lender or a zoning endorsement, in form, substance and amount as would be customarily required by a reasonably prudent commercial or multifamily, as applicable, mortgage lender, insuring against loss to the mortgagee resulting from such non-conformity was obtained or the insurance proceeds available under the required casualty insurance plus the value of the land and any remaining improvements will be sufficient to repay the Mortgage Loan . Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from Standard & Poor's, Moody's or Fitch of not less than A-minus (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). All such insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without thirty (30) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured and all such insurance is in full force and effect. With respect to each Mortgage Loan, the related Mortgage requires that the related Borrower or a tenant of such Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. Except under circumstances, including certain minimum thresholds, that would be reasonably acceptable to a prudent commercial or multifamily, as applicable, mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). To Seller's actual knowledge, all insurance policies described above are with an insurance carrier qualified to write insurance in the relevant jurisdiction.

                15. Taxes and Assessments. As of the origination of the Mortgage Loan or July 1, 2000, whichever is later, there were no, and as of the Closing Date, the Seller has no knowledge of, any delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

                16. Borrower Bankruptcy. No Mortgaged Property is the subject of, and no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

                17. Local Law Compliance. To the Seller's knowledge at the time of the origination of such Mortgage Loan, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report or an endorsement to the related Title Policy, and to Seller's actual knowledge as of the Closing Date, except as described on Schedule C-17, the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a Mortgage Loan was or are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan or as otherwise reasonably determined by the Seller in a manner that would be acceptable to a reasonably prudent commercial or multifamily, as applicable, mortgage lender).

                18. Leasehold Estate Only. If any Mortgage Loan is secured, in whole or in part, by the interest of a Borrower as a lessee under a ground lease (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such property (the "Fee Interest"), then, except as otherwise specified on Schedule C-18:

                (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

                (b) The related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances, and such Ground Lease, provides that it shall remain superior to any mortgage or other lien upon the related Fee Interest;

                (c) The Borrower's interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained); provided that such Ground Lease has not been terminated and all defaults, if any, on the part of the related lessee have been cured;

                (d) Except as described on Schedule C-18(d) the Seller has not received, as of the Closing Date, actual notice that such Ground Lease is not in full force and effect or that any material default has occurred under such Ground Lease, and the lessor under such Ground Lease has been sent notice of the lien evidenced by the Mortgage in accordance with the terms of the Ground Lease;

                (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan. Furthermore, except as identified on Schedule C-18(e), such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

                (f) The mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                (g) Except as described on Schedule C-18(g) such Ground Lease has an original term (or an original term plus options exercisable by the holder of the related Mortgage) which extends not less than twenty
        (20) years beyond the end of the amortization term of such Mortgage
        Loan;

                (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

                (i) Except as described on Schedule C-18(i), under the terms of such Ground Lease and the related Mortgage, taken together, any casualty insurance proceeds, other than de minimus amounts for minor casualties, with respect to the leasehold interest will be applied either: (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or
        (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon. Under the terms of the Ground Lease and the related Mortgage, taken together, any condemnation proceeds or awards in respect of a total or substantially total taking will be applied first to the payment of the outstanding principal and interest on the Mortgage Loan (except as otherwise provided by applicable law and subject to any rights to require the improvements to be rebuilt);

                (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial or multifamily, as applicable, mortgage lender in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan;

                (k) The lessor under such Ground Lease is not permitted to disturb the possession, interest or quiet enjoyment of the lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

                (l) Except as identified on Schedule C-18(l), such Ground Lease may not be materially amended or modified without the prior consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns.

                19. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) and the related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8).

                20. Advancement of Funds. The Seller has not advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property or the related Borrower (other than amounts paid by the tenant as specifically provided under related lease or by a property manager), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

                21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or, except as identified on Schedule C-21, provides for interest-only payments without principal amortization, other than for the initial partial month period between the date of the origination of such Mortgage Loan and the first day of the immediately succeeding month, or for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) subject to available funds, a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment. Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to the Borrower under the Mortgage Loan or otherwise.

                22. Legal Proceedings. To Seller's knowledge, as of origination there were no, and to the Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the Borrower (or any related guarantor to the extent the Seller in accordance with Seller's underwriting standards would consider such guarantor material to the underwriting of such Mortgage Loan) under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan, the Borrower's ability to pay principal, interest or any other amounts due under such Mortgage Loan or the ability of any such guarantor to meet its obligations.

                23. Other Liens. Except as otherwise set forth on Schedule C-23, none of the Mortgage Loans permits the related Mortgaged Property or any interest therein or any controlling ownership interest in the Borrower ( including, but not limited to, any controlling interest in the manager or managing member of a Borrower which is a limited liability company or the general partner of a Borrower which is a general partnership, limited partnership or limited liability partnership) to be encumbered by any mortgage lien or other encumbrance except the related Mortgage or the Mortgage of another Mortgage Loan without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To Seller's knowledge, as of origination, and, to the Seller's actual knowledge as of the Closing Date, except as otherwise set forth on Schedule C-23, and except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The Mortgage requires the Borrower to pay all reasonable costs and expenses related to any required consent to an encumbrance, including reasonable legal fees and expenses and any applicable Rating Agency fees.

                24. No Mechanics' Liens. To Seller's knowledge, as of the origination of the Mortgage Loan, and, to the Seller's actual knowledge, as of the Closing Date: (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance; and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

                25. Compliance with Usury Laws. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

                26. Licenses and Permits. To the extent required by applicable law, and except as identified on Schedule C-26, each Mortgage Loan requires the related Borrower to be qualified to do business, and requires the related Borrower and the related Mortgaged Property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning and building laws, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a zoning report from a zoning consultant, or (v) other due diligence that the originator of the Mortgage Loan customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

                27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

                28. Releases of Mortgaged Properties. Except as set forth on Schedule C-28, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon: (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of "government securities", as defined U.S. Treasury Regulation 1.860G-2(a)(8)(i), in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of material portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon: (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price and prepayment consideration in connection therewith.

                29. Defeasance. With respect to any Mortgage Loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note, Mortgage or other related loan document contained in the Mortgage File, provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with applicable statutes, rules and regulations governing REMICs; requires prior written notice to the holder of the Mortgage Loan of the exercise of the defeasance option and payment by Borrower of all related reasonable fees, costs and expenses as set forth below; requires, or permits the lender to require, the Mortgage Loan (or the portion thereof being defeased) to be assumed by a single-purpose entity; and requires delivery of a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each Mortgage loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting non-callable "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of ARD Loans, assuming the Anticipated Repayment Date is the Maturity Date. To Seller's actual knowledge, defeasance under the Mortgage Loan is only for the purpose of facilitating the disposition of a Mortgaged Property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages. With respect to each Defeasance Loan, the related Mortgage or other related loan document provides that the related Borrower shall (a) pay all Rating Agency fees associated with defeasance (if Rating Agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $20,000,000, the Mortgage Loan or the related documents require confirmation from the Rating Agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the Mortgage Loan and require the Borrower to pay any Rating Agency fees and expenses.

                30. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

                31. Inspection. Except as set forth on Schedule C-31, the Seller, or an affiliate, inspected, or caused the inspection of, the related Mortgaged Property within twelve (12) months of the Closing Date.

                32. No Material Default. There exists no material default, breach, violation or event of acceleration under the Mortgage Note, Mortgage or other related loan documents for any Mortgage Loan and, to Seller's actual knowledge, no event or circumstance which, with the passage of time or notice and expiration of any grace period or cure period, would constitute a material default, breach, violation or event of acceleration under such Mortgage Note, Mortgage or other related loan documents; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises directly out of the subject matter of or is covered by any other representation and warranty made by the Seller in this Exhibit C. No foreclosure or other enforcement action has been taken by the Seller or, to the Seller's knowledge, by any prior holder of such Mortgage Loan, against the Borrower or the Mortgaged Property with respect to the subject Mortgage Loan.

                33. Due-on-Sale. The Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgage Property, or any controlling interest in the related Borrower (including, but not limited to, any controlling interest in the manager or managing member of a Borrower which is a limited liability company or the general partner of a Borrower which is a general partnership, limited partnership or limited liability partnership) is pledged, transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the Borrower, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Borrower, transfers among affiliated Borrowers with respect to cross-collateralized Mortgaged Loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan. The Mortgage requires the Borrower to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the Mortgage for all actions requiring such consent or approval under the Mortgage including the cost of any required counsel opinions relating to REMIC or other securitization and tax issues and any applicable Rating Agency fees.

                34. Single Purpose Entity. Each Mortgage Loan with an original principal balance over $5,000,000 requires the Borrower to be for at least for so long as the Mortgage Loan is outstanding, and to Seller's actual knowledge each Borrower is, a Single-Purpose Entity. For this purpose, "Single-Purpose Entity" means a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the related Mortgaged Property or Properties; does not engage in any business unrelated to such Mortgaged Property or Properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related Mortgage Loan documents, substantially to the effect that such Borrower (i)does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii)does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan Documents;
(iii)maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and
(iv)holds itself out as being a legal entity, separate and apart from any other person. In addition with respect to all Mortgage Loans with an original principal balance of $15,000,000 or more, the Borrower's organizational documents provide substantially to the effect that the Borrower shall: conduct business in its own name; not guarantee or assume the debts or obligations of any other person; not commingle its assets or funds with those of any other person; prepare separate tax returns and financial statements, or if part of a consolidated group, be shown as a separate member of such group; transact business with affiliates on an arm's length basis pursuant to written agreements; hold itself out as being a legal entity, separate and apart from any other person ands such organizational documents provide that: any dissolution and winding up or insolvency filing for such entity is prohibited or requires the unanimous consent of an independent director or member or all partners or members, as applicable; such documents may not be amended with respect to the Single-Purpose Entity requirements without the approval of the mortgagee or rating agencies; the Borrower shall have an outside independent director or member. There was obtained for each such Mortgage Loan having an original principal balance of $20,000,000 a counsel's opinion regarding non-consolidation of the Borrower in any insolvency proceeding involving any other party. To Seller's actual knowledge, each Borrower has complied in all material respects with the requirements of the related Mortgage Loan and Mortgage and the Borrower's organizational documents regarding Single-Purpose-Entity status. The organization documents of any Borrower on a Mortgage Loan having an original principal balance of $15,000,000 or more which is a single member limited liability company provide that the Borrower shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member. Any such single member limited liability company Borrower is organized in jurisdictions that provide for such continued existence and there was obtained an opinion of such Borrower's counsel confirming such continued existence and that the applicable law provides that creditors of the single member may only attach the assets of the member including the membership interests in the Borrower but not the assets of the Borrower.

                35. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

                36. Tax Parcels. Except as described on Schedule C-36 of this Agreement, each Mortgaged Property either (i) constitutes one or more complete separate tax lots containing no other property or (ii) is subject to an endorsement under the related lender title policy insuring same or (iii) an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such separate tax lots shall be effective for the next tax year.

                37. ARD Loans. Except as described on Schedule C-37, each Mortgage Loan which is an ARD Loan commenced amortizing on its initial scheduled Due Date, and provides that: (i) its Mortgage Rate will increase by at least two
(2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (iv) any net cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the scheduled principal and interest payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

                38. Security Interests. The security agreements, financing statements or other instruments, if any, related to the Mortgage Loan establish and create, and a UCC financing statement has been filed and/or recorded in all places required by applicable law for the perfection of (to the extent that the filing of such a UCC financing statement can perfect such a security interest), a valid security interest in the personal property granted under such Mortgage (and any related security agreement), which in all cases includes elevators) and all Borrower owned furniture, fixtures and equipment material to the Borrower's operation of the Mortgaged Property and, if such Mortgaged Property is a hotel, restaurant, healthcare facility, nursing home, assisted living facility, self-storage facility, theatre, mobile home park or fitness center operated by the related Borrower, such personal property, with the exception of certain leased personal property for which there is an assignment of the Borrower's interest, constitutes all the material personal property required to operate the Borrower's business and any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the related Mortgage Loan establishes and creates a valid and enforceable lien and first priority security interest in such material personal property described therein (subject to the exceptions and limitations set forth in Paragraph 13 above), except for certain personal property subject to purchase money security interests or personal property leases and security interests to secure revolving lines of credit, all of which are in compliance with or allowable under the related Mortgage Loan documents and are disclosed in the Mortgage Loan File or the Borrower's financial statements or operating statements. In the case of each Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related revenues with respect to such Mortgaged Property. An assignment of each UCC financing statement relating to the Mortgage Loan has been executed by Seller in blank which the Purchaser or Trustee, as applicable, or designee is authorized to complete and to file in the filing office in which such financing statement was filed. Each Mortgage Loan and the related Mortgage (along with any security agreement and UCC financing statement), together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the personal property described above, and the principal benefits of the security intended to be provided thereby.

                39. Environmental Insurance. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor policy, then:

                (a)    the Seller -

                       (i) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

                       (ii) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property,

        in each case with respect to (i) and (ii) to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy;

                (b)    all premiums for such insurance have been paid; and

                (c)    such insurance is in full force and effect.


                40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury Regulation Section 1.860G-1(b)(2).

                41. Operating Statements. Each Mortgage requires the Borrower upon request to provide the owner or holder of the Mortgage with quarterly (except for Mortgage Loans with an original principal balance less than $3,000,000) and annual operating statements (or a balance sheet statement of income and expenses and a statement of changes in financial position), rent rolls (if there is more than one tenant) and related information and annual financial statements, which annual financial statements for all Mortgage Loans with an original principal balance greater than $20 million shall be audited by an independent certified public accountant upon the request of the holder of the Mortgage Loan.

                42. Servicing Rights. Except as set forth on Schedule C-42 and except as to the Master and Special Servicer, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

                43. Recourse. Except as described on Schedule C-43, each Mortgage Loan is non-recourse, except that the Borrower and in the case of a Mortgage Loan with an initial principal balance of $3,000,000 or more, either: a principal of the Borrower who is a natural person or other individual guarantor who is a natural person, with assets other than any interest in the Borrower has agreed to be jointly and severally liable for all liabilities, expenses, losses, damages, expenses or claims suffered or incurred by the holder of the Mortgage Loan by reason of or in connection with: (i) any fraud or material misrepresentation by the Borrower, (ii) misapplication or misappropriation of rents, insurance payments, condemnation awards, tenant security deposits or other funds subject to the Mortgage, (iii) acts of waste (or, alternatively, the failure to repair or restore the related Mortgaged Property in accordance with any related Mortgage Loan document, to the extent not covered by insurance proceeds paid on account of damage which is the subject of any such repair or restoration which are made available for such purpose to the Borrower or the holder of the Mortgage Loan) , (iv) violation of applicable environmental laws or breaches of environmental covenants or (v) the related Mortgaged Property becoming an asset in a voluntary bankruptcy or insolvency proceeding instituted by the Borrower, that impairs the ability of the holder of the related Mortgage Loan to enforce its lien on the related Mortgaged Property. With respect to clause (iv) in this paragraph, environmental insurance meeting the requirements set forth in Paragraph 39 shall satisfy such requirement. With respect to clause(v) in this paragraph, such requirement will be satisfied if the related Mortgage Loan documents provide that the non-recourse provisions of the Mortgage Loan documents shall not be applicable to Borrower (and a principal of Borrower who is a natural person or other individual guarantor who is a natural person shall guaranty the Borrower's recourse obligations arising from such non-applicability) either (a) in the event of a voluntary bankruptcy filing by the Borrower or (b) to the extent the Mortgage Loan holder's rights of recourse to the Mortgaged Property are impaired by or as a result of any legal proceeding (including a voluntary bankruptcy or insolvency proceeding) instituted by the Borrower. No waiver of liability for such non-recourse exceptions has been granted to the Borrower or any such guarantor or principal by the Seller or anyone acting on behalf of the Seller.

                44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

                45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

                46. Servicing. The servicing and collection practices used with respect to each Mortgage Loan in all material respects have met customary standards utilized by prudent commercial or multifamily, as applicable, mortgage loan servicers with respect to whole loans.

                47. Originator's Authorization To Do Business. To the extent required under applicable law to assure the enforceability of a Mortgage Loan, as of such Mortgage Loan's funding date and at all times when it held such Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

                48. No Fraud In Origination. In the origination of the Mortgage Loan, neither Seller, the originator nor any employee or agent of Seller or the originator, participated in any fraud or intentional material misrepresentation with respect to the Borrower, the Mortgaged Property or any guarantor. To Seller's actual knowledge, no Borrower or guarantor is guilty of defrauding or making an intentional material misrepresentation to the Seller or originator with respect to the origination of the Mortgage Loan, the Borrower or the Mortgaged Property..

                49. Appraisal. An appraisal of the Mortgaged Property for each Mortgage Loan was conducted in connection with the origination of such Mortgage Loan, which appraisal is signed by an appraiser, who, to Seller's actual knowledge, had no interest, direct or indirect, in the related Borrower, such Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of such Mortgage Loan; to the Seller's actual knowledge, the appraisal and appraiser both satisfy the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

                50. Access and Parking. The following statements are true with respect to each Mortgaged Property: (i) the Mortgaged Property is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress and (ii) except for de minimus violations or legal non-conforming parking, to the Seller's knowledge, as of the time of origination of such Mortgage Loan, based upon a letter from governmental authorities, a legal opinion, an independent zoning consultant's report or an endorsement to the related title insurance policy insuring the holder of the Mortgage against losses related to the lack of such parking, and to Seller's actual knowledge as of the Closing Date, the Mortgaged Property has parking to the extent, if any, required under applicable law, including local ordinances.

                51. Jurisdiction of Organization. Each Borrower under a Mortgage Loan was at the time of origination of thereof either a natural person or was an entity organized under the laws of the United States or the laws of a jurisdiction located within the United States, its territories and possessions.

                52. Borrower Concentration. No single Borrower or group of affiliated Borrowers is/are the obligor(s) under any one or more Mortgage Loans with a Cut-off Date Principal Balance equal to or greater than five percent (5%) of the Initial Pool Balance.

                53. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits are conveyed hereunder to the Purchaser.

                54. Health Care Facilities. As of origination and to the Seller's actual knowledge, as of the Closing Date, with respect to any Mortgage Loan secured by a Mortgaged Property that is a health care facility including any nursing home, assisted living facility, congregate care or similar facility ("Facility"):

                       (i) No Facility has received a "Level A" (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against any Mortgagor, or against any officer, director or stockholder of any Mortgagor by any governmental agency during the last three years which have threatened any Facility or any Mortgagor's certification for participation in Medicare or Medicaid or any other such program.

                       (ii) Each operator of a Facility (an "Operator"), each Mortgagor and each Facility complies with all federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state department of health (each, a "DOH") and all other federal, state or local governmental authorities including, without limitation, those relating to the quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting.

                       (iii) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the use and operation of each Facility as intended are held by the applicable Mortgagor or Operator in the name of the Mortgagor and are in full force and effect including, without limitations, a valid certificate of need or similar certificate, license, or approval issued by the DOH for the requisite number of beds, and approved status in any approved provider payment program.

                       (iv) There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation or non-renewal affecting any Mortgagor, Operator or Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program to which any Mortgagor or Operator presently is subject.


                    -----------------------------------------

                Each representation and warranty of the Seller set forth in this Exhibit C, to the extent related to the enforceability of any instrument, agreement or other document or as to offsets, defenses, counterclaims or rights of rescission related to such enforceability, is qualified to the extent that
(a) enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally as from time to time in effect, (ii) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (iii) by any applicable anti-deficiency law or statute; and (b) such instrument, agreement or other document may contain certain provisions which may be unenforceable in accordance with their terms, in whole or in part, but the unenforceability of such provisions will not (subject to the qualification in clause (a) above) (i) cause the related Mortgage Note or the related Mortgage to be void in their entirety, (ii) invalidate the related Borrower's obligation to pay interest at the stated interest rate of such Mortgage Note on, and repay the principal of, the related Mortgage Loan in accordance with the payment terms of such Mortgage Note, such Mortgage and other written agreements delivered to the Seller in connection therewith, (iii) invalidate the obligation of any related guarantor to pay guaranteed obligations with respect to interest at the stated interest rate of such Note on, and the principal of, such Mortgage Loan in accordance with the payment terms of such guarantor's written guaranty, (iv) impair the mortgagee's right to accelerate and demand payment of interest at the stated interest rate of such Mortgage Note on, and principal of, such Mortgage Loan upon the occurrence of a legally enforceable default, or (v) impair the mortgagee's right to realize against the related Mortgaged Property by judicial or, if applicable, non-judicial foreclosure.

                                  SCHEDULE C-8

               LOANS WITH NON-CONFORMING TITLE POLICY ENDORSEMENTS

1.       For the following loans, an access endorsement was not obtained:


         Loan #010-00000248 (Forrest Court Apartments) Survey was obtained and shows access to a public street.

         Loan #010-00000317 (Oceanside Industrial)
                  Access endorsement is not available in New York. Appraisal contains information regarding access to public street.

         Loan #010-00000344 (2201-2221 Hillside Avenue)
                  Access endorsement is not available in New York. Property is located at the intersection of Hillside Avenue, Allen Street and Brian Street in New Hyde Park, NY.

         Loan #010-00000661 (80 Smith Street)
                  Access endorsement is not available in New York. Survey shows driveway onto Smith Street.

         Loan #010-00000539 (Sandia Plaza)
                  Access endorsement is not available in New Mexico. Survey shows access to a public street.

         Loan #010-00000662 (Hempstead Distribution Center)
                  Access endorsement is not available in Texas. Appraisal contains description of access; 2 curb cuts to public streets are shown on survey.

         Loan #010-00000578 (Best Buy - Jacksonville)
                  Access endorsement is not available in Florida. Access description contained in appraisal and reflected on survey.

2. For the following loans, a survey (same as) endorsement was not obtained:


         Loan #010-00000324 (Exxon/ IHOP)
                  Survey endorsement not required at closing but survey exception was deleted from title policy. Surveys were not required under AMCC's small loan program at the time unless title required a survey in order to delete the survey exception.

         Loan #010-00000346 (10200 Riverside Drive Office Building)
                  Survey endorsement not required at closing but survey exception was deleted from title policy. Surveys were not required under AMCC's small loan program at the time unless title required a survey in order to delete the survey exception.

         Loan #010-00000433 (Grant Road Place)
                  Survey endorsement not required at closing but survey exception was deleted from title policy. Surveys were not required under AMCC's small loan program at the time unless title required a survey in order to delete the survey exception.

         Loan #020-00000046 (Panther Square)
                  Survey endorsement not required at closing but survey exception was deleted from title policy. Surveys were not required under AMCC's small loan program at the time unless title required a survey in order to delete the survey exception.

3. For the following loans, neither an access or survey (same as) endorsement was obtained:


         Loan #010-00000328 (Jewell Street Apartments)
                  Access and Survey endorsements not required at closing but survey exception was deleted from title policy. Surveys were not required under AMCC's small loan program at the time unless title required a survey in order to delete the survey exception. Appraisal states ingress and egress is good, with the subject property being situated on a corner and fronting on two streets. Photos in PCR and the file show curb cuts onto street.

         Loan #010-00000372 (La Sabre Apartments)
                  Access and Survey endorsements not required at closing but survey exception was deleted from title policy. Surveys were not required under AMCC's small loan program at the time unless title required a survey in order to delete the survey exception. Appraisal provides description for access: "Primary access to the property is provided by Rook Avenue and Bellevue Avenue, each are two lane asphalt paved, city maintained, neighborhood streets".

                                SCHEDULE C-12(a)

                    ENVIRONMENTAL REPORTS CONDUCTED MORE THAN
                           12 MONTHS PRIOR TO CLOSING

1. For the following loans, an environmental report was performed more than twelve months prior to the closing date:


         Loan #010-00000248 (Forrest Court Apartments). Environmental report dated 4/3/98.
         Loan #010-00000274 (Goose Creek Shopping Center). Environmental report dated 5/12/98.
         Loan #010-00000305 (Randall Ridge Apartments). Environmental report dated 5/30/00.
         Loan #010-00000317 (Oceanside Industrial). Environmental report dated 5/1/98.
         Loan #010-00000324 (Exxon/ IHOP). Environmental report dated 5/6/98. Loan #010-00000328 (Jewell Street Apartments). Environmental report dated 6/16/98.
         Loan #010-00000336 (19 Industrial Avenue). Environmental report dated 7/13/98.
         Loan #010-00000344 (2201-2221 Hillside Avenue). Environmental report dated 6/3/98.
         Loan #010-00000345 (Glenwood Plaza). Environmental report dated
         5/22/98.
         Loan #010-00000346 (10200 Riverside Drive Office Building). Environmental report dated 6/23/98.
         Loan #010-00000372 (La Sabre Apartments). Environmental report dated 9/4/98.
         Loan #010-00000433 (Grant Road Place). Environmental report dated 11/23/98.
         Loan #010-00000508 (Sierra Vista CSK Store). Environmental report dated 6/22/99.
         Loan #010-00000539 (Sandia Plaza). Environmental report dated 8/3/99. Loan #010-00000578 (Best Buy - Jacksonville). Environmental report dated 12/14/99.
         Loan #010-00000586 (Shawnee Medical Office). Environmental report dated 3/2/00.
         Loan #010-00000599 (Gart Sports). Environmental report dated 4/17/00. Loan #010-00000605 (East Valley (aka Greenfield) Business Center). Environmental report dated 4/4/00.
         Loan #010-00000622 (Orangewood Industrial). Environmental report dated 6/6/00.
         Loan #010-00000046 (Panther Square). Environmental report dated
         8/20/98.
         Loan #010-00000050 (Yellowstone Shopping Center). Environmental report dated 10/8/98.
         Loan #010-00000058 (Hampton Court Apartments). Environmental report dated 3/5/99.

                                  SCHEDULE C-28

                           MORTGAGES REQUIRING RELEASE

1. Loan #010-00000578 (Best Buy - Jacksonville). Pursuant to its lease with the borrower, Best Buy has the right to subdivide the mortgaged property into two parcels of approximately 4.85 acres and 2.24 acres, and obtain a release of the
2.24 acre parcel, presently unimproved except for parking. The retained 4.85 acre parcel would contain the building and sufficient parking to meet applicable zoning requirements. The release of the 2.24 acre parcel will not require payment of a release price and will be allowed so loan as no event of default exists upon satisfaction of certain specified legal criteria pertaining to the separation of the release parcel from the remainder of the property as a separately subdivided tax parcel, with reasonable provision for access and parking. The value of the release parcel was not included in the loan underwriting.

2. Loan #010-00000586 (Shawnee Medical Office). A portion of the mortgaged property may be released upon the satisfaction of the following conditions: (1) sixty (60) days written notice, (2) DSCR at the time of release shall be at least 1.27 to 1.0, (3) the retained parcel must have a LTV equal to or less than
 .75 to 1.0, (4) neither borrower or guarantors have experienced adverse financial conditions, (5) remaining parcel must constitute a separate tax parcel and otherwise comply with all applicable zoning laws, (6) borrower must provide a legal opinion and any title endorsements required by lender, and (7) no adverse financial change to tenants and successor tenants, and if in lender's opinion, there is an adverse change, borrower must provide an irrevocable standby letter of credit in an amount equal to 60% of the appraised value as of the date of the release or 60% of the sales price of the released parcel. The release parcel is unimproved land, and the value of the release parcel was not included in the loan underwriting.

3. #010-00000678 (Lanier Commons Shopping Center). The borrower may petition for the release of .536 acres of the mortgaged property (which would leave 7.379 acres), which petition shall be granted provided that: (1) there exists no event of default at the time of the request, (2) within twenty (20) days after recordation of the release, borrower shall cause the title company to issue an endorsement modifying the legal description. The release parcel is unimproved land and was not included in the valuation of the property.

                                  SCHEDULE C-33

                           LOANS PERMITTING TRANSFERS

1. #010-00000324 (Exxon/ IHOP). The loan documents prohibit transfer or sale of the mortgaged property without the prior written consent of the lender, but the loan documents do not prohibit the pledge, transfer or sale of an equity interest in the related borrower.

2. Loan #010-00000663 (Trace Creek Shopping Center). Transfer of stock of Elanco, Inc. to Timothy Lehning is a permitted transfer, which is conditioned upon thirty (30) days written notice to lender and the submission of certain documents to lender.


3. Loan #010-00000684 (Savi Ranch Center). The two co-borrowers may jointly make a one-time transfer of their interests in the mortgaged property to a single-purpose limited liability company owned by the two co-borrowers in the same proportions that they currently own the mortgaged property. In such event, the two co-borrowers and the transferee will execute a loan assignment and assumption agreement in recordable form, in form and substance reasonably satisfactory to lender, and which will include a release of the two co-borrowers from all future liability under the loan documents. Assumption and date down title endorsements must also be provided.

                                  SCHEDULE C-34

                          NON-CONFORMING RECOURSE LOANS

1. Loan #010-00000684 (Savi Ranch Center). The borrower does not have an independent director. The SPE provisions contained in the Articles of Incorporation of Johnson Tractor Co. do not specifically prohibit an insolvency filing. The Articles of Incorporation do prohibit any dissolution or winding up of the corporation and prohibit the corporation from becoming insolvent.

                                  SCHEDULE C-41

           LOANS REQUIRING NON-CONFORMING OPERATING STATEMENT DELIVERY

1. Representation #41. Loan #010-00000578 (Best Buy - Jacksonville). Quarterly, the borrower is required to submit a rent roll, balance sheet and profit and loss statement. Annually, the borrower is required to submit an operating statement.

                                  SCHEDULE C-42

                            RETAINED SERVICING RIGHTS

1. Loan #010-00000667 (Shelton Park Apartments). Primary servicing has been retained.


2. Loan #010-00000669 (Jackson Square Apartments). Primary servicing has been retained.


3. Loan #010-00000655 (Downtowner Office Building). Primary servicing rights have been purchased by the servicer from the mortgage lender.


4. Loan #010-00000656 (Montlimar Square Office Building). Primary servicing rights have been purchased by the servicer from the mortgage lender.

                                  SCHEDULE C-43

                          NON-CONFORMING RECOURSE LOANS

1. Loan #020-00000046 (Panther Square). Neither the borrower or the carveout guarantor is liable for losses incurred by the holder of the loan by reason of violation of the applicable environmental laws or breaches of the environmental covenants or by reason of bankruptcy.


2. Loan #010-00000344 (2201-2221 Hillside Avenue). There is no non-recourse carveout for bankruptcy.


3. Loan #010-00000599 (Gart Sports). There is no non-recourse carveout for bankruptcy.


4. Loan #010-00000662 (Hempstead Distribution Center). There is no individual guarantor of the non-recourse carveouts.


5. Loan #010-00000678 (Lanier Commons Shopping Center). There is no individual guarantor of the non-recourse carveouts.


6. Loan #010-00000701 (Dry Creek Medical Office Building). There is no individual guarantor of the non-recourse carveouts.


7. Loan #010-00000684 (Savi Ranch Center). The extent of guarantor's liability for losses resulting from the environmental carveouts is limited to $5,000,000.00.


8. Loan #010-00000691 (Rancho San Diego Business Park). One of the two borrowers has no liability under the recourse carevouts (Laygo Exchange LTD, L.P.). The other borrower, PWT 1990 Rancho San Diego is liable for liabilities arising out of the recourse carveouts.


9. Loan #010-00000328 (Jewell Street Apartments). There is no individual guarantor of losses resulting from the misapplication or misappropriation of rents, insurance payments, condemnation awards, tenant security deposits or other funds subject to the mortgage. In addition, the guarantor's liability may not exceed 25% of the original principal loan balance.

                                   EXHIBIT D-1

                       FORM OF CERTIFICATE OF A SECRETARY
                      OR ASSISTANT SECRETARY OF THE SELLER

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C1 Certificate of Secretary of Artesia Mortgage Capital Corporation


     I, Les Kutas, hereby certify that I am a duly appointed Secretary of Artesia Mortgage Capital Corporation, a Delaware Corporation (the "Company"), and certify further as follows:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

     2. Attached hereto as Exhibit A is a true, correct and complete copy of the organizational documents of the Company, as in full force and effect on the date hereof;

     3. Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of Delaware issued within ten days of the date hereof with respect to the good standing of the Company;

     4. Since the date of the good standing certificate referred to in clause 3 above, the Company has not received any notification from the Secretary of State of Delaware, or from any other source, that the Company is not in good standing in Delaware.

     5. Attached hereto as Exhibit C are the resolutions of the board of directors of the Company authorizing the transactions contemplated by the Mortgage Loan Purchase Agreement dated as of July 25, 2001 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, including the sale of the subject mortgage loans (the "Mortgage Loans") by the Company to SBMS VII. Such resolutions are in full force and effect on the date hereof and are not in conflict with any other resolutions of the board of directors of the Company in effect on the date hereof.

     6. The Mortgage Loans do not constitute all or substantially all of the assets of the Company.

     7. To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Company are pending or contemplated.

     8. Each person who, as an officer or representative of the Company, signed (a) the Mortgage Loan Purchase Agreement, (b) the Indemnification Agreement dated as of July 25, 2001 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., First Union Securities, Inc, J.P. Morgan Securities Inc., and UBS Warburg LLC; and (c) any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated by the foregoing documents, was, at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such person appearing on any such document is his or her genuine signature.

          Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, I have hereunto signed my name as of July 31, 2001.



                                             By: /s/ Les Kutas
                                                --------------------------------
                                                Name: Les Kutas
                                                Title: Secretary

          The undersigned, an officer of the Company, hereby certifies
that               is the duly elected and qualified and acting Secretary of the
Company and that the signature appearing above is his/her genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name as of July 31, 2001.

                                             By: /s/ Guy Cools
                                                --------------------------------
                                                Name: Guy Cools
                                                Title: Managing Director

                                   Exhibit A

                    Certificate of Incorporation and By-laws

                                   EXHIBIT B

                          CERTIFICATE OF GOOD STANDING

                                   EXHIBIT C

                                  RESOLUTIONS

                           UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                               WITHOUT A MEETING


     The undersigned, being all the Directors of Artesia Mortgage Capital Corporation, a Delaware corporation (the "Corporation"), pursuant to Section 141 of the General Corporation Law of the State of Delaware, in lieu of holding a meeting of the Board of Directors of the Corporation, do hereby consent to the adoption of, and do hereby unanimously adopt, as of the date hereof, the resolutions set forth below:

     WHEREAS, the Corporation has from time to time originated or acquired the various commercial mortgage loans identified on Schedule I attached hereto (the "Mortgage Loans");

     NOW, THEREFORE, IT IS RESOLVED, that the sale of Mortgage Loans by the Corporation to Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") (or, at the direction of SBMS VII, to a trust established by SBMS VII), is hereby approved;

     RESOLVED, that the President or any Vice President, other officer or director of the Corporation, is hereby authorized to negotiate, execute and deliver, in the name and on behalf of the Corporation, such mortgage loan purchase and sale agreement, pooling and servicing agreement and/or similar agreements as may be necessary to effect the intent and purpose of the foregoing resolutions, in such form as any such officers or directors deem necessary or advisable;

     RESOLVED, that the President or any Vice President, other officer or director of the Corporation is hereby authorized and directed to pay any and all expenses and fees arising in connection with the sale of the Mortgage Loans or otherwise in connection with these resolutions;

     RESOLVED, that the corporate seal of the Corporation may be affixed to any instrument or document executed pursuant to the foregoing resolutions by impressing or affixing such corporate seal thereon or by imprinting or otherwise reproducing thereon a facsimile of such corporate seal;

     RESOLVED, that the President or any Vice President, other officer or director of the Corporation is hereby authorized and directed to negotiate, execute and deliver, in the name and on behalf of the Corporation, any and all additional instruments, documents, or agreements and to take such further action as to any of them appears necessary or desirable to carry into effect the intent and purpose of the foregoing resolutions; and

     RESOLVED, that any and all actions of the officers or directors of the Corporation in connection with the matters contemplated by the foregoing resolutions taken prior to the date hereof, be, and hereby are, approved, ratified and adopted in all respects as fully as if such actions had been presented to this Board of Directors for its approval prior to such actions being taken.

          This Unanimous Written Consent of the Board of Directors can be executed in counterparts, each of which shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

Date: July 31, 2001



/s/ Guy Cools
---------------------------------            -----------------------------------
Name: Guy Cools                              Name:



---------------------------------            -----------------------------------
Name:                                        Name:

                                   SCHEDULE I

                      See attached list of Mortgage Loans

                                  EXHIBIT D-2

                       FORM OF CERTIFICATE OF THE SELLER








































                                     D-2-1

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C1
              Certificate of Artesia Mortgage Capital Corporation

     In connection with the execution and delivery by Artesia Mortgage Capital Corporation ("AMCC") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of July 25, 2001 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and AMCC, and the Indemnification Agreement dated as of July 1, 2001 (the "Indemnification Agreement"), among AMCC, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., First Union Securities, Inc., J.P. Morgan Securities Inc., and UBS Warburg LLC (together, the Mortgage Loan Purchase Agreement and the Indemnification Agreement are referred to herein as the "Agreements"), the undersigned hereby certifies that (i) the representations and warranties of AMCC in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, on such other date specifically provided in the particular representation and warranty), and (ii) AMCC has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

     Certified this 31 day of July, 2001.

                              ARTESIA MORTGAGE CAPITAL
                                CORPORATION

                              By:  /s/ Diana Kelsey Kutas
                                   ---------------------------
                                   Name:  Diana Kelsey Kutas
                                   Title: Vice President

                                  EXHIBIT D-3A

                           FORM OF OPINION OF COUNSEL
                                 TO THE SELLER























                                     D-3A-1

     [DE BANDT, VAN HECKE, LAGAE & LOESCH LINKLATERS & ALLIANCE LETTERHEAD]


1345 Avenue of the Americas   19th Floor New York NY 10105

Telephone: (212) 424 9130
Facsimile: (212) 424 9100

Direct line 212-424.9131
E-mail      dieclercq@debandt.com


July 31, 2000

Salomon Brothers Mortgage                 Artesia Mortgage Capital Corporation
Securities VII, Inc.                      1180 Northwest Maple Street, Suite 202
388 Greenwich Street                      Issaquah, Washington 98027
New York, New York 10013

Salomon Smith Barney Inc.                 Greenwich Capital Markets, Inc.
388 Greenwich Street                      600 Steamboat Road
New York, New York 10013                  Greenwich, Connecticut 06830
Attention: Paul Vanderslice               Attention: Mark Jarrell

First Union Securities, Inc.              UBS Warburg LLC
401 South Tryon Street                    1285 Avenue of the Americas
Charlotte, NC 28288                       New York, NY 10019
Attention: William Cohane                 Attention: Ahmed Alali

J.P. Morgan Securities Inc.               Moody's Investors Service, Inc.
270 Park Avenue, 6th floor                99 Church Street
New York, New York 10017                  New York, New York 1000
Attention: Brian J. Baker



Artesia Banking Corporation
c/o Artesia Mortgage                      Standard & Poor's Ratings Services
Capital Corporation                       55 Water Street, 41st Floor
1180 Northwest Maple Street, Suite 202    New York, New York 10041
Issaquah, Washington 98027






A limited liability corporation (SCRL/CVBA) under Belgian law, including attorneys admitted in Belgium and Luxembourg, as well as members of the New York Bar and foreign legal consultants licensed in New York.

Linklaters & Alliance is a non-partnership association of: De Bandt, Van Hecke, Lagae & Loesch; De Brauw Blackstone Westbroek; Gianni, Origoni & Partners; Lagerfof & Leman; Linklaters; Oppenhoff & Radler; with offices in: Allcante Amsterdam Antwerp Bangkok Berlin Bratislava Brussels Bucharest Budapest Cologne Frankfurt Gothenburg The Hague Hong Kong Leipzig London Luxembourg Madrid Malmo Milan Moscow Munich New York Paris Prague Rome Rotterdam Sao Paulo Shanghai Singapore St. Petersburg Stockholm Tokyo Warsaw Washington DC.

DE BANDT, VAN HECKE, LAGAE & LOESCH


July 31, 2001

Ladies and Gentlemen:

RE: SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001 C-1 / COMFORT LETTER REGARDING THE MORTGAGE LOAN PURCHASE AGREEMENT

1    INTRODUCTION
     We have acted as special Belgian counsel to Artesia Banking Corporation S.A., a Belgian corporation ("Artesia"), in connection with the execution and delivery by Artesia of the comfort letter dated as of July 31, 2001 (the "Comfort Letter") concerning the issue, offer and sale of the Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001 C-1 (the "Certificates"), in respect of which Artesia Mortgage Capital Corporation ("AMCC") and Salomon Brothers Mortgage Securities VII, Inc. ("SMBS VII") entered into a Mortgage Loan Purchase Agreement dated as of July 25, 2001 (the "Agreement"). Each of the capitalized terms used and not otherwise defined herein shall have the meaning ascribed to it in the Agreement.

2    BELGIAN LAW

     This opinion is limited to Belgian law as applied by the Belgian courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Belgian law.

3    SCOPE OF INQUIRY

     For the purpose of this opinion, we have examined the following documents:

     3.1  A facsimile executed copy of the Comfort Letter.

     3.2  A draft copy dated July 19, 2001 of the Agreement.

     3.3 A facsimile copy of the consolidated Articles of Incorporation of Artesia dated October 31, 2000, as most recently filed with the Clerk of the Commercial Court of Brussels until July 24, 2001.

     3.4 A certificate dated July 24, 2001 issued by the Clerk of the Commercial Court of Brussels stating that the Artesia has not been declared bankrupt since July 24, 1996 nor has applied for any judicial settlement procedure with tis creditors in Belgium during that period.

     3.5 A certificate dated July 24, 2001 issued by the Clerk of the Commercial Court of Brussels stating that the Artesia is registered with the Commercial Register of Brussels (registration No. 310.763).

4    ASSUMPTIONS

     For the purpose of this opinion, we have made the following assumptions:

DE BANDT, VAN HECKE, LAGAE & LOESCH


July 31, 2001

     4.1 The consolidated Articles of Incorporation of Artesia referred to in paragraph 3 are up-to-date.

     4.2 All copy documents conform to the originals and all originals are genuine and complete.

     4.3  Each signature is the genuine signature of the individual concerned.

     4.4 We have assumed, without any independent investigation, that the Comfort Letter constitutes the legal, valid and binding obligation of Artesia, enforceable against Artesia in accordance with its terms under the laws of the State of New York, by which it is expressed to be governed. In particular, we have assumed that, under the laws of the State of New York, or any other applicable law, Artesia may legally and validly become directly and primary liable for the obligations of AMCC under the Agreement (including, without limitation, the obligation set out in Section 5 of the Agreement) to repurchase each Defective Mortgage Loan, upon the occurrence of certain events as stated in the Comfort Letter).

     4.5 We have further assumed that Artesia has all required licenses, permits or other authorizations to perform its obligations under the Comfort Letter.

     4.6 The Comfort Letter has the same meaning and effect under New York law as it would have if it were interpreted under Belgian law by a Belgian court and there are no provisions of New York law which would affect this opinion.

     4.7 There are no dealings between Artesia, AMCC and/or SBMS VII that affect the Comfort Letter.

     4.8 Artesia, AMCC and/or SBMS VII have complied and will continue to comply with the requirement of good faith and fair dealing and their conduct has not contravened public order or moral standards (however, in our opinion, entering into the Comfort Letter does not contravene public order or moral standards).

     4.9 Under applicable law, there is no fraud in the transaction or in the execution of the Comfort Letter and there will be no fraudulent, forged or abusive performance of the Comfort Letter.

5    OPINION

     Based on the documents referred to and assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to us, we are of the following opinion:

     5.1 The obligations of Artesia pursuant to the Comfort Letter are enforceable in Belgium in accordance with the terms of the Comfort Letter.

     5.2 The governing law clause stating that the Comfort Letter shall be governed by, and construed in accordance with, the laws of the State of New York, is valid under the laws of the Kingdom of Belgium.

DE BANDT, VAN HECKE, LAGAE & LOESCH


July 31, 2001


     5.3 Artesia is validly represented for the execution and delivery of the Comfort Letter by the representatives of Artesia who executed the Comfort Letter.

     5.4 Under Belgian law, no formal approval of, or authorization from, Artesia's Board of Directors, Executive Committee or other corporate body is necessary in order for the Comfort Letter to constitute the valid obligations of Artesia.

6    Qualifications

     This opinion is subject to the following qualifications:

     6.1 This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganization and other laws of general application relating to or affecting the rights of creditors.

     6.2 The enforcement in Belgium of the Comfort Letter and of foreign judgments will be subject to Belgian rules of civil procedure.

     6.3 Under Belgian law, notwithstanding the recognition of New York law as the governing law of the Comfort Letter:

              (i) effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Comfort Letter;

              (ii) Belgian law will be applied insofar as it is mandatory irrespective of the governing law of the Comfort Letter;

              (iii) the application of New York law may be refused if it is manifestly incompatible with Belgian public policy (rules of Belgian international public policy);

               (iv) regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

          Subject to the other qualifications in this paragraph 6, in our opinion the Comfort Letter contains no provisions which (i) will be set aside by mandatory Belgian law, or (ii) are manifestly incompatible with Belgian public policy.


     6.4 A judgment obtained against Artesia in any Federal or State court in New York in connection with the Comfort Letter will be recognized and enforced in Belgium only after review of the merits of the case by a Belgian court and if such court is satisfied that the following conditions, set forth in Article 570 of the Belgian Judicial Code, are fulfilled:

DE BANDT, VAN HECKE, LAGAE & LOESCH

July 31, 2001

          (i) the judgment is not contrary to Belgian principles of public policy or the rules of Belgian public law;

          (ii) the defendant's rights of defense (due process of law) have been respected;

          (iii) the court's jurisdiction was not based solely on the plaintiff's nationality;

          (iv) the judgment is final under the laws of the State of New York or the applicable procedural rules; and

          (v) the certified copy of the judgment submitted to the Belgian court meets the requirements for being authentic under the laws of the State of New York or the applicable procedural rules.

     With regard to the enforcement of foreign judicial decisions in Belgium, Belgian courts may require an official translation of any documents not drafted in the procedural language used by the Belgian court (i.e., French, Dutch or German). A registration tax of 3% is due on any sum of money exceeding BEF 500,000 to be paid pursuant to a judgment rendered enforceable in Belgium. Both the debtor(s) and the creditor(s) are responsible for the payment of the registration tax, it being understood that the maximum liability of the creditor(s) is fixed at half of the sum for which judgment is given in its (their) favor and of which payment is obtained. In order to secure payment of the registration tax (and possible fines), the tax administration has a priority right on the sums for which judgment is given.

6.5 Article 1154 of the Belgian Civil Code provides that a creditor may not claim interest on overdue interest unless:

          (i) the overdue interest has accrued over a period of at least one year; and

          (ii) the interest has formally been claimed by the creditor, or the debtor has agreed to pay it, after such period has passed.

6.6 Liquidated damages may not be enforceable if they are deemed to constitute a penalty, i.e., when they manifestly exceed the damages which, at the time of signing an agreement, could have been foreseen by the parties as a result of a default under that agreement.

6.7 Clauses which provide for the reimbursement of legal costs, attorney's fees or other expenses in case of disputes may be held invalid and unenforceable.

6.8 Provisions limiting, releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves willful negligence or misconduct, fraud and unlawful conduct may be unenforceable.

DE BANDT, VAN HECKE, LAGAE & LOESCH


July 31, 2001

     6.9 Where only part of a contract may be enforceable, Belgian law may limit the enforceability of that part of the contract to circumstances in which the unenforceable portion is not an essential part of the contract.

     6.10 Belgian courts are authorized to grant payment terms to debtors in exceptional circumstances.

     6.11 In Belgium, remedies such as specific performance and injunction may not be available.

     6.12 A certificate, determination, notification, opinion or the like might be held by the Belgian courts not to be conclusive, final or binding if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the Comfort Letter to the contrary.

7    Reliance

     This opinion is solely for your benefit and solely for the purpose of the Comfort Letter. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our written consent. A copy may, however, be provided to your legal advisers solely for the purpose of the Comfort Letter and of giving their opinion and subject to the same restrictions.



Yours sincerely,

/s/ Didier Leclercq
---------------------------------------
for Didier Leclercq

                                  EXHIBIT D-3B

                 FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD,
                         SPECIAL COUNSEL TO THE SELLER





















                                     D-3B-1

                    [SIDLEY AUSTIN BROWN & WOOD LETTERHEAD]


                                  July 31, 2001


Salomon Brothers Mortgage                 UBS Warburg LLC
Securities VII, Inc.                      1285 Avenue of the Americas
388 Greenwich Street                      New York, New York 10019
New York, New York 10013

Salomon Smith Barney Inc.                 Moody's Investors Service, Inc.
388 Greenwich Street                      99 Church Street
New York, New York 10013                  New York, New York 10007

Greenwich Capital Markets, Inc.           Standard & Poor's Ratings Services
600 Steamboat Road                        55 Water Street, 41st Floor
Greenwich, Connecticut 06830              New York, New York 10041

J.P. Morgan Securities Inc.               Artesia Mortgage Capital Corporation
270 Park Avenue, 6th Floor                1180 Northwest Maple Street, Suite 202
New York, New York 10017                  Issaquah, Washington 98027

First Union Securities, Inc.              Wells Fargo Bank Minnesota, N.A.
401 South Tryon Street                    45 Broadway, 12th Floor
Charlotte, North Carolina 28288           New York, New York 10006

                Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

                We have acted as special counsel to Artesia Mortgage Capital Corporation ("AMCC") in connection with certain matters relating to the transactions contemplated by that certain Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "Mortgage Loan Purchase Agreement"), between AMCC, as seller, and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII"), as purchaser, and that certain Indemnification Agreement referred to therein (the "Indemnification Agreement"; and, together with the Mortgage Loan Purchase Agreement, the "AMCC Agreements").

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Artesia Mortgage Capital Corporation
Wells Fargo Bank Minnesota, N.A.
July 31, 2001
Page 2


                This opinion letter is being provided to you pursuant to Section 7(h) of the Mortgage Loan Purchase Agreement. Capitalized terms not defined herein have the respective meanings set forth in, or otherwise assigned to them pursuant to, the Mortgage Loan Purchase Agreement. For purposes of this opinion letter, we make reference to that certain letter, dated as of July 25, 2001 (the "Artesia BC Support Letter"), from Artesia Banking Corporation ("Artesia BC") to SBMS VII and Wells Fargo Bank Minnesota, N.A., as trustee, relating to AMCC's obligations under the Mortgage Loan Purchase Agreement.

                For the purposes of this opinion letter, we have reviewed the AMCC Agreements and the Artesia BC Support Letter (collectively, the "Agreements"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters material to this opinion contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or electronic copies, (vi) except as expressly addressed in opinion paragraph 1 below, the due organization of the parties to each of the Agreements and the valid existence of each such entity in good standing under the laws of its jurisdiction of organization, (vii) except as expressly addressed in opinion paragraphs 1 and 4 below, the power and authority of the parties to each of the Agreements to enter into, perform under and consummate the transactions contemplated by such Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) except as expressly addressed by opinion paragraph 2 below, the due authorization by all necessary action, and the due execution and delivery, of each of the Agreements by the parties thereto, (ix) except as expressly addressed in

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Artesia Mortgage Capital Corporation
Wells Fargo Bank Minnesota, N.A.
July 31, 2001
Page 3


opinion paragraphs 3 and 6 below, the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the express provisions of the Agreements.

                When used in this opinion, the term "knowledge" and words of similar import mean that the Sidley Austin Brown & Wood attorneys currently practicing law with this firm who have been actively involved in representing AMCC in connection with any matters relating to the transaction contemplated by the AMCC Agreements, have no current conscious awareness of any contrary facts or information. In that regard, we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

                In delivering this opinion letter, we do not express any opinions concerning the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and, where expressly referred to below, the federal laws of the United States of America (without regard to conflicts of law principles). In addition, we do not express any opinion with respect to the tax, securities or "doing business" laws of any particular jurisdiction or with respect to any matter not expressly addressed below.

                Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Artesia Mortgage Capital Corporation
Wells Fargo Bank Minnesota, N.A.
July 31, 2001
Page 4


purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York; (4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

                Based upon and subject to the foregoing, we are of the opinion that:

                1. AMCC is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform its obligations under the AMCC Agreements.

                2. Each AMCC Agreement has been duly authorized, executed and delivered by AMCC.

                3. The Mortgage Loan Purchase Agreement constitutes a valid, legal and binding agreement of AMCC, enforceable against AMCC in accordance with its terms.

                4. The execution, delivery and performance of the AMCC Agreements by AMCC will not conflict with or result in a violation of any federal or State of New York statute or regulation generally applicable to domestic corporations in connection with transactions of the type contemplated by the AMCC Agreements.

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Artesia Mortgage Capital Corporation
Wells Fargo Bank Minnesota, N.A.
July 31, 2001
Page 5


                5. To our knowledge, no consent, approval, authorization or order of any federal or State of New York court, agency or other governmental body is required for the consummation by AMCC of the transactions contemplated by the terms of the AMCC Agreements.

                6. The Artesia BC Support Letter constitutes a valid, legal and binding agreement of Artesia BC, enforceable against Artesia BC in accordance with its terms.

                The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is being delivered solely for your benefit in connection with the transactions contemplated by the AMCC Agreements. Accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

                                                Very truly yours,

                                  EXHIBIT D-3C

                            FORM OF LETTER RELATING
                 TO DISCLOSURE FROM SIDLEY AUSTIN BROWN & WOOD,
                         SPECIAL COUNSEL TO THE SELLER




























                                     D-3C-1

                     [SIDLEY AUSTIN BROWN & WOOD LETTERHEAD]


                                  July 31, 2001


Salomon Brothers Mortgage                       J.P. Morgan Securities Inc.
   Securities VII, Inc.                         270 Park Avenue, 6th Floor
388 Greenwich Street                            New York, New York 10017
New York, New York 10013

Salomon Smith Barney Inc.                       First Union Securities, Inc.
388 Greenwich Street                            401 South Tryon Street
New York, New York 10013                        Charlotte, North Carolina 28288

Greenwich Capital Markets, Inc.                 UBS Warburg LLC
600 Steamboat Road                              1285 Avenue of the Americas
Greenwich, Connecticut 06830                    New York, New York 10019


                Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

                We have acted as special counsel to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), Salomon Brothers Realty Corp. ("SBRC"), Greenwich Capital Financial Products, Inc. ("GCFP") and Artesia Mortgage Capital Corporation ("AMCC") in connection with certain matters relating to the following transactions (collectively, the "Transactions"):

                (i) the sale by SBRC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "SBRC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "SBRC Mortgage Loan Purchase Agreement"), between SBRC and the Depositor;

                (ii) the sale by GCFP, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "GCFP Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "GCFP Mortgage Loan Purchase Agreement"), between GCFP and the Depositor;

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
July 31, 2001
Page 2


                (iii) the sale by AMCC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "AMCC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of July 25, 2001 (the "AMCC Mortgage Loan Purchase Agreement"), between AMCC and the Depositor;

                (iv) the creation of a common law trust (the "Trust") and the issuance of an aggregate $952,694,296 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates"), consisting of 20 classes designated Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class Y, pursuant to that certain Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Midland Loan Services, Inc., as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and The Chase Manhattan Bank, as certificate administrator and tax administrator;

                (v) the conveyance of the SBRC Mortgage Loans, the GCFP Mortgage Loans and the AMCC Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates; and

                (vi) the sale by the Depositor, and the purchase by Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), UBS Warburg LLC ("UBSW"), First Union Securities, Inc. ("First Union") and J.P. Morgan Securities Inc. ("J.P. Morgan"; and, together with SSBI, Greenwich Capital, UBSW and First Union in such capacity, the "Underwriters"), of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates"), pursuant to that certain Underwriting Agreement, dated as of July 25, 2001 (the "Underwriting Agreement"), between the Depositor and the Underwriters.

                The SBRC Mortgage Loan Purchase Agreement, the GCFP Mortgage Loan Purchase Agreement and the AMCC Mortgage Loan Purchase Agreement are collectively referred to herein as the "Mortgage Loan Purchase Agreements". The Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement and the Underwriting Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
July 31, 2001
Page 3


                For the purposes of this letter, we have reviewed: the Agreements; the Depositor's registration statement on Form S-3 (No. 333-63752) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"); the Prospectus, dated July 13, 2001, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus"); and the Prospectus Supplement, dated July 25, 2001, specifically relating to the Trust and the Publicly Offered Certificates (including all exhibits and annexes thereto, the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the statements made in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the respective parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for the statements made in this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or electronic copies, (vi) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (vii) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (viii) compliance with the Agreements by the parties thereto, (ix) the conformity, to the requirements of the Pooling and Servicing Agreement and the respective Mortgage Loan Purchase Agreements, of the Mortgage Notes, the Mortgages and the other documents relating to the Mortgage Loans delivered to the Custodian by, on behalf of or at the direction of the Depositor, SBRC, GCFP and AMCC, (x) the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us, and (xi) the absence of any agreement that supplements or otherwise modifies the express terms of the Agreements. In rendering this letter, we do not make any statement concerning the laws of any jurisdiction other than the federal laws of the United States of America.

                In the course of acting as special counsel to the Depositor, SBRC, GCFP and AMCC in connection with the preparation of the Prospectus, we have generally reviewed and discussed with certain representatives of the Depositor, SBRC, GCFP, AMCC, SSBI, Greenwich

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
July 31, 2001
Page 4


Capital and the other parties to the Agreements and their respective counsel (in addition to us) the information set forth in the Prospectus, other than any documents or information incorporated by reference in the Prospectus. In addition, we have reviewed loan summaries delivered to us by SBRC, GCFP and AMCC with respect to the SBRC Mortgage Loans, the GCFP Mortgage Loans and the AMCC Mortgage Loans, respectively; and we have undertaken a limited review of copies of certain environmental insurance policies and other selected Mortgage Loan documents with respect to certain SBRC Mortgage Loans, GCFP Mortgage Loans and AMCC Mortgage Loans. While we have not otherwise made any independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention that causes us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we make no statement as to: (i) any accounting, financial or statistical data or other information of that nature contained in or omitted from the Registration Statement or the Prospectus; (ii) any documents or information incorporated by reference in the Registration Statement or the Prospectus; or (iii) any information on or omitted from the diskette that accompanies the Prospectus. In that connection, we advise you that we have, as to materiality, relied to the extent we deemed appropriate upon the judgment of officers and representatives of the Depositor, SBRC, GCFP and AMCC. In addition, in that connection, we call to your attention that, with your knowledge and consent, except as stated above, we have not examined or otherwise reviewed any of the Mortgage Files, Servicing Files or any particular documents contained in such files or any other documents with respect to the Mortgage Loans.

                When used in this letter, the term "attention" or any other word or phrase of similar import means the conscious awareness of facts or other information of solely those attorneys who are currently practicing law with Sidley Austin Brown & Wood and have been actively involved in representing the Depositor, SBRC, GCFP and AMCC in connection with any matters relating to the Transactions. With your permission, no attempt was made by such attorneys to gather information from any other attorneys currently practicing law with Sidley Austin Brown & Wood that may have represented the Depositor, SBRC, GCFP, AMCC or any of their respective affiliates in other matters or to review any files associated with those matters.

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
First Union Securities, Inc.
UBS Warburg LLC
J.P. Morgan Securities Inc.
July 31, 2001
Page 5


                This letter is being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the statements made herein. This letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.

                                                 Very truly yours,

                                   EXHIBIT M

                      SCHEDULE OF DESIGNATED SUB-SERVICERS

                            [See Attached Schedule]

                                                                Cut-off Date        Retained Sub-
Control Number  Loan Number         Loan/Property Name             Balance       Servicing Fee Rate       Sub-Servicer
----------------------------------------------------------------------------------------------------------------------------------
     190       10728          Menlo Office Buildings             4,377,223.96        0.070%           Continental Wingate
     162       11517          Candlewood Suites - Dallas         6,064,169.12        0.070%           Continental Wingate
                              Market Center
     111       11806          Greenhouse Marketplace            13,471,740.81        0.070%           Continental Wingate
                              Shopping Center
     263       11892          Lamps Plus                         1,296,836.29        0.070%           Continental Wingate
     189       11932          North Melrose Self Storage         4,391,230.10        0.070%           Continental Wingate
     106       11965          Union Square Marketplace          15,936,243.71        0.070%           Continental Wingate
                              Shopping Center
     108       11980          Metro Park                        15,438,959.72        0.070%           Continental Wingate
     133       11995          Vineyard Shopping Center           8,432,475.18        0.070%           Continental Wingate
     107       12014          Sterling Plaza Shopping Center    15,567,216.20        0.070%           Continental Wingate
     205       12125          Raymour & Flanigan Shopping        3,742,077.27        0.070%           Continental Wingate
                              Center
     128       6202615        1050 Wall Street West              8,976,233.52        0.090%           L.J. Melody & Company
     232       6603066        White Pine Shopping Center         2,785,934.78        0.080%           Financial Federal Savings Bank
     175       6603357        Sheridan Park Apartments           5,296,450.46        0.090%           L.J. Melody & Company
     200       6603359        Woodside Park Apartments           4,043,844.76        0.090%           L.J. Melody & Company
     119       6603513        The Corporate Forum               10,054,191.01        0.075%           L.J. Melody & Company
     252       6603533        Park at Palmdale                   1,715,473.42        0.090%           L.J. Melody & Company
     194       6604126        Foxborough Business Park           4,189,725.64        0.125%           GMAC Commercial Mortgage Corp.
     118       6604209        95 Metcalf Square                 10,848,377.84        0.125%           GMAC Commercial Mortgage Corp.
     179       6604276        11511 Katy Freeway                 5,058,727.69        0.125%           GMAC Commercial Mortgage Corp.
     134       6604431        Annandale Gardens                  8,407,841.13        0.040%           Financial Federal Savings Bank
     141       6604469        Bowles Village Shopping Center     8,126,304.63        0.125%           GMAC Commercial Mortgage Corp.
     126       6604500        Bent Tree Apartments               9,112,114.42        0.040%           Capstone Realty Advisors
     202       6604564        Nashville Commons Shopping         3,966,199.43        0.100%           GMAC Commercial Mortgage Corp.
                              Center
     121       6605095        Shaker Square Shopping Center      9,574,329.44        0.090%           L.J. Melody & Company
     207       6605269        Village Crossing Shopping Center   3,683,531.94        0.100%           GMAC Commercial Mortgage Corp.
     109       6605538        Plaza Gardens                     14,933,182.52        0.100%           GMAC Commercial Mortgage Corp.
     161       6605603        Los Gatos Professional Building    6,076,584.91        0.090%           L.J. Melody & Company
     151       7000086        Mitchell Lofts                     7,086,739.37        0.090%           L.J. Melody & Company
     168       7000140        764 Miami Circle                   5,982,555.88        0.090%           L.J. Melody & Company



                                                                             Retained Sub-
Control        Loan                                         Cut-off Date      Servicing
Number        Number     Loan/Property Name                   Balance          Fee Rate                      Sub-Servicer
------------------------------------------------------------------------------------------------------------------------------------
129            7000172   Shadow Ridge Apartments            8,947,073.85        0.050%              L.J. Melody & Company
123            7000230   Peninsula Storage Center           9,295,893.58        0.090%              L.J. Melody & Company
186            7000274   Deer Valley Marketplace            4,680,040.59        0.090%              L.J. Melody & Company
146            7001018   Long Beach Corporate Square        7,466,306.56        0.090%              L.J. Melody & Company
120            7001068   Coral Palm Plaza                   9,747,854.92        0.125%              GMAC Commercial Mortgage Corp
163            7001092   Shady Oak I                        3,265,910.15        0.075%              L.J. Melody & Company
221            7001124   Marmalade Square Apartments        3,235,212.52        0.090%              L.J. Melody & Company
164            7001126   Golden Valley II                   2,787,972.04        0.075%              L.J. Melody & Company
144            7001127   6820 Shingle Creek Parkway         4,221,786.29        0.075%              L.J. Melody & Company
145            7001128   6840 Shingle Creek Parkway         3,265,910.15        0.075%              L.J. Melody & Company
169            7001223   Sagepointe Center                  5,972,349.97        0.090%              L.J. Melody & Company
173            7001350   2282-2286 Broadway                 5,492,600.09        0.090%              L.J. Melody & Company
154            7001411   Landmark Entertainment Building    6,671,403.56        0.125%              GMAC Commercial Mortgage Corp.
170            7001420   705 Westech Office Building        5,579,379.10        0.090%              L.J. Melody & Company
253            7001452   302 West 12th Street               1,697,712.76        0.090%              L.J. Melody & Company
116            7001469   Westford Technology Park II       11,797,438.31        0.075%              L.J. Melody & Company
195            7001485   1178 Sonora Court                  4,188,908.98        0.090%              L.J. Melody & Company
247            7001500   Tatum Ranch Center                 1,992,275.75        0.090%              L.J. Melody & Company
230            7001525   Park Villa Apartments              2,888,489.44        0.125%              GMAC Commercial Mortgage Corp.
157            7002031   Maxwell Village Shopping Center    6,586,184.41        0.125%              GMAC Commercial Mortgage Corp.
158       010-00000655   Downtowner Office Building         6,508,830.69        0.040%              Financial Federal Savings Bank
266       010-00000656   Montlimar Square Office Building   1,280,398.11        0.040%              Financial Federal Savings Bank
246       010-00000667   Shelton Park Apartments            2,044,721.45        0.090%              Laureate Capital, LLC
264       010-00000669   Jackson Square Apartments          1,296,736.90        0.100%              Laureate Capital, LLC
135         03-0810422   Westfield Stop & Shop              8,367,486.86        0.070%              Holliday Fenoglio Fowler, L.P.
214         03-0812050   Ramada Limited - Northville        3,398,169.61        0.050%              Bernard Financial Group
127         03-0812058   Quail Run                          9,070,963.46        0.050%              Bernard Financial Group
172         03-0812068   Century Office Building            5,493,053.08        0.050%              Bernard Financial Group